As filed with the Securities and Exchange Commission on March 29, 2019
Registration No. 333-219412
UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
Post-Effective Amendment No. 4
FORM S-1
Registration Statement Under The Securities Act Of 1933
Great-West Life & Annuity Insurance Company
Exact Name of Registrant as Specified in its Charter)
Colorado	6311	84-0467907
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code)	(I.R.S. Employer Identification Number)
(8515 East Orchard Road, Greenwood Village, Colorado 80111 (800) 537-2033
(Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant’s Principal Executive Offices)
Robert L. Reynolds President and Chief Executive Officer Great-West Life & Annuity Insurance Company 8515 East Orchard Road Greenwood Village, CO 80111 (800) 537-2033	Copy to: Stephen E. Roth, Esq Eversheds Sutherland (US) LLP 700 Sixth Street, N.W. Washington, DC 20001-3980
(Name, Address, Including Zip Code, and Telephone Number, Including Area Code, of Agent for Service)
Approximate date of commencement of proposed sale to the public: Continuously on and after the effective date of this Registration Statement.
If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box.         x
If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of earlier effective registration statement for the same offering.
If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.
If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.
Large Accelerated Filer	Accelerated Filer
Non-Accelerated Filer x	Smaller Reporting Company
Emerging growth company

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.
CALCULATION OF REGISTRATION FEE
Title of Each Class of Securities to be Registered	Amount to be Registered	Proposed Maximum Offering Price Per Unit*	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee**
Interests in Single Premium Deferred Variable Annuity Contract	N/A	N/A	$300,000,000.00	$37,350.00
*	The securities are not issued in predetermined amount or units.
**	Previously paid.

Great-West Capital ChoiceTM Advisor
Individual Single Premium Deferred
Index-Linked Annuity Contract
Issued by:
Great-West Life & Annuity Insurance Company
8515 East Orchard Road
Greenwood Village, CO 80111
Tel. (866) 543-7899
April 26, 2019

This prospectus describes the Great-West Capital ChoiceTM Advisor Individual Single Premium Deferred Index-Linked Annuity Contract (the Contract) issued by Great-West Life & Annuity Insurance Company that is designed for retirement or other long term investment purposes.
The Contract offers index-linked investment options (Strategies) that provide returns (Strategy Credits) based on the performance of one or more broad based securities indices (Reference Indices). The Strategy Credit is paid by Great-West Life & Annuity Insurance Company (the Company, we or us) and is subject to the Company’s claims paying ability. We calculate the Strategy Credit based on the changes in the value of the index referenced by the Strategy. Currently the Strategies calculate Strategy Credits based on the S&P 500® Price Return Index (S&P 500 Index), MSCI EAFE Price Return Index (MSCI EAFE Index), Russell 2000® Price Return Index (Russell 2000 Index), and NASDAQ-100® Price Return Index (NASDAQ Index).
The Contract also offers several Strategy Credit calculation methods (Crediting Factors) that provide different potential for investment gains and protections against investment loses. All Crediting Factors are composed either of a Floor and Cap or a Buffer and Cap. The Cap establishes the maximum Strategy Credit that may be paid on the Strategy, and a Floor or the Buffer establishes the level of protection from a negative Strategy Credit as a result of a decline in the value of the index referenced (Reference Index) by the selected Strategy. The Floor and Buffer, for each Strategy, will be guaranteed for the life of the Contract. The Cap for each Strategy will be declared on the Effective Date and re-declared prior to each Contract Anniversary thereafter.
Amounts allocated to any Strategy will fluctuate in value based on the performance of the Reference Index and the Crediting Factor of the Strategy that you select. You may lose money that you allocate to a Strategy. Depending on the performance of the Reference Index and the Crediting Factor of the Strategy you select, such loss may be significant. In addition, withdrawals from the Contract may be subject to a Market Value Adjustment (MVA), which may reduce the amount you receive.
Great-West Life & Annuity Insurance Company is not an investment adviser and does not provide any investment advice to you with respect to the Contract.
Prospective purchasers may apply to purchase a Contract through GWFS Equities, Inc. (GWFS Equities), the principal underwriter for the Contract or other broker-dealers that have entered into a selling agreement with GWFS Equities.
Index-linked annuity contracts are complex insurance and investment vehicles. Before you invest, you should speak with a financial professional about the Contract’s features, benefits, risks and fees and whether the Contract is appropriate for you based on your financial situation and objectives.
The prospectus describes all material rights and obligations under the Contract. You should study this prospectus and retain it along with a copy of the Contract for future reference.
All guarantees under the Contract are obligations of Great-West Life & Annuity Insurance Company and are subject to the creditworthiness or financial strength of Great-West Life & Annuity Insurance Company.
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For additional information on risks associated with owning the Contract see “Risk Factors” beginning on page 8.
Neither the Securities and Exchange Commission (SEC) nor any state securities commission has approved or disapproved these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.
This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.
The Contract:
•	Is NOT a bank deposit
•	Is NOT FDIC insured
•	Is NOT insured or endorsed by a bank or any government agency
•	Is NOT available in every state
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GLOSSARY OF SIGNIFICANT TERMS
Accumulation Period – The period of time between the Effective Date and the Payment Period, unless the Contract is terminated.
Administrative Office – 8515 East Orchard Road, Greenwood Village, CO 80111; (866) 543-7899.
Annuitant (Joint Annuitant) – The natural person(s) upon whose life (or lives) determine the amount of Income Payments under the Contract.
Annuity Commencement Date – The date that Income Payments begin.
Annuity Payment Option(s) – An option to receive Income Payments during the Payment Period.
Contract Base Withdrawal–The amount of Contract Base that is withdrawn as the result of a Request for a partial withdrawal.
Beneficiary – The Beneficiary is the person(s) or entity you designate on the Effective Date to receive any death benefit. You can change the Beneficiary or contingent Beneficiary at any time before your death unless you name an irrevocable Beneficiary.
Buffer – The maximum negative Index Performance in a selected Reference Index that we absorb before applying a negative Strategy Credit. A Crediting Factor offering the same Buffer will be available each Contract Year during the Accumulation Period.
Business Day – Any day, and during the hours, on which the New York Stock Exchange is open for trading. In the event that a date falls on a non-Business Day, the date of the following Business Day will be used.
Cap – The maximum positive Index Performance that we may use to determine the Strategy Credit. The Cap may change each Contract Year.
Code – The Internal Revenue Code of 1986, as amended, and all related laws and regulations which are in effect during the term of the Contract.
Company – Great-West Life & Annuity Insurance Company, the issuer of the Contract (also referred to as “we”, “us,” or “our”).
Consultant– One or more investment managers or financial advisors designated by Owner or Joint Owner to provide advisory services to an Owner (or Joint Owner). Consultants may be registered as investment adviser representatives.
Contract – The individual single premium index-linked deferred annuity contract described by this prospectus.
Contract Anniversary – Any twelve-month anniversary of the Effective Date of the Contract.
Contract Base – The sum of the Strategy Base(s).
Contract Fee – An amount deducted from your Contract Value on the Strategy Term End Date. The Contract Fee is equal to the sum of the Strategy Fee(s).
Contract Value – On any Business Day it is equal to the sum of all Strategy Values.
Contract Year – Any twelve-month period beginning on the Effective Date or Contract Anniversary and ending on day before the next Contract Anniversary.
Crediting Factors – The Cap and Floor or Buffer that you select, which we use to calculate the Strategy Credit for a Strategy.
Distributions – Amounts paid pursuant to terms of the Contract, including surrenders, partial withdrawals, Income Payments and Death Benefits.
Due Proof of Death - Proof of death satisfactory to us. Such proof may consist of the following if acceptable to us: a) a certified copy of the death record; b) a certified copy of a court decree reciting a finding of death; c) any other proof satisfactory to us.
Effective Date – The date from which Contract Anniversaries are determined, as stated on your contract data page.
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Floor – The maximum negative Index Performance that we may use to determine the Strategy Credit. Crediting Factors offering the same Floors will be available each Contract Year during the Accumulation Period.
Good Order – A request, including an application, is in Good Order if it contains all the information we require to process the request. If we require information to be provided in writing, Good Order also includes providing information on the correct form, with any required certifications, guarantees, and/or signatures received by us after delivery to the correct mailing, email, or website address, which are all listed on this prospectus.
Grantor– The natural person who is treated under Sections 671 through 679 of the Code as owning the assets of a Grantor Trust. Generally, the Grantor is the creator of the trust relationship and is responsible for any tax liability on trust assets. All Grantors must be natural persons.
Grantor Trust – A trust, the assets of which are treated under Sections 671 through 679 of the Code as being owned by the Grantor(s). We allow a Grantor Trust to be an Owner only if it either has a single Grantor who is a natural person, or two Grantors who are one another’s Spouse as of the Effective Date. Generally, if a trust is a Grantor Trust, the Grantor is treated as the owner of the trust assets, the trust is disregarded as a separate tax entity, and all income is taxed to the Grantor.
Gross Withdrawal – The amount of Contract Value withdrawn as a result of a Request for a partial withdrawal.
Hardship Waiver – The waiver of an MVA on a full withdrawal (surrender) related to the Nursing Home or Hospital waiver or Terminal Illness waiver.
Hospital – A facility that is licensed and operated as a Hospital according to the law of the jurisdiction in which it is located.
Income Payments – A series of payments made by us during the Payment Period which we guarantee as to dollar amount.
Index Performance–On any Business Day, the percentage change in the Index Value of the Reference Index of the selected Strategy as measured from the Strategy Term Start Date.
Index Value – The closing value of the Reference Index (Indices) as of the current Business Day.
Interest MVA Indices – The indices used to determine the rates used to calculate the Strategy Interest MVA Factor. The rates at the beginning of the Interest MVA Term are shown on the Contract Data Page.
Interest MVA Term – A six (6) year period that begins on the Contract Effective Date during which the formula used to calculate the Strategy Interest MVA Factor is fixed. The Interest MVA Term renews every six (6) years for the life of the Contract. The Strategy Interest MVA Factor may result in an adjustment to a Gross Withdrawal on any day, including a Strategy Term End Date, except an Interest MVA Term End Date.
Interest MVA Term End Date – The last day of the Interest MVA Term.
Interest MVA Term Start Date–The first day of the Interest MVA Term. On the Contract issue date, the Interest MVA Term Start Date is the Effective Date. At the end of the initial MVA Term, the Contract will renew into a new Interest MVA Term of the same length. The Interest MVA Term Start Date of the renewal Interest MVA Term is the Interest MVA Term End Date of the prior Interest MVA Term.
IRA Account – The traditional Roth or other Individual Retirement Account established for the Contract Owner and the Contract Owner’s beneficiaries, for which a Contract is issued.
1940 Act – The Investment Company Act of 1940, as amended.
Market Value Adjustment (MVA) – An adjustment that we will apply to a Gross Withdrawal, in excess of the free annual withdrawal amount, during the Accumulation Period. The MVA helps offset our costs and risks of selling fixed income securities and derivative instruments purchased to support the guarantees under your Contract. The MVA may be positive, negative or zero. This means that the MVA may increase, decrease, or not change the amount payable to you upon surrender or partial withdrawal.
The MVA is comprised of two components, the Strategy Interest MVA Factor and the Strategy Index MVA Factor. The Strategy Index MVA Factor may result in an adjustment on any date except a Strategy Term End Date when it will equal zero. In contrast, the Strategy Interest MVA Factor may result in an adjustment to a Gross Withdrawal on any day, including a Strategy Term End
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Date, except the Strategy Interest Term End Date, which occurs once every six years. The Strategy Interest MVA Factor will apply to any Gross Withdrawal throughout the Interest MVA Term except on the Strategy Interest Term End Date.
Non-Grantor Trust – A trust in which the grantor has relinquished control over trust assets and in which trust assets do not form a part of the grantor’s estate. A Non-Grantor Trust must be issued a Tax Identification Number in order to qualify as Owner of the Contract.
Non-Qualified Contract – A Contract that is not qualified for special tax treatment under sections of the Code.
Nursing Home – A facility that is licensed and operates as a nursing facility according to the law of jurisdiction in which it is located.
Owner (Joint Owners) – The person(s) or entity designated on the Effective Date and named in the Contract who may exercise all rights granted by the Contract, subject to the rights of any irrevocable Beneficiary (also referred to as “you” or “your”). The Owner must be either a natural person, an IRA custodian or trustee, a Grantor Trust, or a Non-Grantor Trust. If the Owner is a Grantor Trust, all references to the life, age, or death of the Owner pertain to the life, age, or death of the Grantor(s). If the Owner is a Non-Grantor Trust, all references to the life, age, or death of the Owner pertain to the life, age, or death of the Annuitant, and where there are Joint Annuitants, shall pertain to the older Joint Annuitant.
Payee – The person or entity who receives Income Payments during the Payment Period.
Payment Period – The phase of the Contract when Income Payments begin.
Premium Tax – The amount of tax, if any charged by the state or municipality.
Purchase Payment – The amount paid to us under the Contract as consideration for the benefits it provides. The Purchase Payment is equal to the amount of single premium paid or contract value exchanged for the Contract and subsequently reduced by the Gross Withdrawal of any partial withdrawal, including any free annual withdrawal amount and required minimum distributions (RMDs).
Qualified Contract – A Contract that qualifies for special tax benefits under the Code, such as a Code Section 408(b) Individual Retirement Annuity (IRA).
Reference Index (Indices) – One (or more) of the third-party broad based securities indices available to you under your Contract.
Request – An inquiry or instruction in a form satisfactory to Great-West. A valid Request must be: (i) received by Great-West at the Administrative Office in good order; and (ii) submitted in accordance with the provisions of the Contract, or as required by Great-West. The Request is subject to any action taken by Great-West before the Request was processed. A written Request will be deemed to include electronic mail transmissions only if: such transmissions include PDF or other facsimile transmissions clearly reproducing the manual signature, and such transmission is sent to the designated address for Great-West (AnnuityOperations@greatwest.com).
Securities Act – The Securities Act of 1933, as amended.
Separate Account – Index Linked Annuity Series Account– GWLA, the segregated asset account, established by Great-West under Colorado Law in which we hold reserves for our guarantees under the Contract and our other general obligations. The portion of the assets of the separate account equal to the reserves and other contract liabilities with respect to the separate account will not be chargeable with liabilities arising out of any other business we may conduct. As owner of the Contract, you do not participate in the performance of assets held in the Separate Account and do not have any direct claim on them. The Separate Account is not registered under the Investment Company Act of 1940.
Spouses – Individuals who are recognized as legally married under federal law.
Strategy(ies) – The combination of a selected Reference Index and a Crediting Factor to which you may allocate your Contract Value.
Strategy Base–The amount on which the Strategy Credit and Strategy Fees are calculated and, as may be applicable, either assessed or applied. On the Effective Date, the Strategy Base is set equal to the Purchase Payment allocated to that Strategy. After the Effective Date, the Strategy Base is set equal to the Strategy Value as of the current Strategy Term Start Date.
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Strategy Base Withdrawal – The amount of Strategy Base that is withdrawn as a result of a Request for a partial withdrawal.
Strategy Credit – The amount credited on each Contract Anniversary and at time of partial withdrawal, surrender, death and annuitization.
Strategy Credit Rate – The rate used to determine the Strategy Credit applied to the Strategy Value.
Strategy Fee – The pro rata amount of the Contract Fee applied to a Strategy on the Strategy Term End Date. A portion of the Strategy Fee will be assessed on a partial withdrawal, surrender, annuitization and upon the death of the Owner that occurs before the Strategy Term End Date.
Strategy Gross Withdrawal – The amount of Strategy Value withdrawn as a result of a Request for a partial withdrawal.
Strategy Index MVA Factor – The factor used, in combination with the Strategy Interest MVA Factor, to calculate the Strategy MVA.
Strategy Interest MVA Factor – The factor used, in combination with the Strategy Index MVA Factor, to calculate the Strategy MVA.
Strategy MVA – The MVA calculated for each Strategy, when a Gross Withdrawal in excess of the free annual withdrawal amount is taken from the Contract. The sum of the Strategy MVA(s) is equal to the MVA.
Strategy Term – A 12-month period beginning on the Strategy Term Start Date and ending when the Strategy Credit is applied on the Strategy Term End Date.
Strategy Term End Date – The last day of the Strategy Term.
Strategy Term Start Date – The first day of the Strategy Term. The first Strategy Term Start Date is the Contract Effective Date. Thereafter, the Contract will renew into a new Strategy Term of the same length, and the Strategy Term Start Date is the Strategy Term End Date of the prior Strategy Term.
Strategy Value – On any Business Day, the total value of all the Owner’s interests in a particular Strategy, prior to any MVAs.
Surrender Value – The amount you are entitled to receive under this Contract, in the event this Contract is terminated during the Accumulation Period. It is equal to your Contract Value and adjusted for any MVA.
Underlying IRA Holder – The natural person who is treated under the Code as having a beneficial interest in the assets of a custodial or trusteed IRA Account.
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SUMMARY
This summary highlights some of the more significant aspects of the Contract. You’ll find more detailed information about these topics throughout the Prospectus and in your Contract. Please keep both of this Prospectus and your Contract for future reference.
What are the key features of the Contract?
The Contract is an individual single premium deferred index-linked annuity contract issued by the Company for retirement and other long-term investment purposes. The Contract is designed for investors who seek potentially higher returns than traditional fixed annuity contracts with a level of protection for their principal. It offers a variety of Strategies that credit interest based on the performance of one of several broad based Indices and Crediting Factors that provide different potential for positive Strategy Credits and protection against negative Strategy Credits.
The Contract can be owned in the following ways:
•	Sole Owner who is an individual or trust with a natural person as grantor.
•	Sole Owner who is an individual and his or her spouse as the joint owner or trust with a natural person and his or her spouse as grantors (available for Non-Qualified Contracts only).
The Contract has two periods, an Accumulation Period and a Payment Period. During the Accumulation Period, you will receive Strategy Credits on a tax-deferred basis that is based on the performance of the Reference Indices and Crediting Factors of the Strategies that you select. One or more of the Reference Indices and Crediting Factors may not be available through all financial intermediaries.
Currently, the following Reference Indices are available:
Reference Indices
S&P 500® Price Return Index (S&P 500 Index)
MSCI EAFE Price Return Index (MSCI EAFE Index)
Russell 2000® Price Return Index (Russell 2000 Index)
NASDAQ-100 ® Price Return Index (NASDAQ Index)
For each Reference Index, you may select among the following Crediting Factors:
Crediting Factors available for each Reference Index
Floor of 0%
Floor of -2.5%
Floor of -5.0%
Floor of -7.5%
Floor of -10.0%
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Buffer of -10.0%
All Crediting Factors that are available at the time you purchase your Contract (including the 0 % Floor) will be available for each Reference Index, including a substituted Reference Index, for the life of your Contract.
A Floor establishes the maximum amount of negative Strategy Credits that may be applied to the Strategy. The Buffer establishes the amount of loss attributable to negative index performance that we will absorb before we apply a negative Strategy Credit to the Strategy. With the exception of the Crediting Factor with a Floor of 0%, the Strategy Credit may be negative if the value of the Strategy’s Reference Index declines. Over multiple Strategy Terms, cumulative negative Strategy Credits for a Strategy may exceed the Floor established by the selected Crediting Factor because a negative Strategy Credit up to the amount of the Floor may be applied on each Strategy Term End Date. For the Crediting Factor that provides a Buffer, a negative Strategy Credit will apply for any decline in the Reference Index in excess of the -10%. Theoretically, the Buffer may result in negative Strategy Credit as high as -90.0% of the Strategy Value. Consequently, selecting the Crediting Factor with the Buffer rather than one of the Crediting Factors with a Floor may result in a large negative Strategy Credit during periods of steep declines in the stock market.
A Crediting Factor with a Floor of 0% will never result in a Strategy Credit of less than zero, which would reduce your Strategy Value. However, the deduction of applicable Contract fees and charges or the application of the MVA may result in a reduction of your Surrender Value below the amount of your Purchase Payment.
Each Crediting Factor will have a corresponding Cap, which we may change each Strategy Term. We will declare the Caps associated with each Crediting Factor, at the time of application and, thereafter, at least fifteen calendar days prior to the expiration of each Strategy Term (Strategy Term End Date). The Cap may be higher, lower, or the same as the Cap offered during the previous year, but will not be less than the minimum Cap of 1.5%. In general, the Cap will be lower for Strategies that offer a Floor or Buffer providing greater protection from negative Index Performance and higher for Strategies that offer less protection from negative Index Performance.
We will send you a letter at least fifteen calendar days prior to your Strategy Term End Date advising you that your Caps are expiring and stating the new Caps that will be available for the next Strategy Term Start Date. You will have the choice of continuing in the Strategy with the new Cap, moving your Contract Value to another Strategy with the same Reference Index and a different Crediting Factor or moving your Contract Value to another available Strategy with a different Reference Index and/or Crediting Factor. If you do not inform us that you want to move your Contract Value to another Strategy, you will stay in the current Strategy subject to the new Cap. If you choose not to allocate your Contract Value to any available Strategy, you may withdraw the Contract Value or surrender the Contract, subject to any applicable MVA.
During the Accumulation Period the Contract is subject to an annual Contract Fee equal to 0.40% of the total value of all your interests in the Strategies and an MVA on any withdrawal in excess of the free annual withdrawal amount or full surrender taken at any time during the Accumulation Period. See “Fees and Charges” and “Market Value Adjustment” for detailed information on these fees, expenses, and adjustments.
The Payment Period commences when you or a designated payee begin receiving income payments under the Contract. Income Payments will start on the Annuity Commencement Date and continue based on the Annuity Payment Option you elect. You may select income payments based on the life of the Annuitant or Joint Annuitant, on the life subject to period certain or any other option acceptable to the Company. The Payment Period ends when we make the last Income Payment under your selected Annuity Payment Option.
Death Benefit
If an Owner dies before the Payment Period, we will pay the Death Benefit to your Beneficiary. The Death Benefit is equal to the greater of the Surrender Value, Contract Value or the Purchase Payment adjusted for withdrawals.
Who should consider purchasing the Contract?
The Contract does not guarantee that the value of the Strategies will remain steady or grow over time. It may lose value and is not appropriate for an investor who is seeking complete protection from downside risk.
The Contract also offers a variety of features common to annuity contracts, such as a free annual withdrawal amount that permits certain yearly withdrawals without incurring an MVA, certain hardship waivers from the MVA, several fixed Annuity Payment
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Options that can provide guaranteed income for life, and the payment of a death benefit to your beneficiary if you die before Income Payments begin.
Furthermore, during the Accumulation Period, your money is invested on a tax-deferred basis meaning that, subject to certain restrictions, you are not taxed on any earnings or other gains in the value of your Contract until you receive Income Payments or take other withdrawals from the Contract. If you use the Contract as a Roth IRA, Strategy Credit may not be taxed if distributed as a qualified distribution. For further information, see “Taxation of the Contract.”
The Company is not an investment adviser and does not provide any investment advice to you in connections with the Contract.
How to Invest?
We refer to amounts you invest as “Purchase Payment.” The minimum Purchase Payment is $5,000; lower Purchase Payments require prior approval from the Company. The Purchase Payment may not exceed $1,000,000 without prior approval from the Company. We reserve the right to accept a lower minimum Purchase Payment or a larger maximum Purchase Payment. You may purchase the Contract in exchange for another insurance contract.
You may allocate your Purchase Payment among the available Reference Indices and Crediting Factor(s). See “The Reference Indices” and “Crediting Factors.”
The Contract is a long-term investment that may be useful as part of a personal retirement plan. If you purchase the Contract as a Qualified IRA annuity contract, or you hold the Contract in an IRA account, early withdrawals may be restricted by the Code and may expose you to tax penalties.
Premium taxes may be applicable in certain states. Premium tax applicability and rates vary by state and may change. We reserve the right to deduct any such tax from the Purchase Payment when received.
Can you cancel your Contract?
After you receive your Contract, you may examine it for at least 10 days or longer if required by your state law (in some states, up to 30 days or longer for replacement annuity contracts), during which time you may cancel your Contract for any reason by delivering or mailing it postage prepaid to:
Great-West Life & Annuity Insurance Company
Annuity Administration
8515 East Orchard Road, 8T2
Greenwood Village, CO 80111
If you exercise your right to cancel, the Contract will terminate and we will refund your Contract Value or Purchase Payment as required by applicable state or federal law. If you purchase the Contract as a Qualified IRA annuity contract or hold it in an IRA account, federal law requires that we refund your Purchase Payment. Some states also require us to return your Purchase Payment on the exercise of your right to cancel the Contract. If we are required to return your Purchase Payment on the exercise of your right to cancel the Contract, we will allocate your Purchase Payments to a fixed investment option with a minimum guaranteed interest rate of 1% during the Right to Cancel Period. Otherwise, we will allocate your Purchase Payment to the Strategy(ies) that you select.
Does the Contract vary by state?
Contracts issued in your state may provide different features and benefits from, and impose different costs than, those described in this prospectus because of state law variations. These differences include, among other things, free look rights, issue age limitations, and the general availability of certain features. This prospectus describes the material rights and obligations of an Owner. It also sets forth the maximum fees and charges for all Contract features and benefits. See “Fees and Expenses”. Material state variations to the Contract, as well as state variations to the Right to Cancel, are disclosed in the attached Appendix C. You should read and retain your Contract, amendments, and/or endorsements along with a copy of this prospectus.
How can you access your Contract Value?
You may access your Contract Value by surrendering the Contract or taking a partial withdrawal. A surrender or partial withdrawal will be adjusted for Strategy Credit(s) based on the performance of the selected Strategy(ies) from the beginning of the Contract Year to the date of the surrender or withdrawal, which may increase or decrease your surrender or withdrawal
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proceeds. If you take a partial withdrawal in excess of the free annual withdrawal amount or a fully surrender the Contract at any time during the Accumulation Period, your withdrawal or Surrender Value will be subject to an MVA. See “Market Value Adjustment.” Even if Strategy Credits are positive the deduction of the Contract fees and charges and the application of the MVA may reduce your Surrender Value below your Purchase Payment.
The MVA is comprised of two components, the Strategy Interest MVA Factor and the Strategy Index MVA Factor, which relate to the fixed income securities and derivative contracts used to support the Contract. The MVA Factors approximate the change in value of the assets that we must sell to fund your withdrawal.
•	The Strategy Interest MVA Factor is subject to a six year term that begins on the Contract Effective Date and renews every six years for the life of your Contract through the Accumulation Period. The Strategy Interest MVA Factor may result in an adjustment to a Gross Withdrawal taken on any day, including a Strategy Term End Date, except a Strategy Interest Term End Date, which occurs once every six years.
•	The Strategy Index MVA Factor may result in an adjustment to a Gross Withdrawal on any day, except a Strategy Term End Date. On any Strategy Term End Date the Strategy Term Index Factor will equal zero and will not result in any related adjustment to the Gross Withdrawal.
The MVA, however, will not apply in the following circumstances:
•	Withdrawals each year up to a free annual withdrawal amount that is equal to 10% of your remaining Purchase Payment, beginning in Contract Year 2, which is your initial Purchase Payment reduced by the Gross Withdrawal of any partial withdrawal, including free annual withdrawal amounts and required minimum distributions (RMDs).
•	Hardship Waiver, as applied to a surrender, due to a terminal illness or being confined to a nursing home or hospital for an extended period of time.
•	Partial withdrawals taken as RMDs under the Code from a Qualified IRA annuity contract or from a Contract held in an IRA account.
RISK FACTORS REGARDING THE CONTRACT
There are a number of risks associated with the Contract as described below. You should carefully consider the following factors, in addition to the other information set forth in the prospectus, prior to purchasing the Contract.
Risk of Loss
There is a risk of substantial loss of your principal depending upon the Strategy(ies) to which you allocated your Contract Value. Negative performance of the Reference Index may cause your Strategy Credit to be negative after application of the Buffer, or negative down to the amount of the Floor. If the selected Reference Index related to a Strategy declines, you will bear the portion of the loss down to the amount of the Floor or in excess of the Buffer, as applicable. Because the Strategy Credit is based on the change in value of the Reference Index between the Strategy Term Start Date and the Strategy Term End Date, it could be substantially less or different than the overall performance of the Reference Index during the Strategy Term.
Liquidity Risk
We designed the Contract to be a long-term investment that you can use to help build and provide for retirement. We permit a free annual withdrawal amount that allows you to withdraw up to 10% of your Purchase Payment (excluding partial withdrawals for RMDs, if any) each Contract Year, beginning in Contract Year 2, during the Accumulation Period. However, if you need to withdraw money from your Contract in excess of the free annual withdrawal amount, the withdrawal amount will be subject to the MVA.
Limitation on Allocations among Strategies
You may re-allocate your Strategy Value among available Strategies only on each Contract Anniversary during the Accumulation Period. We may change the Cap applicable to each Strategy effective on your Contract Anniversary. We will send you a letter at least fifteen (15) days before your Contract Anniversary notifying you of your upcoming Contract Anniversary and declaring the new Caps for each Strategy offered under your Contract. The new Cap may be as low as the minimum Cap of 1.5%. You will have the choice of continuing in the Strategy with the new Cap, moving your Strategy Value to another Strategy with the same Reference Index and a different Crediting Factor or moving your Strategy Value to another Strategy with a different Reference Index. If you do not inform us that you want to move your Contract Value to another Strategy, you will stay in the current Strategy
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subject to the new Cap. If you choose not to allocate your Strategy Value to any available Strategy, you may make a partial withdrawal or surrender your Contract, subject to any applicable MVA.
Risks Associated with the Reference Indices
The historical performance of the Reference Indices does not guarantee future results. Because the S&P 500® Price Return Index, the MSCI EAFE Price Return Index, the Russell 2000® Price Return Index, and the NASDAQ-100® Price Return Index are each comprised of a collection of equity securities, in each case the value of the component securities is subject to market risk, or the risk that market fluctuations may cause the value of the component securities to go up or down, sometimes rapidly and unpredictably. Returns on securities and equity securities-based Reference Indices can vary substantially, which may result in investment losses. In addition, the value of equity securities may decline for reasons directly related to the issuers of the securities.
S&P 500® Price Return Index. The S&P 500® Price Return Index is comprised of equity securities issued by large-capitalization U.S. companies. In general, large-capitalization companies may be unable to respond quickly to new competitive challenges, and also may not be able to attain the high growth rate of successful smaller companies, especially during periods of economic expansion.
MSCI EAFE Price Return Index. MSCI EAFE Price Return Index is an equity index that captures large and mid-cap representation across developed markets countries around the world. The securities comprising the MSCI EAFE Price Return Index are subject to the risks related to investments in foreign markets (e.g., increased price volatility; changing currency exchange rates; and greater political, regulatory, and economic uncertainty). In general, foreign markets may be less liquid, more volatile and subject to less government supervision than domestic markets.
Russell 2000® Price Return Index. The Russell 2000® Price Return Index is comprised of equity securities of small-capitalization U.S. companies. In general, the securities of small-capitalization companies may be more volatile and may involve more risk than the securities of larger companies.
NASDAQ-100® Price Return Index. The NASDAQ-100® Price Return Index is comprised of equity securities of the largest U.S. and non-U.S. companies listed on The NASDAQ Stock Market, including companies across all major industry groups except the financial industry. To the extent that the NASDAQ-100® Price Return Index is comprised of securities issued by companies in a particular sector, the company’s securities may not perform as well as companies in other sectors or the market as a whole. Also, any component securities issued by non-U.S. companies (including related depositary receipts) are subject to the risks related to investments in foreign markets (e.g., increased price volatility; changing currency exchange rates; and greater political, regulatory, and economic uncertainty).
Substitution of a Reference Index
There is no guarantee that a Reference Index will be available for the entire term of your Contract. We have the right to substitute a Reference Index if it is discontinued, in the event of a contractual dispute with a Reference Index provider, or if there is a material change in its calculation. The performance of the new Reference Index may be different from the original Reference Index, which may affect your ability to receive positive Strategy Credits. If we add or substitute a Reference Index, we will seek regulatory approval from each applicable state insurance regulator and provide you with written notice of the change. We would attempt to choose a new Reference Index that has a similar investment objective and risk profile to the original Reference Index. If a similar Reference Index cannot be found, we will end the affected Strategies prematurely by calculating the Strategy Credit prematurely based on the Index Value and Crediting Factor(s) that were established on the applicable Strategy Term Start Date as of the date the Reference Index is terminated. The resulting Strategy Credit will be credited to your Strategy Value on the scheduled Strategy Term End Date, which will be later than the date when the Reference Index is terminated unless the Reference Index is substituted on the Strategy Term End Date. The selection criteria for a suitable alternative Reference Index include the following:
•	There is a sufficiently large market in exchange traded and/or over-the-counter options, futures and similar derivative instruments based on the index to allow the Company to hedge Strategy Credit Rates;
•	The index is recognized as a broad-based index for the relevant market; and
•	The publisher of the index allows the Company to use the index in the Contract and other materials for a reasonable fee.
If we add or substitute a Reference Index associated with the Strategies, we will send you written notice stating the effective date of the addition or substitution at your last known address. We will include the notice in the periodic report unless earlier written notice is necessary.
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Upon substitution of a Reference Index, we will calculate your Strategy Credit using the original Reference Index up until the date of substitution and the new Reference Index from the date of substitution to the end of the Strategy Term End Date. The substitution of a Reference Index will not change the applicable Cap, Floor, or Buffer. However, at your next Contract Anniversary we may offer a higher or lower Cap.
If you are not satisfied with the available Reference Index options, following a discontinued or substituted Reference Index, you may take a partial withdrawal or surrender the Contract subject to an MVA. The Strategy Index MVA Factor may result in an adjustment on any date except a Strategy Term End Date when it will equal zero. In contrast, the Strategy Interest MVA Factor may result in an adjustment to a withdrawal on any day, including a Strategy Term End Date, except the Strategy Interest Term End Date, which occurs once every six years. See “Fees and Charges” and “Market Value Adjustment” for detailed information on these fees, expenses, and adjustment.
No Ownership of Underlying Securities
You have no ownership rights in the securities that comprise a Reference Index. Purchasing the Contract is not equivalent to purchasing shares in a mutual fund that invests in securities comprising the Reference Indices nor is it equivalent to directly investing in such securities. You will not have any ownership interest or rights in the securities, such as voting rights, or the right to receive dividend payments, or other distributions. Further, if the performance of a Reference Index is greater than your applicable Cap, the Strategy Credit that you receive will be lower than the gain you would have received on an investment in a mutual fund or exchange traded fund designed to track the performance of the selected Reference Index.
Market Value Adjustment Risk
An MVA may apply to partial withdrawals, surrenders or other transactions prior to the Payment Period. The MVA protects us from the risk of loss due to a change in interest rates if we need to liquidate fixed income securities and derivative instruments used to support the guarantees under your Contract. The MVA may be negative, positive or result in no change. You bear the risk that the MVA may reduce the amount you receive.
Company’s Investments Supporting the Contract
On or around the Effective Date, we invest the majority of the Purchase Payments in fixed income securities and the remaining portion in derivative instruments that hedge the movements of the Reference Indices. We place the securities and derivate instruments in the Separate Account which we use to support our guarantees to pay Strategy Credit on the Strategies. We purchase the derivative instruments, with the intent to create a similar investment return relative to the Strategies offered in your Contract. The fixed income securities support the Contract guarantees.
The Company’s general account assets are also available, as necessary, to meet the guarantees under the Contract as well as our other general obligations. All guarantees under the Contract are subject to the claims paying ability and financial strength of the Company. In the event of shortfalls among the assets held in the Separate Account assets relative to the value of guarantees under the Contract, we may transfer assets from the Company’s general account to the Separate Account in certain circumstances. For example, investment portfolio downgrades, or derivative yields that are less than Strategy Credit could cause a shortfall that results in transfers from the general account.
We credit your Strategy Value based on the performance of the Reference Indices and the Crediting Factor(s) that you select, without regard to the performance of the fixed income securities and derivative instruments held in the Separate Account. As an Owner of a Contract, you do not participate in the performance of the assets held in the Separate Account and do not have any direct claim on them. However, the performance of derivative instruments may affect the Caps that we offer under the Contract in the future.
Cybersecurity Risk
Because our business is highly dependent upon the effective operation of our computer systems and those of our business partners, our business is vulnerable to disruptions from utility outages and susceptible to operational and information security risks resulting from information system failures (e.g., hardware and software malfunctions) and cyber-attacks. These risks include, among other things, the theft, misuse, corruption, and destruction of data maintained online or digitally, denial of service on our website and other operational disruption, and unauthorized release of confidential Owner information. Such system failures and cyber-attacks affecting us, the Indices, intermediaries and other affiliated or third-party service providers may adversely affect us and your Contract Value. For instance, system failures and cyber-attacks may interfere with our processing of Contract transactions, including the processing of transfer requests, impact our ability to calculate Strategy Values, cause the
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release and possible destruction of confidential Owner or business information, impede order processing, subject us and/or our service providers and intermediaries to regulatory fines, litigation, and financial losses and/or cause reputational damage. Cyber security risks may also impact the underlying securities in which the Indices invest, which may cause the Indices in your Contract to lose value. There can be no assurance that we, the Indices, or our service providers will avoid losses affecting your Contract due to cyber-attacks or information security breaches in the future.
Our Credit Risk
Only we have the legal obligation to pay amounts owed under the Contract. The guarantees provided under the Contract are supported by the assets held in the Separate Account as well as our general account assets, which are subject to the claims of all our creditors. Our ability to fulfill our obligations under the Contract is subject to our financial strength and claims-paying ability, and there is a risk that we may default on those guarantees. You should look to the financial strength of the Company for its claims-paying ability. You may obtain additional information on our financial condition by reviewing our financial statements.
Although economic conditions both domestically and globally have continued to improve since the financial crisis in 2008, we remain vulnerable to market uncertainty and continued financial instability. Conditions in the global capital markets and economy could deteriorate in the future and affect our financial position and level of earnings from our operations.
Beginning in the second half of 2007, markets in the United States and elsewhere experienced extreme volatility and disruption due in part to the financial stresses affecting the liquidity of the banking system and the financial markets. This volatility and disruption reached unprecedented levels in late 2008 and early 2009. The United States entered a severe recession and recovery was slow with long-term high unemployment rates and lower average household income levels. One of the strategies used by the U.S. government to stimulate the economy has been to keep interest rates low and increase the supply of United States dollars. While these strategies have appeared to have had positive effects, any future economic downturn or market disruption could negatively impact our ability to invest our funds.
Specifically, if market conditions deteriorate in the future:
•	our investment portfolio could incur other than temporary impairments;
•	due to potential downgrades in our investment portfolio, we could be required to raise additional capital to sustain our current business in force and new sales of our annuity products, which may be difficult in a distressed market. If capital would be available, it may be at terms that are not favorable to us; or
•	our liquidity could be negatively affected and we could be forced to further limit our operations and our business could suffer, as we need liquidity to pay our policyholder benefits and operating expenses.
Governmental initiatives intended to improve global and local economies that have been adopted may not be effective and, in any event, may be accompanied by other initiatives, including new capital requirements or other regulations that could materially affect our results of operations, financial condition and liquidity in ways that we cannot predict.
We are subject to extensive laws and regulations that are administered and enforced by a number of different regulatory authorities including state insurance regulators, the National Association of Insurance Commissioners (“NAIC”) and the Securities and Exchange Commission (“SEC”). Some of these authorities are considering, or may in the future consider enhanced or new regulatory requirements intended to prevent future crises or otherwise ensure the stability of institutions under their supervision. These authorities may also seek to exercise their supervisory or enforcement authority in new or more robust ways. All of these possibilities, if they occurred, could affect the way we conduct our business and manage our capital, and may require us to satisfy increased capital requirements, any of which in turn could materially affect our results of operations, financial condition and liquidity.
We face potential competition from companies that have greater financial resources, broader arrays of products, higher ratings and stronger financial performance, which may impair our ability to attract new customers and maintain our profitability and financial strength. It may also impair our ability to retain customers which could increase surrenders and impact profitability and financial strength.
We operate in a highly competitive industry. Many of our competitors are substantially larger and enjoy substantially greater financial resources, claims-paying ability and financial strength, broader and more diversified product lines and more widespread distribution relationships. Our annuity products compete with fixed indexed, traditional fixed rate and variable annuities sold by other insurance companies and also with mutual fund products, traditional bank investments and other investment and retirement funding alternatives offered by asset managers, banks and broker-dealers. Our annuity products also compete with products of other insurance companies, financial intermediaries and other institutions based on a number of
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factors, including crediting rates, policy terms and conditions, service provided to distribution channels and policyholders, ratings, reputation and distribution compensation.
Our ability to compete will depend in part on rates of interest credited to policyholder account balances or the parameters governing the determination of index credits which is driven by our investment performance. We will not be able to accumulate and retain assets under management for our products if our investment results underperform the market or the competition, since such underperformance likely would result in asset withdrawals and reduced sales.
We compete for distribution sources for our products. We believe that our success in competing for distributors will depend on factors such as our financial strength, the services we provide to, and the relationships we develop with these distributors, and offering competitive commission structures. Our distributors will generally be free to sell products from whichever providers they wish, which makes it important for us to continually offer distributors products and services they find attractive. If our products or services fall short of distributors' needs, we may not be able to establish and maintain satisfactory relationships with distributors of our annuity products. Our ability to compete will also depend in part on our ability to develop innovative new products and bring them to market more quickly than our competitors. In order for us to compete in the future, we will need to continue to bring innovative products to market in a timely fashion. Otherwise, our revenues and profitability could suffer.
Other Information
You should be aware of various regulatory protections that do and do not apply to the Contract. Your Contract is registered with the SEC pursuant to the Securities Act of 1933. The issuance and sale of your Contract must be conducted in accordance with the requirements of the Securities Act of 1933.
We have elected to rely on the exemption provided by Rule 12h-7 under the Securities Exchange Act of 1934 (“1934 Act”) from the requirements to file reports pursuant to Section 15(d) of that Act. In reliance on that exemption, Great-West Life & Annuity Insurance Company will not file the periodic reports that would otherwise be required under the 1934 Act. Annual Audited Financial Statements and other information regarding the Company required by the Securities Act of 1933 will be provided annually in this prospectus.
Neither the Company nor the Separate Account is registered as an investment company. Furthermore, the Company is not an investment adviser and does not provide investment advice to you in connection with the Contract. Therefore, the protections provided by the Investment Advisers Act of 1940 and the Investment Company Act of 1940 are not applicable with respect to the Contract or sale of it to you.
The Contract is filed with and approved by each state in which the Contract is offered. State insurance laws provide a variety of regulatory protections.
THE CONTRACT
The Contract is a single premium deferred index-linked annuity. The Contract may be individually or jointly owned. Contracts issued in your state may provide different features and benefits from, and impose different costs than, those described in this prospectus because of state law variations. These differences include, among other things, free look rights, issue age limitations, and the general availability of certain features. This prospectus describes the material rights and obligations of an Owner. It also sets forth the maximum fees and charges for all contract features and benefits. All material state variations to the Contract, as well as state variations to the Right to Cancel, are disclosed in the attached Appendix C. You should read and retain your Contract, amendments, and/or endorsements along with a copy of this Prospectus.
The Contract has two periods: an Accumulation Period, and a Payment Period. During the Accumulation Period, the Strategy Value accrues Strategy Credit on a tax-deferred basis based on the performance of the Reference Indices associated with the Strategies. You will be taxed on Contract gains when you make a withdrawal or receive Income Payments. Contract withdrawals are subject to application of Strategy Credit and an MVA adjustment. The Payment Period commences when you or a designated payee begin receiving Income Payments under the Contract. During the Payment Period, you can choose Annuity Payment Options offered under the Contract. Income Payments will start on the Annuity Commencement Date and continue based on the Annuity Payment Option you elect. The Contract offers Annuity Payment Options based on the life of the Annuitant or Joint Annuitant or on any other basis acceptable to the Company. The Payment Period ends when we make the last Income Payment under your selected Annuity Payment Option.
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Purchasing the Contract
The maximum issue age for this Contract is age 90.
The Contract is available for purchase through registered representatives of broker/dealers who are also appointed as agents of the Company. Eligible broker/dealers must be registered as broker/dealers under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and members of the Financial Industry Regulatory Authority (“FINRA”). GWFS Equities, Inc., an affiliated broker/dealer of the Company, may also offer the Contract directly to you.
To purchase this Contract, you must submit an application to your registered representative. Your registered representative will then send us your completed application and Purchase Payment. Once we receive your Purchase Payment and all necessary information in Good Order, we will begin the process of issuing the Contract. We reserve the right to reject any application.
Currently, the Contract is available for purchase as a Qualified Contract, either an IRA or Roth IRA, or as a Non-Qualified Contract. In addition, you may purchase a Non-Qualified Contract through an IRA Account (including SEP and SIMPLE IRAs), or a Roth IRA Account.
Generally you can exchange one annuity contract for another in a tax-free exchange under Section 1035 of the Code. Before making an exchange, you should compare both annuity contracts carefully. If you exchange another annuity for the one described in this prospectus, you might have to pay a Withdrawal Charge on the existing contract. You should not exchange another annuity contract for this Contract unless you determine, after knowing all the facts and consulting a tax advisor, as necessary, that the exchange is in your best interest.
Right to Cancel Period
After you receive your Contract, you may examine it for at least 10 days or longer if required by your state law, during which time you may cancel your Contract for any reason by delivering or mailing it postage prepaid to:
Great-West Life & Annuity Insurance Company
Annuity Administration
8515 East Orchard Road, 8T2
Greenwood Village, CO 80111
If you purchase the Contract as a Qualified IRA Annuity or hold it in an IRA Account, federal law requires that we refund your Purchase Payment. Some states also require us to return your Purchase Payment on the exercise of your right to cancel the Contract. If we are required to return your Purchase Payment on the exercise of your right to cancel the Contract, we will allocate your Purchase Payments to a fixed investment option that guarantees a minimum interest rate of 1% during the Right to Cancel Period. Otherwise, we will allocate your Purchase Payment to the Strategy(ies) that you select.
Ownership
Owner means the person entitled to the ownership rights under the Contract, as named in the application. The Owner names the Annuitant or Joint Annuitants. If Joint Owners are named, as permitted for Non-Qualified Contracts only, all references to Owner shall mean Joint Owners. Joint Owners must be one another’s Spouse as of the Effective Date and must both be natural persons. Any change in Owner is subject to our acceptance and we reserve the right to reject an ownership change request on a non-discriminatory basis. If accepted, the change will take effect as of the date the written Request is signed and received by us in Good Order.
The Owner must be age 90 or younger at the time the Contract is issued. The Owner must either be a natural person, an IRA custodian or trustee, a Grantor Trust, or a Non-Grantor Trust.
Grantor Trust Owned Annuity
While Contracts owned by non-natural Owners are generally not treated as annuities for tax purposes, Grantor Trust-owned Contracts may be eligible to receive tax deferral in accordance with an exception to the non-natural owner rule under the Code. Upon the death of the Grantor, the Death Benefit will be paid pursuant to the Death Benefit provisions of the Contract. We allow a Grantor Trust to be an Owner only if it either has a single Grantor who is a natural person and the life used to determine the Death Benefit, or if it has two Grantors, one of which is the life used to determine the Death Benefit, who are one another’s Spouse as of the Effective Date. Consult a tax advisor before naming a Grantor Trust as an Owner.
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Non-Grantor Trust Owned Annuity
Contracts owned by a Non-Grantor Trust are considered owned by a non-natural entity and will generally not be treated as an annuity for tax purposes. If a trust is a Non-Grantor Trust, the trust is treated as the owner of the trust assets, the trust is regarded as a separate tax entity with its own Tax Identification Number, and all income, including the excess of the Contract Value over the investment in the Contract (Purchase Payment), is generally taxable income to the trust during each taxable year. If the Owner is a Non-Grantor Trust, all references to the life, age, or death of the Owner pertain to the life, age, or death of the Annuitant, and where there are Joint Annuitants, shall pertain to the older Joint Annuitant. Once selected, the Annuitant may not be changed. If there is a change of ownership of the Contract from a Non-Grantor Trust to a natural person, the original Annuitant and/or Joint Annuitant shall continue to determine any benefits under the Contract. Upon the death of the Annuitant, the Death Benefit will be paid to the Owner pursuant to the Death Benefit provisions of the Contract. Divorce provisions of the Contract are not applicable to Non-Grantor Trust owned Contracts. Consult a tax advisor before naming a Non-Grantor Trust as an Owner.
IRA Custodian or Trustee Owned Annuity
Contracts owned by an IRA custodian or trustee are not considered owned by a non-natural person and are treated as an IRA investment subject to the same tax requirements as any other IRA investment. Upon the death of the underlying IRA holder, the Death Benefit will be paid to the IRA pursuant to the Death Benefit provisions of the Contract. IRA custodian or trustee owned Contracts receive tax deferral in accordance with the Code provisions governing IRAs.
If the Owner is an IRA custodian or trustee, the underlying IRA holder must be the determining life and if there are two Annuitants, the Joint Annuitant must be the underlying IRA holder’s Spouse and the designated Beneficiary of the custodial or trusteed account.
Because the Code provides IRA holders with tax deferral and other benefits, the Contract should not be purchased by an underlying IRA holder solely for tax deferral or other benefits already provided by the IRA itself.
Beneficiary
You may select one or more Beneficiaries. If more than one Beneficiary is selected, they will share equally in any Death Benefit payable unless you indicate otherwise. You may change the Beneficiary any time before the Annuity Commencement Date by a Request sent to us.
You may also select one or more contingent Beneficiaries. You may change the contingent Beneficiary at any time before the Annuity Commencement Date by Request sent to us. If one or more primary Beneficiaries are alive within 30 days after the Annuitant’s death, the contingent Beneficiary cannot become the primary Beneficiary and any interest the contingent Beneficiary may have in the Contract will cease.
A change of Beneficiary or contingent Beneficiary will take effect as of the date the Request was signed, and received by us in Good Order, unless the Owner specifies a later date. If the Owner dies before the Request is processed, the change will take effect as of the date the Request was made, unless we have already made a payout, the Request was not received by us in Good Order, or we have otherwise taken action on a designation or change before receipt or processing of such Request. The interest of any Beneficiary who dies before the Owner or the Annuitant will terminate at the death of the Beneficiary and the contingent Beneficiary will become the Beneficiary. The interest of any Beneficiary who dies at the time of, or within 30 days after the death of an Owner or the Annuitant will also terminate if no benefits have been paid to such Beneficiary. The benefits will then be paid to the contingent Beneficiary. If no contingent Beneficiary has been designated, then the benefits will be paid as though the Beneficiary had died before the deceased Owner or Annuitant. If no Beneficiary or contingent Beneficiary survives the Owner or Annuitant, as applicable, we will pay the Death Benefit to the Owner’s estate.
If the Beneficiary is not the Owner’s surviving Spouse, she/he may elect, not later than one year after the Owner’s date of death, to receive the Death Benefit in either a single lump sum or payout under any of the Annuity Payment Options available under the Contract, provided that:
•	such annuity is distributed in substantially equal installments over the life or life expectancy of the Beneficiary or over a period not extending beyond the life expectancy of the Beneficiary; and
•	such distributions begin no later than one year after the Owner’s date of death.
If the Company does not receive an election from a non-Spouse Beneficiary or substantially equal installments begin later than one year after the Owner’s date of death, then the entire amount must be distributed within five years of the Owner’s date of
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death. If the Beneficiary selects payment under an Annuity Payment Option, the Death Benefit will be determined as of the Annuity Commencement Date.
If a non-individual entity is entitled to receive benefits upon the Owner’s death, the Death Benefit must be completely distributed within five years of the Owner’s date of death. A Beneficiary or contingent Beneficiary designated irrevocably may not be changed without the written consent of that Beneficiary, or contingent Beneficiary, as applicable, except as allowed by applicable law.
For Contract owned by Non-Grantor Trusts, the Owner will at all times by the Beneficiary.
THE STRATEGIES
The Reference Indices
During the Accumulation Period, you may allocate your Purchase Payment among the following Reference Indices we currently make available:
Reference Indices
S&P 500® Price Return Index. The S&P 500® Price Return Index was established by Standard & Poor’s. The S&P 500® Price Return Index includes 500 leading companies in leading industries of the US economy, capturing 75% coverage of U.S. equities. The S&P 500® Price Return Index does not include dividends declared by any of the companies included in this Index.

S&P® is a registered trademark of Standard & Poor’s Financial Services LLC (“S&P”). This trademark has been licensed for use by S&P Dow Jones Indices LLC. S&P marks are trademarks of S&P. These trademarks have been sublicensed for certain purposes by the Company. The S&P® Price Return Index is a product of S&P Dow Jones Indices LLC and/or its affiliates and have been licensed for use by the Company.

The Company’s products are not sponsored, endorsed, sold or promoted by S&P Dow Jones Indices LLC, Dow Jones, S&P, or any of their respective affiliates (collectively, the “S&P Dow Jones Indices”). S&P Dow Jones Indices make no representation or warranty, express or implied, to the Owners of the Company’s products or any member of the public regarding the advisability of investments generally or in the Company’s products particularly or the ability of the S&P 500® Price Return Index to track general market performance. S&P Dow Jones Indices’ only relationship to the Company with respect to the S&P 500® Price Return Index is the licensing of the S&P 500® Price Return Index and certain trademarks, service marks, and/or trade names of S&P Dow Jones Indices and/or its licensors. The S&P 500® Price Return Index is determined, composed, and calculated by S&P Dow Jones Indices without regard to the Company or its product(s). S&P Dow Jones Indices have no obligation to take the needs of the Company or the Owner(s) of its products into consideration in determining, composing, or calculating the S&P 500® Price Return Index. S&P Dow Jones Indices are not responsible for and have not participated in the determination of the prices, and amount of the Contract or the timing of the issuance or sale of such Contract or in the determination or calculation of the equation by which such Contract is to be converted into cash, surrendered, or redeemed, as the case may be. S&P Dow Jones Indices have no obligation or liability in connection with the administration, marketing or trading of the Company’s products. There is no assurance that investment products based on the S&P 500® Price Return Index will accurately track performance or provide positive investment returns. S&P Dow Jones Indices LLC is not an investment advisor. Inclusion of a security with an index is not a recommendation by S&P Dow Jones Indices to buy, sell, or hold such security, nor is it considered to be investment advice.

S&P DOW JONES INDICES DOES NOT GUARANTEE THE ADEQUACY, ACCURACY, TIMELINESS AND/OR THE COMPLETENESS OF THE INDEXES OR ANY DATA RELATED THERETO OR ANY COMMUNICATION, INCLUDING BUT NOT LIMITED TO, ORAL OR WRITTEN COMMUNICATION (INCLUDING ELECTRONIC COMMUNICATIONS) WITH RESPECT THERETO. S&P DOW JONES INDICES SHALL NOT BE SUBJECT TO ANY DAMAGES OR LIABILITY FOR ANY ERRORS, OMISSIONS, OR DELAYS THEREIN. S&P DOW JONES INDICES
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MAKE NO EXPRESS OR IMPLIED WARRANTIES, AND EXPRESSLY DISCLAIMS ALL WARRANTIES, OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE OR USE OR AS TO RESULTS TO BE OBTAINED BY THE COMPANY, OWNERS OF THE CONTRACT, OR ANY OTHER PERSON OR ENTITY FROM THE USE OF THE S&P 500® PRICE RETURN INDEX OR WITH RESPECT TO ANY DATA RELATED THERETO. WITHOUT LIMITING ANY OF THE FOREGOING, IN NO EVENT WHATSOEVER SHALL S&P DOW JONES INDICES BE LIABLE FOR ANY INDIRECT, SPECIAL, INCIDENTAL, PUNITIVE, OR CONSEQUENTIAL DAMAGES INCLUDING BUT NOT LIMITED TO, LOSS OF PROFITS, TRADING LOSSES, LOST TIME OR GOODWILL, EVEN IF THEY HAVE BEEN ADVISED OF THE POSSIBLITY OF SUCH DAMAGES, WHETHER IN CONTRACT, TORT, STRICT LIABILITY, OR OTHERWISE. THERE ARE NO THIRD PARTY BENEFICIARIES OF ANY AGREEMENTS OR ARRANGEMENTS BETWEEN S&P DOW JONES INDICES AND THE COMPANY, OTHER THAN THE LICENSORS OF S&P DOW JONES INDICES.

The name “S&P 500® Price Return Index” is a trademark of Standard & Poor’s and has been licensed for use by the Company.
MSCI EAFE Price Return Index. The MSCI EAFE Price Return Index is a free float-adjusted market capitalization index that is designed to measure the equity market performance of developed markets, excluding the US and Canada. As of the date of this prospectus, the MSCI EAFE consists of the following 21 developed market country indices: Australia, Austria, Belgium, Denmark, Finland, France, Germany, Hong Kong, Ireland, Israel, Italy, Japan, the Netherlands, New Zealand, Norway, Portugal, Singapore, Spain, Sweden, Switzerland, and the United Kingdom. The MSCI EAFE Price Return Index does not include dividends declared by any of the companies included in this Index. Index Value and Index Performance will be calculated without any exchange rate adjustment.

THIS PRODUCT IS NOT SPONSORED, ENDORSED, SOLD OR PROMOTED BY MSCI INC. (“MSCI”), ANY OF ITS AFFILIATES, ANY OF ITS INFORMATION PROVIDERS OR ANY OTHER THIRD PARTY INVOLVED IN, OR RELATED TO, COMPILING, COMPUTING OR CREATING ANY MSCI INDEX (COLLECTIVELY, THE “MSCI PARTIES”). THE MSCI INDEXES ARE THE EXCLUSIVE PROPERTY OF MSCI. MSCI AND THE MSCI INDEX NAMES ARE SERVICE MARK(S) OF MSCI OR ITS AFFILIATES AND HAVE BEEN LICENSED FOR USE FOR CERTAIN PURPOSES BY THE COMPANY. NONE OF THE MSCI PARTIES MAKES ANY REPRESENTATION OR WARRANTY, EXPRESS OR IMPLIED, TO THE ISSUER OR OWNERS OF THIS PRODUCT OR ANY OTHER PERSON OR ENTITY REGARDING THE ADVISABILITY OF INVESTING IN PRODUCTS GENERALLY OR IN THIS PRODUCT PARTICULARLY OR THE ABILITY OF ANY MSCI INDEX TO TRACK CORRESPONDING STOCK MARKET PERFORMANCE. MSCI OR ITS AFFILIATES ARE THE LICENSORS OF CERTAIN TRADEMARKS, SERVICE MARKS AND TRADE NAMES AND OF THE MSCI INDEXES WHICH ARE DETERMINED, COMPOSED AND CALCULATED BY MSCI WITHOUT REGARD TO THIS PRODUCT OR THE ISSUER OR OWNERS OF THIS PRODUCT OR ANY OTHER PERSON OR ENTITY. NONE OF THE MSCI PARTIES HAS ANY OBLIGATION TO TAKE THE NEEDS OF THE ISSUER OR OWNERS OF THIS PRODUCT OR ANY OTHER PERSON OR ENTITY INTO CONSIDERATION IN DETERMINING, COMPOSING OR CALCULATING THE MSCI INDEXES. NONE OF THE MSCI PARTIES IS RESPONSIBLE FOR OR HAS PARTICIPATED IN THE DETERMINATION OF THE TIMING OF, PRICES AT, OR QUANTITIES OF THIS PRODUCT TO BE ISSUED OR IN THE DETERMINATION OR CALCULATION OF THE EQUATION BY OR THE CONSIDERATION INTO WHICH THIS PRODUCT IS REDEEMABLE. FURTHER, NONE OF THE MSCI PARTIES HAS ANY OBLIGATION OR LIABILITY TO THE ISSUER OR OWNERS OF THIS PRODUCT OR ANY OTHER PERSON OR ENTITY IN CONNECTION WITH THE ADMINISTRATION, MARKETING OR OFFERING OF THIS PRODUCT.

ALTHOUGH MSCI SHALL OBTAIN INFORMATION FOR INCLUSION IN OR FOR USE IN THE CALCULATION OF THE MSCI INDEXES FROM SOURCES THAT MSCI CONSIDERS RELIABLE, NONE OF THE MSCI PARTIES WARRANTS OR GUARANTEES THE ORIGINALITY, ACCURACY AND/OR THE COMPLETENESS OF ANY MSCI INDEX OR ANY DATA INCLUDED THEREIN.
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NONE OF THE MSCI PARTIES MAKES ANY WARRANTY, EXPRESS OR IMPLIED, AS TO RESULTS TO BE OBTAINED BY THE ISSUER OF THE PRODUCT, OWNERS OF THE PRODUCT, OR ANY OTHER PERSON OR ENTITY, FROM THE USE OF ANY MSCI INDEX OR ANY DATA INCLUDED THEREIN. NONE OF THE MSCI PARTIES SHALL HAVE ANY LIABILITY FOR ANY ERRORS, OMISSIONS OR INTERRUPTIONS OF OR IN CONNECTION WITH ANY MSCI INDEX OR ANY DATA INCLUDED THEREIN. FURTHER, NONE OF THE MSCI PARTIES MAKES ANY EXPRESS OR IMPLIED WARRANTIES OF ANY KIND, AND THE MSCI PARTIES HEREBY EXPRESSLY DISCLAIM ALL WARRANTIES OF MERCHANTABILITY AND FITNESS FOR A PARTICULAR PURPOSE, WITH RESPECT TO EACH MSCI INDEX AND ANY DATA INCLUDED THEREIN. WITHOUT LIMITING ANY OF THE FOREGOING, IN NO EVENT SHALL ANY OF THE MSCI PARTIES HAVE ANY LIABILITY FOR ANY DIRECT, INDIRECT, SPECIAL, PUNITIVE, CONSEQUENTIAL OR ANY OTHER DAMAGES (INCLUDING LOST PROFITS) EVEN IF NOTIFIED OF THE POSSIBILITY OF SUCH DAMAGES.

No purchaser, seller or holder of this security, product or product, or any other person or entity, should use or refer to any MSCI trade name, trademark or service mark to sponsor, endorse, market or promote this security without first contacting MSCI to determine whether MSCI’s permission is required. Under no circumstances may any person or entity claim any affiliation with MSCI without the prior written permission of MSCI.
Russell 2000® Price Return Index. The Russell 2000® Price Return Index was established by Russell Investments. The Russell 2000® Price Return Index measures the performance of the small-cap segment of the US equity universe. The Russell 2000® Price Return Index is a subset of the Russell 3000® Index representing approximately 10% of the total market capitalization of that index. It includes approximately 2,000 of the smallest securities based on a combination of their market cap and current index membership. The Russell 2000® Price Return Index does not include dividends declared by any of the companies included in this Index.

The Russell 2000 Price Return Index® is a trademark of Frank Russell Company (“Russell”) and has been licensed for use by the Company. The Company’s products are not in any way sponsored, endorsed, sold or promoted by Russell or the London Stock Exchange Group companies (“LESG”) (together the “Licensor Parties”) and none of the Licensor Parties make any claim, prediction, warranty or representation whatsoever, expressly or impliedly, either as to (i) the results to be obtained from the use of the Russell 2000® Price Return Index (upon which the Company’s product is based), (ii) the figure at which the Index is said to stand at any particular time on any particular day or otherwise, or (iii) the suitability of the Russell 2000® Price Return Index for the purpose to which it is being put in connection the Company’s product. None of the Licensor Parties have provided or will provide any financial or investment advice or recommendation in relation to the Russell 2000® Price Return Index, to the Company, or to the Company’s clients. The Russell 2000® Price Return Index is calculated by Russell or its agent. None of the Licensor Parties shall be (a) liable (whether in negligence or otherwise) to any person for any error in the Russell 2000® Price Return Index or (b) under any obligation to advise any person of any error therein.
NASDAQ-100 ® Price Return Index. The NASDAQ-100 Price Return Index® includes 100 of the largest domestic and international non-financial securities listed on The Nasdaq Stock Market based on market capitalization. The Index reflects companies across major industry groups including computer hardware and software, telecommunications, retail/wholesale trade and biotechnology. It does not contain securities of financial companies including investment companies. The NASDAQ-100 Price Return Index® does not include dividends declared by any of the companies included in this Index.

The Product(s) is not sponsored, endorsed, sold or promoted by Nasdaq, Inc. or its affiliates (Nasdaq, with its affiliates, are referred to as the “Corporations”). The Corporations have not passed on the legality or suitability of, or the accuracy or adequacy of descriptions and disclosures relating to, the Product(s). The Corporations make no representation or warranty, express or implied to the owners of the Product(s) or any member of the public regarding the advisability of investing in securities generally or in the Product(s)
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particularly, or the ability of the index to track general stock market performance. The Corporations' only relationship to Great-West Life & Annuity Insurance Company (“Licensee”) is in the licensing of the Nasdaq®, and certain trade names of the Corporations and the use of the index which is determined, composed and calculated by Nasdaq without regard to Licensee or the Product(s). Nasdaq has no obligation to take the needs of the Licensee or the owners of the Product(s) into consideration in determining, composing or calculating the index. The Corporations are not responsible for and have not participated in the determination of the timing of, prices at, or quantities of the Product(s) to be issued or in the determination or calculation of the equation by which the Product(s) is to be converted into cash. The Corporations have no liability in connection with the administration, marketing or trading of the Product(s).

The Corporations do not guarantee the accuracy and/or uninterrupted calculation of the NASDAQ-100 Price Return Index® or any data included therein. The Corporations make no warranty, express or implied, as to results to be obtained by Licensee, owners of the product(s), or any other person or entity from the use of the NASDAQ-100 Price Return Index® or any data included therein. The Corporations make no express or implied warranties, and expressly disclaim all warranties of merchantability or fitness for a particular purpose or use with respect to the NASDAQ-100 Price Return Index® or any data included therein. Without limiting any of the foregoing, in no event shall the Corporations have any liability for any lost profits or special, incidental, punitive, indirect, or consequential damages, even if notified of the possibility of such damages.
Addition or Substitution of a Reference Index
There is no guarantee that a Reference Index will be available for the entire term of your Contract. We have the right to substitute a Reference Index if it is discontinued, in the event of a contractual dispute with a Reference Index provider, or if there is a material change in its calculation. If we substitute a Reference Index, we will seek regulatory approval from each applicable state insurance regulator then provide you with written notice of the change. We would attempt to choose a new Reference Index that has a similar investment objective and risk profile to the original Reference Index. If a similar Reference Index cannot be found, we will end the affected Strategies prematurely by calculating the Strategy Credit as of the date the Reference Index is terminated based on the Index Value and Crediting Factor(s) that were established on the applicable Strategy Term Start Date. The resulting Strategy Credit will be credited to your Strategy Value on the scheduled Strategy Term End Date, which will be later than the date when the Reference Index is terminated unless the Reference Index is substituted on the Strategy Term End Date. Any change in Reference Index may affect the Strategy Credit you earn. The selection criteria for a suitable alternative Reference Index include the following:
•	There is a sufficiently large market in exchange traded and/or over-the-counter options, futures and similar derivative instruments based on the index to allow the company to hedge Strategy Credit Rates;
•	The index is recognized as a broad-based index for the relevant market; and
•	The publisher of the index allows the Company to use the index in the Contract and other materials for a reasonable fee.
If we add or substitute a Reference Index associated with the Strategies, we will send you written notice stating the effective date of the addition or substitution at your last known address. We will send you the notice in the periodic report unless earlier written notice is necessary.
If you are not satisfied with the available Reference Index options, following a discontinued or substituted Reference Index, you may take a partial withdrawal or surrender the Contract subject to an MVA. The Strategy Index MVA Factor may result in an adjustment on any date except a Strategy Term End Date when it will equal zero. In contrast, the Strategy Interest MVA Factor may result in an adjustment to a withdrawal on any day, including a Strategy Term End Date, except the Strategy Interest Term End Date, which occurs once every six years. See “Fees and Charges” and “Market Value Adjustment” for detailed information on these fees, expenses, and adjustment.
Crediting Factors
We will apply a Strategy Credit to Strategy Value allocated to a Strategy on each Contract Anniversary based on the performance of the applicable selected Reference Index during the Contract Year, subject to the Crediting Factor that you select which will prescribe the applicable Floor or Buffer, and Cap. The Crediting Factors will be available for each Reference Index, or substitute Reference Index, during the life of your Contract.
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For each Reference Index, the Contract offers the following Crediting Factors:
Crediting Factors available for all Strategies
Floor of 0%
Floor of -2.5%
Floor of -5.0%
Floor of -7.5%
Floor of -10.0%
Buffer of -10.0%
We guarantee that Strategies offering these Floors and the Buffer will be available for each Reference Index during the life of your Contract.
A Floor establishes the maximum amount of negative Strategy Credit that may be applied to the Strategy Value. In contrast, the Buffer establishes the amount of negative index performance that we will absorb before we apply a negative Strategy Credit to the Strategy Value. With the exception of the Strategies with a Floor of 0%, the Strategy Credit may be negative if the value of the Reference Index on which the Strategy is based declines. For the Strategies that provide a Buffer, a negative Strategy Credit will apply for any decline in the Reference Index in excess of the Buffer of -10.0%. Theoretically, the Buffer may result in a negative Strategy Credit as high as -90.0% of the Index Value. Consequently, selecting the Crediting Factor that offers the Buffer rather than one of the Crediting Factors that offer a Floor may result in a large negative Strategy Credit during periods of steep declines in the stock market.
Each Strategy will have a corresponding Cap, which may change each Contract Year. In general, the Cap will be lower for Strategies that offer a Floor or Buffer that provides greater protection from negative Index Performance and higher for Strategies that offer less protection from negative Index Performance.
A new Cap for each Strategy will become effective at the beginning of each Contract Year. The new Cap may be higher, lower or the same as the previous Cap. We will notify you of the new Caps at least fifteen (15) calendar days prior to your Contract Anniversary. You will have the choice of continuing in the Strategy with the new Cap, moving your Contract Value to another Strategy with the same Reference Index and a different Crediting Factor or moving your Contract Value to another available Strategy with a different Reference Index. If the new Cap is less than you find acceptable, you must give us notice no later than two (2) Business Days prior to your Contract Anniversary. If you do not inform us that you want to move your Contract Value to another Strategy, you will stay in your current Strategy subject to the new Cap for the next Contract Year.
Setting the Caps, Floors and Buffer
The Company retains the right to change the current Cap at its discretion, subject to the minimum Cap of 1.5%. The Company considers a number of factors when determining whether to make such a change, including, but not limited to, the following:
•	changes in derivative, equity and/or fixed income instrument valuations;
•	increases in hedging costs that have an impact on the Company’s ability to offer the Contract;
•	derivative market changes that impact availability and structure of derivative instruments used to hedge market risk associated with the Reference Indices;
•	negative fixed income instrument default experience realized by the Company;
•	changes in Company and/or Contract cost structure due to regulatory or other business management concerns; and
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•	unanticipated Owner experience that varies from our actuarial assumptions.
We manage our obligation to provide Strategy Credit in part by trading call and put options and other derivative instruments on the available Indices. The costs of the call and put options and other derivative instruments vary based on market conditions, and we may adjust future Caps based on these cost changes. You bear the risk that in future Contract Years we may reduce the Cap, which will reduce your opportunity to receive positive Strategy Credit. We determine the applicable Cap for each Contract Year at our sole discretion.
We also consider various factors in determining the Floors and the Buffer at the time we issued the Contract, including available investment returns available, the costs of our risk management techniques, sales commissions, administrative expenses, regulatory and tax requirements, general economic trends, and competitive factors. We determine the Floor or Buffer at our sole discretion.
Strategy Value Calculation
On any Business Day, your Strategy Value for a particular Strategy is equal to A x (1 + B– C x D), where:
A =	Strategy Base, which equals:
•	Purchase Payment allocated to the Strategy on the Effective Date; or
•	Thereafter, the Strategy Value as of the current Strategy Term Start Date, less any subsequent Strategy Base Withdrawal.
B =	the rate measuring the interim performance of the Reference Strategy since the Strategy Term Start Date, as determined by the Crediting Factor and the performance of the Reference elected Index (“Strategy Credit Rate”), as measured from the Strategy Term Start Date.
C =	the Contract Fee percentage that is used to calculate the Contract Fee.
D =	the number of years (whole and partial) that have elapsed since the Strategy Term Start Date.
Calculation of Strategy Credit on a Contract Anniversary
The Strategy Credit Rate for each Strategy is determined using the Floor or Buffer and Cap prescribed by the Strategy you select. More specifically Strategy Credit Rates are calculated using the point-to-point method as the percentage change in the value of the selected Reference Index from the beginning of the current Contract Year to the end of a Contract Year subject to:
•	The Cap, prescribed by the Strategy, which is the maximum positive interest rate that we will use in the calculation of Strategy Credit; and
•	Any Floor, prescribed by the Strategy, which is the maximum negative interest rate that we will use in the calculation of Strategy Credit, as applicable; or
•	Any Buffer, prescribed by the Strategy, which is the maximum decline in Index Value that the Company will absorb before applying a negative interest rate to your Strategy Value.
Strategy Credit is then calculated by multiplying the Strategy Credit Rate times the Strategy Value as of the beginning of the current Contract Year. The Strategy Credit Rate for a Strategy equals:
(Y/X) – 1 where:
X = the Index Value as of the beginning of the Contract Year; and
Y = the Index Value as of the date that Strategy Credit is calculated.
An example of this calculation for a Strategy limited by a Cap:
Floor = -10%
Cap = 8%
Index Value at beginning of Contract Year (X) = 2,000
Index Value at time of Strategy Credit calculation (Y) = 2,200
Index Performance =

2,22002,000- 1 = 10% (0.10)

Strategy Credit Rate = 8%
An example of this calculation for a Strategy Credit Rate limited by a Floor:
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Floor = -10%
Cap = 8%
Index Value at beginning of Contract Year (X) = 2,000
Index Value at time of Strategy Credit calculation (Y) = 1,600
Index Performance =

1,6002,000- 1 = -20% (-0.20)

Strategy Credit Rate= -10%
An example of this calculation for a Strategy Credit Rate limited by a Buffer:
Buffer = -10%
Cap = 8%
Index Value at beginning of Contract Year (X) = 2,000
Index Value at time of Strategy Credit calculation (Y) = 1,700
Index Performance =

1,7002,000 - 1 = -15% (-0.15)

Strategy Credit Rate = -5%
Another example of this calculation for a Strategy Credit Rate limited by a Buffer:
Buffer = -10%
Cap = 8%
Index Value at beginning of Contract Year (X) = 2,000
Index Value at time of Strategy Credit calculation (Y) = 1,900
Index Performance =

1,9002,000 - 1 = -5% (-0.05)

Strategy Credit Rate = 0%
An example of this calculation for a Strategy Credit Rate that is not limited by any Cap, Floor or Buffer:
Buffer = -10%
Cap = 8%
Index Value at beginning of Contract Year (X) = 2,000
Index Value at time of Strategy Credit calculation (Y) = 2,100
Index Performance =

2,1002,000 - 1 = 5% (0.05)

Strategy Credit Rate = 5%
You can find the Strategy Credit applied to your Strategy Value on the annual statement that we will forward to you following your Contract Anniversary. You may also determine the current Index Performance within a particular Strategy, as of your last Contract Anniversary, by calling the Administrative Office.
The following examples illustrate how we calculate Strategy Credits based on different levels of Reference Index performance. No withdrawals are assumed to occur under these examples.
Example 1:        These examples illustrate us calculate the Strategy Credit for a Strategy with a Floor of 0%.
Contract Information on Effective Date:
Effective Date:	5/1/16
Contract Anniversary:	5/1/17
Strategy Value (as of 5/1/16):	$100,000
Selected Reference Index:	S&P 500® Price Return Index
Floor:	0%
Cap:	3.50%

Example 1A– Index Performance is less than the Floor:
Index Value (as of 5/1/16):	$2,100
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Index Value (as of 5/1/17):	$2,000
Index Performance:	-4.76%
Strategy Credit Rate:	0.00%

Strategy Credit	$ 0

Example 1B– Index Performance more than the Floor, but less than the Cap:
Index Value (as of 5/1/16):	$ 2,100
Index Value (as of 5/1/17):	$ 2,150
Index Performance:	2.38%
Strategy Credit Rate:	2.38%

Strategy Credit	$ 2,380

Example 1C– Index Performance more than the Cap:
Index Value (as of 5/1/16):	$ 2,100
Index Value (as of 5/1/17):	$ 2,200
Index Performance:	4.76%
Strategy Credit Rate:	3.50%

Strategy Credit	$ 3,500
Example 2:        These examples illustrate how we calculate the Strategy Credit Rate for a Strategy with a Floor of -10%.
Contract Information on Effective Date:
Effective Date:	5/1/16
Contract Anniversary:	5/1/17
Strategy Value (as of 5/1/16):	$100,000
Selected Reference Index:	S&P 500® Price Return Index
Floor:	-10.00%
Cap:	13.50%

Example 2A– Index Performance is less than the Floor:
Index Value (as of 5/1/16):	$ 2,100
Index Value (as of 5/1/17):	$ 1,800
Index Performance:	-14.29%
Strategy Credit Rate:	-10.00%

Strategy Credit	-$ 10,000

Example 2B– Index Performance more than the Floor, but less than the Cap:
Index Value (as of 5/1/16):	$ 2,100
Index Value (as of 5/1/17):	$ 2,300
Index Performance:	9.52%
Strategy Credit Rate:	9.52%

Strategy Credit	$ 9,520

Example 2C– Index Performance more than the Cap:
Index Value (as of 5/1/16):	$ 2,100
Index Value (as of 5/1/17):	$ 2,500
Index Performance:	19.05%
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Strategy Credit Rate:	13.50%

Strategy Credit	$ 13,500
Example 3:        These examples illustrate how to calculate the Strategy Credit Rate for a Strategy with a Buffer of -10%.
Contract Information on Effective Date:
Effective Date:	5/1/16
Contract Anniversary:	5/1/17
Strategy Value (as of 5/1/16):	$100,000
Selected Reference Index:	S&P 500® Price Return Index
Buffer:	-10.00%
Cap:	13.50%

Example 3A– Index Performance is less than the Buffer:
Index Value (as of 5/1/16):	$ 2,100
Index Value (as of 5/1/17):	$ 1,800
Index Performance:	-14.29%
Strategy Credit Rate:	0.00%

Strategy Credit	-$ 4,290

Example 3B– Index Performance more than the Floor, but less than the Cap:
Index Value (as of 5/1/16):	$ 2,100
Index Value (as of 5/1/17):	$ 2,300
Index Performance:	9.52%
Strategy Credit Rate:	9.52%

Strategy Credit	$ 9,520

Example 3C– Index Performance more than the Cap:
Index Value (as of 5/1/16):	$ 2,100
Index Value (as of 5/1/17):	$ 2,500
Index Performance:	19.05%
Strategy Credit Rate:	13.50%

Strategy Credit	$ 13,500
We will apply Strategy Credit to each Strategy on your Contract Anniversary. You can find the Strategy Credit applied to your Strategy Value on your most recent annual statement that we will forward to you following each Contract Anniversary. You may determine the amount of Strategy Credit that has accrued to your Contract Value after the last Contract Anniversary by calling the Administrative Office. Your Strategy Value as of your Contract Anniversary after the application of Strategy Credit will equal your Strategy Value at the beginning of the new Contract Year.
Changes to Caps applicable for New Contract Year
Strategies with the same Floors and Buffer will be available each Contact Year, but the Cap associated with the Floor or Buffer may change. A new Cap will become effective at the beginning of each Contract Year. The new Cap may be higher, lower or the same as the previous Cap. We will notify you of the new Caps at least fifteen (15) calendar days prior to your Contract Anniversary. You will have the choice of continuing in the Strategy with the new Cap, moving your Contract Value to another Strategy with the same Reference Index and a different Crediting Factor or moving your Contract Value to another available Strategy with a different Reference Index. If you do not inform us that you want to move your Contract Value to another Strategy, you will stay in your current Strategy subject to the new Cap.
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Rebalancer Option
If the rebalancer option is elected, on each Contract Anniversary during the Accumulation Period we will automatically rebalance your Contract Value among the Strategies based on your most recent allocation instructions that we have on file, or the allocation applied on the Effective Date if you have not made any additional allocation change requests. This means, for example, that if you elect the rebalancer option and your allocation instructions require that 50% of your Contract Value be allocated to the S&P 500® Price Return Index and 50% of your Contract Value be allocated to the Russell 2000® Price Return Index, we will transfer your Strategy Values between those Strategies on the Contract Anniversary so that 50% of your Contract Value has been allocated the S&P 500® Price Return Index and 50% of your Contract Value has been allocated to the Russell 2000® Price Return Index following the transfer. If you do not elect the rebalancer option or otherwise instruct us to change your allocation of Contract Value among the Strategies, as described below, your Contract Value will remain allocated among the same Strategies as of the most recent Contract Anniversary.
You may change your allocation of Contract Value among the Strategies and available Crediting Factors on each Contract Anniversary. Any new allocation change request will supersede any prior allocation change requests you made. There are no limits on the number of requests that you can make. Your request must be received at our Administrative Office at least two (2) Business Days prior to your Contract Anniversary for the new instructions to be effective for that Contract Anniversary. If we do not receive your Request in time for the next Contract Anniversary, your instructions will be effective on the following Contract Anniversary.
Calculation of Strategy Credits on a Date Other Than a Contract Anniversary
Strategy Credits are also applied on a partial withdrawal, Contract surrender, the calculation of Income Payments or the payment of a Death Benefit. We will calculate Strategy Credits in the same manner that we do on each Contract Anniversary except that the Index Performance will be measured from the beginning of the current Contract Year to the date of the withdrawal, surrender, annuitization or death, as applicable. The Strategy Credit Rate will also reflect a deduction for the portion of the Contract Fee that has accrued since the beginning of the Strategy Term Start Date. In the case of a partial withdrawal, the Strategy Credit Rate will be multiplied by the amount withdrawn from the Strategy. All positive or negative adjustments, assessed by way of Contract Fee, MVA, or Strategy Credit, will be assessed on the amount withdrawn and will be reflected in the amount you receive (“Net Withdrawal Amount”) on your requested withdrawal. You will find examples of these calculations as well as the impact of a partial withdrawal on the remaining Strategy Value in Appendix A.
You can find the Strategy Credit applied to your Contract Value on your most recent Contract Anniversary in the annual statement that we forwarded to you following the Contract Anniversary. You may determine the amount of Strategy Credit that has accrued to your Contract Value after the last Contract Anniversary by calling the Administrative Office.
FEES & EXPENSES
We assess the following fees and charges under the Contract.
Contract Fee
We deduct an annual Contract Fee based on the total value of all the Owner’s interests in the Strategy(ies) during the Accumulation Period. The Contract Fee is calculated annually at a rate of 0.40%. The Contract Fee is assessed annually beginning on your first Contract Anniversary and on each Contract Anniversary thereafter. We deduct the Contract Fee on a pro rata basis, as a Strategy Fee, from the Strategy Value of each Strategy that you have selected.
If you surrender the Contract, we will calculate the Contract Fee on a pro rata basis as of the surrender date and will assess the Contract Fee on the total value of all the Owner’s interest in the Strategy(ies) at the time of the surrender. We will assess the pro rata Contract Fee before applying any MVA to determine your Surrender Value.
The Contract Fee is intended to compensate us for all the Contract’s benefits, including our contractual guarantees, certain Contract expenses, and assuming the expense risk that the current charges are less than future Contract administration costs. If the Contract Fee is less than these costs and risks, we will bear the loss. If the Contract Fee covers these costs and risks, any excess amount is profit to us. We expect a profit from this fee.
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Premium Tax
We may be required to pay state Premium Taxes or retaliatory taxes currently ranging from 0% to 3.5% in connection with Purchase Payments or values under the Contract. Depending upon applicable state law, we may deduct charges for the Premium Taxes we incur with respect to your Purchase Payments, from amounts withdrawn, or from amounts applied to a Payment Option. In some states, charges for both direct Premium Taxes and retaliatory Premium Taxes may be imposed at the same or different times with respect to the same Purchase Payment, depending on applicable state law.
Other Taxes
Under present laws, we will incur state or local taxes (in addition to the Premium Tax described above) in several states. No charges are currently deducted for taxes other than Premium Tax. However, we reserve the right to deduct charges in the future for federal, state, and local taxes or the economic burden resulting from the application of any tax laws that we determine to be attributable to the Contract.
MARKET VALUE ADJUSTMENT (MVA)
If during the Accumulation Period, you surrender your Contract or take a partial withdrawal in excess of the free annual withdrawal amount, we will apply the MVA to the amount being surrendered or withdrawn in excess of the free annual withdrawal amount. No MVA will apply after the end of the Accumulation Period.
The MVA has two components: the Strategy Interest MVA Factor and the Strategy Index MVA Factor. The total MVA is equal to the sum of the two factors. Each MVA Factor may increase, decrease or not impact the amount you receive from a partial withdrawal or surrender. You may lose a portion of your principal due to the MVA and, as such, you agree to bear the investment risk associating with the MVA. You should carefully consider your income and investment needs before purchasing the Contract.
The MVA applies throughout the Accumulation Period.
Purpose of the MVA
The MVA is an adjustment that may be made to the amount of a withdrawal in excess of the free annual withdrawal amount that you receive if you surrender the Contract or take a partial withdrawal. The MVA is designed to provide a market (or fair) value approximation of the change in value of the fixed income securities and derivatives instruments supporting the Contract that we must sell to fund the withdrawal from, or surrender of, the Strategy Value greater than the free annual withdrawal amount. The MVA formula is applied consistently across all investment options within the Contract. It does not relate specifically to any particular fixed income securities or derivative contracts supporting the Contract, but represents the change in market (or fair) value of hypothetical assets that match the guarantees provided in the Contract.
The two components of the MVA, the Strategy Interest MVA Factor and the Strategy Index MVA Factor, relate to the two classes of assets that support the Contract: (i) the interest market value adjustment (Strategy Interest MVA Factor) approximates changes in the value of the fixed income securities; and (ii) the index market value adjustment (Strategy Index MVA Factor) approximates the changes in the value of derivative instruments.
The Strategy Interest MVA Factor reflects changes in interest rates. In general, if interest rates increase, the Strategy Interest MVA Factor will be negative and will decrease the amount you receive. Conversely, if interest rates decrease the Strategy Interest MVA Factor will be positive and will increase the amount you receive. The Strategy Interest MVA Factor is subject to a six year term that begins on the Contract Effective Date, during which the formula used to calculate the Strategy Interest MVA Factor is fixed. Your Contract continues after the Interest MVA Term End Date, and the Interest MVA Term renews every six years for the life of your Contract. The Strategy Interest MVA Factor may result in an adjustment to a Gross Withdrawal taken on any day, including a Strategy Term End Date, except a Strategy Interest Term End Date, which occurs once every six years.
The Strategy Index MVA Factor reflects changes in the value of derivative instruments, which is calculated using an options valuation model called the Black Scholes model. The model uses a variety of market inputs, including the price of the Reference Index, the volatility of the Reference Index price and the time remaining until the date when the option may be exercised, to estimate the option’s value at any particular point during the Strategy Term. The Strategy Index MVA Factor may be negative even when the value of the Reference Index has increased or a decline in the value of the Referenced Index is within the amount of the applicable Floor or Buffer. Furthermore, the Strategy Index MVA Factor always will be less than any increase in the value of the Reference Index.
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The Strategy Index MVA Factor will be zero on any Strategy Term End Date, and will not result in any adjustment to withdrawals taken at the end of a Strategy Term. You may avoid a Strategy Index MVA Factor adjustment by taking a withdrawal on a Strategy Term End Date or by limiting any withdrawal to the free annual withdrawal amount. In contrast, the application of the Strategy Interest MVA Factor may result in an adjustment to a partial withdrawal or surrender taken on any day, including a Strategy Term End Date, except an Interest MVA Term End Date, which occurs every six years.
Application and Waiver of the MVA
For each Strategy, we will calculate the MVA as of the date we receive your written Request for surrender or partial withdrawal in Good Order. If the MVA is positive, we will increase your Surrender Value or amount you receive from a partial withdrawal by the amount of the positive MVA. If the MVA is negative, we will decrease the Surrender Value or amount you receive from a partial withdrawal by the amount of the negative MVA. If the MVA is equal to one (1), we will not change the Surrender Value or amount you receive from a partial withdrawal. For examples of these calculations see Appendix B – Market Value Adjustment.
The MVA will NOT apply to:
•	free annual withdrawal amounts;
•	a surrender that qualifies as Hardship Waiver such as the Nursing Home or Hospital waiver or terminal illness waiver, as described in this prospectus;
•	partial withdrawals taken as RMDs under the Code, as permitted pursuant to a systematic withdrawal option we provide; and
•	Income Payments during the Payment Period.
If you elect to begin annuity payments, we will apply the MVA to Contract Value used to calculate Income Payments. We will not apply the MVA to the Income Payments you receive.
MVA Calculation
The MVA is calculated as the sum of the Strategy MVAs.
For each Strategy, the Strategy MVA is calculated as A multiplied by the greater of zero and B– (C x (D / E)), where:
A =	Strategy MVA Factor,
B =	the amount of Strategy Base that is withdrawn as a result of the Request for a partial withdrawal (“Strategy Base Withdrawal”),
C =	Free Annual Withdrawal Amount as of the date of the Request, prior to the Request,
D =	Strategy Base as of the date of the Request, prior to the Request, and
E =	Contract Base as of the date of the Request, prior to the Request.
The Strategy MVA Factor is calculated as A + B, where:
A =	Strategy Interest MVA Factor, and
B =	Strategy Index MVA Factor.
The Strategy Interest MVA Factor is calculated as ((1 + A + B) / (1 + C + D))E- 1, where:
A =	Interest MVA Rate 1 as calculated on the Interest MVA Term Start Date using the Constant Maturity Treasury rate assuming a term-to-maturity equal to the Interest MVA Term,
B =	Interest MVA Rate 2 as calculated on the Interest MVA Term Start Date using The ICE BofAML 5-7 Year US Corporate Index,
C =	Interest MVA Rate 1 as calculated on the date of the Request using the Constant Maturity Treasury rate assuming a term-to-maturity equal to the number of years (whole and partial) from the date of the Request until the Interest MVA Term End Date,
D =	Interest MVA Rate 2 as calculated on the date of the Request using The ICE BofAML 5-7 Year US Corporate Index, and
E =	The number of years (whole and partial) from the date of the Request to the Interest MVA Term End Date.
If the specified term-to-maturity is not published, then the rate used will be found by interpolating the rates from next highest and next lowest published maturities (the 30-day rate will be used for a term-to-maturity of less than 30 days).
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The Strategy Index MVA Factor is calculated as A– B– (C x (D / E)), where:
A =	the estimated market value, expressed as a percentage of the Strategy Base, of a set of put and call options as determined by an option pricing formula (“Strategy Option Value”), as of the date of the Request,
B =	Strategy Credit Rate as of the date of the Request,
C =	Strategy Option Value as calculated on the Strategy Term Start Date,
D =	The number of years (whole and partial) from the date of the Request to the Strategy Term End Date, and
E =	Strategy Term.
On each Business Day the Strategy Option Value is calculated based on the estimated market value of a set of put and call options as determined by an option pricing formula. For more information about the calculation of the Strategy Option Value and our use of the Black Scholes model see Appendix B.
If any reference used in the calculation of the Strategy Interest MVA Factor or Strategy Index MVA Factor is not published on the day or year the MVA is calculated, the transaction will be postponed until the reference is published. If any publication for any reference used in the calculation of the Strategy Interest MVA Factor or Strategy Index MVA Factor is discontinued or the calculation of the reference is materially changed then the Company will substitute a suitable reference and send notification of this change, subject to approval from the state insurance commissioner if required.
If the publication of any component of the indices used to calculate the Interest MVA Factor is discontinued or the indices are changed substantially, we may substitute a new index for the discontinued or substantially changed index used to calculate the Interest MVA Factor, subject to approval by the insurance department in your state. Before we substitute an index, we will notify you in writing of the substitution.
For examples of how we calculate MVAs, see Appendix A to this prospectus.
Important Information About The ICE BofAML 5-7 Year US Corporate Index
Great-West Capital ChoiceTM Advisor is not sponsored, endorsed, sold or promoted by ICE Data Indices, LLC (“ICE”). ICE has not passed on the legality or suitability of, or the accuracy or adequacy of descriptions and disclosures relating to, the Product, nor makes any representation or warranty, express or implied, to the owners of Product or any member of the public regarding the Product or the advisability of investing in the Product, particularly the ability of The ICE BofAML 5-7 Year US Corporate Index (“Indices”) to track performance of any market or strategy. ICE’s only relationship to the Company (“Licensee”) is the licensing of certain trademarks and trade names and indices or components thereof. The Indices are determined, composed and calculated by ICE without regard to the Licensee or the Product or its holders. ICE has no obligation to take the needs of the Licensee or the holders of the Product into consideration in determining, composing or calculating the Indices. ICE is not responsible for and has not participated in the determination of the timing of, prices of, or quantities of the Product to be issued or in the determination or calculation of the equation by which the Product is to be priced, sold, purchased, or redeemed. ICE has no obligation or liability in connection with the administration, marketing, or trading of the Product.
ICE DOES NOT GUARANTEE THE ACCURACY AND/OR THE COMPLETENESS OF THE INDICES OR ANY DATA INCLUDED THEREIN AND ICE SHALL HAVE NO LIABILITY FOR ANY ERRORS, OMISSIONS, UNAVAILABILITY, OR INTERRUPTIONS THEREIN. ICE MAKES NO WARRANTY, EXPRESS OR IMPLIED, AS TO RESULTS TO BE OBTAINED BY LICENSEE, HOLDERS OF THE PRODUCT OR ANY OTHER PERSON OR ENTITY FROM THE USE OF THE INDICES OR ANY DATA INCLUDED THEREIN. ICE MAKES NO EXPRESS OR IMPLIED WARRANTIES, AND EXPRESSLY DISCLAIMS ALL WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE OR USE, WITH RESPECT TO THE INDICES OR ANY DATA INCLUDED THEREIN. WITHOUT LIMITING ANY OF THE FOREGOING, IN NO EVENT SHALL ICE HAVE ANY LIABILITY FOR ANY SPECIAL, PUNITIVE, INDIRECT, INCIDENTAL, CONSEQUENTIAL DAMAGES, OR LOST PROFITS, EVEN IF NOTIFIED OF THE POSSIBILITY OF SUCH DAMAGES.
ICE and ICE data are trademarks of ICE or its affiliates and have been licensed for use by the Company.
ACCESS TO YOUR MONEY
The money in your Contract is available under the following circumstances:
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Partial Withdrawals
To make a partial withdrawal, you must submit a written Request in Good Order to our Administrative Office. The written consent of all Owners and irrevocable Beneficiaries must be obtained before we will process the partial withdrawal. Your partial withdrawal request must specify the amount that is to be withdrawn either as a total dollar amount or as a percentage of Contract Value. If a Written Request in Good Order is received by 2:00 p.m. Mountain Standard Time on a Business Day, it will be processed that day. If a Written Request in Good Order is received after 2:00 p.m. Mountain Standard Time, it will be processed on the next Business Day. We will take the partial withdrawal pro-rata from your Strategy Value in the Strategies based on your Contract Value as of the date we received your Written Request in Good Order at our Administrative Office. We reserve the right to allow other partial withdrawal methods, in addition to pro-rata, which, if offered, will be made available to you at our sole discretion.
Partial withdrawals may be subject to an MVA. See “Fees and Charges” and “Market Value Adjustment”. Partial withdrawals may also be subject to income tax and, before age 59 1⁄2, an additional 10% federal penalty tax. You should consult your tax adviser before taking a partial withdrawal. See “Taxation of the Contract.”
If a partial withdrawal would cause your Surrender Value to be less than $2,000, we will treat your request for partial withdrawal as a request for full surrender of your Contract.
Free Annual Withdrawal
After the first Contract Anniversary, you may receive a free annual withdrawal amount each year, equal to 10% of the remaining Purchase Payment. Initially, the Purchase Payment is initially equal to the amount of the single premium you paid and subsequently reduced by the Gross Withdrawal of each partial withdrawal that you request, including any free annual withdrawal amount and RMD. As long as the partial withdrawals you take during a Contract Year do not exceed the free annual withdrawal amount, we will not apply an MVA.
If you make a partial withdrawal of less than the free annual withdrawal amount, the remaining free annual withdrawal amount will be applied to any subsequent partial withdrawal which occurs during the same Contract Year. Any remaining free annual withdrawal amount will not carry over to a subsequent Contract Year. The free annual withdrawal amount is limited to and cannot exceed the Surrender Value of your Contract.
Withdrawals to Pay Consultants
You may request withdrawals from your Contract Value to pay Consultant fees. Withdrawals to pay Consultant fees may be made monthly or quarterly and shall be taken pro rata from your Strategy Value based on the Contract Value as of the date we receive your Request. A withdrawal Request for this purpose must meet a $100 minimum withdrawal requirement. Withdrawals to pay Consultant fees shall count toward the free annual withdrawal amount and shall comply with all terms and conditions applicable to partial withdrawals, as described above and, therefore, may be subject to an MVA. Because this is considered a withdrawal, deduction of the Consultant fee could reduce your benefits under the Contract, including reducing your Death Benefit on a dollar-for-dollar basis.
Generally, a withdrawal to pay a Consultant fee is taxed on a last-in-first-out basis (LIFO). Tax consequences of withdrawals are detailed below, but you should consult a competent tax advisor prior to authorizing a withdrawal from your Contract Value to pay Consultant fees to confirm whether such withdrawal would be considered a taxable distribution. Withdrawals to pay Consultant fees are permitted to be made monthly or quarterly. If tax withholding applies, the amount(s) withdrawn may be “grossed up” for taxes. A Consultant fee that reduces the Contract Value to zero will result in surrender of the Contract.
Withdrawals to pay Consultant fees also may be taken from other assets managed by your Consultant, if any, rather than from assets held in the Contract. Deductions from your Contract Value to pay Consultant fee(s) may not be available through all Consultants or though all financial intermediaries.
Hardship Waivers
We will not apply an MVA in the case of a full surrender where the Owner or Annuitant qualifies for the Nursing Home or Hospital waiver or terminal illness waiver, as described below. Before granting the waiver, we may request a second opinion or examination of the Owner or Annuitant by one of our examiners. We will bear the cost of any second opinion or examination. Further, the Company reserves the right to require access to medical records prior to payment of any amount. You may exercise this waiver only once during the time you own the Contract. Hardship Waivers are only applicable to a full surrender.
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•	Nursing Home or Hospital Waiver. We will not apply an MVA in the case of a full surrender where any Owner or Annuitant is confined to a licensed Nursing Home or Hospital, and has been confined to such Nursing Home or Hospital for at least 180 consecutive calendar days after the latter of the Effective Date or the date of change of Owner or Annuitant. We may require verification of confinement to the Nursing Home or Hospital.
The conditions that must be met are:
➣ Proof that the confinement in a Nursing Home or Hospital is recommended by a physician who is duly licensed by the state to treat the injury or sickness causing the confinement and who is not an employee of the Nursing Home or Hospital where the Annuitant or Owner is confined; and
➣A Request for a waiver of the MVA, accompanied by written proof of confinement and the physician’s recommendation described above, is received by the Administrative Office no later than 90 calendar days following the date that the qualifying confinement has ended.
•	Terminal Illness Waiver. We will not apply an MVA in the case of a full surrender where any Owner or Annuitant is diagnosed with a terminal illness and has a life expectancy of 12 months or less from the date of the Request for a withdrawal. As proof, we may require a determination of the terminal illness. Such determination must be signed by a licensed physician making the determination after the latter of Effective Date or the date of change of the Owner or Annuitant. The licensed physician must not be the Owner or Annuitant or a member of either’s immediate family.
Please see your Contract for more information.
The laws of your state may limit the availability of the waivers and may also change certain terms and/or benefits under the waivers. You should consult your Contract and Appendix B for further details on these variations. You should consult a tax adviser to determine the effect of surrendering the Contract on your taxes.
Surrenders
At any time before the Annuity Commencement Date and before the death of the Owner, you may surrender your Contract for the Surrender Value. If a written Request in Good Order is received by 2:00 pm Mountain Standard Time on a Business Day, it will be processed that day. If a written Request in Good Order is received after 2:00 pm Mountain Standard Time, it will be processed on the next Business Day.
To surrender your Contract, you must make a Written Request in Good Order to our Administrative Office. The consent of all Owners and irrevocable Beneficiaries must be obtained before the Contract is surrendered.
If you surrender the Contract, you will receive the Surrender Value which is equal to your Contract Value, adjusted for any MVA, and reduced by Premium Tax, if any. Presented as an equation, the Surrender Value is equal to A + B– C where:

A = Contract Value,
B = MVA, and
C = Premium Tax, if any.
See “Fees and Charges” and “Market Value Adjustment.” For more information on the calculation of Surrender Value see the examples provided in Appendix A to this prospectus. A surrender may also be subject to income tax and, if taken before age 59 1⁄2, an additional 10% federal penalty tax. You should consult a tax adviser before requesting a surrender. See “Taxation of the Contract.”
An MVA may apply to your Contract surrender. See “Fees and Charges” and “Market Value Adjustment.” A surrender may also be subject to income tax and, if taken before age 59 1⁄2, an additional 10% federal penalty tax. You should consult a tax adviser before requesting a surrender. See “Taxation of the Contract.”
Partial Withdrawal and Surrender Restrictions
Your right to make partial withdrawals and surrender the Contract is subject to any restrictions imposed by any applicable law or employee benefit plan. The Contract Data Page specifies the minimum partial withdrawal amount that you may request as well as the minimum amount of value that must remain in the Contract. If after any partial withdrawal, the remaining Contract Value is less than the minimum amount specified on the Contract Data Page, a full surrender of the Contract may be required.
The Gross Withdrawal is the amount of Contract Value that is withdrawn as a result of a withdrawal Request and is equal to the sum of the Strategy Gross Withdrawal(s).
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The amount paid as a result of a Request for a partial withdrawal, prior to income tax withholding, is equal to A + B– C, where:

A = Gross Withdrawal,
B = MVA, and
C = Premium Tax, if any.
On the date of the withdrawal Request, we will calculate the corresponding Contract Base Withdrawal. The Contract Base Withdrawal is the amount of the Contract Base to be withdrawn as a result of the withdrawal Request. The Contract Base Withdrawal is equal to A x B / C, where:
A =	Gross Withdrawal,
B =	Contract Base, and
C =	Contract Value.
A partial withdrawal will reduce the remaining Purchase Payment. The remaining Purchase Payment after a partial withdrawal is equal to the greater of zero and A– B, where:
A =	Remaining Purchase Payment as of the date the Request for payment is received, prior to the Request, and
B =	Contract Base Withdrawal.
A partial withdrawal will reduce the Guaranteed Minimum Death Benefit. The Guaranteed Minimum Death Benefit after a partial withdrawal is equal to A x (1 - B / C), where:
A =	Guaranteed Minimum Death Benefit as of the date the Request for payment is received, prior to the Request,
B =	Contract Base Withdrawal, and
C =	Contract Base as of the date the Request for payment is received, prior to the partial withdrawal.
The Contract Base Withdrawal will be split proportionally among the Strategies. For each Strategy, the Strategy Base Withdrawal is equal to A x B / C, where:
A =	Contract Base Withdrawal,
B =	Strategy Base as of the date the Request for payment is received, and
C =	Contract Base as of the date the Request for payment is received.
A partial withdrawal will reduce the Strategy Base for each Strategy. The Strategy Base after a partial withdrawal is equal to A– B, where:
A =	Strategy Base as of the date the Request for payment is received, and
B =	Strategy Base Withdrawal.
The Strategy Gross Withdrawal is the amount of Strategy Value that is withdrawn as a result of a partial withdrawal. The Strategy Gross Withdrawal is equal to A x (1 + B– C x D), where:
A =	Strategy Base Withdrawal,
B =	Strategy Credit Rate as of the date the Request for payment is received,
C =	Contract Fee Percentage, and
D =	the number of years (whole and partial) that have elapsed since the Strategy Term Start Date.
If a partial withdrawal is made within 30 days of the date annuity payments are scheduled to commence, we may delay the Annuity Commencement Date by 30 days. A partial withdrawal will be effective upon the Transaction Date, including the calculation of the MVA. Any withdrawal amount will be made on a pro-rata basis from all Strategies. All withdrawals, except for the free annual withdrawal amount, are subject to an MVA. After expiration of the initial Interest MVA Term, the MVA will still be applied to any partial withdrawal, except those detailed in this prospectus.
Right to Defer Payments
We may defer payments we make under this Contract for up to six months if the insurance regulatory authority of the state in which we issued the Contract approves such deferral. We will apply interest to the deferred payments, if required by state law.
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DEATH BENEFIT
Upon Due Proof of Death of an Owner and while this Contract is in force, the death benefit will become payable in accordance with these provisions and subject to Section 72(s) of the Code following the Company’s receipt of a Request.
The amount of the Death Benefit will be the greater of:
•	the Surrender Value or Contract Value on the date we receive Due Proof of Death, as of the date the Request for payment of the Death Benefit is received, minus any Premium Tax; or
•	the total Purchase Payment applied to the Contract, as of the date the Request for payment is received, less any surrenders, partial or periodic withdrawals and Premium Tax, if any.
Death of an Owner
If an Owner dies before the Payment Period begins (if there are joint Owners, the Death Benefit will become payable after the first joint Owner dies), a Death Benefit will become payable to the Beneficiary. We will pay the Death Benefit after we receive the following at our Administrative Office in Good Order:
•	Due Proof of Death of the Owner while the Contract is in force;
•	our claim form from each Beneficiary, properly completed; and
•	any other documents we require.
If we receive Due Proof of Death by 3:00 pm Mountain Standard Time on a Business Day, we will determine the amount of the Death Benefit as of that day. If we receive Due Proof of Death after 3:00 pm Mountain Standard Time, we will determine the amount of the Death Benefit as of the next Business Day.
We do not pro-rate Strategy Credit, the Floor or the Cap in the event a Death Benefit becomes payable between Contract Anniversaries.
Within 60 days after we receive Due Proof of Death, the Beneficiary must elect the payment method for the Death Benefit. Those options are described below. We will pay the Death Benefit in a manner that complies with the requirements of Section 72(s) or 401(a)(9) of the Internal Revenue Code, as applicable.
Death of Annuitant While the Owner is Living During the Accumulation Period
If the Annuitant dies during the Accumulation Period while the Owner is living and no joint Annuitant has been named, the Owner will become the Annuitant. If there are joint Annuitants, when an Annuitant dies, the surviving joint Annuitant will become the sole Annuitant.
If the Owner is not a natural person and the last surviving Annuitant dies before the Annuity Commencement Date, the Death Benefit will be payable to the Beneficiary.
Death Benefit Payment Options
The following rules apply to the payment of the Death Benefit under a Non-Qualified Contract:
•	Spouses – If the sole Beneficiary is the surviving Spouse of the deceased Owner, then he or she may choose to continue the Contract and become the new Owner. At the death of the surviving Spouse, this provision may not be used again, even if that surviving Spouse remarries. In that case, the rules for non-Spouses will apply. A surviving Spouse may also elect to receive the Death Benefit in a lump sum, apply the proceeds to an Annuity Payment Option, or receive the Death Benefit within five years of the date of the Owner’s death.
•	Non-Spouses – If the Beneficiary is not the surviving Spouse of the deceased Owner, then this Contract cannot be continued. Instead, upon the death of any Owner, the Beneficiary must choose one of the following:

○	Receive the Death Benefit in one lump sum following our receipt of Due Proof of Death;
○	Receive the Death Benefit (if the Beneficiary is a natural person) pursuant to one of the Annuity Payment Options. Payments under an Annuity Payment Option must begin within 1 year of the Owner’s death and must not extend beyond the Beneficiary’s life or a period certain equal to the Beneficiary’s life expectancy; or
○	Receive the Death Benefit within five (5) years of the date of the Owner’s death.
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Upon receipt of Due Proof of Death, the Beneficiary must instruct us how to treat the proceeds subject to the distribution rules discussed above. Other minimum distribution rules apply to Qualified IRA annuity contracts.
Death of Owner or Annuitant During the Payment Period
If an Annuitant dies during the Payout Period, remaining income payments, if any, will be distributed as provided by the Annuity Payment Option in effect.
If an Owner dies after the start of income payout, any remaining income payments will be distributed at least as rapidly as provided by the Annuity Payment Option in effect.
If the Annuitant dies after the Annuity Commencement Date and before the entire interest has been distributed, any benefit payable must be distributed to the Beneficiary according to and as rapidly as under the Annuity Payment Option which was in effect on the Annuitant’s date of death.
Death of Owner Who Is Not the Annuitant During the Accumulation Period
If the Owner dies before the Annuity Commencement Date and there is a Joint Owner who is the surviving Spouse of the deceased Owner, the Joint Owner becomes the Owner and Beneficiary and the Joint Owner may elect to take the Death Benefit or to continue the Contract in force.
In all other cases, we will pay the Death Benefit to the Beneficiary even if a Joint Owner (who was not the Owner’s Spouse on the date of the Owner’s death), the Annuitant and/or the Contingent Annuitant are alive at the time of the Owner’s death, unless the sole Beneficiary is the deceased Owner’s surviving Spouse who may elect to become the Owner and Annuitant and to continue the Contract in force.
If the Owner dies after the Annuity Commencement Date and before the entire interest has been distributed while the Annuitant is living, any benefit payable will continue to be distributed to the Annuitant as rapidly as under the Annuity Payment Option applicable on the Owner’s date of death. All rights granted the Owner under the Contract will pass to any surviving Joint Owner and, if none, to the Annuitant.
Death of Owner Who Is the Annuitant
If there is a Contingent Annuitant and a Joint Owner who is the surviving Spouse of the deceased Owner, the Joint Owner will become the Owner and the Beneficiary, the Contingent Annuitant will become the Annuitant, and the Contract will continue in force.
If there is a Joint Owner who is the surviving Spouse of the deceased Owner but no Contingent Annuitant, the Joint Owner will become the Owner, Annuitant, and Beneficiary and may elect to take the Death Benefit or continue the Contract in force.
In all other cases, we will pay the Death Benefit to the Beneficiary, even if a Joint Owner (who was not the Owner’s Spouse on the date of the Owner’s death) and/or Contingent Annuitant are alive at the time of the Owner’s death, unless the sole Beneficiary is the deceased Owner’s surviving Spouse who may elect to become the Owner and Annuitant and to continue the Contract in force.
If Owner/Annuitant Dies After Annuity Commencement Date
If the Owner/Annuitant dies after the Annuity Commencement Date, any benefit payable must be distributed to the Beneficiary in accordance with and at least as rapidly as the Annuity Payment Option in effect on the date of death.
Contingent Annuitant
While the Annuitant is living and at least 30 days prior to the Annuity Commencement Date, you may, by written Request, designate or change a Contingent Annuitant from time to time. A change of Contingent Annuitant will take effect as of the date the Request is processed, unless you specify a certain date. You are not required to designate a Contingent Annuitant.
Abandoned Property Requirements
Every state has unclaimed property laws which generally declare annuity contracts to be abandoned after a period of inactivity of three (3) to five (5) years from the date the Death Benefit is due and payable. For example, if the payment of a Death Benefit has
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been triggered, but, if after a thorough search, we are still unable to locate the Beneficiary, or the Beneficiary does not come forward to claim the Death Benefit in a timely manner, the Death Benefit will be paid to the abandoned property division or unclaimed property office of the state in which the Beneficiary or you last resided, as shown on our books and records, or to our state of domicile. The “escheatment” is revocable, however, and the state is obligated to pay the Death Benefit (without interest) if your Beneficiary steps forward to claim it with the proper documentation. To prevent such escheatment, it is important that you update your Beneficiary designations, including addresses, if and as they change. To make such changes, please contact us by writing to us or calling us at our Administrative Office.
PAYMENT PERIOD
Annuity Commencement Date
When you purchase the Contract, we will set the Annuity Commencement Date as the Contract Anniversary following the Annuitant’s 110th birthday. If there are Joint Annuitants, we will set the Annuity Commencement Date based on the age of the oldest Joint Annuitant.
You may change the Annuity Commencement Date by sending a written Request in Good Order to our Administrative Office provided: (i) the request is made while an Owner is living; (ii) the request is received at our Administrative Office at least 30 calendar days before the anticipated Annuity Commencement Date; and (iii) the requested Annuity Commencement Date is at least two (2) years after the Effective Date. Any such change is subject to any maximum maturity age restrictions that may be imposed by law and cannot extend past the Annuitant’s 110th birthday or the original Annuity Commencement Date.
Terms of Income Payments
We use fixed rates of interest to determine the amount of Income Payments payable under the Annuity Payment Options. Income Payments will vary, however, depending on the number of Annuitants living on the Annuity Commencement Date. Once Income Payments begin, you cannot change the terms or method of those payments. We do not apply an MVA to Income Payments.
If there is one Annuitant living on the Annuity Commencement Date, we will apply your Surrender Value to provide for a Life Income Option, unless you have elected an Annuity Payment Option before the Annuity Commencement Date or we are otherwise required under the Code. If there are two Annuitants living on the Annuity Commencement Date, we will apply your Surrender Value to a Joint and Last Survivor Life Income Option unless you have elected an Annuity Payment Option before the Annuity Commencement Date or we are otherwise required by the Code. We describe the Life Income Option and the Joint and Last Survivor Life Income Option under “Annuity Payment Options” below.
We will make the first Income Payment on the Annuity Commencement Date. We may require proof of age and sex of the Annuitant/Joint Annuitants before making the first Income Payment. To receive Income Payments under any Annuity Payment Option, the Annuitant/Joint Annuitant must be living on the Annuity Commencement Date and on the date that each subsequent payment is due as required by the terms of the Annuity Payment Option. We may require proof from time to time that this condition has been met.
Election of an Annuity Payment Option
You and/or the Beneficiary may elect to receive one of the Annuity Payment Options described under “Options” below. The Annuity Payment Option and distribution, however, must satisfy the applicable distribution requirements of Section 72(s) or 401(a)(9) of the Code, as applicable.
The election of an Annuity Payment Option must be made by written Request. The election is irrevocable after the payments commence. The Payee may not assign or transfer any future payments under any option.
The amount applied under each Annuity Payment Option must be at least $250 or the amount required to provide an initial monthly Income Payment of $20.
You may elect to receive Income Payments monthly, quarterly, semiannually, or annually. We will also furnish the amount of such payments on request. Payments that are less than $20 will only be made annually.
If you do not specify an Annuity Payment Option in your application, the default payment option will be Option 1 - Life Annuity. You may change this payment option any time before payments begin on the Annuity Commencement Date.
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Annuity Payment Options
We offer the following Annuity Payment Options:
Option 1 – Life Annuity. We make Income Payments during the life of the Annuitant, and the last payment is the one that is due before the Annuitant’s death. The Contract will not enter the Payment Period if the Annuitant dies after the election of this Annuity Payment Option 1, but prior to the date Income Payments begin, and the Beneficiary will receive the Contract’s Surrender Value. If the Annuitant dies shortly after Income Payments have begun, on the Annuity Commencement Date, the Payee may receive less than your investment in the Contract.
Option 2 – Life Annuity with Guaranteed 10-Year Period Certain. We make Income Payments during the life of the Annuitant, with payments for a guaranteed minimum period of 10 years. The Contract will not enter the Payment Period if the Annuitant dies after the election of this Annuity Payment Option 2, but prior to the date Income Payments begin, and the Beneficiary will receive the Contract’s Surrender Value. If the Annuitant dies after Income Payments begin, the Beneficiary will receive the present value of the remaining payments, computed at the interest rate used to calculate Option 2, for the guaranteed minimum period of 10 years.
Option 3 – Joint and Last Survivor Annuity. We make Income Payments during the lifetimes of the Annuitant and the Joint Annuitant. Upon the death of one Annuitant, Income Payments to the Payee continue during the lifetime of the surviving Joint Annuitant. The Contract will not enter the Payment Period if the Annuitant and Joint Annuitant die after the election of this Annuity Payment Option 3, but prior to the date Income Payments begin, and the Beneficiary will receive the Contract’s Surrender Value. If both the Annuitant and Joint Annuitant die shortly after Income Payments have begun, the Payee may receive less than your investment in the Contract.
Option 4 – Joint and Last Survivor with Guaranteed 10-Year Period Certain. We make Income Payments during the life of the Annuitant and Joint Annuitant, with payments for a guaranteed minimum period of 10 years. The Contract will not enter the Payment Period if the last surviving Annuitant dies after election of this Annuity Payment Option 4, but prior to the date Income Payments begin, and the Beneficiary will receive the Contract’s Surrender Value. If the last surviving Annuitant dies after Income Payments begin, the Beneficiary will receive the present value of the remaining payments, computed at the interest rate used to calculate Option 4, for the guaranteed minimum period of 10 years.
Option 5 – Life Annuity with Cash Refund. We make Income Payments during the lifetime of the Annuitant, and the last payment is the one that is due before the Annuitant’s death, the Payee may receive a lump sum refund. The amount of the lump sum refund equals the amount applied to this Annuity Payment Option minus the total paid to the Annuitant under this option. The Contract will not enter the Payment Period if the Annuitant dies after the election of this Annuity Payment Option 5, but prior to the date Income Payments begin, and the Beneficiary will receive the Contract’s Surrender Value. If the Annuitant dies before the lump sum amount applied to this Annuity Payment Option has been recovered, the remaining lump sum payment will be made to the Beneficiary.
Option 6 – any other form of annuity payment acceptable to the Company.
The options described above may not be offered in all states. We may offer other Annuity Payment Options. If your Contract is a Qualified IRA annuity contract or you purchase the Contract through an IRA Account, not all options may satisfy the RMD rules. Consult a tax advisor for more information.
MISCELLANEOUS PROVISIONS
Periodic Communications to Owners
Account statements will be provided to you periodically, but not less frequently than annually by us, your IRA custodian, or a designated third party.
Amendments to the Contract
The Contract may be amended to conform to changes in applicable law or interpretations of applicable law, or to accommodate design changes. Changes in the Contract may need to be approved by the state insurance departments. The consent of the Owner to an amendment will be obtained to the extent required by applicable law.
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Assignment
The interests of the Owner in the Contract may not be transferred, sold, assigned, pledged, charged, encumbered, or, in any way, alienated, unless otherwise required by state law as detailed in Appendix C.
Misstatements
If payments made were too large because of a misstatement of age, Great-West may deduct the difference from the next payment or payments with interest. If payments were too small, Great-West may add the difference to the next payment with interest. Any interest payable will be made at the rate required by applicable law.
FINANCIAL CONDITION OF THE COMPANY
As an insurance company, we are required by state insurance regulation to hold a specified amount of reserves in order to meet all the contractual obligations of our general account to our contract owners. In order to meet our claims-paying obligations, we regularly monitor our reserves to ensure we hold sufficient amounts to cover actual or expected contract and claims payments. In addition, we actively hedge our investments in our general account. However, it is important to note that there is no guarantee that we will always be able to meet our claims paying obligations, and that there are risks to purchasing any insurance product.
State insurance regulators also require insurance companies to maintain a minimum amount of capital, which acts as a cushion in the event that the insurer suffers a financial impairment, based on the inherent risks in the insurer’s operations. These risks include those associated with losses that we may incur as the result of defaults on the payment of interest or principal on our general account assets, which include bonds, mortgages, general real estate investments, and stocks, as well as the loss in value of these investments resulting from a loss in their market value.
We invest the majority of Purchase Payments received under the Contract in fixed income securities and the remaining portion in derivative instruments that hedge the movements of the Reference Indices. We place the securities and derivative instruments in the Separate Account, which is insulated from the Company’s general creditors. We purchase the derivative instruments with the intent to provide similar investment returns relative to the Strategies offered in your Contract. The fixed income securities, which include bonds and commercial mortgage backed securities, are used to support the Contract guarantees, but are not directly reflected in your Strategy Value.
The Company’s general account assets are also available to meet the guarantees under the Contract as well as our other general obligations. All guarantees under the Contract are subject to the claims paying ability and financial strength of the Company. In the event of shortfalls in the Separate Account assets relative to the value of guarantees under the Contract, we may transfer assets from the Company’s general account to the Separate Account. For example, investment grade downgrades, or derivative yields less Strategy Credit may cause shortfalls that may require the use of general account assets to support the contractual guarantees.
We credit your Strategy Value based on the performance of Indices and Crediting Factors(s) that you select, without regard to performance of the fixed income securities and derivative instruments that we place in the Separate Account. As an Owner of a Contract, you do not in participate in the performance of the assets held in the Separate Account and do not have any direct claim on them.
Additional information regarding the Company, its business, senior management, and financial condition, is presented below in “Additional Information Regarding the Company,” below. We encourage both existing and prospective Owners to read and understand our audited financial statements, which are included in this prospectus in “Appendix D – Company’s Financial Statements and Other Financial Information.” We prepare our audited financial statements on a statutory basis pursuant to laws and regulations promulgated by the Colorado Division of Insurance (this method of accounting is referred to herein as “Statutory” accounting). You may obtain an additional free copy of our financial statements for the most recent fiscal year by calling (800) 537-2033 or writing to the Administrative Office. In addition, our financial statements filed with this prospectus are available on the SEC’s website at www.sec.govand on our website at www.greatwest.com.
You also will find on our website information on ratings assigned to us by one or more independent rating organizations. These ratings are opinions of an operating insurance company’s financial capacity to meet the obligations of its insurance and annuity contracts based on its financial strength and/or claims-paying ability.
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TAXATION OF THE CONTRACT
The following discussion is general in nature and is not intended as tax advice. Each person concerned should consult a competent tax advisor. No attempt is made to consider any applicable state or other income tax laws, any state and local estate or inheritance tax, or other tax consequences of ownership or receipt of Distributions under a Contract.
When you invest in an annuity contract, you usually do not pay taxes on your investment gains until you withdraw the money—generally for retirement purposes. If you invest in an annuity as part of an individual retirement plan, pension plan or employer-sponsored retirement program, your contract is called a Qualified Contract. If your annuity is independent of any formal retirement or pension plan, it is termed a Non-Qualified Contract. The tax rules applicable to Qualified Contracts vary according to the type of retirement plan and the terms and conditions of the plan. See “Non-Natural Person” below for a discussion of Non-Qualified Contracts owned by persons such as corporations and trusts that are not natural persons.
A transfer or assignment of ownership of a Contract, the designation of an Annuitant other than the Owner, the selection of advanced payout dates, or the exchange of a Contract may result in certain tax consequences to you that are not discussed herein. An Owner contemplating any such transfer, assignment or exchange, should consult a tax advisor as to the tax consequences.
Taxation of Non-Qualified Contracts
Required Distributions. In order to be treated as an annuity contract for federal income tax purposes, Section 72(s) of the Code requires any Non-Qualified Contract to contain certain provisions specifying how your interest in the Contract will be distributed in the event of the death of an Owner of the Contract. Specifically, section 72(s) requires that (a) if any Owner dies on or after the annuity starting date, but prior to the time the entire interest in the contract has been distributed, the entire interest in the contract will be distributed at least as rapidly as under the method of Distribution being used as of the date of such Owner’s death; and (b) if any Owner dies prior to the annuity starting date, the entire interest in the Contract will be distributed within five (5) years after the date of such Owner’s death.
The Non-Qualified Contracts contain provisions that are intended to comply with these Code requirements, although no regulations interpreting these requirements have yet been issued. We intend to review such provisions and modify them if necessary to assure that they comply with the applicable requirements when such requirements are clarified by regulation or otherwise.
Other rules may apply to Qualified Contracts.
Non-Natural Person. If a non-natural person (e.g., a corporation or a trust) owns a Non-Qualified Contract, the taxpayer generally must include in income any increase in the excess of the Contract Value over the investment in the Contract (generally, the Purchase Payment or other consideration paid for the contract) during the taxable year. There are some exceptions to this rule and a prospective Owner that is not a natural person should discuss these with a tax adviser.
The following discussion generally applies to Contracts owned by natural persons.
Withdrawals. When a withdrawal from a Non-Qualified Contract occurs, the amount received will be treated as ordinary income subject to tax up to an amount equal to the excess (if any) of the Contract Value, immediately before the Distribution over the Owner’s investment in the Contract (generally, the Purchase Payments or other consideration paid for the Contract, reduced by any amount previously distributed from the Contract that was not subject to tax) at that time. Immediately before a withdrawal, the Contract Value may have to be increased by any positive MVA that results from a withdrawal. There is, however, no definitive guidance on the proper tax treatment of MVAs and you may want to discuss the potential tax consequences of an MVA with your tax adviser. In the case of a surrender under a Non-Qualified Contract, the amount received generally will be taxable only to the extent it exceeds the Owner’s investment in the Contract.
In the case of a withdrawal under a Qualified Contract, a ratable portion of the amount received is taxable, generally based on the ratio of the “investment in the contract” to the individual’s total account balance or accrued benefit under the retirement plan. The “investment in the contract” generally equals the amount of any non-deductible Purchase Payment paid by or on behalf of any individual. In many cases, the “investment in the contract” under a Qualified Contract can be zero.
Penalty Tax on Certain Withdrawals. In the case of a Distribution from a Non-Qualified Contract, there may be an imposed federal tax penalty equal to ten percent of the amount treated as income. In general, however, there is no penalty on distributions if they are:
•	made on or after the taxpayer reaches age 59 1⁄2;
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•	made on or after the death of an Owner;
•	attributable to the taxpayer’s becoming disabled; or
•	made as part of a series of substantially equal periodic payments for the life (or life expectancy) of the taxpayer.
Other exceptions may be applicable under certain circumstances and special rules may be applicable in connection with the exceptions enumerated above. Exceptions may apply to distributions from a Qualified Contract. You should consult a qualified tax adviser.
Income Payments. Although tax consequences may vary depending on the payout option elected under an annuity contract, a portion of each income payment is generally not taxed and the remainder is taxed as ordinary income. The non-taxable portion of an income payment is generally determined in a manner that is designed to allow you to recover your investment in the contract ratably on a tax-free basis over the expected stream of income payments, as determined when income payments start. Once your investment in the contract has been fully recovered, however, the full amount of each income payment is subject to tax as ordinary income.
Taxation of Death Benefit. Amounts may be distributed from a Contract because of your death or the death of the Annuitant. Generally, such amounts are includible in the income of the recipient as follows: (i) if distributed in a lump sum, they are taxed in the same manner as surrender of the Contract, or (ii) if distributed under a payout option, they are taxed in the same way as income payments.
Withholding. Annuity distributions are generally subject to withholding for the recipient’s federal income tax liability. Recipients can generally elect, however, not to have tax withheld from distributions.
Multiple Contracts. All Non-Qualified deferred annuity contracts that are issued by us (or our affiliates) to the same Owner during any calendar year are treated as one annuity contract for purposes of determining the amount includible in such Owner’s income when a taxable distribution occurs.
Further Information. We believe that the Contracts will qualify as annuity contracts for federal income tax purposes and the above discussion is based on that assumption.
Taxation of Qualified Contracts
The tax rules applicable to Qualified Contracts vary according to the type of retirement plan and the terms and conditions of the plan. Your rights under a Qualified Contract may be subject to the terms of the retirement plan itself, regardless of the terms of the Qualified Contract. Adverse tax consequences may result if you do not ensure that contributions, distributions and other transactions with respect to the Contract comply with the law.
In the case of a withdrawal under a Qualified Contract, a ratable portion of the amount received is taxable, generally based on the ratio of the “investment in the contract” to the individual’s total account balance or accrued benefit under the retirement plan. In many cases, the “investment in the contract” under a Qualified Contract can be zero.
Individual Retirement Annuities (IRAs), as defined in Section 408 of the Code, permit individuals to make annual contributions of up to the lesser of a specified dollar amount for the year or the amount of compensation includible in the individual’s gross income for the year. The contributions may be deductible in whole or in part, depending on the individual’s income. Distributions from certain retirement plans may be “rolled over” into an IRA on a tax-deferred basis without regard to these limits. Amounts in the IRA (other than nondeductible contributions) are taxed when distributed from the IRA. A 10% federal penalty tax generally applies to distributions made before age 59 1⁄2, unless an exception applies. Distributions that are rolled over to an IRA within 60 days are not immediately taxable, however only one such rollover is permitted each year. Beginning in 2015, an individual can make only one rollover from an IRA to another (or the same) IRA in any 12-month period, regardless of the number of IRAs that are owned. The limit will apply by aggregating all of an individual’s IRAs, including SEP and SIMPLE IRAs as well as traditional and Roth IRAs, effectively treating them as one IRA for purposes of the limit. This limit does not apply to direct trustee-to-trustee transfers or conversation to Roth IRAs.
Roth IRAs, as described in Code section 408A, permit certain eligible individuals to contribute to make non-deductible contributions to a Roth IRA in cash or as a rollover or transfer from another Roth IRA or other IRA. A rollover from or conversion of an IRA to a Roth IRA is generally subject to tax and other special rules apply. The Owner may wish to consult a tax adviser before combining any converted amounts with any other Roth IRA contributions, including any other conversion amounts from other tax years. Distributions from a Roth IRA generally are not taxed, except that, once aggregate distributions exceed contributions to the Roth IRA, income tax and a 10% federal penalty tax may apply to distributions made (1) before
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age 59 1⁄2 (subject to certain exceptions) or (2) during the five taxable years starting with the year in which the first contribution is made to any Roth IRA. A 10% penalty tax may apply to amounts attributable to a conversion from an IRA if they are distributed during the five (5) taxable years beginning with the year in which the conversion was made. Distributions that are rolled over to an IRA within 60 days are not immediately taxable, however only one such rollover is permitted each year. Beginning in 2015, an individual can make only one rollover from an IRA to another (or the same) IRA in any 12-month period, regardless of the number of IRAs that are owned. The limit will apply by aggregating all of an individual’s IRAs, including SEP and SIMPLE IRAs as well as traditional and Roth IRAs, effectively treating them as one IRA for purposes of the limit. This limit does not apply to direct trustee-to-trustee transfers or conversions to Roth IRAs.
Other Tax Issues. Qualified Contracts have minimum distribution rules that govern the timing and amount of distributions. You should refer to your retirement plan, adoption agreement, or consult a tax adviser for more information about these distribution rules.
Distributions from Qualified Contracts generally are subject to withholding for the Owner’s federal income tax liability. The withholding rate varies according to the type of distribution and the Owner’s tax status. The Owner will be provided the opportunity to elect not have tax withheld from distributions.
Federal Estate Taxes, Gift and Generation-Skipping Transfer Taxes
While no attempt is being made to discuss in detail the federal estate tax implications of the Contract, a purchaser should keep in mind that the value of an annuity contract owned by a decedent and payable to a Beneficiary by virtue of surviving the decedent is included in the decedent’s gross estate. Depending on the terms of the annuity contract, the value of the annuity included in the gross estate may be the value of the lump sum payment payable to the Contingent Owner or the actuarial value of the payments to be received by the Beneficiary. Consult an estate planning adviser for more information.
Under certain circumstances, the Code may impose a “generation skipping transfer (“GST”) tax” when all or part of an annuity contract is transferred to, or a Death Benefit is paid to, an individual two or more generations younger than the Owner. Regulations issued under the Code may require us to deduct the tax from your Contract, or from any applicable payment, and pay it directly to the IRS.
The potential application of these taxes underscores the importance of seeking guidance from a qualified advisor to help ensure that your estate plan adequately addresses your needs and those of your beneficiaries under all possible scenarios.
Medicare Tax
Distributions from non-qualified annuity policies will be considered “investment income” for purposes of the newly enacted Medicare tax on investment income. Thus, in certain circumstances, a 3.8% tax may be applied to some or the entire taxable portion of distributions (e.g., earnings) to individuals whose income exceeds certain threshold amounts. Please consult a tax advisor for more information.
Same-Sex Spouses
The Contract provides that upon your death, a surviving Spouse may have certain continuation rights that he or she may elect to exercise for the Contract’s Death Benefit and any joint-life coverage under an optional living benefit. All Contract provisions relating to spousal continuation are available only to a person who meets the definition of “Spouse” under federal law. The U.S. Supreme Court has held that same-sex marriages must be permitted under state law and that marriages recognized under state law will be recognized for federal law purposes. Domestic partnerships and civil unions that are not recognized as legal marriages under state law, however, will not be treated as marriages under federal law. Consult a tax adviser for more information on this subject.
Annuity Purchases By Nonresident Aliens and Foreign Corporations
The discussion above provides general information regarding U.S. federal income tax consequences to annuity purchasers that are U.S. citizens or residents. Purchasers that are not U.S. citizens or residents will generally be subject to U.S. federal withholding tax on taxable distributions from annuity contracts at a 30% rate, unless a lower treaty rate applies. In addition, such purchasers may be subject to state and/or municipal taxes and taxes that may be imposed by the purchaser’s country of citizenship or residence. Additional withholding may occur with respect to entity purchasers (including foreign corporations, partnerships and trusts) that are not U.S. residents. Prospective purchasers are advised to consult with a qualified tax advisor regarding U.S., state, and foreign taxation with respect to an annuity contract purchase.
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Possible Tax Law Changes
Although the likelihood of legislative changes is uncertain, there is always the possibility that the tax treatment of the Contract could change by legislation or otherwise. Consult a tax adviser with respect to legislative developments and their effect on the Contract.
We have the right to modify the Contract in response to legislative changes that could otherwise diminish the favorable tax treatment that annuity contract owners currently receive. We make no guarantee regarding the tax status of any contract and do not intend the above discussion as tax advice.
SALES OF THE CONTRACTS
We offer the Contract on a continuous basis. Contracts are sold by licensed insurance agents (the “Selling Agents”) in those states where the Contract may be lawfully sold. Such Selling Agents will be registered representatives of affiliated or unaffiliated broker-dealer firms registered under the Securities Exchange Act of 1934, as amended (the “1934 Act”), who are members of the Financial Industry Regulatory Authority, Inc. (“FINRA”) and who have entered into selling agreements with us and the principal underwriter (the “Selling Broker-Dealers”).
We and/or our affiliates pay the Selling Broker-Dealers compensation for the promotion and sale of the Contract. The Selling Agents who solicit sales of the Contract typically receive a portion of the compensation paid by the Company to the Selling Broker-Dealers in the form of commissions or other compensation, depending on the agreement between the Selling Broker-Dealer and the Selling Agent. The Selling Agents are also licensed as insurance agents by applicable state insurance authorities and appointed as agents of the Company. Selling Agents are also eligible for various cash benefits, such as bonuses, insurance benefits and financing arrangements, and non-cash items. Non-cash items include conferences, seminars and trips (including travel, lodging and meals in connection therewith), entertainment, merchandise and other similar items. Sales of the Contracts may help registered representatives qualify for such benefits.
The amount and timing of commissions we may pay to Selling Broker-Dealers may vary depending on the selling agreement and the contract sold but is not expected to be more than 8% of the Purchase Payment. We may pay or allow other promotional incentives or payments in the form of cash or other compensation to the extent permitted by FINRA rules and other applicable laws and regulations.
We also pay compensation to wholesaling broker-dealers or other firms or intermediaries, including payments to affiliates of ours, in return for wholesaling services such as providing marketing and sales support, product training and administrative services to the Selling Agents of the Selling Broker-Dealers. These allowances may be based on a percentage of the Purchase Payment.
In addition to the compensation described above, we may make additional cash payments, in certain circumstances referred to as “override” compensations or reimbursements to Selling Broker-Dealers in recognition of their marketing and distribution, transaction processing and/or administrative services support. These payments are not offered to all Selling Broker-Dealers, and the terms of any particular agreement governing the payments may vary among Selling Broker-Dealers depending on, among other things, the level and type of marketing and distribution support provided. Marketing and distribution support services may include, among other services, placement of the Company’s products on the Selling Broker-Dealers’ preferred or recommended list, increased access to the Selling Broker-Dealers’ registered representatives for purposes of promoting sales of our products, assistance in training and education of the Selling Agents, and opportunities for us to participate in sales conferences and educational seminars. The payments or reimbursements may be calculated as a percentage of the particular Selling Broker-Dealer’s actual or expected aggregate sales of our index-linked annuity contracts (including the Contract) and/or may be a fixed dollar amount. Broker-dealers receiving these additional payments may pass on some or all of the payments to the Selling Agent.
You should ask your Selling Agent for further information about what commissions or other compensation he or she, or the Selling Broker-Dealer for which he or she works, may receive in connection with your purchase of a Contract.
Commissions and other incentives or payments described above are not charged directly to you. We intend to recoup commissions and other sales expenses through fees and charges deducted under the Contract.
We have entered into an underwriting agreement with GWFS Equities, Inc. for the distribution and sale of the Contracts. Pursuant to this agreement, GWFS Equities, Inc. serves as principal underwriter for the Contracts, offering them on a continuous basis. GWFS Equities, Inc. is located at 8515 East Orchard Road, Greenwood Village, CO 80111. GWFS Equities, Inc. will use its best efforts to sell the Contracts, but is not required to sell any specific number or dollar amount of Contracts.
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GWFS Equities, Inc. was organized as a corporation under the laws of the State of Delaware in 1984 and is a wholly-owned affiliate of ours. GWFS Equities, Inc. is registered as a broker-dealer with the SEC under the 1934 Act, as well as with the securities administrators in the states in which it operates, and is a member of FINRA.
GWFS Equities, Inc. offers the Contracts through registered representatives who are registered with FINRA and with the states in which they do business. More information about GWFS Equities, Inc. and the registered representatives is available at http://www.finra.org or by calling 800-289-9999. You can also obtain an investor brochure from FINRA describing its Public Disclosure Program. Registered representatives with GWFS Equities, Inc. are also licensed as insurance agents in the states in which they do business and are appointed with us. In addition, registered representatives of GWFS Equities, Inc. may be eligible for non-cash compensation programs offered by GWFS Equities, Inc. or an affiliated company, such as conferences, trips, prizes, and awards.
GWFS Equities, Inc. may also enter into selling agreements with unaffiliated broker-dealers to sell the Contract. The registered representatives of these selling firms are registered with FINRA and with the states in which they do business, are licensed as insurance agents in the states in which they do business, and are appointed with us. We and GWFS Equities, Inc. may provide non-cash compensation to these registered representatives, but such non-cash compensation is limited to small gifts, occasional entertainment, and/or payment or reimbursement in connection with training or education. This non-cash compensation is not preconditioned on achievement of a sales target.
At times, GWFS Equities, Inc. may make other cash and non-cash payments to selling firms for expenses relating to the recruitment and training of personnel, periodic sales meetings, the production of promotional sales literature and similar expenses. These expenses may also relate to the synchronization of technology between the Company, GWFS Equities, Inc., and the selling firm in order to coordinate data for the sale and maintenance of the Contract. The amount of other cash and non-cash compensation paid by GWFS Equities, Inc. or its affiliated companies ranges significantly among the selling firms. GWFS Equities, Inc. and its affiliates may receive payments from affiliates of the selling firms that are unrelated to the sale of the Contract.
Although the Company and GWFS Equities, Inc. do not anticipate discontinuing offering the Contracts, we do reserve the right to discontinue offering the Contracts at any time.
ADDITIONAL INFORMATION REGARDING THE CONTRACT
Owner Questions
The obligations to Owners under the Contracts are ours. Please direct your questions and concerns to us at our Administrative Office.
State Regulation
As a life insurance company organized and operated under the laws of the State of Colorado, we are subject to provisions governing life insurers and to regulation by the Colorado Commissioner of Insurance. Our books and accounts are subject to review and examination by the Colorado Division of Insurance.
Evidence of Death, Age, Gender, or Survival.
We may require proof of the age, gender, death, or survival of any person or persons before acting on any applicable Contract provision.
Disclosure of Commission Position on Indemnification.
Insofar as indemnification for liability arising under the 1933 Act may be permitted to directors, officers and controlling persons of the Company pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the 1933 Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director, officer or controlling person of the depositor in successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the 1933 Act and will be governed by the final adjudication of such issue.
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LEGAL MATTERS REGARDING THE CONTRACT
Certain matters regarding the offering of the securities herein have been passed upon by the Associate General Counsel for the Company. Eversheds Sutherland (US) LLP has provided advice on certain matters related to the application of federal securities laws to the Contracts.
ADDITIONAL INFORMATION REGARDING THE COMPANY
Corporate Organization and Overview
Great-West Life & Annuity Insurance Company is a stock life insurance company that was originally organized under the laws of the State of Kansas as the National Interment Association. Our name was changed to Ranger National Life Insurance Company in 1963 and to Insuramerica Corporation prior to changing to our current name in 1982. In September of 1990, we re-domesticated under the laws of the State of Colorado. Our executive office is located at 8515 East Orchard Road, Greenwood Village, Colorado 80111.
The Company is a direct wholly-owned subsidiary of GWL&A Financial Inc. (“GWL&A Financial”), a Delaware holding company. GWL&A Financial is a direct wholly-owned subsidiary of Great-West Lifeco U.S. LLC. (“Lifeco U.S.”) and an indirect wholly-owned subsidiary of Great-West Lifeco Inc. (“Lifeco”), a Canadian holding company.  Lifeco operates in the United States primarily through the Company and through Putnam Investments, LLC (“Putnam”), and in Canada and Europe through The Great-West Life Assurance Company (“Great-West Life”) and its subsidiaries, London Life Insurance Company (“London Life”), The Canada Life Assurance Company (“CLAC”), and Irish Life Group Limited.  Lifeco is a subsidiary of Power Financial Corporation (“Power Financial”), a Canadian holding company with substantial interests in the financial services industry.  Power Corporation of Canada (“Power Corporation”), a Canadian holding and management company, has voting control of Power Financial. The Desmarais Family Residuary Trust, through a group of private holding companies that it controls, has voting control of Power Corporation.
The shares of Lifeco, Power Financial, and Power Corporation are traded publicly in Canada on the Toronto Stock Exchange.
Business of the Company
The Company offers retirement plans and services, investment products, and annuities to individuals, businesses, and other private and public organizations throughout the United States, Puerto Rico, Guam, and the United States Virgin Islands. The Company is authorized to engage in the sale of life insurance, accident and health insurance and annuities. It is qualified to do business in all states in the United States, except New York, and in the District of Columbia, Puerto Rico, Guam and the U.S. Virgin Islands. The Company is also a licensed reinsurer in New York.
The Chief Operating Decision Maker (“CODM”) of the Company is also the Chief Executive Officer (“CEO”) of the Company and Lifeco U.S. The CODM reviews the financial information for the purposes of assessing performance and allocating resources based upon the results of Lifeco U.S. and other U.S. affiliates prepared in accordance with International Financial Reporting Standards. The CODM, in his capacity as CEO of the Company, reviews the Company’s financial information only in connection with the periodic reports that are filed with the Securities and Exchange Commission (“SEC”). Consequently, the Company does not provide its discrete financial information to the CODM to be regularly reviewed to make decisions about resources to be allocated or to assess performance. For purposes of SEC reporting requirements under a statutory basis of accounting, the Company has chosen to present its financial information in three segments, notwithstanding the above. The three segments are: Individual Markets, Empower Retirement, and Other.
Through its Empower Retirement segment, the Company provides various retirement plan products and investment options as well as comprehensive administrative and recordkeeping services for financial institutions and employers which include educational, advisory, enrollment, and communication services for employer-sponsored defined contribution plans and associated defined benefit plans. Effective January 1, 2015, the retirement services businesses of the Company, the acquired J.P. Morgan Retirement Plan Services (“RPS”) and Putnam merged under the Empower Retirement brand, creating the second largest recordkeeping provider in the U.S.
Through its Individual Markets segment, the Company offers various forms of life insurance, annuity, and retirement products. On January 24, 2019, the Company announced that it had that it had entered into an agreement with Protective Life Insurance Company (“Protective”) to sell, via indemnity reinsurance, substantially all of its non-participating individual life insurance and annuity business and group life and health business, including the Contracts. Subject to the provision of certain services by the Company or its affiliates for a transitional period following the closing, Protective will agree to provide administration for the
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Contracts in accordance with their terms and conditions. The transaction is expected to close in the first half of 2019 subject to regulatory and customary closing conditions.
No customer accounted for 10% or more of the Company’s consolidated revenues during the years 2018, 2017, or 2016. In addition, no segment of the Company’s business is dependent upon a single customer or a few customers, the loss of which would have a significant effect on it or its business segments’ operations. The loss of business from any one, or a few, independent brokers or agents would not have a material adverse effect on the Company or its business segments.
Empower Retirement Segment Principal Products
Through its Empower Retirement segment, the Company provides various retirement plan products and investment options, as well as comprehensive administrative and recordkeeping services for financial institutions and employers, which include educational, advisory, enrollment, and communication services for employer-sponsored defined contribution plans and associated defined benefit plans under Internal Revenue Code Sections 401(a), 401(k), 403(b), 408, and 457. Defined contribution plans provide for benefits based upon the value of contributions to, and investment returns on, an individual’s account. This has been a rapidly growing portion of the retirement marketplace in recent years.
The retirement plan products and investment options offered by the Company include mutual funds and collective trusts, guaranteed interest rate investment products, and variable annuity products designed to meet the specific needs of the customer. In addition, the Company offers both customized annuity and non-annuity products.
IRAs—The Company offers an individual retirement account (“IRA”) product to the public and as a distribution option for employees terminated from employer-sponsored defined contribution plans. The Company earns asset-based fees and per account fees for providing administrative and recordkeeping services for IRA accounts. For those IRAs invested in mutual funds, the Company can be reimbursed by the mutual funds for marketing, sales, and service costs under various revenue sharing agreements.
Mutual funds and collective trusts - The Company earns administration fees under various revenue sharing agreements from mutual funds and collective trusts for marketing, sales, and service costs incurred while providing services to individuals and institutional clients on behalf of the funds. On proprietary collective trusts, the Company, through its wholly-owned subsidiary Great-West Trust Company, LLC (“Great-West Trust Company”), earns an asset-based management fee.
Guaranteed interest rate investment products - On its guaranteed interest rate investment products, the Company earns investment margins on the difference between the income earned on investments in its general account and the interest credited to the participant’s account balance. The Company’s general account assets support the guaranteed investment products. The Company also manages fixed interest rate products known as stable value funds that may be structured as separate accounts, pooled collective trusts, and custom collective trusts for which it is paid a management fee that is earned by the Company either directly or through its wholly-owned subsidiaries Great-West Capital Management, LLC (“Great-West Capital Management”) or Great-West Trust Company.
Variable annuity products - The Company’s variable annuity products provide the opportunity for clients to invest on a tax deferred basis with the ability to annuitize assets. Variable annuities can be made available with GLWB which guarantees that the client is able to take contractually specified withdrawals from their assets that will continue for life regardless of market performance or longevity. The Company earns fees from the separate account for mortality and expense risks pertaining to the variable annuity contract and/or for providing administrative services. For variable annuity assets invested in mutual funds, the Company is reimbursed by the mutual funds for marketing, sales, and service costs under various revenue sharing agreements. There are additional fees charged for election of guaranteed minimum benefits. The GLWB products may be available in variable annuity products or as a stand-alone contract.
Administrative and recordkeeping services - The Company receives asset-based and/or participant-based fees for providing third-party administrative and recordkeeping services to financial institutions and employer-sponsored retirement plans. The number of Empower Retirement participant accounts has grown to 8.8 million at December 31, 2018, from over 8.3 million at December 31, 2017.
The Company’s marketing focus is directed toward providing investment management, advisory services, and recordkeeping services under Internal Revenue Code Sections 401(a), 401(k), 403(b), 408, and 457 to private corporations, state and local governments, hospitals, non-profit organizations, and public school districts. Through the Company’s wholly-owned, registered subsidiaries, Great-West Capital Management, and Advised Assets Group, LLC (“Advised Assets Group”), the Company
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provides investment management and advisory services. Through the Company’s wholly-owned subsidiary FASCore, LLC, the Company targets and partners with other large financial institutions to provide third-party recordkeeping and administration services.
Certain revenues and expenses generated from the above products from the Empower Segment are represented in changes in value of investment in subsidiaries, as discussed further in the statutory financial statements attached.
Individual Markets Segment Principal Products
The Company’s Individual Markets segment distributes life insurance, annuity, and retirement products to both individuals and businesses through various distribution channels. Life insurance products in-force include participating and non-participating term life, whole life, universal life, and variable universal life.
Participating life insurance - Participating policyholders share in the financial results of the participating business in the form of policyholder dividends that reflect the difference between the assumptions used in the premium charged and the actual experience on those policies. The policyholder dividends can be distributed directly to the policyholders in the form of cash or through an increase in benefits such as paid-up additions. The Company no longer actively markets participating products.
Term life - Term life insurance products provide coverage for a stated period and generally do not include the accumulation of cash values. Term life insurance products pay a guaranteed death benefit only if the insured dies within the coverage period. The Company’s term life insurance earnings come from the difference between cumulative premiums collected and actual death claims.
Whole life - Whole life insurance products provide guaranteed death benefits in exchange for level premium payments for the life of the insured. Whole life insurance products include the accumulation of cash values. The policyholder can receive the accumulated cash value as a payment by surrendering the insurance policy before the death of the insured. The Company’s whole life insurance earnings come from investment income earned on assets held as reserve in the General Account and the difference between premiums collected and actual death claims.
Universal life - Universal life insurance products include a cash value component that is credited with interest at regular intervals. The account balances for the universal life products are held in the Company’s general account. The Company’s universal life insurance earnings result from the difference between the investment income and interest credited on customer cash values and from differences between charges for mortality and actual death claims. Universal life cash values are charged for the cost of insurance coverage and for administrative expenses.
Variable universal life - Variable universal life products provide insurance coverage on the same basis as universal life, except that the account balance is directed by the policyholder into either separate account investment options or into the Company’s general account as a fixed option within the variable product. In the separate account investment options, the policyholder bears the entire risk of the investment results. The Company’s variable universal life insurance earnings result from asset-based fees, as well as from the difference between fees collected for mortality as compared to actual death claims paid.
Variable annuity products - The Company’s variable annuity products provide the opportunity for clients to invest on a tax deferred basis with the ability to annuitize assets. Variable annuities can be made available with guaranteed minimum death benefit (“GMDB”) which guarantees the client’s beneficiaries will receive at least a return of premium (less the impact of withdrawals) upon death as well as a guaranteed lifetime withdrawal benefit (“GLWB”) which guarantees that the client is able to take contractually specified withdrawals from their assets that will continue for life regardless of market performance or longevity. The Company earns fees from the separate account for mortality and expense risks pertaining to the variable annuity contract and/or for providing administrative services. For variable annuity assets invested in mutual funds, the Company is reimbursed by the mutual funds for marketing, sales, and service costs under various revenue sharing agreements. There are additional fees charged for election of guaranteed minimum benefits. The guaranteed minimum benefits may be available in variable annuity products or as a stand-alone contract.
Retention is an important factor in profitability and is encouraged through product features. For example, the Company’s life insurance and annuity contracts may impose a surrender charge on policyholder balances withdrawn within the first 10 years of the contract’s inception. The period of time and level of the surrender charge vary by product.
One of the principal markets for the Individual Markets segment is the executive benefits market. The primary executive benefits products are single premium universal life insurance, registered variable universal life insurance, private placement variable
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universal life insurance (“PPVUL”), and PPVUL with a stable value guarantee feature. These executive benefits life insurance policies indirectly fund employee post-retirement benefits and non-qualified benefit plans for executives.
Community and regional / national banks are the primary purchasers of single premium universal life insurance utilizing the general account and hybrid products. Regional / national banks sometimes buy PPVUL with a stable value guarantee. Corporations indirectly funding executive benefits purchase the registered variable universal life insurance and PPVUL product. The PPVUL products offer a wide array of equity and bond fund investment options.
Another principal market for the Individual Markets segment is the financial institutions market, which is a partnership between the Company and retail financial institutions to distribute individual life and annuity products. Through its institutional partners, the Company has in excess of 182,000 advisors who sell its products. During 2018 and 2017, the Company focused on the needs of the retiree marketplace by providing wealth transfer solutions to its bank partner’s customers via a single premium universal life product and meeting the retirement income needs via its variable annuity products including guaranteed benefits. Additionally, the Company continues its efforts to partner with large financial institutions to provide individual term life insurance.
Future Policy Benefit Liabilities and Life Insurance In-Force
The amount of fixed annuity products in-force is measured by future policy benefits. The following table shows group and individual annuity policy benefits supported by the Company’s general account as well as the annuity balances in Empower Retirement and Individual Markets separate accounts for the years indicated:
	(In millions)
Year Ended December 31,	General Account Annuity Benefits Liabilities	Empower Retirement Annuity Separate Accounts	Individual Markets Annuity Separate Accounts
2018	$12,948	$14,763	$3,009
2017	$12,556	$18,729	$2,577
2016	$12,279	$19,157	$1,957
2015	$11,309	$19,340	$1,660
2014	$10,890	$20,220	$1,581
For Variable Annuities, the future policy benefit liabilities are computed on the basis of prescribed Statutory valuation interest rates and other assumptions as required by Statutory Valuation Law. For all other annuities policy benefit liabilities are established at the contract holder’s account value, which is equal to cumulative deposits and credited interest, less withdrawals, mortality and certain other charges.
The general account also has immediate annuities. The policy benefit liabilities for the immediate annuities are computed on the basis of prescribed Statutory valuation interest rates and mortality (where payouts are contingent on survivorship). These assumptions generally vary by plan, year of issue, and policy duration. Policy benefit liabilities for immediate annuities without life contingent payouts are computed on the basis prescribed Statutory valuation interest rates.
The following table summarizes Individual Markets life insurance future policy benefits liabilities, Individual Markets life insurance separate account balances, and Individual Markets life insurance in-force prior to reinsurance ceded for the years indicated:
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	(In millions)
Year Ended December 31,	Individual Markets Life Insurance Future Policy Benefits Liabilities	Individual Markets Life Insurance Separate Accounts	Individual Markets Life Insurance In-force
2018	$14,554	$6,304	$98,202
2017	$14,031	$6,215	$97,801
2016	$13,397	$5,771	$96,711
2015	$13,245	$5,479	$97,862
2014	$12,712	$5,308	$97,170
For both the Individual Markets life insurance future policy benefits liabilities and life insurance separate accounts, the future policy benefits are computed on the basis of prescribed Statutory valuation interest rates and mortality. These future policy benefits liabilities are calculated as the present value of future benefits (including dividends) less the present value of future net premiums, subject to a cash surrender value floor. The assumptions used in calculating the future policy benefits liabilities generally vary by plan, year of issue, and policy duration.
Additionally, for both the Individual Markets life insurance future policy benefits liabilities and life insurance separate accounts, policy and contract claim liabilities are established for claims that have been incurred but not reported based on factors derived from past experience.
The aforementioned policy benefit liabilities are computed amounts that, with additions from premiums and deposits to be received and with interest on such liabilities, are expected to be sufficient to meet the Company’s policy obligations (such as paying expected death or retirement benefits or surrender requests) and to generate profits.
Method of Distribution of Products Within the Empower Retirement and Individual Markets Segments
The Empower Retirement segment distributes products to plan sponsors through a subsidiary, GWFS Equities, Inc. (“GWFS Equities”), as well as through brokers, consultants, advisors, third-party administrators, and banks. It markets IRAs as a distribution option for employees terminated from employer-sponsored defined contribution plans through its Retirement Solutions Group, which includes a retail sales force. Recordkeeping and administrative services are distributed through institutional clients.
The Individual Markets segment distributes individual life insurance through wholesale and retail sales force, banks, broker-dealers, and investment advisors. Executive benefits products are distributed through wholesalers and specialized consultants.
Competition Within the Empower Retirement and Individual Markets Segments
The retirement plan services, life insurance, and investment marketplaces are highly competitive. The Company’s competitors include insurance companies, banks, investment advisors, mutual fund companies, and certain service and professional organizations. No individual competitor or small group of competitors is dominant. Competition focuses on name recognition, service, technology, cost, variety of investment options, investment performance, product features, and price, in addition to financial strength as indicated by ratings issued by nationally recognized agencies.
Empower Retirement Outlook
As the second largest recordkeeping provider in the U.S., Empower Retirement is positioned for significant growth opportunities with expertise and diversification across all plan types, company sizes and market segments. The Company continually examines opportunities to structure products and develop strategies to stimulate growth in assets under management.
In 2019, Empower Retirement’s strategies to drive sales growth will continue to include active marketing of the brand, investing in product differentiation and offering a best-in-class service model. In 2018, service enhancements were made to this model including standardizing and improving client-facing tools, optimizing advisor relationship management and client alignment as well as adopting best practices for participant communications. In 2019, investments will continue to be made to improve the customer web experiences. This includes Empower Retirement's unique, interactive web-based experience which was launched to help participants understand their retirement income needs. These efforts are expected to increase customer retention and ultimately increase participant retirement savings.
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The Company will continue to pursue operational efficiencies. Great West Global Business Services India Private Limited (“Great West Global”), an indirect wholly-owned subsidiary of Lifeco U.S. in India, which launched in 2015 and has over 1,000 professionals based in India, will continue to expand with a focus on driving lower unit costs.
Individual Markets Outlook
On January 24, 2019, the Company announced that it had entered into an agreement with Protective Life Insurance Company (“Protective”) to sell, via indemnity reinsurance, substantially all of its non-participating individual life insurance and annuity business and group life and health business. The transaction is in its initial stage, and is expected to close in the first half of 2019 subject to regulatory and customary closing conditions. On the closing date of the proposed transaction, the Company will transfer to Protective assets equal to the statutory liabilities being reinsured and will receive a ceding commission (subject to post-closing adjustments) from Protective in consideration of the transferred business. The Company will retain a small block of participating life insurance policies which will be administered by Protective Life following the close of the transaction.
Post-transaction, the Company will focus on the defined contribution retirement and asset management markets in the U.S.
Other Segment
The Company’s Other reporting segment is substantially comprised of activity not directly allocated to the other operating segments and interest expense on long-term debt.
Reinsurance
The Company enters into reinsurance transactions as a purchaser of reinsurance for its various insurance products and as a provider of reinsurance for some insurance products. Reinsurance transactions are assumed from and ceded to affiliated entities and third parties. When purchasing reinsurance, the Company seeks to limit its exposure to loss on any single insured and to recover a portion of benefits paid by ceding risks to other insurance enterprises under excess coverage, quota share, yearly renewable term, coinsurance, and modified coinsurance contracts. Under the terms of these contracts, the reinsurer agrees to reimburse the Company for the ceded amount in the event a claim is paid. However, the Company remains liable to its policyholders with respect to the ceded insurance if a reinsurer fails to meet the obligations it assumed. Accordingly, the Company strives to cede risks to highly rated, well-capitalized companies. The Company retains an initial maximum of $3.5 million of coverage per individual life. This initial retention limit of $3.5 million may increase due to automatic policy increases in coverage at a maximum rate of $175 thousand per annum, with an overall maximum increase in coverage of $1.0 million. The Company assumes risk from approximately 40 insurers and reinsurers by participating in yearly renewable term and coinsurance pool agreements. When assuming risk, the Company seeks to generate revenue while maintaining reciprocal working relationships with these partners as they also seek to limit their exposure to loss on any single life. Maximum capacity to be accepted or retained by the Company is dictated at the treaty level and is monitored annually to ensure the total risk acquired or retained on any one life is limited to a maximum retention of $4.5 million.
Investment Operations
The Company’s investment division manages and administers the investments of its general and separate accounts in support of the cash and liquidity requirements of its insurance and investment products.
The Company’s principal general account investments are in bonds and mortgage loans, all of which are exposed to three primary sources of investment risk: credit, interest rate, and market valuation. Total investments at December 31, 2018, of $55 billion were comprised of general account investment assets of $30 billion and separate account assets of $25 billion. Total investments at December 31, 2017, of $57 billion were comprised of general account investment assets of $29 billion and separate account assets of $28 billion.
The Company’s general account investments are in a broad range of asset classes, but consist primarily of domestic bonds. Bonds include public and privately placed corporate bonds, government bonds, and mortgage-backed and asset-backed securities. The Company’s mortgage loans are comprised primarily of domestic commercial collateralized loans diversified with regard to geographical markets and commercial mortgage property types.
The Company manages the characteristics of its investment assets, such as liquidity, currency, yield, and duration, to reflect the underlying characteristics of related insurance and policyholder liabilities that vary among its principal product lines. The Company observes strict asset and liability matching guidelines designed to ensure that the investment portfolio will
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appropriately meet the cash flow requirements of its liabilities. The Company uses derivative financial instruments for risk management purposes associated with certain invested assets and policy liabilities, not for speculative purposes.
The Company routinely monitors and evaluates the status of its investments in light of current economic conditions, trends in capital markets, and other factors. These other factors include investment size, quality, concentration by issuer and industry, and other diversification considerations relevant to the Company’s bonds.
The Company reduces credit risk for the portfolio as a whole by investing primarily in investment grade bonds. At December 31, 2018, and 2017, 99% of the Company’s bond portfolio were designated as investment grade.
Employees
The Company had approximately 6,200 and 5,800 employees at December 31, 2018, and 2017, respectively.
Company Properties
The Company’s corporate office facility is comprised of an 886,000 square foot complex located in Greenwood Village, Colorado. The Company owns its corporate office facilities which are occupied by all of the Company’s segments. The Company also leases approximately 432,000 square feet of sales and administrative offices throughout the United States. At December 31, 2018, the Company leased approximately 188,000 square feet of the complex to CIGNA for a lease period expiring on March 31, 2019. Management believes that the Company’s properties are suitable and adequate for its current and anticipated business operations.
Legal Proceedings Involving the Company
From time to time, the Company may be threatened with, or named as a defendant in, lawsuits, arbitrations, and administrative claims. Any such claims that are decided against the Company could harm the Company’s business. The Company is also subject to periodic regulatory audits and inspections which could result in fines or other disciplinary actions. Unfavorable outcomes in such matters may result in a material impact on the Company's financial position, results of operations, or cash flows.
The Company is defending lawsuits relating to the costs and features of certain retirement or fund products. Management believes the claims are without merit and will defend these actions. Based on the information known, these actions will not have a material adverse effect on the consolidated financial position of the Company.
The Company is involved in other various legal proceedings that arise in the ordinary course of its business. In the opinion of management, after consultation with counsel, the likelihood of loss from the resolution of these proceedings is remote and/or the estimated loss is not expected to have a material effect on the Company’s consolidated financial position, results of its operations, or cash flows.
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Directors and Executive Officers of the Company
Identification of Directors
Director	Age	From	Principal Occupation(s) for Last Five Years
John L. Bernbach(5)(6)	75	2006	CEO of The Bernbach Group since July 2015; previously Vice Chairman, Engine
Robin Bienfait(1)(2)(3)(7)	59	2018	CEO of Emnovate since 2016; previously Executive Vice President and Chief Enterprise Innovation Officer of Samsung Electronics
Marcel Coutu(1)(2)(4)(6)(7)	65	2014	Corporate Director
André Desmarais(1)(2)(4)(6)(7)(8)	62	1997	Deputy Chairman, President and Co-Chief Executive Officer, Power Corporation; Executive Co-Chairman, Power Financial Corporation
Paul Desmarais, Jr.(1)(2)(4)(6)(7)(8)	64	1991	Chairman and Co-Chief Executive Officer, Power Corporation; Executive Co-Chairman, Power Financial Corporation
Gary A. Doer(1)(2)(6)(7)	70	2016	Senior Business Advisor, Dentons Canada LLP since August 2016; previously Canada’s Ambassador to the United States
Gregory J. Fleming(1)(2)(7)	56	2016	Chief Executive Officer, Rockefeller Capital Management since October 2017; previously Corporate Director since October 2015; previously President of Morgan Stanley Investment Management
Claude Généreux(1)(2)(4)(7)	56	2015	Executive Vice President, Power Corporation and Power Financial Corporation
Alain Louvel(3)(5)	73	2006	Corporate Director
Paula B. Madoff(1)(2)(3)(7)	51	2018	Advisory Director, Goldman Sachs since August 2017; previously Partner and Head of Sales and Distribution for Interest Rate Products and Mortgage, Goldman Sachs
Paul A. Mahon(1)(2)(4)	55	2013	President and Chief Executive Officer, Lifeco, Great-West Life, CLAC and London Life
R. Jeffrey Orr(1)(2)(4)(6)(7)	60	2005	Chairman of the Board of the Company; Chairman of the Board of Lifeco, Great-West Life, CLAC and London Life; President and Chief Executive Officer, Power Financial Corporation
Robert L. Reynolds(1)	67	2014	President and Chief Executive Officer since May 2014; President and Chief Executive Officer of Putnam Investments, LLC
T. Timothy Ryan, Jr.(1)(2)(4)(6)(7)	73	2009	Corporate Director since May 2014; previously Vice Chairman of Regulatory Affairs at JP Morgan Chase
Jerome J. Selitto(1)(2)(7)	77	2012	President, Avex Funding Corporation since April 2015; previously Chief Executive Officer of PHH Corporation
Gregory D. Tretiak(1)(2)(3)(7)	63	2012	Executive Vice President and Chief Financial Officer, Power Corporation
Brian E. Walsh(1)(2)(4)(6)(7)	65	1995	Partner and Chief Strategist, Titan Advisors, LLC since July, 2015; previously Chairman and Chief Investment Officer, Saguenay Strathmore Capital, LLC
(1)	Member of the Executive Committee.
(2)	Member of the Investment and Credit Committee.
(3)	Member of the Audit Committee.
(4)	Member of the Human Resources Committee.
(5)	Member of the Conduct Review Committee.
(6)	Member of the Governance and Nominating Committee.
(7)	Member of the Risk Committee.
(8)	Mr. André Desmarais and Mr. Paul Desmarais, Jr. are brothers.
Unless otherwise indicated, all of the directors have been engaged for not less than five years in their present principal occupations or in another executive capacity with the companies or firms identified.
The appointments of directors are confirmed annually.
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The following is a list of directorships currently held or formerly held within the five previous years by the directors of the Company, on companies whose securities are traded publicly in the United States or that are investment companies registered under the Investment Company Act of 1940.
Director	Current Directorships	Former Directorships and Dates
John L. Bernbach		Omnicare, Inc. March 2013– August 2015
Robin Bienfait	Mitsubishi UFJ Financial Group
Marcel Coutu	Brookfield Asset Management Inc. Enbridge Inc.	Canadian Oil Sands Limited September 2001– December 2014
André Desmarais		CITIC Pacific Limited December 1997– May 2014
Paul Desmarais, Jr.		Total S.A. May 2002- May 2017 Lafarge S.A. January 2008– July 2015
Gary Doer	Barrick Gold
Alain Louvel		Worldpoint Terminals, LP May 2008– September 2017
Paula Madoff	KKR Real Estate Finance Trust
R. Jeffrey Orr	PanAgora Asset Management, Inc.
Jerome Selitto	Better Mortgage	PHH Corporation October 2009– January 2012
T. Timothy Ryan, Jr.	Santander Holdings USA, Inc.	Markit June 2013– October 2014
Gregory D. Tretiak	PanAgora Asset Management, Inc.
The Company’s Governance and Nominating Committee (the “Nominating Committee”) is charged with recommending to the Board of Directors the qualifications for Directors, including among other things, the competencies, skills, experience and level of commitment required to fulfill Board responsibilities and the personal qualities that should be sought in candidates for Board membership. The Nominating Committee’s duties include identifying and recommending Director candidates to the Board based on a consideration of the competencies and skills that the Board considers appropriate for the Board as a whole to possess, the competencies and skills that the Board considers each existing Director to possess and that each new nominee will bring to the Board, and the appropriate level of representation on the Board by Directors who are independent of management and who are neither officers nor employees of any of the Company’s affiliates.
The Board of Directors has reviewed the qualifications and backgrounds of the members of the Audit Committee and determined that, although no one member of the Audit Committee is an “audit committee financial expert” within the meaning of the Rules under the Securities Exchange Act of 1934, the combined qualifications and experience of the members of the Audit Committee give the Committee collectively the financial expertise necessary to discharge its responsibilities.
The Company’s Directors are elected on an annual basis by the Company’s sole shareholder, GWL&A Financial.
The Company’s Directors are identified below along with an indication of their experience, qualifications, attributes and skills, which leads the Company to believe that they are qualified to serve on the Board of Directors.
John L. Bernbach
Mr. Bernbach is CEO of The Bernbach Group, a business consulting firm. Prior to July 2015, Mr. Bernbach served as Vice Chairman of Engine, one of the largest privately-owned independent marketing services companies, which he joined in January 2010. He was also a co-founder of NTM (Not Traditional Media) Inc., a marketing and media advisory firm created in 2003 to work with clients and media companies to develop strategies integrating nontraditional marketing solutions and new media models. Prior to that, Mr. Bernbach, as CEO of The Bernbach Group, LLC, led this executive management consulting business concentrating on corporate and communications strategies. From 1995 to 2000, Mr. Bernbach served as Director and then CEO and Chairman of North American Television, which produced and distributed news and entertainment programming. In 1994, Mr. Bernbach launched the publication of luxury goods magazines in China, Japan, France and Spain. Prior to 1994, Mr. Bernbach spent 22 years at the advertising firm Doyle Dane Bernbach, the last eight as President/COO of DDB Needham Worldwide. In
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1986, he was one of five founders of Omnicon, which at that time was the largest marketing services and communications groups in the world. Mr. Bernbach currently serves on the Boards of Putnam, Power Pacific Corporation Limited, Casita Maria, Ai Media Group LLC, Distillier LLC and as an advisor to Mr. Stephen A. Schwarzman, Chairman & CEO of The Blackstone Group.
Robin Bienfait
Robin Bienfait was the Chief Enterprise Innovation Officer and senior advisor for Samsung. Robin joined Samsung with 30 years of experience in mobility, security, business development, enterprise sales, wireless network operations and engineering. As a global entrepreneur, Robin launched Samsung Business Services and advised on the B2B investment strategy. Now as CEO for Emnovate, Robin is advising and providing leadership to emerging businesses. Prior to Samsung, Robin served as chief information officer for BlackBerry, where she led the enterprise business unit and software development team, end to end product security, tier 3 technical customer service, global network services, corporate security and corporate IT. Robin held senior leadership positions across AT&T including Bell Labs, Global Network Services/GNOC, business continuity and disaster recovery, and compliance. As an officer at AT&T, Robin’s last role was leading of global network services and chief compliance officer, environment, health and safety. A global influencer holding 15 patents, she is the recipient of several awards and was recently named as one of the top 100 CIO’s in STEM and Inc.’s top 18 women to watch in 2018. Ms. Bienfait has been a director of the company since June 2018 and is also a director of Putnam.
Marcel Coutu
Mr. Coutu is the former Chairman of Syncrude Canada Ltd., largest Canadian oil sands project and is past President and Chief Executive Officer of Canadian Oil Sands Limited an oil and gas company. He was previously Senior Vice-President and Chief Financial Officer of Gulf Canada Resources Limited, and prior to that held various positions in the areas of corporate finance, investment banking, and mining and oil and gas exploration and development. Mr. Coutu is a Director of Lifeco, Great-West Life, London Life, CLAC and Putnam. He is also a Director of Power Corporation, IGM Financial Inc. (“IGM”), IG Wealth Management, Mackenzie Inc. (“Mackenzie”), Brookfield Asset Management Inc., Enbridge Inc. and the Calgary Exhibition and Stampede Board. He has also held board positions with Gulf Indonesia Resources Limited, TransCanada Power Limited Partnership and the board of governors of the Canadian Association of Petroleum Producers.
Mr. Coutu is a former member of the Association of Professional Engineers, Geologists and Geophysicists of Alberta. He has also held board positions with Gulf Indonesia Resources Limited, TransCanada Power Limited Partnership and the board of governors of the Canadian Association of Petroleum Producers.
André Desmarais
Mr. Desmarais is Deputy Chairman, President and Co-Chief Executive Officer of Power and Executive Co-Chairman of Power Financial. Prior to joining Power in 1983, he was Special Assistant to the Minister of Justice of Canada and an institutional investment counselor at Richardson Greenshields Securities Ltd. He has held a number of senior positions with Power group companies and was named President and Co-Chief Executive Officer of Power in 1996. Mr. Desmarais is a director of many Power group companies in North America, including Power, Power Financial, Lifeco, Great-West Life, London Life, CLAC, Putnam, IGM, IG Wealth Management and Mackenzie Inc. He is also a director and Vice-Chairman of Pargesa Holding SA in Europe. Mr. Desmarais is Honorary Chairman of the Canada China Business Council and is a member of several China-based organizations. Mr. Desmarais is active in cultural, health and other not-for-profit organizations. He is an Officer of the Order of Canada and an Officer of the National Order of Québec. He has received Doctorates Honoris Causa from Concordia University, Université de Montréal and McGill University. Mr. Desmarais is a trustee of the Desmarais Family Residuary Trust.
Paul Desmarais, Jr.
Mr. Desmarais is Chairman and Co-Chief Executive Officer of Power and Executive Co-Chairman of Power Financial. He joined Power in 1981 and assumed the position of Vice-President the following year. He served as Vice-President of Power Financial from 1984 to 1986, as President and Chief Operating Officer from 1986 to 1989, as Executive Vice-Chairman from 1989 to 1990, as Executive Chairman of the board from 1990 to 2005, as Chairman of the Executive Committee from 2006 to 2008 and as Executive Co-Chairman from 2008 until today. He also served as Vice-Chairman of Power from 1991 to 1996. He was named Chairman and Co-Chief Executive Officer of Power in 1996. From 1982 to 1990, he was a member of the Management Committee of Pargesa Holding SA; in 1991, he became Executive Vice-Chairman and then Executive Chairman of the Committee; in 2003, he was appointed Co-Chief Executive Officer; and, in 2013, was named Chairman of the board. He has been a director of Pargesa Holding SA since 1992. He is a director of many Power group companies in North America, including Power, Power Financial, Lifeco, Great-West Life, London Life, CLAC, Putnam, IGM, IG Wealth Management and Mackenzie Inc. In Europe, he is Vice-Chairman of the board of Groupe Bruxelles Lambert and a director of LafargeHolcim Ltd. and SGS SA. He was Vice-Chairman of the board
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and a director of Imerys until 2008 and a director of GDF Suez until 2014 and Total SA until 2017. Mr. Desmarais is past Chairman and a member of the board of directors of The Business Council of Canada. He is also active on a number of philanthropic advisory councils. In 2005, he was named an Officer of the Order of Canada, in 2009, an Officer of the National Order of Québec and, in 2012, Chevalier de la Légion d’honneur in France. He has received a number of honorary doctorates. Mr. Desmarais is a trustee of the Desmarais Family Residuary Trust.
Gary A. Doer
Mr. Doer has served as a Senior Business Advisor at Dentons Canada LLP, a global law firm, since August, 2016. He previously served as Canada’s Ambassador to the United States from October, 2009 to January, 2016. He was the Premier of Manitoba from 1999 to 2009, and served in a number of positions as a member of the Legislative Assembly of Manitoba from 1986 to 2009, including Minister of Urban Affairs from 1986 to 1988 and Minister of Crown Investments from 1987 to 1988. Mr. Doer is a director of Lifeco, Great-West Life, London Life, CLAC, and Putnam. He is also a director of Power, Power Financial, IGM, IG Wealth Management, Mackenzie Inc. and Air Canada. He previously served as a director of Barrick Gold Corporation. In 2017, Mr. Doer joined the Trilateral Commission as a member of the North American Group. He is a volunteer Co-Chair of the Wilson Centre’s Canada Institute, a non-partisan public policy forum focused on Canada-U.S. relations. Mr. Doer received a distinguished diplomatic service award from the World Affairs Council in 2011 and was inducted into the Order of Manitoba in 2010.
Gregory J. Fleming
Gregory J. Fleming is the founding Chief Executive Officer of Rockefeller Capital Management. He has spent more than 30 years in the financial services industry and has developed a track record of transforming businesses, engendering trust among institutional and individual clients and creating value for colleagues and shareholders. Mr. Fleming assumed the role of CEO of Rockefeller Capital Management in March 2018. The firm is born from the former Rockefeller & Co. and combines wealth management, family office, and asset management with a strategic advisory capability. Mr. Fleming is a shareholder and member of the Board of Directors of Rockefeller Capital Management. Prior to leading Rockefeller Capital Management, Mr. Fleming was the President of Morgan Stanley Wealth Management and Morgan Stanley Investment Management. He served in these roles for 6 years and oversaw the transformation of both businesses. Before joining Morgan Stanley in 2010, he served as President and Chief Operating Officer of Merrill Lynch from 2007 to 2009, and previously ran Merrill Lynch’s Global Investment Banking business. During the course of his career, he has helped clients navigate some of the most complex situations in the most challenging market environments. Mr. Fleming joined Merrill Lynch as an investment banker in 1992. He had also been a principal at Booz Allen Hamilton. Mr. Fleming is a former director of Colgate University; a member of the Board of Advisors for the Yale Law School Center for the Study of Corporate Law, the Council on Foreign Relations and the Economic Club of New York; a director on Turn2 Foundation Board; a trustee at Deerfield Academy; and a member of the Ronald McDonald House Board of Directors. He also serves as an Advisory Director on the board of the Florida Marlins and serves on the Advisory Board of COVR, an innovative financial services startup. He frequently serves as a Visiting Lecturer in Law and a Distinguished Visiting Fellow at the Center for the Study of Corporate Law at Yale Law School. He is a Phi Beta Kappa, summa cum laude graduate in economics from Colgate University and received his J.D. from Yale Law School. Mr. Fleming is also a director of Putnam.
Claude Généreux
Mr. Généreux is Executive Vice-President of Power Corporation and Power Financial, positions he has held since March, 2015. He is Senior Partner Emeritus of McKinsey & Company (“McKinsey”), a global management consulting firm. During his 28 years at McKinsey, Mr. Généreux focused on serving leading global companies in financial services, resources and energy. He held various leadership positions including Global Sector Leadership in energy, Office Leadership in Montreal, Global Personal Committees for partner election and evaluation, and Global Recruiting for Advanced University Degrees candidates. He has been posted in Montreal, Paris, Toronto and Stockholm. Mr. Généreux is a Director of Lifeco, Great-West Life, London Life, CLAC and Putnam. He is also a Director of IGM, IG Wealth Management and Mackenzie. Mr. Généreux is the Vice-Chair of the Board of Governors at McGill University and serves on the Boards of the Jeanne Sauvé Foundation, the Loran Scholars Foundation, Michaëlle Jean Foundation and the Rhodes Scholarships in Canada. He graduated from McGill University and Oxford University where he studied as a Rhodes Scholar.
Alain Louvel
After receiving an MBA from Columbia University, and a masters in Economics and Political Sciences from the Paris University, Mr. Louvel began his professional career in 1970 as an advisor to the Department of Industry and Trade of the Quebec Government. In 1972, he joined Bank Paribas (“Paribas”) and for the next 33 years held various executive positions with Paribas in France, Canada and the United States. He completed his banking career as the Head of Risk Management for the Americas of BNP Paribas, with overall responsibilities over credit, market, counterparty and operational risk. Mr. Louvel serves as a Director of
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Putnam and Mountain Asset Management. He is also a Honorary Trustee of the French Institute Alliance Francaise and a French Foreign Trade Counselor. Mr. Louvel is a permanent resident of the United States with dual French and Canadian citizenship.
Paula B. Madoff
Ms. Madoff, Corporate Director, has served as an Advisory Director at Goldman Sachs, a global investment banking, securities and investment management firm, since August, 2017. She spent 24 years at Goldman Sachs where she most recently was a Partner and Head of Sales and Distribution for Interest Rate Products and Mortgages from 2006 until her retirement in 2017. Ms. Madoff also held several additional leadership positions at Goldman Sachs including Co-Chair of the Retirement Committee overseeing 401k and pension plan assets, Chief Executive Officer of Goldman Sachs Mitsui Marine Derivatives Products, L.P., and was a member of its Securities Division Operating Committee and Firmwide New Activity Committee. She has 30 years of experience in investing, risk management and capital markets activities. Ms. Madoff is a director of Lifeco, London Life, CLAC and Putnam. She also serves as a director of KKR Real Estate Finance Trust Inc. and ICE Benchmark Administration, where she is also Chair of the ICE LIBOR Oversight Committee. Ms. Madoff is a 2018 David Rockefeller Fellow, a member of the Harvard Business School Alumni Board and Women’s Leadership Board, a director of Hudson River Park Friends and an advisory board member of the NYU Hospital Child Study Center. She received a Masters in Business Administration from Harvard Business School and a Bachelor of Arts degree in Economics from Lafayette College.
Paul A. Mahon
Mr. Mahon is President and Chief Executive Officer of Lifeco, Great-West Life, London Life and CLAC, a position he has held since May, 2013. Prior to that he was President and Chief Operating Officer, Canada of Lifeco, Great-West Life, London Life and CLAC. Mr. Mahon has been with Great-West Life since 1986, and is a Director of Lifeco, Great-West Life, London Life, CLAC and Putnam. He is also a director and past Chair of the board of the Canadian Life and Health Insurance Association and a member of the Canadian Council of Chief Executives, Business Council of Canada, Misericordia Health Centre Corporation and United Way Resource Development Committee. Mr. Mahon previously served as a director of the CancerCare Manitoba Foundation.
R. Jeffrey Orr
Mr. Orr has been Chair of the Boards of Lifeco, Great-West Life, London Life and CLAC since May, 2013, and Chairman of the Board of the Company since July, 2013, and of Putnam since June, 2008. He is also President and Chief Executive Officer of Power Financial, a position he has held since May, 2005. From May, 2001 until May, 2005, Mr. Orr was President and Chief Executive Officer of IGM. Prior to joining IGM, he was Chairman and Chief Executive Officer of BMO Nesbitt Burns Inc. and Vice-Chairman, Investment Banking Group, Bank of Montreal. Mr. Orr is a director of Great-West Life, London Life, CLAC, Putnam and PanAgora Asset Management, Inc. He is also a director and Chair of IGM, IG Wealth Management and Mackenzie Inc., and a director of Power and Power Financial. Mr. Orr is active in a number of community and business organizations.
Robert L. Reynolds
Mr. Reynolds served as President and Chief Executive Officer of the Company from May 2014 through January 2019. He provides leadership and strategic direction for the company's Empower Retirement, Great-West Financial and Great-West Investments business. In addition, Mr. Reynolds serves as President and Chief Executive Officer and director of Great-West Lifeco U.S. LLC. He serves as President and Chief Executive Officer of Putnam since 2008 and is a director of Putnam. Mr. Reynolds has more than 30 years of financial services and investments experience. Before joining Putnam, he spent 24 years at Fidelity Investments, serving as vice chairman and chief operating officer from 2000 to 2007. Among many awards and recognitions, Reynolds received a Lifetime Achievement Award from PLANSPONSOR magazine in 2005 for his contributions to the retirement services industry and was awarded a President's Medal of Excellence from Boston College. He earned a bachelor's degree in business administration/finance from West Virginia University, from which he also received an honorary doctorate in business administration and a Distinguished Alumni Award. Mr. Reynolds serves on the executive committee of the Massachusetts High Technology Council board. Mr. Reynolds serves on the boards of several nonprofits, including West Virginia University Foundation, Concord Museum, Dana-Farber Cancer Institute and the U.S. Ski and Snowboard Team Foundation. He is chairman of the Boston Advisory Board of American Ireland Fund and a member of the Chief Executives Club of Boston and the Council on Competitiveness.
T. Timothy Ryan, Jr.
Mr. Ryan served as a Vice-Chairman of Regulatory Affairs at JPMorgan Chase, a global financial services firm, from 2013 to 2014. Prior to joining JPMorgan, he was President and Chief Executive Officer of the Securities and Financial Markets Association (“SIFMA”) from 2008 to 2013. He is a director of Lifeco, Great-West Life, London Life, CLAC, Putnam, Power Corporation and
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Power Financial. He previously served as a director of the Company from May 2010 to May 2013. Mr. Ryan is also non-executive Chairman of the Board of Directors of Santander Holdings USA, Inc., Santander Bank, N.A. and Banco Santander International. He previously served as a Director of Markit Ltd. and Lloyds Banking Group plc. He was a private sector member of the Global Markets Advisory Committee for the National Intelligence Council from 2007 to 2011. Mr. Ryan is a graduate of Villanova University and the American University Law School.
Jerome J. Selitto
Mr. Selitto is the President of Better Mortgage Corporation (previously Avex Funding Corporation), a technology focused mortgage lender, a position he has held since April, 2015. Mr. Selitto served as a director and as the President and Chief Executive Officer of PHH Corporation (“PHH”), a provider of mortgage lending and servicing solutions, from October, 2009 to January, 2012. Prior to joining PHH, Mr. Selitto worked at Ellie Mae, Inc. (“Ellie Mae”), a provider of enterprise solutions for the residential mortgage industry. While at Ellie Mae, Mr. Selitto initially served as a senior consultant beginning in 2007 and, later in 2007 through 2009, as Executive Vice-President, Lender Division. He has over 40 years of experience in the mortgage industry and in capital markets. Mr. Selitto is a director of Lifeco, Great-West Life, London Life, CLAC and Putnam. He holds a Bachelor of Science degree in Economics and Marketing from the University of South Florida.
Gregory D. Tretiak
Mr. Tretiak is Executive Vice-President and Chief Financial Officer of Power Corporation and Power Financial, positions he has held since May, 2012. From 1988 to May, 2012, he held various positions with IGM and Investors Group, most recently the position of Executive Vice President and Chief Financial Officer of IGM from April, 1999 to May, 2012. Mr. Tretiak is a Director of Lifeco, Great-West Life, London Life, CLAC, Putnam and PanAgora. He also serves as a Director of IGM, IG Wealth Management and Mackenzie. He holds a Bachelor of Arts in Economics and Political Science from the University of Winnipeg and is a Chartered Professional Accountant, a Fellow of the Chartered Professional Accountants and has been a Certified Financial Planner. Throughout his career, Mr. Tretiak has been active in professional industry groups and associations including the Chartered Professional Accountants, Financial Executives International, the Certified Financial Planners, the Institute of Internal Auditors, the Investment Funds Institute of Canada and the Canadian Chamber of Commerce Economic and Taxation Committee.
Brian E. Walsh
Mr. Walsh is Principal and Chief Strategist of Titan Advisors LLC, an asset management firm, a position he has held since July, 2015. Prior to that, Mr. Walsh was Chairman and Chief Investment Officer of Saguenay Strathmore Capital, LLC, a money management and investment advisory company, a position that he held from September, 2011 to June, 2015. He was previously Managing Partner of Saguenay Capital, LLC from January, 2001 to September, 2011. Mr. Walsh has over 30 years of investment banking, international capital markets and investment management experience. He had a long career at Bankers Trust culminating in his appointment as Co-head of Global Investment Banking and as a member of the Management Committee. Mr. Walsh is a Director of Lifeco, Great-West Life, London Life and CLAC and Putnam. Mr. Walsh also serves on the International Advisory Board of École des Hautes Études Commerciales of Montréal. Mr. Walsh holds a Masters in Business Administration and Bachelor of Arts degree from Queen’s University.
Compensation of Company Directors for 2018
1. Table
The Company compensates Directors who are not also Directors of Lifeco or Great-West Life (“Company Directors”). The following sets out compensation earned in 2018 by the Company Directors.
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Name	Fees Earned or Paid in Cash ($)(3)	Stock Awards ($)(4)	All Other Compensation ($)(5)	Total ($)
J.L. Bernbach	89,889	68,750	148	158,787
R. Bienfait(1)	64,634	44,437	70	109,177
G.J. Fleming	100,889	68,750	148	169,787
A. Louvel	103,639	68,750	148	172,537
J.E.A. Nickerson(2)	32,200	19,093	52	51,345
R.L. Reynolds	78,389	68,750	148	147,287
R. Royer(2)	—	58,970	13	58,983
(1)	Ms. Bienfait was elected to the Board of Directors effective June 26, 2018.
(2)	Messrs. Nickerson and Royer retired from the Board of Directors effective May 18, 2018.
(3)	Ms. Bienfait and Messrs. Bernbach, Fleming, Louvel, Nickerson and Reynolds elected to receive this portion of their compensation for serving as directors in cash. Amounts payable to Company Directors are paid in the currency of the country of residence. Amounts earned in Canadian dollars have been translated to U.S. dollars at the Conversion Rate.
(4)	For Ms. Bienfait and Messrs. Bernbach, Fleming, Louvel, Nickerson and Reynolds, these amounts represent the value of Deferred Share Units granted under the mandatory component of the DSUP. For Mr. Royer, this amount represents the value of Deferred Share Units granted under the mandatory and the voluntary components of the DSUP. See the Narrative Description of Company Director Compensation below for additional information regarding the DSUP. The value of these Deferred Share Units is the aggregate grant date fair value.
As of December 31, 2018, Ms. Bienfait held 44,437 Deferred Share Units, Mr. Bernbach held 32,121 Deferred Share Units, Mr. Fleming held 5,845 Deferred Share Units, Mr. Louvel held 5,845 Deferred Share Units, Mr. Reynolds held 10,565 Deferred Share Units and Mr. Royer held 71,851 Deferred Share Units.
(5)	These amounts are life insurance premiums paid under the Great-West Life Director’s Group Life Insurance Plan. Payments are made in Canadian dollars and have been translated to U.S. dollars at the Conversion Rate.
2. Narrative Description of Company Director Compensation
Through the first and second quarters of 2018, the Company paid Company Directors a pro-rated portion of an annual retainer fee in the amount of $100,000. A Company Director serving on the Audit Committee receives an additional annual retainer fee in the amount of $3,000. The Chair of the Audit Committee receives an additional annual retainer fee in the amount of $20,000. In addition, the Company pays each Company Director a meeting fee in the amount of $2,000 for each meeting of the Board of Directors or a committee thereof that the Company Director attends.
Beginning in the third quarter of 2018, the Company implemented a new compensation program for the Company Directors under which they received pro-rated payments for the 3rd and 4th quarters of 2018. Under the new program, the Company pays Company Directors who are not also directors of Great-West Lifeco Inc. an annual retainer fee of $175,000. In addition, Company Directors receive annual retainer fees for serving as a member or the chairperson of certain committees of the Board. The following tables show the additional annual retainer fees paid for service on committees:
The following sums are paid per annum to the Chairperson of each of the following Company committees:
Audit	$20,000
Executive	$25,000
Human Resources	$20,000
Investment	$20,000
Risk	$20,000
The following sums are paid per annum to members of each of the following Company committees:
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Audit	$20,000
Conduct Review	$ 7,500
Executive	$ 7,500
Governance & Nominating	$ 7,500
Human Resources	$10,000
Investment	$15,000
Risk	$10,000
Equity Investment Sub	$ 7,500
In order to promote greater alignment of interests between the Company Directors and shareholders, the Company has implemented a Director Deferred Share Unit Plan, or DSUP, pursuant to which Company Directors are required to receive $87,500 of their annual retainer fee in Deferred Share Units. Under the voluntary portion of the DSUP, each Company Director may elect to receive the balance of his or her annual retainer, as well as committee retainer fees, entirely in form the of Deferred Share Units, entirely in cash, or equally in cash and Deferred Share Units.
Under both the mandatory and voluntary components of the DSUP, the number of Deferred Share Units granted is determined by dividing the amount of remuneration payable to the Company Director by the weighted average Canadian dollar trading price per Lifeco common share on the Toronto Stock Exchange for the last five trading days of the preceding fiscal quarter (such weighted average trading price being the “value of a Deferred Share Unit”) prior to the award grant date. Directors receive additional Deferred Share Units in respect of dividends payable on the Lifeco common shares based on the value of a Deferred Share Unit at that time. Deferred Share Units are redeemable at the time that an individual ceases to be a Director by a lump sum cash payment, based on the value of the Deferred Share Units on the date of redemption.
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Identification of Executive Officers
Executive	Age	Officer from	Principal Occupation(s) for Last Five Years
Edmund F. Murphy III President and Chief Executive Officer	57	2014	President and Chief Executive Officer of the Company since February 2019, previously President, Empower Retirement since September 2014;previously Head of Defined Contribution, Putnam Investments, LLC
Scott C. Sipple President, Great-West Investments	57	2017	President, Great-West Investments of the Company since October 2017; previously Head of Global Investment Strategies, Putnam Investments, LLC
Robert K. Shaw President, Individual Markets	63	2008	President, Individual Markets of the Company
Andra S. Bolotin Executive Vice President and Chief Financial Officer	56	2015	Executive Vice President and Chief Financial Officer of the
Company since July 2016; previously Senior Vice President and Chief Financial Officer of the Company since July 2015;
			previously Head of Corporate Finance and Controller, Putnam Investments, LLC
Richard H. Linton Jr. Executive Vice President, Group Distribution & Operations	51	2016	Executive Vice President, Group Distribution & Operations of the Company; previously Executive Vice President, Empower Operations since May 2016; previously President Retail Wealth, Voya Financial
Jack E. Brown Senior Vice President, US Chief Investment Officer	46	2015	Senior Vice President, US Chief Investment Officer of the Company; previously Senior Vice President, Separate Accounts since July 2017; previously Vice President, Investments, since October 2015;
			previously Vice President, Oppenheimer Funds Inc
Jeffrey W. Knight Senior Vice President and Chief Technology Officer	61	2014	Senior Vice President and Chief Technology Officer of the Company
Suzanne M. Sanchez Chief Human Resources Officer	44	2011	Chief Human Resources Officer of the Company
Richard G. Schultz General Counsel and Chief Legal Officer	58	2008	General Counsel and Chief Legal Officer of the Company
Unless otherwise indicated, all of the executive officers have been engaged for not less than five years in their present principal occupations or in another executive capacity with the companies or firms identified.
The appointments of executive officers are confirmed annually.
Code of Ethics
The Company has adopted a Code of Conduct (the “Code”) that is applicable to its senior financial officers, as well as to other officers and employees. All of the items identified as elements of a “code of ethics” as defined in Securities and Exchange Commission regulations adopted pursuant to the Sarbanes-Oxley Act of 2002 are substantively covered by the Code. A copy of the Code is available without charge upon written request to Kenneth I. Schindler, Chief Compliance Officer, 8525 East Orchard Road, Greenwood Village, Colorado 80111.
Executive Officer Compensation
Compensation Discussion and Analysis
1. Compensation of the President and Chief Executive Officer
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Robert L. Reynolds was the President and Chief Executive Officer of the Company for the entirety of the fiscal year ended December 31, 2018. Mr. Reynolds was also President and Chief Executive Officer of Putnam Investments, LLC (“Putnam”), an affiliate of the Company, during that time.
Mr. Reynolds’ compensation is paid by Putnam under Putnam’s compensation program. A portion of Mr. Reynolds’ base salary and annual bonus is allocated to, and reimbursed by, the Company for services provided to the Company. The allocation is determined by the Company’s Human Resources Committee and Putnam’s Human Resources Committee. The portion of Mr. Reynolds’ base salary and annual bonus allocated to the Company is reflected in the Summary Compensation Table (see below).
The information in this Compensation Discussion and Analysis relates to the executive compensation program of the Company applicable to the other named executive officers of the Company and does not apply to Mr. Reynolds.
2. Overview and Objectives of the Company’s Executive Compensation Program
This section provides an overview and describes the objectives of the Company’s compensation program for executives, including the Chief Financial Officer and the three other most highly compensated executive officers of the Company during 2018 (the “Named Executive Officers”).
•	The executive compensation program adopted by the Company and applied to the Named Executive Officers has been designed to:
•	support the Company’s objective of generating value for shareholders and policyholders over the long term;
•	attract, retain and reward qualified and experienced executives who will contribute to the success of the Company;
•	motivate executive officers to meet annual corporate, divisional, and individual performance goals;
•	promote the achievement of goals in a manner consistent with the Company’s Code of Conduct; and
•	align with regulatory requirements.
More specifically, the executive compensation program rewards:
•	excellence in developing and executing strategies that will produce significant value for shareholders and policyholders over the long term;
•	management vision and an entrepreneurial approach;
•	quality of decision-making;
•	strength of leadership;
•	record of performance over the long term; and
•	initiating and implementing transactions and activities that create shareholder and policyholder value.
The Human Resources Committee of the Board of Directors of the Company operates under a charter and is responsible for overseeing the executive compensation program. The Board and the Human Resources Committee recognize the importance of executive compensation decisions and remain committed to awarding compensation that reflects leadership’s ability to deliver on the Company’s strategic goals and to drive strong performance and sustainable value for shareholders and policyholders.
In designing and administering the individual elements of the executive compensation program, the Human Resources Committee strives to balance short-term and long-term incentive objectives and to apply prudent judgment in establishing performance criteria, evaluating performance, and determining actual incentive awards. Total compensation of each Named Executive Officer is reviewed by the Human Resources Committee from time to time for market competitiveness, and reflects each Named Executive Officer’s job responsibilities, experience and proven performance.
The executive compensation programs consist of five primary components:
•	base salary;
•	annual incentive bonus;
•	share units;
•	options for Lifeco common shares; and
•	retirement benefits.
The primary role of each of these components is presented in the table below:
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Base Salary	Reflect skills, competencies, experience and performance of the Named Executive Officers
Annual Incentive Bonus	Reflect performance for the year
Share Units	More closely align the medium term interests of the Named Executive Officers with the interests of the shareholders
Stock Options	More closely align the long term interests of the Named Executive Officers with the interests of the shareholders
Retirement Benefits	Provide for appropriate replacement income upon retirement based on years of service with the Company
Base salary, annual incentive bonus, share units and retirement benefits are determined by the Human Resources Committee for the Named Executive Officers. The long-term compensation component in the form of options for Lifeco common shares is determined and administered by Lifeco’s Human Resources Committee.
The President and Chief Executive Officer participates in the compensation setting process for the other Named Executive Officers by evaluating individual performance, establishing individual performance targets and objectives and recommending salary levels.
3. Base Salary
Base salaries for the Named Executive Officers are set annually, taking into account the individual’s job responsibilities, experience and proven performance, as well as market conditions. The Company gathers market data in relation to the insurance and financial services industries and also considers surveys prepared by external professional compensation consultants with regard to peer groups in these industries. However, the Human Resources Committee does not routinely “benchmark” or review the Company’s salary levels against a consistent group of its peers and does not have any formal policy of matching its salaries to those of certain competitors.
4. Bonuses
(a) Annual Incentive Bonus Plan
To relate the compensation of the Named Executive Officers to the performance of the Company, an annual incentive bonus plan (the “Annual Incentive Bonus Plan”) is provided. Target objectives are set annually and may include earnings, expense or sales targets of the Company and/or a business unit of the Company or specific individual objectives related to strategic initiatives.
See the tables presented below for information on the participation of the Named Executive Officers in the Annual Incentive Bonus Plan and a further description of the terms of the Annual Incentive Bonus Plan.
(b) Special Bonuses
From time to time, special bonuses may be provided related to significant projects such as acquisitions or dispositions or for sign-on or retention purposes.
5. Share Units
To provide a medium term component to the executive compensation program, the Named Executive Officers participate in the Company’s Share Unit Plan for Senior Executives (the “Executive Share Unit Plan”).
The Company’s Human Resources Committee is responsible for the granting of share units to participants under the Executive Share Unit Plan. Share Units are not granted based on the timing of the disclosure of non-public material information with respect to Lifeco or the Company.
The granting of share units is considered annually by the Human Resources Committee. Officer levels are taken into account when new share unit grants are considered. The granting of share units is subject to the terms and conditions contained in the Executive Share Unit Plan and any additional terms and conditions fixed by the Human Resources Committee at the time of the grant.
See the tables presented below for information on the participation of the Named Executive Officers in the Executive Share Unit Plan and a further description of the terms of the Executive Share Unit Plan.
6. Stock Options
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To provide a long-term component to the executive compensation program, the Named Executive Officers participate in Lifeco’s Stock Option Plan (the “Lifeco Option Plan”).
While the Company’s Human Resources Committee makes recommendations with respect to the granting of Lifeco options, Lifeco’s Human Resources Committee is responsible for the granting of options to participants under the Lifeco Option Plan. Options are not granted based on the timing of the disclosure of non-public material information with respect to Lifeco or the Company.
The granting of Lifeco options is considered annually by the Lifeco Human Resources Committee. Officer levels are taken into account when new option grants are considered. The granting of options is subject to the terms and conditions contained in the Lifeco Stock Option Plan and any additional terms and conditions fixed by the Lifeco Human Resources Committee at the time of the grant.
See the tables presented below for information on the participation of the Named Executive Officers in the Lifeco Option Plan and a further description of the terms of the Lifeco Option Plan.
7. Retirement Benefits
(a) Defined Benefit Plan
GWL&A Financial has a qualified defined benefit pension plan (the “Defined Benefit Plan”) which is available to all employees of the Company hired before January 1, 1999. See the tables presented below for information on the participation of the Named Executive Officers in the Defined Benefit Plan and a description of the terms of the Defined Benefit Plan.
(b) SERP
To provide a competitive retirement benefit to certain key executives, the Company also has a nonqualified supplemental executive retirement plan (the “SERP”), which provides benefits above the compensation limits applicable to the Defined Benefit Plan. See the tables presented below for information on the participation of the Named Executive Officers in the SERP and a description of the terms of the SERP.
(c) 401(k) Plan
All employees, including the Named Executive Officers, may participate in the Company’s qualified defined contribution 401(k) Plan (the “401(k) Plan”). In 2018, employees who participated in the 401(k) Plan could make pre-tax and/or Roth contributions of between 1% and 50% of base salary and annual bonus (collectively “Salary”), subject to applicable Internal Revenue Service (“IRS”) limits. Beginning in 2019, employees who participate in the 401(k) Plan may make contributions of between 1% and 90% of Salary. All new employees are automatically enrolled in the 401(k) Plan at a 4% contribution rate unless the employee elects out or elects a different contribution rate. The Company matches 100% of the first 5% of Salary contributed as pre-tax and/or Roth contributions for all employees.
The 401(k) Plan offers a variety of investment options, including variable funds, collective funds, a stable value fund, Lifeco common shares (company matching contributions only) and a self-directed investment option.
8. Nonqualified Deferred Compensation
To provide market competitive compensation to certain key executives, the Company also has a nonqualified deferred compensation plan (“NQDCP”) and a nonqualified executive deferred compensation plan (“EDCP”). See the tables presented below for information on the participation of the Named Executive Officers in these plans and a description of the terms of the plans.
Human Resources Committee Interlocks and Insider Participation
None.
Compensation Policies and Risk Management
The Company has evaluated its compensation policies and practices applicable to all employees and believes that they do not create risks that are reasonably likely to have a material adverse effect on the Company.
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Summary Compensation Table
The following table sets out the portion of Robert L. Reynolds’ base salary and annual bonus allocated to the Company for 2018 (See “Compensation Discussion and Analysis” above for further information on this allocation). The table also sets out compensation earned in 2018 by the other Named Executive Officers.
Name and Principal Position	Year	Salary ($)	Bonus ($)(3)	Stock Awards ($)(4)	Option Awards ($)(5)	Non-Equity Incentive Plan Compensation ($)(6)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)(7)	All Other Compensation ($)(8)	Total ($)
Robert L. Reynolds President and Chief Executive Officer	2018	300,000	—	—	—	3,000,000	—	147,287	3,447,287
	2017	300,000	—	—	—	3,000,000	—	116,039	3,416,039
	2016	300,000	—	—	—	3,000,000	—	120,039	3,420,039
Andra S. Bolotin(1) Executive Vice President and Chief Financial Officer	2018	511,538	—	360,006	41,610	1,176,538	—	14,393	2,104,085
	2017	476,923	—	269,999	66,783	1,144,615	—	11,443	1,969,763
	2016	423,077	—	249,998	134,808	900,000	—	25,994	1,733,877
Robert K. Shaw President, Individual Markets	2018	543,000	—	256,557	29,640	936,675	—	14,393	1,780,265
	2017	543,000	588,667	218,983	54,175	855,225	1,820,465	7,393	4,087,908
	2016	539,942	—	244,357	87,954	675,000	1,749,030	7,655	3,303,938
Edmund F. Murphy President, Empower Retirement	2018	800,000	—	689,999	79,705	1,840,000	—	13,750	3,423,454
	2017	800,000	1,177,333	599,993	148,538	1,840,000	—	10,800	4,576,664
	2016	761,538	—	499,995	269,616	1,444,000	—	10,268	2,985,417
Richard H. Linton Jr.(2) Executive Vice President, Empower Operations	2018	500,000	300,000	329,993	38,095	880,000	—	15,856	2,063,945
	2017	500,000	450,000	300,014	74,269	950,000	—	263,158	2,537,441
(1)	For Ms. Bolotin, the Summary Compensation Table sets forth all compensation paid to Ms. Bolotin by the Company for her service as the Chief Financial Officer of both the Company and Putnam, a portion of which is reimbursed to the Company by Putnam.
(2)	Mr. Linton joined the Company as Executive Vice President, Empower Operations in May of 2016.
(3)	This column sets forth special bonuses for (a) Mr. Shaw and Mr. Murphy in relation to the integration of certain large case defined contribution business acquired from J.P. Morgan, and (b) Mr. Linton in connection with his joining the Company.
(4)	This column sets forth the value of share units granted to each Named Executive Officer under the Executive Share Unit Plan. The amounts shown represent the aggregate grant date fair value of the awards.
(5)	This column sets forth the value of Lifeco options granted to each Named Executive Officer under the Lifeco Option Plan. The amounts shown represent the aggregate grant date fair value of the awards. For further information, see Note 17 to the Company’s December 31, 2018 Financial Statements include in Appendix A to this prospectus.
(6)	For Ms. Bolotin and Messrs. Murphy, Shaw and Linton, these amounts represent cash bonuses earned under the Company’s Annual Incentive Bonus Plan and paid in February of 2019.
(7)	For 2018, Mr. Shaw had a decrease in actuarial present value of his Defined Benefit Plan of $196,906 and a decrease in actuarial present value of his SERP of $132,366, which offset above market earnings under the EDCP of $4,296. Above market earnings under the EDCP equaled the difference between the actual interest earned in 2018 and the amount of interest that would have been earned at a rate of 3.97% (3.97% being 120% of the applicable federal long-term rate at December 31, 2018).
(8)	The components of 2018 other compensation reported for each of the Named Executive Officers are as follows:
(a)	Mr. Reynolds received $147,287 in respect of directors’ fees.
(b)	Ms. Bolotin received (i) a 401(k) Plan employer contribution of $13,750; and (ii) a cell phone stipend of $643.
(c)	Mr. Murphy received a 401(k) Plan employer contribution of $13,750.
(d)	Mr. Shaw received (i) a 401(k) Plan employer contribution of $13,750; and (ii) a cell phone stipend of $643.
(e)	Mr. Linton received (i) a 401(k) plan employer contribution of $13,750; (ii) a relocation benefit payment of $1,859; and (iii) a cell phone stipend of $247.
Grants of Plan-Based Awards for 2018
1. Table
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The following table sets out information with respect to grants to the Named Executive Officers under the Annual Incentive Bonus Plan, Executive Share Unit Plan and Lifeco Option Plan.
Name	Thresolds ($)	Target ($)	Maximum ($)	All Other Stock Awards: Number of Shares of Stock or Units (#)(1)	All Other Option Awards; Securities Underlying Options (#)(2)	Exercise or Base Price of Option Awards ($/Share)(3)	Grant Date Fair Value of Stack and Option awards ($)
A.S. Bolotin	—	1,023,077	—	10,280	43,800	26.42	401,616
R.K. Shaw	—	814,500	—	7,326	31,200	26.42	286,197
E.F. Murphy	—	1,600,000	—	19,703	83,900	26.42	769,704
R.H. Linton	—	800,000	—	9,423	40,100	26.42	368,088
(1)	These are Executive Share Units granted under the Executive Share Unit Plan. The grant date was January 1, 2018. The Company’s Human Resources Committee approved the grants on February 6, 2018.
(2)	These are Lifeco options granted under the Lifeco Option Plan. The grant date was March 1, 2018. The Lifeco Human Resources Committee approved the grants on February 6, 2018.
(3)	Lifeco options are issued with an exercise price in Canadian dollars, which have been translated to U.S. dollars at 1.00/1.295 which was Lifeco’s average rate for 2018 (the “Conversion Rate”).
2. Narrative Description of the Annual Incentive Bonus Plan
Under the Annual Incentive Bonus Plan, a bonus pool is established if the Company meets certain earnings targets. The target bonus opportunity for individuals varies by office and is expressed as a percentage of base salary or as a flat amount. Bonus amounts are determined based on each Named Executive Officer’s performance against established objectives. Bonus amounts of greater or lesser than the established target may be awarded. For the Named Executive Officers, there is no minimum or maximum bonus amount.
For 2018:
(i)	Ms. Bolotin had an opportunity to earn up to 200% of base salary earned in 2018 based on the Company’s financial performance and individual objectives, and an additional amount on a discretionary basis based on individual performance;
(ii)	Mr. Murphy had an opportunity to earn up to 200% of base salary earned in 2018 based on the Company’s financial performance and individual objectives, and an additional amount on a discretionary basis based on individual performance;
(iii)	Mr. Shaw had an opportunity to earn up to 150% of base salary earned in 2018 based on the Company’s financial performance and individual objectives, and an additional amount on a discretionary basis based on individual performance; and
(iv)	Mr. Linton had an opportunity to earn a target bonus of $800,000 in 2018 based on the Company’s financial performance and individual objectives, and an additional amount on a discretionary basis based on individual performance.
3. Narrative Description of the Executive Share Unit Plan
Under the Executive Share Unit Plan, notional share units (“Executive Share Units”) may be granted to the Named Executive Officers by the Company’s Human Resources Committee. The value of an Executive Share Unit on a grant date in 2018 was based on the average closing price of Lifeco common shares on the Toronto Stock Exchange for the preceding 20 trading days (the “Market Value”). Beginning in 2019, the value of an Executive Share Unit on a grant date is based on the volume-weighted average closing price of Lifeco common shares on the Toronto Stock Exchange for the preceding 5 trading days
The number of Executive Share Units granted is generally related to the base salaries of the Named Executive Officers. Each grant of Executive Share Units has a three year vesting period during which certain conditions (including continued employment) must be satisfied.
The number of Executive Share Units granted is increased during the three year vesting period based on dividends declared on Lifeco common shares, and may be increased or decreased based on Company performance.
Subject to satisfaction of the vesting conditions, the Executive Share Units become payable in cash during the fourth year following the date of the award, at the Market Value as of the vesting date. Named Executive Officers may elect to defer the
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payment of all or a portion of Executive Share Units granted in 2019 or later years if certain requirements are met. In the event of such an election, the Executive Share Units will be paid within 90 days after the later of (i) the end of the 3-year vesting period or (ii) the Named Executive Officer’s termination of employment.
4. Narrative Description of the Lifeco Option Plan
Under the Lifeco Option Plan, the Lifeco Human Resources Committee sets the exercise price of the options but under no circumstances can it be less than the weighted average trading price per Lifeco common share on the Toronto Stock Exchange for the five trading days preceding the date of the grant.
Options are either regular options or contingent options. Regular options are generally granted in multi-year allotments. Regular options become exercisable at the rate of 20% per year commencing one year after the date of the grant. Contingent options do not become exercisable unless and until conditions prescribed by the Lifeco Human Resources Committee have been satisfied.
Options generally expire ten years after the date of the grant, except that if options would otherwise expire during a blackout period or within ten business days of the end of a blackout period, the expiry date for the options is extended to the tenth business day after the expiry date of the blackout period.
In the event of the death of a participant or the termination of a participant’s employment, then the period within which the options may be exercised is generally reduced depending on the circumstances surrounding the death or termination of employment. Options are not assignable by participants otherwise than by will or pursuant to the laws of succession. Lifeco does not provide any financial assistance to participants to facilitate the purchase of common shares under the Lifeco Option Plan. Subject to any regulatory or shareholder approval required by law, the Lifeco Board of Directors may amend the Lifeco Option Plan or the terms of a grant.
Outstanding Equity Awards at 2018 Fiscal Year End
The following table sets out Lifeco options held by the Named Executive Officers under the Lifeco Option Plan, and Executive Share Units held by the Named Executive Officers under the Executive Share Unit Plan, as of December 31, 2018.
Name	Option Awards				Stock awards
	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price ($)(6)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)(9)
A.S. Bolotin	19,680	29,520 (3)	26.78	February 28, 2026	8,362 (7)	235,637
	6,780	27,120 (4)	28.47	February 28, 2027	10,799 (8)	304,306
	—	43,800 (5)	26.42	February 28, 2028
R.K. Shaw	26,600	—	20.97	February 28, 2021	6,782 (7)	191,114
	37,600	—	17.89	February 28, 2022	7,696 (8)	216,862
	31,500	—	20.95	February 28, 2023
	20,960	4,240 (1)	24.04	February 29, 2024
	16,620	11,080 (2)	27.51	February 28, 2025
	12,840	19,260 (3)	26.78	February 28, 2026
	5,500	22,000 (4)	28.47	February 28, 2027
	—	31,200 (5)	26.42	February 28, 2028
E.F. Murphy	52,440	34,960 (2)	27.51	February 28, 2025	18,582 (7)	523,634
	39,360	59,040 (3)	26.78	February 28, 2026	20,697 (8)	583,243
	15,080	60,320 (4)	28.47	February 28, 2027
	—	83,900 (5)	26.42	February 28, 2028
R.H. Linton	7,540	30,160 (4)	28.47	February 28, 2027	9,291 (7)	202,182
	—	40,100 (5)	26.42	February 28, 2028	9,898 (8)	215,389
(1)	These options vest 20% of the total grant on March 1, 2019.
(2)	These options vest 20% of the total grant on each of March 1, 2019 and 2020.
(3)	These options vest 20% of the total grant on each of March 1, 2019, 2020 and 2021.
(4)	These options vest 20% of the total grant on each of March 1, 2019, 2020, 2021 and 2022.
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(5)	These options vest 20% of the total grant on each of March 1, 2019, 2020, 2021, 2022 and 2023.
(6)	Lifeco options are issued with an exercise price in Canadian dollars, which have been translated to U.S. dollars at the Conversion Rate.
(7)	These Executive Share Unit grants vest on December 31, 2019.
(8)	These Executive Share Unit grants vest on December 31, 2020.
(9)	The market value of Executive Share Units held as of December 31, 2018 is based on the year-end closing price of Lifeco common shares on the Toronto Stock Exchange.
Option Exercises and Stock Vested for 2018
The following table sets out Lifeco options exercised by, and Executive Share Units vested for, the Named Executive Officers in 2018.
	Option Awards		Stock Awards
	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)
A.S. Bolotin	—	—	10,860	229,902
R.K. Shaw	—	—	10,615	224,715
E.F. Murphy	—	—	21,720	459,804
R.H. Linton	—	—	15,433	326,701
Pension Benefits for 2018
1. Table
The following table sets out information with respect to the participation of the Named Executive Officers in the Defined Benefit Plan and the SERP.
Name	Plan Name	Number of Years of Credited Service	Present Value of Accumulated Benefit ($)(1)	Payments During Last Fiscal Year ($)
R.K. Shaw	Defined Benefit Plan	35	2,061,094	—
	SERP	30	8,171,163	—
(1)	The amounts shown in the table are calculated according to the terms of the plans as of December 31, 2018. Benefits under the Defined Benefit Plan were frozen as of December 31, 2017, and no additional benefits will accrue under that plan after that date. The Present Value of Accumulated Benefit under the Defined Benefit Plan equals the annuity earned as of December 31, 2017, payable at age 65 in the normal form of benefit. The Present Value of Accumulated Benefit under the SERP equals the termination benefit earned as of December 31, 2018, payable at age 62 in the normal form of benefit. Benefit amounts under each plan have been discounted to December 31, 2018 at the applicable discount rate for December 31, 2018. The amount payable to Mr. Shaw under the SERP is determined under the normal retirement benefit pay-out formula.
2. Narrative Description of the Defined Pension Plan
The Defined Benefit Plan is designed to provide regular income at retirement to eligible employees. In general, an eligible employee is any employee hired prior to January 1, 1999. Participants in the Defined Benefit Plan are entitled to benefits at age 65 if they have 5 or more years of service.
The benefit formula for participants hired before January 1, 1992 is 1.5% for each of the first 30 years of service multiplied by the participant’s average annual compensation, plus 0.5% for each of the next 5 years of service multiplied by the participant’s average annual compensation, plus 0.5% for each year of service to retirement up to a maximum of 35 years multiplied by the participant’s average annual compensation minus the covered compensation amount (as determined by the IRS). If a participant made required or voluntary contributions to the Defined Benefit Plan prior to July 1, 1979, the participant’s benefit is increased to reflect these contributions and interest accrued thereon, so long as the employee contributions plus interest have not been withdrawn in a lump sum.
The benefit formula for participants hired on and after January 1, 1992 is 1.0% for each of the first 30 years of service multiplied by the participant’s average annual compensation, plus 0.5% for each of the next 5 years of service multiplied by the participant’s
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average annual compensation, plus 0.5% for each year of service to retirement up to a maximum of 35 years multiplied by the participant’s average annual compensation minus the covered compensation amount (as determined by the IRS).
Average annual compensation is the highest average of compensation paid during 5 consecutive years of service out of the last 7 years of service.
Participants who have terminated service prior to age 65 and who have at least 5 years of service may begin receiving benefits as early as age 55. Benefits that begin prior to age 65 are reduced by approximately 5% for each year prior to age 65.
The normal form of benefit for a married participant is a joint and 50% survivor annuity. The normal form of benefit for an unmarried participant is a life only annuity. Other optional forms of pension payment are available on an actuarially equivalent basis.
Effective December 31, 2017, the Company amended the Defined Benefit Plan to freeze future benefit accruals. Final benefits are calculated as of December 31, 2017 and will not increase as a result of future service or compensation with the Company. Participants retain all benefits accrued through December 31, 2017. Participants received a full year of service for their anniversary year that began in 2017 regardless of whether they had completed the requisite 1,000 hours of service.
3. Narrative Description of the SERP
The SERP is designed to provide retirement benefits to certain key executive officers who are subject to qualified plan compensation limits. At the Company’s discretion, executive officers may be designated to participate in the SERP. Participants in the SERP are generally entitled to benefits if they have 15 or more years of service.
The following describes the retirement benefit amount under the SERP based on age at the time of separation of service.
1.	For participants who separate from service at or after age 62, the normal retirement benefit is equal to 60% of final average compensation if the participant has 30 years of service. The benefit is prorated for less than 30 years of service. Final average compensation is the average of the highest 60 consecutive months of compensation during the last 84 months of employment. Compensation includes salary, bonuses and commissions prior to any deferrals to other benefit plans. Benefits are offset by benefits under the Defined Benefit Plan and 50% of estimated social security benefits as of retirement.
2.	For participants who separate from service between ages 57 and 62, the early retirement benefit is calculated by reducing the bonus used in determining final average compensation by 5/6% for each month prior to age 62 and by further reducing the early retirement benefit by 5/12% for each month prior to age 62. Benefits are offset by benefits under the Defined Benefit Plan and 50% of estimated social security benefits as of age 62.
3.	For participants who separate from service prior to age 57, the termination benefit is equal to 60% of final average salary if the participant has 30 years of service. The benefit is prorated for less than 30 years of service. If the participant has less than 35 years of service, the termination benefit is also reduced by 5% for each of the first three years of service below 35. Final average salary is the average of the highest 60 consecutive months of salary during the last 84 months of employment. Salary includes deferrals of any salary to other benefit plans. Benefits are offset by benefits under the Defined Benefit Plan and 50% of estimated social security benefits payable as of age 62.
Payments under the normal retirement benefit and the early retirement benefit commence upon retirement. Payments under the termination benefit commence at age 62.
The normal form of benefit under the SERP is a life only annuity. Other optional forms of payment are available on an actuarially equivalent basis.
Nonqualified Deferred Compensation for 2018
1. Table
The following table sets out information with respect to the participation of the Named Executive Officers in the NQDCP and/or EDCP.
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Name	Plan Name	Executive Contributions in Last Fiscal Year ($)(1)	Aggregate Earnings in Last Fiscal Year ($)	Aggregate Withdrawals or Distributions ($)	Aggregate Balance at Last Fiscal Year End ($)
R.K. Shaw	NQDCP	—	(37,224)	86,259	470,932
	EDCP	155,434	26,389	—	602,987
(1)	Amounts contributed are included in the Salary column of the Summary Compensation Table.
2. Narrative Description of the Nonqualified Deferred Compensation Plan and Executive Deferred Compensation Plan
All officers and certain senior employees of the Company, and others at the discretion of the Company, are eligible to participate in the NQDCP. At the Company’s discretion, executive officers may be designated to participate in the EDCP.
A participant in the NQDCP may defer between 1% and 90% of their base salary (including sales related compensation) and bonus. A participant in the EDCP may defer (i) a minimum of the greater of $2,500 or 5% of base salary (including sales related compensation) and a maximum of 90% of base salary; and (ii) a minimum of 5% and a maximum of 90% of bonus.
Under the NQDCP, participants specify one or more investment preferences in which deferrals are deemed to be invested. Participant accounts are adjusted for interest, earnings or losses equal to the actual results of the deemed investment(s). Under the EDCP, participant deferrals earn an interest rate equal to the Moody’s Average Annual Corporate Bond Index rate plus .45% for active participants and fixed rates ranging from 6.37% to 7.91% for participants receiving benefits.
Amounts deferred under both plans and the earnings from the plans are distributed to a participant upon termination of employment, if not distributed earlier. Amounts distributed under the plans are generally paid in either a lump sum or installments over 3, 5, 10 or 15 years at the election of the participant.
Following a change in control of the Company, the Board of Directors may terminate one or both plans in its discretion and pay all amounts due under a terminated plan to participants. Certain payments following termination of employment or after a change in control may be delayed to comply with requirements under the Internal Revenue Code.
Security Ownership of Certain Beneficial Owners and Management
Security Ownership of Certain Beneficial Owners
Set forth below is certain information, as of January 1, 2019, concerning beneficial ownership of the voting securities of the Company by entities and persons who beneficially own more than 5% of the voting securities of the Company. The determinations of “beneficial ownership” of voting securities are based upon Rule 13d-3 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). This rule provides that securities will be deemed to be “beneficially owned” where a person has, either solely or in conjunction with others, (1) the power to vote or to direct the voting of securities and/or the power to dispose or to direct the disposition of the securities or (2) the right to acquire any such power within 60 days after the date such “beneficial ownership” is determined.
1.	100% of the Company’s 7,320,176 outstanding common shares are owned by GWL&A Financial Inc., 8515 East Orchard Road, Greenwood Village, Colorado 80111.
2.	100% of the outstanding common shares of GWL&A Financial Inc. are owned by Great-West Lifeco U.S. LLC, 8515 East Orchard Road, Greenwood Village, Colorado 80111.
3.	100% of the outstanding common shares of Great-West Lifeco U.S. LLC are owned by Great-West Financial (Nova Scotia) Co., Suite 800, 1959 Upper Water Street, Halifax, Nova Scotia, Canada B3J 2X2.
4.	100% of the outstanding common shares of Great-West Financial (Nova Scotia) Co. are owned by Great-West Financial (Canada) Inc., 100 Osborne Street North, Winnipeg, Manitoba, Canada R3C 3A5.
5.	100% of the outstanding common shares of Great-West Financial (Canada) Inc. are owned by Great-West Lifeco Inc., 100 Osborne Street North, Winnipeg, Manitoba, Canada R3C 3A5.
6.	71.81% of the outstanding common shares of Great-West Lifeco Inc. are controlled, directly or indirectly, by Power Financial Corporation, 751 Victoria Square, Montréal, Québec, Canada H2Y 2J3, representing approximately 65% of the voting rights attached to all outstanding voting shares of Great-West Lifeco Inc.
7.	65.52% of the outstanding common shares of Power Financial Corporation are owned by 171263 Canada Inc., 751 Victoria Square, Montréal, Québec, Canada H2Y 2J3.
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8.	100% of the outstanding common shares of 171263 Canada Inc. are owned by Power Corporation of Canada, 751 Victoria Square, Montréal, Québec, Canada H2Y 2J3.
9.	The Desmarais Family Residuary Trust, c/o San Palo Investments Corporation, 759 Victoria Square, Suite 520, Montréal, Québec, Canada H2Y 2J7, directly and through a group of private holding companies which it controls, has voting control of Power Corporation of Canada.
As a result of the chain of ownership described in paragraphs (1) through (9) above, each of the entities and persons listed in paragraphs (1) through (9) would be considered under Rule 13d-3 of the Exchange Act to be a “beneficial owner” of 100% of the outstanding voting securities of the Company.
Security Ownership of Management
The following tables set out the number of equity securities and exercisable options for equity securities of the Company or any of its parents or subsidiaries, beneficially owned, as of January 1, 2019, by (i) the directors of the Company (ii) the Named Executive Officers and (iii) the directors and executive officers of the Company as a group.
Directors	Great-West Lifeco Inc.(1)	Power Financial Corporation(2)	Power Corporation of Canada(3)
J.L. Bernbach	-	-	-
R. Bienfait	-	-	-
M.R. Coutu	10,000	-	-
A. Desmarais	350,000	43,200 549,991 options	15,118,416 3,884,000 options
P. Desmarais, Jr.	100,000	-	15,096,015 3,884,000 options
G.A. Doer	-	-	-
G.J. Fleming	-	-	-
C. Généreux	-	- 205,629 options	4,821 25,279 options
A. Louvel	-	-	-
P.B. Madoff	-	-	-
P.A. Mahon	151,566	-	-
R.J. Orr	20,000	400,200 3,622,229 options	20,000
R.L. Reynolds	-	-	-
T. Timothy Ryan, Jr.	-	16,400	18,572
J.J. Selitto	-	-	-
G.D. Tretiak	-	-
145,971 options	13,001
150,649 options
B.E. Walsh	-	-	-

Named Executive Officers	Great-West Lifeco Inc.(1)	Power Financial Corporation(2)	Power Corporation of Canada(3)
R.L. Reynolds	-	-	-
A.S. Bolotin	- 26,460 options	-	-
R.H. Linton	- 7,540 options	-	-
E.F. Murphy	- 106,880 options	-	-
R.K. Shaw	6,052 151,620 options	-	-

Directors and Executive Officers as a Group	Great-West Lifeco Inc.(1)	Power Financial Corporation(2)	Power Corporation of Canada(3)
	637,618 372,406 options	459,800 4,523,820 options	30,270,825 7,943,928 options
(1)	All holdings are common shares, or where indicated, exercisable options for common shares of Great-West Lifeco Inc.
(2)	All holdings are common shares, or where indicated, exercisable options for common shares of Power Financial Corporation.
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(3)	All holdings are subordinate voting shares, or where indicated, exercisable options for subordinate voting shares of Power Corporation of Canada.
The number of subordinate voting shares and exercisable options for subordinate voting shares of Power Corporation of Canada held by the directors and executive officers as a group represents 0.79% of the total number of subordinate voting shares and exercisable options for subordinate voting shares of Power Corporation of Canada outstanding.
None of the remaining holdings set out above exceeds 1% of the total number of shares and exercisable options for shares of the class outstanding.
Transactions with Related Persons, Promoters and Certain Control Persons
(a)	There are no transactions to report.
(b)	The Company’s Board of Directors has a Conduct Review Committee which acts pursuant to a written Charter and procedures (together, the “procedures”). Messrs. Bernbach and Louvel serve on the Conduct Review Committee.
The Conduct Review Committee, in accordance with the procedures, considers and approves transactions between the Company or its subsidiaries and (i) the directors and senior officers of the Company or its affiliates, including their spouses and minor children; (ii) its affiliates; and (iii) companies controlled by a director or senior officer of the Company or its affiliates, or their spouses or minor children. Control and affiliation is defined as a 10% voting interest or 25% ownership interest, but does not include subsidiaries of the Company.
Among other criteria, the Conduct Review Committee considers whether such transactions were on market terms and conditions, including interest rates and fees, as those prevailing at the time for comparable transactions with third parties. Such review also considers the Company’s established conflict of interest guidelines with respect to the transaction, as set forth in the Company’s Code.
There were no reportable related party transactions during the Registrant’s most recently completed fiscal year where the aforementioned procedures did not require review, approval or ratification or where the procedures were not followed.
Risks Associated with the Company and the Financial Services Industry
In the normal course of its business, the Company is exposed to certain operational, regulatory, and financial risks and uncertainties. The most significant risks include the following:
Competition could negatively affect the ability of the Company to maintain or increase market share or profitability.
The industry in which the Company operates is highly competitive. The Company’s competitors include insurance companies, mutual fund companies, banks, investment advisors, and certain service and professional organizations. Although there has been consolidation in some sectors, no one competitor is dominant. Customer retention is a key factor for continued profitability. Management cannot be certain that the Company will be able to maintain its current competitive position in the markets in which it operates, or that it will be able to expand its operations into new markets. If the Company fails to do so, its business, results of operations, and financial condition could be materially and adversely affected.
The insurance and financial services industries are heavily regulated and changes in regulation may reduce profitability.
Federal and state regulatory reform that increases the compliance requirements imposed on the Company or that changes the way that the Company is able to do business may significantly harm its business or adversely impact the results of operations in the future. It is not possible to predict whether future legislation or regulation adversely affecting the Company’s business will be enacted and, if enacted, the extent to which such legislation will have an effect on the Company or its competitors. Furthermore, there can be no assurance as to which of the Company’s specific products would be impacted by any such legislative or regulatory reform.
The Company’s operations and accounts are subject to examination by the Colorado Department of Insurance and other regulators at specified intervals. The NAIC has also prescribed RBC rules and other financial ratios for life insurance companies. The calculations set forth in these rules are used by regulators to assess the sufficiency of an insurer’s capital and measure the risk characteristics of an insurer’s assets, liabilities, and certain off-balance sheet items. RBC is calculated by applying factors to various asset, premium, face amount, and liability items. Although the Company has RBC levels well in excess of those required by its regulators, there can be no assurances made that it will continue to maintain these levels.
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A downgrade or potential downgrade in the Company’s financial strength or claims paying ratings could result in a loss of business and negatively affect results of operations and financial condition.
The Company is rated by a number of nationally recognized rating agencies. The ratings represent the opinion of the rating agencies regarding the Company’s financial strength and its ability to meet ongoing obligations to policyholders. Claims paying ability and financial strength ratings are factors in establishing the competitive position of insurers. A rating downgrade, or the potential for such a downgrade, of the Company or any of its rated insurance subsidiaries could, among other things, materially increase the number of policy surrenders and withdrawals by policyholders of cash values from their policies, adversely affecting relationships with broker-dealers, banks, agents, wholesalers, and other distributors of its products and services. This may result in cash payments requiring the Company to sell invested assets, including illiquid assets such as privately placed bonds and mortgage loans, at a price that may result in realized investment losses. These cash payments to policyholders result in a decrease in total invested assets and a decrease in net income. In addition, a significant downgrade may negatively impact new sales and adversely affect the Company’s ability to compete and thereby have a material effect on its business, results of operations, and financial condition. Negative changes in credit ratings may also increase the Company’s cost of funding.
Deviations from assumptions regarding future persistency, mortality, and interest rates used in calculating liabilities for future policyholder benefits and claims could adversely affect the Company’s results of operations and financial condition.
The Company establishes and carries, as a liability, reserves based on estimates of how much it will need to pay for future benefits and claims. Future policy benefits do not represent an exact calculation of liability. Rather, future policy benefits represent an estimate of what management expects the ultimate settlement and administration of benefits will cost. These estimates, which generally involve actuarial projections, are based upon management’s assessment of facts and circumstances then known, as well as estimates of future trends in persistency (how long a contract stays with the Company), mortality, judicial theories of liability, interest rates, and other factors. These variables are affected by both internal and external events, such as changes in market and interest rate conditions, catastrophic events, inflation, judicial trends, and legislative changes. Many of these items are not directly quantifiable in advance. The Company’s life insurance products are exposed to the risk of catastrophic events, such as a pandemic, terrorism, or other such events that cause a large number of deaths. Additionally, there may be a significant reporting delay between the occurrence of an insured event and the date it is reported to the Company.
The inherent uncertainties of estimating policy and contract claim liabilities are greater for certain types of liabilities, particularly those in which the various considerations affecting the type of claim are subject to change and in which long periods of time may elapse before a definitive determination of liability is made. Liability estimates including estimated premiums the Company will receive over the assumed life of the policy are continually refined in a regular and ongoing process as experience develops and further claims are reported and settled. Adjustments to policy benefit liabilities are reflected in the Company’s consolidated statement of income in the period in which adjustments are determined. Because setting policy benefit liabilities is inherently uncertain, there can be no assurance that current liabilities will prove to be adequate in light of subsequent events.
If the companies that provide reinsurance default or fail to perform or the Company is unable to obtain adequate reinsurance for some of the risks underwritten, the Company could incur significant losses adversely affecting results of operations and financial condition.
The Company purchases reinsurance by transferring, or ceding, part of the risk it assumes to a reinsurance company in exchange for part of the premium it receives in connection with the risk. The part of the risk the Company retains for its own account is known as the retention. The Company retains an initial maximum of $3.5 million of coverage per individual life. This initial retention limit of $3.5 million may increase due to automatic policy increases in coverage at a maximum rate of $175 thousand per annum, with an overall maximum increase in coverage of $1 million. Through reinsurance, the Company has the contractual right to collect the amount above its retention from its reinsurers. Although reinsurance makes the reinsurer liable to the Company to the extent the risk is transferred or ceded to the reinsurer, it does not relieve it of its liability to its policyholders. Accordingly, the Company bears credit risk with respect to its reinsurers. Management cannot make assurances that the Company’s reinsurers will pay all of their reinsurance claims, or that they will pay claims on a timely basis. If the Company’s reinsurers cease to meet their obligations, whether because they are in a weakened position as a result of incurred losses or otherwise, the Company’s results of operations, financial position, and cash flows could be materially adversely affected.
As related to the Company’s reinsurance facilities, there are no assurances that the Company can maintain its current reinsurance facilities or that it can obtain other reinsurance facilities in adequate amounts and at favorable rates. If the Company is unable to obtain new reinsurance facilities, either its net exposures would increase or, if it is unwilling to bear an increase in net exposures, it would have to reduce the level of its underwriting commitments. Either of these potential developments could have a material adverse effect on the Company’s business, results of operations, and financial position.
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Interest rate fluctuations could have a negative impact on results of operations and financial condition.
In periods of rapidly increasing interest rates, policy surrenders and withdrawals may increase and premiums in flexible premium policies may decrease as policyholders seek investments with higher perceived returns. This activity may result in the Company’s making cash payments, requiring that it sell invested assets at a time when the prices of those assets are adversely affected by the increase in market interest rates. During periods of sustained low interest rates, life insurance and annuity products may be affected by increased premium payments on products with flexible premium features and a higher percentage of insurance policies remaining in-force from year to year on products with minimum guarantees. During such a period, investment earnings may be lower because the interest earnings on new fixed income investments will likely have declined with the market interest rates. Also there may be increased early repayment on investments held such as mortgage-backed securities, asset-backed securities, and callable bonds. Although the Company invests in a broad range of asset classes, it is primarily invested in domestic fixed income securities. Accordingly, during periods of sustained low interest rates, an adverse effect on the results of operations and financial condition may result from a decrease in the spread between the earned rate on the Company’s assets and either the interest rates credited to policyholders or the rates assumed in reserve calculations. Several products have current credited interest rates that are at or approaching their minimum guaranteed credited rate, which could have an adverse effect on the results of operations and financial condition due to spread compression.
The Company has hedging and other risk mitigating strategies to reduce the risk of a volatile interest rate environment. However, there can be no assurance that it would be fully insulated from realizing any losses on sales of securities. In addition, regardless of whether the Company realized an investment loss, potential withdrawals would produce a decrease in invested assets, with a corresponding adverse effect on the results of operations and financial condition.
Market fluctuations and general economic conditions may adversely affect results of operations and financial condition.
The risk of fluctuations in market value of all of the separate account assets, proprietary mutual funds, proprietary collective trusts, and external mutual funds is borne by the policyholders. The Company’s fee income for administering and/or managing these assets, however, is generally set as a percentage of those assets. Accordingly, fluctuations in the market value of these assets may result in fluctuations in revenue. On certain products, the Company offers guarantees to policyholders to protect them against the risk of adverse market performance, including guaranteed minimum death benefits and guaranteed lifetime withdrawal benefits. When equity markets decline, the Company is at a greater risk of having to pay guaranteed benefits that exceed available policyholder account balances, and will therefore have to increase its reserves for these benefits, resulting in a financial loss. While the Company does have hedging programs in place to reduce the market risk associated with these guarantees, no assurance can be provided that these programs will generate the returns that will be needed to meet policyholder obligations relating to these guarantees.
The Company manages or administers its general and separate accounts in support of cash and liquidity requirements of its insurance and investment products. The Company’s general account investment portfolio is diversified over a broad range of asset classes but consists primarily of domestic fixed income investments. The fair value of these and other general account invested assets fluctuates depending upon, among other factors, general economic and market conditions. In general, the market value of the Company’s general account fixed maturity securities portfolio increases or decreases in inverse relationship with fluctuations in interest rates.
The occurrence of a major economic downturn, acts of corporate malfeasance, or other events that adversely affect the issuers of the Company’s investment securities could cause the value of these securities and net income to decline and the default rate of the fixed maturity securities to increase. A ratings downgrade affecting particular issuers or securities could have a similar effect. Any event reducing the value of these securities other than on a temporary basis could have an adverse effect on the results of operations and financial condition. Ratings downgrades on general account assets may also result in a higher capital charge under RBC, resulting in lower RBC ratio.
Additionally, the Company may, from time to time, for business, regulatory, or other reasons, elect or be required to sell certain of its general account invested assets at a time when their fair values are less than their original cost, resulting in realized capital losses, which would have an adverse effect on the results of operations and financial condition.
Changes in U.S. federal income tax law could make some of the Company’s products less attractive to consumers and increase its tax costs.
•	Changes in U.S. federal income tax law could make some of the Company’s products less attractive to consumers. For example, the following events could adversely affect the Company’s business:
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•	Changes in tax laws that would reduce or eliminate tax-deferred accumulation of earnings on the premiums paid by the holders of annuities and life insurance products;
•	Reductions in the federal income tax that investors are required to pay on long-term capital gains and on some dividends paid on stock that may provide an incentive for some of the Company’s customers and potential customers to shift assets into mutual funds and away from products, including life insurance and annuities, designed to defer taxes payable on investment returns;
•	Changes in applicable regulations that could restrict the ability of some companies to purchase certain executive benefits products;
•	Changes in the availability of, or rules concerning the establishment, operation, and taxation of, Section 401, 403(b), 408, and 457 plans; and
•	Repeal of the federal estate tax or changes in the tax treatment of life insurance death benefits.
The Company cannot predict whether any other legislation will be enacted, what the specific terms of any such legislation will be, or how, if at all, this legislation or any other legislation could have an adverse effect on its results of operations or financial condition.
Congress, as well as state and local governments, also considers from time to time legislation that could change the Company’s tax costs and increase or decrease its ability to use existing tax credits. If such legislation is adopted, the results of operations could be impacted. Changes to the Company’s tax costs would include changes to tax rates, which could affect the consolidated financial statements in several ways. For example, a decrease in the federal income tax rate could affect the consolidated financial statements as follows:
•	A lower effective tax rate, which would have a favorable impact on net income over the period that the lower rate remains in effect.
•	A reduction in certain deferred tax liabilities, which would have an immediate favorable impact on net income in the period during which the lower rate came into effect.
•	A reduction in certain deferred tax assets, which would have an immediate unfavorable impact on net income in the period during which the lower tax rate came into effect.
•	A reduction in tax rates could affect the timing of recognizing tax benefits.
The Company may be subject to litigation resulting in substantial awards or settlements and this may adversely affect its reputation and results of operations.
In recent years, life and accident insurance and financial service companies have been named as defendants in lawsuits, including class actions. A number of these lawsuits have resulted in substantial awards and settlements. There can be no assurance that any future litigation relating to matters such as the provision of insurance coverage or pricing and sales practices will not have a material adverse affect on the Company’s results of operations or financial position.
The Company’s risk management policies and procedures may leave it exposed to unidentified or unanticipated risk, which could adversely affect its business, results of operations, and financial condition.
Management of operational, legal, regulatory, and financial risks requires, among other things, policies and procedures to record properly and verify a large number of transactions and events. Management has devoted significant resources to develop the Company’s risk management and disaster recovery policies and procedures. However, policies and procedures may not be fully effective and may leave the Company exposed to unidentified and unanticipated risks. The Company may be subject to disruptions of its operating systems or its ability to conduct business from events that are wholly or partially beyond its control such as a natural catastrophe, act of terrorism, pandemic, or electrical/telecommunications outage.
The Company may experience difficulty in marketing and distributing products through its current and future distribution channels.
The Company distributes its life and savings products through a variety of distribution channels, including brokers, independent agents, consultants, retail financial institutions, and its own internal sales force. In some areas the Company generates a significant portion of its business through third-party arrangements. Management periodically negotiates provisions and renewals of these relationships and there can be no assurance that such terms will remain acceptable to either party. An interruption in the continuing relationship with a significant number of these third parties could materially affect the Company’s ability to market its products. The Company must attract and retain productive internal sales representatives to sell its products. If the Company is unsuccessful
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in attracting and retaining sales representatives with demonstrated abilities, its results of operations and financial condition could be adversely affected.
A failure in cyber or information security systems could result in a loss or disclosure of confidential information, damage the Company’s reputation, and could impair its ability to conduct business effectively.
The Company depends heavily upon computer systems to provide reliable service, as a significant portion of the Company’s operations relies on the secure processing, storage, and transmission of confidential or proprietary information and complex transactions. Despite the implementation of a variety of security measures, the Company’s computer systems could be subject to physical and electronic break-ins, cyber attacks, and similar disruptions from unauthorized tampering, including threats that may come from external factors, such as governments, organized crime, hackers and other third parties, or may originate internally from within the Company.
If one or more of these events occurs, it could potentially jeopardize the confidential or proprietary information, including personally identifiable non-public information, processed and stored in, and transmitted through, the computer systems and networks. It could also potentially cause interruptions or malfunctions in the operations of the Company, its customers, or other third parties. This could result in damage to the Company’s reputation, financial losses, litigation, increased costs, regulatory penalties, and/or customer dissatisfaction or loss. Although steps have been taken to prevent and detect such attacks, it is possible that the Company may not become aware of a cyber incident for some time after it occurs, which could increase its exposure to these consequences.
The Company could face difficulties, unforeseen liabilities, or asset impairments arising from business acquisitions or integrations and managing growth of such businesses.
The Company has engaged in acquisitions of businesses in the past and may continue to do so in the future. Such activity exposes the Company to a number of risks. For example, there could be unforeseen liabilities or asset impairments, including goodwill impairments that arise in connection with the businesses that will be acquired in the future.
The Company’s ability to achieve certain benefits which are anticipated from acquisitions of businesses will depend in large part upon the Company’s ability to successfully integrate such businesses in an efficient and cost effective manner. The Company may not be able to integrate such businesses smoothly or successfully, and the process may take longer than expected. The integration of operations and differences in operational culture may require the dedication of significant management resources, which may result in greater expenditures than expected to integrate the acquired businesses. If the Company is unable to successfully integrate the operations of such acquired businesses, it may be unable to realize the benefits it expects to achieve as a result of such acquisitions.
The success with which the Company is able to integrate acquired operations will depend on its ability to manage a variety of issues, including the following:
•	Loss of key personnel or higher than expected employee attrition rates could adversely affect the performance of the acquired business and the Company’s ability to successfully integrate it.
•	Integrating acquired operations with existing operations may require the Company to coordinate geographically separated organizations, address possible differences in culture and management philosophies, merge financial processes and risk and compliance procedures, combine separate information technology platforms, and integrate organizations that were previously closely tied to the former parent of the acquired business or other service provider.
Counterparties with whom the Company transfers risk may be unable or unwilling to do business with the Company.
The Company mitigates market risks through the use of derivative transactions with approved counterparties. Should some or all of these counterparties be unwilling or unable to continue to offer derivatives to the Company, the cost of purchasing these financial instruments may increase and/or the Company may not be able to continue to transfer certain risks, thereby increasing its exposure to a financial loss.
The Company may not be able to secure financing to meet the liquidity or capital needs of the Company.
While the Company monitors its liquidity and capital on a regular basis, it may need to seek external financing if available internal levels of liquidity or capital are insufficient. Liquidity demands include but are not limited to the payment of policyholder benefits, collateral posting as required under our agreements with counterparties, the payment of operating expenses, and the servicing of debt. Capital demands could result from the growth of new business, a change in investment strategy, an investment in systems or other infrastructure, or a deterioration of the Company’s capital arising from financial losses. The availability of additional
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financing will depend on a variety of factors such as market conditions, the general availability of credit in financial markets, the overall availability of credit to the financial services industry, the volume of trading activities in financial markets, the Company’s credit ratings and credit capacity, and the perception of customers or lenders of the Company’s long or short term financial strength. If the Company is unable to secure external financing to meet a liquidity or capital shortfall it may be required to curtail its operations, sell assets or reinsure liabilities, make changes to the investment strategy, or discontinue the use of certain derivatives, which could have a detrimental impact on the financial strength of the Company.
Acquisitions, dispositions and business reorganizations, including our announced transaction with Protective Life Corporation, may not produce anticipated benefits and could result in operating difficulties, unforeseen liabilities, asset impairments or rating agency actions, which may adversely affect the Company’s operating results and financial condition.
Acquisitions, dispositions and other business reorganizations, such as the planned disposition of substantially all of the Individual Markets segment to Protective Life Corporation that was announced in January of 2019, could expose the Company to a number of risks. Once completed, acquisitions and dispositions may not perform as projected, expense synergies and savings may not materialize as expected and costs associated with the transaction or related transition services may be greater than anticipated. The Company’s financial results could be adversely affected by:
•	potential difficulties achieving projected financial results, including the costs and benefits of integration or deconsolidation, due to macroeconomic, business, demographic, actuarial, regulatory, or political factors;
•	negative reactions to a transaction by policyholders and contract-holders, distributors, suppliers, plan sponsors and advisors and other clients and potential customers;
•	ratings agency warnings or downgrades;
•	unanticipated performance issues;
•	unforeseen liabilities;
•	transaction-related charges;
•	diversion of management time and resources to disposition challenges;
•	loss of key employees or customers, amortization of expenses related to intangibles;
•	inefficiencies as we integrate operations and address differences in cultural, management, information, compliance and financial systems and procedures; and
•	charges for impairment of long-term assets or goodwill and indemnifications.
In addition, factors such as receiving the required governmental or regulatory approvals to close the transaction, delays in implementation or completion of transition activities or a disruption to the Company’s ongoing business could negatively impact results.
Reorganizing or consolidating the legal entities through which the Company conducts its business may raise similar risks. The success with which the Company realizes benefits from legal entity reorganizations will also depend on its ability to manage a variety of issues, including regulatory approvals, modification of operations and changes to investment portfolios.
Any of these risks, if realized, could prevent the Company from achieving the benefits it expects or could otherwise have a material adverse effect on its business, results of operations or financial condition.
EXPERTS
The statutory financial statements included in this Prospectus have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their report appearing herein, are included in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.
WHERE YOU CAN FIND MORE INFORMATION
This prospectus, which constitutes part of the registration statement, does not contain all the information set forth in the registration statement.
The registration statement, including exhibits, contains additional relevant information about us. The complete registration statement and our other filings are available to the public from commercial document retrieval services and over the internet at
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www.sec.gov. (This uniform resource locator (URL) is an inactive textual reference only and is not intended to incorporate the SEC web site into this prospectus.)
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APPENDIX A– EXAMPLES
The following examples are intended to provide context and clarity with regard to how the Strategy MVA is calculated, as well as the impact of the Strategy MVA to the Surrender Value at various times within the life of the contract.
Examples #1– 9 illustrate the values that need to be calculated in order to determine the Strategy MVA 2.5 years into the 6-year Interest MVA Term.
Examples #10– 18 illustrate the values that need to be calculated in order to determine the Strategy MVA 5.5 years into the 6-year Interest MVA Term.
Strategy Interest MVA Factor Examples
Assume the following information:
Strategy Base: $100,000
Strategy Term Start Date = 1/1/2020
Floor: -10%
Cap: 12%
A = Interest MVA Rate 1: 1.95%
B = Interest MVA Rate 2: 1.00%
Effective Date: 1/1/2018
Interest MVA Term Start Date: 1/1/2018
Interest MVA Term End Date: 1/1/2024
Date of Distribution: 6/30/2020
Example 1: Calculation of Strategy Interest MVA Factor when interest rates have increased.
Assume the following information as of the date of distribution (6/30/2020):
C = Interest MVA Rate 1 = 2.95%
D = Interest MVA Rate 2 = 2.00%
E = number of years (whole and partial) from the date of the Request to the Interest MVA Term End Date = 3.50
The Strategy Interest MVA Factor is calculated as follows:
Strategy Interest MVA Factor	=	(1+A+B	)	E	-	1	=	(1+1.95%+1.00%	)	3.50	-	1	=	-6.5190%
		1+C+D						1+2.95%+2.00%
Example 2: Calculation of Strategy Interest MVA Factor when interest rates have decreased.
Assume the following information as of the date of distribution (6/30/2020):
C = Interest MVA Rate 1 = 0.95%
D = Interest MVA Rate 2 = 0.50%
E = number of years (whole and partial) from the date of the Request to the Interest MVA Term End Date = 3.50
The Strategy Interest MVA Factor is calculated as follows:
Strategy Interest MVA Factor	=	(1+A+B	)	E	-	1	=	(1+1.95%+1.00%	)	3.50	-	1	=	+5.2770%
		1+C+D						1+0.95%+0.50%
A-1

Strategy Index MVA Factor Examples
Example 3: Calculation of Strategy Option Value on the Strategy Term Start Date
Assume the following Strategy information:
Strategy Base: $100,000
Floor: -10%
Cap: 12%
The Strategy Option Value would be calculated as follows:
	Sell ATM Put	Buy OTM Put	Buy ATM Call	Sell OTM Call
Index Value (at-the-money):	100.00	100.00	100.00	100.00
Strike price (out-of-the-money):	100.00	90.00	100.00	112.00
Swap rate:	1.50%	1.50%	1.50%	1.50%
Dividend yield:	2.00%	2.00%	2.00%	2.00%
Time Remaining:	1.00	1.00	1.00	1.00
Implied volatility:	15.00%	19.00%	15.00%	11.00%
Derivative Price using Black-Scholes:	6.12%	3.34%	5.63%	0.82%

Strategy Option Value	=	ATM Call - OTM Call + OTM Put - ATM Put
	=	5.63% - 0.82% + 3.34% - 6.12%
	=	2.03%
The Strategy Option Value, calculated on the Strategy Term Start Date, will be used in the Strategy Index MVA Factor calculation. Examples 4 and 5 illustrate the effect of the Strategy Index MVA Factor when Index Performance is positive and negative respectively, assuming all other inputs are held constant.
Example 4: Calculation of Strategy MVA Factor when Index Performance is positive (end of month 6)
Assume the following since the Strategy Term Start Date:
Strategy Base = $100,000 (and no prior withdrawals have been taken)
Free Annual Withdrawal Amount = $10,000
Index Performance: +10%
Strategy Credit Rate: +10%
Number of years (whole and partial) from the date of distribution to the Strategy Term End Date: 0.50
	Sell ATM Put	Buy OTM Put	Buy ATM Call	Sell OTM Call
Index Value (at-the-money):	110.00	110.00	110.00	110.00
Strike price (out-of-the-money):	100.00	90.00	100.00	112.00
Swap rate:	1.50%	1.50%	1.50%	1.50%
Dividend yield:	2.00%	2.00%	2.00%	2.00%
Time Remaining:	0.50	0.50	0.50	0.50
Implied volatility:	15.00%	19.00%	15.00%	11.00%
Derivative Price using Black-Scholes:	1.16%	0.41%	10.81%	2.40%

Strategy Option Value	=	ATM Call - OTM Call + OTM Put - ATM Put
	=	10.81% - 2.40% + 0.41% - 1.16%
	=	7.66%
The Strategy Index MVA Factor that is applied would be calculated as follows:
A-2

Strategy Index MVA Factor = -3.3547% = A– B– (C x (D / E)) where:
A = 7.66% = Strategy Option Value as of the date of Request;
B = 10.00% = Strategy Credit Rate as of the date of Request;
C = 2.03% = Strategy Option Value as calculated on the Strategy Term Start Date;
D = 0.50 = The number of years (whole and partial) from the date of Request to the Strategy Term End Date; and
E = 1.00 = Strategy Term
Example 5: Calculation of Strategy MVA Factor when Index Performance is negative (end of month 6)
Assume the following since the Strategy Term Start Date:
Strategy Base = $100,000 (and no prior withdrawals have been taken)
Free Annual Withdrawal Amount = $10,000
Index Performance: -10%
Strategy Credit Rate: +10%
Number of years (whole and partial) from the date of distribution to the Strategy Term End Date: 0.50
	Sell ATM Put	Buy OTM Put	Buy ATM Call	Sell OTM Call
Index Value (at-the-money):	90.00	90.00	90.00	90.00
Strike price (out-of-the-money):	100.00	90.00	100.00	112.00
Swap rate:	1.50%	1.50%	1.50%	1.50%
Dividend yield:	2.00%	2.00%	2.00%	2.00%
Time Remaining:	0.50	0.50	0.50	0.50
Implied volatility:	15.00%	19.00%	15.00%	11.00%
Derivative Price using Black-Scholes:	10.95%	4.89%	0.80%	0.01%

Strategy Option Value	=	ATM Call - OTM Call + OTM Put - ATM Put
	=	0.80% - 0.01% + 4.89% - 10.95%
	=	-5.26%
The Strategy Index MVA Factor that is applied would be calculated as follows:
Strategy Index MVA Factor = +3.7222% = A– B– (C x (D / E)) where:
A = -5.26% = Strategy Option Value as of the date of Request;
B = -10.00% = Strategy Credit Rate as of the date of Request;
C = 2.03% = Strategy Option Value as calculated on the Strategy Term Start Date;
D = 0.50 = The number of years (whole and partial) from the date of Request to the Strategy Term End Date; and
E = 1.00 = Strategy Term
Strategy MVA Examples
The Strategy MVA is equal to the sum of the Strategy Interest MVA Factor and Strategy Index MVA Factor. The following examples illustrate the calculation of the Strategy MVA:
Example 6: Strategy MVA when interest rates have increased and Index Performance is positive.
Strategy MVA Factor = A + B where:
A = Strategy Interest MVA Factor, and
B = Strategy Index MVA Factor
Combining Strategy Interest MVA Factor Example #1 and Strategy Index MVA Factor Example #4:
Strategy MVA Factor = (-6.5190%) + (-3.3547%) = -9.8738% [difference due to rounding]
A-3

Assuming a full surrender, the Strategy MVA is calculated as follows:
Strategy MVA = A x max(0, B– (C x (D / E))) where:
A = Strategy MVA Factor
B = Strategy Base Withdrawal
C = Free Annual Withdrawal Amount as of the date of the Request
D = Strategy Base as of the date of Request, prior to the Request
E = Contract Base as of the date of the Request, prior to the Request
Strategy MVA	=	-9.8738% x max(0, $100,000 - $10,000 x $100,000 / $100,000)
	=	-9.8738% x max(0, $90,000)
	=	-9.8738% x $90,000
	=	-$8,886.39
In this example, we have assumed the Contract is allocated to a single Strategy. To the extent that the Contract is allocated to additional Strategies, the calculation would be repeated for each Strategy and the MVA would be equal to the sum of the Strategy MVAs.
The Strategy Interest MVA Factor is negative because interest rates have generally increased at the time of distribution relative to the Interest MVA Term Start Date.
The Strategy Index MVA Factor is negative because the Strategy Value includes the actual Index Performance at the time of distribution relative to the Strategy Term Start Date. The approximation of the market (or fair) value of the Strategy Option Value is less than the Index Performance.
Example 7: Strategy MVA when interest rates have increased and Index Performance is negative.
Strategy MVA Factor = A + B where:
A = Strategy Interest MVA Factor, and
B = Strategy Index MVA Factor
Combining Strategy Interest MVA Factor Example #1 and Strategy Index MVA Factor Example #5:
Strategy MVA Factor = (-6.5190%) + (3.7222%) = -2.7969% [difference due to rounding]
Assuming a full surrender, the Strategy MVA is calculated as follows:
Strategy MVA = A x max(0, B– (C x (D / E))) where:
A = Strategy MVA Factor
B = Strategy Base Withdrawal
C = Free Annual Withdrawal Amount as of the date of the Request
D = Strategy Base as of the date of Request, prior to the Request
E = Contract Base as of the date of the Request, prior to the Request
Strategy MVA	=	-2.7969% x max(0, $100,000 - $10,000 x $100,000 / $100,000)
	=	-2.7969% x max(0, $90,000)
	=	-2.7969% x $90,000
	=	-$2,517.19
In this example, we have assumed the Contract is allocated to a single Strategy. To the extent that the Contract is allocated to additional Strategies, the calculation would be repeated for each Strategy and the MVA would be equal to the sum of the Strategy MVAs.
A-4

This example, the Strategy Interest MVA Factor is negative because interest rates have generally increased at the time of distribution relative to the Interest MVA Term Start Date.
The Strategy Index MVA Factor is positive because the Strategy Value includes the actual Index Performance at the time of distribution relative to the Strategy Term Start Date. The approximation of the market (or fair) value of the Strategy Option Value is greater than the Index Performance.
Example 8: Strategy MVA when interest rates have decreased and Index Performance is positive.
Strategy MVA Factor = A + B where:
A = Strategy Interest MVA Factor, and
B = Strategy Index MVA Factor
Combining Strategy Interest MVA Factor Example #2 and Strategy Index MVA Factor Example #4:
Strategy MVA Factor = (+5.2770%) + (-3.3547%) = +1.9222% [difference due to rounding]
Assuming a full surrender, the Strategy MVA is calculated as follows:
Strategy MVA = A x max(0, B– (C x (D / E))) where:
A = Strategy MVA Factor
B = Strategy Base Withdrawal
C = Free Annual Withdrawal Amount as of the date of the Request
D = Strategy Base as of the date of Request, prior to the Request
E = Contract Base as of the date of the Request, prior to the Request
Strategy MVA	=	1.9222% x max(0, $100,000 - $10,000 x $100,000 / $100,000)
	=	1.9222% x max(0, $90,000)
	=	1.9222% x $90,000
	=	+$1,730.01
In this example, we have assumed the Contract is allocated to a single Strategy. To the extent that the Contract is allocated to additional Strategies, the calculation would be repeated for each Strategy and the MVA would be equal to the sum of the Strategy MVAs.
This example, the Strategy Interest MVA Factor is positive because interest rates have generally decreased at the time of distribution relative to the Interest MVA Term Start Date.
The Strategy Index MVA Factor is negative because the Strategy Value includes the actual Index Performance at the time of distribution relative to the Strategy Term Start Date. The approximation of the market (or fair) value of the Strategy Option Value is less than the Index Performance.
Example 9: Strategy MVA when interest rates have decreased and Index Performance is negative.
Strategy MVA Factor = A + B where:
A = Strategy Interest MVA Factor, and
B = Strategy Index MVA Factor
Combining Strategy Interest MVA Factor Example #2 and Strategy Index MVA Factor Example #4:
Strategy MVA Factor = (+5.2770%) + (3.7222%) = +8.9991% [difference due to rounding]
Assuming a full surrender, the Strategy MVA is calculated as follows:
Strategy MVA = A x max(0, B– (C x (D / E))) where:
A-5

A = Strategy MVA Factor
B = Strategy Base Withdrawal
C = Free Annual Withdrawal Amount as of the date of the Request
D = Strategy Base as of the date of Request, prior to the Request
E = Contract Base as of the date of the Request, prior to the Request
Strategy MVA	=	8.9991% x max(0, $100,000 - $10,000 x $100,000 / $100,000)
	=	8.9991% x max(0, $90,000)
	=	8.9991% x $90,000
	=	+$8,099.60
In this example, we have assumed the Contract is allocated to a single Strategy. To the extent that the Contract is allocated to additional Strategies, the calculation would be repeated for each Strategy and the MVA would be equal to the sum of the Strategy MVAs.
This example, the Strategy Interest MVA Factor is positive because interest rates have generally decreased at the time of distribution relative to the Interest MVA Term Start Date.
The Strategy Index MVA Factor is positive because the Strategy Value includes the actual Index Performance at the time of distribution relative to the Strategy Term Start Date. The approximation of the market (or fair) value of the Strategy Option Value is greater than the Index Performance.
Strategy Interest MVA Examples
Assume the following information:
Strategy Base: $100,000
Strategy Term Start Date = 1/1/2023
Floor: -10%
Cap: 12%
A = Interest MVA Rate 1: 1.95%
B = Interest MVA Rate 2: 1.00%
Effective Date: 1/1/2018
Interest MVA Term Start Date: 1/1/2018
Interest MVA Term End Date: 1/1/2024
Date of Distribution: 6/30/2023
Example 10: Calculation of Strategy Interest MVA Factor when interest rates have increased.
Assume the following information as of the date of distribution (6/30/2023):
C = Interest MVA Rate 1 = 2.95%
D = Interest MVA Rate 2 = 2.00%
E = number of years (whole and partial) from the date of the Request to the Interest MVA Term End Date = 0.50
The Strategy Interest MVA Factor is calculated as follows:
Strategy Interest MVA Factor	=	(1+A+B	)	E	-	1	=	(1+1.95%+1.00%	)	0.50	-	1	=	-0.9574%
		1+C+D						1+2.95%+2.00%
A-6

Example 11: Calculation of Strategy Interest MVA Factor when interest rates have decreased.
Assume the following information as of the date of distribution (6/30/2023):
C = Interest MVA Rate 1 = 0.95%
D = Interest MVA Rate 2 = 0.50%
E = number of years (whole and partial) from the date of the Request to the Interest MVA Term End Date = 0.50
The Strategy Interest MVA Factor is calculated as follows:
Strategy Interest MVA Factor	=	(1+A+B	)	E	-	1	=	(1+1.95%+1.00%	)	0.50	-	1	=	+0.7366%
		1+C+D						1+0.95%+0.50%
Strategy Index MVA Examples
Example 12: Calculation of Strategy Option Value on the Strategy Term Start Date
Assume the following Strategy information:
Strategy Base: $100,000
Floor: -10%
Cap: 12%
The Strategy Option Value would be calculated as follows:
	Sell ATM Put	Buy OTM Put	Buy ATM Call	Sell OTM Call
Index Value (at-the-money):	100.00	100.00	100.00	100.00
Strike price (out-of-the-money):	100.00	90.00	100.00	112.00
Swap rate:	1.50%	1.50%	1.50%	1.50%
Dividend yield:	2.00%	2.00%	2.00%	2.00%
Time Remaining:	1.00	1.00	1.00	1.00
Implied volatility:	15.00%	19.00%	15.00%	11.00%
Derivative Price using Black-Scholes:	6.12%	3.34%	5.63%	0.82%

Strategy Option Value	=	ATM Call - OTM Call + OTM Put - ATM Put
	=	5.63% - 0.82% + 3.34% - 6.12%
	=	2.03%
The Strategy Option Value, calculated on the Strategy Term Start Date, will be used in the Strategy Index MVA Factor calculation. Examples 13 and 14 illustrate the effect of the Strategy Index MVA Factor when Index Performance is positive and negative respectively, assuming all other inputs are held constant.
NOTE: The Strategy Term is 1 year, therefore assuming the same capital market inputs (e.g. index values, swap rate, dividend yield, and implied volatility) are in effect at time 5.5 the same numerical results will be calculated as those used for time 2.5. The calculations for time 5.5 have been repeated here for reference but are identical to Example #3.
Example 13: Calculation of Strategy MVA Factor when Index Performance is positive (end of month 6)
Assume the following since the Strategy Term Start Date:
Strategy Base = $100,000 (and no prior withdrawals have been taken)
Free Annual Withdrawal Amount = $10,000
Index Performance: +10%
Strategy Credit Rate: +10%
Number of years (whole and partial) from the date of distribution to the Strategy Term End Date: 0.50
A-7

	Sell ATM Put	Buy OTM Put	Buy ATM Call	Sell OTM Call
Index Value (at-the-money):	110.00	110.00	110.00	110.00
Strike price (out-of-the-money):	100.00	90.00	100.00	112.00
Swap rate:	1.50%	1.50%	1.50%	1.50%
Dividend yield:	2.00%	2.00%	2.00%	2.00%
Time Remaining:	0.50	0.50	0.50	0.50
Implied volatility:	15.00%	19.00%	15.00%	11.00%
Derivative Price using Black-Scholes:	1.16%	0.41%	10.81%	2.40%

Strategy Option Value	=	ATM Call - OTM Call + OTM Put - ATM Put
	=	10.81% - 2.40% + 0.41% - 1.16%
	=	7.66%
The Strategy Index MVA Factor that is applied would be calculated as follows:
Strategy Index MVA Factor = -3.3547% = A– B– (C x (D / E)) where:
A = 7.66% = Strategy Option Value as of the date of Request;
B = 10.00% = Strategy Credit Rate as of the date of Request;
C = 2.03% = Strategy Option Value as calculated on the Strategy Term Start Date;
D = 0.50 = The number of years (whole and partial) from the date of Request to the Strategy Term End Date; and
E = 1.00 = Strategy Term
NOTE: The Strategy Term is 1 year, therefore assuming the same capital market inputs (e.g. index values, swap rate, dividend yield, and implied volatility) are in effect at time 5.5 the same numerical results will be calculated as those used for time 2.5. The calculations for time 5.5 have been repeated here for reference but are identical to Example #4.
Example 14: Calculation of Strategy MVA Factor when Index Performance is negative (end of month 6)
Assume the following since the Strategy Term Start Date:
Strategy Base = $100,000 (and no prior withdrawals have been taken)
Free Annual Withdrawal Amount = $10,000
Index Performance: -10%
Strategy Credit Rate: -10%
Number of years (whole and partial) from the date of distribution to the Strategy Term End Date: 0.50
	Sell ATM Put	Buy OTM Put	Buy ATM Call	Sell OTM Call
Index Value (at-the-money):	90.00	90.00	90.00	90.00
Strike price (out-of-the-money):	100.00	90.00	100.00	112.00
Swap rate:	1.50%	1.50%	1.50%	1.50%
Dividend yield:	2.00%	2.00%	2.00%	2.00%
Time Remaining:	0.50	0.50	0.50	0.50
Implied volatility:	15.00%	19.00%	15.00%	11.00%
Derivative Price using Black-Scholes:	10.95%	4.89%	0.80%	0.01%

Strategy Option Value	=	ATM Call - OTM Call + OTM Put - ATM Put
	=	0.80% - 0.01% + 4.89% - 10.95%
	=	-5.26%
The Strategy Index MVA Factor that is applied would be calculated as follows:
Strategy Index MVA Factor = +3.7222% = A– B– (C x (D / E)) where:
A-8

A = -5.26% = Strategy Option Value as of the date of Request;
B = -10.00% = Strategy Credit Rate as of the date of Request;
C = 2.03% = Strategy Option Value as calculated on the Strategy Term Start Date;
D = 0.50 = The number of years (whole and partial) from the date of Request to the Strategy Term End Date; and
E = 1.00 = Strategy Term
NOTE: The Strategy Term is 1 year, therefore assuming the same capital market inputs (e.g. index values, swap rate, dividend yield, and implied volatility) are in effect at time 5.5 the same numerical results will be calculated as those used for time 2.5. The calculations for time 5.5 have been repeated here for reference but are identical to Example #5.
Strategy MVA Examples
The Strategy MVA is equal to the sum of the Strategy Interest MVA and Strategy Index MVA. The following examples illustrate the calculation of the Strategy MVA:
Example 15: Strategy MVA when interest rates have increased and Index Performance is positive.
Strategy MVA Factor = A + B where:
A = Strategy Interest MVA Factor, and
B = Strategy Index MVA Factor
Combining Strategy Interest MVA Example #10 and Strategy Index MVA Example #13:
Strategy MVA Factor = (-0.9574%) + (-3.3547%) = -4.3121% [difference due to rounding]
Assuming a full surrender, the Strategy MVA is calculated as follows:
Strategy MVA = A x max(0, B– (C x (D / E))) where:
A = Strategy MVA Factor
B = Strategy Base Withdrawal
C = Free Annual Withdrawal Amount as of the date of the Request
D = Strategy Base as of the date of Request, prior to the Request
E = Contract Base as of the date of the Request, prior to the Request
Strategy MVA	=	-4.3121% x max(0, $100,000 - $10,000 x $100,000 / $100,000)
	=	-4.3121% x max(0, $90,000)
	=	-4.3121% x $90,000
	=	-$3,880.93
In this example, we have assumed the Contract is allocated to a single Strategy. To the extent that the Contract is allocated to additional Strategies, the calculation would be repeated for each Strategy and the MVA would be equal to the sum of the Strategy MVAs.
The Strategy Interest MVA is negative because interest rates have generally increased at the time of distribution relative to the Interest MVA Term Start Date.
The Strategy Index MVA is negative because the Strategy Value includes the actual Index Performance at the time of distribution relative to the Strategy Term Start Date. The approximation of the market (or fair) value of the Strategy Option Value is less than the Index Performance.
Example 16: Strategy MVA when interest rates have increased and Index Performance is negative.
Strategy MVA Factor = A + B where:
A = Strategy Interest MVA Factor, and
B = Strategy Index MVA Factor
A-9

Combining Strategy Interest MVA Example #10 and Strategy Index MVA Example #14:
Strategy MVA Factor = (-0.9574%) + (3.7222%) = -2.7647% [difference due to rounding]
Assuming a full surrender, the Strategy MVA is calculated as follows:
Strategy MVA = A x max(0, B– (C x (D / E))) where:
A = Strategy MVA Factor
B = Strategy Base Withdrawal
C = Free Annual Withdrawal Amount as of the date of the Request
D = Strategy Base as of the date of Request, prior to the Request
E = Contract Base as of the date of the Request, prior to the Request
Strategy MVA	=	-2.7647% x max(0, $100,000 - $10,000 x $100,000 / $100,000)
	=	-2.7647% x max(0, $90,000)
	=	-2.7647% x $90,000
	=	-$2,488.27
In this example, we have assumed the Contract is allocated to a single Strategy. To the extent that the Contract is allocated to additional Strategies, the calculation would be repeated for each Strategy and the MVA would be equal to the sum of the Strategy MVAs.
This example, the Strategy Interest MVA is negative because interest rates have generally increased at the time of distribution relative to the Interest MVA Term Start Date.
The Strategy Index MVA is positive because the Strategy Value includes the actual Index Performance at the time of distribution relative to the Strategy Term Start Date. The approximation of the market (or fair) value of the Strategy Option Value is greater than the Index Performance.
Example 17: Strategy MVA when interest rates have decreased and Index Performance is positive.
Strategy MVA Factor = A + B where:
A = Strategy Interest MVA Factor, and
B = Strategy Index MVA Factor
Combining Strategy Interest MVA Example #11 and Strategy Index MVA Example #13:
Strategy MVA Factor = (+0.7366%) + (-3.3547%) = -2.6182% [difference due to rounding]
Assuming a full surrender, the Strategy MVA is calculated as follows:
Strategy MVA = A x max(0, B– (C x (D / E))) where:
A = Strategy MVA Factor
B = Strategy Base Withdrawal
C = Free Annual Withdrawal Amount as of the date of the Request
D = Strategy Base as of the date of Request, prior to the Request
E = Contract Base as of the date of the Request, prior to the Request
Strategy MVA	=	-2.6182% x max(0, $100,000 - $10,000 x $100,000 / $100,000)
	=	-2.6182% x max(0, $90,000)
	=	-2.6182% x $90,000
	=	-$2,356.34
A-10

In this example, we have assumed the Contract is allocated to a single Strategy. To the extent that the Contract is allocated to additional Strategies, the calculation would be repeated for each Strategy and the MVA would be equal to the sum of the Strategy MVAs.
This example, the Strategy Interest MVA is positive because interest rates have generally decreased at the time of distribution relative to the Interest MVA Term Start Date.
The Strategy Index MVA is negative because the Strategy Value includes the actual Index Performance at the time of distribution relative to the Strategy Term Start Date. The approximation of the market (or fair) value of the Strategy Option Value is less than the Index Performance.
Example 18: Strategy MVA when interest rates have decreased and Index Performance is negative.
Strategy MVA Factor = A + B where:
A = Strategy Interest MVA Factor, and
B = Strategy Index MVA Factor
Combining Strategy Interest MVA Example #11 and Strategy Index MVA Example #14:
Strategy MVA Factor = (+0.7366%) + (3.7222%) = +4.4587% [difference due to rounding]
Assuming a full surrender, the Strategy MVA is calculated as follows:
Strategy MVA = A x max(0, B– (C x (D / E))) where:
A = Strategy MVA Factor
B = Strategy Base Withdrawal
C = Free Annual Withdrawal Amount as of the date of the Request
D = Strategy Base as of the date of Request, prior to the Request
E = Contract Base as of the date of the Request, prior to the Request
Strategy MVA	=	4.4587% x max(0, $100,000 - $10,000 x $100,000 / $100,000)
	=	4.4587% x max(0, $90,000)
	=	4.4587% x $90,000
	=	+$4,012.86
In this example, we have assumed the Contract is allocated to a single Strategy. To the extent that the Contract is allocated to additional Strategies, the calculation would be repeated for each Strategy and the MVA would be equal to the sum of the Strategy MVAs.
This example, the Strategy Interest MVA is positive because interest rates have generally decreased at the time of distribution relative to the Interest MVA Term Start Date.
The Strategy Index MVA is positive because the Strategy Value includes the actual Index Performance at the time of distribution relative to the Strategy Term Start Date. The approximation of the market (or fair) value of the Strategy Option Value is greater than the Index Performance.
A-11

APPENDIX B - MARKET VALUE ADJUSTMENT
Overview: Strategy Interest MVA Factor applied to hypothetical fixed income instruments
The company invests in fixed income assets to support the Strategy Value. Upon withdrawal from or surrender of the Contract, the Company must sell a portion of these assets, which may have changed in value since originally purchased. The Strategy Interest MVA Factor approximates the change in value of the fixed income assets sold to fund the distribution from the Contract that is subject to a Strategy MVA. The change in value is related to the change in interest rates, and the time remaining in the Interest MVA Term. Generally speaking:
•	As interest rates increase the Strategy Interest MVA Factor will reduce the net amount received on a partial withdrawal or surrender; and
•	As interest rates decrease the Strategy Interest MVA Factor will increase the net amount received on a partial withdrawal or surrender.
The Interest MVA Term aligns to the Interest MVA Term Start Date and Interest MVA Term End Date defined in the Contract. Upon re-entry into a subsequent Interest MVA Term, the Company will provide the contract holder with updated Strategy Interest MVA Factor rates applicable to the new Interest MVA Term.
Overview: Strategy Index MVA Factor applied to hypothetical derivative instruments
The company supports the Contract guarantees related to the Index Performance through the purchase or sale of derivative instruments. Derivatives are purchased on the Selected Index to align with the Strategy Term, Cap, and Floor or Buffer specific to each Strategy. For distributions taken during the Strategy Term, the Strategy Index MVA Factor approximates the market (or fair) value change in the portion of derivative instruments that must be sold to fund the distribution relative to the Strategy Credit Rate, including the recapture of the unvested portion of the Strategy Option Value calculated at the beginning of the Strategy Term. The recapture of the unvested portion of the Strategy Option Value represents lost fixed investment income to the company that would have been realized if the Strategy Value being withdrawn had been held to the Strategy Term End Date. The vesting period is equal to the length of the Strategy Term. The portion of the Strategy Option Value calculated at the beginning of the Strategy Term that remains unvested is equal to the number of days remaining in the Strategy Term, as of the date the Strategy Index MVA Factor is calculated, divided by the length (in days) of the Strategy Term. The following table summarizes the derivatives used in the MVA formula by investment option:
Downside Protection	Derivative Strategy
0.00% Floor	Buy ATM Call; Sell OTM Call Strategy Option Value = ATM Call– OTM Call
-2.50% Floor -5.00% Floor -7.50% Floor -10.00% Floor	Sell ATM Put; Buy OTM Put; Buy ATM Call; Sell OTM Call Strategy Option Value = ATM Call– OTM Call + OTM Put– ATM Put
-10.00% Buffer	Sell OTM Put; Buy ATM Call; Sell OTM Call Strategy Option Value = ATM Call– OTM Call– OTM Put
At-the-Money (ATM) Call–A derivative option that pays the owner the positive Index Performance above the strike price. The ATM strike price will be equal to the Index Value on the start of the Strategy Term.
Out-of-the-Money (OTM) Call– A derivative option that pays the owner positive Index Performance above the strike price. The OTM strike price will be equal to the Index Value on the start of the Strategy Term multiplied by (1 + Cap).
At-the-Money (ATM) Put– A derivative option that pays the owner the negative Index Performance below the strike price. The ATM strike price will be equal to the Index Value on the start of the Strategy Term.
B-1

Out-of-the-Money (OTM) Put–A derivative option that pays the owner the negative Index Performance below the strike price. The OTM strike price will be equal to the Index Value on the start of the Strategy Term multiplied by (1 + Floor) or (1 + Buffer).
The Index Performance from the Strategy Term Start Date to the date of Request for partial withdrawal or surrender will be reflected in the Strategy Index MVA Factor formula. Generally speaking:
•	If the Index Performance is greater than zero, the Strategy Index MVA Factor will likely be less than zero.
○	This means that if you take a partial withdrawal, surrender your Contract, or die prior to the Strategy Term End Date, the Strategy Index MVA Factor will differ from the Index Performance.
•	If the Index Performance is less than zero, the Strategy Index MVA Factor will likely be greater than zero.
○	This means that if you take a partial withdrawal, surrender your Contract, or die prior to the Strategy Term End Date, the Strategy Index MVA Factor will differ from the Index Performance.
Application of the Strategy Interest MVA Factor applied to hypothetical fixed income investments
The market value of fixed income assets is based on the approximate change in net yield (or investment earnings less investment expenses) of the fixed income assets that have to be sold to fund the distribution, in excess of any Free Annual Withdrawal Amount. The Strategy Interest MVA Factor is based upon two Interest MVA Indices, the constant maturity treasury yield plus a credit spread:
•	Strategy Interest MVA Factor = (

1+A+B1+C+D)E – 1 where (1 + A + B) represents the yield at the beginning of the MVA term and (1 + C + D) represents the yield at the time the interest MVA is calculated. The exponent in the formula, E, represents the time remaining in the Interest MVA Term.
○	As of the Interest MVA Term Start Date:
■A represents the constant maturity treasury yield corresponding to the number of years (whole and partial) of the Interest MVA Term, as defined by Interest MVA Index 1.
■B represents the credit spread, as defined by Interest MVA Index 2.
■( 1 + A + B) represents the net yield.
○	As of the date of Request for partial withdrawal or surrender:
■C represents the constant maturity treasury yield corresponding to the number of years (whole and partial) of the time remaining in the Interest MVA Term, as defined by Interest MVA Index 1.
■D represents the credit spread, as defined by Interest MVA Index 2.
■( 1 + C + D) represents the yield.
■E represents the number of years (whole and partial) of the time remaining in the Interest MVA Term.
The Strategy Interest MVA Factor approximates the change in value of a hypothetical zero coupon bond purchased at par value on the Interest MVA Term Start Date and sold on the date of Request for partial withdrawal or surrender.
Application of the Strategy Index MVA Factor applied to hypothetical derivative instruments
The Strategy Index MVA Factor approximates the change in market (or fair) value of the derivatives purchased to create the downside protection (e.g. Floor or Buffer) and upside potential (e.g. Cap) for each Strategy relative to the Strategy Credit Rate, less the unvested portion of the Strategy Option Value on the Strategy Term Start Date:
•	Strategy Index MVA Factor = A– B– C x D / E where:
A =	Strategy Option Value as of the date of Request;
B =	Strategy Credit Rate as of the date of Request;
C =	Strategy Option Value calculated on the Strategy Term Start Date;
D =	The number of years (whole and partial) from the date of Request to the Strategy Term End Date; and
E =	Strategy Term
Strategy Option Values are calculated using the Black-Scholes European option pricing formula. The following inputs are used to calculate Strategy Option Values:
•	Implied volatility of the Selected Index– The implied volatility varies with the time remaining until the Strategy Term End Date and the relationship of the strike price of the option and the current Index Value as of the date of the Strategy Index MVA Factor calculation. The relationship between the strike price and the current price of the Selected Index is known as the moneyness of the option. Implied volatility inputs are provided by an independent third party for all available maturities. Linear interpolation is used to calculate implied volatility by strike price and maturity as needed.
•	Swap rate– The swap rate applies to the time remaining until the Index Strategy End Date. Swap rate values are provided by an independent third party for all available maturities. Linear interpolation is used to calculate the exact time remaining as needed.
B-2

Dividend yield of the Selected Index– The estimated annual dividend yield applicable to each Selected Index, which is obtained from an independent third party.
B-3

APPENDIX C– STATE VARIATION CHART FOR ILA
STATE	GREAT-WEST CAPITAL CHOICE ADVISOR	Section of Contract where variation is found	IRA Endorsement	Roth Endorsement
AL
AK
AZ
AR
CA	If you reside in California the Company will refund the Account Value plus any fees or charges deducted from the Purchase Price if the Contract is cancelled during the right to cancel period. If you are age 60 or older at the time the Contract is issued you may cancel the Contract and return it to us within 30 days and receive return of Account Value if you elected to have the Purchase Price invested in the Strategies. If you did not elect to invest in the Strategies immediately then you will receive return of the Purchase Price and any fees deducted.

	The definition of Spouse includes people who entered into a domestic partnerships as defined by California Family Code § 297.	Front Cover. Right to Cancel provision. Section 1: Definitions.
CT	No premium tax is charged in Connecticut for annuities and all reference to premium taxes in the Contracts have been removed.

	In the event of a misstatement of age or sex, annuity payments will be recalculated and coverage will be what the Purchase Price would have purchased had the	All applicable provisions Paragraph 9.05: Section 9 General Provisions.
C-1

correct age or sex been given when the Contract was issued based on the Company’s published rates.
DC
DE
FL	If you reside in Florida you may cancel the Contract and return it to us within 21 days and receive return of the Purchase Price.

All notices or actions required by the Company will be effective when such request or notice is “received” by the Company and not when the request or notice is “recorded” by the Company.

There is no guarantee that a Reference/Selected Index will be available for the entire term of the Contract and may be substituted if an original Reference Index is discontinued or there is a material change in the calculation of the original Reference Index.

	Any payment made in accordance with the provisions of paragraph 10.03 will not incur MVA, Withdrawal Charges or Contract Fees.	Front Cover: Right to Cancel provision. Provisions in Section 1, 2 and 4. Paragraph 4.05 in Section 4: Contract Value and Strategy Value. Paragraph 10.01 in Section 10: Annuity Payment Options.
GA
HI
ID	If you reside in Idaho you may cancel the Contract and return it to us within 20 days and receive return of the Purchase Price. In the event of a delay or postponement of payments when the	Front Cover: Right to Cancel provision. Paragraph 7.01 and 7.07 in Section 7: Surrenders and Withdrawals.
C-2

Contract is Surrendered or a Withdrawal is taken beyond 30 days from the date of a Request, the Company will pay interest at the rate specified in Idaho Code Section 28-22-104(2) on any such delayed payments.
IL	The definition of Spouse includes people who have entered into a Civil Union as defined in Act 750 ILCS 75/1	Section 1: Definitions.
IN
IA
KS
KY
LA
ME
MD	An annual report will be mailed at least once in each Contract Year showing values as of a date not more than two months prior to the date of mailing.	Paragraph 9.11 in Section 9: General Provisions.
MA	All reference to gender is removed. Annuity payments and rates have been calculated according to unisex tables.

	Waiver of MVA and Withdrawal Charge for Nursing Home and Hospital confinement is not applicable.	All applicable provisions of the Contract. Section 7.06
MI
MN	If you reside in Minnesota the Company will refund the Purchase Payment within 10 days of receipt of the notice of cancellation during the right to cancel period.	Front Cover: Right to Cancel provision.
MS
MO	If there is a misstatement of age or sex then the	Paragraph 9.05: Section 9 General Provisions.
C-3

annuity payments will be recalculated based on the amount of coverage that the Purchase Price would have bought at the date of issue of the Contract.
MT	All reference to gender is removed. Annuity payments and rates have been calculated according to unisex tables.

No premium tax is charged in Montana and all reference to premium taxes in the Contracts have been removed.

	When a claim is made under the Death Benefit provisions, then settlement must be made by the Company within 60 days from date of receipt of Due Proof of Death. If settlement is made after 30 days then interest at a rate required by Montana law will be paid.	All applicable provisions of the Contract. All provisions where “premium tax” is referred to. Paragraph 6.01 in Section 6: Death Benefit.
NE
NV
NH	The age of annuitization is 99 years of age and not 110 years of age.	Section 1:Definitions and Paragraph 10.01 and 10.02 in Section 10: Annuity Payment Options.
NJ	If you reside in New Jersey and the Contract is cancelled during the Right to Cancel Period, the Company will refund the Cash Surrender Value plus any fees or charges deducted from the Purchase Price.

	The definition of Spouse includes people who entered into a civil union recognized under the New Jersey Civil Union Act P. L. 2006c. 103.	Front Cover: Right to Cancel provision. Section 1: Definitions.
C-4

NM
NC	All reference to premium tax has been deleted.	All provisions where Premium Tax is mentioned.
ND	If you reside in North Dakota you may cancel the Contract and return it to us within 20 days and receive return of the Purchase Price.	Front Cover: Right to Cancel provision.
OH	We do not have to accept a Request for assignment of the Contract. All other conditions relating to assignment of the Contract remain applicable.
OK
OR	Not filed
PA	The right to cancel is extended from 30 days to 45 days if a replacing Contract is issued by an affiliate of the Company.

Paragraph (e) has been removed from Section 7.04.

If the Company makes any changes to the Contracts in terms of changes allowed to be made in Section 9.04 then the Owner has the right to reject any changes made in terms of this provision within 30 days of receiving notice of changes. The Company has the right to terminate the Contract in the event such changes are rejected.	Front Cover: Right to Cancel provision. Section 7: Surrenders and Withdrawals. Paragraph 9.04 in Section 9: General Provisions.	If the Company makes any changes to the Endorsement as allowed in Paragraph 11 of the Endorsement, then the Owner has the right to reject any changes made in terms of this provision within 30 days of receiving notice of such change. If the changes are rejected then the Company may terminate the Endorsement.

This Endorsement will terminate if a Contract loan is taken out.	If the Company makes any changes to the Endorsement as allowed in Paragraph 11 of the Endorsement, then the Owner has the right to reject any changes made in terms of this provision within 30 days of receiving notice of such change. If the changes are rejected then the Company may terminate the Endorsement.

This Endorsement will terminate if a Contract loan is taken out.
RI	If you reside in Rhode Island you may cancel the Contract and return it to us within 20 days and receive return of the Purchase Price.
SC
SD
C-5

TN
TX	If you reside in Texas you may cancel the Contract and return it to us within 30 days and receive return of the Purchase Price. The Company will refund the Cash Surrender Value plus any fees or charges deducted from the Purchase Price if the Contract is cancelled during the right to cancel period.	Front Cover: Right to Cancel provision.
UT
VT
VA	If there is a misstatement of age or sex then the annuity payments will be recalculated based on the amount of coverage that the Purchase Price would have bought at the date of issue of the Contract.	Paragraph 9.05 in Section 9: General Provisions
WA	If you reside in Washington a Terminal Condition is a condition which will result in a life expectancy is 24 months or less.	Section 7.06
WV
WI
WY
C-6

APPENDIX D– COMPANY FINANCIAL STATEMENTS AND OTHER FINANCIAL INFORMATION
SELECTED FINANCIAL DATA
MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS (FOR THE 12 MONTH PERIOD ENDING DECEMBER 31, 2018)
The following discussion of our financial condition and results of operations should be read in conjunction with our financial statements and notes to those statements included in this Appendix. The discussion and analysis in this Appendix includes certain forward-looking statements that are subject to risks, uncertainties and other factors, as described in “Risk Factors Regarding the Company” and elsewhere in this prospectus, that could cause our actual growth, results of operations, performance, financial position and business prospects and opportunities in 2019 and beyond to differ materially from those expressed in, or implied by, those forward-looking statements. See “Forward-Looking Statements.”
Selected Financial Data
The following is a summary of selected statutory financial information for the Company. The information should be read in conjunction with and is qualified in its entirety by the information contained in “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” and the statutory financial statements and notes thereto appearing in “Financial Statements and Supplementary Data” in this Appendix.
The selected statutory financial information for the years ended December 31, 2018, 2017 and 2016, and at December 31, 2018 and 2017, has been derived in part from the Company’s audited statutory financial statements included in this Appendix. The selected Statement of Operations data for the years ended December 31, 2015, and 2014, and the selected Statutory Statement of Admitted Assets, Liabilities, Capital and Surplus data at December 31, 2016, 2015, and 2014, have been derived in part from the Company’s statutory financial statements not included elsewhere herein.
	As of and for the Year Ended December 31,
(In millions)	2018	2017	2016	2015	2014
Total income	$ 7,365	$ 6,481	$ 6,801	$ 7,065	$ 6,868
Total benefits and expenses	7,047	6,222	6,692	6,821	6,598
Income from continuing operations	318	259	109	244	270
Dividends to policyholders	31	39	46	55	58
Federal income tax (benefit) expense	(18)	51	(39)	(6)	69
Net realized capital gains (losses) less capital gains tax and transfers to interest maintenance reserve	305	169	102	195	143
Net realized capital gains (losses) less capital gains tax and transfers to interest maintenance reserve	10	1	(1)	(8)	(6)
Net income	$ 315	$ 170	$ 101	$ 187	$ 137
Dividends declared	$ 152	$ 145	$ 126	$ 140	$ 316
Invested assets	$30,035	$28,849	$27,871	$26,399	$25,444
Separate account assets	24,655	28,197	27,495	27,048	28,081
Total assets	55,786	58,010	56,436	54,461	54,523
Total aggregate reserves	27,778	26,860	25,945	24,805	23,848
Separate account liabilities	24,655	28,197	27,495	27,048	28,082
Total liabilities	54,459	56,881	55,383	53,346	53,523
Total capital and surplus	1,327	1,130	1,053	1,115	1,001
Management’s Discussion and Analysis of Financial Condition and Results of Operations
Management’s discussion and analysis of financial condition and results of operations of the Company for the three years ended December 31, 2018, 2017 and 2016, are as follows. This management discussion and analysis should be read in conjunction with the financial data contained in this Appendix in “Selected Financial Data,” and in “Financial Statements and Supplementary Data.”
D-1

Forward Looking Statements
This Management’s Discussion and Analysis of Financial Condition and Results of Operations and other portions of this prospectus contain forward-looking statements. Forward-looking statements are statements not based on historical information and that relate to future operations, strategies, financial results, or other developments. In particular, statements using words such as “may,” “would,” “could,” “should,” “estimates,” “expected,” “anticipate,” “believe,” or words of similar import generally involve forward-looking statements. Without limiting the foregoing, forward-looking statements include statements that represent the Company’s beliefs concerning future or projected levels of sales of its products, investment spreads or yields, or the earnings or profitability of the Company’s activities.
Forward-looking statements are necessarily based upon estimates and assumptions that are inherently subject to significant business, economic, and competitive uncertainties and contingencies, many of which are beyond the Company’s control and many of which, with respect to future business decisions, are subject to change. Some of these risks are described in “Risk Factors” in this Prospectus of this report. These uncertainties and contingencies can affect actual results and could cause actual results to differ materially from those expressed in any forward-looking statements made by, or on behalf of, the Company. Whether or not actual results differ materially from forward-looking statements may depend on numerous foreseeable and unforeseeable events or developments, some of which may be global or national in scope, such as general economic conditions and interest rates, some of which may be related to the insurance industry generally, such as pricing competition, regulatory developments and industry consolidation, and others of which may relate to the Company specifically, such as credit, volatility, and other risks associated with its investment portfolio and other factors.
Executive Summary
The Company and its subsidiaries are providers of insurance and other financial service products to individual, corporate, institutional, and government customers. Management considers the ability to continue to expand its presence in the United States defined contribution and institutional insurance markets to be its primary points of focus. The life insurance, savings, and investments marketplace is highly competitive. Competitors include insurance companies, banks, investment advisors, mutual fund companies, and certain service and professional organizations.
The Individual Markets segment distributes life insurance, annuity, and retirement products to both individuals and businesses through various distribution channels. Life insurance products in-force include participating and non-participating term life, whole life, universal life, and variable universal life. The Empower Retirement segment provides various retirement plan products (including IRAs) and investment options, as well as comprehensive administrative and recordkeeping services for financial institutions and employers, which include educational, advisory, enrollment, and communication services to employer-sponsored defined contribution plans and associated defined benefit plans. Defined contribution plans provide for benefits based upon the value of contributions to, and investment returns on, an individual’s account. The Company’s Other reporting segment is substantially comprised of corporate items not directly allocated to the other operating segments and interest expense on long-term debt.
Recent Events
On April 18, 2018, the Securities and Exchange Commission (“SEC”) released its proposal on the best interest standards applicable to brokers and advisors. The Company provided comments to the SEC in August 2018. The Company will monitor any developments or proposed revisions and is preparing to comply with the standards.
The Tax Reconciliation Act, which was signed in December 2017, among other changes, lowered the U.S. corporate federal income tax rate from 35% to 21% effective on January 1, 2018. As a result, net earnings in 2018 reflect net income, tax effected at the lower 21% rate. Other provisions of the tax bill did not have a material effect on year-to-date taxable income in 2018.
During the second quarter of 2018, the Company issued a surplus note totaling $346 million and redeemed a surplus note totaling $333 million. The Company also recognized an increase in the capital and surplus account of $39 million after-tax on an interest rate swap that was hedging the surplus note that was redeemed.
The Company entered into a coinsurance with funds withheld / modified coinsurance agreement with London Life International Reinsurance Corporation (“LLIRC”), an affiliate, to cede portions of its group annuity, whole life, and universal life policies effective December 31, 2016. On January 1, 2018, the Company terminated this 2016 agreement. On December 31, 2018, the Company entered into a modified coinsurance agreement with LLIRC pursuant to which it ceded portions of its group annuity policies. These transactions had large impacts to financial statement lines, but no material impact to statutory net income.
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On January 24, 2019, the Company announced that it had entered into an agreement with Protective Life Insurance Company (“Protective”) to sell, via indemnity reinsurance, substantially all of its non-participating individual life insurance and annuity business and group life and health business. The transaction is in its initial stage, and is expected to close in the first half of 2019 subject to regulatory and customary closing conditions. On the closing date of the proposed transaction, the Company will transfer to Protective assets equal to the statutory liabilities being reinsured and will receive a ceding commission (subject to post-closing adjustments) from Protective in consideration of the transferred business. The Company will retain a small block of participating life insurance policies which will be administered by Protective Life following the close of the transaction.
Market Conditions
The S&P 500 index ended 2018 down by 6% as compared to 2017, and 2017 was up by 19% when compared to 2016. The average of the S&P 500 index during the year ended December 31, 2018, was up by 12% when compared to the average for the year ended December 31, 2017, and the average was up by 17% for the year ended December 31, 2017, when compared to the average for the year ended December 31, 2016.
	Year Ended December 31,
S&P 500 Index	2018	2017	2016	2015	2014
Index Close	2,507	2,674	2,239	2,044	2,059
Index Average	2,744	2,448	2,094	2,061	1,931
Variable asset-based fees earned by the Company fluctuate with changes in participant account balances. Participant account balances change due to cash flow and market gains and losses, which are primarily associated with changes in the United States equities market. Fee income increased by $31 million, or 8%, to $411 million for the year ended December 31, 2018, when compared to 2017. The increase was primarily related to asset-based variable fee income resulting from increased average asset levels driven by sales and higher average equity market levels.
The 10-year U.S. Treasury rate ended 2018 up by 29 basis points as compared to 2017, while 2017 was down by 5 basis points when compared to 2016. The average of the 10-year U.S. Treasury rate during the year ended December 31, 2018 ended up by 58 basis points when compared to the average for the year ended December 31, 2017, and the average was up by 50 basis points for the year ended December 31, 2017, when compared to the average for the year ended December 31, 2016.
	Year Ended December 31,
10-Year Treasury Rate	2018	2017	2016	2015	2014
Close	2.69%	2.40%	2.45%	2.27%	2.17%
Average	2.91%	2.33%	1.83%	2.14%	2.54%
Summary of Critical Accounting Judgments and Estimates
The Company prepares its statutory financial statements in conformity with accounting practices prescribed or permitted by the Division. The Division requires that insurance companies domiciled in the State of Colorado prepare their statutory financial statements in accordance with the National Association of Insurance Commissioners Accounting Practices and Procedures Manual (“NAIC SAP”), subject to any deviations prescribed or permitted by the State of Colorado Insurance Commissioner.
The only permitted deviation that impacts the Company allows the Company to account for certain separate account products at book value instead of fair value. The Division has not permitted the Company to adopt any other accounting practices that have an impact on the Company’s statutory financial statements as compared to NAIC SAP or the Division’s prescribed accounting practices. There is no impact to either capital and surplus or net income as a result of the prescribed accounting practice.
The Company has identified the following accounting policies, judgments, and estimates as critical in that they involve a higher degree of judgment and are subject to a significant degree of variability:
•	Valuation of investments;
•	Impairment of investments;
•	Valuation of derivatives and related hedge accounting;
•	Valuation of policy benefits and;
•	Valuation of deferred taxes;
D-3

Valuation of investments
The Company’s investments are in bonds, mortgage loans, real estate, contract loans, and other investments. The Company’s investments are exposed to three primary sources of risk: credit, interest rate, and market valuation. The financial statement risks, stemming from such investment risks, are those associated with the determination of fair values.
The fair values for bonds are generally based upon evaluated prices from independent pricing services. In cases where these prices are not readily available, fair values are estimated by the Company. To determine estimated fair value for these instruments, the Company generally utilizes discounted cash flow models with market observable pricing inputs such as spreads, average life, and credit quality. Fair value estimates are made at a specific point in time, based on available market information and judgments about financial instruments, including estimates of the timing and amounts of expected future cash flows and the credit standing of the issuer or counterparty. The use of different market assumptions and/or estimation methodologies may have a material effect on the estimated fair value amounts of the Company’s financial instruments.
Impairment of investments
The Company evaluates its general account investments on a quarterly basis to determine whether there has been an other-than-temporary decline in fair value below the amortized cost basis. Assumptions and estimates about the issuer’s operations and ability to generate future cash flows are inherent in management’s evaluation of investments for other- than-temporary impairments (“OTTI”). The assessment of whether an OTTI has occurred is based upon management’s case-by-case evaluation of the underlying reasons for the decline in fair value of each individual security. An OTTI is recorded (a) if it is probable that the Company will be unable to collect all amounts due according to the contractual terms in effect at the date of acquisition, (b) if the Company has the intent to sell the investment or (c) for non-interest related declines in value and where the Company does not have the intent and ability at the reporting date, to hold the bond until its recovery. Management considers a wide range of factors regarding the security issuer and uses its best judgment in evaluating the cause of the decline in its estimated fair value and in assessing the prospects for near-term recovery. While all available information is taken into account, it is difficult to predict the ultimate recoverable amount from a distressed or impaired security. The evaluation of impairments is a quantitative and qualitative process, which is subject to risks and uncertainties and is intended to determine whether declines in the fair value of investments should be recognized in current period earnings. The risks and uncertainties include changes in general economic conditions, the issuer’s financial condition or near term recovery prospects, the effects of changes in interest rates or credit spreads, and the recovery period.
If an OTTI has occurred on loan-backed and structured securities, the impairment amount is bifurcated into two components: the amount related to the non-interest loss and the amount attributed to other factors. The calculation of expected cash flows utilized during the impairment evaluation and bifurcation process is determined using judgment and the best information available to the Company including default rates, credit ratings, collateral characteristics, and current levels of subordination.
The determination of the calculation and the adequacy of the mortgage allowance for credit loss and mortgage impairments (when management deems it probable that the Company will be unable to collect all amounts due according to the contractual terms of the loan agreement) involve judgments that incorporate qualitative and quantitative Company and industry mortgage performance data. Management’s periodic evaluation and assessment of the adequacy of the mortgage provision allowance and the need for mortgage impairments is based on known and inherent risks in the portfolio, adverse situations that may affect the borrower’s ability to repay, the fair value of the underlying collateral, composition of the loan portfolio, current economic conditions, loss experience, and other relevant factors.
Valuation of derivatives and related hedge accounting
Derivatives that qualify for hedge accounting treatment are valued using the valuation method (either amortized cost or fair value) consistent with the underlying hedged asset or liability. Derivatives where hedge accounting is either not elected or that are not eligible for hedge accounting are stated at fair value; changes in fair values are recognized in unassigned surplus in the period of change.
The fair value of derivatives is determined by quoted market prices or through the use of pricing models. The determination of fair value, when quoted market values are not available, is based on valuation methodologies and assumptions deemed appropriate under the circumstances. Values can be affected by changes in interest rates, foreign currency exchange rates, financial indices, credit spreads, market volatility, and liquidity. Judgment is applied in determining the availability and application of hedge accounting designations and the appropriate accounting treatment under accounting guidance. If it were determined that hedge accounting designations were not appropriately applied, reported capital and surplus could be materially affected. Differences in judgment as to the availability and application of hedge accounting designations and the appropriate accounting treatment may
D-4

result in a differing impact on the financial statements of the Company from that previously reported. Assessments of hedge effectiveness and measurements of ineffectiveness of hedging relationships are also subject to interpretations and estimations and different interpretations or estimates may have a material effect on the amount reported in capital and surplus.
Policy reserves
Life insurance and annuity policy reserves with life contingencies are computed on the basis of statutory mortality and interest requirements and without consideration for withdrawals. Annuity contract reserves without life contingencies are computed on the basis of statutory interest requirements
Policy reserves for life insurance are valued in accordance with the provision of applicable statutory regulations. Life insurance reserves are determined principally using the Commissioner’s Reserve Valuation Method, using the statutory mortality and interest requirements, without consideration for withdrawals. Some policies contain a surrender value in excess of the reserve as legally computed. This excess is calculated and recorded on a policy-by-policy basis.
Premium stabilization reserves are calculated for certain policies to reflect the Company’s estimate of experience refunds and interest accumulations on these policies. The reserves are invested by the Company. The income earned on these investments is accumulated in this reserve and is used to mitigate future premium rate increases for such policies.
Policy reserves ceded to other insurance companies are recorded as a reduction of the reserve liabilities. The cost of reinsurance related to long-duration contracts is accounted for over the life of the underlying reinsured policies using assumptions consistent with those used to account for the underlying policies.
Policy and contract claims include provisions for reported life and health claims in process of settlement, valued in accordance with the terms of the related policies and contracts, as well as provisions for claims incurred but not reported based primarily on prior experience of the Company. As such, amounts are estimates, and the ultimate liability may differ from the amount recorded. Any changes in estimates will be reflected in the results of operations when additional information becomes known.
The liabilities for health claim reserves are determined using historical run-out rates, expected loss ratios and statistical analysis. The Company provides for significant claim volatility in areas where experience has fluctuated. The liabilities represent estimates of the ultimate net cost of all reported and unreported claims which are unpaid at year-end. Those estimates are subject to considerable variability in claim severity and frequency. The estimates are continually reviewed and adjusted as necessary as experience develops or new information becomes known; such adjustments are included in current operations.
Valuation of deferred taxes
A net deferred tax asset is included in the Statutory Statements of Admitted Assets, Liabilities, Capital and Surplus which is recorded using the asset and liability method in which deferred tax assets and liabilities are recorded for expected future tax consequences of events that have been recognized in either the Company’s statutory financial statements or tax returns. Deferred income tax assets are subject to admissibility limitations prescribed by statutory accounting principles which include estimates of future tax events. The change in deferred income taxes is treated as a component of the change in unassigned funds.
D-5

Company Results of Operations
Year ended December 31, 2018, compared with the year ended December 31, 2017
The following is a summary of certain financial data of the Company:
	Year Ended December 31,		Increase (decrease)	Percentage change
Statement of Operations data (In millions)	2018	2017
Premium income and annuity consideration	$ 7,593	$5,271	$ 2,322	44%
Net investment income	1,307	1,267	40	3%
Fee and miscellaneous income	411	380	31	8%
Reserve adjustment on reinsurance ceded	(1,976)	(490)	(1,486)	(303)%
Other	30	53	(23)	(43)%
Total income	7,365	6,481	884	14%
Policyholder benefits	6,587	5,566	1,021	18%
Increase in aggregate reserves for life and accident health policies and contracts	918	916	2	—%
Other insurance benefits, expenses and commissions	686	724	(38)	(5)%
Net transfers from separate accounts	(1,112)	(945)	(167)	(18)%
Total benefits and expenses	7,079	6,261	818	13%
Net gain from operations after dividends to policyholders and before federal income taxes and net realized capital gains	286	220	66	30%
Federal income tax (benefit) expense	(18)	51	(69)	(135)%
Net gain from operations before net realized capital gains	304	169	135	80%
Net realized capital gains less capital gains tax and transfers to interest maintenance reserve	11	1	10	1,000%
Statutory net income	$ 315	$ 170	$ 145	85%
The Company’s statutory net income increased by $145 million, or 85%, to $315 million. The increase was primarily due to higher net investment income, higher fee income, lower operating expenses and lower income taxes.
Premium income and annuity consideration increased by $2,322 million, or 44%, to $7,593 million due to the LLIRC reinsurance transactions previously discussed. Excluding the LLIRC reinsurance transactions, premiums increased $217 million, or 4%, due to increased sales.
Net investment income increased by $40 million, or 3%, to $1,307 million primarily as a result of higher dividends received from subsidiaries and higher average invested assets.
Fee income increased by $31 million, or 8%, to $411 million primarily related to an increase in asset-based variable fee income resulting from increased average asset levels, which were driven by sales and higher average equity market levels.
The reserve adjustment against income on reinsurance ceded increased by $1,486 million, or 303%, to $1,976 million primarily due to the LLIRC reinsurance transactions.
Policyholder benefits increased by $1,021 million, or 18%, to $6,587 million. Excluding the LLIRC reinsurance transactions, policyholder benefits increased $785 million, or 14%, primarily due to an increase in general account and separate account surrenders.
Other insurance benefits, expenses and commissions decreased by $38 million, or 5%, to $686 million. Excluding the LLIRC reinsurance transactions, other insurance benefits, expenses and commissions decreased by $20 million, or 3%, primarily due to expense management and the completion of integration activities in 2017.
Net transfers from separate accounts changed by $167 million, or 18% to $1,112 million primarily due to higher separate account surrenders in 2018.
D-6

Federal tax expense changed to a benefit of $18 million in 2018 compared to an expense of $51 million in 2017 primarily due to the utilization of tax credits and a lower tax rate.
Year ended December 31, 2017, compared with the year ended December 31, 2016
The following is a summary of certain financial data of the Company:
	Year Ended December 31,		Increase (decrease)	Percentage change
Statement of Operations data (In millions)	2017	2016
Premium income and annuity consideration	$5,271	$ (398)	$ 5,669	1,424%
Net investment income	1,267	1,236	31	3%
Fee and miscellaneous income	380	306	74	24%
Reserve adjustment on reinsurance ceded	(490)	5,628	(6,118)	(109)%
Other	53	29	24	83%
Total income	6,481	6,801	(320)	(5)%
Policyholder benefits	5,566	4,971	595	12%
Increase in aggregate reserves for life and accident health policies and contracts	916	1,140	(224)	(20)%
Other insurance benefits, expenses and commissions	724	727	(3)	—%
Net transfers from separate accounts	(945)	(101)	(844)	(836)%
Total benefits and expenses	6,261	6,737	(476)	(7)%
Net gain from operations after dividends to policyholders and before federal income taxes and net realized capital gains	220	64	156	244%
Federal income tax expense (benefit)	51	(38)	89	234%
Net gain from operations before net realized capital gains	169	102	67	66%
Net realized capital gains (losses) less capital gains tax and transfers to interest maintenance reserve	1	(1)	2	200%
Statutory net income	$ 170	$ 101	$ 69	68%
The Company’s statutory net income increased by $69 million, or 68%, to $170 million. The increase was primarily due to higher net investment income, higher fee income, and lower operating expenses, partially offset by higher income taxes.
Premium income and annuity consideration increased by $5,669 million, or 1,424%, to $5,271 million primarily due to the LLIRC reinsurance transactions previously discussed. Excluding the LLIRC reinsurance transactions, premium incomes and annuity consideration decreased $772 million, or 13%, due to a decrease in general account and separate account premiums.
Net investment income increased $31 million, or 3%, to $1,267 million primarily as a result of higher average invested assets partially offset by lower yields.
Fee income increased $74 million, or 24%, to $380 million primarily related to an increase in asset-based variable fee income resulting from increased average asset levels, which were driven by sales and higher average equity market levels.
Reserve adjustment on reinsurance ceded decreased by $6,118 million, or 109%, to $(490) million primarily due to the LLIRC reinsurance transactions.
Policyholder benefits increased by $595 million, or 12%, to $5,566 million. Excluding the LLIRC reinsurance transactions, policyholder benefits increased $831 million, or 17%, primarily due to an increase in general account and separate account surrenders.
Net transfers from separate accounts changed by $844 million, or 836%, to $945 million due to lower separate account sales in 2017.
Other insurance benefits, expenses and commissions decreased by $3 million to $724 million. Excluding the LLIRC reinsurance transactions, other insurance benefits, expenses and commissions decreased by $21 million, or 3%, primarily due to a $39 million
D-7

decrease in operating expenses due to expense management and the completion of integration activities in 2017. This was partially offset by an $18 million increase in commissions due to higher commission-based sales.
Federal tax expense changed to an expense of $51 million in 2017 compared to a benefit of $38 million in 2016 primarily due to an increase in gain from operations before federal income tax.
Individual Markets Segment Results of Operations
Year ended December 31, 2018, compared with the year ended December 31, 2017
The following is a summary of certain financial data of the Individual Markets segment:
	Year Ended December 31,		Increase (decrease)	Percentage change
Statement of Operations data (In millions)	2018	2017
Premium income and annuity consideration	$ 5,662	$1,610	$ 4,052	252%
Net investment income	754	749	5	1%
Fee and miscellaneous income	128	112	16	14%
Reserve adjustment on reinsurance ceded	(3,987)	(340)	(3,647)	(1,073)%
Other	32	34	(2)	(6)%
Total income	2,589	2,165	424	20%
Policyholder benefits	941	781	160	20%
Increase in aggregate reserves for life and accident health policies and contracts	484	582	(98)	(17)%
Other insurance benefits, expenses and commissions	191	207	(16)	(8)%
Net transfers from separate accounts	819	449	370	82%
Total benefits and expenses	2,435	2,019	416	21%
Net gain from operations after dividends to policyholders and before federal income taxes and net realized capital gains	154	146	8	5%
Federal income tax expense	—	49	(49)	(100)%
Net gain from operations before net realized capital gains	154	97	57	59%
Net realized capital gains (losses) less capital gains tax and transfers to interest maintenance reserve	6	1	5	500%
Statutory net income	$ 160	$ 98	$ 62	63%
Statutory net income for the Individual Markets segment increased by $62 million, or 63%, to $160 million. The increase was primarily due to higher net investment income, higher fee income, lower operating expenses and lower income tax expenses, partially offset by higher policyholder benefits.
Premium income and annuity consideration increased by $4,052 million, or 252%, to $5,662 million primarily due to the LLIRC reinsurance transactions previously discussed. Excluding the LLIRC reinsurance transactions, premiums increased by $7 million.
Net investment income increased by $5 million, or 1%, to $754 million primarily as a result of higher average invested assets.
Fee income increased by $16 million, or 14%, to $128 million primarily related to an increase in asset-based variable fee income resulting from increased average asset levels, which were driven by sales and higher average equity market levels
The reserve adjustment on reinsurance ceded increased by $3,647 million, or 1,073%, to $3,987 million primarily due to the LLIRC reinsurance transactions.
Policyholder benefits increased by $160 million, or 20%, to $941 million. Excluding the LLIRC reinsurance transactions, policyholder benefits increased by $48 million, or 6% due to unfavorable mortality experience.
Net transfers from separate accounts increased by $370 million, or 82%, to $819 million primarily due to lower separate account surrenders in 2018.
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Federal tax expense decreased by $49 million, or 100%, to $0 primarily due to the utilization of tax credits and a lower tax rate.
Year ended December 31, 2017, compared with the year ended December 31, 2016
The following is a summary of certain financial data of the Individual Markets segment:
	Year Ended December 31,		Increase (decrease)	Percentage change
Statement of Operations data (In millions)	2017	2016
Premium income and annuity consideration	$1,610	$(2,656)	$ 4,266	161%
Net investment income	749	732	17	2%
Fee and miscellaneous income	112	95	17	18%
Reserve adjustment on reinsurance ceded	(340)	3,380	(3,720)	(110)%
Other	34	26	8	31%
Total income	2,165	1,577	588	37%
Policyholder benefits	781	831	(50)	(6)%
Increase in aggregate reserves for life and accident health policies and contracts	582	117	465	397%
Other insurance benefits, expenses and commissions	207	175	32	18%
Net transfers from separate accounts	449	358	91	25%
Total benefits and expenses	2,019	1,481	538	36%
Net gain from operations after dividends to policyholders and before federal income taxes and net realized capital gains	146	96	50	52%
Federal income tax expense	49	21	28	133%
Net gain from operations before net realized capital gains	97	75	22	29%
Net realized capital gains (losses) less capital gains tax and transfers to interest maintenance reserve	1	(1)	2	200%
Statutory net income	$ 98	$ 74	$ 24	32%
Statutory net income for the Individual Markets segment increased by $24 million, or 32%, to $98 million. The increase was primarily due to higher premium income and annuity consideration, net investment income and fee income.
Premium income and annuity consideration increased by $4,266 million, or 161%, to $1,610 million primarily due to the LLIRC reinsurance transactions previously discussed. Excluding the LLIRC reinsurance transactions, premiums increased $154 million, or 11%, primarily due to increased annuity sales.
Net investment income increased $17 million, or 2%, to $749 million primarily as a result of higher average invested assets partially offset by lower yields.
Fee income increased $17 million, or 18%, to $112 million primarily related to an increase in asset-based variable fee income resulting from increased average asset levels, which were driven by sales and higher average equity market levels.
Reserve adjustment on reinsurance ceded decreased by $3,720 million, or 110%, to $(340) million primarily due to the LLIRC reinsurance transactions.
Increase in aggregate reserves for life and accident health policies and contracts changed by $465 million, or 397%, to $582 million primarily due to the LLIRC reinsurance transactions. Excluding the LLIRC reinsurance transactions, increase in aggregate reserves increased $106 million, or 22%, primarily due to increased premiums.
Other insurance benefits, expenses and commissions increased by $32 million, or 18%, to $207 million. Excluding the LLIRC reinsurance transactions, other insurance benefits, expenses and commissions increased by $16 million, or 9%, primarily due to an $11 million increase in commissions due to higher sales.
Net transfers from separate accounts increased by $91 million, or 25%, to $449 million primarily due to higher separate account premiums in 2017.
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Empower Retirement Segment Results of Operations
Year ended December 31, 2018, compared with the year ended December 31, 2017
The following is a summary of certain financial data of the Empower Retirement segment:
	Year Ended December 31,		Increase (decrease)	Percentage change
Statement of Operations data (In millions)	2018	2017
Premium income and annuity consideration	1,931	$ 3,661	$(1,730)	(47)%
Net investment income	537	513	24	5%
Fee and miscellaneous income	272	257	15	6%
Reserve adjustment on reinsurance ceded	2,011	(150)	2,161	1,441%
Other	(2)	19	(21)	(111)%
Total income	4,749	4,300	449	10%
Policyholder benefits	5,646	4,785	861	18%
Increase in aggregate reserves for life and accident health policies and contracts	434	334	100	30%
Other insurance benefits, expenses and commissions	475	477	(2)	—%
Net transfers from separate accounts	(1,931)	(1,393)	(538)	(39)%
Total benefits and expenses	4,624	4,203	421	10%
Net gain from operations after dividends to policyholders and before federal income taxes and net realized capital gains	125	97	28	29%
Federal income tax expense	(23)	14	(37)	(264)%
Net gain from operations before net realized capital gains	148	83	65	78%
Net realized capital gains (losses) less capital gains tax and transfers to interest maintenance reserve	5	—	5	100%
Statutory net income	153	$ 83	$ 70	84%
Statutory net income for the Empower Retirement segment increased by $70 million, or 84%, to $153 million. The increase was primarily due to higher fee income and lower income taxes.
Premium income and annuity consideration decreased by $1,730 million, or 47% to $1,931 million primarily due to the reinsurance with LLIRC previously mentioned. Excluding the LLIRC reinsurance transactions, premium income increased $219 million, or 6%, due to increased general account sales.
Net investment income increased $24 million, or 5%, to $537 million primarily as a result of higher dividends received from subsidiaries and higher average invested assets.
Fee income increased $15 million, or 6%, to $272 million primarily related to an increase in asset-based variable fee income resulting from increased average asset levels, which were driven by sales and higher average equity market levels
Reserve adjustment on reinsurance ceded increased by $2,161 million, or 1,441%, to $2,011 million primarily due to the LLIRC reinsurance transactions.
Policyholder benefits increased by $861 million, or 18%, to $5,646 million. Excluding the LLIRC reinsurance transactions, policyholder benefits increased $737 million, or 15%, primarily due to an increase in general account and separate account surrenders.
Net transfers from separate accounts changed by $538 million, or 39% to $1,931 million due to higher separate account surrenders.
Federal tax expense changed to a benefit of $23 million in 2018 compared to an expense of $14 million in 2017 primarily due to the utilization of tax credits and a lower tax rate.
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Year ended December 31, 2017, compared with the year ended December 31, 2016
The following is a summary of certain financial data of the Empower Retirement segment:
	Year Ended December 31,		Increase (decrease)	Percentage change
Statement of Operations data (In millions)	2017	2016
Premium income and annuity consideration	$ 3,661	$2,258	$ 1,403	62%
Net investment income	513	509	4	1%
Fee and miscellaneous income	257	201	56	28%
Reserve adjustment on reinsurance ceded	(150)	2,248	(2,398)	(107)%
Other	19	3	16	533%
Total income	4,300	5,219	(919)	(18)%
Policyholder benefits	4,785	4,140	645	16%
Increase in aggregate reserves for life and accident health policies and contracts	334	1,023	(689)	(67)%
Other insurance benefits, expenses and commissions	477	534	(57)	(11)%
Net transfers from separate accounts	(1,393)	(459)	(934)	(203)%
Total benefits and expenses	4,203	5,238	(1,035)	(20)%
Net gain (loss) from operations after dividends to policyholders and before federal income taxes and net realized capital gains	97	(19)	116	611%
Federal income tax expense	14	(51)	65	127%
Statutory net income	$ 83	$ 32	$ 51	159%
Statutory net income for the Empower Retirement segment increased by $51 million, or 159%, to $83 million. The increase was primarily due to higher fee income and lower operating expenses, partially offset by higher income taxes.
Premium income and annuity consideration increased by $1,403 million, or 62%, to $3,661 million primarily due to the reinsurance with LLIRC previously mentioned. Excluding LLIRC reinsurance transactions, premium income and annuity consideration decreased $926 million, or 20%, due to a decrease in general account and separate account premiums.
Fee income increased $56 million, or 28%, to $257 million primarily related to an increase in asset-based variable fee income resulting from increased average asset levels, which were driven by sales and higher average equity market levels
Reserve adjustment on reinsurance ceded decreased by $2,398 million, or 107%, to $(150) million primarily due to the LLIRC reinsurance transactions.
Policyholder benefits increased by $645 million, or 16%, to $4,785 million. Excluding the LLIRC reinsurance transactions, policyholder benefits increased $769 million, or 19%, primarily due to an increase in general account and separate account surrender benefits.
Aggregate reserves for life and accident health policies and contracts decreased by $689 million, or 67%, to $334 million. Excluding the LLIRC reinsurance transactions, aggregate reserves decreased $761 million, or 69%, primarily due to lower premiums and higher policyholder benefits.
Other insurance benefits, expenses and commissions decreased by $57 million, 11%, to $477 million. Excluding the LLIRC reinsurance transactions, other insurance benefits, expenses and commissions decreased by $59 million, or 11%, primarily due to a decrease in operating expenses related to expense management and the completion of integration activities in 2017.
Net transfers from separate accounts changed by $934 million, or 203%, to $1,393 million due to lower separate account premiums.
Federal tax expense changed to an expense of $14 million in 2017 compared to a benefit of $51 million in 2016 primarily due to an increase in gain from operations before federal income tax.
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Other Segment Results of Operations
Year ended December 31, 2018, compared with the year ended December 31, 2017
The following is a summary of certain financial data of the Other segment:
	Year Ended December 31,		Increase (decrease)	Percentage change
Statement of Operations data (In millions)	2018	2017
Net investment income	$16	$ 5	$ 11	220%
Fee and miscellaneous income	11	11	—%
Total income	27	16	11	69%
Other expenses and commissions	20	39	(19)	(49)%
Total benefits and expenses	20	39	(19)	(49)%
Net gain (loss) from operations after dividends to policyholders and before federal income taxes and net realized capital gains	7	(23)	30	130%
Federal income tax expense (benefit)	5	(12)	17	142%
Statutory net income (loss)	$ 2	$(11)	$ 13	118%
Statutory net income (loss) for the Other segment increased by $13 million, from a loss of $11 million to a gain of $2 million in 2018. The increase was primarily due to an increase in net investment income related to a one-time interest rate swap gain and a decrease in operating expense with the completion of integration activities in 2017. This was partially offset by an increase in federal income tax expenses primarily due to taxes on the one-time interest rate swap gain.
Year ended December 31, 2017, compared with the year ended December 31, 2016
The following is a summary of certain financial data of the Other segment:
	Year Ended December 31,		Increase (decrease)	Percentage change
Statement of Operations data (In millions)	2017	2016
Net investment income (loss)	$ 5	$ (5)	$ 10	200%
Fee and miscellaneous income	11	10	1	10%
Total income	16	5	11	220%
Other expenses and commissions	39	18	21	117%
Total benefits and expenses	39	18	21	117%
Net loss from operations after dividends to policyholders and before federal income taxes and net realized capital gains	(23)	(13)	(10)	(77)%
Federal income tax benefit	(12)	(7)	(5)	(71)%
Statutory net loss	$(11)	$ (6)	$ (5)	(83)%
Statutory net loss for the Other segment increased by $5 million from a loss of $6 million in 2016 to a loss of $11 million in 2017. The increase is primarily due to higher operating expenses with the integration activities in 2017.
Investment Operations
The Company’s primary investment objective is to acquire assets with duration and cash flow characteristics reflective of its liabilities, while meeting industry, size, issuer, and geographic diversification standards. Formal liquidity and credit quality parameters have also been established.
The Company follows rigorous procedures to control interest rate risk and observes strict asset and liability matching guidelines. These guidelines ensure that even under changing market conditions, the Company’s assets should meet the cash flow and income requirements of its liabilities. Using dynamic modeling to analyze the effects of a range of possible market changes upon
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investments and policyholder benefits, the Company works to ensure that its investment portfolio is appropriately structured to fulfill financial obligations to its policyholders.
The following table presents the percentage distribution of the carrying values of the Company’s general account investment portfolio.
	December 31,
(In millions)	2018		2017
Bonds	$20,654	68.7%	$19,945	69.1%
Common stock	132	0.5%	108	0.4%
Mortgage loans	4,207	14.0%	3,871	13.4%
Real estate	38	0.1%	38	0.2%
Contract loans	4,123	13.7%	4,079	14.1%
Cash, cash equivalents and short-term investments	229	0.8%	242	0.8%
Securities lending collateral assets	45	0.2%	—	—%
Other invested assets	607	2.0%	566	2.0%
Total cash and invested assets	$30,035	100.0%	$28,849	100.0%
Bonds
Bonds include public and privately placed corporate bonds, government bonds, and mortgage-backed and asset-backed securities. Included in bonds are perpetual debt investments which primarily consist of junior subordinated debt instruments that have no stated maturity date but pay fixed or floating interest in perpetuity. The Company’s strategy related to mortgage-backed and asset-backed securities is to focus on those investments with low prepayment risk and minimal credit risk.
Private placement investments are generally less marketable than publicly traded assets, yet they typically offer enhanced covenant protection that allows the Company, if necessary, to take appropriate action to protect its investment. The Company believes that the cost of the additional monitoring and analysis required by private placement investments is more than offset by their enhanced yield.
One of the Company’s primary objectives is to ensure that its bond portfolio is maintained at a high average credit quality to limit credit risk. All securities are internally rated by the Company on a basis intended to be similar to that of independent external rating agencies.
The percentage distribution of the book adjusted carrying value of the Company’s short-term and long-term bond portfolios by NAIC designation is summarized as follows:
	December 31,
NAIC Designations	2018	2017
NAIC 1	65.4%	68.0%
NAIC 2	33.4%	30.5%
NAIC 3 through 6	1.2%	1.5%
Total	100.0%	100.0%
The percentage distribution of the book adjusted carrying value of the industrial and miscellaneous category of short-term and long-term bond portfolios, calculated as a percentage of total bonds, is summarized as follows:
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	December 31,
Sector	2018	2017
Finance	18.5%	17.1%
Utility	15.1%	17.1%
Consumer	9.5%	9.9%
Natural resources	5.9%	5.0%
Transportation	3.0%	2.8%
Other	10.3%	11.0%
Mortgage Loans
The Company’s mortgage loans are comprised primarily of domestic commercial collateralized loans. The mortgage loan portfolio is diversified with regard to geographical markets and commercial mortgage property types. The Company originates, directly or through correspondents, mortgages with the intent to hold to maturity. The Company’s portfolio includes loans which are fully amortizing, amortizing with a balloon balance at maturity, interest only to maturity, and interest only for a number of years followed by an amortizing period.
Derivatives
The Company uses certain derivatives, such as futures, swaps, forwards, and interest rate swaptions, for purposes of managing the interest rate, foreign currency exchange rate, and equity market risks impacting the Company’s business. These derivatives, when taken alone, may subject the Company to varying degrees of market and credit risk; however, since used for hedging purposes, these instruments are intended to reduce risk. Derivatives that qualify for hedge accounting treatment are valued using the valuation method (either amortized cost or fair value) consistent with the underlying hedged asset or liability. At inception of a derivative transaction, the hedge relationship and risk management objective is documented and the designation of the derivative is determined based on specific criteria of the transaction. Derivatives where hedge accounting is either not elected or that are not eligible for hedge accounting are stated at fair value with changes in fair value recognized in unassigned surplus in the period of change. Investment gains and losses generally result from the termination of derivative contracts prior to expiration and are generally recognized in net income and may be subject to IMR. For derivative instruments where hedge accounting is either not elected or the transactions are not eligible for hedge accounting, changes in interest rates, foreign currencies, or equity markets may generate derivative gains or losses which may cause the Company to experience volatility in capital and surplus. The Company controls the credit risk of its over-the-counter derivative contracts through credit approvals, limits, monitoring procedures, and in most cases, requiring collateral. Risk of loss is generally limited to the portion of the fair value of derivative instruments that exceeds the value of the collateral held and not to the notional or contractual amounts of the derivatives.
Investment Yield
Net investment income includes interest income, dividends, the amortization of premiums, discounts and origination fees.
To analyze investment performance, the Company excludes net investment income related to derivative instruments in order to assess underlying profitability and results from ongoing operations. Net investment income performance is summarized as follows:
	Year Ended December 31,
(In millions)	2018	2017	2016
Net investment income	$ 1,307	$ 1,267	$ 1,236
Less:
Net investment income from derivative instruments	16	16	10
Net investment income excluding derivative investments	$ 1,291	$ 1,251	$ 1,226
Average invested assets, at amortized cost	29,252	28,433	27,432
Yield on average invested assets	4.41%	4.40%	4.47%
The yield on average invested assets increased in 2018 when compared to 2017. The yield on average invested assets decreased in 2017 when compared to 2016.
D-14

Liquidity and Capital Resources
Liquidity refers to a company’s ability to generate sufficient cash flows to meet the short-term needs of its operations. The Company manages its operations to create stable, reliable, and cost-effective sources of cash flows to meet all of its obligations.
The principal sources of the Company’s liquidity are premiums and contract deposits, fees, investment income, and investment maturities and sales. Funds provided from these sources are reasonably predictable and normally exceed liquidity requirements for payment of policy benefits, payments to policy and contractholders in connection with surrenders and withdrawals, and general expenses. However, since the timing of available funds cannot always be matched precisely to commitments, imbalances may arise when demands for funds exceed those on hand. A primary liquidity concern regarding cash flows from operations is the risk of early policyholder and contractholder withdrawals. A primary liquidity concern regarding investment activity is the risk of defaults and market volatility.
In addition, a demand for funds may arise as a result of the Company taking advantage of current investment opportunities. The sources of the funds that may be required in such situations include the issuance of commercial paper or other debt instruments.
Management believes that the liquidity profile of its assets is sufficient to satisfy the short-term liquidity requirements of reasonably foreseeable scenarios.
Generally, the Company has met its operating requirements by utilizing cash flows from operations and maintaining appropriate levels of liquidity in its investment portfolio. Liquidity for the Company has remained strong, as evidenced by the amounts of short-term investments and cash and cash equivalents that totaled $229 million and $242 million as of December 31, 2018, and 2017, respectively. In addition, 99% of the bond portfolio carried an investment grade rating at December 31, 2018, and 2017, which provides significant liquidity to the Company’s overall investment portfolio.
The Company continues to be well capitalized with sufficient borrowing capacity. Additionally, the Company anticipates that cash on hand and expected net cash generated by operating activities will exceed the forecasted needs of the business over the next 12 months. The Company’s financial strength provides the capacity and flexibility to enable it to raise funds in the capital markets through the issuance of commercial paper. The Company had $99 million and $100 million of commercial paper outstanding as of December 31, 2018, and 2017, respectively. The commercial paper has been given a rating of A-1+ by Standard & Poor’s Ratings Services and a rating of P-1 by Moody’s Investors Service, each being the highest rating available. The Company’s issuance of commercial paper is not used to fund daily operations and does not have a significant impact on the Company’s liquidity.
The Company also has available a revolving credit facility agreement with U.S. Bank, which expires on March 1, 2023, in the amount of $50 million for general corporate purposes. The Company had no borrowings under this credit facility as of or during the year ended December 31, 2018. The Company does not anticipate the need for borrowings under this facility and the loss of its availability would not significantly impact its liquidity.
Capital resources provide protection for policyholders and financial strength to support the underwriting of insurance risks and allow for continued business growth. The amount of capital resources that may be needed is determined by the Company’s senior management and Board of Directors, as well as by regulatory requirements. The allocation of resources to new long-term business commitments is designed to achieve an attractive return, tempered by considerations of risk and the need to support the Company’s existing business.
Risk-based capital (“RBC”) is a regulatory tool for measuring the minimum amount of capital appropriate for a life, accident and health organization to support its overall business operations in consideration of its size and risk profile. The Division requires the Company to maintain minimum capital and surplus equal to the company action level as calculated in the RBC model. The Company exceeds the required amount.
Off-Balance Sheet Arrangements
The Company makes commitments to fund partnership interests, mortgage loans, and other investments in the normal course of its business. The amounts of these unfunded commitments at December 31, 2018 and 2017 were $136 million and $313 million, respectively. The precise timing of the fulfillment of the commitment cannot be predicted; however, all $136 million of the December 31, 2018 balance, and $312 million of the December 31, 2017 balance may be required to be paid within one year of the dates indicated. The remaining $1 million of the December 31, 2017 balance is due within one to three years. There are no other obligations or liabilities arising from such arrangements that are reasonably likely to become material.
The Company participates in a short-term reverse repurchase program for the purpose of enhancing the total return on its investment portfolio. This type of transaction involves the purchase of securities with a simultaneous agreement to sell similar
D-15

securities at a future date at an agreed-upon price. In exchange, the counterparty financial institutions put non-cash collateral on deposit with a third-party custodian on behalf of the Company. The amount of securities purchased in connection with these transactions was $11 million and $23 million at December 31, 2018 and 2017, respectively. Non-cash collateral on deposit with the third-party custodian on the Company’s behalf was $11 million and $24 million at December 31, 2018 and 2017, respectively, which cannot be sold or re-pledged and which has not been recorded on the Statement of Admitted Assets, Liabilities, Capital and Surplus. Collateral related to the reverse repurchase agreements generally consists of U.S. government or U.S. government agency securities.
The Company, as lessee, has entered into various lease and sublease agreements primarily for the rental of office space.
The Company maintains a corporate credit facility agreement in the amount of $50 million for general corporate purposes. The Company had no borrowings under the credit facility either at or during the years ended December 31, 2018 and 2017.
In addition, the Company has other letters of credit with a total amount of $9 million, renewable annually for an indefinite period of time.
Contractual Obligations
The following table summarizes the Company’s major contractual obligations at December 31, 2018:
	Payment due by period
(in thousands)	Less than one year	One to three years	Three to five years	More than five years	Total
Aggregate reserves (1)	$ 3,169,559	$5,487,644	$4,575,744	$46,864,153	$60,097,100
Policy and contract claims (2)	183,749	45,798	35,087	123,460	388,094
Provision for policyholder dividends (3)	31,184	—	—	—	31,184
Related party long-term debt - principal (4)	—	—	—	553,219	553,219
Related party long-term debt - interest (5)	30,335	60,670	60,670	557,094	708,769
Commercial paper (6)	98,859	—	—	—	98,859
Payable under securities lending agreements (7)	45,102	—	—	—	45,102
Investment purchase obligations (8)	136,396	—	—	—	136,396
Operating leases (9)	9,929	11,561	2,272	11,743	35,505
Other liabilities (10)	31,334	58,469	65,514	16,204	171,521
Total	$ 3,736,447	$5,664,142	$4,739,287	$48,125,873	$62,265,749
(1),(2)  Aggregate reserves, and policy and contract claims - The Company has estimated payments to be made to policy and contract holders for future policy benefits. Insurance and investment contract liabilities include various investment-type products with contractually scheduled maturities, including periodic payments of a term certain nature. However, a significant portion of policy benefits and claims to be paid do not have stated contractual maturity dates and ultimately may not result in any payment obligation.
Estimated future policyholder obligations have been developed in accordance with industry accepted actuarial standards based upon the estimated timing of cash flows related to the policies or contracts, the Company’s historical experience and its expectation of future payment patterns. Management has incorporated significant assumptions in developing these estimates, many of which are outside of the Company’s control and include assumptions relating to mortality, morbidity, policy renewals and terminations, retirement, inflation, disability recovery rates, investment returns, future interest credited rate levels, policy loans, future premium receipts on current policies in-force, and other contingent events as may be appropriate to the respective product type. Due to the significance of the assumptions used, the amounts presented could materially differ from actual results.
The amounts presented in the table above are undiscounted as to interest. Accordingly, the sum of the estimated cash payment presented significantly exceeds the liability amount on the Company’s Statement of Admitted Assets, Liabilities, Capital and Surplus principally due to the time value of money.
Separate account liabilities have been excluded from the table above. Separate account obligations are legally insulated from general account assets. Separate account liabilities represent funds maintained by the Company to meet the specific investment objectives of the contract holders who bear the related investment risk. It is generally expected that the separate account liabilities will be fully funded by the separate account assets.
Policy and contract claims consist of liabilities associated with installment claims on certain long-term disability policies. Because the timing of the payment of these obligations is based upon assumptions of disability recovery rates, the amounts presented could differ from actual results.
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(3)  Provision for policyholders’ dividends - The provision for policyholders’ dividends payable represents the liabilities related to dividends payable in the following year on participating policies. As such, the obligations related to these liabilities are presented in the table above in the less than one year category in the amounts of the liabilities presented in the Company’s Statement of Admitted Assets, Liabilities, Capital and Surplus.
(4)  Related party long-term debt principal - Represents contractual maturities of principal due to the Company’s parent, GWL&A Financial, under the terms of three long-term surplus notes. The amounts shown in this table differ from the amounts included in the Company’s Statement of Admitted Assets, Liabilities, Capital and Surplus because the amounts shown above do not consider the discount upon the issuance of one of the surplus notes.
(5)  Related party long-term debt interest - Two long-term surplus notes bear interest at a fixed rate through maturity. One surplus note bears a variable interest rate plus the then-current three-month London Interbank Offering Rate (“LIBOR”). The interest payments shown in this table are calculated based upon the contractual rates in effect on December 31, 2018, and do not consider the impact of future interest rate changes.
(6)  Commercial paper - The Company’s obligations under its commercial paper program are short-term in nature. The amount presented represents the amount due upon maturity of the instrument. The obligation related to this liability is presented in the table above in the less than one year category as presented in the Company’s Statement of Admitted Assets, Liabilities, Capital and Surplus.
(7)  Payable under securities lending agreements - The Company accepts cash collateral in connection with its securities lending program. Since the securities lending transactions generally terminate within one year or the timing of the return of the collateral is uncertain, the obligations related to these liabilities are presented in the table above in the less than one year category in the amounts of the liabilities as presented in the Company’s Statement of Admitted Assets, Liabilities, Capital and Surplus.
(8)  Investment purchase obligations - The Company makes commitments to fund partnership interests, mortgage loans, and other investments in the normal course of its business. As the timing of the fulfillment of the commitment to fund partnership interests cannot be predicted, such obligations are presented in the less than one year category. The timing of the funding of mortgage loans is based on the expiration date of the commitment.
(9)  Operating leases - The Company is obligated to make payments under various non-cancelable operating leases, primarily for office space. Contractual provisions exist that could increase the lease obligations presented, including operating expense escalation clauses. Management does not consider the impact of any such clauses to be material to the Company’s operating lease obligations. Rent expense for the years ended December 31, 2018, 2017 and 2016 were $27,768, $28,244 and $27,815 respectively.
From time to time, the Company enters into agreements or contracts, including capital leases, to purchase goods or services in the normal course of its business. However, these agreements and contracts are not material and are excluded from the table above.
(10)  Other liabilities - Other liabilities include those other liabilities which represent contractual obligations not included elsewhere in the table above. If the timing of the payment of any other liabilities was sufficiently uncertain, the amounts were included in the less than one year category. Other liabilities presented in the table above include:
•	Liabilities under reinsurance arrangements
•	Liabilities related to securities purchased but not yet settled
•	Liabilities related to derivative obligations
•	Liabilities related to dollar repurchase agreements
•	Statutory state escheat liabilities
•	Expected contributions to the Company’s defined benefit pension plan, and benefit payments for the post-retirement medical plan and supplemental executive retirement plan through 2023
•	Unrecognized tax benefits
•	Miscellaneous purchase obligations to acquire goods and services
Application of Recent Accounting Pronouncements
See Note 2 to the accompanying financial statements for a further discussion of the application of recent accounting pronouncements.
Quantitative and Qualitative Disclosures About Market Risk
The Company has established processes and procedures to effectively identify, monitor, measure, and manage the risks associated with its invested assets and its interest rate sensitive insurance and annuity products. Management has identified investment portfolio management, including the use of derivative instruments, insurance and annuity product design, and asset/liability management as three critical means to accomplish a successful risk management program.
D-17

The major risks to which the Company is exposed include the following:
•	Market risk - the potential of loss arising from adverse fluctuations in interest rates and equity market prices and the levels of their volatility.
•	Insurance risk - the potential of loss resulting from claims, persistency, and expense experience exceeding that assumed in the liabilities held.
•	Credit risk - the potential of loss arising from an obligator’s inability or unwillingness to meet its obligations to the Company.
•	Operational and corporate risk - the potential of direct or indirect loss resulting from inadequate or failed internal processes, people and systems, or from other external events.
Market Risk
The Company’s exposure to interest rate changes results from its significant holdings of floating rate debt, bonds, mortgage loans, and interest rate sensitive liabilities. The bonds primarily consist of direct obligations of the U.S. government and its agencies, direct obligations of U.S. states and their subdivisions, corporate debt securities, and asset-backed and mortgage-backed securities. All of these investments are exposed to changes in interest rates. Interest rate sensitive product liabilities, primarily those liabilities associated with universal life insurance contracts and annuity contracts, have the same type of interest rate risk exposure as bonds and mortgage loans.
To reduce interest rate risk, the Company performs periodic projections of asset and liability cash flows in order to evaluate the interest rate sensitivity of its bonds and its product liabilities to interest rate movements. For determinate liabilities, i.e. liabilities with stable, predictable cash flows on products that can’t be repriced (for example, certificate annuities and payout annuities), asset/liability cash flow mismatches are monitored and the asset portfolios are rebalanced as necessary to keep the mismatches within tolerance limits. For these determinate liabilities, the investment policy predominantly requires assets with stable, predictable cash flows so that changes in interest rates will not cause changes in the timing of asset cash flows resulting in mismatches. For indeterminate liabilities, i.e. liabilities that have less predictable cash flows but that can be repriced (for example, portfolio annuities and universal life insurance), the potential mismatch of assets and liabilities is tested under a wide variety of interest rate scenarios. The potential cost of this mismatch is calculated. If the potential cost is considered to be too high, actions considered would include rebalancing the asset portfolio and/or purchasing derivatives that reduce the risk as part of the hedging strategy program discussed below. For each major block of indeterminate liabilities, the asset and liability positions are reviewed in senior management meetings to proactively recommend changes in the current investment strategy and/or a rebalance of the asset portfolio.
The Company has strict operating policies which prohibit the use of derivative instruments for speculative purposes, permit derivative transactions only with approved counterparties, specify limits on concentration of risk, and provide requirements of reporting and monitoring systems. The Company supports a hedging strategy program that consists of the use of various derivative instruments including futures, interest rate swaps, and options such as interest rate swaptions. Derivative strategies include the following:
•	Futures are commitments to either purchase or sell designated financial instruments at a future date for a specified price.
•	Interest rate swaps involve the periodic exchange of cash flows with third parties at specified intervals calculated using agreed upon rates or other financial variables.
•	Option contracts grant the purchaser, in consideration for the payment of a premium, the right to either purchase from or sell to the issuer a financial instrument at a specified price within a specified time period or on a stated date. Interest rate swaptions grant the purchaser the right to enter into a swap with predetermined fixed-rate payments over a predetermined time period on the exercise date.
The Company has estimated the possible effects of interest rate changes at December 31, 2018. If interest rates increased by 100 basis points (1.00%), the December 31, 2018 fair value of the fixed income assets in the general account would decrease by approximately $1.7 billion. This calculation uses projected asset cash flows, discounted back to December 31, 2018. The cash flow projections are shown in the table below. The table below shows cash flows rather than expected maturity dates because many of the Company’s assets have substantial expected principal payments prior to the final maturity date. The fair value shown in the table below was calculated using spot discount interest rates that varied by the year in which the cash flows are expected to be received. The spot rates in the benchmark calculation range from 2.647% to 4.237%.
D-18

Projected cash flows by calendar years (In millions)	Benchmark	Interest rate increase one percent
2019	$ 2,642	$ 2,607
2020	2,328	2,289
2021	2,720	2,659
2022	2,829	2,803
2023	3,428	3,413
Thereafter	22,855	23,285
Undiscounted total	$36,802	$37,056
Fair value	$28,825	$27,146
The Company administers separate account variable annuities and provides other investment and retirement services where fee income is earned based upon a percentage of account balances. Fluctuations in fund asset levels occur as a result of both changes in cash flow and general market conditions. There is a market risk of lower fee income if equity markets decline. If equity markets were to decline by 10% from benchmark levels at December 31, 2018, the Company’s associated net fee income after payment of subadvisor fees in 2018 would decline by approximately $28 million.
The Company’s surplus assets include equity investments, primarily partnership interests. There is a market risk of lower asset values if equity markets decline. If equity markets were to decline by 10%, the Company would have an additional unrealized loss of approximately $7.9 million on equity investments. This unrealized loss would not impact statutory net income but would reduce capital and surplus.
The Company has sold variable annuities with various forms of GMDB and GLWB. The Company is required to hold future policy benefit liabilities for these guaranteed benefits. If equity markets were to decline by 10%, the liability for GMDB and GLWB would increase by approximately $19.5 million. The Company’s dynamic hedging program for the GLWB product would be expected to offset $12.2 million of the $19.5 million change in the benefit liability related to capital markets. Therefore the net impact to variable annuities with various forms of guarantees for a 10% decline in the equity markets is estimated to be $7.3 million.
Insurance Risk
The Company manages the risks associated with its insurance and other contractual liabilities through the use of actuarial modeling techniques. These techniques utilize significant assumptions including morbidity, mortality, persistency, expenses, and the cash flow stream of benefit payments. Through these techniques, the Company attempts to match the anticipated cash flow streams of its invested assets with the anticipated cash flow streams of its insurance and other contractual obligations. The cash flows associated with determinate policy liabilities are not interest rate sensitive but will vary based upon the timing and amount of benefit payments. The primary risks associated with these liabilities are that the benefits will exceed those anticipated in the actuarial modeling or that the actual timing of the payment of benefits will differ from what was anticipated.
The Company utilizes reinsurance programs to control its exposure to general insurance risks. Reinsurance agreements do not relieve the Company from its direct obligations to its insured. However, an effective reinsurance program limits the Company’s exposure to potentially large losses. The failure of reinsurers to honor their obligations could result in losses to the Company. To manage this risk, the Company evaluates the financial condition of its reinsurers and monitors concentrations of credit risk relative to the reinsurers in order to minimize its exposure to significant losses from reinsurer insolvencies. The Company retains an initial maximum of $3.5 million of coverage per individual life. This initial retention limit of $3.5 million may increase due to automatic policy increases in coverage at a maximum rate of $175 thousand per annum, with an overall maximum increase in coverage of $1.0 million. Maximum capacity to be accepted or retained by the Company is dictated at the treaty level and is monitored annually to ensure the total risk acquired or retained on any one life is limited to a maximum retention of $4.5 million.
Credit Risk
Credit risk is the risk the Company assumes if its debtors, customers, reinsurers, or other counterparties and intermediaries may be unable or unwilling to pay their contractual obligations when they come due and may manifest itself through the downgrading of credit ratings of counterparties. It is the Company’s policy to acquire only investment grade assets to enable it to provide for future policy obligations and to minimize undue concentrations of assets in any single geographic area, industry, or entity. To minimize this risk, management regularly reviews the credit ratings of the entities in which the Company invests. These credit ratings are internally derived by the Company, taking into consideration ratings from several external credit rating agencies.
D-19

Operational and Corporate Risk
The Company manages and mitigates internal operational risk through integrated and complementary policies, procedures, processes, and practices. Human Resources hiring practices, performance evaluations and promotion, and compensation practices are designed to attract, retain and develop the skilled personnel required. A comprehensive job evaluation process is in place and training and development programs are supported. Each business area provides training designed for its specific needs and has developed internal controls for significant processes. Processes and controls are monitored and redefined by the business areas and subject to review by the Company’s internal audit staff. The Company applies a robust project management discipline to all significant initiatives.
Appropriate security measures protect premises and information. The Company has emergency procedures in place for short-term incidents and is committed to maintaining business continuity and disaster recovery plans at every business location for the recovery of critical functions in the event of a disaster, including offsite data backup and work facilities. The Company maintains various corporate insurance coverages such as property, general liability, excess liability, automobile liability, workers’ compensation, financial institution bonds, other regulatory bonds, and professional liability insurance to protect its owned property assets and to insure against certain third-party liabilities.
The Company’s businesses are subject to various regulatory requirements imposed by regulation or legislation applicable to insurance companies and companies providing financial services. These regulations are primarily intended to protect policyholders and beneficiaries. Material changes in the regulatory framework or the failure to comply with legal and regulatory requirements could have a material adverse effect on the Company. The Company monitors compliance with legal and regulatory requirements in all jurisdictions in which it conducts business and assesses trends in legal and regulatory change to keep business areas current and responsive.
In the course of its business activities, the Company may be exposed to the risk that some actions may lead to damaging its reputation and hence damage its future business prospects. These actions may include unauthorized activities of employees or others associated with the Company, inadvertent actions of the Company that become publicized and damage its reputation, regular or past business activities of the Company that become the subject of regulatory or media scrutiny or litigation and, due to a change of public perception, cause damage to the Company. To manage or mitigate this risk, the Company has ongoing controls to limit the unauthorized activities of people associated with it. The Company has adopted a Code of Business Conduct and Ethics which sets out the standards of business conduct to be followed by all of its directors, officers, and employees.
D-20

FINANCIAL STATEMENTS
D-21

AUDITED FINANCIAL REPORT

Great-West Life & Annuity Insurance Company (A wholly-owned subsidiary of GWL&A Financial Inc.)

Statutory Statements of Admitted Assets, Liabilities, Capital and Surplus as of December 31, 2018 and 2017 and

Related Statutory Statements of Operations,

Changes in Capital and Surplus and Cash Flows for Each of the Three Years in the Period Ended December 31, 2018 and Report of Independent Registered Public Accounting Firm

Part I

Item 1.

Business

As used in this Document, the “Company” refers to Great-West Life & Annuity Insurance Company, a stock life insurance company originally organized on March 28, 1907 and domiciled in the state of Colorado, and its subsidiaries. It is subject to regulation by the Colorado Division of Insurance (the “Division”).

This Document contains forward-looking statements. Forward-looking statements are statements not based on historical information and that relate to future operations, strategies, financial results, or other developments. In particular, statements using words such as “may,” “would,” “could,” “should,” “estimates,” “expected,” “anticipate,” “believe,” or words of similar import generally involve forward-looking statements. Without limiting the foregoing, forward-looking statements include statements that represent the Company’s beliefs concerning future or projected levels of sales of its products, investment spreads or yields, or the earnings or profitability of the Company’s activities.

Forward-looking statements are necessarily based upon estimates and assumptions that are inherently subject to significant business, economic, and competitive uncertainties and contingencies, many of which are beyond the Company’s control and many of which, with respect to future business decisions, are subject to change. Some of these risks are described in “Risk Factors” in Item 1A of this report. These uncertainties and contingencies can affect actual results and could cause actual results to differ materially from those expressed in any forward-looking statements made by, or on behalf of, the Company. Whether or not actual results differ materially from forward-looking statements may depend on numerous foreseeable and unforeseeable events or developments, some of which may be global or national in scope, such as general economic conditions and interest rates, some of which may be related to the insurance industry generally, such as pricing competition, regulatory developments and industry consolidation, and others of which may relate to the Company specifically, such as credit, volatility, and other risks associated with its investment portfolio and other factors.

Readers should also consider other matters, including any risks and uncertainties, discussed in documents filed by the Company and certain of its subsidiaries with the Securities and Exchange Commission. This discussion should be read in conjunction with, and is qualified by reference to, the Company’s “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in Item 7 of this report as well as the financial statements and notes thereto in Item 8, “Financial Statements and Supplementary Data.”

The statutory financial statements have been prepared from the separate records maintained by the Company and may not necessarily be indicative of the conditions that would have existed or the results of operations if the Company had been operated as an unaffiliated company.

1.1 Organization and Corporate Structure

The Company is a direct wholly-owned subsidiary of GWL&A Financial Inc. (“GWL&A Financial”), a Delaware holding company. GWL&A Financial is a direct wholly-owned subsidiary of Great-West Lifeco U.S. LLC. (“Lifeco U.S.”) and an indirect wholly-owned subsidiary of Great-West Lifeco Inc. (“Lifeco”), a Canadian holding company. Lifeco operates in the United States primarily through the Company and through Putnam Investments, LLC (“Putnam”), and in Canada and Europe through The Great-West Life Assurance Company (“Great-West Life”) and its subsidiaries, London Life Insurance Company (“London Life”), The Canada Life Assurance Company (“CLAC”), and Irish Life Group Limited. Lifeco is a subsidiary of Power Financial Corporation (“Power Financial”), a Canadian holding company with substantial interests in the financial services industry. Power Corporation of Canada (“Power Corporation”), a Canadian holding and management company, has voting control of Power Financial. The Desmarais Family Residuary Trust, through a group of private holding companies that it controls, has voting control of Power Corporation. The shares of Lifeco, Power Financial, and Power Corporation are traded publicly in Canada on the Toronto Stock Exchange.

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1.2    Business of the Company

The Company offers a wide range of life insurance and retirement and investment products to individuals, businesses, and other private and public organizations throughout the United States. The Company is authorized to engage in the sale of life insurance, accident and health insurance and annuities. It is qualified to do business in all states in the United States, except New York, and in the District of Columbia, Puerto Rico, Guam and the U.S. Virgin Islands. The Company is also a licensed reinsurer in New York.

The Chief Operating Decision Maker (“CODM”) of the Company is also the Chief Executive Officer (“CEO”) of the Company and Lifeco U.S. The CODM reviews the financial information for the purposes of assessing performance and allocating resources based upon the results of Lifeco U.S. and other U.S. affiliates prepared in accordance with International Financial Reporting Standards. The CODM, in his capacity as CEO of the Company, reviews the Company’s financial information only in connection with the periodic reports that are filed with the Securities and Exchange Commission (“SEC”). Consequently, the Company does not provide its discrete financial information to the CODM to be regularly reviewed to make decisions about resources to be allocated or to assess performance. For purposes of SEC reporting requirements under a statutory basis of accounting, the Company has chosen to present its financial information in three segments, notwithstanding the above. The three segments are: Individual Markets, Empower Retirement, and Other.

Through its Individual Markets segment, the Company offers various forms of life insurance, annuity, and retirement products. Through its Empower Retirement segment, the Company provides various retirement plan products and investment options as well as comprehensive administrative and recordkeeping services for financial institutions and employers which include educational, advisory, enrollment, and communication services for employer-sponsored defined contribution plans and associated defined benefit plans. The Other segment consists of items not associated directly with Individual Markets or Empower Retirement, including the impact of certain non-continuing items.

No customer accounted for 10% or more of the Company’s revenues during the years 2018, 2017, or 2016. In addition, no segment of the Company’s business is dependent upon a single customer or a few customers, the loss of which would have a significant effect on it or its business segments’ operations. The loss of business from any one, or a few, independent brokers or agents would not have a material adverse effect on the Company or its business segments.

Individual Markets Segment Principal Products

The Company’s Individual Markets segment distributes life insurance, annuity, and retirement products to both individuals and businesses through various distribution channels. Life insurance products in-force include participating and non-participating term life, whole life, universal life, and variable universal life.

Participating life insurance - Participating policyholders share in the financial results of the participating business in the form of policyholder dividends that reflect the difference between the assumptions used in the premium charged and the actual experience on those policies. The policyholder dividends can be distributed directly to the policyholders in the form of cash or through an increase in benefits such as paid-up additions. The Company no longer actively markets participating products.

Term life - Term life insurance products provide coverage for a stated period and generally do not include the accumulation of cash values. Term life insurance products pay a guaranteed death benefit only if the insured dies within the coverage period. The Company’s term life insurance earnings come from the difference between cumulative premiums collected and actual death claims.

Whole life - Whole life insurance products provide guaranteed death benefits in exchange for level premium payments for the life of the insured. Whole life insurance products include the accumulation of cash values. The policyholder can receive the accumulated cash value as a payment by surrendering the insurance policy before the death of the insured. The Company’s whole life insurance earnings come from investment income earned on assets held as reserve in the General Account and the difference between premiums collected and actual death claims.

Universal life - Universal life insurance products include a cash value component that is credited with interest at regular intervals. The account balances for the universal life products are held in the Company’s general account. The Company’s universal life insurance earnings result from the difference between the investment income and interest credited on customer cash values and from differences between charges for mortality and actual death claims. Universal life cash values are charged for the cost of insurance coverage and for administrative expenses.

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Variable universal life - Variable universal life products provide insurance coverage on the same basis as universal life, except that the account balance is directed by the policyholder into either separate account investment options or into the Company’s general account as a fixed option within the variable product. In the separate account investment options, the policyholder bears the entire risk of the investment results. The Company’s variable universal life insurance earnings result from asset-based fees, as well as from the difference between fees collected for mortality as compared to actual death claims paid.

Variable annuity products - The Company’s variable annuity products provide the opportunity for clients to invest on a tax deferred basis with the ability to annuitize assets. Variable annuities can be made available with guaranteed minimum death benefit (“GMDB”) which guarantees the client’s beneficiaries will receive at least a return of premium (less the impact of withdrawals) upon death as well as a guaranteed lifetime withdrawal benefit (“GLWB”) which guarantees that the client is able to take contractually specified withdrawals from their assets that will continue for life regardless of market performance or longevity. The Company earns fees from the separate account for mortality and expense risks pertaining to the variable annuity contract and/or for providing administrative services. For variable annuity assets invested in mutual funds, the Company is reimbursed by the mutual funds for marketing, sales, and service costs under various revenue sharing agreements. There are additional fees charged for election of guaranteed minimum benefits. The guaranteed minimum benefits may be available in variable annuity products or as a stand-alone contract.

Retention is an important factor in profitability and is encouraged through product features. For example, the Company’s life insurance and annuity contracts may impose a surrender charge on policyholder balances withdrawn within the first 10 years of the contract’s inception. The period of time and level of the surrender charge vary by product.

One of the principal markets for the Individual Markets segment is the executive benefits market. The primary executive benefits products are single premium universal life insurance, registered variable universal life insurance, private placement variable universal life insurance (“PPVUL”), and PPVUL with a stable value guarantee feature. These executive benefits life insurance policies indirectly fund employee post-retirement benefits and non-qualified benefit plans for executives.

Community and regional / national banks are the primary purchasers of single premium universal life insurance utilizing the general account and hybrid products. Regional / national banks sometimes buy PPVUL with a stable value guarantee. Corporations indirectly funding executive benefits purchase the registered variable universal life insurance and PPVUL product. The PPVUL products offer a wide array of equity and bond fund investment options.

Another principal market for the Individual Markets segment is the financial institutions market, which is a partnership between the Company and retail financial institutions to distribute individual life and annuity products. Through its institutional partners, the Company has in excess of 182,000 advisors who sell its products. During 2018 and 2017, the Company focused on the needs of the retiree marketplace by providing wealth transfer solutions to its bank partner’s customers via a single premium universal life product and meeting the retirement income needs via its variable annuity products including guaranteed benefits. Additionally, the Company continues its efforts to partner with large financial institutions to provide individual term life insurance.

Empower Retirement Segment Principal Products

Through its Empower Retirement segment, the Company provides various retirement plan products (including individual retirement accounts (“IRAs”)) and investment options, as well as comprehensive administrative and recordkeeping services for financial institutions and employers, which include educational, advisory, enrollment, and communication services for employer-sponsored defined contribution plans and associated defined benefit plans. Defined contribution plans provide for benefits based upon the value of contributions to, and investment returns on, an individual’s account. This has been a rapidly growing portion of the retirement marketplace in recent years.

The retirement plan products and investment options offered by the Company include mutual funds and collective trusts, guaranteed interest rate investment products, and variable annuity products designed to meet the specific needs of the customer. In addition, the Company offers both customized annuity and non-annuity products.

IRAs - The Company offers an IRA product as a distribution option for employees terminated from employer-sponsored defined contribution plans. The Company earns asset-based fees and per account fees for providing administrative and recordkeeping services for IRA accounts. For those IRAs invested in mutual funds, the Company can be reimbursed by the mutual funds for marketing, sales, and service costs under various revenue sharing agreements.

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Mutual funds and collective trusts - The Company earns administration fees under various revenue sharing agreements from mutual funds and collective trusts for marketing, sales, and service costs incurred while providing services to individuals and institutional clients on behalf of the funds. On proprietary collective trusts, the Company, through its wholly-owned subsidiary Great-West Trust Company, LLC (“Great-West Trust Company”), earns an asset-based management fee.

Guaranteed interest rate investment products - On its guaranteed interest rate investment products, the Company earns investment margins on the difference between the income earned on investments in its general account and the interest credited to the participant’s account balance. The Company’s general account assets support the guaranteed investment products. The Company also manages fixed interest rate products known as stable value funds that may be structured as separate accounts, pooled collective trusts, and custom collective trusts for which it is paid a management fee that is earned by the Company either directly or through its wholly-owned subsidiaries Great-West Capital Management, LLC (“Great-West Capital Management”) or Great-West Trust Company.

Variable annuity products - The Company’s variable annuity products provide the opportunity for clients to invest on a tax deferred basis with the ability to annuitize assets. Variable annuities can be made available with GLWB which guarantees that the client is able to take contractually specified withdrawals from their assets that will continue for life regardless of market performance or longevity. In 2018, an indexed linked variable annuity was launched, a hybrid between a variable annuity and indexed annuity, where the investment performance is measured by the change in a reference index (i.e. S&P 500) and subject to a floor and cap. The Company earns fees from the separate account for mortality and expense risks pertaining to the variable annuity contract and/or for providing administrative services. For variable annuity assets invested in mutual funds, the Company is reimbursed by the mutual funds for marketing, sales, and service costs under various revenue sharing agreements. There are additional fees charged for election of guaranteed minimum benefits. The GLWB products may be available in variable annuity products or as a stand-alone contract.

Administrative and recordkeeping services - The Company receives asset-based and/or participant-based fees for providing third-party administrative and recordkeeping services to financial institutions and employer-sponsored retirement plans. The number of Empower Retirement participant accounts has grown to 8.8 million at December 31, 2018, from over 8.3 million at December 31, 2017.

The Company’s marketing focus is directed toward providing investment management, advisory services, and recordkeeping services under Internal Revenue Code Sections 401(a), 401(k), 403(b), 408, and 457 to private corporations, state and local governments, hospitals, non-profit organizations, and public school districts. Through the Company’s wholly-owned, registered subsidiaries, Great-West Capital Management, and Advised Assets Group, LLC (“Advised Assets Group”), the Company provides investment management and advisory services. Through the Company’s wholly-owned subsidiary FASCore, LLC, the Company targets and partners with other large financial institutions to provide third-party recordkeeping and administration services.

Certain revenues and expenses generated from the above products from the Empower Segment are represented in changes in value of investment in subsidiaries, as discussed further in the accompanying statutory financial statements.

Future Policy Benefit Liabilities and Life Insurance In-Force

The amount of fixed annuity products in-force is measured by future policy benefits. The following table shows group and individual annuity policy benefits supported by the Company’s general account as well as the annuity balances in Empower Retirement and Individual Markets separate accounts for the years indicated:

	(In millions)
Year Ended December 31,	General Account Annuity Benefits Liabilities	Empower Retirement Annuity Separate Accounts	Individual Markets Annuity Separate Accounts

2018	$12,948	$14,763	$3,009

2017	12,556	18,729	2,577

2016	12,279	19,157	1,957

2015	11,309	19,340	1,660

2014	10,890	20,220	1,581

For Variable Annuities, the future policy benefit liabilities are computed on the basis of prescribed Statutory valuation interest rates and other assumptions as required by Statutory Valuation Law. For all other annuities policy benefit liabilities are

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established at the contract holder’s account value, which is equal to cumulative deposits and credited interest, less withdrawals, mortality and certain other charges.

The general account also has immediate annuities. The policy benefit liabilities for the immediate annuities are computed on the basis of prescribed Statutory valuation interest rates and mortality (where payouts are contingent on survivorship). These assumptions generally vary by plan, year of issue, and policy duration. Policy benefit liabilities for immediate annuities without life contingent payouts are computed on the basis prescribed Statutory valuation interest rates.

The following table summarizes Individual Markets life insurance future policy benefits liabilities, Individual Markets life insurance separate account balances, and Individual Markets life insurance in-force prior to reinsurance ceded for the years indicated:

	(In millions)
Year Ended December 31,	Individual Markets Life Insurance Future Policy Benefits Liabilities	Individual Markets Life Insurance Separate Accounts	Individual Markets Life Insurance In-force

2018	$14,554	$6,304	$98,202

2017	14,031	6,215	97,801

2016	13,397	5,771	96,711

2015	13,245	5,479	97,862

2014	12,712	5,308	97,170

For both the Individual Markets life insurance future policy benefits liabilities and life insurance separate accounts, the future policy benefits are computed on the basis of prescribed Statutory valuation interest rates and mortality. These future policy benefits liabilities are calculated as the present value of future benefits (including dividends) less the present value of future net premiums, subject to a cash surrender value floor. The assumptions used in calculating the future policy benefits liabilities generally vary by plan, year of issue, and policy duration.

Additionally, for both the Individual Markets life insurance future policy benefits liabilities and life insurance separate accounts, policy and contract claim liabilities are established for claims that have been incurred but not reported based on factors derived from past experience.

The aforementioned policy benefit liabilities are computed amounts that, with additions from premiums and deposits to be received and with interest on such liabilities, are expected to be sufficient to meet the Company’s policy obligations (such as paying expected death or retirement benefits or surrender requests) and to generate profits.

Other Segment

The Company’s Other reporting segment is substantially comprised of activity not directly allocated to the other operating segments and interest expense on long-term debt.

Reinsurance

The Company enters into reinsurance transactions as a purchaser of reinsurance for its various insurance products and as a provider of reinsurance for some insurance products. Reinsurance transactions are assumed from and ceded to affiliated entities and third parties. When purchasing reinsurance, the Company seeks to limit its exposure to loss on any single insured and to recover a portion of benefits paid by ceding risks to other insurance enterprises under excess coverage, quota share, yearly renewable term, coinsurance, and modified coinsurance contracts. Under the terms of these contracts, the reinsurer agrees to reimburse the Company for the ceded amount in the event a claim is paid. However, the Company remains liable to its policyholders with respect to the ceded insurance if a reinsurer fails to meet the obligations it assumed. Accordingly, the Company strives to cede risks to highly rated, well-capitalized companies. The Company retains an initial maximum of $3.5 million of coverage per individual life. This initial retention limit of $3.5 million may increase due to automatic policy increases in coverage at a maximum rate of $175 thousand per annum, with an overall maximum increase in coverage of $1.0 million. The Company assumes risk from approximately 40 insurers and reinsurers by participating in yearly renewable term and coinsurance pool agreements. When assuming risk, the Company seeks to generate revenue while maintaining reciprocal working relationships with these partners as they also seek to limit their exposure to loss on any single life. Maximum capacity to be accepted or retained by the Company is dictated at the treaty level and is monitored annually to ensure the total risk acquired or retained on any one life is limited to a maximum retention of $4.5 million.

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Method of Distribution of Products Within the Individual Markets and Empower Retirement Segments

The Individual Markets segment distributes individual life insurance through wholesale and retail sales force, banks, broker-dealers, and investment advisors. Executive benefits products are distributed through wholesalers and specialized consultants.

The Empower Retirement segment distributes products to plan sponsors through a subsidiary, GWFS Equities, Inc. (“GWFS Equities”), as well as through brokers, consultants, advisors, third-party administrators, and banks. It markets IRAs as a distribution option for employees terminated from employer-sponsored defined contribution plans through its Retirement Solutions Group, which includes a retail sales force. Recordkeeping and administrative services are distributed through institutional clients.

Competition Within the Individual Markets and Empower Retirement Segments

The life insurance, savings, and investment marketplaces are highly competitive. The Company’s competitors include insurance companies, banks, investment advisors, mutual fund companies, and certain service and professional organizations. No individual competitor or small group of competitors is dominant. Competition focuses on name recognition, service, technology, cost, variety of investment options, investment performance, product features, and price, in addition to financial strength as indicated by ratings issued by nationally recognized agencies.

Individual Markets Outlook

On January 24, 2019, the Company announced that it had entered into an agreement with Protective Life Insurance Company (“Protective”) to sell, via indemnity reinsurance, substantially all of its non-participating individual life insurance and annuity business and group life and health business. The transaction is in its initial stage, and is expected to close in the first half of 2019 subject to regulatory and customary closing conditions. On the closing date of the proposed transaction, the Company will transfer to Protective assets equal to the statutory liabilities being reinsured and will receive a ceding commission (subject to post-closing adjustments) from Protective in consideration of the transferred business. The Company will retain a small block of participating life insurance policies which will be administered by Protective Life following the close of the transaction. Post-transaction, the Company will focus on the defined contribution retirement and asset management markets in the U.S.

Empower Retirement Outlook

As the second largest recordkeeping provider in the U.S., Empower Retirement is positioned for significant growth opportunities with expertise and diversification across all plan types, company sizes and market segments. The Company continually examines opportunities to structure products and develop strategies to stimulate growth in assets under management.

In 2019, Empower Retirement’s strategies to drive sales growth will continue to include active marketing of the brand, investing in product differentiation and offering a best-in-class service model. In 2018, service enhancements were made to this model including standardizing and improving client-facing tools, optimizing advisor relationship management and client alignment as well as adopting best practices for participant communications. In 2019, investments will continue to be made to improve the customer web experiences. This includes Empower Retirement’s unique, interactive web-based experience which was launched to help participants understand their retirement income needs. These efforts are expected to increase customer retention and ultimately increase participant retirement savings.

The Company will continue to pursue operational efficiencies. Great West Global Business Services India Private Limited (“Great West Global”), an indirect wholly-owned subsidiary of Lifeco U.S. in India, which launched in 2015 and has over 1,000 professionals based in India, will continue to expand with a focus on driving lower unit costs.

1.3  Investment Operations

The Company’s investment division manages and administers the investments of its general and separate accounts in support of the cash and liquidity requirements of its insurance and investment products.

The Company’s principal general account investments are in bonds and mortgage loans, all of which are exposed to three primary sources of investment risk: credit, interest rate, and market valuation. Total investments at December 31, 2018, of $55 billion were comprised of general account investment assets of $30 billion and separate account assets of $25 billion. Total

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investments at December 31, 2017, of $57 billion were comprised of general account investment assets of $29 billion and separate account assets of $28 billion.

The Company’s general account investments are in a broad range of asset classes, but consist primarily of domestic bonds. Bonds include public and privately placed corporate bonds, government bonds, and mortgage-backed and asset-backed securities. The Company’s mortgage loans are comprised primarily of domestic commercial collateralized loans diversified with regard to geographical markets and commercial mortgage property types.

The Company manages the characteristics of its investment assets, such as liquidity, currency, yield, and duration, to reflect the underlying characteristics of related insurance and policyholder liabilities that vary among its principal product lines. The Company observes strict asset and liability matching guidelines designed to ensure that the investment portfolio will appropriately meet the cash flow requirements of its liabilities. The Company uses derivative financial instruments for risk management purposes associated with certain invested assets and policy liabilities, not for speculative purposes.

The Company routinely monitors and evaluates the status of its investments in light of current economic conditions, trends in capital markets, and other factors. These other factors include investment size, quality, concentration by issuer and industry, and other diversification considerations relevant to the Company’s bonds.

The Company reduces credit risk for the portfolio as a whole by investing primarily in investment grade bonds. At December 31, 2018, and 2017, 99% of the Company’s bond portfolio were designated as investment grade.

1.4  Regulation

The Company and its insurance subsidiaries are licensed in and regulated by all 50 states, the District of Columbia, Puerto Rico, Guam, and the United States Virgin Islands to transact life insurance business, accident and health insurance business, and annuity business. The extent of such regulation varies, but most jurisdictions have laws and regulations governing the business conduct of insurers as well as the financial aspects of insurers, including standards of solvency, statutory reserves, reinsurance, and capital adequacy. In addition, statutes and regulations usually require the licensing of insurers and their agents, the approval of policy forms and certain other related materials, and, for certain lines of insurance, the approval of rates. Such statutes and regulations also prescribe the permitted types and concentration of investments.

The Company and certain of its subsidiaries are subject to, and comply with, insurance holding company regulations in applicable states. The Company’s insurance subsidiaries are each required to file reports, generally including detailed annual financial statements, with insurance regulatory authorities in each of the jurisdictions in which they do business, and their operations and accounts are subject to periodic examination by such authorities. These subsidiaries must also file, and in many jurisdictions and in some lines of insurance, obtain regulatory approval for rules, rates, and forms relating to the insurance written in the jurisdictions in which they operate.

The National Association of Insurance Commissioners (“NAIC”) has established a program of accrediting state insurance departments. NAIC accreditation permits accredited states to conduct periodic examinations of insurers domiciled in such states. NAIC-accredited states will not accept reports of examination of insurers from unaccredited states, except under limited circumstances. As a direct result, insurers domiciled in unaccredited states may be subject to financial examination by accredited states in which they are licensed, in addition to any examinations conducted by their domiciliary states. The Colorado Department of Insurance is the Company’s principal insurance regulator. Additionally, the State of New York Department of Financial Services (“NYDFS”) and the South Carolina Department of Insurance are the principal insurance regulators for the Company’s two wholly-owned subsidiaries, Great-West Life & Annuity Insurance Company of New York (“GWNY”) and Great-West Life & Annuity Insurance Company of South Carolina (“GWSC”), respectively. All three insurance regulators have received NAIC accreditation.

State and federal insurance and securities regulatory authorities, and other state law enforcement agencies and attorneys general, from time to time make inquiries regarding compliance by the Company and its insurance subsidiaries with insurance, securities, and other laws and regulations regarding the conduct of the Company’s insurance and securities business.

Following is a description of certain regulatory and legal frameworks to which the Company or its subsidiaries may be subject:

•

Insurance Company Regulation - The Company and its insurance subsidiaries are subject to regulation under the insurance company laws of various jurisdictions. The insurance company laws and regulations vary from jurisdiction to jurisdiction, but generally require an insurance company that is a member of an insurance holding company system (two or

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more affiliated persons, one or more of which is an insurer) to register with state regulatory authorities and to file with those authorities certain reports, including information concerning their capital structure, ownership, financial condition, certain intercompany transactions, and general business operations. In addition, various state jurisdictions have broad administrative powers with respect to such matters as admittance of assets, premium rating methodology, policy forms, establishing reserve requirements and solvency standards, maximum interest rates on life insurance policy loans and minimum rates for accumulation of surrender values, the type and amounts and valuation of investments permitted. State insurance statutes also typically place restrictions and limitations on the amount of dividends or other distributions payable by insurance companies to their parent companies, as well as on transactions between an insurer and its affiliates.

State insurance regulators, the NAIC, and other regulatory agencies are also investigating the use of affiliated captive reinsurers or off-shore entities to reinsure insurance risks. In October 2011, the NAIC established a subgroup to study insurers’ use of captives and special purpose vehicles to transfer insurance risk in relation to existing state laws and regulations, and to establish appropriate regulatory requirements to address concerns identified in the study. This subgroup, which has been disbanded, prepared a white paper offering seven recommendations for consideration and a possible study. These recommendations addressed accounting considerations, confidentiality, access to alternative markets, International Association of Insurance Supervisors principles, standards and guidance; enhancements to credit for reinsurance models; disclosure and transparency, and Financial Analysis Handbook guidance. Two task forces have been assigned to determine how to implement many of these recommendations. Additionally, in June 2013, the NYDFS released a report critical of certain captive reinsurance structures and calling, in part, for other state regulators to adopt a moratorium on approving such structures pending further review by state and federal regulators. Also, in December 2013, the United States Treasury Department’s Federal Insurance Office (“FIO”) issued a report on how to modernize and improve the system of insurance regulation in the United States, recommending, in part, that states develop a uniform and transparent solvency oversight regime for the transfer of risk to reinsurance captives and adopt a uniform capital requirement for reinsurance captives, including a prohibition on transactions that do not constitute legitimate risk transfer.

•

Guaranty Associations and Similar Arrangements - Most of the jurisdictions in which the Company and its insurance subsidiaries are permitted to transact business require life insurers doing business within their jurisdiction to participate in guaranty associations, which are organized to pay certain contractual insurance benefits owed pursuant to insurance policies issued by impaired, insolvent or failed insurers. These associations levy assessments, up to prescribed limits, on all member insurers in a particular state on the basis of the proportionate share of the premiums written by member insurers in the lines of business in which the impaired, insolvent or failed insurer is engaged. Some states permit member insurers to recover assessments paid through full or partial premium tax offsets. The Company has historically recovered more than half of the guaranty assessments through these offsets.

•

Statutory Insurance Examinations - As part of their regulatory oversight process, state insurance departments conduct periodic detailed examinations of the books, records, accounts, and business practices of insurers domiciled in their states. During the three-year period ended December 31, 2018, these examinations produced no significant adverse findings regarding the operations or accounts of the Company and its insurance subsidiaries.

•

Policy and Contract Reserve Sufficiency Analysis - Annually, the Company and its insurance subsidiaries are required to conduct an analysis of the sufficiency of all statutory reserves. In each case, a qualified actuary must submit an opinion which states that the aggregate statutory reserves, when considered in light of the assets held with respect to such reserves, make good and sufficient provision for the associated contractual obligations and related expenses of the insurer. If such an opinion cannot be provided, the insurer must set up additional reserves by moving funds from available statutory surplus. Since inception of this requirement, the Company and its insurance subsidiaries, which are required by their states of domicile to provide these opinions, have provided such opinions without qualification.

•

Surplus and Capital - The Company and its insurance subsidiaries are subject to the supervision of the regulators in each jurisdiction in which they are licensed to transact business. Regulators have discretionary authority, in connection with the continued licensing of these insurance subsidiaries, to limit or prohibit sales to policyholders if, in their judgment, the regulators determine that such insurer has not maintained the minimum surplus or capital or that the further transaction of business will be hazardous to policyholders. We do not believe that the current or anticipated levels of statutory surplus of the Company and its subsidiaries present a material risk that any such regulator would limit the amount of new policies that we issue.

•

Risk-Based Capital (“RBC”) - The Company and its insurance subsidiaries are subject to certain RBC requirements and report their RBC based on a formula calculated by applying factors to various asset, premium, face amount, and statutory reserve items. The formula takes into account the risk characteristics of the insurer, including asset risk, insurance risk,

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interest rate risk, and business risk. The formula is used as an early warning regulatory tool to identify possible inadequately capitalized insurers for purposes of initiating regulatory action and not as a means to rank insurers generally. As of the date of the most recent statutory financial statements filed with insurance regulators, the total adjusted capital of the Company and its insurance subsidiaries was in excess of the minimum RBC that require regulatory action.

•

Regulation of Investments - The Company and its insurance subsidiaries are subject to state laws and regulations that require diversification of its investment portfolios and limit the amount of investments in certain asset categories, such as below investment grade bonds, other equity investments, and derivatives. Failure to comply with these laws and regulations would cause investments exceeding regulatory limitations to be treated as non-admitted assets for purposes of measuring statutory surplus and, in some instances, would require divestiture of such non-qualifying investments. As of the date of the most recent statutory financial statements filed with insurance regulators, the Company did not have any non-admitted assets as a result of investments exceeding regulatory limitations.

•

Federal Initiatives - Although the federal government generally does not directly regulate the insurance business, federal initiatives often have an impact on the Company’s business in a variety of ways. From time to time, federal measures are proposed that may significantly affect the Company’s business.

The Dodd-Frank Act mandates changes to the regulation of the financial services industry. Implementation of the Dodd-Frank Act is ongoing and may affect the Company’s operations and governance in ways that could adversely affect its financial condition and results of operations. The Dodd-Frank Act requires central clearing of, and imposes new margin requirements on, certain derivatives transactions, which increases the costs of the Company’s hedging program. The other provision in the Dodd-Frank Act that may impact the Company is the new FIO within the United States Treasury Department.

The Dodd-Frank Act provides the Financial Stability Oversight Council (“FSOC”) with the power to designate “systemically important” institutions, which will be subject to special regulatory supervision and other provisions intended to prevent, or mitigate the impact of, future disruptions in the U.S. financial system. Based on its most current financial data, the Company is below the quantitative thresholds used by the FSOC to determine which nonbank companies merit consideration. However, the FSOC has indicated it will review on a quarterly basis whether nonbank financial institutions meet the metrics for further review. If the Company were to be designated as a systemically important institution, it could be subject to heightened regulation under the Federal Reserve, which could impact requirements regarding its capital, liquidity, and leverage, as well as its business and investment conduct. In addition, the Company could be subject to assessments to pay for the orderly liquidation of other systemically important financial institutions that have become insolvent.

•

Broker-Dealer and Securities Regulation - One of the Company’s subsidiaries, GWFS Equities, is a non-clearing broker-dealer and subject to certain regulatory provisions by the SEC and the Financial Industry Regulatory Authority (“FINRA”). This subsidiary acts as the underwriter and distributor for variable annuity contracts and variable life insurance policies issued by the Company and for Great-West Funds, Inc., an open-end management investment company, which is a related party of GWL&A. GWFS Equities also acts as an introducing brokerage firm in the offer and sale of debt and equity securities. GWFS Equities is subject to the requirements of the Securities Exchange Act of 1934 relating to broker-dealers, including, among other things, minimum net capital requirements under the SEC Uniform Net Capital Rules (Rule 15c3-1) and segregation of client funds under the SEC Customer Protection Rule (Rule 15c3-3). GWFS Equities’ net capital was in excess of the minimum requirements.

•

Banking Regulation - One of the Company’s subsidiaries, Great-West Trust Company, is a Colorado non-depository trust company that offers directed and discretionary trustee and custodial services to retirement plans, including 401(a), 401(k), 403(b), and 457 plans, IRAs, and Rabbi trusts for non-qualified deferred compensation plans. Great-West Trust Company operates pursuant to the rules and regulations of the Colorado Division of Banking including various regulatory capital requirements. Great-West Trust Company’s capital was in excess of the minimum requirements.

•

Registered Investment Advisor Regulation - Two of the Company’s subsidiaries, Great-West Capital Management and Advised Assets Group are registered as investment advisors with the SEC and are subject to examination by the SEC. The Investment Advisers Act of 1940, as amended, and the related regulations impose various obligations and restrictions on registered investment advisors including fiduciary duties, recordkeeping requirements, operational requirements, and marketing requirements.

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ERISA and Other Considerations

The Company provides products and services to certain employee benefit plans that are subject to the Employee Retirement Income Security Act (“ERISA”), or the Internal Revenue Code of 1986, as amended (the “Code”). As such, the Company’s activities are subject to the restrictions imposed by ERISA and the Code, including the requirement under ERISA that fiduciaries must perform their duties solely in the interests of ERISA plan participants and beneficiaries, and the requirement under ERISA and the Code that fiduciaries may not cause a covered plan to engage in prohibited transactions with persons who have certain relationships with respect to such plans. The applicable provisions of ERISA and the Code are subject to enforcement by the Department of Labor, the Internal Revenue Service (“IRS”), and the Pension Benefit Guaranty Corporation.

1.5  Ratings

The Company is rated by a number of nationally recognized rating agencies. The ratings represent the opinion of the rating agencies regarding the financial strength of the Company and its ability to meet ongoing obligations to policyholders. The Company’s financial strength ratings as of the date of this filing are as follows:

Rating agency	Measurement	Current rating

A.M. Best, Inc.	Financial strength, operating performance, and business profile	A+ (1)

Fitch Ratings	Financial strength	AA (2)

Moody’s Investor Service, Inc.	Financial strength	Aa3 (3)

Standard & Poor’s Rating Services	Financial strength	AA (2)

(1)  Superior (highest category out of 10 categories).

(2)  Very Strong (second highest category out of nine categories).

(3)  Excellent (second highest category out of nine categories).

1.6 Employees

The Company and its affiliates had approximately 6,200 and 5,800 employees at December 31, 2018 and 2017, respectively.

1.7 Available Information

The Company files periodic reports and other information with the SEC. Such reports and other information may be obtained by visiting the Public Reference Room of the SEC at its Headquarters Office, 100 F Street, N.E., Room 1580, Washington D.C. 20549, or by calling the SEC at 1-202-551-8090 (Public Reference Room) or 1-800-SEC-0330 (Office of Investor Education and Advocacy). In addition, the SEC maintains an Internet website (www.sec.gov) that contains reports and other information regarding issuers that file electronically with the SEC, including the Company.

The Company makes available, free of charge, on its website (www.greatwest.com) through its Financial Information page, its annual reports, and amendments to all those reports, as soon as reasonably practicable. Other information found on the website is not part of this or any other report filed with or furnished to the SEC.

Item 1A.

Risk Factors

In the normal course of its business, the Company is exposed to certain operational, regulatory, and financial risks and uncertainties. The most significant risks include the following:

Competition could negatively affect the ability of the Company to maintain or increase market share or profitability.

The industry in which the Company operates is highly competitive. The Company’s competitors include insurance companies, mutual fund companies, banks, investment advisors, and certain service and professional organizations. Although there has been consolidation in some sectors, no one competitor is dominant. Customer retention is a key factor for continued profitability. Management cannot be certain that the Company will be able to maintain its current competitive position in the

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markets in which it operates, or that it will be able to expand its operations into new markets. If the Company fails to do so, its business, results of operations, and financial condition could be materially and adversely affected.

The insurance and financial services industries are heavily regulated and changes in regulation may reduce profitability.

Federal and state regulatory reform that increases the compliance requirements imposed on the Company or that changes the way that the Company is able to do business may significantly harm its business or adversely impact the results of operations in the future. It is not possible to predict whether future legislation or regulation adversely affecting the Company’s business will be enacted and, if enacted, the extent to which such legislation will have an effect on the Company or its competitors. Furthermore, there can be no assurance as to which of the Company’s specific products would be impacted by any such legislative or regulatory reform.

The Company’s operations and accounts are subject to examination by the Colorado Department of Insurance and other regulators at specified intervals. The NAIC has also prescribed RBC rules and other financial ratios for life insurance companies. The calculations set forth in these rules are used by regulators to assess the sufficiency of an insurer’s capital and measure the risk characteristics of an insurer’s assets, liabilities, and certain off-balance sheet items. RBC is calculated by applying factors to various asset, premium, face amount, and liability items. Although the Company has RBC levels well in excess of those required by its regulators, there can be no assurances made that it will continue to maintain these levels.

A downgrade or potential downgrade in the Company’s financial strength or claims paying ratings could result in a loss of business and negatively affect results of operations and financial condition.

The Company is rated by a number of nationally recognized rating agencies. The ratings represent the opinion of the rating agencies regarding the Company’s financial strength and its ability to meet ongoing obligations to policyholders. Claims paying ability and financial strength ratings are factors in establishing the competitive position of insurers. A rating downgrade, or the potential for such a downgrade, of the Company or any of its rated insurance subsidiaries could, among other things, materially increase the number of policy surrenders and withdrawals by policyholders of cash values from their policies, adversely affecting relationships with broker-dealers, banks, agents, wholesalers, and other distributors of its products and services. This may result in cash payments requiring the Company to sell invested assets, including illiquid assets such as privately placed bonds and mortgage loans, at a price that may result in realized investment losses. These cash payments to policyholders result in a decrease in total invested assets and a decrease in net income. In addition, a significant downgrade may negatively impact new sales and adversely affect the Company’s ability to compete and thereby have a material effect on its business, results of operations, and financial condition. Negative changes in credit ratings may also increase the Company’s cost of funding.

Deviations from assumptions regarding future persistency, mortality, and interest rates used in calculating liabilities for future policyholder benefits and claims could adversely affect the Company’s results of operations and financial condition.

The Company establishes and carries, as a liability, reserves based on conservative, prescribed estimates of how much it will need to pay for future benefits and claims. Future policy benefits do not represent an exact calculation of liability. Rather, future policy benefits represent a conservative estimate prescribed by regulators to cover the ultimate settlement and administration of benefits. These estimates, which generally involve actuarial projections, are based upon prescribed persistency (how long a contract stays with the Company), mortality, interest rates, and other factors. These variables are prescribed and are subject to potential legislative changes. The Company’s life insurance products are exposed to the risk of catastrophic events, such as a pandemic, terrorism, or other such events that cause a large number of deaths. Additionally, there may be a significant reporting delay between the occurrence of an insured event and the date it is reported to the Company.

The inherent uncertainties of estimating policy and contract claim liabilities are greater for certain types of liabilities, particularly those in which the various considerations affecting the type of claim are subject to change and in which long periods of time may elapse before a definitive determination of liability is made. Liability estimates including estimated premiums the Company will receive over the assumed life of the policy are continually refined in a regular and ongoing process as experience develops and further claims are reported and settled. Adjustments to policy benefit liabilities are reflected in the Company’s Statement of Operations in the period in which adjustments are determined. Because setting policy benefit liabilities is inherently uncertain, there can be no assurance that current liabilities will prove to be adequate in light of subsequent events.

If the companies that provide reinsurance default or fail to perform or the Company is unable to obtain adequate reinsurance for some of the risks underwritten, the Company could incur significant losses adversely affecting results of operations and financial condition.

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The Company purchases reinsurance by transferring, or ceding, part of the risk it assumes to a reinsurance company in exchange for part of the premium it receives in connection with the risk. The part of the risk the Company retains for its own account is known as the retention. The Company retains an initial maximum of $3.5 million of coverage per individual life. This initial retention limit of $3.5 million may increase due to automatic policy increases in coverage at a maximum rate of $175 thousand per annum, with an overall maximum increase in coverage of $4.5 million. Through reinsurance, the Company has the contractual right to collect the amount above its retention from its reinsurers. Although reinsurance makes the reinsurer liable to the Company to the extent the risk is transferred or ceded to the reinsurer, it does not relieve it of its liability to its policyholders. Accordingly, the Company bears credit risk with respect to its reinsurers. Management cannot make assurances that the Company’s reinsurers will pay all of their reinsurance claims, or that they will pay claims on a timely basis. If the Company’s reinsurers cease to meet their obligations, whether because they are in a weakened position as a result of incurred losses or otherwise, the Company’s results of operations, financial position, and cash flows could be materially adversely affected.

As related to the Company’s reinsurance facilities, there are no assurances that the Company can maintain its current reinsurance facilities or that it can obtain other reinsurance facilities in adequate amounts and at favorable rates. If the Company is unable to obtain new reinsurance facilities, either its net exposures would increase or, if it is unwilling to bear an increase in net exposures, it would have to reduce the level of its underwriting commitments. Either of these potential developments could have a material adverse effect on the Company’s business, results of operations, and financial position.

Interest rate fluctuations could have a negative impact on results of operations and financial condition.

In periods of rapidly increasing interest rates, policy surrenders and withdrawals may increase and premiums in flexible premium policies may decrease as policyholders seek investments with higher perceived returns. This activity may result in the Company’s making cash payments, requiring that it sell invested assets at a time when the prices of those assets are adversely affected by the increase in market interest rates.

During periods of sustained low interest rates, life insurance and annuity products may be affected by increased premium payments on products with flexible premium features and a higher percentage of insurance policies remaining in-force from year to year on products with minimum guarantees. During such a period, investment earnings may be lower because the interest earnings on new fixed income investments will likely have declined with the market interest rates. Also there may be increased early repayment on investments held such as mortgage-backed securities, asset-backed securities, and callable bonds. Although the Company invests in a broad range of asset classes, it is primarily invested in domestic fixed income securities. Accordingly, during periods of sustained low interest rates, an adverse effect on the results of operations and financial condition may result from a decrease in the spread between the earned rate on the Company’s assets and either the interest rates credited to policyholders or the rates assumed in reserve calculations. Several products have current credited interest rates that are at or approaching their minimum guaranteed credited rate, which could have an adverse effect on the results of operations and financial condition due to spread compression.

The Company has hedging and other risk mitigating strategies to reduce the risk of a volatile interest rate environment. However, there can be no assurance that it would be fully insulated from realizing any losses on sales of securities. In addition, regardless of whether the Company realized an investment loss, potential withdrawals would produce a decrease in invested assets, with a corresponding adverse effect on the results of operations and financial condition.

Market fluctuations and general economic conditions may adversely affect results of operations and financial condition.

The risk of fluctuations in market value of all of the separate account assets, proprietary mutual funds, proprietary collective trusts, and external mutual funds is borne by the policyholders. The Company’s fee income for administering and/or managing these assets, however, is generally set as a percentage of those assets. Accordingly, fluctuations in the market value of these assets may result in fluctuations in revenue. On certain products, the Company offers guarantees to policyholders to protect them against the risk of adverse market performance, including guaranteed minimum death benefits and guaranteed lifetime withdrawal benefits. When equity markets decline, the Company is at a greater risk of having to pay guaranteed benefits that exceed available policyholder account balances, and will therefore have to increase its reserves for these benefits, resulting in a financial loss. While the Company does have hedging programs in place to reduce the market risk associated with these guarantees, no assurance can be provided that these programs will generate the returns that will be needed to meet policyholder obligations relating to these guarantees.

The Company manages or administers its general and separate accounts in support of cash and liquidity requirements of its insurance and investment products. The Company’s general account investment portfolio is diversified over a broad range of

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asset classes but consists primarily of domestic fixed income investments. The fair value of these and other general account invested assets fluctuates depending upon, among other factors, general economic and market conditions. In general, the market value of the Company’s general account bond portfolio increases or decreases in inverse relationship with fluctuations in interest rates.

The occurrence of a major economic downturn, acts of corporate malfeasance, or other events that adversely affect the issuers of the Company’s investment securities could cause the value of these securities and net income to decline and the default rate of the bonds to increase. A ratings downgrade affecting particular issuers or securities could have a similar effect. Any event reducing the value of these securities other than on a temporary basis could have an adverse effect on the results of operations and financial condition. Ratings downgrades on general account assets may also result in a higher capital charge under RBC, resulting in lower RBC ratio.

Additionally, the Company may, from time to time, for business, regulatory, or other reasons, elect or be required to sell certain of its general account invested assets at a time when their fair values are less than their original cost, resulting in realized capital losses, which would have an adverse effect on the results of operations and financial condition.

Changes in U.S. federal income tax law could make some of the Company’s products less attractive to consumers and increase its tax costs.

Changes in U.S. federal income tax law could make some of the Company’s products less attractive to consumers. For example, the following events could adversely affect the Company’s business:

•

Changes in tax laws that would reduce or eliminate tax-deferred accumulation of earnings on the premiums paid by the holders of annuities and life insurance products or change the tax treatment of life insurance death benefits;

•

Reductions in the federal income tax that investors are required to pay on long-term capital gains and on some dividends paid on stock that may provide an incentive for some of the Company’s customers and potential customers to shift assets into mutual funds and away from products, including life insurance and annuities, designed to defer taxes payable on investment returns;

•	Changes in applicable regulations that could restrict the ability of some companies to purchase certain executive benefits products;
•	Changes in the availability of, or rules concerning the establishment, operation, and taxation of, Section 401, 403(b), 408, and 457 plans; and
•	Repeal of the federal estate tax

The Company cannot predict whether any legislation will be enacted, what the specific terms of any such legislation will be, or how, if at all, this legislation or any other legislation could have an adverse effect on the Company’s results of operations or financial condition.

Congress, as well as state and local governments, considers from time to time legislation that could change the Company’s tax costs and increase or decrease its ability to use existing tax credits. If such legislation is adopted, the results of operations could be impacted. Changes to the Company’s tax costs would include changes to tax rates, which could affect the financial statements in several ways. For example, an increase in the federal income tax rate could affect the financial statements as follows:

•	A higher current income tax rate, which would have an unfavorable impact on net income over the period that the higher rate remains in effect.
•

An increase in certain deferred tax assets (“DTAs”) and certain deferred tax liabilities, which could have an immediate favorable impact on surplus in the period during which the higher tax rate came into effect. The favorable impact will depend on the admissibility limitations of DTAs prescribed by Statutory Accounting Principles, which include estimates of future tax events

•	An increase in tax rates could affect the timing of recognizing tax benefits.

The Company may be subject to litigation resulting in substantial awards or settlements and this may adversely affect its reputation and results of operations.

In recent years, life and accident insurance and financial service companies have been named as defendants in lawsuits, including class actions. A number of these lawsuits have resulted in substantial awards and settlements. There can be no

15

assurance that any future litigation relating to matters such as the provision of insurance coverage or pricing and sales practices will not have a material adverse effect on the Company’s results of operations or financial position.

The Company’s risk management policies and procedures may leave it exposed to unidentified or unanticipated risk, which could adversely affect its business, results of operations, and financial condition.

Management of operational, legal, regulatory, and financial risks requires, among other things, policies and procedures to record properly and verify a large number of transactions and events. Management has devoted significant resources to develop the Company’s risk management and disaster recovery policies and procedures. However, policies and procedures may not be fully effective and may leave the Company exposed to unidentified and unanticipated risks. The Company may be subject to disruptions of its operating systems or its ability to conduct business from events that are wholly or partially beyond its control such as a natural catastrophe, act of terrorism, pandemic, or electrical/telecommunications outage.

The Company may experience difficulty in marketing and distributing products through its current and future distribution channels.

The Company distributes its life and savings products through a variety of distribution channels, including brokers, independent agents, consultants, retail financial institutions, and its own internal sales force. In some areas the Company generates a significant portion of its business through third-party arrangements. Management periodically negotiates provisions and renewals of these relationships and there can be no assurance that such terms will remain acceptable to either party. An interruption in the continuing relationship with a significant number of these third parties could materially affect the Company’s ability to market its products. The Company must attract and retain productive internal sales representatives to sell its products. If the Company is unsuccessful in attracting and retaining sales representatives with demonstrated abilities, its results of operations and financial condition could be adversely affected.

A failure in cyber or information security systems could result in a loss or disclosure of confidential information, damage the Company’s reputation, and could impair its ability to conduct business effectively.

The Company depends heavily upon computer systems to provide reliable service, as a significant portion of the Company’s operations relies on the secure processing, storage, and transmission of confidential or proprietary information and complex transactions. Despite the implementation of a variety of security measures, the Company’s computer systems could be subject to physical and electronic break-ins, cyber attacks, and similar disruptions from unauthorized tampering, including threats that may come from external factors, such as governments, organized crime, hackers and other third parties, or may originate internally from within the Company.

If one or more of these events occurs, it could potentially jeopardize the confidential or proprietary information, including personally identifiable non-public information, processed and stored in, and transmitted through, the computer systems and networks. It could also potentially cause interruptions or malfunctions in the operations of the Company, its customers, or other third parties. This could result in damage to the Company’s reputation, financial losses, litigation, increased costs, regulatory penalties, and/or customer dissatisfaction or loss. Although steps have been taken to prevent and detect such attacks, it is possible that the Company may not become aware of a cyber incident for some time after it occurs, which could increase its exposure to these consequences.

The Company could face difficulties, unforeseen liabilities, or asset impairments arising from business acquisitions or integrations and managing growth of such businesses.

The Company has engaged in acquisitions of businesses in the past and may continue to do so in the future. Such activity exposes the Company to a number of risks. For example, there could be unforeseen liabilities or asset impairments, including goodwill impairments that arise in connection with the businesses that will be acquired in the future.

The Company’s ability to achieve certain benefits which are anticipated from acquisitions of businesses will depend in large part upon the Company’s ability to successfully integrate such businesses in an efficient and cost effective manner. The Company may not be able to integrate such businesses smoothly or successfully, and the process may take longer than expected. The integration of operations and differences in operational culture may require the dedication of significant management resources, which may result in greater expenditures than expected to integrate the acquired businesses. If the Company is unable to successfully integrate the operations of such acquired businesses, it may be unable to realize the benefits it expects to achieve as a result of such acquisitions.

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The success with which the Company is able to integrate acquired operations will depend on its ability to manage a variety of issues, including the following:

•	Loss of key personnel or higher than expected employee attrition rates could adversely affect the performance of the acquired business and the Company’s ability to successfully integrate it.
•

Integrating acquired operations with existing operations may require the Company to coordinate geographically separated organizations, address possible differences in culture and management philosophies, merge financial processes and risk and compliance procedures, combine separate information technology platforms, and integrate organizations that were previously closely tied to the former parent of the acquired business or other service provider.

Counterparties with whom the Company transfers risk may be unable or unwilling to do business with the Company.

The Company mitigates market risks through the use of derivative transactions with approved counterparties. Should some or all of these counterparties be unwilling or unable to continue to offer derivatives to the Company, the cost of purchasing these financial instruments may increase and/or the Company may not be able to continue to transfer certain risks, thereby increasing its exposure to a financial loss.

The Company may not be able to secure financing to meet the liquidity or capital needs of the Company.

While the Company monitors its liquidity and capital on a regular basis, it may need to seek external financing if available internal levels of liquidity or capital are insufficient. Liquidity demands include but are not limited to the payment of policyholder benefits, collateral posting as required under our agreements with counterparties, the payment of operating expenses, and the servicing of debt. Capital demands could result from the growth of new business, a change in investment strategy, an investment in systems or other infrastructure, or a deterioration of the Company’s capital arising from financial losses. The availability of additional financing will depend on a variety of factors such as market conditions, the general availability of credit in financial markets, the overall availability of credit to the financial services industry, the volume of trading activities in financial markets, the Company’s credit ratings and credit capacity, and the perception of customers or lenders of the Company’s long or short term financial strength. If the Company is unable to secure external financing to meet a liquidity or capital shortfall it may be required to curtail its operations, sell assets or reinsure liabilities, make changes to the investment strategy, or discontinue the use of certain derivatives, which could have a detrimental impact on the financial strength of the Company.

Acquisitions, dispositions and business reorganizations, including our announced transaction with Protective Life Corporation, may not produce anticipated benefits and could result in operating difficulties, unforeseen liabilities, asset impairments or rating agency actions, which may adversely affect our operating results and financial condition.

☐

Acquisitions, dispositions and other business reorganizations, such as the planned disposition of substantially all of our Individual Markets segment to Protective Life Corporation that was announced in January of 2019, could expose us to a number of risks. Once completed, acquisitions and dispositions may not perform as projected, expense synergies and savings may not materialize as expected and costs associated with the transaction or related transition services may be greater than anticipated. Our financial results could be adversely affected by:

•

potential difficulties achieving projected financial results, including the costs and benefits of integration or deconsolidation, due to macroeconomic, business, demographic, actuarial, regulatory, or political factors;

•	negative reactions to a transaction by policyholders and contract-holders, distributors, suppliers, plan sponsors and advisors and other clients and potential customers;
•	ratings agency warnings or downgrades;
•	unanticipated performance issues;
•	unforeseen liabilities;
•	transaction-related charges;
•	diversion of management time and resources to disposition challenges;
•	loss of key employees or customers, amortization of expenses related to intangibles;
•	inefficiencies as we integrate operations and address differences in cultural, management, information, compliance and financial systems and procedures; and
•	charges for impairment of long-term assets or goodwill and indemnifications.

In addition, factors such as receiving the required governmental or regulatory approvals to close the transaction, delays in implementation or completion of transition activities or a disruption to our ongoing business could negatively impact our results.

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Reorganizing or consolidating the legal entities through which we conduct our business may raise similar risks. The success with which we are able to realize benefits from legal entity reorganizations will also depend on our ability to manage a variety of issues, including regulatory approvals, modification of our operations and changes to our investment portfolios.

Any of these risks, if realized, could prevent us from achieving the benefits we expect or could otherwise have a material adverse effect on our business, results of operations or financial condition.

Item 2.

Properties

The Company’s corporate office facility is comprised of an 886,000 square foot complex located in Greenwood Village, Colorado. The Company owns its corporate office facilities which are occupied by all of the Company’s segments. The Company also leases approximately 432,000 square feet of sales and administrative offices throughout the United States. At December 31, 2018, the Company leased approximately 188,000 square feet of the complex to CIGNA for a lease period expiring on March 31, 2019. Management believes that the Company’s properties are suitable and adequate for its current and anticipated business operations.

Item 3.

Legal Proceedings

From time to time, the Company may be threatened with, or named as a defendant in, lawsuits, arbitrations, and administrative claims. Any such claims that are decided against the Company could harm the Company’s business. The Company is also subject to periodic regulatory audits and inspections which could result in fines or other disciplinary actions. Unfavorable outcomes in such matters may result in a material impact on the Company’s financial position, results of operations, or cash flows.

The Company is defending lawsuits relating to the costs and features of certain retirement or fund products. Management believes the claims are without merit and will defend these actions. Based on the information known, these actions will not have a material adverse effect on the financial position of the Company.

The Company is involved in other various legal proceedings that arise in the ordinary course of its business. In the opinion of management, after consultation with counsel, the likelihood of loss from the resolution of these proceedings is remote and/or the estimated loss is not expected to have a material effect on the Company’s financial position, results of its operations, or cash flows.

Part II

Item 5.

Market for Registrant’s Common Equity and Related Stockholder Matters

5.1   Equity Security Holders and Market Information

There is no established public trading market for the Company’s common equity. GWL&A Financial is the sole shareholder of the Company’s common equity securities.

5.2     Dividends

In the three most recent fiscal years, the Company has paid dividends on its common shares. Dividends paid on the Company’s common stock were $152 million, $145 million, and $126 million during the years ended December 31, 2018, 2017 and 2016, respectively.

Under Colorado law, the Company cannot, without the approval of the Colorado Commissioner of Insurance, pay a dividend if as a result of such payment, the total of that dividend and all dividends paid in the preceding twelve months, would exceed the greater of (i) 10% of the Company’s statutory surplus as regards policyholders as of the preceding year ended December 31; or

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(ii) the Company’s statutory net gain, not including realized capital gains, for the twelve-month period ending the preceding December 31 not including pro rata distributions of the Company’s own securities. Additionally, dividend payments generally will not be allowed if the statutory surplus remaining after the proposed dividend would fall below the minimum RBC that requires regulatory action.

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Item 6.

Selected Financial Data

The following is a summary of selected statutory financial information for the Company. The information should be read in conjunction with and is qualified in its entirety by the information contained in Item 7, “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” and the statutory financial statements and notes thereto appearing in Item 8, “Financial Statements and Supplementary Data.”

The selected statutory financial information for the years ended December 31, 2018, 2017 and 2016, and at December 31, 2018 and 2017, has been derived in part from the Company’s audited statutory financial statements included in Item 8. The selected Statement of Operations data for the years ended December 31, 2015, and 2014, and the selected Statutory Statement of Admitted Assets, Liabilities, Capital and Surplus data at December 31, 2016, 2015, and 2014, have been derived in part from the Company’s statutory financial statements not included elsewhere herein.

	As of and for the Year Ended December 31,
(In millions)	2018	2017	2016	2015	2014

Total income	$7,365	$6,481	$6,801	$7,065	$6,868

Total benefits and expenses	7,047	6,222	6,692	6,821	6,598

Income from continuing operations	318	259	109	244	270

Dividends to policyholders	31	39	46	55	58

Federal income tax (benefit) expense	(18)	51	(39)	(6)	69

Net realized capital gains (losses) less capital gains tax and transfers to interest maintenance reserve	305	169	102	195	143
Net realized capital gains (losses) less capital gains tax and transfers to interest maintenance reserve	10	1	(1)	(8)	(6)

Net income	$315	$170	$101	$187	$137

Dividends declared	$152	$145	$126	$140	$316

Invested assets	$30,035	$28,849	$27,871	$26,399	$25,444

Separate account assets	24,655	28,197	27,495	27,048	28,081

Total assets	55,786	58,010	56,436	54,461	54,523

Total aggregate reserves	27,778	26,860	25,945	24,805	23,848

Separate account liabilities	24,655	28,197	27,495	27,048	28,082

Total liabilities	54,459	56,881	55,383	53,346	53,523

Total capital and surplus	1,327	1,130	1,053	1,115	1,001

Item 7.

Management’s Discussion and Analysis of Financial Condition and Results of Operations

Management’s discussion and analysis of financial condition and results of operations of the Company for the three years ended December 31, 2018, 2017 and 2016, are as follows. This management discussion and analysis should be read in conjunction with the financial data contained in Item 6, “Selected Financial Data,” and in Item 8, “Financial Statements and Supplementary Data.”

Certain statements in this report constitute forward-looking statements. See “Business” in Item 1 of this report for additional factors relating to these statements, and see “Risk Factors” in Item 1A of this report for a discussion of certain risk factors applicable to the business and its financial condition and results of operations.

7.1   Executive Summary

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The Company and its subsidiaries are providers of insurance and other financial service products to individual, corporate, institutional, and government customers. Management considers the ability to continue to expand its presence in the United States defined contribution and institutional insurance markets to be its primary points of focus. The life insurance, savings, and investments marketplace is highly competitive. Competitors include insurance companies, banks, investment advisors, mutual fund companies, and certain service and professional organizations.

The Individual Markets segment distributes life insurance, annuity, and retirement products to both individuals and businesses through various distribution channels. Life insurance products in-force include participating and non-participating term life, whole life, universal life, and variable universal life. The Empower Retirement segment provides various retirement plan products (including IRAs) and investment options, as well as comprehensive administrative and recordkeeping services for financial institutions and employers, which include educational, advisory, enrollment, and communication services to employer-sponsored defined contribution plans and associated defined benefit plans. Defined contribution plans provide for benefits based upon the value of contributions to, and investment returns on, an individual’s account. The Company’s Other reporting segment is substantially comprised of corporate items not directly allocated to the other operating segments and interest expense on long-term debt.

Recent Events

On April 18, 2018, the Securities and Exchange Commission (“SEC”) released its proposal on the best interest standards applicable to brokers and advisors. The Company provided comments to the SEC in August 2018. The Company will monitor any developments or proposed revisions and is preparing to comply with the standards.

The Tax Reconciliation Act, which was signed in December 2017, among other changes, lowered the U.S. corporate federal income tax rate from 35% to 21% effective on January 1, 2018. As a result, net earnings in 2018 reflect net income, tax effected at the lower 21% rate. Other provisions of the tax bill did not have a material effect on year-to-date taxable income in 2018.

During the second quarter of 2018, the Company issued a surplus note totaling $346 million and redeemed a surplus note totaling $333 million. The Company also recognized an increase in the capital and surplus account of $39 million after-tax on an interest rate swap that was hedging the surplus note that was redeemed.

The Company entered into a coinsurance with funds withheld / modified coinsurance agreement with London Life International Reinsurance Corporation (“LLIRC”), an affiliate, to cede portions of its group annuity, whole life, and universal life policies effective December 31, 2016. On January 1, 2018, the Company terminated this 2016 agreement. On December 31, 2018, the Company entered into a modified coinsurance agreement with LLIRC pursuant to which it ceded portions of its group annuity policies. These transactions had large impacts to financial statement lines, but no material impact to statutory net income.

On January 24, 2019, the Company announced that it had entered into an agreement with Protective Life Insurance Company (“Protective”) to sell, via indemnity reinsurance, substantially all of its non-participating individual life insurance and annuity business and group life and health business. The transaction is in its initial stage, and is expected to close in the first half of 2019 subject to regulatory and customary closing conditions. On the closing date of the proposed transaction, the Company will transfer to Protective assets equal to the statutory liabilities being reinsured and will receive a ceding commission (subject to post-closing adjustments) from Protective in consideration of the transferred business. The Company will retain a small block of participating life insurance policies which will be administered by Protective Life following the close of the transaction.

Market Conditions

The S&P 500 index ended 2018 down by 6% as compared to 2017, and 2017 was up by 19% when compared to 2016. The average of the S&P 500 index during the year ended December 31, 2018, was up by 12% when compared to the average for the year ended December 31, 2017, and the average was up by 17% for the year ended December 31, 2017, when compared to the average for the year ended December 31, 2016.

	Year Ended December 31,
S&P 500 Index	2018	2017	2016	2015	2014

Index Close	2,507	2,674	2,239	2,044	2,059

Index Average	2,744	2,448	2,094	2,061	1,931

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Variable asset-based fees earned by the Company fluctuate with changes in participant account balances. Participant account balances change due to cash flow and market gains and losses, which are primarily associated with changes in the United States equities market. Fee income increased by $31 million, or 8%, to $411 million for the year ended December 31, 2018, when compared to 2017. The increase was primarily related to asset-based variable fee income resulting from increased average asset levels driven by sales and higher average equity market levels.

The 10-year U.S. Treasury rate ended 2018 up by 29 basis points as compared to 2017, while 2017 was down by 5 basis points when compared to 2016. The average of the 10-year U.S. Treasury rate during the year ended December 31, 2018 ended up by 58 basis points when compared to the average for the year ended December 31, 2017, and the average was up by 50 basis points for the year ended December 31, 2017, when compared to the average for the year ended December 31, 2016.

	Year Ended December 31,
10-Year Treasury Rate	2018	2017	2016	2015	2014

Close	2.69%	2.40%	2.45%	2.27%	2.17%

Average	2.91%	2.33%	1.83%	2.14%	2.54%

7.2  Summary of Critical Accounting Judgments and Estimates

The Company prepares its statutory financial statements in conformity with accounting practices prescribed or permitted by the Division. The Division requires that insurance companies domiciled in the State of Colorado prepare their statutory financial statements in accordance with the National Association of Insurance Commissioners Accounting Practices and Procedures Manual (“NAIC SAP”), subject to any deviations prescribed or permitted by the State of Colorado Insurance Commissioner.

The only permitted deviation that impacts the Company allows the Company to account for certain separate account products at book value instead of fair value. The Division has not permitted the Company to adopt any other accounting practices that have an impact on the Company’s statutory financial statements as compared to NAIC SAP or the Division’s prescribed accounting practices. There is no impact to either capital and surplus or net income as a result of the prescribed accounting practice.

The Company has identified the following accounting policies, judgments, and estimates as critical in that they involve a higher degree of judgment and are subject to a significant degree of variability:

•	Valuation of investments;
•	Impairment of investments;
•	Valuation of derivatives and related hedge accounting;
•	Valuation of policy benefits and;
•	Valuation of deferred taxes;

Valuation of investments

The Company’s investments are in bonds, mortgage loans, real estate, contract loans, and other investments. The Company’s investments are exposed to three primary sources of risk: credit, interest rate, and market valuation. The financial statement risks, stemming from such investment risks, are those associated with the determination of fair values.

The fair values for bonds are generally based upon evaluated prices from independent pricing services. In cases where these prices are not readily available, fair values are estimated by the Company. To determine estimated fair value for these instruments, the Company generally utilizes discounted cash flow models with market observable pricing inputs such as spreads, average life, and credit quality. Fair value estimates are made at a specific point in time, based on available market information and judgments about financial instruments, including estimates of the timing and amounts of expected future cash flows and the credit standing of the issuer or counterparty. The use of different market assumptions and/or estimation methodologies may have a material effect on the estimated fair value amounts of the Company’s financial instruments.

Impairment of investments

The Company evaluates its general account investments on a quarterly basis to determine whether there has been an other-than-temporary decline in fair value below the amortized cost basis. Assumptions and estimates about the issuer’s operations and ability to generate future cash flows are inherent in management’s evaluation of investments for other- than-temporary impairments (“OTTI”). The assessment of whether an OTTI has occurred is based upon management’s case-by-case evaluation of the underlying reasons for the decline in fair value of each individual security. An OTTI is recorded (a) if it is probable that

22

the Company will be unable to collect all amounts due according to the contractual terms in effect at the date of acquisition, (b) if the Company has the intent to sell the investment or (c) for non-interest related declines in value and where the Company does not have the intent and ability at the reporting date, to hold the bond until its recovery. Management considers a wide range of factors regarding the security issuer and uses its best judgment in evaluating the cause of the decline in its estimated fair value and in assessing the prospects for near-term recovery. While all available information is taken into account, it is difficult to predict the ultimate recoverable amount from a distressed or impaired security. The evaluation of impairments is a quantitative and qualitative process, which is subject to risks and uncertainties and is intended to determine whether declines in the fair value of investments should be recognized in current period earnings. The risks and uncertainties include changes in general economic conditions, the issuer’s financial condition or near term recovery prospects, the effects of changes in interest rates or credit spreads, and the recovery period.

If an OTTI has occurred on loan-backed and structured securities, the impairment amount is bifurcated into two components: the amount related to the non-interest loss and the amount attributed to other factors. The calculation of expected cash flows utilized during the impairment evaluation and bifurcation process is determined using judgment and the best information available to the Company including default rates, credit ratings, collateral characteristics, and current levels of subordination.

The determination of the calculation and the adequacy of the mortgage allowance for credit loss and mortgage impairments (when management deems it probable that the Company will be unable to collect all amounts due according to the contractual terms of the loan agreement) involve judgments that incorporate qualitative and quantitative Company and industry mortgage performance data. Management’s periodic evaluation and assessment of the adequacy of the mortgage provision allowance and the need for mortgage impairments is based on known and inherent risks in the portfolio, adverse situations that may affect the borrower’s ability to repay, the fair value of the underlying collateral, composition of the loan portfolio, current economic conditions, loss experience, and other relevant factors.

Valuation of derivatives and related hedge accounting

Derivatives that qualify for hedge accounting treatment are valued using the valuation method (either amortized cost or fair value) consistent with the underlying hedged asset or liability. Derivatives where hedge accounting is either not elected or that are not eligible for hedge accounting are stated at fair value; changes in fair values are recognized in unassigned surplus in the period of change.

The fair value of derivatives is determined by quoted market prices or through the use of pricing models. The determination of fair value, when quoted market values are not available, is based on valuation methodologies and assumptions deemed appropriate under the circumstances. Values can be affected by changes in interest rates, foreign currency exchange rates, financial indices, credit spreads, market volatility, and liquidity. Judgment is applied in determining the availability and application of hedge accounting designations and the appropriate accounting treatment under accounting guidance. If it were determined that hedge accounting designations were not appropriately applied, reported capital and surplus could be materially affected. Differences in judgment as to the availability and application of hedge accounting designations and the appropriate accounting treatment may result in a differing impact on the financial statements of the Company from that previously reported. Assessments of hedge effectiveness and measurements of ineffectiveness of hedging relationships are also subject to interpretations and estimations and different interpretations or estimates may have a material effect on the amount reported in capital and surplus.

Policy reserves

Life insurance and annuity policy reserves with life contingencies are computed on the basis of statutory mortality and interest requirements and without consideration for withdrawals. Annuity contract reserves without life contingencies are computed on the basis of statutory interest requirements

Policy reserves for life insurance are valued in accordance with the provision of applicable statutory regulations. Life insurance reserves are determined principally using the Commissioner’s Reserve Valuation Method, using the statutory mortality and interest requirements, without consideration for withdrawals. Some policies contain a surrender value in excess of the reserve as legally computed. This excess is calculated and recorded on a policy-by-policy basis.

Premium stabilization reserves are calculated for certain policies to reflect the Company’s estimate of experience refunds and interest accumulations on these policies. The reserves are invested by the Company. The income earned on these investments is accumulated in this reserve and is used to mitigate future premium rate increases for such policies.

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Policy reserves ceded to other insurance companies are recorded as a reduction of the reserve liabilities. The cost of reinsurance related to long-duration contracts is accounted for over the life of the underlying reinsured policies using assumptions consistent with those used to account for the underlying policies.

Policy and contract claims include provisions for reported life and health claims in process of settlement, valued in accordance with the terms of the related policies and contracts, as well as provisions for claims incurred but not reported based primarily on prior experience of the Company. As such, amounts are estimates, and the ultimate liability may differ from the amount recorded. Any changes in estimates will be reflected in the results of operations when additional information becomes known.

The liabilities for health claim reserves are determined using historical run-out rates, expected loss ratios and statistical analysis. The Company provides for significant claim volatility in areas where experience has fluctuated. The liabilities represent estimates of the ultimate net cost of all reported and unreported claims which are unpaid at year-end. Those estimates are subject to considerable variability in claim severity and frequency. The estimates are continually reviewed and adjusted as necessary as experience develops or new information becomes known; such adjustments are included in current operations.

Valuation of deferred taxes

A net deferred tax asset is included in the Statutory Statements of Admitted Assets, Liabilities, Capital and Surplus which is recorded using the asset and liability method in which deferred tax assets and liabilities are recorded for expected future tax consequences of events that have been recognized in either the Company’s statutory financial statements or tax returns. Deferred income tax assets are subject to admissibility limitations prescribed by statutory accounting principles which include estimates of future tax events. The change in deferred income taxes is treated as a component of the change in unassigned funds.

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7.3   Company Results of Operations

Year ended December 31, 2018, compared with the year ended December 31, 2017

The following is a summary of certain financial data of the Company:

	Year Ended December 31,		Increase	Percentage
Statement of Operations data (In millions)	2018	2017	(decrease)	change

Premium income and annuity consideration	$7,593	$5,271	$2,322	44%

Net investment income	1,307	1,267	40	3%

Fee and miscellaneous income	411	380	31	8%

Reserve adjustment on reinsurance ceded	(1,976)	(490)	(1,486)	(303)%

Other	30	53	(23)	(43)%

Total income	7,365	6,481	884	14%

Policyholder benefits	6,587	5,566	1,021	18%

Increase in aggregate reserves for life and accident health policies and contracts	918	916	2	— %

Other insurance benefits, expenses and commissions	686	724	(38)	(5)%

Net transfers from separate accounts	(1,112)	(945)	(167)	(18)%

Total benefits and expenses	7,079	6,261	818	13%

Net gain from operations after dividends to policyholders and before federal income taxes and net realized capital gains	286	220	66	30%

Federal income tax (benefit) expense	(18)	51	(69)	(135)%

Net gain from operations before net realized capital gains	304	169	135	80%

Net realized capital gains less capital gains tax and transfers to interest maintenance reserve	11	1	10	1,000%

Statutory net income	$315	$170	$145	85%

The Company’s statutory net income increased by $145 million, or 85%, to $315 million. The increase was primarily due to higher net investment income, higher fee income, lower operating expenses and lower income taxes.

Premium income and annuity consideration increased by $2,322 million, or 44%, to $7,593 million due to the LLIRC reinsurance transactions previously discussed. Excluding the LLIRC reinsurance transactions, premiums increased $217 million, or 4%, due to increased sales.

Net investment income increased by $40 million, or 3%, to $1,307 million primarily as a result of higher dividends received from subsidiaries and higher average invested assets.

Fee income increased by $31 million, or 8%, to $411 million primarily related to an increase in asset-based variable fee income resulting from increased average asset levels, which were driven by sales and higher average equity market levels.

The reserve adjustment against income on reinsurance ceded increased by $1,486 million, or 303%, to $1,976 million primarily due to the LLIRC reinsurance transactions.

Policyholder benefits increased by $1,021 million, or 18%, to $6,587 million. Excluding the LLIRC reinsurance transactions, policyholder benefits increased $785 million, or 14%, primarily due to an increase in general account and separate account surrenders.

Other insurance benefits, expenses and commissions decreased by $38 million, or 5%, to $686 million. Excluding the LLIRC reinsurance transactions, other insurance benefits, expenses and commissions decreased by $20 million, or 3%, primarily due to expense management and the completion of integration activities in 2017.

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Net transfers from separate accounts changed by $167 million, or 18% to $1,112 million primarily due to higher separate account surrenders in 2018.

Federal tax expense changed to a benefit of $18 million in 2018 compared to an expense of $51 million in 2017 primarily due to the utilization of tax credits and a lower tax rate.

Year ended December 31, 2017, compared with the year ended December 31, 2016

The following is a summary of certain financial data of the Company:

	Year Ended December 31,		Increase	Percentage
Statement of Operations data (In millions)	2017	2016	(decrease)	change

Premium income and annuity consideration	$5,271	$(398)	$5,669	1,424%

Net investment income	1,267	1,236	31	3%

Fee and miscellaneous income	380	306	74	24%

Reserve adjustment on reinsurance ceded	(490)	5,628	(6,118)	(109)%

Other	53	29	24	83%

Total income	6,481	6,801	(320)	(5)%

Policyholder benefits	5,566	4,971	595	12%

Increase in aggregate reserves for life and accident health policies and contracts	916	1,140	(224)	(20)%

Other insurance benefits, expenses and commissions	724	727	(3)	— %

Net transfers from separate accounts	(945)	(101)	(844)	(836)%

Total benefits and expenses	6,261	6,737	(476)	(7)%

Net gain from operations after dividends to policyholders and before federal income taxes and net realized capital gains	220	64	156	244%

Federal income tax expense (benefit)	51	(38)	89	234%

Net gain from operations before net realized capital gains	169	102	67	66%

Net realized capital gains (losses) less capital gains tax and transfers to interest maintenance reserve	1	(1)	2	200%

Statutory net income	$170	$101	$69	68%

The Company’s statutory net income increased by $69 million, or 68%, to $170 million. The increase was primarily due to higher net investment income, higher fee income, and lower operating expenses, partially offset by higher income taxes.

Premium income and annuity consideration increased by $5,669 million, or 1,424%, to $5,271 million primarily due to the LLIRC reinsurance transactions previously discussed. Excluding the LLIRC reinsurance transactions, premium incomes and annuity consideration decreased $772 million, or 13%, due to a decrease in general account and separate account premiums.

Net investment income increased $31 million, or 3%, to $1,267 million primarily as a result of higher average invested assets partially offset by lower yields.

Fee income increased $74 million, or 24%, to $380 million primarily related to an increase in asset-based variable fee income resulting from increased average asset levels, which were driven by sales and higher average equity market levels.

Reserve adjustment on reinsurance ceded decreased by $6,118 million, or 109%, to $(490) million primarily due to the LLIRC reinsurance transactions.

Policyholder benefits increased by $595 million, or 12%, to $5,566 million. Excluding the LLIRC reinsurance transactions, policyholder benefits increased $831 million, or 17%, primarily due to an increase in general account and separate account surrenders.

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Net transfers from separate accounts changed by $844 million, or 836%, to $945 million due to lower separate account sales in 2017.

Other insurance benefits, expenses and commissions decreased by $3 million to $724 million. Excluding the LLIRC reinsurance transactions, other insurance benefits, expenses and commissions decreased by $21 million, or 3%, primarily due to a $39 million decrease in operating expenses due to expense management and the completion of integration activities in 2017. This was partially offset by an $18 million increase in commissions due to higher commission-based sales.

Federal tax expense changed to an expense of $51 million in 2017 compared to a benefit of $38 million in 2016 primarily due to an increase in gain from operations before federal income tax.

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7.4   Individual Markets Segment Results of Operations

Year ended December 31, 2018, compared with the year ended December 31, 2017

The following is a summary of certain financial data of the Individual Markets segment:

	Year Ended December 31,		Increase	Percentage
Statement of Operations data (In millions)	2018	2017	(decrease)	change

Premium income and annuity consideration	$5,662	$1,610	$4,052	252%

Net investment income	754	749	5	1%

Fee and miscellaneous income	128	112	16	14%

Reserve adjustment on reinsurance ceded	(3,987)	(340)	(3,647)	(1,073)%

Other	32	34	(2)	(6)%

Total income	2,589	2,165	424	20%

Policyholder benefits	941	781	160	20%

Increase in aggregate reserves for life and accident health policies and contracts	484	582	(98)	(17)%

Other insurance benefits, expenses and commissions	191	207	(16)	(8)%

Net transfers from separate accounts	819	449	370	82%

Total benefits and expenses	2,435	2,019	416	21%

Net gain from operations after dividends to policyholders and before federal income taxes and net realized capital gains	154	146	8	5%

Federal income tax expense	—	49	(49)	(100)%

Net gain from operations before net realized capital gains	154	97	57	59%

Net realized capital gains (losses) less capital gains tax and transfers to interest maintenance reserve	6	1	5	500%

Statutory net income	$160	$98	$62	63%

Statutory net income for the Individual Markets segment increased by $62 million, or 63%, to $160 million. The increase was primarily due to higher net investment income, higher fee income, lower operating expenses and lower income tax expenses, partially offset by higher policyholder benefits.

Premium income and annuity consideration increased by $4,052 million, or 252%, to $5,662 million primarily due to the LLIRC reinsurance transactions previously discussed. Excluding the LLIRC reinsurance transactions, premiums increased by $7 million.

Net investment income increased by $5 million, or 1%, to $754 million primarily as a result of higher average invested assets.

Fee income increased by $16 million, or 14%, to $128 million primarily related to an increase in asset-based variable fee income resulting from increased average asset levels, which were driven by sales and higher average equity market levels

The reserve adjustment on reinsurance ceded increased by $3,647 million, or 1,073%, to $3,987 million primarily due to the LLIRC reinsurance transactions.

Policyholder benefits increased by $160 million, or 20%, to $941 million. Excluding the LLIRC reinsurance transactions, policyholder benefits increased by $48 million, or 6% due to unfavorable mortality experience.

Net transfers from separate accounts increased by $370 million, or 82%, to $819 million primarily due to lower separate account surrenders in 2018.

Federal tax expense decreased by $49 million, or 100%, to $0 primarily due to the utilization of tax credits and a lower tax rate.

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Year ended December 31, 2017, compared with the year ended December 31, 2016

The following is a summary of certain financial data of the Individual Markets segment:

	Year Ended December 31,		Increase	Percentage
Statement of Operations data (In millions)	2017	2016	(decrease)	change

Premium income and annuity consideration	$1,610	$(2,656)	$4,266	161%

Net investment income	749	732	17	2%

Fee and miscellaneous income	112	95	17	18%

Reserve adjustment on reinsurance ceded	(340)	3,380	(3,720)	(110)%

Other	34	26	8	31%

Total income	2,165	1,577	588	37%

Policyholder benefits	781	831	(50)	(6)%

Increase in aggregate reserves for life and accident health policies and contracts	582	117	465	397%

Other insurance benefits, expenses and commissions	207	175	32	18%

Net transfers from separate accounts	449	358	91	25%

Total benefits and expenses	2,019	1,481	538	36%

Net gain from operations after dividends to policyholders and before federal income taxes and net realized capital gains	146	96	50	52%

Federal income tax expense	49	21	28	133%

Net gain from operations before net realized capital gains	97	75	22	29%

Net realized capital gains (losses) less capital gains tax and transfers to interest maintenance reserve	1	(1)	2	200%

Statutory net income	$98	$74	$24	32%

Statutory net income for the Individual Markets segment increased by $24 million, or 32%, to $98 million. The increase was primarily due to higher premium income and annuity consideration, net investment income and fee income.

Premium income and annuity consideration increased by $4,266 million, or 161%, to $1,610 million primarily due to the LLIRC reinsurance transactions previously discussed. Excluding the LLIRC reinsurance transactions, premiums increased $154 million, or 11%, primarily due to increased annuity sales.

Net investment income increased $17 million, or 2%, to $749 million primarily as a result of higher average invested assets partially offset by lower yields.

Fee income increased $17 million, or 18%, to $112 million primarily related to an increase in asset-based variable fee income resulting from increased average asset levels, which were driven by sales and higher average equity market levels.

Reserve adjustment on reinsurance ceded decreased by $3,720 million, or 110%, to $(340) million primarily due to the LLIRC reinsurance transactions.

Increase in aggregate reserves for life and accident health policies and contracts changed by $465 million, or 397%, to $582 million primarily due to the LLIRC reinsurance transactions. Excluding the LLIRC reinsurance transactions, increase in aggregate reserves increased $106 million, or 22%, primarily due to increased premiums.

Other insurance benefits, expenses and commissions increased by $32 million, or 18%, to $207 million. Excluding the LLIRC reinsurance transactions, other insurance benefits, expenses and commissions increased by $16 million, or 9%, primarily due to an $11 million increase in commissions due to higher sales.

Net transfers from separate accounts increased by $91 million, or 25%, to $449 million primarily due to higher separate account premiums in 2017.

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7.5   Empower Retirement Segment Results of Operations

Year ended December 31, 2018, compared with the year ended December 31, 2017

The following is a summary of certain financial data of the Empower Retirement segment:

	Year Ended December 31,		Increase	Percentage
Statement of Operations data (In millions)	2018	2017	(decrease)	change

Premium income and annuity consideration	$1,931	$3,661	$(1,730)	(47)%

Net investment income	537	513	24	5%

Fee and miscellaneous income	272	257	15	6%

Reserve adjustment on reinsurance ceded	2,011	(150)	2,161	1,441%

Other	(2)	19	(21)	(111)%

Total income	4,749	4,300	449	10%

Policyholder benefits	5,646	4,785	861	18%

Increase in aggregate reserves for life and accident health policies and contracts	434	334	100	30%

Other insurance benefits, expenses and commissions	475	477	(2)	— %

Net transfers from separate accounts	(1,931)	(1,393)	(538)	(39)%

Total benefits and expenses	4,624	4,203	421	10%

Net gain from operations after dividends to policyholders and before federal income taxes and net realized capital gains	125	97	28	29%

Federal income tax (benefit) expense	(23)	14	(37)	(264)%

Net gain from operations before net realized capital gains	148	83	65	78%

Net realized capital gains (losses) less capital gains tax and transfers to interest maintenance reserve	5	—	5	100%

Statutory net income	$153	$83	$70	84%

Statutory net income for the Empower Retirement segment increased by $70 million, or 84%, to $153 million. The increase was primarily due to higher fee income and lower income taxes.

Premium income and annuity consideration decreased by $1,730 million, or 47% to $1,931 million primarily due to the reinsurance with LLIRC previously mentioned. Excluding the LLIRC reinsurance transactions, premium income increased $219 million, or 6%, due to increased general account sales.

Net investment income increased $24 million, or 5%, to $537 million primarily as a result of higher dividends received from subsidiaries and higher average invested assets.

Fee income increased $15 million, or 6%, to $272 million primarily related to an increase in asset-based variable fee income resulting from increased average asset levels, which were driven by sales and higher average equity market levels

Reserve adjustment on reinsurance ceded increased by $2,161 million, or 1,441%, to $2,011 million primarily due to the LLIRC reinsurance transactions.

Policyholder benefits increased by $861 million, or 18%, to $5,646 million. Excluding the LLIRC reinsurance transactions, policyholder benefits increased $737 million, or 15%, primarily due to an increase in general account and separate account surrenders.

Net transfers from separate accounts changed by $538 million, or 39% to $1,931 million due to higher separate account surrenders.

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Federal tax expense changed to a benefit of $23 million in 2018 compared to an expense of $14 million in 2017 primarily due to the utilization of tax credits and a lower tax rate.

Year ended December 31, 2017, compared with the year ended December 31, 2016

The following is a summary of certain financial data of the Empower Retirement segment:

	Year Ended December 31,		Increase	Percentage
Statement of Operations data (In millions)	2017	2016	(decrease)	change

Premium income and annuity consideration	$3,661	$2,258	$1,403	62%

Net investment income	513	509	4	1%

Fee and miscellaneous income	257	201	56	28%

Reserve adjustment on reinsurance ceded	(150)	2,248	(2,398)	(107)%

Other	19	3	16	533%

Total income	4,300	5,219	(919)	(18)%

Policyholder benefits	4,785	4,140	645	16%

Increase in aggregate reserves for life and accident health policies and contracts	334	1,023	(689)	(67)%

Other insurance benefits, expenses and commissions	477	534	(57)	(11)%

Net transfers from separate accounts	(1,393)	(459)	(934)	(203)%

Total benefits and expenses	4,203	5,238	(1,035)	(20)%

Net gain (loss) from operations after dividends to policyholders and before federal income taxes and net realized capital gains	97	(19)	116	611%

Federal income tax expense (benefit)	14	(51)	65	127%

Statutory net income	$83	$32	$51	159%

Statutory net income for the Empower Retirement segment increased by $51 million, or 159%, to $83 million. The increase was primarily due to higher fee income and lower operating expenses, partially offset by higher income taxes.

Premium income and annuity consideration increased by $1,403 million, or 62%, to $3,661 million primarily due to the reinsurance with LLIRC previously mentioned. Excluding LLIRC reinsurance transactions, premium income and annuity consideration decreased $926 million, or 20%, due to a decrease in general account and separate account premiums.

Fee income increased $56 million, or 28%, to $257 million primarily related to an increase in asset-based variable fee income resulting from increased average asset levels, which were driven by sales and higher average equity market levels

Reserve adjustment on reinsurance ceded decreased by $2,398 million, or 107%, to $(150) million primarily due to the LLIRC reinsurance transactions.

Policyholder benefits increased by $645 million, or 16%, to $4,785 million. Excluding the LLIRC reinsurance transactions, policyholder benefits increased $769 million, or 19%, primarily due to an increase in general account and separate account surrender benefits.

Aggregate reserves for life and accident health policies and contracts decreased by $689 million, or 67%, to $334 million. Excluding the LLIRC reinsurance transactions, aggregate reserves decreased $761 million, or 69%, primarily due to lower premiums and higher policyholder benefits.

Other insurance benefits, expenses and commissions decreased by $57 million, 11%, to $477 million. Excluding the LLIRC reinsurance transactions, other insurance benefits, expenses and commissions decreased by $59 million, or 11%, primarily due to a decrease in operating expenses related to expense management and the completion of integration activities in 2017.

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Net transfers from separate accounts changed by $934 million, or 203%, to $1,393 million due to lower separate account premiums.

Federal tax expense changed to an expense of $14 million in 2017 compared to a benefit of $51 million in 2016 primarily due to an increase in gain from operations before federal income tax.

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7.6 Other Segment Results of Operations

Year ended December 31, 2018, compared with the year ended December 31, 2017

The following is a summary of certain financial data of the Other segment:

	Year Ended December 31,		Increase	Percentage
Statement of Operations data (In millions)	2018	2017	(decrease)	change

Net investment income	$16	$5	$11	220%

Fee and miscellaneous income	11	11	—	— %

Total income	27	16	11	69%

Other expenses and commissions	20	39	(19)	(49)%

Total benefits and expenses	20	39	(19)	(49)%

Net gain (loss) from operations after dividends to policyholders and before federal income taxes and net realized capital gains	7	(23)	30	130%

Federal income tax expense (benefit)	5	(12)	17	142%

Statutory net income (loss)	$2	$(11)	$13	118%

Statutory net income (loss) for the Other segment increased by $13 million, from a loss of $11 million to a gain of $2 million in 2018. The increase was primarily due to an increase in net investment income related to a one-time interest rate swap gain and a decrease in operating expense with the completion of integration activities in 2017. This was partially offset by an increase in federal income tax expenses primarily due to taxes on the one-time interest rate swap gain.

Year ended December 31, 2017, compared with the year ended December 31, 2016

The following is a summary of certain financial data of the Other segment:

	Year Ended December 31,		Increase	Percentage
Statement of Operations data (In millions)	2017	2016	(decrease)	change

Net investment income (loss)	$5	$(5)	$10	200%

Fee and miscellaneous income	11	10	1	10%

Total income	16	5	11	220%

Other expenses and commissions	39	18	21	117%

Total benefits and expenses	39	18	21	117%

Net loss from operations after dividends to policyholders and before federal income taxes and net realized capital gains	(23)	(13)	(10)	(77)%

Federal income tax benefit	(12)	(7)	(5)	(71)%

Statutory net loss	$(11)	$(6)	$(5)	(83)%

Statutory net loss for the Other segment increased by $5 million from a loss of $6 million in 2016 to a loss of $11 million in 2017. The increase is primarily due to higher operating expenses with the integration activities in 2017.

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7.7   Investment Operations

The Company’s primary investment objective is to acquire assets with duration and cash flow characteristics reflective of its liabilities, while meeting industry, size, issuer, and geographic diversification standards. Formal liquidity and credit quality parameters have also been established.

The Company follows rigorous procedures to control interest rate risk and observes strict asset and liability matching guidelines. These guidelines ensure that even under changing market conditions, the Company’s assets should meet the cash flow and income requirements of its liabilities. Using dynamic modeling to analyze the effects of a range of possible market changes upon investments and policyholder benefits, the Company works to ensure that its investment portfolio is appropriately structured to fulfill financial obligations to its policyholders.

The following table presents the percentage distribution of the carrying values of the Company’s general account investment portfolio.

	December 31,
(In millions)	2018		2017

Bonds	$20,654	68.7%	$19,945	69.1%

Common stock	132	0.5%	108	0.4%

Mortgage loans	4,207	14.0%	3,871	13.4%

Real estate	38	0.1%	38	0.2%

Contract loans	4,123	13.7%	4,079	14.1%

Cash, cash equivalents and short-term investments	229	0.8%	242	0.8%

Securities lending collateral assets	45	0.2%	—	—%

Other invested assets	607	2.0%	566	2.0%

Total cash and invested assets	$30,035	100.0%	$28,849	100.0%

Bonds

Bonds include public and privately placed corporate bonds, government bonds, and mortgage-backed and asset-backed securities. Included in bonds are perpetual debt investments which primarily consist of junior subordinated debt instruments that have no stated maturity date but pay fixed or floating interest in perpetuity. The Company’s strategy related to mortgage-backed and asset-backed securities is to focus on those investments with low prepayment risk and minimal credit risk.

Private placement investments are generally less marketable than publicly traded assets, yet they typically offer enhanced covenant protection that allows the Company, if necessary, to take appropriate action to protect its investment. The Company believes that the cost of the additional monitoring and analysis required by private placement investments is more than offset by their enhanced yield.

One of the Company’s primary objectives is to ensure that its bond portfolio is maintained at a high average credit quality to limit credit risk. All securities are internally rated by the Company on a basis intended to be similar to that of independent external rating agencies.

The percentage distribution of the book adjusted carrying value of the Company’s short-term and long-term bond portfolios by NAIC designation is summarized as follows:

	December 31,
NAIC Designations	2018	2017

NAIC 1	65.4%	68.0%

NAIC 2	33.4%	30.5%

NAIC 3 through 6	1.2%	1.5%

Total	100.0%	100.0%

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The percentage distribution of the book adjusted carrying value of the industrial and miscellaneous category of short-term and long-term bond portfolios, calculated as a percentage of total bonds, is summarized as follows:

	December 31,
Sector	2018	2017

Finance	18.5%	17.1%

Utility	15.1%	17.1%

Consumer	9.5%	9.9%

Natural resources	5.9%	5.0%

Transportation	3.0%	2.8%

Other	10.3%	11.0%

Mortgage Loans

The Company’s mortgage loans are comprised primarily of domestic commercial collateralized loans. The mortgage loan portfolio is diversified with regard to geographical markets and commercial mortgage property types. The Company originates, directly or through correspondents, mortgages with the intent to hold to maturity. The Company’s portfolio includes loans which are fully amortizing, amortizing with a balloon balance at maturity, interest only to maturity, and interest only for a number of years followed by an amortizing period.

Derivatives

The Company uses certain derivatives, such as futures, swaps, forwards, and interest rate swaptions, for purposes of managing the interest rate, foreign currency exchange rate, and equity market risks impacting the Company’s business. These derivatives, when taken alone, may subject the Company to varying degrees of market and credit risk; however, since used for hedging purposes, these instruments are intended to reduce risk. Derivatives that qualify for hedge accounting treatment are valued using the valuation method (either amortized cost or fair value) consistent with the underlying hedged asset or liability. At inception of a derivative transaction, the hedge relationship and risk management objective is documented and the designation of the derivative is determined based on specific criteria of the transaction. Derivatives where hedge accounting is either not elected or that are not eligible for hedge accounting are stated at fair value with changes in fair value recognized in unassigned surplus in the period of change. Investment gains and losses generally result from the termination of derivative contracts prior to expiration and are generally recognized in net income and may be subject to IMR. For derivative instruments where hedge accounting is either not elected or the transactions are not eligible for hedge accounting, changes in interest rates, foreign currencies, or equity markets may generate derivative gains or losses which may cause the Company to experience volatility in capital and surplus. The Company controls the credit risk of its over-the-counter derivative contracts through credit approvals, limits, monitoring procedures, and in most cases, requiring collateral. Risk of loss is generally limited to the portion of the fair value of derivative instruments that exceeds the value of the collateral held and not to the notional or contractual amounts of the derivatives.

Investment Yield

Net investment income includes interest income, dividends, the amortization of premiums, discounts and origination fees.

To analyze investment performance, the Company excludes net investment income related to derivative instruments in order to assess underlying profitability and results from ongoing operations. Net investment income performance is summarized as follows:

(In millions)	Year Ended December 31,
	2018	2017	2016

Net investment income	$1,307	$1,267	$1,236

Less:

Net investment income from derivative instruments	16	16	10

Net investment income excluding derivative investments	$1,291	$1,251	$1,226

Average invested assets, at amortized cost	29,252	28,433	27,432

Yield on average invested assets	4.41%	4.40%	4.47%

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The yield on average invested assets increased in 2018 when compared to 2017. The yield on average invested assets decreased in 2017 when compared to 2016.

7.8  Liquidity and Capital Resources

Liquidity refers to a company’s ability to generate sufficient cash flows to meet the short-term needs of its operations. The Company manages its operations to create stable, reliable, and cost-effective sources of cash flows to meet all of its obligations.

The principal sources of the Company’s liquidity are premiums and contract deposits, fees, investment income, and investment maturities and sales. Funds provided from these sources are reasonably predictable and normally exceed liquidity requirements for payment of policy benefits, payments to policy and contractholders in connection with surrenders and withdrawals, and general expenses. However, since the timing of available funds cannot always be matched precisely to commitments, imbalances may arise when demands for funds exceed those on hand. A primary liquidity concern regarding cash flows from operations is the risk of early policyholder and contractholder withdrawals. A primary liquidity concern regarding investment activity is the risk of defaults and market volatility.

In addition, a demand for funds may arise as a result of the Company taking advantage of current investment opportunities. The sources of the funds that may be required in such situations include the issuance of commercial paper or other debt instruments.

Management believes that the liquidity profile of its assets is sufficient to satisfy the short-term liquidity requirements of reasonably foreseeable scenarios.

Generally, the Company has met its operating requirements by utilizing cash flows from operations and maintaining appropriate levels of liquidity in its investment portfolio. Liquidity for the Company has remained strong, as evidenced by the amounts of short-term investments and cash and cash equivalents that totaled $229 million and $242 million as of December 31, 2018, and 2017, respectively. In addition, 99% of the bond portfolio carried an investment grade rating at December 31, 2018, and 2017, which provides significant liquidity to the Company’s overall investment portfolio.

The Company continues to be well capitalized with sufficient borrowing capacity. Additionally, the Company anticipates that cash on hand and expected net cash generated by operating activities will exceed the forecasted needs of the business over the next 12 months. The Company’s financial strength provides the capacity and flexibility to enable it to raise funds in the capital markets through the issuance of commercial paper. The Company had $99 million and $100 million of commercial paper outstanding as of December 31, 2018, and 2017, respectively. The commercial paper has been given a rating of A-1+ by Standard & Poor’s Ratings Services and a rating of P-1 by Moody’s Investors Service, each being the highest rating available. The Company’s issuance of commercial paper is not used to fund daily operations and does not have a significant impact on the Company’s liquidity.

The Company also has available a revolving credit facility agreement with U.S. Bank, which expires on March 1, 2023, in the amount of $50 million for general corporate purposes. The Company had no borrowings under this credit facility as of or during the year ended December 31, 2018. The Company does not anticipate the need for borrowings under this facility and the loss of its availability would not significantly impact its liquidity.

Capital resources provide protection for policyholders and financial strength to support the underwriting of insurance risks and allow for continued business growth. The amount of capital resources that may be needed is determined by the Company’s senior management and Board of Directors, as well as by regulatory requirements. The allocation of resources to new long-term business commitments is designed to achieve an attractive return, tempered by considerations of risk and the need to support the Company’s existing business.

Risk-based capital (“RBC”) is a regulatory tool for measuring the minimum amount of capital appropriate for a life, accident and health organization to support its overall business operations in consideration of its size and risk profile. The Division requires the Company to maintain minimum capital and surplus equal to the company action level as calculated in the RBC model. The Company exceeds the required amount.

7.9  Off-Balance Sheet Arrangements

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The Company makes commitments to fund partnership interests, mortgage loans, and other investments in the normal course of its business. The amounts of these unfunded commitments at December 31, 2018 and 2017 were $136 million and $313 million, respectively. The precise timing of the fulfillment of the commitment cannot be predicted; however, all $136 million of the December 31, 2018 balance, and $312 million of the December 31, 2017 balance may be required to be paid within one year of the dates indicated. The remaining $1 million of the December 31, 2017 balance is due within one to three years. There are no other obligations or liabilities arising from such arrangements that are reasonably likely to become material.

The Company participates in a short-term reverse repurchase program for the purpose of enhancing the total return on its investment portfolio. This type of transaction involves the purchase of securities with a simultaneous agreement to sell similar securities at a future date at an agreed-upon price. In exchange, the counterparty financial institutions put non-cash collateral on deposit with a third-party custodian on behalf of the Company. The amount of securities purchased in connection with these transactions was $11 million and $23 million at December 31, 2018 and 2017, respectively. Non-cash collateral on deposit with the third-party custodian on the Company’s behalf was $11 million and $24 million at December 31, 2018 and 2017, respectively, which cannot be sold or re-pledged and which has not been recorded on the Statement of Admitted Assets, Liabilities, Capital and Surplus. Collateral related to the reverse repurchase agreements generally consists of U.S. government or U.S. government agency securities.

The Company, as lessee, has entered into various lease and sublease agreements primarily for the rental of office space.

The Company maintains a corporate credit facility agreement in the amount of $50 million for general corporate purposes. The Company had no borrowings under the credit facility either at or during the years ended December 31, 2018 and 2017.

In addition, the Company has other letters of credit with a total amount of $9 million, renewable annually for an indefinite period of time.

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7.10   Contractual Obligations

The following table summarizes the Company’s major contractual obligations at December 31, 2018:

	Payment due by period

	Less than	One to	Three to	More than

(in thousands)	one year	three years	five years	five years	Total
Aggregate reserves (1)	$3,169,559	$5,487,644	$4,575,744	$46,864,153	$60,097,100

Policy and contract claims (2)	183,749	45,798	35,087	123,460	388,094

Provision for policyholder dividends (3)	31,184	—	—	—	31,184

Related party long-term debt - principal (4)	—	—	—	553,219	553,219

Related party long-term debt - interest (5)	30,335	60,670	60,670	557,094	708,769

Commercial paper (6)	98,859	—	—	—	98,859

Payable under securities lending agreements (7)	45,102	—	—	—	45,102

Investment purchase obligations (8)	136,396	—	—	—	136,396

Operating leases (9)	9,929	11,561	2,272	11,743	35,505

Other liabilities (10)	31,334	58,469	65,514	16,204	171,521

Total	$3,736,447	$5,664,142	$4,739,287	$48,125,873	$62,265,749

(1),(2)   Aggregate reserves, and policy and contract claims - The Company has estimated payments to be made to policy and contract holders for future policy benefits. Insurance and investment contract liabilities include various investment-type products with contractually scheduled maturities, including periodic payments of a term certain nature. However, a significant portion of policy benefits and claims to be paid do not have stated contractual maturity dates and ultimately may not result in any payment obligation.

Estimated future policyholder obligations have been developed in accordance with industry accepted actuarial standards based upon the estimated timing of cash flows related to the policies or contracts, the Company’s historical experience and its expectation of future payment patterns. Management has incorporated significant assumptions in developing these estimates, many of which are outside of the Company’s control and include assumptions relating to mortality, morbidity, policy renewals and terminations, retirement, inflation, disability recovery rates, investment returns, future interest credited rate levels, policy loans, future premium receipts on current policies in-force, and other contingent events as may be appropriate to the respective product type. Due to the significance of the assumptions used, the amounts presented could materially differ from actual results.

The amounts presented in the table above are undiscounted as to interest. Accordingly, the sum of the estimated cash payment presented significantly exceeds the liability amount on the Company’s Statement of Admitted Assets, Liabilities, Capital and Surplus principally due to the time value of money.

Separate account liabilities have been excluded from the table above. Separate account obligations are legally insulated from general account assets. Separate account liabilities represent funds maintained by the Company to meet the specific investment objectives of the contract holders who bear the related investment risk. It is generally expected that the separate account liabilities will be fully funded by the separate account assets.

Policy and contract claims consist of liabilities associated with installment claims on certain long-term disability policies. Because the timing of the payment of these obligations is based upon assumptions of disability recovery rates, the amounts presented could differ from actual results.

(3)   Provision for policyholders’ dividends - The provision for policyholders’ dividends payable represents the liabilities related to dividends payable in the following year on participating policies. As such, the obligations related to these liabilities are presented in the table above in the less than one year category in the amounts of the liabilities presented in the Company’s Statement of Admitted Assets, Liabilities, Capital and Surplus.

(4)   Related party long-term debt principal - Represents contractual maturities of principal due to the Company’s parent, GWL&A Financial, under the terms of three long-term surplus notes. The amounts shown in this table differ from the amounts included in the Company’s Statement of Admitted Assets, Liabilities, Capital and Surplus because the amounts shown above do not consider the discount upon the issuance of one of the surplus notes.

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(5)   Related party long-term debt interest - Two long-term surplus notes bear interest at a fixed rate through maturity. One surplus note bears a variable interest rate plus the then-current three-month London Interbank Offering Rate (“LIBOR”). The interest payments shown in this table are calculated based upon the contractual rates in effect on December 31, 2018, and do not consider the impact of future interest rate changes.

(6)   Commercial paper - The Company’s obligations under its commercial paper program are short-term in nature. The amount presented represents the amount due upon maturity of the instrument. The obligation related to this liability is presented in the table above in the less than one year category as presented in the Company’s Statement of Admitted Assets, Liabilities, Capital and Surplus.

(7)   Payable under securities lending agreements - The Company accepts cash collateral in connection with its securities lending program. Since the securities lending transactions generally terminate within one year or the timing of the return of the collateral is uncertain, the obligations related to these liabilities are presented in the table above in the less than one year category in the amounts of the liabilities as presented in the Company’s Statement of Admitted Assets, Liabilities, Capital and Surplus.

(8)   Investment purchase obligations - The Company makes commitments to fund partnership interests, mortgage loans, and other investments in the normal course of its business. As the timing of the fulfillment of the commitment to fund partnership interests cannot be predicted, such obligations are presented in the less than one year category. The timing of the funding of mortgage loans is based on the expiration date of the commitment.

(9)   Operating leases - The Company is obligated to make payments under various non-cancelable operating leases, primarily for office space. Contractual provisions exist that could increase the lease obligations presented, including operating expense escalation clauses. Management does not consider the impact of any such clauses to be material to the Company’s operating lease obligations. Rent expense for the years ended December 31, 2018, 2017 and 2016 were $27,768, $28,244 and $27,815 respectively.

From time to time, the Company enters into agreements or contracts, including capital leases, to purchase goods or services in the normal course of its business. However, these agreements and contracts are not material and are excluded from the table above.

(10)   Other liabilities - Other liabilities include those other liabilities which represent contractual obligations not included elsewhere in the table above. If the timing of the payment of any other liabilities was sufficiently uncertain, the amounts were included in the less than one year category. Other liabilities presented in the table above include:

•	Liabilities under reinsurance arrangements
•	Liabilities related to securities purchased but not yet settled
•	Liabilities related to derivative obligations
•	Liabilities related to dollar repurchase agreements
•	Statutory state escheat liabilities
•	Expected contributions to the Company’s defined benefit pension plan, and benefit payments for the post-retirement medical plan and supplemental executive retirement plan through 2023
•	Unrecognized tax benefits
•	Miscellaneous purchase obligations to acquire goods and services

7.11 Application of Recent Accounting Pronouncements

See Note 2 to the accompanying financial statements for a further discussion of the application of recent accounting pronouncements.

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Item 7A. Quantitative and Qualitative Disclosures About Market Risk

The Company has established processes and procedures to effectively identify, monitor, measure, and manage the risks associated with its invested assets and its interest rate sensitive insurance and annuity products. Management has identified investment portfolio management, including the use of derivative instruments, insurance and annuity product design, and asset/liability management as three critical means to accomplish a successful risk management program.

The major risks to which the Company is exposed include the following:

•	Market risk - the potential of loss arising from adverse fluctuations in interest rates and equity market prices and the levels of their volatility.
•	Insurance risk - the potential of loss resulting from claims, persistency, and expense experience exceeding that assumed in the liabilities held.
•	Credit risk - the potential of loss arising from an obligator’s inability or unwillingness to meet its obligations to the Company.
•	Operational and corporate risk - the potential of direct or indirect loss resulting from inadequate or failed internal processes, people and systems, or from other external events.

Market risk

The Company’s exposure to interest rate changes results from its significant holdings of floating rate debt, bonds, mortgage loans, and interest rate sensitive liabilities. The bonds primarily consist of direct obligations of the U.S. government and its agencies, direct obligations of U.S. states and their subdivisions, corporate debt securities, and asset-backed and mortgage-backed securities. All of these investments are exposed to changes in interest rates. Interest rate sensitive product liabilities, primarily those liabilities associated with universal life insurance contracts and annuity contracts, have the same type of interest rate risk exposure as bonds and mortgage loans.

To reduce interest rate risk, the Company performs periodic projections of asset and liability cash flows in order to evaluate the interest rate sensitivity of its bonds and its product liabilities to interest rate movements. For determinate liabilities, i.e. liabilities with stable, predictable cash flows on products that can’t be repriced (for example, certificate annuities and payout annuities), asset/liability cash flow mismatches are monitored and the asset portfolios are rebalanced as necessary to keep the mismatches within tolerance limits. For these determinate liabilities, the investment policy predominantly requires assets with stable, predictable cash flows so that changes in interest rates will not cause changes in the timing of asset cash flows resulting in mismatches. For indeterminate liabilities, i.e. liabilities that have less predictable cash flows but that can be repriced (for example, portfolio annuities and universal life insurance), the potential mismatch of assets and liabilities is tested under a wide variety of interest rate scenarios. The potential cost of this mismatch is calculated. If the potential cost is considered to be too high, actions considered would include rebalancing the asset portfolio and/or purchasing derivatives that reduce the risk as part of the hedging strategy program discussed below. For each major block of indeterminate liabilities, the asset and liability positions are reviewed in senior management meetings to proactively recommend changes in the current investment strategy and/or a rebalance of the asset portfolio.

The Company has strict operating policies which prohibit the use of derivative instruments for speculative purposes, permit derivative transactions only with approved counterparties, specify limits on concentration of risk, and provide requirements of reporting and monitoring systems. The Company supports a hedging strategy program that consists of the use of various derivative instruments including futures, interest rate swaps, and options such as interest rate swaptions. Derivative strategies include the following:

•	Futures are commitments to either purchase or sell designated financial instruments at a future date for a specified price.
•	Interest rate swaps involve the periodic exchange of cash flows with third parties at specified intervals calculated using agreed upon rates or other financial variables.
•

Option contracts grant the purchaser, in consideration for the payment of a premium, the right to either purchase from or sell to the issuer a financial instrument at a specified price within a specified time period or on a stated date. Interest rate swaptions grant the purchaser the right to enter into a swap with predetermined fixed-rate payments over a predetermined time period on the exercise date.

The Company has estimated the possible effects of interest rate changes at December 31, 2018. If interest rates increased by 100 basis points (1.00%), the December 31, 2018 fair value of the fixed income assets in the general account would decrease by approximately $1.7 billion. This calculation uses projected asset cash flows, discounted back to December 31, 2018. The cash

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flow projections are shown in the table below. The table below shows cash flows rather than expected maturity dates because many of the Company’s assets have substantial expected principal payments prior to the final maturity date. The fair value shown in the table below was calculated using spot discount interest rates that varied by the year in which the cash flows are expected to be received. The spot rates in the benchmark calculation range from 2.647% to 4.237%.

Projected cash flows by calendar years (In millions)	Benchmark	Interest rate increase one percent
2019	$2,642	$2,607

2020	2,328	2,289

2021	2,720	2,659

2022	2,829	2,803

2023	3,428	3,413

Thereafter	22,855	23,285

Undiscounted total	$36,802	$37,056

Fair value	$28,825	$27,146

The Company administers separate account variable annuities and provides other investment and retirement services where fee income is earned based upon a percentage of account balances. Fluctuations in fund asset levels occur as a result of both changes in cash flow and general market conditions. There is a market risk of lower fee income if equity markets decline. If equity markets were to decline by 10% from benchmark levels at December 31, 2018, the Company’s associated net fee income after payment of subadvisor fees in 2018 would decline by approximately $28 million.

The Company’s surplus assets include equity investments, primarily partnership interests. There is a market risk of lower asset values if equity markets decline. If equity markets were to decline by 10%, the Company would have an additional unrealized loss of approximately $7.9 million on equity investments. This unrealized loss would not impact statutory net income but would reduce capital and surplus.

The Company has sold variable annuities with various forms of GMDB and GLWB. The Company is required to hold future policy benefit liabilities for these guaranteed benefits. If equity markets were to decline by 10%, the liability for GMDB and GLWB would increase by approximately $19.5 million. The Company’s dynamic hedging program for the GLWB product would be expected to offset $12.2 million of the $19.5 million change in the benefit liability related to capital markets. Therefore the net impact to variable annuities with various forms of guarantees for a 10% decline in the equity markets is estimated to be $7.3 million.

Insurance risk

The Company manages the risks associated with its insurance and other contractual liabilities through the use of actuarial modeling techniques. These techniques utilize significant assumptions including morbidity, mortality, persistency, expenses, and the cash flow stream of benefit payments. Through these techniques, the Company attempts to match the anticipated cash flow streams of its invested assets with the anticipated cash flow streams of its insurance and other contractual obligations. The cash flows associated with determinate policy liabilities are not interest rate sensitive but will vary based upon the timing and amount of benefit payments. The primary risks associated with these liabilities are that the benefits will exceed those anticipated in the actuarial modeling or that the actual timing of the payment of benefits will differ from what was anticipated.

The Company utilizes reinsurance programs to control its exposure to general insurance risks. Reinsurance agreements do not relieve the Company from its direct obligations to its insured. However, an effective reinsurance program limits the Company’s exposure to potentially large losses. The failure of reinsurers to honor their obligations could result in losses to the Company. To manage this risk, the Company evaluates the financial condition of its reinsurers and monitors concentrations of credit risk relative to the reinsurers in order to minimize its exposure to significant losses from reinsurer insolvencies. The Company retains an initial maximum of $3.5 million of coverage per individual life. This initial retention limit of $3.5 million may increase due to automatic policy increases in coverage at a maximum rate of $175 thousand per annum, with an overall maximum increase in coverage of $1.0 million. Maximum capacity to be accepted or retained by the Company is dictated at the treaty level and is monitored annually to ensure the total risk acquired or retained on any one life is limited to a maximum retention of $4.5 million.

Credit risk

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Credit risk is the risk the Company assumes if its debtors, customers, reinsurers, or other counterparties and intermediaries may be unable or unwilling to pay their contractual obligations when they come due and may manifest itself through the downgrading of credit ratings of counterparties. It is the Company’s policy to acquire only investment grade assets to enable it to provide for future policy obligations and to minimize undue concentrations of assets in any single geographic area, industry, or entity. To minimize this risk, management regularly reviews the credit ratings of the entities in which the Company invests. These credit ratings are internally derived by the Company, taking into consideration ratings from several external credit rating agencies.

Operational and corporate risk

The Company manages and mitigates internal operational risk through integrated and complementary policies, procedures, processes, and practices. Human Resources hiring practices, performance evaluations and promotion, and compensation practices are designed to attract, retain and develop the skilled personnel required. A comprehensive job evaluation process is in place and training and development programs are supported. Each business area provides training designed for its specific needs and has developed internal controls for significant processes. Processes and controls are monitored and redefined by the business areas and subject to review by the Company’s internal audit staff. The Company applies a robust project management discipline to all significant initiatives.

Appropriate security measures protect premises and information. The Company has emergency procedures in place for short-term incidents and is committed to maintaining business continuity and disaster recovery plans at every business location for the recovery of critical functions in the event of a disaster, including offsite data backup and work facilities. The Company maintains various corporate insurance coverages such as property, general liability, excess liability, automobile liability, workers’ compensation, financial institution bonds, other regulatory bonds, and professional liability insurance to protect its owned property assets and to insure against certain third-party liabilities.

The Company’s businesses are subject to various regulatory requirements imposed by regulation or legislation applicable to insurance companies and companies providing financial services. These regulations are primarily intended to protect policyholders and beneficiaries. Material changes in the regulatory framework or the failure to comply with legal and regulatory requirements could have a material adverse effect on the Company. The Company monitors compliance with legal and regulatory requirements in all jurisdictions in which it conducts business and assesses trends in legal and regulatory change to keep business areas current and responsive.

In the course of its business activities, the Company may be exposed to the risk that some actions may lead to damaging its reputation and hence damage its future business prospects. These actions may include unauthorized activities of employees or others associated with the Company, inadvertent actions of the Company that become publicized and damage its reputation, regular or past business activities of the Company that become the subject of regulatory or media scrutiny or litigation and, due to a change of public perception, cause damage to the Company. To manage or mitigate this risk, the Company has ongoing controls to limit the unauthorized activities of people associated with it. The Company has adopted a Code of Business Conduct and Ethics which sets out the standards of business conduct to be followed by all of its directors, officers, and employees.

42

Item 8.              Financial Statements

43

Deloitte & Touche LLP 1601 Wewatta Street Suite 400 Denver, CO 80202-3942 USA Tel: 1 303 292 5400 Fax: 1 303 312 4000 www.deloitte.com

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Stockholder of

Great-West Life & Annuity Insurance Company

Greenwood Village, Colorado

Opinion on the Statutory Financial Statements

We have audited the accompanying statutory statements of admitted assets, liabilities, and capital and surplus of Great-West Life & Annuity Insurance Company (the "Company") (a wholly-owned subsidiary of GWL&A Financial Inc.), as of December 31, 2018 and 2017, the related statutory statements of operations, changes in capital and surplus, and cash flows for the years then ended, and the related notes (collectively referred to as the "statutory financial statements"). In our opinion, because of the effects of the matters discussed in the following paragraph, the statutory financial statements do not present fairly, in conformity with accounting principles generally accepted in the United States of America, the financial position of the Company as of December 31, 2018 and 2017, or the results of its operations or its cash flows for the years then ended.

As described in Note 1 to the statutory financial statements, the statutory financial statements are prepared by the Company using the accounting practices prescribed or permitted by the Colorado Division of Insurance, which is a basis of accounting other than accounting principles generally accepted in the United States of America, to meet the requirements of the Colorado Division of Insurance. The effects on the statutory financial statements of the variances between the statutory-basis of accounting described in Note 1 to the statutory financial statements and accounting principles generally accepted in the United States of America, although not reasonably determinable, are presumed to be material.

In our opinion, the statutory financial statements present fairly, in all material respects, the admitted assets, liabilities, and capital and surplus of the Company as of December 31, 2018 and 2017, and the results of its operations and its cash flows for the years then ended in conformity with accounting practices prescribed or permitted by the Colorado Division of Insurance, as described in Note 1 to the statutory financial statements.

Basis for Opinion

These statutory financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on the Company's statutory financial statements based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (PCAOB) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audits in accordance with the standards of the PCAOB and in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the statutory financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audits, we are required to obtain an understanding of internal control over financial reporting but not for the purpose of expressing

44

an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audits included performing procedures to assess the risks of material misstatement of the statutory financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the statutory financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the statutory financial statements. We believe that our audits provide a reasonable basis for our opinion.

Emphasis of Matter

As discussed in Note 1 to the statutory financial statements, the accompanying statutory financial statements have been prepared from separate records maintained by the Company and may not necessarily be indicative of conditions that would have existed or the results of operations if the Company had been operated as an unaffiliated company, as portions of certain expenses represent allocations made from affiliates.

Denver, Colorado

March 19, 2019

We have served as the Company’s auditor since 1981

45

GREAT-WEST LIFE & ANNUITY INSURANCE COMPANY

Statutory Statements of Admitted Assets, Liabilities, Capital and Surplus

December 31, 2018 and 2017

(In Thousands, Except Share Amounts)

	December 31,
	2018	2017

Admitted assets:

Cash and invested assets:

Bonds	$20,654,118	$19,944,862

Common stock	131,883	107,977

Mortgage loans (net of allowances of $746 and $746)	4,206,865	3,871,338

Real estate occupied by the company	37,555	36,302

Real estate held for the production of income	1,407	1,466

Contract loans	4,122,637	4,078,669

Cash, cash equivalents and short-term investments	229,003	242,084

Securities lending collateral assets	45,102	—

Other invested assets	606,787	566,187

Total cash and invested assets	30,035,357	28,848,885

Investment income due and accrued	284,303	279,822

Premiums deferred and uncollected	25,795	15,919

Reinsurance recoverable	8,090	7,090

Current federal income taxes recoverable	71,875	16,535

Deferred income taxes	150,497	149,315

Due from parent, subsidiaries and affiliates	50,107	67,355

Cash value of company owned life insurance	272,606	264,798

Other assets	231,965	163,388

Assets from separate accounts	24,654,916	28,197,122

Total admitted assets	$55,785,511	$58,010,229

See notes to statutory financial statements.	Continued

46

GREAT-WEST LIFE & ANNUITY INSURANCE COMPANY

Statutory Statements of Admitted Assets, Liabilities, Capital and Surplus

December 31, 2018 and 2017

(In Thousands, Except Share Amounts)

	December 31,
	2018	2017

Liabilities, capital and surplus:

Liabilities:

Aggregate reserves for life policies and contracts	$27,501,121	$26,587,834

Aggregate reserves for accident and health policies	276,762	272,539

Liability for deposit-type contracts	189,895	206,134

Life and accident and health policy and contract claims	123,705	120,537

Provision for policyholders’ dividends	31,184	38,872

Liability for premiums received in advance	13,926	12,768

Liability for contract deposit funds	150,981	174,296

Unearned investment income	622	4,483

Asset valuation reserve	204,393	203,546

Interest maintenance reserve	50,674	82,238

Due to parent, subsidiaries and affiliates	41,735	52,081

Commercial paper	98,859	99,886

Payable under securities lending agreements	45,102	—

Repurchase agreements	664,650	—

Other liabilities	410,076	828,393

Liabilities from separate accounts	24,654,907	28,197,113

Total liabilities	54,458,592	56,880,720

Commitments and contingencies (see Note 20)

Capital and surplus:

Preferred stock, $1 par value, 50,000,000 shares authorized; none issued and outstanding	—	—

Common stock, $1 par value; 50,000,000 shares authorized; 7,320,176 shares issued and outstanding	7,320	7,320

Surplus notes	591,699	539,930

Gross paid in and contributed surplus	710,271	706,178

Unassigned funds	17,629	(123,919)

Total capital and surplus	1,326,919	1,129,509

Total liabilities, capital and surplus	$55,785,511	$58,010,229

See notes to statutory financial statements.	Concluded

47

GREAT-WEST LIFE & ANNUITY INSURANCE COMPANY

Statutory Statements of Operations

Years Ended December 31, 2018, 2017 and 2016

(In Thousands)

	Year Ended December 31,
	2018	2017	2016

Income:

Premium income and annuity consideration	$7,592,609	$5,270,518	$(397,783)

Net investment income	1,307,387	1,266,963	1,235,841

Amortization of interest maintenance reserve	24,863	22,045	23,253

Commission and expense allowances on reinsurance ceded	5,211	31,582	5,785

Fee income from separate accounts	160,573	160,280	151,744

Reserve adjustment on reinsurance ceded	(1,975,763)	(490,424)	5,627,638

Miscellaneous income	250,272	220,204	154,696

Total income	7,365,152	6,481,168	6,801,174

Expenses:

Death benefits	380,057	276,519	341,292

Annuity benefits	228,530	203,679	202,093

Disability benefits and benefits under accident and health policies	41,719	44,208	41,580

Surrender benefits	5,895,938	4,992,338	4,330,313

Increase in aggregate reserves for life and accident and health policies and contracts	917,510	915,763	1,139,669

Other benefits	10,528	12,032	11,991

Total benefits	7,474,282	6,444,539	6,066,938

Commissions	196,489	199,814	181,567

Other insurance expenses	488,250	522,610	544,488

Net transfers from separate accounts	(1,112,465)	(944,644)	(101,482)

Total benefit and expenses	7,046,556	6,222,319	6,691,511

Net gain from operations before dividends to policyholders, federal income taxes and realized capital gains (losses)	318,596	258,849	109,663

Dividends to policyholders	31,276	38,782	45,842

Net gain from operations after dividends to policyholders and before federal income taxes and net realized capital gains (losses)	287,320	220,067	63,821

Federal income tax (benefit) expense	(17,604)	50,584	(37,932)

Net gain from operations before net realized capital gains (losses)	304,924	169,483	101,753

Net realized capital gains (losses) less capital gains tax and transfers to interest maintenance reserve	10,576	535	(1,096)

Statutory net income	$315,500	$170,018	$100,657

See notes to statutory financial statements.

48

GREAT-WEST LIFE & ANNUITY INSURANCE COMPANY

Statutory Statements of Changes in Capital and Surplus

Years Ended December 31, 2018, 2017 and 2016

(In Thousands)

	Year Ended December 31,
	2018	2017	2016
Capital and surplus, beginning of year	$1,129,509	$1,053,333	$1,114,764

Statutory net income	315,500	170,018	100,657

Dividends to stockholder	(152,295)	(145,301)	(125,691)

Change in net unrealized capital (losses) gains, net of income taxes	(11,491)	(17,021)	(32,223)

Change in minimum pension liability, net of income taxes	3,824	2,459	(1,863)

Change in asset valuation reserve	(846)	(18,503)	6,171

Change in non-admitted assets	28,921	96,814	(47,306)

Change in net deferred income taxes	(40,732)	(110,528)	16,605

Change in liability for reinsurance in unauthorized companies	—	2	—

Capital paid-in	—	27	60

Surplus paid-in	4,093	86,480	22,359

Change in capital and surplus as a result of separate accounts	(208)	(211)	(150)

Change in unrealized foreign exchange capital (losses) gains	(1,125)	(88)	(78)

Change in surplus note	51,769	12,028	28

Net change in capital and surplus for the year	197,410	76,176	(61,431)

Capital and surplus, end of year	$1,326,919	$1,129,509	$1,053,333

See notes to statutory financial statements.

49

GREAT-WEST LIFE & ANNUITY INSURANCE COMPANY

Statutory Statements of Cash Flows

Years Ended December 31, 2018, 2017 and 2016

(In Thousands)

	Year Ended December 31,
	2018	2017	2016

Operating activities:

Premium income, net of reinsurance	$5,352,630	$5,208,527	$5,910,875

Investment income received, net of investment expenses paid	1,136,338	1,111,282	1,080,450

Other miscellaneous expense received (paid)	160,008	(77,825)	(23,874)

Benefit and loss related payments, net of reinsurance	(6,417,233)	(5,393,966)	(4,671,246)

Net transfers to separate accounts	1,097,423	909,388	99,783

Commissions, other expenses and taxes paid	(644,838)	(669,995)	(687,938)

Dividends paid to policyholders	(38,959)	(46,583)	(51,521)

Federal income taxes (paid) received, net	(38,241)	(15,138)	15,711

Net cash provided by operating activities	607,128	1,025,690	1,672,240

Investing activities:

Proceeds from investments sold, matured or repaid:

Bonds	3,351,579	5,719,282	7,202,702

Stocks	3,704	14,597	1,539

Mortgage loans	357,545	399,982	365,790

Real estate	—	—	1,457

Other invested assets	25,233	14,614	9,883

Net gains on cash, cash equivalents and short-term investments	—	(1)	13

Miscellaneous proceeds	22,212	—	40,414

Cost of investments acquired:

Bonds	(3,398,701)	(6,023,940)	(8,434,227)

Stocks	(38,742)	(99)	(19)

Mortgage loans	(697,245)	(844,304)	(688,991)

Real estate	(4,319)	(2,980)	(2,006)

Other invested assets	(36,870)	(31,194)	(3,985)

Miscellaneous applications	(39,654)	(67,286)	(4,708)

Net change in contract loans and premium notes	(1,355)	(12,161)	6,809

Net cash used in investing activities	(456,613)	(833,490)	(1,505,329)

Financing and miscellaneous activities:

Surplus notes	51,410	12,000	—

Capital and paid in surplus	3,325	84,944	20,306

Deposit-type contract withdrawals, net of deposits	(18,908)	(21,673)	(22,342)

Dividends to stockholder	(152,295)	(145,301)	(125,691)

Funds (repaid) borrowed, net	(1,027)	2,348	4,167

Change in due to/from parent, subsidiaries and affiliates	6,013	1,485	5,987

Employee taxes paid for withheld shares	(78)	(818)	(517)

Other	(51,605)	(70,011)	(38,528)

Net cash used in financing and miscellaneous activities	(163,165)	(137,026)	(156,618)

Net (decrease) increase in cash, cash equivalents and short-term investments and restricted cash	(12,650)	55,174	10,293

Cash, cash equivalents and short-term investments and restricted cash:

Beginning of year	242,084	186,910	176,617

End of year	$229,434	$242,084	$186,910

The cash, cash equivalents and short-term investments and restricted cash balance at December 31, 2018 includes $431 of restricted cash which is non-admitted and not included in the Statutory Statements of Admitted Assets, Liabilities, Capital and Surplus.

See notes to statutory financial statements.	Continued

50

GREAT-WEST LIFE & ANNUITY INSURANCE COMPANY

Statutory Statements of Cash Flows

Years Ended December 31, 2018, 2017 and 2016

(In Thousands)

	Year Ended December 31,
	2018	2017	2016

Non-cash investing and financing transactions during the year:

Share-based compensation expense	$768	$1,563	$(2,113)

Assets received from limited partnership investment distributions	—	—	(10)

Fair value of assets acquired in settlement of bonds	28,815	9,659	—

See notes to statutory financial statements.	Concluded

51

GREAT-WEST LIFE & ANNUITY INSURANCE COMPANY

Notes to Statutory Financial Statements

(In Thousands, Except Share Amounts)

1. Organization and Significant Accounting Policies

Great-West Life & Annuity Insurance Company (the “Company” or “GWL&A”) is a direct wholly-owned subsidiary of GWL&A Financial Inc. (“GWL&A Financial”), a holding company. GWL&A Financial is a direct wholly-owned subsidiary of Great-West Lifeco U.S. LLC (“Lifeco U.S.”) and an indirect wholly-owned subsidiary of Great-West Lifeco Inc. (“Lifeco”), a Canadian holding company. The Company offers a wide range of life insurance, retirement and investment products to individuals, businesses and other private and public organizations throughout the United States. The Company is an insurance company domiciled in the State of Colorado, and is subject to regulation by the Colorado Division of Insurance (“Division”).

The Company is authorized to engage in the sale of life insurance, accident and health insurance and annuities. It is qualified to do business in all states in the United States, except New York, and in the District of Columbia, Puerto Rico, Guam and the U.S. Virgin Islands. The Company is also a licensed reinsurer in New York.

The statutory financial statements have been prepared from the separate records maintained by the Company and may not necessarily be indicative of the conditions that would have existed or the results of operations if the Company had been operated as an unaffiliated company.

Accounting policies and use of estimates

The Company prepares its statutory financial statements in conformity with accounting practices prescribed or permitted by the Division. The Division requires that insurance companies domiciled in the State of Colorado prepare their statutory financial statements in accordance with the National Association of Insurance Commissioners Accounting Practices and Procedures Manual (“NAIC SAP”), subject to any deviations prescribed or permitted by the State of Colorado Insurance Commissioner.

The only prescribed deviation that impacts the Company allows the Company to account for certain separate account products at book value instead of fair value. The Division has not permitted the Company to adopt any accounting practices that have an impact on the Company’s statutory financial statements as compared to NAIC SAP or the Division’s prescribed accounting practices. There is no impact to either capital and surplus or net income as a result of the prescribed accounting practice.

Statutory accounting principles vary in some respects from accounting principles generally accepted in the United States of America (“GAAP”). The more significant of these differences are as follows:

•

Bonds, including loan-backed and structured securities (collectively referred to as “bonds”), are carried at statutory adjusted carrying value in accordance with the National Association of Insurance Commissioners (“NAIC”) designation of the security. Carrying value is amortized cost, unless the bond is either (a) designated as a six, in which case it is the lower of amortized cost or fair value or (b) required to be carried at fair value due to the structured securities ratings methodology. Under GAAP, bonds are carried at amortized cost for securities classified as held-to-maturity and fair value for securities classified as available-for-sale and held-for-trading.

•

Short-term investments include all investments whose remaining maturities, at the time of acquisition, are three months to one year. Under GAAP, short-term investments include securities purchased with investment intent and with initial remaining maturities of one year or less.

•

As prescribed by the NAIC, the asset valuation reserve (“AVR”) is computed in accordance with a prescribed formula and represents a provision for possible non-interest related fluctuations in the value of bonds equity securities, mortgage loans, real estate and other invested assets. Changes to the AVR are charged or credited directly to unassigned surplus. This type of reserve is not necessary or required under GAAP.

•

As prescribed by the NAIC, the interest maintenance reserve (“IMR”) consists of net accumulated unamortized realized capital gains and losses, net of income taxes, on sales or interest related impairments of bonds and derivative investments attributable to changes in the general level of interest rates. Such gains or losses are initially deferred and then amortized into income over the remaining period to maturity, based on groupings of individual securities sold in five-year bands. An IMR asset is designated as a non-admitted asset and is recorded as a reduction to capital and surplus. Under GAAP, realized gains and losses are recognized in income in the period in which a security is sold.

52

GREAT-WEST LIFE & ANNUITY INSURANCE COMPANY

Notes to Statutory Financial Statements

(In Thousands, Except Share Amounts)

•

As prescribed by the NAIC, an other-than-temporary impairment (“OTTI”) is recorded (a) if it is probable that the Company will be unable to collect all amounts due according to the contractual terms in effect at the date of acquisition, (b) if the Company has the intent to sell the investment or (c) for non-interest related declines in value and where the Company does not have the intent and ability at the reporting date, to hold the bond until its recovery. Under GAAP, if either (a) management has the intent to sell a bond investment or (b) it is more likely than not the Company will be required to sell a bond investment before its anticipated recovery, a charge is recorded in net realized investment losses equal to the difference between the fair value and cost or amortized cost basis of the security. If management does not intend to sell the security and it is not more likely than not the Company will be required to sell the bond investment before recovery of its amortized cost basis, but the present value of the cash flows expected to be collected (discounted at the effective interest rate implicit in the bond investment prior to impairment) is less than the amortized cost basis of the bond investment (referred to as the credit loss portion), an OTTI is considered to have occurred.

Under GAAP, total OTTI is bifurcated into two components: the amount related to the credit loss, which is recognized in current period earnings through realized capital losses; and the amount attributed to other factors (referred to as the non-credit portion), which is recognized as a separate component in accumulated other comprehensive income (loss). As prescribed by the NAIC, non-interest related OTTI is only bifurcated on loan-backed and structured securities. Factors related to interest and other components do not have a financial statement impact and are disclosed in “Unrealized losses and OTTI” in the notes to the statutory financial statements.

•

Derivatives that qualify for hedge accounting are carried at the same valuation method as the underlying hedged asset, while derivatives that do not qualify for hedge accounting are carried at fair value. Under GAAP, all derivatives, regardless of hedge accounting treatment, are recorded on the balance sheet in other assets or other liabilities at fair value. As prescribed by the NAIC, for those derivatives which qualify for hedge accounting, the change in the carrying value or cash flow of the derivative is recorded consistently with how the changes in the carrying value or cash flow of the hedged asset, liability, firm commitment or forecasted transaction are recorded. Under GAAP, if the derivative is designated as a cash flow hedge, the effective portions of the changes in the fair value of the derivative are recorded in accumulated other comprehensive income and are recognized in the income statements when the hedged item affects earnings. Changes in fair value resulting from foreign currency translations are recorded in either AOCI or net investment income, consistent with where they are recorded on the underlying hedged asset or liability. Changes in the fair value, including changes resulting from foreign currency translations, of derivatives not eligible for hedge accounting or where hedge accounting is not elected and the over effective portion of cash flow hedges are recognized in investment gains (losses) as a component of net income in the period of the change. Realized foreign currency transactional gains and losses on derivatives subject to hedge accounting are recorded in net investment income, whereas those on derivatives not subject to hedge accounting are recorded in investment gains (losses). As prescribed by the NAIC, upon termination of a derivative that qualifies for hedge accounting, the gain or loss is recognized in income in a manner that is consistent with the hedged item. Alternatively, if the item being hedged is subject to IMR, the gain or loss on the hedging derivative is realized and is subject to IMR upon termination. Under GAAP, gains or losses on terminated contracts that are effective hedges are recorded in earnings in net investment income or other comprehensive income. The gains or losses on terminated contracts where hedge accounting is not elected, or contracts that are not eligible for hedge accounting, are recorded in investment gains (losses).

•

The Company enters into dollar repurchase agreements with third party broker-dealers. The Company does not enter into these types of transactions for liquidity purposes, but rather for yield enhancement on its investment portfolio. The dollar repurchase trading strategy involves the sale of securities, with a simultaneous agreement to repurchase similar securities at a future date at an agreed-upon price. Assets to be repurchased are the same, or substantially the same, as the assets transferred, and are accounted for as secured borrowings. Under GAAP, these transactions are recorded as forward settling to be announced (“TBA”) securities that are accounted for as derivative instruments, but hedge accounting is not elected as the Company does not regularly accept delivery of such securities when issued.

•

Acquisition costs, such as commissions and other costs incurred in connection with acquiring new business, are charged to operations as incurred, rather than deferred and amortized over the lives of the related contracts as under GAAP.

•

Deferred income taxes are recorded using the asset and liability method in which deferred tax assets and liabilities are recorded for expected future tax consequences of events that have been recognized in either the Company’s statutory financial statements or tax returns. Deferred income tax assets are subject to limitations prescribed by statutory accounting

53

GREAT-WEST LIFE & ANNUITY INSURANCE COMPANY

Notes to Statutory Financial Statements

(In Thousands, Except Share Amounts)

principles. The change in deferred income taxes is treated as a component of the change in unassigned funds, whereas under GAAP deferred taxes are included in the determination of net income.

•

Certain assets, including various receivables, furniture and equipment and prepaid assets, are designated as non-admitted assets and are recorded as a reduction to capital and surplus, whereas they are recorded as assets under GAAP.

•

The excess of the cost of acquiring an entity over the Company’s share of the book value of the acquired entity is recorded as goodwill which is admissible subject to limitations and is amortized over the period in which the Company benefits economically, not to exceed ten years. Under GAAP, the excess of the cost of acquiring an entity over the acquisition-date fair value of identifiable assets acquired and liabilities assumed is allocated between goodwill, indefinite-lived intangible assets and definite-lived intangible assets. Goodwill and indefinite-lived intangible assets are not amortized and definite-lived intangible assets are amortized over their estimated useful lives under GAAP.

•

Aggregate reserves for life policies and contracts are based on statutory mortality and interest requirements and without consideration of withdrawals, which differ from reserves established under GAAP that are based on assumptions using Company experience for mortality, interest, and withdrawals.

•

As prescribed by the NAIC, ceded reserves are limited to the amount of direct reserves. Ceded aggregate reserves and policy and contract claim liabilities are netted against aggregate reserves for life policies and contracts for statutory accounting purposes. Under GAAP, these items are reported as reinsurance recoverable.

•	Surplus notes are reflected as a component of capital and surplus, whereas under GAAP they are reflected as a liability.

•

The policyholder’s share of net income on participating policies that has not been distributed to participating policyholders is included in capital and surplus in the statutory financial statements. For GAAP, these amounts are reported as a liability with a charge to net income.

•

Changes in separate account values from cash transactions are recorded as premium income and benefit expenses whereas they do not impact the statement of operations under GAAP and are presented only as increases or decreases to account balances.

•

Benefit payments and the related decrease in policy reserves are recorded as expenses for all contracts subjecting the Company to any mortality risk. Under GAAP, such benefit payments for life and annuity contracts without significant mortality risks are recorded as direct reductions to the policy reserve liability.

•

Premium receipts and the related increase in policy reserves are recorded as revenues and expenses, respectively, for all contracts subjecting the Company to any mortality risk. Under GAAP, such premium receipts for life and annuity contracts without significant mortality risks are recorded as direct credits to the policy reserve liability.

•	Comprehensive income and its components are not presented in the statutory financial statements.

•

The Statutory Statement of Cash Flows is presented based on a prescribed format for statutory reporting. For purposes of presenting statutory cash flows, cash includes short-term investments. Under GAAP, the statement of cash flows is typically presented based on the indirect method and cash excludes short-term investments.

The preparation of financial statements in conformity with statutory accounting principles requires the Company’s management to make a variety of estimates and assumptions. These estimates and assumptions affect, among other things, the reported amounts of admitted assets and liabilities, the disclosure of contingent liabilities and the reported amounts of revenues and expenses. Significant estimates are required to account for items and matters such as, but not limited to, the valuation of investments in the absence of quoted market values, impairment of investments, valuation of policy benefit liabilities and the valuation of deferred tax assets. Actual results could differ from those estimates.

54

GREAT-WEST LIFE & ANNUITY INSURANCE COMPANY

Notes to Statutory Financial Statements

(In Thousands, Except Share Amounts)

Significant statutory accounting policies

Investments

Investments are reported as follows:

•	In accordance with the NAIC SAP, the adjusted carrying value amounts of certain assets are gross of non-admitted assets.

Bonds are carried at statutory adjusted carrying value in accordance with the NAIC designation of the security. Carrying value is amortized cost, unless the bond is either (a) designated as a six, in which case it is the lower of amortized cost or fair value or (b) required to be carried at fair value due to the structured securities ratings methodology. The Company recognizes the acquisition of its public bonds on a trade date basis and its private placement investments on a funding date basis. Bonds containing call provisions are amortized to the call or maturity value/date which produces the lowest asset value.

Premiums and discounts are recognized as a component of net investment income using the effective interest method. Realized gains and losses not subject to IMR, including those from foreign currency translations, are included in net realized capital gains (losses).

The recognition of income on certain investments (e.g. loan-backed securities, including mortgage-backed and asset-backed securities) is dependent upon market conditions, which may result in prepayments and changes in amounts to be earned. Prepayments on all mortgage-backed and asset-backed securities are monitored monthly, and amortization of the premium and/or the accretion of the discount associated with the purchase of such securities are adjusted by such prepayments. Prepayment assumptions are based on the average of recent historical prepayments and are obtained from broker/dealer survey values or internal estimates. These assumptions are consistent with the current interest rate and economic environment. Significant changes in estimated cash flows from the original purchase assumptions are accounted for using the retrospective method.

•

Mortgage loans consist primarily of domestic commercial collateralized loans and are carried at their unpaid principal balances adjusted for any unamortized premiums or discounts, allowances for credit losses, and foreign currency translations. Interest income is accrued on the unpaid principal balance for all loans, except for loans on non-accrual status. Premiums and discounts are amortized to net investment income using the effective interest method. Prepayment penalty and origination fees are recognized in net investment income upon receipt.

The Company actively manages its mortgage loan portfolio by completing ongoing comprehensive analysis of factors such as debt service coverage ratios, loan-to-value ratios, payment status, default or legal status, annual collateral property evaluations and general market conditions. On a quarterly basis, the Company reviews the above primary credit quality indicators in its internal risk assessment of loan impairment and credit loss. Management’s risk assessment process is subjective and includes the categorization of all loans, based on the above mentioned credit quality indicators, into one of the following categories:

•	Performing - generally indicates the loan has standard market risk and is within its original underwriting guidelines.
•

Non-performing - generally indicates there is a potential for loss due to the deterioration of financial/monetary default indicators or potential foreclosure. Due to the potential for loss, these loans are evaluated for impairment.

The adequacy of the Company’s allowance for credit loss is reviewed quarterly. The determination of the calculation and the adequacy of the mortgage allowance for credit loss and mortgage impairments involve judgments that incorporate qualitative and quantitative Company and industry mortgage performance data. Management’s periodic evaluation and assessment of the adequacy of the mortgage allowance for credit loss and the need for mortgage impairments is based on known and inherent risks in the portfolio, adverse situations that may affect the borrower’s ability to repay, the fair value of the underlying collateral, composition of the loan portfolio, current economic conditions, loss experience and other relevant factors. Loans included in the non-performing category and other loans with certain substandard credit quality indicators are individually reviewed to determine if a specific impairment is required. Risk is mitigated primarily through first position collateralization, guarantees, loan covenants and borrower reporting requirements. Since the Company does not originate or hold uncollateralized mortgages, loans are generally not deemed fully uncollectable. Generally, unrecoverable amounts are written off during the final stage of the foreclosure process.

55

GREAT-WEST LIFE & ANNUITY INSURANCE COMPANY

Notes to Statutory Financial Statements

(In Thousands, Except Share Amounts)

Loan balances are considered past due when payment has not been received based on contractually agreed upon terms. The accrual of interest is discontinued when concerns exist regarding the realization of loan principal or interest. The Company resumes interest accrual on loans when a loan returns to current status or under new terms when loans are restructured or modified.

On a quarterly basis, any loans with terms that were modified during that period are reviewed to determine if the loan modifications constitute a troubled debt restructuring (“TDR”). In evaluating whether a loan modification constitutes a TDR, it must be determined that the modification is a significant concession and the debtor is experiencing financial difficulties.

•

Real estate properties held for the production of income are valued at depreciated cost less encumbrances. Properties held for sale are carried at the lower of depreciated cost or fair value less encumbrances and estimated costs to sell the property. Real estate is depreciated on a straight-line basis over the estimated life of the building or term of the lease for tenant improvements.

•

Real estate properties occupied by the Company are carried at depreciated cost unless the carrying amount of the asset is deemed to be unrecoverable. The Company includes in both net investment income and other operating expenses an amount for rent relating to real estate properties occupied by the Company. Rent is derived from consideration of the repairs, expenses, taxes, interest and depreciation incurred. The reasonableness of the amount of rent recorded is verified by comparison to rent received from other like properties in the same area.

•

Limited partnership interests are included in other invested assets and are accounted for using either net asset value per share (“NAV”) as a practical expedient to fair value or the equity method of accounting with changes in these values recognized in unassigned surplus in the period of change. The Company uses NAV as a practical expedient on partnership interests in investment companies where it has a minor equity interest and no significant influence over the entity’s operations. The Company uses the equity method when it has a partnership interest that is considered more than minor, although the Company has no significant influence over the entity’s operations.

•

Common stocks, other than stocks of subsidiaries, are recorded at fair value based on the most recent closing price of the common stock as quoted on its exchange. Related party mutual funds, which are carried at fair value, are also included in common stocks. The net unrealized gain or loss on common stocks is reported as a component of surplus.

•	Contract loans are carried at their unpaid balance. Contract loans are fully collateralized by the cash surrender value of the associated insurance policy.

•

Short-term investments include all investments whose remaining maturities, at the time of acquisition, are three months to one year. Cash equivalent investments include all investments whose remaining maturities, at the time of acquisition, are three months or less. Both short-term and cash equivalent investments, excluding money market mutual funds, are stated at amortized cost, which approximates fair value. Cash equivalent investments also include highly liquid money market securities that are traded in an active market, and are carried at fair value.

•

The Company enters into reverse repurchase agreements with third party broker-dealers for the purpose of enhancing the total return on its investment portfolio. The repurchase trading strategy involves the purchase of securities, with a simultaneous agreement to resell similar securities at a future date at an agreed-upon price. Securities purchased under these agreements are accounted for as secured borrowings, and are reported at amortized cost in cash, cash equivalents and short-term investments. Under these tri-party repurchase agreements, the designated custodian takes possession of the underlying collateral on the Company’s behalf, which is required to be cash or government securities. The fair value of the securities is monitored and additional collateral is obtained, where appropriate, to protect against credit exposure. The collateral cannot be sold or re-pledged and has not been recorded on the Statutory Statements of Admitted Assets, Liabilities, Capital and Surplus.

The Company enters into dollar repurchase agreements with third party broker-dealers. The Company does not enter into these types of transactions for liquidity purposes, but rather for yield enhancement on its investment portfolio. The dollar repurchase trading strategy involves the sale of securities, with a simultaneous agreement to repurchase similar securities at a future date at an agreed-upon price. Assets to be repurchased are the same, or substantially the same, as the assets transferred, and are accounted for as secured borrowings. Proceeds of the sale are reinvested in other securities and may

56

GREAT-WEST LIFE & ANNUITY INSURANCE COMPANY

Notes to Statutory Financial Statements

(In Thousands, Except Share Amounts)

enhance the current yield and total return. The difference between the sales price and the future repurchase price is recorded as an adjustment to net investment income. During the period between the sale and repurchase, the Company will not be entitled to receive interest and principal payments on the securities sold. Losses may arise from changes in the value of the securities or if the counterparty enters bankruptcy proceedings or becomes insolvent. In such cases, the Company’s right to repurchase the security may be restricted. Amounts owed to brokers under these arrangements are included as a liability in repurchase agreements.

The Company participates in a securities lending program in which the Company lends securities that are held as part of its general account investment portfolio to third parties. The Company does not enter into these types of transactions for liquidity purposes, but rather for yield enhancement on its investment portfolio. The borrower can return and the Company can request the loaned securities be returned at any time. The Company maintains ownership of the securities at all times and is entitled to receive from the borrower any payments for interest received on such securities during the loan term. Securities lending transactions are accounted for as secured borrowings. The securities on loan are included within bonds and short-term investments in the accompanying Statutory Statements of Admitted Assets, Liabilities, Capital and Surplus. The securities lending agent indemnifies the Company against borrower risk, meaning that the lending agent agrees contractually to replace securities not returned due to a borrower default. The Company generally requires initial cash collateral in an amount greater than or equal to 102% of the fair value of domestic securities loaned and 105% of foreign securities loaned. Such collateral is used to replace the securities loaned in event of default by the borrower. Some cash collateral is reinvested in short-term repurchase agreements which are also collateralized by U.S. Government or U.S. Government Agency securities. Reinvested cash collateral is reported in securities lending reinvested collateral assets, with a corresponding liability in payable for securities lending. Collateral that cannot be sold or repledged is excluded from the Statutory Statements of Admitted Assets, Liabilities, Capital and Surplus.

•

The Company’s OTTI accounting policy requires that a decline in the value of a bond below its cost or amortized cost basis be assessed to determine if the decline is other-than-temporary. An OTTI is recorded (a) if it is probable that the Company will be unable to collect all amounts due according to the contractual terms in effect at the date of acquisition, (b) if the Company has the intent to sell the investment or (c) for non-interest related declines in value and where the Company does not have the intent and ability at the reporting date, to hold the bond until its recovery. Management considers a wide range of factors, as described below, regarding the bond issuer and uses its best judgment in evaluating the cause of the decline in its estimated fair value and in assessing the prospects for near-term recovery. Inherent in management’s evaluation of the bond are assumptions and estimates about the operations and ability to generate future cash flows. While all available information is taken into account, it is difficult to predict the ultimate recoverable amount from a distressed or impaired bond.

Considerations used by the Company in the impairment evaluation process include, but are not limited to, the following:

•	The extent to which estimated fair value is below cost;
•	Whether the decline in fair value is attributable to specific adverse conditions affecting a particular instrument, its issuer, an industry or geographic area;
•	The length of time for which the estimated fair value has been below cost;
•	Downgrade of a bond investment by a credit rating agency;
•	Deterioration of the financial condition of the issuer;
•	The payment structure of the bond investment and the likelihood of the issuer being able to make payments in the future; and
•	Whether dividends have been reduced or eliminated or scheduled interest payments have not been made.

For loan-backed and structured securities, if management does not intend to sell the bond and has the intent and ability to hold the bond until recovery of its amortized cost basis, but the present value of the cash flows expected to be collected (discounted at the effective interest rate implicit in the bond prior to impairment) is less than the amortized cost basis of the bond (referred to as the non-interest loss portion), an OTTI is considered to have occurred. In this instance, total OTTI is bifurcated into two components: the amount related to the non-interest loss is recognized in current period earnings through realized capital gains (losses); and the amount attributed to other factors does not have any financial impact and is disclosed only in the notes to the statutory financial statements. The calculation of expected cash flows utilized during the impairment evaluation process are determined using judgment and the best information available to the Company including default rates, credit ratings, collateral characteristics and current levels of subordination.

57

GREAT-WEST LIFE & ANNUITY INSURANCE COMPANY

Notes to Statutory Financial Statements

(In Thousands, Except Share Amounts)

For bonds not backed by other loans or assets, if management does not intend to sell the bond and has the intent and ability to hold, but does not expect to recover the entire cost basis, an OTTI is considered to have occurred. A charge is recorded in net realized capital gains (losses) equal to the difference between the fair value and cost or amortized cost basis of the bond. After the recognition of an OTTI, the bond is accounted for as if it had been purchased on the measurement date of the OTTI, with an amortized cost basis equal to the previous amortized cost basis less the OTTI recognized in net income. The difference between the new amortized cost basis and the expected future cash flows is accreted into net investment income. The Company continues to estimate the present value of cash flows expected to be collected over the life of the bond.

Fair value

Certain assets and liabilities are recorded at fair value on the Company’s Statutory Statements of Admitted Assets, Liabilities, Capital and Surplus. The Company defines fair value as the price that would be received to sell an asset or paid to transfer a liability in the principal or most advantageous market for the asset or liability in an orderly transaction between market participants on the measurement date. The Company categorizes its assets and liabilities measured at fair value into a three-level hierarchy, based on the priority of the inputs to the respective valuation technique. The fair value hierarchy gives the highest priority to quoted prices in active markets for identical assets or liabilities (Level 1) and the lowest priority to unobservable inputs (Level 3). The Company’s assets and liabilities have been categorized based upon the following fair value hierarchy:

•

Level 1 inputs which are utilized for separate account assets and liabilities, utilize observable, quoted prices (unadjusted) in active markets for identical assets or liabilities that the Company has the ability to access at the measurement date. Financial assets utilizing Level 1 inputs include certain mutual funds.

•

Level 2 inputs utilize other than quoted prices included in Level 1 that are observable for the asset or liability, either directly or indirectly. Level 2 inputs, which are utilized for general and separate account assets and liabilities, include quoted prices for similar assets and liabilities in active markets and inputs, other than quoted prices, that are observable for the asset or liability, such as interest rates and yield curves that are observable at commonly quoted intervals. The fair values for some Level 2 securities are obtained from pricing services. The inputs used by the pricing services are reviewed at least quarterly or when the pricing vendor issues updates to its pricing methodology. For bond and separate account assets and liabilities, inputs include benchmark yields, reported trades, broker/dealer quotes, issuer spreads, two-sided markets, benchmark securities, bids, evaluated bids, offers and reference data including market research publications. Additional inputs utilized for assets and liabilities classified as Level 2 are:

○	Derivative instruments - trading activity, swap curves, credit spreads, currency volatility, net present value of cash flows and news sources.

○

Separate account assets and liabilities - various index data and news sources, amortized cost (which approximates fair value), trading activity, swap curves, credit spreads, recovery rates, restructuring, net present value of cash flows and quoted prices in markets that are not active or for which all significant inputs are observable, either directly or indirectly.

•

Level 3 inputs are unobservable and include situations where there is little, if any, market activity for the asset or liability. In general, the prices of Level 3 securities are obtained from single broker quotes and internal pricing models. If the broker’s inputs are largely unobservable, the valuation is classified as a Level 3. Broker quotes are validated through an internal analyst review process, which includes validation through known market conditions and other relevant data, as noted below. Internal models are usually cash flow based utilizing characteristics of the underlying collateral of the security such as default rate and other relevant data. Inputs utilized for securities classified as Level 3 are as follows:

○	Corporate debt securities - unadjusted single broker quotes which may be in an illiquid market or otherwise deemed unobservable.

The fair value of certain investments in the separate accounts and limited partnerships are estimated using net asset value per share as a practical expedient, and are excluded from the fair value hierarchy levels in Note 5. These net asset values are based on the fair value of the underlying investments, less liabilities.

58

GREAT-WEST LIFE & ANNUITY INSURANCE COMPANY

Notes to Statutory Financial Statements

(In Thousands, Except Share Amounts)

In certain cases, the inputs used to measure fair value may fall into different levels of the fair value hierarchy. In such cases, the level in the fair value hierarchy within which the fair value measurement in its entirety falls has been determined based on the lowest level input that is significant to the fair value measurement in its entirety. The Company’s assessment of the significance of a particular input to the fair value measurement in its entirety requires judgment and considers factors specific to the asset or liability

Overall, transfers between levels are attributable to a change in the observability of inputs. Assets are transferred to a lower level in the hierarchy when a significant input cannot be corroborated with market observable data. This may occur when market activity decreases and underlying inputs cannot be observed, current prices are not available, and/or when there are significant variances in quoted prices, thereby affecting transparency. Assets are transferred to a higher level in the hierarchy when circumstances change such that a significant input can be corroborated with market observable data. This may be due to a significant increase in market activity including recent trades, a specific event, or one or more significant input(s) becoming observable. All transfers between levels are recognized at the beginning of the reporting period in which the transfer occurred. There were no transfers during the year.

The policies and procedures utilized to review, account for, and report on the value and level of the Company’s securities were determined and implemented by the Finance division. The Investments division is responsible for the processes related to security purchases and sales and provides valuation and leveling input to the Finance division when necessary. Both divisions within the Company have worked in conjunction to establish thorough pricing, review, approval, accounting, and reporting policies and procedures around the securities valuation process.

In some instances, securities are priced using external broker quotes. In most cases, when broker quotes are used as pricing inputs, more than one broker quote is obtained. External broker quotes are reviewed internally by comparing the quotes to similar securities in the public market and/or to vendor pricing, if available. Additionally, external broker quotes are compared to market reported trade activity to ascertain whether the price is reasonable, reflective of the current market prices, and takes into account the characteristics of the Company’s securities.

Derivative financial instruments

The Company enters into derivative transactions which include the use of interest rate swaps, interest rate swaptions, cross-currency swaps, foreign currency forwards, U.S. government treasury futures contracts, Eurodollar futures contracts, futures on equity indices and interest rate swap futures. The Company uses these derivative instruments to manage various risks, including interest rate and foreign currency exchange rate risk associated with its invested assets and liabilities. Derivative instruments are not used for speculative reasons. Certain of the Company’s over-the-counter (“OTC”) derivatives are cleared and settled through a central clearing counterparty while others are bilateral contracts between the Company and a counterparty.

Derivatives are reported as other invested assets or other liabilities. Although some derivatives are executed under a master netting arrangement, the Company does not offset in the Statutory Statements of Admitted Assets, Liabilities, Capital and Surplus the carrying value of those derivative instruments and the related cash collateral or net derivative receivables and payables executed with the same counterparty under the same master netting arrangement. Derivatives that qualify for hedge accounting treatment are valued using the valuation method (either amortized cost or fair value) consistent with the underlying hedged asset or liability. At inception of a derivative transaction, the hedge relationship and risk management objective is documented and the designation of the derivative is determined based on specific criteria of the transaction. Derivatives where hedge accounting is either not elected, or that are not eligible for hedge accounting, are stated at fair value with changes in fair value recognized in unassigned surplus in the period of change. Investment gains and losses generally result from the termination of derivative contracts prior to expiration and are generally recognized in net income and may be subject to IMR.

The Company uses derivative financial instruments for risk management purposes associated with certain invested assets and policy liabilities. Derivatives are used to (a) hedge the economic effects of interest rate and stock market movements on the Company’s guaranteed lifetime withdrawal benefit (“GLWB”) liability, (b) hedge the economic effect of a large increase in interest rates on the Company’s general account life insurance, group pension liabilities and certain separate account life insurance liabilities, (c) hedge the economic risks of other transactions such as future asset acquisitions or dispositions, the timing of liability pricing, currency risks on non-U.S. dollar denominated assets, and (d) convert floating rate assets or debt obligations to fixed rate assets or debt obligations for asset/liability management purposes.

59

GREAT-WEST LIFE & ANNUITY INSURANCE COMPANY

Notes to Statutory Financial Statements

(In Thousands, Except Share Amounts)

The Company controls the credit risk of its derivative contracts through credit approvals, limits, monitoring procedures and in many cases, requiring collateral. The Company’s exposure is limited to the portion of the fair value of derivative instruments that exceeds the value of the collateral held and not to the notional or contractual amounts of the derivatives.

Derivatives in a net asset position may have cash or securities pledged as collateral to the Company in accordance with the collateral support agreements with the counterparty. This collateral is held in a custodial account for the benefit of the Company. Unrestricted cash collateral is included in other assets and the obligation to return it is included in other liabilities. The cash collateral is reinvested in a government money market fund. Cash collateral pledged by the Company is included in other assets.

The Company may purchase a financial instrument that contains a derivative embedded in the financial instrument. Contracts that do not in their entirety meet the definition of a derivative instrument, may contain “embedded” derivative instruments implicit or explicit terms that affect some or all of the cash flows or the value of other exchanges required by the contract in a manner similar to a derivative instrument. An embedded derivative instrument shall not be separated from the host contract and accounted for separately as a derivative instrument.

Goodwill

Goodwill, resulting from acquisitions of subsidiaries that are reported in common stock and other invested assets, is amortized to unrealized capital gains/(losses) over the period in which the Company benefits economically, not to exceed ten years. Goodwill resulting from assumption reinsurance is reported in goodwill and is amortized to other insurance expenses over the period in which the Company benefits economically, not to exceed ten years. Admissible goodwill is limited in the aggregate to 10% of the Company’s adjusted capital and surplus. The Company tests goodwill for impairment annually or more frequently if events or circumstances indicate that there may be justification for conducting an interim test. If the carrying value of goodwill exceeds its fair value, the excess is recognized as impairment and recorded as a realized loss in the period in which the impairment is identified. There were no impairments of goodwill recognized during the years ended December 31, 2018 and 2017.

Cash value of company owned life insurance

The Company is the owner and beneficiary of life insurance policies which are included in Statutory Statements of Admitted Assets, Liabilities, Capital and Surplus at their cash surrender values. At December 31, 2018, the investments underlying variable life insurance policies utilize various fund structures, with underlying investment characteristics of 8% equity and 92% fixed income.

Net investment income

Interest income from bonds is recognized when earned. Interest income on contract loans is recognized in net investment income at the contract interest rate when earned. All investment income due and accrued with amounts that are deemed uncollectible or that are over 90 days past due, including mortgage loans in default (“in process of foreclosure”), is not included in investment income. Amounts over 90 days past due are non-admitted assets and are recorded as a reduction to unassigned surplus. Real estate due and accrued income is excluded from net investment income if its collection is uncertain.

Net realized capital gains (losses)

Realized capital gains and losses are reported as a component of net income and are determined on a specific identification basis. Interest-related gains and losses are primarily subject to IMR, while non-interest related gains and losses are primarily subject to AVR. Realized capital gains and losses also result from the termination of derivative contracts prior to expiration and may be subject to IMR.

Policy reserves

Life insurance and annuity policy reserves with life contingencies are computed on the basis of statutory mortality and interest requirements and without consideration for withdrawals. Annuity contract reserves without life contingencies are computed on the basis of statutory interest requirements.

60

GREAT-WEST LIFE & ANNUITY INSURANCE COMPANY

Notes to Statutory Financial Statements

(In Thousands, Except Share Amounts)

Policy reserves for life insurance are valued in accordance with the provision of applicable statutory regulations. Life insurance reserves are determined principally using the Commissioner’s Reserve Valuation Method, using the statutory mortality and interest requirements, without consideration for withdrawals. Some policies contain a surrender value in excess of the reserve as legally computed. This excess is calculated and recorded on a policy-by-policy basis.

Premium stabilization reserves are calculated for certain policies to reflect the Company’s estimate of experience refunds and interest accumulations on these policies. The reserves are invested by the Company. The income earned on these investments is accumulated in this reserve and is used to mitigate future premium rate increases for such policies.

Policy reserves ceded to other insurance companies are recorded as a reduction of the reserve liabilities.    The cost of reinsurance related to long-duration contracts is accounted for over the life of the underlying reinsured policies using assumptions consistent with those used to account for the underlying policies.

Policy and contract claims include provisions for reported life and health claims in process of settlement, valued in accordance with the terms of the related policies and contracts, as well as provisions for claims incurred but not reported based primarily on prior experience of the Company. As such, amounts are estimates, and the ultimate liability may differ from the amount recorded. Any changes in estimates will be reflected in the results of operations when additional information becomes known.

The liabilities for health claim reserves are determined using historical run-out rates, expected loss ratios and statistical analysis. The Company provides for significant claim volatility in areas where experience has fluctuated. The liabilities represent estimates of the ultimate net cost of all reported and unreported claims which are unpaid at year-end. Those estimates are subject to considerable variability in claim severity and frequency. The estimates are continually reviewed and adjusted as necessary as experience develops or new information becomes known; such adjustments are included in current operations.

Premium, fee income and expenses

Life insurance premiums are recognized when due. Annuity considerations are recognized as revenue when received. Accident and health premiums are earned ratably over the terms of the related insurance and reinsurance contracts or policies. Life and accident and health insurance premiums received in advance are recorded as a liability and recognized as income when the premiums become earned. Fees from assets under management, assets under administration, shareholder servicing, mortality and expense risk charges, administration and record-keeping services and investment advisory services are recognized when earned in fee income or other income. Expenses incurred in connection with acquiring new insurance business, including acquisition costs such as sales commissions, are charged to operations as incurred.

Income taxes

The Company is included in the consolidated federal income tax return of Lifeco U.S. The federal income tax expense reported in the Statutory Statements of Operations represent income taxes provided on income that is currently taxable, excluding tax on net realized capital gains and losses. A net deferred tax asset is included in the Statutory Statements of Admitted Assets, Liabilities, Capital and Surplus which is recorded using the asset and liability method in which deferred tax assets and liabilities are recorded for expected future tax consequences of events that have been recognized in either the Company’s statutory financial statements or tax returns. Deferred income tax assets are subject to limitations prescribed by statutory accounting principles. The change in deferred income taxes is treated as a component of the change in unassigned funds.

2. Accounting Changes

Changes in Accounting Principles

In 2009, the NAIC introduced Principle-Based Reserving (“PBR”) as a new method for calculating life insurance policy reserves. In cases where the PBR reserve is higher, it will replace the historic formulaic measure with one that more accurately reflects the risks of highly complex products. PBR is effective for 2017; however, companies are permitted to delay implementation until January 1, 2020. The Company will defer implementation for life and fixed annuity contracts until January 1, 2020 and is currently evaluating impact of adoption of PBR on its statutory financial statements.

In 2018, the Statutory Accounting Principles Working Group adopted, as final, a new SSAP No. 108, Derivatives Hedging Variable Annuity Guarantees, and a corresponding Issue Paper No. 159, Special Accounting for Limited Derivatives. The new

61

GREAT-WEST LIFE & ANNUITY INSURANCE COMPANY

Notes to Statutory Financial Statements

(In Thousands, Except Share Amounts)

SSAP, which prescribes guidance for derivatives that hedge interest rate risk of variable annuity guarantees, was adopted with an effective date of January 1, 2020, with early adoption permitted as of January 1, 2019. The Company is currently evaluating impact of adoption of this elective guidance on its statutory financial statements.

3. Related Party Transactions

In the normal course of business the Company enters into agreements with related parties whereby it provides and/or receives record-keeping services, investment advisory services, and tax-related services, as well as corporate support services which include general and administrative services, information technology services, sales and service support and marketing services. The following table presents revenue earned, expenses incurred and expense reimbursement from insurance and non-insurance related parties for services provided and/or received pursuant to the service agreements. These amounts, in accordance with the terms of the contracts, are based upon market price, estimated costs incurred or resources expended as determined by number of policies, certificates in-force, administered assets or other similar drivers.

		Year Ended December 31,			Financial
Description	Related party	2018	2017	2016	statement line

Provides corporate support service	Insurance affiliates: Great-West Life & Annuity Insurance Company of New York (“GWL&A NY”)(1), Great-West Life & Annuity Insurance Company of South Carolina (“GWSC”)(1),The Canada Life Assurance Company (“CLAC”)(2) and Great-West Life Assurance Company (“Great-West Life”)(2)	$(15,522)	$(14,610)	$(14,895)	Other insurance benefits and expenses
	Non-insurance affiliates: FASCore, LLC (“FASCore”)(1), Advised Assets Group, LLC (“AAG”)(1), Great-West Capital Management, LLC (“GWCM”)(1), Great-West Trust Company, LLC (“GWTC”)(1), GWFS Equities, Inc. (“GWFS”)(1), Great-West Financial Retirement Plan Services (“Great-West RPS”)(1), Emjay, Inc.(1), MAM Holding Inc.(2) and Putnam(3)	(142,424)	(113,504)	(102,698)
	Total	(157,946)	(128,114)	(117,593)

Receives corporate support services	Insurance affiliates: CLAC(1) and Great-West Life(1)	1,711	1,966	1,999	Other insurance
	Non-insurance affiliates: Putnam(2) and Great West Global(2)	3,381	3,128	5,922	benefits and expenses

	Total	5,092	5,094	7,921

Provides marketing, distribution and administrative services to certain underlying funds and/or mutual funds	Non-insurance affiliate: GWFS(1)	198,976	202,880	203,288	Other income

Provides record-keeping services	Non-insurance affiliates: GWTC(1)	38,200	30,517	21,110	Other income

	Non-insurance related party: Great-West Funds(4)	65,281	65,743	57,867

	Total	103,481	96,260	78,977
Receives record-keeping services	Insurance affiliate: GWL&A NY(1)	(2,551)	(2,423)	(2,096)	Other income
	Non-insurance affiliates: FASCore(1)and GWTC(1)	(342,803)	(316,923)	(291,945)
	Total	(345,354)	(319,346)	(294,041)

Receives custodial services	Non-insurance affiliate: GWTC(1)	(12,410)	(11,854)	(11,125)	Other income

Receives reimbursement from tax sharing indemnification related to state and local tax liabilities	Non-insurance affiliate: Putnam(3)	9,140	9,611	12,261	Other income

(1) A wholly-owned subsidiary of GWL&A

(2) An indirect wholly-owned subsidiary of Lifeco

(3) A wholly-owned subsidiary of Lifeco U.S.

62

GREAT-WEST LIFE & ANNUITY INSURANCE COMPANY

Notes to Statutory Financial Statements

(In Thousands, Except Share Amounts)

(4) An open-end management investment company, a related party of GWL&A

The Company’s separate accounts invest in shares of Great-West Funds, Inc. and Putnam Funds, which are affiliates of the Company and shares of other non-affiliated mutual funds and government and corporate bonds. The Company’s separate accounts include mutual funds or other investment options that purchase guaranteed interest annuity contracts issued by the Company. During the years ended December 31, 2018, 2017 and 2016, these purchases totaled $169,857, $292,774 and $183,365 respectively. As the general account investment contracts are also included in the separate account balances in the accompanying statutory statements of admitted assets, liabilities, capital and surplus, the Company has included the separate account assets and liabilities of $284,278 and $335,311 at December 31, 2018 and 2017, respectively, which is also included in the assets and liabilities of the general account at those dates.

The following table summarizes amounts due from parent and affiliates:

			December 31,

Related party	Indebtedness	Due date	2018	2017
GWFS(1)	On account	On demand	$34,394	$37,770

CLAC(2)	On account	On demand	—	20,063

GWTC(1)	On account	On demand	5,489	4,008

GWCM(1)	On account	On demand	1,367	2,179

AAG(1)	On account	On demand	3,088	994

GWSC(1)	On account	On demand	1,418	878

Putnam(3)	On account	On demand	4,027	—

Great-West RPS(1)	On account	On demand	324	595

Other related party receivables	On account	On demand	—	868

Total			$50,107	$67,355

(1) A wholly-owned subsidiary of GWL&A

(2) An indirect wholly-owned subsidiary of Lifeco

(3) A wholly-owned subsidiary of Lifeco U.S.

The following table summarizes amounts due to parent and affiliates:

			December 31,

Related party	Indebtedness	Due date	2018	2017
FASCore(1)	On account	On demand	$35,385	$46,371

Putnam(3)	On account	On demand	770	3,432

CLAC(2)	On account	On demand	4,032	—

Other related party payables	On account	On demand	1,548	2,278

Total			$41,735	$52,081

(1) A wholly-owned subsidiary of GWL&A

(2) An indirect wholly-owned subsidiary of Lifeco

(3) A wholly-owned subsidiary of Lifeco U.S.

Included in current federal income taxes recoverable at December 31, 2018 and 2017 is $72,188 and $17,456, respectively, of income tax receivable from Lifeco U.S. related to the consolidated income tax return filed by Lifeco U.S.

The Company (paid) received cash payments of $(42,577) and $171 from its subsidiary, GWSC, in 2018 and 2017, respectively, for the utilization of GWSC’s operating loss carryforward amounts under the terms of its tax sharing agreement. Additionally, during the years ended December 31, 2018, 2017 and 2016, the Company received interest income of $2,527, $3,044 and $2,733, respectively, from GWSC relating to the tax sharing agreement.

During the year ended December 31, 2018, the Company received dividends and return of capital of $106,000 and $680, respectively, from its subsidiaries, the largest being $42,000 from AAG. During the year ended December 31, 2017, the Company received dividends and return of capital of $82,500 and $1,150, respectively, from its subsidiaries, the largest being $35,000 from FASCore.

63

GREAT-WEST LIFE & ANNUITY INSURANCE COMPANY

Notes to Statutory Financial Statements

(In Thousands, Except Share Amounts)

During the years ended December 31, 2018 and 2017, the Company paid cash dividends to GWL&A Financial in the amounts of $152,295 and $145,301, respectively.

The Company and GWL&A NY have an agreement whereby the Company has committed to provide GWL&A NY financial support related to the maintenance of adequate regulatory surplus and liquidity.

4. Summary of Invested Assets

Investments in bonds consist of the following:

	December 31, 2018
	Book/adjusted carrying value	Gross unrealized gains	Gross unrealized losses	Fair value
U.S. government	$6,306	$926	$22	$7,210

U.S. states, territories and possessions	1,025,470	91,508	672	1,116,306

Political subdivisions of states and territories	842,211	63,945	2,034	904,122

Special revenue and special assessments	687	4	—	691

Industrial and miscellaneous	12,849,382	237,900	321,254	12,766,028

Parent, subsidiaries and affiliates	15,102	—	—	15,102

Hybrid securities	234,411	77	31,209	203,279

Loan-backed and structured securities	5,680,549	91,517	96,761	5,675,305

Total bonds	$20,654,118	$485,877	$451,952	$20,688,043

	December 31, 2017
	Book/adjusted carrying value	Gross unrealized gains	Gross unrealized losses	Fair value
U.S. government	$11,547	$1,603	$12	$13,138

U.S. states, territories and possessions	1,054,936	130,027	123	1,184,840

Political subdivisions of states and territories	949,988	89,898	1,486	1,038,400

Special revenue and special assessments	1,993	62	—	2,055

Industrial and miscellaneous	12,536,852	537,262	60,617	13,013,497

Parent, subsidiaries and affiliates	19,912	—	—	19,912

Hybrid securities	236,060	6,354	8,213	234,201

Loan-backed and structured securities	5,133,574	168,214	30,288	5,271,500

Total bonds	$19,944,862	$933,420	$100,739	$20,777,543

The book/adjusted carrying value and estimated fair value of bonds and assets receiving bond treatment, based on estimated cash flows, are shown in the table below. Actual maturities will likely differ from these projections because borrowers may have the right to call or prepay obligations with or without call or prepayment penalties.

	December 31, 2018
	Book/adjusted carrying value	Fair value
Due in one year or less	$767,254	$777,131

Due after one year through five years	3,834,629	3,863,897

Due after five years through ten years	6,883,504	6,803,249

Due after ten years	3,527,628	3,607,680

Loan-backed and structured securities	5,670,623	5,665,599

Total bonds	$20,683,638	$20,717,556

Loan-backed and structured securities include those issued by U.S. government and U.S. agencies.

64

GREAT-WEST LIFE & ANNUITY INSURANCE COMPANY

Notes to Statutory Financial Statements

(In Thousands, Except Share Amounts)

The following table summarizes information regarding the sales of securities:

	Years ended December 31,
	2018	2017 2016
Proceeds from sales	$12,788,008	$17,492,392	$23,931,241

Gross realized gains from sales	32,672	34,506	80,975

Gross realized losses from sales	30,960	56,354	34,646

Unrealized losses on bonds

The following tables summarize gross unrealized investment losses including the non-credit-related portion of OTTI losses, by class of investment:

	December 31, 2018
	Less than twelve months		Twelve months or longer		Total
Bonds:	Fair value	Unrealized loss and OTTI	Fair value	Unrealized loss and OTTI	Fair value	Unrealized loss and OTTI

U.S. government	$116	$4	$818	$19	$934	$23

U.S. states, territories and possessions	42,429	360	11,365	312	53,794	672

Political subdivisions of states and territories	103,774	1,115	28,604	919	132,378	2,034

Industrial and miscellaneous	6,334,837	235,993	2,763,614	201,312	9,098,451	437,305

Hybrid securities	104,167	13,710	88,517	17,498	192,684	31,208

Loan-backed and structured securities	2,462,938	46,794	1,568,844	53,417	4,031,782	100,211

Total bonds	$9,048,261	$297,976	$4,461,762	$273,477	$13,510,023	$571,453

Total number of securities in an unrealized loss position		815		475		1,290

	December 31, 2017
	Less than twelve months		Twelve months or longer		Total
Bonds:	Fair value	Unrealized loss and OTTI	Fair value	Unrealized loss and OTTI	Fair value	Unrealized loss and OTTI

U.S. government	$860	$12	$—	$—	$860	$12

U.S. states, territories and possessions	11,794	125	—	—	11,794	125

Political subdivisions of states and territories	13,114	56	43,949	1,430	57,063	1,486

Industrial and miscellaneous	1,911,630	17,016	1,708,202	74,659	3,619,832	91,675

Hybrid securities	—	—	106,351	8,214	106,351	8,214

Loan-backed and structured securities	1,530,747	12,379	694,016	19,586	2,224,763	31,965

Total bonds	$3,468,145	$29,588	$2,552,518	$103,889	$6,020,663	$133,477

Total number of securities in an unrealized loss position		328		257		585

Bonds - Total unrealized losses and OTTI increased by $437,983, or 328%, from December 31, 2017 to December 31, 2018. The increase in unrealized losses was across all asset classes and reflects higher interest rates at December 31, 2018 compared to December 31, 2017, resulting in lower valuations of these bonds.

Total unrealized losses greater than twelve months increased by $169,588 from December 31, 2017 to December 31, 2018. Industrial and miscellaneous account for 74%, or $201,312, of the unrealized losses and OTTI greater than twelve months at December 31, 2018. The majority of these bonds continue to be designated as investment grade. Management does not have the intent to sell these assets; therefore, an OTTI was not recognized in net income.

65

GREAT-WEST LIFE & ANNUITY INSURANCE COMPANY

Notes to Statutory Financial Statements

(In Thousands, Except Share Amounts)

Loan-backed and structured securities account for 20%, or $53,417, of the unrealized losses and OTTI greater than twelve months at December 31, 2018. Of the $53,417 of unrealized losses and OTTI over twelve months on loan-backed and structured securities, 99% or $52,708 are on securities which continue to be designated as investment grade. The present value of cash flows expected to be collected is not less than amortized cost and management does not have the intent to sell these assets; therefore, an OTTI was not recognized in net income.

Loan-backed and structured securities

The Company had a concentration in loan-backed and structured securities of 19% and 18% of total invested assets at December 31, 2018 and 2017, respectively.

Derivative financial instruments

Derivative transactions are generally entered into pursuant to International Swaps and Derivatives Association (“ISDA”) Master Agreements with approved counterparties that provide for a single net payment to be made by one party to the other on a daily basis, periodic payment dates, or at the due date, expiration, or termination of the agreement.

The ISDA Master Agreements contain provisions that would allow the counterparties to require immediate settlement of all derivative instruments in a net liability position if the Company were to default on any debt obligations over a certain threshold. The aggregate fair value, inclusive of accrued income and expense, of derivative instruments with credit-risk-related contingent features that were in a net liability position was $36,177 and $106,038 as of December 31, 2018 and 2017, respectively. The Company had pledged collateral related to these derivatives of $0 and $42,750 as of December 31, 2018 and 2017, respectively, in the normal course of business. If the credit-risk-related contingent features were triggered on December 31, 2018 the fair value of assets that could be required to settle the derivatives in a net liability position was $36,177.

At December 31, 2018 and 2017, the Company had pledged $30,220 and $42,750, respectively, of unrestricted cash collateral to counterparties in the normal course of business, while other counterparties had pledged $71,280 and $14,332 of unrestricted cash collateral to the Company to satisfy collateral netting arrangements, respectively.

At December 31, 2018 and 2017, the Company had pledged U.S. Treasury bills in the amount of $8,197 and $3,215, respectively, with a broker as collateral for futures contracts.

Types of derivative instruments and derivative strategies

Interest rate contracts

Cash flow hedges

Interest rate swap agreements are used to convert the interest rate on certain debt securities and debt obligations from a floating rate to a fixed rate.

Not designated as hedging instruments

The Company enters into certain transactions in which derivatives are hedging an economic risk but hedge accounting is either not elected or the transactions are not eligible for hedge accounting. These derivative instruments include: exchange-traded interest rate swap futures, OTC interest rate swaptions, OTC interest rate swaps, exchange-traded Eurodollar interest rate futures and treasury interest rate futures. Certain of the Company’s OTC derivatives are cleared and settled through a central clearing counterparty while others are bilateral contracts between the Company and a counterparty.

The derivative instruments mentioned above are economic hedges and used to manage risk. These transactions are used to offset changes in liabilities including those in variable annuity products, hedge the economic effect of a large increase in interest rates, manage the potential variability in future interest payments due to a change in credited interest rates and the related change in cash flows due to increased surrenders, and manage interest rate risks of forecasted acquisitions of bonds and forecasted liability pricing.

66

GREAT-WEST LIFE & ANNUITY INSURANCE COMPANY

Notes to Statutory Financial Statements

(In Thousands, Except Share Amounts)

Foreign currency contracts

Cross-currency swaps and foreign currency forwards are used to manage the foreign currency exchange rate risk associated with investments denominated in other than U.S. dollars. The Company uses cross-currency swaps to convert interest and principal payments on foreign denominated debt instruments into U.S. dollars. Cross-currency swaps may be designated as cash flow hedges; however, some are not eligible for hedge accounting. The Company uses foreign currency forwards to reduce the risk of foreign currency exchange rate changes on proceeds received on sales of foreign denominated debt instruments; however, hedge accounting is not elected.

Equity contracts

The Company uses futures on equity indices to offset changes in GLWB liabilities; however, they are not eligible for hedge accounting.

The following tables summarize derivative financial instruments:

	December 31, 2018
	Notional amount	Net book/adjusted carrying value (1)	Fair value (2)

Hedge designation/derivative type:

Derivatives designated as hedges:

Cash flow hedges:

Interest rate swaps	$22,300	$—	$6,248

Cross-currency swaps	886,018	55,808	39,109

Total derivatives designated as hedges	908,318	55,808	45,357

Derivatives not designated as hedges:

Interest rate swaps	636,500	(13,645)	(12,775)

Futures on equity indices	137,829	5,920	(786)

Interest rate futures	53,000	2,276	37

Interest rate swaptions	194,330	173	173

Cross-currency swaps	573,703	26,208	24,945

Total derivatives not designated as hedges	1,595,362	20,932	11,594

Total cash flow hedges, and derivatives not designated as hedges	$2,503,680	$76,740	$56,951

(1) The book/adjusted carrying value excludes accrued income and expense. The book/adjusted carrying value of all derivatives in an asset position is reported within other invested assets and the book/adjusted carrying value of all derivatives in a liability position is reported within other liabilities in the Statutory Statements of Admitted Assets, Liabilities, Capital and Surplus.

(2) The fair value includes accrued income and expense.

67

GREAT-WEST LIFE & ANNUITY INSURANCE COMPANY

Notes to Statutory Financial Statements

(In Thousands, Except Share Amounts)

	December 31, 2017
	Notional amount	Net book/adjusted carrying value	Fair value

Hedge designation/derivative type:

Derivatives designated as hedges:

Cash flow hedges:

Interest rate swaps	$388,800	$—	$28,725

Cross-currency swaps	800,060	4,710	(31,358)

Total cash flow hedges	1,188,860	4,710	(2,633)

Derivatives not designated as hedges:

Interest rate swaps	519,100	(3,911)	(3,911)

Futures on equity indices	22,074	857	77

Interest rate futures	60,700	2,358	(5)

Interest rate swaptions	164,522	75	75

Cross-currency swaps	612,733	(21,279)	(21,279)

Total derivatives not designated as hedges	1,379,129	(21,900)	(25,043)

Total cash flow hedges and derivatives not designated as hedges	$2,567,989	$(17,190)	$(27,676)

The following table presents net unrealized gains/(losses) on derivatives not designated as hedging instruments as reported in the Statutory Statements of Changes in Capital and Surplus:

	Net unrealized gain (loss) on derivatives recognized in surplus
	Year Ended December 31,
	2018	2017	2016

Derivatives not designated as hedging instruments:

Interest rate swaps	$(8,039)	$130	$(4,901)

Interest rate swaptions	198	(54)	196

Futures on equity indices	297	(363)	531

Interest rate futures	159	48	(37)

Cross-currency swaps	32,525	(39,021)	44,541

Total	$25,140	$(39,260)	$40,330

Securities Lending

Securities classified as industrial and miscellaneous with a cost or amortized cost of $47,218 and estimated fair values of $43,425 were on loan under the program at December 31, 2018. There were no securities on loan at December 31, 2017. The Company received cash of $45,102 as collateral at December 31, 2018.

The Company’s securities lending agreements are open agreements meaning the borrower can return and the Company can recall the loaned securities at any time.

The cash collateral received of $45,102 was reinvested into short-term repurchase agreements which are collateralized by U.S. government or U.S. government agency securities and mature in under 30 days.

68

GREAT-WEST LIFE & ANNUITY INSURANCE COMPANY

Notes to Statutory Financial Statements

(In Thousands, Except Share Amounts)

Dollar Repurchase Agreements

Dollar repurchase agreements with a book/adjusted carrying value of $688,765 at December 31, 2018, was included with bonds in the Statutory Statement of Admitted Assets, Liabilities, Capital and Surplus. At December 31, 2018, the obligation of $664,650 to repurchase the agreements at a later date was recorded in repurchase agreements liabilities. The following table summarizes the securities underlying the dollar repurchase agreements at December 31, 2018:

	December 31, 2018
Issuer	Book/adjusted carrying value	Fair value	Maturity

FHLMC	$66,283	$64,754	1/1/2034

FHLMC	482,628	471,162	1/1/2049

FNMA	35,506	34,925	1/1/2034

FNMA	104,348	101,971	1/1/2049

Total	$688,765	$672,812

There were no dollar repurchase agreements open at December 31, 2017.

The cash collateral of $664,791 related to the dollar repurchase agreement program at December 31, 2018 was primarily reinvested into investment grade corporate securities with a book/adjusted carrying value of $664,791 and fair value of $657,553, with maturities greater than 3 years.

Reverse Repurchase Agreements

The Company had short-term reverse repurchase agreements with book/adjusted carrying values of $11,200 and $23,200 at December 31, 2018 and December 31, 2017, respectively, with maturities of 2 days to 1 week. The fair value of securities acquired under the tri-party agreement and held on the Company’s behalf was $11,424 and $23,664 at December 31, 2018 and December 31, 2017, respectively.

69

GREAT-WEST LIFE & ANNUITY INSURANCE COMPANY

Notes to Statutory Financial Statements

(In Thousands, Except Share Amounts)

Restricted Assets

The following tables summarize collateral pledged by the Company and investments on deposit or in trust accounts controlled by various state insurance departments in accordance with statutory requirements:

	December 31, 2018
	Gross (Admitted & Non-admitted) Restricted									Percentage
	Total General Account (G/A)	G/A Supporting S/A Activity	Total Separate Account (S/A) Restricted Assets	S/A Assets Supporting G/A Activity	Total	Total From Prior Year	Increase/ (Decrease)	Total Non- admitted Restricted	Total Admitted Restricted	Gross (Admitted & Non- admitted) Restricted to Total Assets	Admitted Restricted to Total Admitted Assets
Restricted Asset Category:

Collateral held under security lending arrangements	$45,102	$—	$—	$—	$45,102	$—	$45,102	$—	$45,102	0.08%	0.08%

Subject to repurchase agreements	—	—	—	—	—	—	—	—	—	0.00%	0.00%

Subject to reverse repurchase agreements	11,200	—	—	—	11,200	23,200	(12,000)	—	11,200	0.02%	0.02%
Subject to dollar repurchase agreements	688,765	—	—	—	688,765	—	688,765	—	688,765	1.23%	1.23%

On deposit with states	4,443	—	—	—	4,443	4,351	92	—	4,443	0.01%	0.01%

On deposit with other regulatory bodies	603	—	—	—	603	627	(24)	—	603	0.00%	0.00%

Pledged as collateral not captured in other categories:

Futures margin deposits	8,197	—	—	—	8,197	3,388	4,809	—	8,197	0.02%	0.02%

Other collateral	5,320	—	—	—	5,320	—	5,320	—	5,320	0.01%	0.01%

Derivative cash collateral	30,220	—	—	—	30,220	42,751	(12,531)	—	30,220	0.05%	0.05%

Other restricted assets	1,259	—	—	—	1,259	228	1,031	—	1,259	0.00%	0.00%

Total Restricted Assets	$795,109	$—	$—	$—	$795,109	$74,545	$720,564	$—	$795,109	1.42%	1.43%

	December 31, 2017
	Gross (Admitted & Non-admitted) Restricted									Percentage
	Total General Account (G/A)	G/A Supporting S/A Activity	Total Separate Account (S/A) Restricted Assets	S/A Assets Supporting G/A Activity	Total	Total From Prior Year	Increase/ (Decrease)	Total Non- admitted Restricted	Total Admitted Restricted	Gross (Admitted & Non- admitted) Restricted to Total Assets	Admitted Restricted to Total Admitted Assets
Restricted Asset Category:
Subject to reverse repurchase agreements	$23,200	$—	$—	$—	$23,200	$—	$23,200	$—	$23,200	0.000%	0.000%

On deposit with states	4,351	—	—	—	4,351	4,350	1	—	4,351	0.000%	0.000%

On deposit with other regulatory bodies	627	—	—	—	627	513	114	—	627	0.000%	0.000%

Other restricted assets	228	—	—	—	228	581	(353)	—	228	0.000%	0.000%

Pledged as collateral not captured in other categories:

Futures margin deposits	3,215	—	173	—	3,388	3,570	(182)	—	3,388	0.000%	0.000%

Derivative cash collateral	42,750	—	1	—	42,751	—	42,751	—	42,751	0.000%	0.000%

Total Restricted Assets	$74,371	$—	$174	$—	$74,545	$9,014	$65,531	$—	$74,545	0.000%	0.000%

70

GREAT-WEST LIFE & ANNUITY INSURANCE COMPANY

Notes to Statutory Financial Statements

(In Thousands, Except Share Amounts)

Net Investment Income

The following table summarizes net investment income:

	Years Ended December 31,
	2018	2017 2016

Bonds	$822,645	$817,282	$787,272

Common stock	221	425	633

Mortgage loans	169,415	164,055	151,505

Real estate	26,557	25,979	25,401

Contract loans	199,507	198,672	198,846

Cash, cash equivalents and short-term investments	4,749	6,556	7,030

Derivative instruments	16,308	16,216	10,029

Other invested assets	125,821	100,134	116,701

Miscellaneous	1,896	4,552	1,761

Gross investment income	1,367,119	1,333,871	1,299,178

Expenses	(59,732)	(66,908)	(63,337)

Net investment income	$1,307,387	$1,266,963	$1,235,841

The amount of interest incurred and charged to investment expense during the years ended December 31, 2018, 2017 and 2016 was $22,070, $29,278 and $31,042, respectively.

The following table summarizes net realized capital gains (losses) on investments net of federal income tax and interest maintenance reserve transfer:

	Year Ended December 31,
	2018	2017	2016

Net realized capital gains (losses), before federal income tax	$4,905	$(19,270)	$46,048

Less: Federal income tax	1,030	(6,745)	16,117

Net realized capital gains (losses), before IMR transfer	3,875	(12,525)	29,931
Net realized capital gains (losses) transferred to IMR, net of federal income tax of ($1,781), ($7,032) and $16,707, respectively	(6,701)	(13,060)	31,027

Net realized capital gains (losses), net of federal income tax expense (benefit) of $2,811, $287 and ($590), respectively, and IMR transfer	$10,576	$535	$(1,096)

Concentrations

The Company had the following bond concentrations based on total invested assets:

	Concentration by type
	December 31,
	2018	2017

Industrial and miscellaneous	56%	56%

	Concentration by industry
	December 31,
	2018	2017

Financial services	14%	13%

Utilities	8%	10%

71

GREAT-WEST LIFE & ANNUITY INSURANCE COMPANY

Notes to Statutory Financial Statements

(In Thousands, Except Share Amounts)

Mortgage Loans

The recorded investment of the commercial mortgage loan portfolio categorized as performing was $4,207,611 and $3,872,084 as of December 31, 2018 and 2017, respectively. These mortgages were current as of December 31, 2018 and 2017.

The maximum lending rates for commercial mortgage loans originated during the years ended December 31, 2018 and 2017 were 4.61% and 4.23%, respectively. The minimum lending rates for commercial mortgage loans originated during the years ended December 31, 2018 and 2017 were 3.51% and 3.17%, respectively.

During 2018 and 2017, the maximum percentage of any one loan to the value of security at the time of the loan, exclusive of insured or guaranteed or purchase money mortgages, was 69% and 69%, respectively.

The following table summarizes activity in the commercial mortgage provision allowance for the years ended December 31, 2018 and 2017:

	Year ended December 31,

	2018	2017

Beginning balance	$745	$2,713

Additions charged to operations	—	157

Direct write-downs charged against the allowances	—	(600)

Recoveries of amounts previously charged off	—	(1,525)

Ending balance	$745	$745

The following tables present concentrations of the total commercial mortgage portfolio:

	Concentration by type

	December 31,

	2018	2017

Multi-family	37%	39%

Industrial	29%	25%

Office	17%	17%

Retail	10%	11%

Other	7%	8%

	100%	100%

	Concentration by geographic area

	December 31,

	2018	2017

Pacific	35%	36%

East North Central	18%	16%

South Atlantic	14%	13%

Middle Atlantic	10%	11%

Mountain	9%	10%

Other	8%	8%

West South Central	6%	6%

	100%	100%

72

GREAT-WEST LIFE & ANNUITY INSURANCE COMPANY

Notes to Statutory Financial Statements

(In Thousands, Except Share Amounts)

Troubled Debt Restructuring

After being impaired in 2016, a security classified as industrial and miscellaneous was subject to a troubled debt restructuring in August 2017, under which the original security with a recorded investment, after impairments, of $11,710 was extinguished in exchange for new assets. Cash, equities, receivable and debt in the amounts of $1,887, $6,591, $164 and $3,068, respectively, were acquired in full satisfaction of the original debt. The new debt has extended the maturity date from December 30, 2017 to August 1, 2022 and the interest rate increased from 7% to 8%. Upon consummation of the troubled debt restructuring, a total realized capital loss of $7,789 was recorded in the “Net realized capital gains (losses) less capital gains tax and transfers to interest maintenance reserve” line on the Statutory Statements of Operations. There were no payment defaults recognized on previously restructured investments.

5. Fair Value Measurements

The following tables summarize the fair value hierarchy for all financial instruments and invested assets:

			Fair Value Measurements at Reporting Date

Type of financial instrument			December 31, 2018
Assets:	Aggregate fair value	Admitted assets and liabilities	(Level 1)	(Level 2)	(Level 3)	Net Asset Value (NAV)	Total (All Levels)

Bonds	$20,688,043	$20,654,118	$—	$20,666,851	$21,192	$—	$20,688,043

Common stock	35,635	35,635	35,635	—	—	—	35,635

Mortgage loans	4,176,880	4,206,865	—	4,176,880	—	—	4,176,880

Real estate	137,700	38,962	—	—	137,700	—	137,700

Cash, cash equivalents and short-term investments	228,997	229,003	188,283	40,714	—	—	228,997

Contract loans	4,122,637	4,122,637	—	4,122,637	—	—	4,122,637

Other long-term invested assets	392,232	338,837	—	319,299	31	72,902	392,232

Securities lending collateral assets	45,102	45,102	—	45,102	—	—	45,102

Collateral under derivative counterparty collateral agreements	101,561	101,561	101,561	—	—	—	101,561

Other collateral	9,315	9,315	9,315	—	—	—	9,315

Receivable for securities	9,654	9,654	—	9,654	—	—	9,654

Derivative instruments	114,612	115,922	66	114,546	—	—	114,612

Separate account assets	24,639,265	24,654,916	13,236,266	10,975,973	—	427,026	24,639,265

Total assets	$54,701,633	$54,562,527	$13,571,126	$40,471,656	$158,923	$499,928	$54,701,633

Liabilities:

Deposit-type contracts	$196,778	$189,895	$—	$196,778	$—	$—	$196,778

Commercial paper	98,859	98,859	—	98,859	—	—	98,859

Payable under securities lending agreements	45,102	45,102	—	45,102	—	—	45,102

Collateral under derivative counterparty collateral agreements	71,280	71,280	71,280	—	—	—	71,280

Other collateral	3,995	3,995	3,995	—	—	—	3,995

Payable for securities	11,096	11,096	—	11,096	—	—	11,096

Derivative instruments	57,660	47,378	814	56,846	—	—	57,660

Dollar repurchase agreements	664,650	664,650	—	664,650	—	—	664,650

Separate account liabilities	251,806	251,806	44	251,762	—	—	251,806

Total liabilities	$1,401,226	$1,384,061	$76,133	$1,325,093	$—	$—	$1,401,226

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GREAT-WEST LIFE & ANNUITY INSURANCE COMPANY

Notes to Statutory Financial Statements

(In Thousands, Except Share Amounts)

			Fair Value Measurements at Reporting Date

Type of financial instrument			December 31, 2017
Assets:	Aggregate fair value	Admitted assets and liabilities	(Level 1)	(Level 2)	(Level 3)	Total (All Levels)

Bonds	$20,777,543	$19,944,862	$—	$20,750,605	$26,938	$20,777,543

Mortgage loans	3,858,883	3,871,338	—	3,858,883	—	3,858,883

Real estate	137,526	37,768	—	—	137,526	137,526

Cash, cash equivalents and short-term investments	242,084	242,084	198,869	43,215	—	242,084

Contract loans	4,078,669	4,078,669	—	4,078,669	—	4,078,669

Other long-term invested assets	412,019	325,181	—	363,198	48,821	412,019

Collateral under derivative counterparty collateral agreements	57,420	57,420	57,420	—	—	57,420

Receivable for securities	23,760	23,135	—	23,760	—	23,760

Derivative instruments	78,431	68,439	98	78,333	—	78,431

Separate account assets	28,222,102	28,197,126	16,058,519	12,163,583	—	28,222,102

Total assets	$57,888,437	$56,846,022	$16,314,906	$41,360,246	$213,285	$57,888,437

Liabilities:

Deposit-type contracts	$219,909	$206,134	$—	$219,909	$—	$219,909

Commercial paper	99,886	99,886	—	99,886	—	99,886

Collateral under derivative counterparty collateral agreements	14,332	14,332	14,332	—	—	14,332

Payable for securities	2,364	2,364	—	2,364	—	2,364

Derivative instruments	106,106	88,843	26	106,080	—	106,106

Separate account liabilities	409,275	409,275	9	409,266	—	409,275

Total liabilities	$851,872	$820,834	$14,367	$837,505	$—	$851,872

Bonds and common stock

The fair values for bonds and common stock are generally based upon evaluated prices from independent pricing services. In cases where these prices are not readily available, fair values are estimated by the Company. To determine estimated fair value for these instruments, the Company generally utilizes discounted cash flow models with market observable pricing inputs such as spreads, average life, and credit quality. Fair value estimates are made at a specific point in time, based on available market information and judgments about financial instruments, including estimates of the timing and amounts of expected future cash flows and the credit standing of the issuer or counterparty.

Mortgage loans

Mortgage loan fair value estimates are generally based on discounted cash flows. A discount rate matrix is used where the discount rate valuing a specific mortgage generally corresponds to that mortgage’s remaining term and credit quality. Management believes the discount rate used is comparable to the credit, interest rate, term, servicing costs, and risks of loans similar to the portfolio loans that the Company would make today given its internal pricing strategy.

Real estate

The estimated fair value for real estate is based on the unadjusted appraised value which includes factors such as comparable property sales, property income analysis, and capitalization rates.

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GREAT-WEST LIFE & ANNUITY INSURANCE COMPANY

Notes to Statutory Financial Statements

(In Thousands, Except Share Amounts)

Cash, cash equivalents, short-term investments, collateral receivable and payable under securities lending agreements, receivable and payable for securities, dollar repurchase agreements and commercial paper

The amortized cost of cash, cash equivalents, short-term investments, collateral receivable and payable under securities lending agreements, receivable and payable for securities, dollar repurchase agreements and commercial paper is a reasonable estimate of fair value due to their short-term nature and the high credit quality of the issuers, counterparties and obligor. Cash equivalent investments also include money market funds that are valued using unadjusted quoted prices in active markets.

Contract loans

The Company believes the fair value of contract loans approximates book value. Contract loans are funds provided to contract holders in return for a claim on the contract. The funds provided are limited to the cash surrender value of the underlying contract. The nature of contract loans is to have a negligible default risk as the loans are fully collateralized by the value of the contract. Contract loans do not have a stated maturity and the balances and accrued interest are repaid either by the contractholder or with proceeds from the contract. Due to the collateralized nature of contract loans and unpredictable timing of repayments, the Company believes the fair value of contract loans approximates carrying value.

Other long-term invested assets

The fair values of other long-term invested assets are based on the specific asset type. Other invested assets that are held as bonds, such as surplus notes, are primarily valued the same as bonds. For low-income housing tax credits, amortized cost approximates fair value.

Limited partnership interests represent the Company’s minority ownership interests in pooled investment funds. These funds employ varying investment strategies that primarily make private equity investments across diverse industries and geographical focuses. The net asset value, determined using the partnership financial statement reported capital account adjusted for other relevant information, which may impact the exit value of the investments, is used as a practical expedient to estimate fair value. Distributions by these investments are generated from investment gains, from operating income generated by the underlying investments of the funds and from liquidation of the underlying assets of the funds, which are estimated to be liquidated over the next one to 10 years. In the absence of permitted sales of its ownership interest, the Company will be redeemed out of the partnership interests through distributions.

Collateral under derivative counterparty collateral agreements and other collateral

Included in other assets is cash collateral received from or pledged to counterparties and included in other liabilities is the obligation to return the cash collateral to the counterparties. The carrying value of the collateral is a reasonable estimate of fair value.

Derivative instruments

The estimated fair values of OTC derivatives, primarily consisting of cross-currency swaps, interest rate swaps and interest rate swaptions, are the estimated amount the Company would receive or pay to terminate the agreements at the end of each reporting period, taking into consideration current interest rates and other relevant factors.

Separate account assets

Separate account assets and liabilities primarily include investments in mutual funds, unregistered funds, most of which are not subject to redemption restrictions, bonds, and short-term securities. Mutual funds and unregistered funds are recorded at net asset value, which approximates fair value, on a daily basis. The bond and short-term investments are valued in the same manner, and using the same pricing sources and inputs as the bond and short-term investments of the Company.

Deposit-type contracts

Fair values for liabilities under deposit-type insurance contracts are estimated using discounted liability calculations, adjusted to approximate the effect of current market interest rates for the assets supporting the liabilities.

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GREAT-WEST LIFE & ANNUITY INSURANCE COMPANY

Notes to Statutory Financial Statements

(In Thousands, Except Share Amounts)

Fair value hierarchy

The following tables present information about the Company’s financial assets and liabilities carried at fair value and indicates the fair value hierarchy of the valuation techniques utilized by the Company to determine such fair value:

	Fair Value Measurements at Reporting Date

	December 31, 2018
				Net Asset Value	Total
Assets:	(Level 1)	(Level 2)	(Level 3)	(NAV)	(All Levels)

Bonds

Industrial and miscellaneous	$—	$—	$1,275	$—	$1,275

Common stock

Mutual funds	30,969	—	—	—	30,969

Industrial and miscellaneous	4,666	—	—	—	4,666

Other invested assets

Limited partnerships	—	—	—	72,902	72,902

Derivatives

Interest rate swaps	—	8,964	—	—	8,964

Cross-currency swaps	—	39,705	—	—	39,705

Interest rate swaptions	—	173	—	—	173

Separate account assets (1)	13,212,700	9,887,836	—	427,026	23,527,562

Total assets	$13,248,335	$9,936,678	$1,275	$499,928	$23,686,216

Liabilities:

Derivatives

Interest rate swaps	$—	21,740	$—	$—	$21,740

Cross-currency swaps	—	14,760	—	—	14,760

Separate account liabilities (1)	44	251,762	—	—	251,806

Total liabilities	$44	$288,262	$—	$—	$288,306

(1) Includes only separate account investments which are carried at the fair value of the underlying invested assets or liabilities owned by the separate accounts.

	Fair Value Measurements at Reporting Date

	December 31, 2017
				Total
Assets:	(Level 1)	(Level 2)	(Level 3)	(All Levels)

Bonds

Industrial and miscellaneous	$—	$—	$1,297	$1,297

States	—	228	—	228

Derivatives

Interest rate swaps	—	9,732	—	9,732

Cross-currency swaps	—	20,320	—	20,320

Interest rate swaptions	—	75	—	75

Separate account assets (1)	16,057,788	11,172,811	—	27,230,599

Total assets	$16,057,788	$11,203,166	$1,297	$27,262,251

Liabilities:

Derivatives

Interest rate swaps	$—	$13,643	$—	$13,643

Cross-currency swaps	—	41,599	—	41,599

Separate account liabilities (1)	9	409,266	—	409,275

Total liabilities	$9	$464,508	$—	$464,517

(1) Include only separate account investments which are carried at the fair value of the underlying invested assets or liabilities owned by the separate accounts.

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GREAT-WEST LIFE & ANNUITY INSURANCE COMPANY

Notes to Statutory Financial Statements

(In Thousands, Except Share Amounts)

6.   Non-Admitted Assets

The following table summarizes the Company’s non-admitted assets:

	December 31, 2018			December 31, 2017
Type	Asset	Non- admitted asset	Admitted asset	Asset	Non- admitted asset	Admitted asset

Common stock	$131,883	$—	$131,883	$109,948	$1,971	$107,977

Cash, cash equivalents and short-term investments	229,434	431	229,003	242,084	—	242,084

Other invested assets	607,793	1,006	606,787	569,702	3,515	566,187

Premiums deferred and uncollected	25,904	109	25,795	16,232	313	15,919

Deferred income taxes	340,645	190,148	150,497	382,188	232,873	149,315

Due from parent, subsidiaries and affiliate	94,542	44,435	50,107	110,901	43,546	67,355

Other prepaid assets	28,150	28,150	—	16,478	16,478	—

Capitalized internal use software	58,658	58,658	—	55,279	55,279	—

Furniture, fixtures and equipment	4,949	4,949	—	16,182	5,196	10,986

Reinsurance recoverable	8,468	378	8,090	7,090	—	7,090

Other assets	234,504	2,539	231,965	152,955	553	152,402

Total	$1,764,930	$330,803	$1,434,127	$1,679,039	$359,724	$1,319,315

The following table summarizes the Company’s aggregate Statement of Admitted Assets, Liabilities, Capital and Surplus values of all subsidiary, controlled and affiliated entities (“SCA”), except insurance SCA entities as follows:

	December 31, 2018			December 31, 2017
Type	Asset	Non- admitted asset	Admitted asset	Asset	Non- admitted asset	Admitted asset

Common stock	$13,544	$—	$13,544	$15,636	$1,971	$13,665

Other invested assets	143,533	975	142,558	151,318	1,610	149,708

Total	$157,077	$975	$156,102	$166,954	$3,581	$163,373

7.   Premiums Deferred and Uncollected

The following table summarizes the Company’s ordinary and group life insurance premiums and annuity considerations deferred and uncollected, both gross and net of loading:

	December 31, 2018		December 31, 2017
Type	Gross	Net of loading	Gross	Net of loading

Ordinary new business	$427	$221	$226	$64

Ordinary renewal business	31,069	25,544	20,681	16,095

Group life	32	30	(260)	(240)

Total	$31,528	$25,795	$20,647	$15,919

8.   Business Combination and Goodwill

The Company’s goodwill is the result of two types of transactions.

Goodwill that arises as a result of the acquisition of subsidiary limited liability companies is included in other invested assets in the accompanying Statutory Statement of Admitted Assets, Liabilities and Capital. On August 29, 2014, the Company completed the acquisition of all of the voting equity interests in the J.P. Morgan Retirement Plan Services (“RPS”) large-market

77

GREAT-WEST LIFE & ANNUITY INSURANCE COMPANY

Notes to Statutory Financial Statements

(In Thousands, Except Share Amounts)

recordkeeping business. This transaction was accounted for as a statutory purchase. Goodwill of $51,098 was recorded in other invested assets, which will be amortized over 10 years. At December 31, 2018 and 2017, the Company has $28,955 and $34,065, respectively, of admitted goodwill related to this acquisition. Goodwill amortization of $5,110 was recorded for the years ended December 31, 2018, 2017 and 2016.

Acquisition date	Cost of acquired entity	Original amount of admitted goodwill	Admitted goodwill as of December 31, 2018	Amount of goodwill amortized for the year ended December 31, 2018	Admitted goodwill as a % of SCA book/adjusted carrying value, gross of admitted goodwill

August 29, 2014	$64,169	$51,098	$28,955	$5,110	104.4%

In addition, goodwill that arises as a result of the acquisition of various assumption reinsurance agreements is included in goodwill in the accompanying Statutory Statement of Admitted Assets, Liabilities and Capital. At December 31, 2018 and 2017, this goodwill was fully amortized. During each of the years ended December 31, 2018, 2017 and 2016, the Company recorded $0, $977 and $12,929, respectively, of goodwill amortization related to these acquisitions.

9. Reinsurance

In the normal course of its business, the Company seeks to limit its exposure to loss on any single insured and to recover a portion of benefits paid by ceding risks to other insurance enterprises under excess coverage and coinsurance contracts. The Company retains an initial maximum of $3,500 of coverage per individual life. This initial retention limit of $3,500 may increase due to automatic policy increases in coverage at a maximum rate of $175 per annum, with an overall maximum increase in coverage of $1,000.

Ceded reinsurance contracts do not relieve the Company from its obligations to policyholders. The failure of reinsurers to honor their obligations could result in losses to the Company. The Company evaluates the financial condition of its reinsurers and monitors concentrations of credit risk arising from similar geographic regions, activities or economic characteristics of the reinsurers to minimize its exposure to significant losses from reinsurer insolvencies.

The Company assumes risk from approximately 40 insurers and reinsurers by participating in yearly renewable term and coinsurance pool agreements. When assuming risk, the Company seeks to generate revenue while maintaining reciprocal working relationships with these partners as they also seek to limit their exposure to loss on any single life.

Maximum capacity to be retained by the Company is dictated at the treaty level and is monitored annually to ensure the total risk retained on any one life is limited to a maximum retention of $4,500.

The Company did not have any write-offs for uncollectible reinsurance receivables during the years ended December 31, 2018 and 2017 for losses incurred, loss adjustment expenses incurred or premiums earned.

The Company does not have any uncollectible reinsurance, commutation of ceded reinsurance, or certified reinsurer downgraded of status subject to revocation.

10. Aggregate Reserves

Aggregate reserves are computed in accordance with the Commissioner’s Annuity Reserve Valuation Method (“CARVM”) and the Commissioner’s Reserve Valuation Method (“CRVM”), the standard statutory reserving methodologies.

The significant assumptions used to determine the liability for future life insurance benefits are as follows:

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GREAT-WEST LIFE & ANNUITY INSURANCE COMPANY

Notes to Statutory Financial Statements

(In Thousands, Except Share Amounts)

Interest	- Life Insurance	2.25% to 6.00%

	- Annuity Funds	3.00% to 11.25%

	- Disability	2.50% to 6.00%

Mortality	- Life Insurance	Various valuation tables, primarily including 1941, 1958, 1980 and 2001 Commissioners Standard Ordinary (“CSO”) tables, and American Experience

	- Annuity Funds	Various annuity valuation tables, primarily including the GA 1951, 71, 83a and 2012 Individual Annuitant Mortality (“IAM”), Group Annuity Reserve (“GAR”) 94, 1971 and 1983 Group Annuity Mortality (“GAM”), and Annuity 2000

Morbidity	- Disability	1970 Intercompany DISA Group Disability Tables

The Company waives deduction of deferred fractional premiums upon the death of the insured. When surrender values exceed aggregate reserves, excess cash value reserves are held.

Policies issued at premium corresponding to ages higher than the true ages are valued at the rated-up ages. Policies providing for payment at death during certain periods of an amount less than the full amount of insurance, being policies subject to liens, are valued as if the full amount is payable without any deduction.

For policies issued with, or subsequently subject to, an extra premium payable annually, an extra reserve is held. The extra premium reserve is the unearned gross extra premium payable during the year if the policies are rated for reasons other than medical impairments. For medical impairments, the extra premium reserve is calculated as the excess of the reserve based on rated mortality over that based on standard mortality. All substandard annuities are valued at their true ages.

At December 31, 2018 and 2017, the Company had $3,904,519 and $4,354,703, respectively of insurance in force for which the gross premiums are less than the net premiums according to the standard valuation set by the Division.

Tabular interest, tabular interest on funds not involving life contingencies and tabular cost have been determined from the basic data for the calculation of aggregate reserves. Tabular less actual reserves released has been determined from basic data for the calculation of aggregate reserves and the actual reserves released.

The withdrawal characteristics of annuity reserves and deposit liabilities are as follows:

	December 31, 2018
	General Account	Separate Account with Guarantees	Separate Account Non- guaranteed	Total	Percent of total gross

Subject to discretionary withdrawal:

With market value adjustment	$850,240	$—	$—	$850,240	2.8%

At book value less current surrender charges of 5% or more	779,760	—	—	779,760	2.5%

At fair value	—	6,460,894	11,311,267	17,772,161	57.5%

Total with adjustment or at market value	1,630,000	6,460,894	11,311,267	19,402,161	62.8%

At book value without adjustment (minimal or no charge adjustment)	155,150	—	—	155,150	0.5%

Not subject to discretionary withdrawal	11,355,177	—	—	11,355,177	36.7%

Total gross	13,140,327	6,460,894	11,311,267	30,912,488	100.0%

Reinsurance ceded	1,479	—	—	1,479

Total, net	$13,138,848	$6,460,894	$11,311,267	$30,911,009

79

GREAT-WEST LIFE & ANNUITY INSURANCE COMPANY

Notes to Statutory Financial Statements

(In Thousands, Except Share Amounts)

	December 31, 2017
	General Account	Separate Account with Guarantees	Separate Account Non- guaranteed	Total	Percent of total gross

Subject to discretionary withdrawal:

With market value adjustment	$780,008	$—	$—	$780,008	2.3%

At book value less current surrender charges of 5% or more	716,402	—	—	716,402	2.1%

At fair value	—	6,914,918	14,390,470	21,305,388	62.4%

Total with adjustment or at market value	1,496,410	6,914,918	14,390,470	22,801,798	66.8%

At book value without adjustment (minimal or no charge adjustment)	159,104	—	—	159,104	0.5%

Not subject to discretionary withdrawal	11,181,649	—	—	11,181,649	32.7%

Total gross	12,837,163	6,914,918	14,390,470	34,142,551	100.0%

Reinsurance ceded	73,007	—	—	73,007

Total, net	$12,764,156	$6,914,918	$14,390,470	$34,069,544

The following information is obtained from the applicable exhibit in the Company’s December 31, 2018 and 2017 annual statements and related separate account annual statement, both of which are filed with the Division and is provided to reconcile annuity reserves and deposit funds to amounts reported in the Statutory Statements of Admitted Assets, Liabilities, Capital and Surplus:

	December 31,
	2018	2017

Life and Accident and Health Annual Statement (net of reinsurance):

Annuities included in aggregate reserve for life policies and contracts	$12,936,341	$12,544,414

Supplementary contracts with life contingencies and other contracts included in aggregate reserve for life policies and contracts	12,611	13,608

Liability for deposit-type contracts	189,896	206,134

Subtotal - general account	13,138,848	12,764,156

Separate Accounts Annual Statement:

Annuities included in aggregate reserve for life policies and contracts	17,772,161	21,305,388

Total	$30,911,009	$34,069,544

11. Liability for Unpaid Claims and Claim Adjustment Expenses

Activity in the accident and health liability for unpaid claims and for claim adjustment expenses included in aggregate reserve for life policies and contracts and accident and health policies, excluding unearned premium reserves, is summarized as follows:

	2018	2017

Balance, January 1, net of reinsurance of $25,283 and $28,843	$243,517	$240,280

Incurred related to:

Current year	38,844	53,969

Prior year	6,634	(6,728)

Total incurred	45,478	47,241

Paid related to:

Current year	(10,375)	(6,896)

Prior year	(31,091)	(37,108)

Total paid	(41,466)	(44,004)

Balance, December 31, net of reinsurance of $19,082 and $25,283	$247,529	$243,517

80

GREAT-WEST LIFE & ANNUITY INSURANCE COMPANY

Notes to Statutory Financial Statements

(In Thousands, Except Share Amounts)

Reserves for incurred claims and claim adjustment expenses attributable to insured events of prior years has increased (decreased) by $6,634 and $(6,728) during the years ended December 31, 2018 and 2017, respectively. The change in both years is the result of ongoing analysis of recent claim development trends.

12. Commercial Paper

The Company has a commercial paper program that is partially supported by a $50,000 credit facility agreement. The commercial paper has been given a rating of A-1+ by Standard & Poor’s Ratings Services and a rating of P-1 by Moody’s Investors Service, each being the highest rating available. The Company’s issuance of commercial paper is not used to fund daily operations and does not have a significant impact on the Company’s liquidity.

The following table provides information regarding the Company’s commercial paper program:

	December 31,
	2018	2017

Face value	$98,859	$99,886

Carrying value	$98,859	$99,886

Interest expense paid	$1,746	$974

Effective interest rate	2.5% - 2.7%	1.4% - 1.7%

Maturity range (days)	16 - 25	19 - 67

13. Separate Accounts

The Company utilizes separate accounts to record and account for assets and liabilities for particular lines of business and/or transactions. The Company reported assets and liabilities from the following product lines into a separate account:

•	Individual Annuity Product
•	Group Annuity Product
•	Variable Life Insurance Product
•	Hybrid Ordinary Life Insurance Product
•	Individual Indexed-Linked Annuity Product

In accordance with the domiciliary state procedures for approving items within the separate account, the separate account classification of the following items are supported by Colorado Insurance Code Section 10-7-402:

•	Individual Annuity
•	Group Annuity
•	Variable Life Insurance Product

The following items are supported by direct approval by the Commissioner:

•	Hybrid Ordinary Life Insurance Product
•	Group Annuity - Custom Stable Value Asset Funds
•	Variable Life Insurance Product
•	Individual Indexed-Linked Annuity Product

The Company’s separate accounts invest in shares of Great-West Funds, Inc. and Putnam Funds, open-end management investment companies, which are related parties of the Company, and shares of other non-affiliated mutual funds. and government and corporate bonds.

Some assets within each of the Company’s separate accounts are considered legally insulated whereas others are not legally insulated from the general account. The legal insulation of the separate accounts prevents such assets from being generally available to satisfy claims resulting from the general account.

81

GREAT-WEST LIFE & ANNUITY INSURANCE COMPANY

Notes to Statutory Financial Statements

(In Thousands, Except Share Amounts)

At December 31, 2018 and 2017, the Company’s separate account assets that are legally insulated from the general account claims are $24,652,973 and $28,192,883, respectively.

Some separate account liabilities are guaranteed by the general account. In accordance with the guarantees provided, if the investment proceeds are insufficient to cover the rate of return guaranteed for the product, the policyholder proceeds will be remitted by the general account. To compensate the general account for the risk taken, the separate account has paid risk charges of $11,608, $12,581, $12,961, $12,542 and $12,171 for the years ended December 31, 2018, 2017, 2016, 2015 and 2014, respectively. No separate account guarantees were paid by the general account for the years ending December 31, 2018, 2017, 2016, 2015 and 2014, respectively.

Separate accounts with guarantees

The Government Guaranteed Funds are separate accounts investing in fixed income securities backed by the credit of the U.S. Government, its agencies or its instrumentalities.

The Stable Asset Funds invest in investment-grade corporate bonds in addition to the above mentioned securities.

The Company also has separate accounts comprised of assets underlying variable universal life policies issued privately to accredited investors. The accounts invest in investment grade fixed income securities.

The Individual Indexed-Linked Annuity Product provides returns based on the performance of one or more indices and invests in fixed income securities. The returns from these securities are invested in derivative instruments which mimic the returns of select indices. There is also a return of premium death benefit guarantee to policyholders.

The Government Guaranteed Funds and Stable Asset Funds have a guaranteed minimum crediting rate of at least 0%. All of the above separate accounts provide a book value guarantee. Some of them also provide a death benefit of the greater of account balance or premium paid.

Distributions to a participant are based on the participant’s account balance and are permitted for the purpose of paying a benefit to a participant. Distributions for purposes other than paying a benefit to a participant may be restricted. Participants’ distributions are based on the amount of their account balance, whereas, distributions as a result of termination of the group annuity contract are based on net assets attributable to the contract and can be made to the group through (1) transfer of the underlying securities and any remaining cash balance, or (2) transfer of the cash balance after sale of the Fund’s securities.

Most guaranteed separate account assets and related liabilities are carried at fair value. Certain separate account assets are carried at book value based on the prescribed deviation from the Division.

Non-guaranteed separate accounts

The non-guaranteed separate accounts include unit investment trusts or series accounts that invest in diversified open-end management investment companies. These separate account assets and related liabilities are carried at fair value.

The investments in shares are valued at the closing net asset value as determined by the appropriate fund/portfolio at the end of each day. The net investment experience of the separate account is credited directly to the policyholder and can be positive or negative. Some of the separate accounts provide an incidental death benefit of the greater of the policyholder’s account balance or premium paid and some provide an incidental annual withdrawal benefit for the life of the policyholder. Certain contracts contain provisions relating to a contingent deferred sales charge. In such contracts, charges will be made for total or partial surrender of a participant annuity account in excess of the “free amount” before the retirement date by a deduction from a participant’s account. The “free amount” is an amount equal to 10% of the participant account value at December 31 of the calendar year prior to the partial or total surrender.

The following tables provide information regarding the Company’s separate accounts:

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GREAT-WEST LIFE & ANNUITY INSURANCE COMPANY

Notes to Statutory Financial Statements

(In Thousands, Except Share Amounts)

	Year Ended December 31, 2018
	Non-indexed guaranteed less than/equal to 4%	Non-guaranteed separate account	Total
Premiums, considerations or deposits	$721,339	$1,900,171	$2,621,510

Reserves

For accounts with assets at:

Fair value	$7,286,636	$15,682,027	$22,968,663

Amortized cost	1,107,812	—	1,107,812

Total reserves	$8,394,448	$15,682,027	$24,076,475

By withdrawal characteristics:

At fair value	$7,286,636	$15,682,027	$22,968,663

At book value without fair value adjustment and with current surrender charge less than 5%	1,107,812	—	1,107,812

Total subject to discretionary withdrawals	$8,394,448	$15,682,027	$24,076,475

	Year Ended December 31, 2017
	Non-indexed guaranteed less than/equal to 4%	Non-guaranteed separate account	Total
Premiums, considerations or deposits	$560,537	$1,888,820	$2,449,357

Reserves

For accounts with assets at:

Fair value	$7,918,332	$18,643,242	$26,561,574

Amortized cost	958,780	—	958,780

Total reserves	$8,877,112	$18,643,242	$27,520,354

By withdrawal characteristics:

At fair value	$7,918,332	$18,643,242	$26,561,574

At book value without fair value adjustment and with current surrender charge less than 5%	958,780	—	958,780

Total subject to discretionary withdrawals	$8,877,112	$18,643,242	$27,520,354

A reconciliation of the amounts transferred to and from the separate accounts is presented below:

	Year Ended December 31,
	2018	2017	2016

Transfers as reported in the Summary of Operations of the separate account statement:

Transfers to separate accounts	$2,621,510	$2,449,357	$2,686,225

Transfers from separate accounts	(5,198,817)	(4,417,525)	(3,561,699)

Net transfers from separate accounts	(2,577,307)	(1,968,168)	(875,474)

Reconciling adjustments:

Net transfer of reserves to separate accounts	1,464,314	1,023,384	773,253

Miscellaneous other	528	140	739

Net transfers as reported in the Statements of Operations	$(1,112,465)	$(944,644)	$(101,482)

83

GREAT-WEST LIFE & ANNUITY INSURANCE COMPANY

Notes to Statutory Financial Statements

(In Thousands, Except Share Amounts)

14.  Capital and Surplus, Dividend Restrictions, and Other Matters

On November 15, 2004, the Company issued a surplus note in the face amount of $195,000 to GWL&A Financial. The proceeds were used to redeem a $175,000 surplus note issued May 4, 1999 and for general corporate purposes. The new surplus note bears interest at the rate of 6.675% and is due November 14, 2034. The carrying amount of the surplus note was $194,558 and $194,530 at December 31, 2018 and 2017, respectively. Payments of principal and interest under this surplus note can be made only with prior written approval of the Commissioner of Insurance of the State of Colorado. Such payments are payable only out of surplus funds of the Company and only if at the time of such payment, and after giving effect to the making thereof, the financial condition of the Company is such that its surplus would not fall below two and one-half times the authorized control level as required by the most recent risk-based capital calculations. Subject to the foregoing restrictions on payment of principal and interest, (a) interest is payable on the principal sum of the surplus note semi-annually, in arrears, on May 14 and November 14 of each year, and (b) the surplus note may only be redeemed prior to its stated maturity in connection with (i) a mandatory redemption by the Company in the event of a redemption or acceleration by GWL&A Financial Inc., of its 6.675% junior subordinated deferrable debentures due November 14, 2034, or (ii) an optional redemption by the Company at any time on or after November 15, 2024. Interest paid on the note was $13,016 for all the years ended December 31, 2018, 2017 and 2016, respectively, bringing total interest paid from inception to December 31, 2018 to $182,227. The amount of unapproved principal and interest was $0 at December 31, 2018 and 2017.

On May 19, 2006, the Company issued a surplus note in the face amount and carrying amount of $333,400 to GWL&A Financial Inc. The proceeds were used for general corporate purposes. Initially, the surplus note bore interest at the rate of 7.203% per annum, and was payable on each May 16 and November 16 until May 16, 2016. After May 16, 2016, the surplus note bears an interest rate of 2.588% plus the then current three-month London Interbank Offering Rate. The carrying amount of the surplus note was $0 and $333,400 at December 31, 2018 and 2017. The surplus note became redeemable by the company at the principal amount plus any accrued and unpaid interest after May 16, 2016. On June 15, 2018, this surplus note was redeemed in full. Payments of principal and interest under the surplus note can be made only with prior written approval of the Commissioner of Insurance of the State of Colorado. Such payments are payable out of surplus funds of the Company and only if at the time of such payment, and after giving effect to the making thereof, the financial condition of the Company is such that its surplus would not fall below two and one-half times the authorized control level as required by the most recent risk-based capital calculations. Interest paid on the note was $6,868, $12,721 and $16,137 for the year ended December 31, 2018, 2017 and 2016, respectively, bringing total interest paid from inception to December 31, 2018 to $262,875. The amount of unapproved principal and interest was $0 at December 31, 2018 and 2017.

On December 29, 2017, the Company issued a surplus note in the face amount and carrying amount of $12,000 to GWL&A Financial Inc. The proceeds were used for general corporate purposes. The surplus note bears an interest rate of 3.5% per annum. The note matures of December 29, 2027. Payments of principal and interest under the surplus note can be made only with prior written approval of the Commissioner of Insurance of the State of Colorado. Such payments are payable out of surplus funds of the Company and only if at the time of such payment, and after giving effect to the making thereof, the financial condition of the Company is such that its surplus would not fall below two and one-half times the authorized control level as required by the most recent risk-based capital calculations. Interest paid on the note during 2018, 2017 and 2016 amounted to $420, $2 and $0, respectively, bringing total interest paid from inception to December 31, 2018 to $422. The amount of unapproved principal and interest was $0 at December 31, 2018.

On May 17, 2018, the Company issued a surplus note in the face amount and carrying amount of $346,218 to GWL&A Financial Inc. The proceeds were used to redeem the $333,400 surplus note issued in 2006 and for general corporate purposes. The surplus note bears an interest rate of 4.881% per annum. The note matures on May 17, 2048. Payments of principal and interest under the surplus note can be made only with prior written approval of the Commissioner of Insurance of the State of Colorado. Such payments are payable out of surplus funds of the Company and only if at the time of such payment, and after giving effect to the making thereof, the financial condition of the Company is such that its surplus would not fall below two and one-half times the authorized control level as required by the most recent risk-based capital calculations. Interest paid on the note during 2018 and 2017 amounted to $10,515 and $0, respectively, bringing total interest paid from inception to December 31, 2018 to $10,515 The amount of unapproved principal and interest was $0 at December 31, 2018.

In the first quarter of 2018, the Company realized a $39,921 after tax gain on an interest rate swap that hedged the existing $333,400 surplus note. The Company adjusted the basis of the hedged item, in this case the surplus note, for the amount of the after tax gain. Further, the Company accounted for the redemption of the $333,400 surplus note and the issuance of the $346,218 surplus note in the second quarter as debt modification instead of debt extinguishment. Therefore, the after tax swap

84

GREAT-WEST LIFE & ANNUITY INSURANCE COMPANY

Notes to Statutory Financial Statements

(In Thousands, Except Share Amounts)

gain will be amortized into income over the 30 year life of the new surplus note. Amortization of the gain during 2018, 2017 and 2016 amounted to $998, $0 and $0, respectively bringing the total amortization from inception to December 31, 2018 amounted to $998, leaving an unamortized balance of $38,923 in surplus as part of the surplus note amounts.

Interest paid to GWL&A Financial attributable to these surplus notes, was $30,819, $25,739 and $29,153 for the years ended December 31, 2018, 2017 and 2016, respectively.

As an insurance company domiciled in the State of Colorado, the Company is required to maintain a minimum of $2,000 of capital and surplus. In addition, the maximum amount of dividends which can be paid to stockholders by insurance companies domiciled in the State of Colorado, without prior approval of the Insurance Commissioner, is subject to restrictions relating to statutory capital and surplus and statutory net gain from operations. The Company may pay an amount less than $132,692 of dividends during the year ended December 31, 2019, without the prior approval of the Colorado Insurance Commissioner. Prior to any payment of dividends, the Company provides notice to the Colorado Insurance Commissioner. Dividends are non-cumulative.

The Company paid cash dividends on common stock during 2018 as follows: $24,000 on March 30, 2018 (ordinary); $20,000 on May 1, 2018 (extraordinary); $55,895 on May 17, 2018 (extraordinary); $30,000 on September 28, 2018 (extraordinary) and $22,400 on September 29, 2018 (extraordinary). Dividends during 2017 were paid as follows: $77,000 on March 15, 2017 (extraordinary); $60,301 on June 15, 2017 (ordinary); and $8,000 on September 29, 2017 (ordinary). Dividends are paid as determined by the Board of Directors, subject to the limitations described above.

The portion of unassigned funds (surplus) represented or (reduced) by each of the following items is:

	December 31,
	2018	2017

Unrealized gains (losses)	$152,801	$165,416

Non-admitted assets	(330,803)	(359,724)

Asset valuation reserve	(204,393)	(203,546)

Provision for reinsurance	(17)	(17)

Separate account business	(1,076)	(868)

Risk-based capital (“RBC”) is a regulatory tool for measuring the minimum amount of capital appropriate for a life, accident and health organization to support its overall business operations in consideration of its size and risk profile. The Division requires the Company to maintain minimum capital and surplus equal to the company action level as calculated in the RBC model. The Company exceeds the required amount.

15. Federal Income Taxes

The following table presents the components of the net admitted deferred tax asset (liability):

	December 31, 2018			December 31, 2017			Change
	Ordinary	Capital	Total	Ordinary	Capital	Total	Ordinary	Capital	Total

Gross deferred tax assets	$368,917	$2,793	$371,710	$388,131	$16,580	$404,711	$(19,214)	$(13,787)	$(33,001)

Valuation allowance adjustment	—	—	—	—	—	—	—	—	—

Adjusted gross deferred tax asset	368,917	2,793	371,710	388,131	16,580	404,711	(19,214)	(13,787)	(33,001)

Deferred tax assets non-admitted	(189,578)	(570)	(190,148)	(228,728)	(4,145)	(232,873)	39,150	3,575	42,725

Net admitted deferred tax asset	179,339	2,223	181,562	159,403	12,435	171,838	19,936	(10,212)	9,724

Gross deferred tax liabilities	(31,065)	—	(31,065)	(22,523)	—	(22,523)	(8,542)	—	(8,542)

Net admitted deferred tax asset	$148,274	$2,223	$150,497	$136,880	$12,435	$149,315	$11,394	$(10,212)	$1,182

The Company admits deferred tax assets pursuant to paragraphs 11.a, 11.b.i, 11.b.ii, and 11.c, in SSAP No. 101. The following table presents the amount of deferred tax asset admitted under each component of SSAP No. 101:

85

GREAT-WEST LIFE & ANNUITY INSURANCE COMPANY

Notes to Statutory Financial Statements

(In Thousands, Except Share Amounts)

	December 31, 2018			December 31, 2017			Change
	Ordinary	Capital	Total	Ordinary	Capital	Total	Ordinary	Capital	Total

(a) Federal income taxes paid in prior years recoverable through loss carrybacks	$—	$2,224	$2,224	$—	$3,884	$3,884	$—	$(1,660)	$(1,660)

(b) Adjusted gross deferred tax assets expected to be realized (excluding the amount of deferred tax assets from (a) above) after application of the threshold limitation (lesser of (i) and (ii) below)	148,274		148,274	136,880	8,551	145,431	11,394	(8,551)	2,843

(i) Adjusted gross deferred tax assets expected to be realized following the balance sheet date	148,274		148,274	136,880	8,551	145,431	11,394	(8,551)	2,843

(ii) Adjusted gross deferred tax assets expected allowed per limitation threshold			175,682			145,431	—	—	30,251

(c) Adjusted gross deferred tax assets (excluding the amount of deferred tax assets from (a) and (b) above) offset by gross deferred tax liabilities	31,065	—	31,065	22,523	—	22,523	8,542	—	8,542

Total deferred tax assets admitted as a result of the application of SSAP No. 101	$179,339	$2,224	$181,563	$159,403	$12,435	$171,838	$19,936	$(10,211)	$9,725

The following table presents the threshold limitations utilized in the admissibility of deferred tax assets under paragraph 11.b of SSAP No. 101:

	2018	2017

Ratio percentage used to determine recovery period and threshold limitation amount	867.76%	894.97%

Amount of adjusted capital and surplus used to determine recovery period and threshold limitation	$1,171,212	$969,537

The following table presents the impact of tax planning strategies:

	December 31, 2018 December 31, 2017				Change
	Ordinary	Capital	Ordinary	Capital	Ordinary	Capital

Adjusted gross deferred tax asset	$368,917	$2,793	$388,131	$16,580	$(19,214)	$(13,787)

% of adjusted gross deferred tax asset by character attributable to tax planning strategies	—%	—%	—%	—%	—%	—%

Net admitted adjusted gross deferred tax assets	$179,339	$2,224	$159,403	$12,435	$19,936	$(10,211)

% of net admitted adjusted gross deferred tax asset by character attributable to tax planning strategies	—%	—%	—%	—%	—%	—%

The Company’s tax planning strategies do not include the use of reinsurance.

There are no temporary differences for which deferred tax liabilities are not recognized.

The components of current income taxes incurred include the following:

	Year Ended December 31,
	2018	2017	Change

Current income tax	$(17,604)	$50,584	$(68,188)

Federal income tax on net capital gains	1,030	(6,744)	7,774

Total	$(16,574)	$43,840	$(60,414)

86

GREAT-WEST LIFE & ANNUITY INSURANCE COMPANY

Notes to Statutory Financial Statements

(In Thousands, Except Share Amounts)

	Year Ended December 31,
	2017	2016	Change

Current income tax	$50,584	$(37,932)	$88,516

Federal income tax on net capital gains	(6,744)	16,117	(22,861)

Total	$43,840	$(21,815)	$65,655

87

GREAT-WEST LIFE & ANNUITY INSURANCE COMPANY

Notes to Statutory Financial Statements

(In Thousands, Except Share Amounts)

The tax effects of temporary differences, which give rise to the deferred income tax assets and liabilities are as follows:

	December 31,
Deferred income tax assets:	2018	2017	Change

Ordinary:

Reserves	$80,303	$65,831	$14,472

Investments	4,374	1,263	3,111

Deferred acquisition costs	76,759	77,369	(610)

Provision for dividends	3,399	4,593	(1,194)

Fixed assets	3,264	2,761	503

Compensation and benefit accrual	20,890	22,065	(1,175)

Receivables - non-admitted	13,991	12,737	1,254

Tax credit carryforward	131,409	168,567	(37,158)

Other	34,527	32,945	1,582

Total ordinary gross deferred tax assets	368,916	388,131	(19,215)

Valuation allowance adjustment	—	—	—

Total adjusted ordinary gross deferred tax assets	368,916	388,131	(19,215)

Non-admitted ordinary deferred tax assets	(189,578)	(228,728)	39,150

Admitted ordinary deferred tax assets	179,338	159,403	19,935

Capital:			—

Investments	2,793	16,580	(13,787)

Total capital gross deferred tax assets	2,793	16,580	(13,787)

Valuation allowance adjustment	—	—	—

Total adjusted gross capital deferred tax assets	2,793	16,580	(13,787)

Non-admitted capital deferred tax assets	(569)	(4,145)	3,576

Admitted capital deferred tax assets	2,224	12,435	(10,211)

Total admitted deferred tax assets	$181,562	$171,838	$9,724

Deferred income tax liabilities:

Ordinary:

Investments	$—	$(4,501)	$4,501

Premium receivable	(5,417)	(3,343)	(2,074)

Policyholder Reserves	(17,644)	(10,033)	(7,611)

Experience Refunds	(5,079)	—	(5,079)

Other	(2,925)	(4,646)	1,721

Total ordinary deferred tax liabilities	(31,065)	(22,523)	(8,542)

Net admitted deferred income tax asset	$150,497	$149,315	$1,182

88

GREAT-WEST LIFE & ANNUITY INSURANCE COMPANY

Notes to Statutory Financial Statements

(In Thousands, Except Share Amounts)

The change in deferred income taxes reported in surplus before consideration of non-admitted assets is comprised of the following components:

	December 31,
	2018	2017	Change

Total deferred income tax assets	$371,710	$404,711	$(33,001)

Total deferred income tax liabilities	(31,065)	(22,523)	(8,542)

Net deferred income tax asset	$340,645	$382,188	(41,543)

Tax effect of unrealized capital gains (losses)			(260)

Other surplus			1,071

Change in net deferred income tax			$(40,732)

	December 31,
	2017	2016	Change

Total deferred income tax assets	$404,711	$521,431	$(116,720)

Total deferred income tax liabilities	(22,523)	(20,681)	(1,842)

Net deferred income tax asset	$382,188	$500,750	(118,562)

Tax effect of unrealized capital gains (losses)			6,427

Other surplus			1,607

Change in net deferred income tax			$(110,528)

The provision for federal income taxes and change in deferred income taxes differ from that which would be obtained by applying the statutory federal income tax rate of 21% and 35% to income before income taxes. The significant items causing this difference are as follows:

	December 31,
	2018	2017	2016

Income tax expense at statutory rate	$60,337	$77,023	$22,425

Federal tax rate change	—	132,029	—

Earnings from subsidiaries	(22,003)	(28,875)	(35,175)

Swap gain on debt refinancing	8,175	—	—

Dividend received deduction	(6,657)	(7,992)	(7,302)

Tax adjustment for interest maintenance reserve	(5,221)	(7,716)	(8,138)

Prior year adjustment	(4,124)	(1,881)	(2,032)

Tax effect on non-admitted assets	(3,476)	2,291	(1,111)

Tax credits	(2,901)	(908)	(21,212)

Income tax (benefit) on realized capital gain (loss)	1,030	(6,744)	16,117

Tax contingency	(607)	359	(99)

Other	(395)	(3,219)	(1,893)

Total	$24,158	$154,367	$(38,420)

	2018	2017	2016

Federal income taxes incurred	$(16,574)	$43,839	$(21,815)

Change in net deferred income taxes	40,732	110,528	(16,605)

Total income taxes	$24,158	$154,367	$(38,420)

On December 22, 2017, H.R. 1, the Tax Cuts and Jobs Act (the “Act”), was enacted. The legislation, which is generally effective for tax years beginning on January 1, 2018, represented significant U.S. tax reform and revised the Internal Revenue Code by, among other items, lowering the federal corporate income tax rate from 35% to 21% and modifying how the U.S.

89

GREAT-WEST LIFE & ANNUITY INSURANCE COMPANY

Notes to Statutory Financial Statements

(In Thousands, Except Share Amounts)

taxes multinational entities. Further, the Act changed how tax basis policy reserves, capitalized specified policy acquisition expenses, and the company’s share of the dividends received deduction and tax exempt interest are to be calculated.

Shortly after enactment, the Securities and Exchange Commission issued Staff Accounting Bulletin No. 118 (“SAB 118”) which provided US GAAP guidance on the accounting for the Act’s impact at December 31, 2017. A reporting entity could recognize provisional amounts, where the necessary information was not available, prepared or analyzed (including computations) in reasonable detail or where additional guidance was needed from the taxing authority to determine the appropriate application of the Act. A reporting entity’s provisional impact analysis was to be adjusted within the 12 month measurement period provided for under SAB 118. The Statutory Accounting Working Group subsequently provided informal interpretative guidance allowing for statutory accounting conformity with the SAB 118 US GAAP guidance.

The Company’s accounting for the income tax effects of the Act is complete as of the period ended December 31, 2018, and no material measurement period adjustments were recognized during the 2018 reporting period.

As of December 31, 2018, the Company had no operating loss carryforwards.

As of December 31, 2018, the Company has Guaranteed Federal Low Income Housing tax credit carryforwards of $111,328. These credits will begin to expire in 2030.

As of December 31, 2018, the Company has foreign tax credit carryforwards of $20,082. These credits will begin to expire in 2020.

The following are income taxes incurred in prior years that will be available for recoupment in the event of future net losses:

Year Ended December 31, 2018	$4,146

Year Ended December 31, 2017	13,328

The Company has no deposits admitted under Section 6603 of the Internal Revenue Code.

The Company’s federal income tax return is consolidated with the following entities (the “U.S. Consolidated Group”):

Great-West Lifeco U.S. LLC

Emjay Corporation

GWFS Equities, Inc.

GWL&A Financial Inc.

Great-West Life & Annuity Insurance Company of South Carolina

Great-West Life & Annuity Insurance Company of New York

Putnam Investments, LLC

Putnam Acquisition Financing, Inc.

Putnam Retail Management, LP

Putnam Retail Management GP, Inc.

Putnam Advisory Company, LLC

Putnam Advisory Holdings, LLC

Putnam Fiduciary Trust Company

Putnam Investor Services, Inc.

PanAgora Holdings, Inc

PanAgora Asset Management, Inc.

Putnam Advisory Holdings II, LLC

FASCore, LLC

Advised Assets Group, LLC

Great-West Trust Company, LLC

Great-West Capital Management, LLC

The Company, GWL&A NY and GWSC (“GWLA Subgroup”) are life insurance companies who form a life subgroup under the consolidated return regulations. These regulations determine whether the taxable income or losses of this subgroup may offset or be offset with the taxable income or losses of other non-life entities.

90

GREAT-WEST LIFE & ANNUITY INSURANCE COMPANY

Notes to Statutory Financial Statements

(In Thousands, Except Share Amounts)

The GWLA Subgroup accounts for income taxes on the modified separate return method on each of their separate company, statutory financial statements. Under this method, current and deferred tax expense or benefit is determined on a standalone basis; however the Company also considers taxable income or losses from other members of the GWLA Subgroup when determining its deferred tax assets and liabilities, and in evaluating the realizability of its deferred tax assets.

The method of settling income tax payables and receivables (“Tax Sharing Agreement”) among the U.S. consolidated group is subject to a written agreement approved by the Board of Directors, whereby settlement is made on a separate return basis (i.e., the amount that would be due to or from a jurisdiction had an actual separate return been filed) except for the current utilization of any net operating losses and other tax attributes by members of the U.S. Consolidated Group, which can lead to receiving a payment when none would be received from the jurisdiction had a real separate tax return been required. The GWLA Subgroup has a policy of settling intercompany balances as soon as practical after the filing of the federal consolidated return or receipt of the income tax refund from the Internal Revenue Service (“I.R.S.”).

The Company determines income tax contingencies in accordance with Statement of Statutory Accounting Principles No. 5R, Liabilities, Contingencies and Impairments of Assets (“SSAP No. 5R”) as modified by SSAP 101. As of December 31, 2018 the amount of tax contingencies computed in accordance with SSAP No. 5R is $0, with the exception of interest and penalties. The Company does not expect a significant increase in tax contingencies within the 12 month period following the balance sheet date.

The Company recognizes accrued interest and penalties related to tax contingencies in current income tax expense. During the years ended December 31, 2018 and 2017, the Company recognized approximately $607 and $359 of benefit and expense, respectively, from interest and penalties related to the uncertain tax positions. The Company had $314 and $921 accrued for the payment of interest and penalties at December 31, 2018 and 2017, respectively.

The Company files income tax returns in the U.S. federal jurisdiction and various states. With few exceptions, the Company is no longer subject to U.S. federal income tax examinations by the I.R.S. for years 2014 and prior. Tax years 2015 through 2017 are open to federal examination by the I.R.S. The Company does not expect significant increases or decreases to tax contingencies relating to federal, state or local audits.

The Company does not have any outstanding AMT credits as of the filing of the 2017 tax return.

The Company does not have any foreign operations as of the periods ended December 31, 2017 and December 31, 2018 and therefore is not subject to the Repatriation Transition Tax or the tax on Global Intangible Low-Taxed Income.

16. Employee Benefit Plans

Post-Retirement Medical and Supplemental Executive Retirement Plans

The Company sponsors an unfunded Post-Retirement Medical Plan (the “Medical Plan”) that provides health benefits to retired employees who are not Medicare eligible. The Medical Plan is contributory and contains other cost sharing features which may be adjusted annually for the expected general inflation rate. The Company’s policy is to fund the cost of the Medical Plan benefits in amounts determined at the discretion of management.

The Company also provides Supplemental Executive Retirement Plans to certain key executives. These plans provide key executives with certain benefits upon retirement, disability or death based upon total compensation. The Company has purchased individual life insurance policies with respect to employees covered by these plans. The Company is the owner and beneficiary of the insurance contracts.

A December 31 measurement date is used for the employee benefit plans.

91

GREAT-WEST LIFE & ANNUITY INSURANCE COMPANY

Notes to Statutory Financial Statements

(In Thousands, Except Share Amounts)

The following tables provide a reconciliation of the changes in the benefit obligations, fair value of plan assets and the underfunded status for the Company’s Post-Retirement Medical and Supplemental Executive Retirement plans:

	Post-Retirement Medical Plan		Supplemental Executive Retirement Plan		Total
	Year Ended December 31,		Year Ended December 31,		Year Ended December 31,
	2018	2017	2018	2017	2018	2017

Change in projected benefit obligation:

Benefit obligation, January 1	$19,329	$19,031	$40,921	$44,501	$60,250	$63,532

Service cost	1,425	1,457	—	(16)	1,425	1,441

Interest cost	703	758	1,357	1,620	2,060	2,378

Actuarial (gain) loss	(1,511)	(1,216)	(2,316)	(1,872)	(3,827)	(3,088)

Regular benefits paid	(407)	(701)	(2,400)	(3,336)	(2,807)	(4,037)

Amendment	—	—	—	24	—	24

Benefit obligation and under funded status, December 31	$19,539	$19,329	$37,562	$40,921	$57,101	$60,250

Accumulated benefit obligation	$19,539	$19,329	$37,562	$40,921	$57,101	$60,250

	Post-Retirement Medical Plan		Supplemental Executive Retirement Plan		Total
	Year Ended December 31,		Year Ended December 31,		Year Ended December 31,
	2018	2017	2018	2017	2018	2017

Change in plan assets:

Value of plan assets, January 1	$—	$—	$—	$—	$—	$—

Employer contributions	407	701	2,400	3,337	2,807	4,038

Regular benefits paid	(407)	(701)	(2,400)	(3,337)	(2,807)	(4,038)

Value of plan assets, December 31	$—	$—	$—	$—	$—	$—

The following table presents amounts recognized in the Statutory Statements of Admitted Assets, Liabilities, Capital and Surplus for the Company’s Post-Retirement Medical and Supplemental Executive Retirement plans:

	Post-Retirement Medical Plan		Supplemental Executive Retirement Plan		Total
	December 31,		December 31,		December 31,
	2018	2017	2018	2017	2018	2017

Amounts recognized in the statutory statements of admitted assets, liabilities, capital and surplus:

Accrued benefit liability	$(20,534)	$(18,078)	$(40,091)	$(40,855)	$(60,625)	$(58,933)

Liability for pension benefits	995	(1,251)	2,529	(66)	3,524	(1,317)

Total other liabilities	$(19,539)	$(19,329)	$(37,562)	$(40,921)	$(57,101)	$(60,250)

Unassigned surplus (deficit)	$995	$(1,251)	$2,529	$(66)	$3,524	$(1,317)

92

GREAT-WEST LIFE & ANNUITY INSURANCE COMPANY

Notes to Statutory Financial Statements

(In Thousands, Except Share Amounts)

The following table presents amounts not yet recognized in the statements of financial position for the Company’s Post-Retirement Medical and Supplemental Executive Retirement plans:

	Post-Retirement Medical Plan		Supplemental Executive Retirement Plan		Total
	December 31,		December 31,		December 31,
	2018	2017	2018	2017	2018	2017

Unrecognized net actuarial gain (loss)	$5,152	$3,723	$3,428	$1,157	$8,580	$4,880

Unrecognized prior service cost	(4,157)	(4,974)	(899)	(1,223)	(5,056)	(6,197)

The following table presents amounts in unassigned funds recognized as components of net periodic benefit cost for the Company’s Post-Retirement Medical and Supplemental Executive Retirement plans:

	Post-Retirement Medical Plan		Supplemental Executive Retirement Plan		Total
	Year Ended December 31,		Year Ended December 31,		Year Ended December 31,
	2018	2017	2018	2017	2018	2017

Items not yet recognized as component of net periodic cost on January 1,	$(1,251)	$(3,021)	$(66)	$(2,360)	$(1,317)	$(5,381)

Prior service cost recognized in net periodic cost	817	587	324	501	1,141	1,088

(Gain) loss recognized in net periodic cost	(82)	(33)	(45)	(54)	(127)	(87)

Gain (loss) arising during the year	1,511	1,216	2,316	1,847	3,827	3,063

Items not yet recognized as component of net periodic cost on December 31	$995	$(1,251)	$2,529	$(66)	$3,524	$(1,317)

The following table provides information regarding amounts in unassigned funds that are expected to be recognized as components of net periodic benefit costs during the year ended December 31, 2019:

	Post-Retirement Medical Plan	Supplemental Executive Retirement Plan	Total

Net actuarial gain	$217	$50	$267

Prior service cost	(817)	(300)	(1,117)

The expected benefit payments for the Company’s Post-Retirement Medical and Supplemental Executive Retirement plans for the years indicated are as follows:

	2019	2020	2021	2022	2023	2024 through 2028

Post-retirement medical plan	$961	$959	$1,054	$1,123	$1,234	$7,119

Supplemental executive retirement plan	2,347	2,530	2,473	10,206	5,701	9,085

93

GREAT-WEST LIFE & ANNUITY INSURANCE COMPANY

Notes to Statutory Financial Statements

(In Thousands, Except Share Amounts)

The following table presents the components of net periodic cost (benefit):

	Post-Retirement Medical Plan			Supplemental Executive Retirement Plan			Total

	Year Ended December 31,			Year Ended December 31,			Year Ended December 31,

	2018	2017	2016	2018	2017	2016	2018	2017	2016

Components of net periodic cost (benefit):

Service cost	$1,425	$1,457	$1,246	$—	$(16)	$294	$1,425	$1,441	$1,540

Interest cost	703	758	713	1,356	1,620	1,775	2,059	2,378	2,488

Amortization of unrecognized prior service cost	817	587	150	324	501	501	1,141	1,088	651

Amortization of gain from prior periods	(82)	(33)	(137)	(45)	(54)	(61)	(127)	(87)	(198)

Net periodic cost	$2,863	$2,769	$1,972	$1,635	$2,051	$2,509	$4,498	$4,820	$4,481

The following tables present the assumptions used in determining benefit obligations of the Post-Retirement Medical and the Supplemental Executive Retirement plans at December 31, 2018 and 2017:

	Post-Retirement Medical Plan

	December 31,

	2018	2017

Discount rate	4.34%	3.63%

Initial health care cost trend	6.25%	6.50%

Ultimate health care cost trend	5.00%	5.00%

Year ultimate trend is reached	2024	2024

	Supplemental Executive Retirement Plan

	December 31,

	2018	2017

Discount rate	4.16%	3.43%

Rate of compensation increase	N/A	4.00%

During 2018, the Company adopted the Society of Actuaries Morality Improvement Scale (MP-2018).

During 2017, the Company adopted the Society of Actuaries Morality Improvement Scale (MP-2017).

The following tables present the weighted average interest rate assumptions used in determining the net periodic benefit/cost of the Post-Retirement Medical and the Supplemental Executive Retirement plans:

	Post-Retirement Medical Plan

	Year Ended December 31,

	2018	2017

Discount rate	3.63%	4.05%

Initial health care cost trend	6.50%	6.75%

Ultimate health care cost trend	5.00%	5.00%

Year ultimate trend is reached	2024	2024

94

GREAT-WEST LIFE & ANNUITY INSURANCE COMPANY

Notes to Statutory Financial Statements

(In Thousands, Except Share Amounts)

	Supplemental Executive Retirement Plan

	Year Ended December 31,

	2018	2017

Discount rate	3.43%	3.80%

Rate of compensation increase	4.00%	4.00%

The discount rate has been set based on the rates of return on high-quality fixed-income investments currently available and expected to be available during the period the benefits will be paid. In particular, the yields on bonds rated AA or better on the measurement date have been used to set the discount rate.

The following table presents the impact on the Post-Retirement Medical Plan that one-percentage-point change in assumed health care cost trend rates would have on the following:

	One percentage point increase	One percentage point decrease

Increase (decrease) on total service and interest cost on components	$357	$(297)

Increase (decrease) on post-retirement benefit obligations	2,417	(2,075)

Beginning December 31, 2012, the Company began participation in the pension plan sponsored by GWL&A Financial. During 2017, that plan froze all future benefit accruals for pension-eligible participants as of December 31, 2017. The Company’s share of net expense for the pension plan was $3,057, $0 and $0 during the years ended December 31, 2018, 2017 and 2016.

In August 2017, the Company filed an application for a compliance statement from the IRS under their Voluntary Correction Program with respect to operational matters under the pension plan. The IRS issued a compliance statement approving the Company’s request in November 2018. The corrective measure will result in a payment of approximately $7 million to the plan in 2019.

The Company offers unfunded, non-qualified deferred compensation plans to a select group of executives, management and highly compensated individuals. Participants defer a portion of their compensation and realize potential market gains / losses or interest on the amount deferred. The programs are not qualified under Section 401 of the Internal Revenue Code. Participant balances, which are included in Amounts withheld or retained by company as agent or trustee in the accompanying statutory financial statements, are $35,588 and $33,454 at December 31, 2018 and 2017, respectively.

The Company sponsors a qualified defined contribution benefit plan covering all employees. Under this plan, employees may contribute a percentage of their annual compensation to the plan up to certain maximums, as defined by the plan and by the Internal Revenue Service (“IRS”). Currently, the Company matches a percentage of employee contributions in cash. The Company recognized $11,935, $8,713 and $7,275 in expense related to this plan for the years ended December  31, 2018, 2017 and 2016, respectively.

17. Share-Based Compensation

Equity Awards

Lifeco, of which the Company is an indirect wholly-owned subsidiary, maintains the Great-West Lifeco Inc. Stock Option Plan (the “Lifeco plan”) that provides for the granting of options on its common shares to certain of its officers and employees and those of its subsidiaries, including the Company. Options are granted with exercise prices not less than the average market price of the shares on the five days preceding the date of the grant. The Lifeco plan provides for the granting of options with varying terms and vesting requirements with vesting commencing on the first anniversary of the grant, exercisable within 10 years from the date of grant. Compensation expense is recognized in the Company’s financial statements over the vesting period of these stock options using the accelerated method of recognition.

Termination of employment prior to the vesting of the options results in the forfeiture of the unvested options, unless otherwise determined by the Human Resources Committee. At its discretion, the Human Resources Committee may vest the unvested options of retiring option holders, with the options exercisable within five years from the date of retirement. In such event, the Company

95

GREAT-WEST LIFE & ANNUITY INSURANCE COMPANY

Notes to Statutory Financial Statements

(In Thousands, Except Share Amounts)

accelerates the recognition period to the date of retirement for any unrecognized share-based compensation cost related thereto and recognizes it in its earnings at that time.

Liability Awards

The Company maintains a Performance Share Unit Plan (“PSU plan”) for officers and employees of the Company. Under the PSU plan, “performance share units” are granted to certain of its officers and employees of the Company. Each performance unit has a value equal to one share of Lifeco common stock and is subject to adjustment for cash dividends paid to Lifeco stockholders, Company earnings results as well as stock dividends and splits, consolidations and the like that affect shares of Lifeco common stock outstanding.

If the performance share units vest, they are payable in cash equal to the average closing price of Lifeco common stock for the 20 trading days prior to the date following the last day of the three-year performance period. The estimated fair value of the performance unit is based on the average closing price of Lifeco common stock for the 20 trading days prior to the grant. The performance share units generally vest in their entirety at the end of the three years performance period based on continued service. The PSU plan contains a provision that permits all unvested performance share units to become vested upon death or retirement. Changes in the fair value of the performance share units that occur during the vesting period is recognized as compensation cost over that period.

Performance share units are settled in cash and are recorded as liabilities until payout is made. Unlike share-settled awards, which have a fixed grant-date fair value, the fair value of unsettled or unvested liabilities awards is remeasured at the end of each reporting period based on the change in fair value of one share of Lifeco common stock. The liability and corresponding expense are adjusted accordingly until the award is settled.

Compensation Expense Related to Share-Based Compensation

The compensation expense related to share-based compensation was as follows:

	Year Ended December 31,

	2018	2017	2016

Lifeco Stock Plan	$768	$1,451	$2,113

Performance Share Unit Plan	5,388	7,207	5,318

Total compensation expense	$6,156	$8,658	$7,431

Income tax benefits	$1,243	$2,831	$2,445

During the year ended December 31, 2018, 2017 and 2016, the Company had $26, $769 and $555 respectively, income tax benefits realized from stock options exercised.

The following table presents the total unrecognized compensation expense related to share-based compensation at December 31, 2018 and the expected weighted average period over which these expenses will be recognized:

	Expense	Weighted average period (years)

Lifeco Stock Plan	$819	1.6

Performance Share Unit Plan	8,403	1.4

Equity Award Activity

During the year ended December 31, 2018, Lifeco granted 473,400 stock options to employees of the Company. These stock options vest over five-year periods ending in 2023. Compensation expense of $448 will be recognized in the Company’s financial statements over the vesting period of these stock options using the accelerated method of recognition.

96

GREAT-WEST LIFE & ANNUITY INSURANCE COMPANY

Notes to Statutory Financial Statements

(In Thousands, Except Share Amounts)

The following table summarizes the status of, and changes in, the Lifeco plan options granted to Company employees which are outstanding. The options granted relate to underlying stock traded in Canadian dollars on the Toronto Stock Exchange; therefore, the amounts, which are presented in United States dollars, will fluctuate as a result of exchange rate fluctuations.

		Weighted average

	Shares under option	Exercise price (Whole dollars)	Remaining contractual term (Years)	Aggregate intrinsic value (1)

Outstanding, January 1, 2018	3,446,975	$24.88

Granted	473,400	25.15

Exercised	(114,589)	21.06

Cancelled and expired	(156,000)	24.54

Outstanding, December 31, 2018	3,649,786	23.32	5.9	$2,339

Vested and expected to vest, December 31, 2018	3,649,786	23.32	5.9	2,144

Exercisable, December 31, 2018	2,323,353	21.95	4.7	2,144

(1) The aggregate intrinsic value is calculated as the difference between the market price of Lifeco common shares on December 31, 2018 and the exercise price of the option (only if the result is positive) multiplied by the number of options.

The following table presents additional information regarding stock options under the Lifeco plan:

	Year Ended December 31,

	2018	2017	2016

Weighted average fair value of options granted	$0.95	$2.75	$2.74

Intrinsic value of options exercised (1)	345	2,869	2,102

Fair value of options vested	1,115	2,203	1,605

(1) The intrinsic value of options exercised is calculated as the difference between the market price of Lifeco common shares on the date of exercise and the exercise price of the option multiplied by the number of options exercised.

The fair value of the options granted during the years ended December 31, 2018, 2017 and 2016 was estimated on the date of the grant using the Black-Scholes option-pricing model with the following weighted average assumptions:

	Year Ended December 31,

	2018	2017	2016

Dividend yield	4.55%	3.98%	3.99%

Expected volatility	9.01%	13.99%	19.03%

Risk free interest rate	2.03%	1.25%	0.80%

Expected duration (years)	6.0	6.0	6.0

Liability Award Activity

The following table summarizes the status of, and changes in, the Performance Share Unit Plan units granted to Company employees which are outstanding:

Performance Units

Outstanding, January 1, 2018	681,510

Granted	405,464

Forfeited	(18,397)

Paid	(157,510)

Outstanding, December 31, 2018	911,067

Vested and expected to vest, December 31, 2018	911,067

97

GREAT-WEST LIFE & ANNUITY INSURANCE COMPANY

Notes to Statutory Financial Statements

(In Thousands, Except Share Amounts)

The cash payment in settlement of the Performance Share Unit Plan units was $4,104, $3,398 and $3,988 for the years ended December 31, 2018, 2017 and 2016, respectively.

98

GREAT-WEST LIFE & ANNUITY INSURANCE COMPANY

Notes to Statutory Financial Statements

(In Thousands, Except Share Amounts)

18. Participating Insurance

Individual life insurance premiums paid, net of reinsurance, under individual life insurance participating policies were 1%, 6%, and (2)% of total individual life insurance premiums earned during the years ended December 31, 2018, 2017 and 2016 respectively. The Company accounts for its policyholder dividends based upon the three-factor formula. The Company paid dividends in the amount of $31,276, $38,782 and $45,842 to its policyholders during the years ended December  31, 2018, 2017 and 2016, respectively.

19. Concentrations

No customer accounted for 10% or more of the Company’s revenues during the year ended December 31, 2018. In addition, neither Individual Markets nor Empower Retirement is dependent upon a single customer or a few customers. The loss of business from any one, or a few, independent brokers or agents would not have a material adverse effect on the Company or any of its business agents.

20. Commitments and Contingencies

Future Contractual Obligations

The following table summarizes the Company’s estimated future contractual obligations:

	Payment due by period
	2019	2020	2021	2022	2023	Thereafter	Total

Surplus notes - principal (1)	$—	$—	$—	$—	$—	$553,219	$553,219

Surplus notes - interest (2)	30,335	30,335	30,335	30,335	30,335	557,094	708,769

Investment purchase obligations (3)	136,396	—	—	—	—	—	136,396

Operating leases (4)	9,929	7,844	3,717	1,235	1,037	11,743	35,505

Other liabilities (5)	23,334	26,774	12,695	19,579	6,935	16,204	105,521

Total	$199,994	$64,953	$46,747	$51,149	$38,307	$1,138,260	$1,539,410

(1) Surplus notes principal - Represents contractual maturities of principal due to the Company’s parent, GWL&A Financial, under the terms of three long-term surplus notes. The amounts shown in this table differ from the amounts included in the Company’s Statement of Admitted Assets, Liabilities, Capital and Surplus because the amounts shown above do not consider the discount upon the issuance of one of the surplus notes.

(2) Surplus notes interest - One long-term surplus note bears interest at a fixed rate through maturity. The second surplus note bore interest initially at a fixed rate but changed during 2016 to be based upon the current three-month London Interbank Offering Rate in addition to a spread. The third long-term surplus note bears interest at a fixed rate through maturity. The interest payments shown in this table are calculated based upon the contractual rates in effect on December 31, 2018 and do not consider the impact of future interest rate changes.

(3) Investment purchase obligations - The Company makes commitments to fund partnership interests, mortgage loans, and other investments in the normal course of its business. As the timing of the fulfillment of the commitment to fund partnership interests cannot be predicted, such obligations are presented in the less than one year category. The timing of the funding of mortgage loans is based on the expiration date of the commitment. The amounts of these unfunded commitments at December 31, 2018 and 2017 were $136,396 and $313,242, of which $104,286 and $114,726 were related to cost basis limited partnership interests, respectively. All unfunded commitments at December 31, 2018 were due within one year. At December 31, 2017, $312,152 is due within one year, and $1,090 is due within one to three years.

(4) Operating leases - The Company is obligated to make payments under various non-cancelable operating leases, primarily for office space. Contractual provisions exist that could increase the lease obligations presented, including operating expense escalation clauses. Management does not consider the impact of any such clauses to be material to the Company’s operating lease obligations. Rent expense for the years ended December 31, 2018, 2017 and 2016 were $27,768, $28,244 and $27,815 respectively.

99

GREAT-WEST LIFE & ANNUITY INSURANCE COMPANY

Notes to Statutory Financial Statements

(In Thousands, Except Share Amounts)

From time to time, the Company enters into agreements or contracts, including capital leases, to purchase goods or services in the normal course of its business. However, these agreements and contracts are not material and are excluded from the table above.

(5)    Other liabilities - Other liabilities include those other liabilities which represent contractual obligations not included elsewhere in the table above. If the timing of the payment of any other liabilities was sufficiently uncertain, the amounts were included in the less than one year category. Other liabilities presented in the table above include:

•	Expected benefit payments for the Company’s post-retirement medical plan and supplemental executive retirement plan through 2027
•	Unrecognized tax benefits
•	Miscellaneous purchase obligations to acquire goods and services

The Company has a revolving credit facility agreement in the amount of $50,000 for general corporate purposes. The credit facility expired on March 1, 2018 and was replaced with a revolving credit facility agreement in the amount of $50,000 with an expiration date of March 1, 2023. Interest accrues at a rate dependent on various conditions and terms of borrowings. The agreement requires, among other things, the Company to maintain a minimum adjusted net worth, of $1,022,680, as defined in the credit facility agreement (compiled on the unconsolidated statutory accounting basis prescribed by the NAIC), at any time. The Company was in compliance with all covenants at December 31, 2018 and 2017. At December 31, 2018 and 2017 there were no outstanding amounts related to the current and prior credit facilities.

In addition, the Company has other letters of credit with a total amount of $9,095, renewable annually for an indefinite period of time. At December 31, 2018 and 2017, there were no outstanding amounts related to those letters of credit.

Contingencies

From time to time, the Company may be threatened with, or named as a defendant in, lawsuits, arbitrations, and administrative claims. Any such claims that are decided against the Company could harm the Company’s business. The Company is also subject to periodic regulatory audits and inspections which could result in fines or other disciplinary actions. Unfavorable outcomes in such matters may result in a material impact on the Company’s financial position, results of operations, or cash flows.

The Company is defending lawsuits relating to the costs and features of certain of its retirement or fund products. Management believes the claims are without merit and will defend these actions. Based on the information known, these actions will not have a material adverse effect on the financial position of the Company.

The Company is involved in other various legal proceedings that arise in the ordinary course of its business. In the opinion of management, after consultation with counsel, the likelihood of loss from the resolution of these proceedings is remote and/or the estimated loss is not expected to have a material effect on the Company’s financial position, results of its operations, or cash flows.

The Company and GWL&A NY have an agreement whereby the Company has committed to provide financial support to GWL&A NY related to the maintenance of adequate regulatory surplus and liquidity. The Company is obligated to invest in shares of GWL&A NY in order for GWL&A NY to maintain the capital and surplus at the greater of 1) $6,000, 2) 200% of GWL&A NY RBC minimum capital requirements if GWL&A NY total assets are less than $3,000,000 or 3) 175% of GWL&A NY RBC minimum capital requirements if GWL&A NY total assets are $3,000,000 or more. There is no limitation on the maximum potential future payments under the guarantee. The Company has no liability at December 31, 2018 and 2017 for obligations under the guarantee.

21.  Subsequent Events

Management has evaluated subsequent events for potential recognition or disclosure in the Company’s statutory financial statements through March 12, 2019, the date on which they were issued.

On January 24, 2019, the Company announced that it had entered into an agreement with Protective Life Insurance Company (“Protective”) to sell, via indemnity reinsurance, substantially all of its non-participating individual life insurance and annuity

100

GREAT-WEST LIFE & ANNUITY INSURANCE COMPANY

Notes to Statutory Financial Statements

(In Thousands, Except Share Amounts)

business and group life and health business. The transaction is in its initial stage, and is expected to close in the first half of 2019 subject to regulatory and customary closing conditions. On the closing date of the proposed transaction, the Company will transfer to Protective assets equal to the statutory liabilities being reinsured and will receive a ceding commission (subject to post-closing adjustments) from Protective in consideration of the transferred business.

101

Great-West Capital ChoiceTM Select Advisor
Individual Single Premium Deferred
Index-Linked Annuity Contract
Issued by:
Great-West Life & Annuity Insurance Company
8515 East Orchard Road
Greenwood Village, CO 80111
Tel. (866) 543-7899
April 26, 2019

This prospectus describes the Great-West Capital ChoiceTM Select Advisor Individual Single Premium Deferred Index-Linked Annuity Contract (the Contract) issued by Great-West Life & Annuity Insurance Company that is designed for retirement or other long term investment purposes.
The Contract offers index-linked investment options (Strategies) that provide returns (Strategy Credits) based on the performance of one or more broad based securities indices (Reference Indices). The Strategy Credit is paid by Great-West Life & Annuity Insurance Company (the Company, we or us) and is subject to the Company’s claims paying ability. We calculate the Strategy Credit based on the changes in the value of the index referenced by the Strategy. Currently the Strategies calculate Strategy Credits based on the S&P 500® Price Return Index (S&P 500 Index), MSCI EAFE Price Return Index (MSCI EAFE Index), Russell 2000® Price Return Index (Russell 2000 Index), and NASDAQ-100® Price Return Index (NASDAQ Index).
The Contract also offers several Strategy Credit calculation methods (Crediting Factors) that provide different potential for investment gains and protections against investment loses. All Crediting Factors are composed either of a Floor and Cap or a Buffer and Cap. The Cap establishes the maximum Strategy Credit that may be paid on the Strategy, and a Floor or the Buffer establishes the level of protection from a negative Strategy Credit as a result of a decline in the value of the index referenced (Reference Index) by the selected Strategy. The Floor and Buffer, for each Strategy, will be guaranteed for the life of the Contract. The Cap for each Strategy will be declared on the Effective Date and re-declared prior to each Contract Anniversary thereafter.
Amounts allocated to any Strategy will fluctuate in value based on the performance of the Reference Index and the Crediting Factor of the Strategy that you select. You may lose money that you allocate to a Strategy. Depending on the performance of the Reference Index and the Crediting Factor of the Strategy you select, such loss may be significant. In addition, withdrawals from the Contract may be subject to a Market Value Adjustment (MVA), which may reduce the amount you receive.
Great-West Life & Annuity Insurance Company is not an investment adviser and does not provide any investment advice to you with respect to the Contract.
Prospective purchasers may apply to purchase a Contract through GWFS Equities, Inc. (GWFS Equities), the principal underwriter for the Contract or other broker-dealers that have entered into a selling agreement with GWFS Equities.
Index-linked annuity contracts are complex insurance and investment vehicles. Before you invest, you should speak with a financial professional about the Contract’s features, benefits, risks and fees and whether the Contract is appropriate for you based on your financial situation and objectives.
The prospectus describes all material rights and obligations under the Contract. You should study this prospectus and retain it along with a copy of the Contract for future reference.
All guarantees under the Contract are obligations of Great-West Life & Annuity Insurance Company and are subject to the creditworthiness or financial strength of Great-West Life & Annuity Insurance Company.
i

For additional information on risks associated with owning the Contract see “Risk Factors” beginning on page 8.
Neither the Securities and Exchange Commission (SEC) nor any state securities commission has approved or disapproved these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.
This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.
The Contract:
•	Is NOT a bank deposit
•	Is NOT FDIC insured
•	Is NOT insured or endorsed by a bank or any government agency
•	Is NOT available in every state

v

GLOSSARY OF SIGNIFICANT TERMS
Accumulation Period – The period of time between the Effective Date and the Payment Period, unless the Contract is terminated.
Administrative Office – 8515 East Orchard Road, Greenwood Village, CO 80111; (866) 543-7899.
Annuitant (Joint Annuitant) – The natural person(s) upon whose life (or lives) determine the amount of Income Payments under the Contract.
Annuity Commencement Date – The date that Income Payments begin.
Annuity Payment Option(s) – An option to receive Income Payments during the Payment Period.
Contract Base Withdrawal–The amount of Contract Base that is withdrawn as the result of a Request for a partial withdrawal.
Beneficiary – The Beneficiary is the person(s) or entity you designate on the Effective Date to receive any death benefit. You can change the Beneficiary or contingent Beneficiary at any time before your death unless you name an irrevocable Beneficiary.
Buffer – The maximum negative Index Performance in a selected Reference Index that we absorb before applying a negative Strategy Credit. A Crediting Factor offering the same Buffer will be available each Contract Year during the Accumulation Period.
Business Day – Any day, and during the hours, on which the New York Stock Exchange is open for trading. In the event that a date falls on a non-Business Day, the date of the following Business Day will be used.
Cap – The maximum positive Index Performance that we may use to determine the Strategy Credit. The Cap may change each Contract Year.
Code – The Internal Revenue Code of 1986, as amended, and all related laws and regulations which are in effect during the term of the Contract.
Company – Great-West Life & Annuity Insurance Company, the issuer of the Contract (also referred to as “we”, “us,” or “our”).
Consultant– One or more investment managers or financial advisors designated by Owner or Joint Owner to provide advisory services to an Owner (or Joint Owner). Consultants may be registered as investment adviser representatives.
Contract – The individual single premium index-linked deferred annuity contract described by this prospectus.
Contract Anniversary – Any twelve-month anniversary of the Effective Date of the Contract.
Contract Base – The sum of the Strategy Base(s).
Contract Fee – An amount deducted from your Contract Value on the Strategy Term End Date. The Contract Fee is equal to the sum of the Strategy Fee(s).
Contract Value – On any Business Day it is equal to the sum of all Strategy Values.
Contract Year – Any twelve-month period beginning on the Effective Date or Contract Anniversary and ending on day before the next Contract Anniversary.
Crediting Factors – The Cap and Floor or Buffer that you select, which we use to calculate the Strategy Credit for a Strategy.
Distributions – Amounts paid pursuant to terms of the Contract, including surrenders, partial withdrawals, Income Payments and Death Benefits.
Due Proof of Death - Proof of death satisfactory to us. Such proof may consist of the following if acceptable to us: a) a certified copy of the death record; b) a certified copy of a court decree reciting a finding of death; c) any other proof satisfactory to us.
Effective Date – The date from which Contract Anniversaries are determined, as stated on your contract data page.

Floor – The maximum negative Index Performance that we may use to determine the Strategy Credit. Crediting Factors offering the same Floors will be available each Contract Year during the Accumulation Period.
Good Order – A request, including an application, is in Good Order if it contains all the information we require to process the request. If we require information to be provided in writing, Good Order also includes providing information on the correct form, with any required certifications, guarantees, and/or signatures received by us after delivery to the correct mailing, email, or website address, which are all listed on this prospectus.
Grantor– The natural person who is treated under Sections 671 through 679 of the Code as owning the assets of a Grantor Trust. Generally, the Grantor is the creator of the trust relationship and is responsible for any tax liability on trust assets. All Grantors must be natural persons.
Grantor Trust – A trust, the assets of which are treated under Sections 671 through 679 of the Code as being owned by the Grantor(s). We allow a Grantor Trust to be an Owner only if it either has a single Grantor who is a natural person, or two Grantors who are one another’s Spouse as of the Effective Date. Generally, if a trust is a Grantor Trust, the Grantor is treated as the owner of the trust assets, the trust is disregarded as a separate tax entity, and all income is taxed to the Grantor.
Gross Withdrawal – The amount of Contract Value withdrawn as a result of a Request for a partial withdrawal.
Hardship Waiver – The waiver of an MVA on a full withdrawal (surrender) related to the Nursing Home or Hospital waiver or Terminal Illness waiver.
Hospital – A facility that is licensed and operated as a Hospital according to the law of the jurisdiction in which it is located.
Income Payments – A series of payments made by us during the Payment Period which we guarantee as to dollar amount.
Index Performance–On any Business Day, the percentage change in the Index Value of the Reference Index of the selected Strategy as measured from the Strategy Term Start Date.
Index Value – The closing value of the Reference Index (Indices) as of the current Business Day.
Interest MVA Indices – The indices used to determine the rates used to calculate the Strategy Interest MVA Factor. The rates at the beginning of the Interest MVA Term are shown on the Contract Data Page.
Interest MVA Term – A six (6) year period that begins on the Contract Effective Date during which the formula used to calculate the Strategy Interest MVA Factor is fixed. The Interest MVA Term renews every six (6) years for the life of the Contract. The Strategy Interest MVA Factor may result in an adjustment to a Gross Withdrawal on any day, including a Strategy Term End Date, except an Interest MVA Term End Date.
Interest MVA Term End Date – The last day of the Interest MVA Term.
Interest MVA Term Start Date–The first day of the Interest MVA Term. On the Contract issue date, the Interest MVA Term Start Date is the Effective Date. At the end of the initial MVA Term, the Contract will renew into a new Interest MVA Term of the same length. The Interest MVA Term Start Date of the renewal Interest MVA Term is the Interest MVA Term End Date of the prior Interest MVA Term.
IRA Account – The traditional Roth or other Individual Retirement Account established for the Contract Owner and the Contract Owner’s beneficiaries, for which a Contract is issued.
1940 Act – The Investment Company Act of 1940, as amended.
Market Value Adjustment (MVA) – An adjustment that we will apply to a Gross Withdrawal, in excess of the free annual withdrawal amount, during the Accumulation Period. The MVA helps offset our costs and risks of selling fixed income securities and derivative instruments purchased to support the guarantees under your Contract. The MVA may be positive, negative or zero. This means that the MVA may increase, decrease, or not change the amount payable to you upon surrender or partial withdrawal.
The MVA is comprised of two components, the Strategy Interest MVA Factor and the Strategy Index MVA Factor. The Strategy Index MVA Factor may result in an adjustment on any date except a Strategy Term End Date when it will equal zero. In contrast, the Strategy Interest MVA Factor may result in an adjustment to a Gross Withdrawal on any day, including a Strategy Term End

Date, except the Strategy Interest Term End Date, which occurs once every six years. The Strategy Interest MVA Factor will apply to any Gross Withdrawal throughout the Interest MVA Term except on the Strategy Interest Term End Date.
Non-Grantor Trust – A trust in which the grantor has relinquished control over trust assets and in which trust assets do not form a part of the grantor’s estate. A Non-Grantor Trust must be issued a Tax Identification Number in order to qualify as Owner of the Contract.
Non-Qualified Contract – A Contract that is not qualified for special tax treatment under sections of the Code.
Nursing Home – A facility that is licensed and operates as a nursing facility according to the law of jurisdiction in which it is located.
Owner (Joint Owners) – The person(s) or entity designated on the Effective Date and named in the Contract who may exercise all rights granted by the Contract, subject to the rights of any irrevocable Beneficiary (also referred to as “you” or “your”). The Owner must be either a natural person, an IRA custodian or trustee, a Grantor Trust, or a Non-Grantor Trust. If the Owner is a Grantor Trust, all references to the life, age, or death of the Owner pertain to the life, age, or death of the Grantor(s). If the Owner is a Non-Grantor Trust, all references to the life, age, or death of the Owner pertain to the life, age, or death of the Annuitant, and where there are Joint Annuitants, shall pertain to the older Joint Annuitant.
Payee – The person or entity who receives Income Payments during the Payment Period.
Payment Period – The phase of the Contract when Income Payments begin.
Premium Tax – The amount of tax, if any charged by the state or municipality.
Purchase Payment – The amount paid to us under the Contract as consideration for the benefits it provides. The Purchase Payment is equal to the amount of single premium paid or contract value exchanged for the Contract and subsequently reduced by the Gross Withdrawal of any partial withdrawal, including any free annual withdrawal amount and required minimum distributions (RMDs).
Qualified Contract – A Contract that qualifies for special tax benefits under the Code, such as a Code Section 408(b) Individual Retirement Annuity (IRA).
Reference Index (Indices) – One (or more) of the third-party broad based securities indices available to you under your Contract.
Request – An inquiry or instruction in a form satisfactory to Great-West. A valid Request must be: (i) received by Great-West at the Administrative Office in good order; and (ii) submitted in accordance with the provisions of the Contract, or as required by Great-West. The Request is subject to any action taken by Great-West before the Request was processed. A written Request will be deemed to include electronic mail transmissions only if: such transmissions include PDF or other facsimile transmissions clearly reproducing the manual signature, and such transmission is sent to the designated address for Great-West (AnnuityOperations@greatwest.com).
Securities Act – The Securities Act of 1933, as amended.
Separate Account – Index Linked Annuity Series Account– GWLA, the segregated asset account, established by Great-West under Colorado Law in which we hold reserves for our guarantees under the Contract and our other general obligations. The portion of the assets of the separate account equal to the reserves and other contract liabilities with respect to the separate account will not be chargeable with liabilities arising out of any other business we may conduct. As owner of the Contract, you do not participate in the performance of assets held in the Separate Account and do not have any direct claim on them. The Separate Account is not registered under the Investment Company Act of 1940.
Spouses – Individuals who are recognized as legally married under federal law.
Strategy(ies) – The combination of a selected Reference Index and a Crediting Factor to which you may allocate your Contract Value.
Strategy Base–The amount on which the Strategy Credit and Strategy Fees are calculated and, as may be applicable, either assessed or applied. On the Effective Date, the Strategy Base is set equal to the Purchase Payment allocated to that Strategy. After the Effective Date, the Strategy Base is set equal to the Strategy Value as of the current Strategy Term Start Date.
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Strategy Base Withdrawal – The amount of Strategy Base that is withdrawn as a result of a Request for a partial withdrawal.
Strategy Credit – The amount credited on each Contract Anniversary and at time of partial withdrawal, surrender, death and annuitization.
Strategy Credit Rate – The rate used to determine the Strategy Credit applied to the Strategy Value.
Strategy Fee – The pro rata amount of the Contract Fee applied to a Strategy on the Strategy Term End Date. A portion of the Strategy Fee will be assessed on a partial withdrawal, surrender, annuitization and upon the death of the Owner that occurs before the Strategy Term End Date.
Strategy Gross Withdrawal – The amount of Strategy Value withdrawn as a result of a Request for a partial withdrawal.
Strategy Index MVA Factor – The factor used, in combination with the Strategy Interest MVA Factor, to calculate the Strategy MVA.
Strategy Interest MVA Factor – The factor used, in combination with the Strategy Index MVA Factor, to calculate the Strategy MVA.
Strategy MVA – The MVA calculated for each Strategy, when a Gross Withdrawal in excess of the free annual withdrawal amount is taken from the Contract. The sum of the Strategy MVA(s) is equal to the MVA.
Strategy Term – A 12-month period beginning on the Strategy Term Start Date and ending when the Strategy Credit is applied on the Strategy Term End Date.
Strategy Term End Date – The last day of the Strategy Term.
Strategy Term Start Date – The first day of the Strategy Term. The first Strategy Term Start Date is the Contract Effective Date. Thereafter, the Contract will renew into a new Strategy Term of the same length, and the Strategy Term Start Date is the Strategy Term End Date of the prior Strategy Term.
Strategy Value – On any Business Day, the total value of all the Owner’s interests in a particular Strategy, prior to any MVAs.
Surrender Value – The amount you are entitled to receive under this Contract, in the event this Contract is terminated during the Accumulation Period. It is equal to your Contract Value and adjusted for any MVA.
Underlying IRA Holder – The natural person who is treated under the Code as having a beneficial interest in the assets of a custodial or trusteed IRA Account.
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SUMMARY
This summary highlights some of the more significant aspects of the Contract. You’ll find more detailed information about these topics throughout the Prospectus and in your Contract. Please keep both of this Prospectus and your Contract for future reference.
What are the key features of the Contract?
The Contract is an individual single premium deferred index-linked annuity contract issued by the Company for retirement and other long-term investment purposes. The Contract is designed for investors who seek potentially higher returns than traditional fixed annuity contracts with a level of protection for their principal. It offers a variety of Strategies that credit interest based on the performance of one of several broad based Indices and Crediting Factors that provide different potential for positive Strategy Credits and protection against negative Strategy Credits.
The Contract can be owned in the following ways:
•	Sole Owner who is an individual or trust with a natural person as grantor.
•	Sole Owner who is an individual and his or her spouse as the joint owner or trust with a natural person and his or her spouse as grantors (available for Non-Qualified Contracts only).
The Contract has two periods, an Accumulation Period and a Payment Period. During the Accumulation Period, you will receive Strategy Credits on a tax-deferred basis that is based on the performance of the Reference Indices and Crediting Factors of the Strategies that you select. One or more of the Reference Indices and Crediting Factors may not be available through all financial intermediaries.
Currently, the following Reference Indices are available:
Reference Indices
S&P 500® Price Return Index (S&P 500 Index)
MSCI EAFE Price Return Index (MSCI EAFE Index)
Russell 2000® Price Return Index (Russell 2000 Index)
NASDAQ-100 ® Price Return Index (NASDAQ Index)
For each Reference Index, you may select among the following Crediting Factors:
Crediting Factors available for each Reference Index
Floor of 0%
Floor of -10.0%
Buffer of -10.0%
All Crediting Factors that are available at the time you purchase your Contract (including the 0 % Floor) will be available for each Reference Index, including a substituted Reference Index, for the life of your Contract.
A Floor establishes the maximum amount of negative Strategy Credits that may be applied to the Strategy. The Buffer establishes the amount of loss attributable to negative index performance that we will absorb before we apply a negative Strategy Credit to the Strategy. With the exception of the Crediting Factor with a Floor of 0%, the Strategy Credit may be negative if the value of the
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Strategy’s Reference Index declines. Over multiple Strategy Terms, cumulative negative Strategy Credits for a Strategy may exceed the Floor established by the selected Crediting Factor because a negative Strategy Credit up to the amount of the Floor may be applied on each Strategy Term End Date. For the Crediting Factor that provides a Buffer, a negative Strategy Credit will apply for any decline in the Reference Index in excess of the -10%. Theoretically, the Buffer may result in negative Strategy Credit as high as -90.0% of the Strategy Value. Consequently, selecting the Crediting Factor with the Buffer rather than one of the Crediting Factors with a Floor may result in a large negative Strategy Credit during periods of steep declines in the stock market.
A Crediting Factor with a Floor of 0% will never result in a Strategy Credit of less than zero, which would reduce your Strategy Value. However, the deduction of applicable Contract fees and charges or the application of the MVA may result in a reduction of your Surrender Value below the amount of your Purchase Payment.
Each Crediting Factor will have a corresponding Cap, which we may change each Strategy Term. We will declare the Caps associated with each Crediting Factor, at the time of application and, thereafter, at least fifteen calendar days prior to the expiration of each Strategy Term (Strategy Term End Date). The Cap may be higher, lower, or the same as the Cap offered during the previous year, but will not be less than the minimum Cap of 1.5%. In general, the Cap will be lower for Strategies that offer a Floor or Buffer providing greater protection from negative Index Performance and higher for Strategies that offer less protection from negative Index Performance.
We will send you a letter at least fifteen calendar days prior to your Strategy Term End Date advising you that your Caps are expiring and stating the new Caps that will be available for the next Strategy Term Start Date. You will have the choice of continuing in the Strategy with the new Cap, moving your Contract Value to another Strategy with the same Reference Index and a different Crediting Factor or moving your Contract Value to another available Strategy with a different Reference Index and/or Crediting Factor. If you do not inform us that you want to move your Contract Value to another Strategy, you will stay in the current Strategy subject to the new Cap. If you choose not to allocate your Contract Value to any available Strategy, you may withdraw the Contract Value or surrender the Contract, subject to any applicable MVA.
During the Accumulation Period the Contract is subject to an annual Contract Fee equal to 0.40% of the total value of all your interests in the Strategies and an MVA on any withdrawal in excess of the free annual withdrawal amount or full surrender taken at any time during the Accumulation Period. See “Fees and Charges” and “Market Value Adjustment” for detailed information on these fees, expenses, and adjustments.
The Payment Period commences when you or a designated payee begin receiving income payments under the Contract. Income Payments will start on the Annuity Commencement Date and continue based on the Annuity Payment Option you elect. You may select income payments based on the life of the Annuitant or Joint Annuitant, on the life subject to period certain or any other option acceptable to the Company. The Payment Period ends when we make the last Income Payment under your selected Annuity Payment Option.
Death Benefit
If an Owner dies before the Payment Period, we will pay the Death Benefit to your Beneficiary. The Death Benefit is equal to the greater of the Surrender Value, Contract Value or the Purchase Payment adjusted for withdrawals.
Who should consider purchasing the Contract?
The Contract does not guarantee that the value of the Strategies will remain steady or grow over time. It may lose value and is not appropriate for an investor who is seeking complete protection from downside risk.
The Contract also offers a variety of features common to annuity contracts, such as a free annual withdrawal amount that permits certain yearly withdrawals without incurring an MVA, certain hardship waivers from the MVA, several fixed Annuity Payment Options that can provide guaranteed income for life, and the payment of a death benefit to your beneficiary if you die before Income Payments begin.
Furthermore, during the Accumulation Period, your money is invested on a tax-deferred basis meaning that, subject to certain restrictions, you are not taxed on any earnings or other gains in the value of your Contract until you receive Income Payments or take other withdrawals from the Contract. If you use the Contract as a Roth IRA, Strategy Credit may not be taxed if distributed as a qualified distribution. For further information, see “Taxation of the Contract.”
The Company is not an investment adviser and does not provide any investment advice to you in connections with the Contract.
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How to Invest?
We refer to amounts you invest as “Purchase Payment.” The minimum Purchase Payment is $5,000; lower Purchase Payments require prior approval from the Company. The Purchase Payment may not exceed $1,000,000 without prior approval from the Company. We reserve the right to accept a lower minimum Purchase Payment or a larger maximum Purchase Payment. You may purchase the Contract in exchange for another insurance contract.
You may allocate your Purchase Payment among the available Reference Indices and Crediting Factor(s). See “The Reference Indices” and “Crediting Factors.”
The Contract is a long-term investment that may be useful as part of a personal retirement plan. If you purchase the Contract as a Qualified IRA annuity contract, or you hold the Contract in an IRA account, early withdrawals may be restricted by the Code and may expose you to tax penalties.
Premium taxes may be applicable in certain states. Premium tax applicability and rates vary by state and may change. We reserve the right to deduct any such tax from the Purchase Payment when received.
Can you cancel your Contract?
After you receive your Contract, you may examine it for at least 10 days or longer if required by your state law (in some states, up to 30 days or longer for replacement annuity contracts), during which time you may cancel your Contract for any reason by delivering or mailing it postage prepaid to:
Great-West Life & Annuity Insurance Company
Annuity Administration
8515 East Orchard Road, 8T2
Greenwood Village, CO 80111
If you exercise your right to cancel, the Contract will terminate and we will refund your Contract Value or Purchase Payment as required by applicable state or federal law. If you purchase the Contract as a Qualified IRA annuity contract or hold it in an IRA account, federal law requires that we refund your Purchase Payment. Some states also require us to return your Purchase Payment on the exercise of your right to cancel the Contract. If we are required to return your Purchase Payment on the exercise of your right to cancel the Contract, we will allocate your Purchase Payments to a fixed investment option with a minimum guaranteed interest rate of 1% during the Right to Cancel Period. Otherwise, we will allocate your Purchase Payment to the Strategy(ies) that you select.
Does the Contract vary by state?
Contracts issued in your state may provide different features and benefits from, and impose different costs than, those described in this prospectus because of state law variations. These differences include, among other things, free look rights, issue age limitations, and the general availability of certain features. This prospectus describes the material rights and obligations of an Owner. It also sets forth the maximum fees and charges for all Contract features and benefits. See “Fees and Expenses”. Material state variations to the Contract, as well as state variations to the Right to Cancel, are disclosed in the attached Appendix C. You should read and retain your Contract, amendments, and/or endorsements along with a copy of this prospectus.
How can you access your Contract Value?
You may access your Contract Value by surrendering the Contract or taking a partial withdrawal. A surrender or partial withdrawal will be adjusted for Strategy Credit(s) based on the performance of the selected Strategy(ies) from the beginning of the Contract Year to the date of the surrender or withdrawal, which may increase or decrease your surrender or withdrawal proceeds. If you take a partial withdrawal in excess of the free annual withdrawal amount or a fully surrender the Contract at any time during the Accumulation Period, your withdrawal or Surrender Value will be subject to an MVA. See “Market Value Adjustment.” Even if Strategy Credits are positive the deduction of the Contract fees and charges and the application of the MVA may reduce your Surrender Value below your Purchase Payment.
The MVA is comprised of two components, the Strategy Interest MVA Factor and the Strategy Index MVA Factor, which relate to the fixed income securities and derivative contracts used to support the Contract. The MVA Factors approximate the change in value of the assets that we must sell to fund your withdrawal.
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•	The Strategy Interest MVA Factor is subject to a six year term that begins on the Contract Effective Date and renews every six years for the life of your Contract through the Accumulation Period. The Strategy Interest MVA Factor may result in an adjustment to a Gross Withdrawal taken on any day, including a Strategy Term End Date, except a Strategy Interest Term End Date, which occurs once every six years.
•	The Strategy Index MVA Factor may result in an adjustment to a Gross Withdrawal on any day, except a Strategy Term End Date. On any Strategy Term End Date the Strategy Term Index Factor will equal zero and will not result in any related adjustment to the Gross Withdrawal.
The MVA, however, will not apply in the following circumstances:
•	Withdrawals each year up to a free annual withdrawal amount that is equal to 10% of your remaining Purchase Payment, beginning in Contract Year 2, which is your initial Purchase Payment reduced by the Gross Withdrawal of any partial withdrawal, including free annual withdrawal amounts and required minimum distributions (RMDs).
•	Hardship Waiver, as applied to a surrender, due to a terminal illness or being confined to a nursing home or hospital for an extended period of time.
•	Partial withdrawals taken as RMDs under the Code from a Qualified IRA annuity contract or from a Contract held in an IRA account.
RISK FACTORS REGARDING THE CONTRACT
There are a number of risks associated with the Contract as described below. You should carefully consider the following factors, in addition to the other information set forth in the prospectus, prior to purchasing the Contract.
Risk of Loss
There is a risk of substantial loss of your principal depending upon the Strategy(ies) to which you allocated your Contract Value. Negative performance of the Reference Index may cause your Strategy Credit to be negative after application of the Buffer, or negative down to the amount of the Floor. If the selected Reference Index related to a Strategy declines, you will bear the portion of the loss down to the amount of the Floor or in excess of the Buffer, as applicable. Because the Strategy Credit is based on the change in value of the Reference Index between the Strategy Term Start Date and the Strategy Term End Date, it could be substantially less or different than the overall performance of the Reference Index during the Strategy Term.
Liquidity Risk
We designed the Contract to be a long-term investment that you can use to help build and provide for retirement. We permit a free annual withdrawal amount that allows you to withdraw up to 10% of your Purchase Payment (excluding partial withdrawals for RMDs, if any) each Contract Year, beginning in Contract Year 2, during the Accumulation Period. However, if you need to withdraw money from your Contract in excess of the free annual withdrawal amount, the withdrawal amount will be subject to the MVA.
Limitation on Allocations among Strategies
You may re-allocate your Strategy Value among available Strategies only on each Contract Anniversary during the Accumulation Period. We may change the Cap applicable to each Strategy effective on your Contract Anniversary. We will send you a letter at least fifteen (15) days before your Contract Anniversary notifying you of your upcoming Contract Anniversary and declaring the new Caps for each Strategy offered under your Contract. The new Cap may be as low as the minimum Cap of 1.5%. You will have the choice of continuing in the Strategy with the new Cap, moving your Strategy Value to another Strategy with the same Reference Index and a different Crediting Factor or moving your Strategy Value to another Strategy with a different Reference Index. If you do not inform us that you want to move your Contract Value to another Strategy, you will stay in the current Strategy subject to the new Cap. If you choose not to allocate your Strategy Value to any available Strategy, you may make a partial withdrawal or surrender your Contract, subject to any applicable MVA.
Risks Associated with the Reference Indices
The historical performance of the Reference Indices does not guarantee future results. Because the S&P 500® Price Return Index, the MSCI EAFE Price Return Index, the Russell 2000® Price Return Index, and the NASDAQ-100® Price Return Index are each comprised of a collection of equity securities, in each case the value of the component securities is subject to market risk, or the risk that market fluctuations may cause the value of the component securities to go up or down, sometimes rapidly and
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unpredictably. Returns on securities and equity securities-based Reference Indices can vary substantially, which may result in investment losses. In addition, the value of equity securities may decline for reasons directly related to the issuers of the securities.
S&P 500® Price Return Index. The S&P 500® Price Return Index is comprised of equity securities issued by large-capitalization U.S. companies. In general, large-capitalization companies may be unable to respond quickly to new competitive challenges, and also may not be able to attain the high growth rate of successful smaller companies, especially during periods of economic expansion.
MSCI EAFE Price Return Index. MSCI EAFE Price Return Index is an equity index that captures large and mid-cap representation across developed markets countries around the world. The securities comprising the MSCI EAFE Price Return Index are subject to the risks related to investments in foreign markets (e.g., increased price volatility; changing currency exchange rates; and greater political, regulatory, and economic uncertainty). In general, foreign markets may be less liquid, more volatile and subject to less government supervision than domestic markets.
Russell 2000® Price Return Index. The Russell 2000® Price Return Index is comprised of equity securities of small-capitalization U.S. companies. In general, the securities of small-capitalization companies may be more volatile and may involve more risk than the securities of larger companies.
NASDAQ-100® Price Return Index. The NASDAQ-100® Price Return Index is comprised of equity securities of the largest U.S. and non-U.S. companies listed on The NASDAQ Stock Market, including companies across all major industry groups except the financial industry. To the extent that the NASDAQ-100® Price Return Index is comprised of securities issued by companies in a particular sector, the company’s securities may not perform as well as companies in other sectors or the market as a whole. Also, any component securities issued by non-U.S. companies (including related depositary receipts) are subject to the risks related to investments in foreign markets (e.g., increased price volatility; changing currency exchange rates; and greater political, regulatory, and economic uncertainty).
Substitution of a Reference Index
There is no guarantee that a Reference Index will be available for the entire term of your Contract. We have the right to substitute a Reference Index if it is discontinued, in the event of a contractual dispute with a Reference Index provider, or if there is a material change in its calculation. The performance of the new Reference Index may be different from the original Reference Index, which may affect your ability to receive positive Strategy Credits. If we add or substitute a Reference Index, we will seek regulatory approval from each applicable state insurance regulator and provide you with written notice of the change. We would attempt to choose a new Reference Index that has a similar investment objective and risk profile to the original Reference Index. If a similar Reference Index cannot be found, we will end the affected Strategies prematurely by calculating the Strategy Credit prematurely based on the Index Value and Crediting Factor(s) that were established on the applicable Strategy Term Start Date as of the date the Reference Index is terminated. The resulting Strategy Credit will be credited to your Strategy Value on the scheduled Strategy Term End Date, which will be later than the date when the Reference Index is terminated unless the Reference Index is substituted on the Strategy Term End Date. The selection criteria for a suitable alternative Reference Index include the following:
•	There is a sufficiently large market in exchange traded and/or over-the-counter options, futures and similar derivative instruments based on the index to allow the Company to hedge Strategy Credit Rates;
•	The index is recognized as a broad-based index for the relevant market; and
•	The publisher of the index allows the Company to use the index in the Contract and other materials for a reasonable fee.
If we add or substitute a Reference Index associated with the Strategies, we will send you written notice stating the effective date of the addition or substitution at your last known address. We will include the notice in the periodic report unless earlier written notice is necessary.
Upon substitution of a Reference Index, we will calculate your Strategy Credit using the original Reference Index up until the date of substitution and the new Reference Index from the date of substitution to the end of the Strategy Term End Date. The substitution of a Reference Index will not change the applicable Cap, Floor, or Buffer. However, at your next Contract Anniversary we may offer a higher or lower Cap.
If you are not satisfied with the available Reference Index options, following a discontinued or substituted Reference Index, you may take a partial withdrawal or surrender the Contract subject to an MVA. The Strategy Index MVA Factor may result in an adjustment on any date except a Strategy Term End Date when it will equal zero. In contrast, the Strategy Interest MVA Factor
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may result in an adjustment to a withdrawal on any day, including a Strategy Term End Date, except the Strategy Interest Term End Date, which occurs once every six years. See “Fees and Charges” and “Market Value Adjustment” for detailed information on these fees, expenses, and adjustment.
No Ownership of Underlying Securities
You have no ownership rights in the securities that comprise a Reference Index. Purchasing the Contract is not equivalent to purchasing shares in a mutual fund that invests in securities comprising the Reference Indices nor is it equivalent to directly investing in such securities. You will not have any ownership interest or rights in the securities, such as voting rights, or the right to receive dividend payments, or other distributions. Further, if the performance of a Reference Index is greater than your applicable Cap, the Strategy Credit that you receive will be lower than the gain you would have received on an investment in a mutual fund or exchange traded fund designed to track the performance of the selected Reference Index.
Market Value Adjustment Risk
An MVA may apply to partial withdrawals, surrenders or other transactions prior to the Payment Period. The MVA protects us from the risk of loss due to a change in interest rates if we need to liquidate fixed income securities and derivative instruments used to support the guarantees under your Contract. The MVA may be negative, positive or result in no change. You bear the risk that the MVA may reduce the amount you receive.
Company’s Investments Supporting the Contract
On or around the Effective Date, we invest the majority of the Purchase Payments in fixed income securities and the remaining portion in derivative instruments that hedge the movements of the Reference Indices. We place the securities and derivate instruments in the Separate Account which we use to support our guarantees to pay Strategy Credit on the Strategies. We purchase the derivative instruments, with the intent to create a similar investment return relative to the Strategies offered in your Contract. The fixed income securities support the Contract guarantees.
The Company’s general account assets are also available, as necessary, to meet the guarantees under the Contract as well as our other general obligations. All guarantees under the Contract are subject to the claims paying ability and financial strength of the Company. In the event of shortfalls among the assets held in the Separate Account assets relative to the value of guarantees under the Contract, we may transfer assets from the Company’s general account to the Separate Account in certain circumstances. For example, investment portfolio downgrades, or derivative yields that are less than Strategy Credit could cause a shortfall that results in transfers from the general account.
We credit your Strategy Value based on the performance of the Reference Indices and the Crediting Factor(s) that you select, without regard to the performance of the fixed income securities and derivative instruments held in the Separate Account. As an Owner of a Contract, you do not participate in the performance of the assets held in the Separate Account and do not have any direct claim on them. However, the performance of derivative instruments may affect the Caps that we offer under the Contract in the future.
Cybersecurity Risk
Because our business is highly dependent upon the effective operation of our computer systems and those of our business partners, our business is vulnerable to disruptions from utility outages and susceptible to operational and information security risks resulting from information system failures (e.g., hardware and software malfunctions) and cyber-attacks. These risks include, among other things, the theft, misuse, corruption, and destruction of data maintained online or digitally, denial of service on our website and other operational disruption, and unauthorized release of confidential Owner information. Such system failures and cyber-attacks affecting us, the Indices, intermediaries and other affiliated or third-party service providers may adversely affect us and your Contract Value. For instance, system failures and cyber-attacks may interfere with our processing of Contract transactions, including the processing of transfer requests, impact our ability to calculate Strategy Values, cause the release and possible destruction of confidential Owner or business information, impede order processing, subject us and/or our service providers and intermediaries to regulatory fines, litigation, and financial losses and/or cause reputational damage. Cyber security risks may also impact the underlying securities in which the Indices invest, which may cause the Indices in your Contract to lose value. There can be no assurance that we, the Indices, or our service providers will avoid losses affecting your Contract due to cyber-attacks or information security breaches in the future.
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Our Credit Risk
Only we have the legal obligation to pay amounts owed under the Contract. The guarantees provided under the Contract are supported by the assets held in the Separate Account as well as our general account assets, which are subject to the claims of all our creditors. Our ability to fulfill our obligations under the Contract is subject to our financial strength and claims-paying ability, and there is a risk that we may default on those guarantees. You should look to the financial strength of the Company for its claims-paying ability. You may obtain additional information on our financial condition by reviewing our financial statements.
Although economic conditions both domestically and globally have continued to improve since the financial crisis in 2008, we remain vulnerable to market uncertainty and continued financial instability. Conditions in the global capital markets and economy could deteriorate in the future and affect our financial position and level of earnings from our operations.
Beginning in the second half of 2007, markets in the United States and elsewhere experienced extreme volatility and disruption due in part to the financial stresses affecting the liquidity of the banking system and the financial markets. This volatility and disruption reached unprecedented levels in late 2008 and early 2009. The United States entered a severe recession and recovery was slow with long-term high unemployment rates and lower average household income levels. One of the strategies used by the U.S. government to stimulate the economy has been to keep interest rates low and increase the supply of United States dollars. While these strategies have appeared to have had positive effects, any future economic downturn or market disruption could negatively impact our ability to invest our funds.
Specifically, if market conditions deteriorate in the future:
•	our investment portfolio could incur other than temporary impairments;
•	due to potential downgrades in our investment portfolio, we could be required to raise additional capital to sustain our current business in force and new sales of our annuity products, which may be difficult in a distressed market. If capital would be available, it may be at terms that are not favorable to us; or
•	our liquidity could be negatively affected and we could be forced to further limit our operations and our business could suffer, as we need liquidity to pay our policyholder benefits and operating expenses.
Governmental initiatives intended to improve global and local economies that have been adopted may not be effective and, in any event, may be accompanied by other initiatives, including new capital requirements or other regulations that could materially affect our results of operations, financial condition and liquidity in ways that we cannot predict.
We are subject to extensive laws and regulations that are administered and enforced by a number of different regulatory authorities including state insurance regulators, the National Association of Insurance Commissioners (“NAIC”) and the Securities and Exchange Commission (“SEC”). Some of these authorities are considering, or may in the future consider enhanced or new regulatory requirements intended to prevent future crises or otherwise ensure the stability of institutions under their supervision. These authorities may also seek to exercise their supervisory or enforcement authority in new or more robust ways. All of these possibilities, if they occurred, could affect the way we conduct our business and manage our capital, and may require us to satisfy increased capital requirements, any of which in turn could materially affect our results of operations, financial condition and liquidity.
We face potential competition from companies that have greater financial resources, broader arrays of products, higher ratings and stronger financial performance, which may impair our ability to attract new customers and maintain our profitability and financial strength. It may also impair our ability to retain customers which could increase surrenders and impact profitability and financial strength.
We operate in a highly competitive industry. Many of our competitors are substantially larger and enjoy substantially greater financial resources, claims-paying ability and financial strength, broader and more diversified product lines and more widespread distribution relationships. Our annuity products compete with fixed indexed, traditional fixed rate and variable annuities sold by other insurance companies and also with mutual fund products, traditional bank investments and other investment and retirement funding alternatives offered by asset managers, banks and broker-dealers. Our annuity products also compete with products of other insurance companies, financial intermediaries and other institutions based on a number of factors, including crediting rates, policy terms and conditions, service provided to distribution channels and policyholders, ratings, reputation and distribution compensation.
Our ability to compete will depend in part on rates of interest credited to policyholder account balances or the parameters governing the determination of index credits which is driven by our investment performance. We will not be able to accumulate
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and retain assets under management for our products if our investment results underperform the market or the competition, since such underperformance likely would result in asset withdrawals and reduced sales.
We compete for distribution sources for our products. We believe that our success in competing for distributors will depend on factors such as our financial strength, the services we provide to, and the relationships we develop with these distributors, and offering competitive commission structures. Our distributors will generally be free to sell products from whichever providers they wish, which makes it important for us to continually offer distributors products and services they find attractive. If our products or services fall short of distributors' needs, we may not be able to establish and maintain satisfactory relationships with distributors of our annuity products. Our ability to compete will also depend in part on our ability to develop innovative new products and bring them to market more quickly than our competitors. In order for us to compete in the future, we will need to continue to bring innovative products to market in a timely fashion. Otherwise, our revenues and profitability could suffer.
Other Information
You should be aware of various regulatory protections that do and do not apply to the Contract. Your Contract is registered with the SEC pursuant to the Securities Act of 1933. The issuance and sale of your Contract must be conducted in accordance with the requirements of the Securities Act of 1933.
We have elected to rely on the exemption provided by Rule 12h-7 under the Securities Exchange Act of 1934 (“1934 Act”) from the requirements to file reports pursuant to Section 15(d) of that Act. In reliance on that exemption, Great-West Life & Annuity Insurance Company will not file the periodic reports that would otherwise be required under the 1934 Act. Annual Audited Financial Statements and other information regarding the Company required by the Securities Act of 1933 will be provided annually in this prospectus.
Neither the Company nor the Separate Account is registered as an investment company. Furthermore, the Company is not an investment adviser and does not provide investment advice to you in connection with the Contract. Therefore, the protections provided by the Investment Advisers Act of 1940 and the Investment Company Act of 1940 are not applicable with respect to the Contract or sale of it to you.
The Contract is filed with and approved by each state in which the Contract is offered. State insurance laws provide a variety of regulatory protections.
THE CONTRACT
The Contract is a single premium deferred index-linked annuity. The Contract may be individually or jointly owned. Contracts issued in your state may provide different features and benefits from, and impose different costs than, those described in this prospectus because of state law variations. These differences include, among other things, free look rights, issue age limitations, and the general availability of certain features. This prospectus describes the material rights and obligations of an Owner. It also sets forth the maximum fees and charges for all contract features and benefits. All material state variations to the Contract, as well as state variations to the Right to Cancel, are disclosed in the attached Appendix C. You should read and retain your Contract, amendments, and/or endorsements along with a copy of this Prospectus.
The Contract has two periods: an Accumulation Period, and a Payment Period. During the Accumulation Period, the Strategy Value accrues Strategy Credit on a tax-deferred basis based on the performance of the Reference Indices associated with the Strategies. You will be taxed on Contract gains when you make a withdrawal or receive Income Payments. Contract withdrawals are subject to application of Strategy Credit and an MVA adjustment. The Payment Period commences when you or a designated payee begin receiving Income Payments under the Contract. During the Payment Period, you can choose Annuity Payment Options offered under the Contract. Income Payments will start on the Annuity Commencement Date and continue based on the Annuity Payment Option you elect. The Contract offers Annuity Payment Options based on the life of the Annuitant or Joint Annuitant or on any other basis acceptable to the Company. The Payment Period ends when we make the last Income Payment under your selected Annuity Payment Option.
Purchasing the Contract
The maximum issue age for this Contract is age 90.
The Contract is available for purchase through registered representatives of broker/dealers who are also appointed as agents of the Company. Eligible broker/dealers must be registered as broker/dealers under the Securities Exchange Act of 1934, as
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amended (the “Exchange Act”), and members of the Financial Industry Regulatory Authority (“FINRA”). GWFS Equities, Inc., an affiliated broker/dealer of the Company, may also offer the Contract directly to you.
To purchase this Contract, you must submit an application to your registered representative. Your registered representative will then send us your completed application and Purchase Payment. Once we receive your Purchase Payment and all necessary information in Good Order, we will begin the process of issuing the Contract. We reserve the right to reject any application.
Currently, the Contract is available for purchase as a Qualified Contract, either an IRA or Roth IRA, or as a Non-Qualified Contract. In addition, you may purchase a Non-Qualified Contract through an IRA Account (including SEP and SIMPLE IRAs), or a Roth IRA Account.
Generally you can exchange one annuity contract for another in a tax-free exchange under Section 1035 of the Code. Before making an exchange, you should compare both annuity contracts carefully. If you exchange another annuity for the one described in this prospectus, you might have to pay a Withdrawal Charge on the existing contract. You should not exchange another annuity contract for this Contract unless you determine, after knowing all the facts and consulting a tax advisor, as necessary, that the exchange is in your best interest.
Right to Cancel Period
After you receive your Contract, you may examine it for at least 10 days or longer if required by your state law, during which time you may cancel your Contract for any reason by delivering or mailing it postage prepaid to:
Great-West Life & Annuity Insurance Company
Annuity Administration
8515 East Orchard Road, 8T2
Greenwood Village, CO 80111
If you purchase the Contract as a Qualified IRA Annuity or hold it in an IRA Account, federal law requires that we refund your Purchase Payment. Some states also require us to return your Purchase Payment on the exercise of your right to cancel the Contract. If we are required to return your Purchase Payment on the exercise of your right to cancel the Contract, we will allocate your Purchase Payments to a fixed investment option that guarantees a minimum interest rate of 1% during the Right to Cancel Period. Otherwise, we will allocate your Purchase Payment to the Strategy(ies) that you select.
Ownership
Owner means the person entitled to the ownership rights under the Contract, as named in the application. The Owner names the Annuitant or Joint Annuitants. If Joint Owners are named, as permitted for Non-Qualified Contracts only, all references to Owner shall mean Joint Owners. Joint Owners must be one another’s Spouse as of the Effective Date and must both be natural persons. Any change in Owner is subject to our acceptance and we reserve the right to reject an ownership change request on a non-discriminatory basis. If accepted, the change will take effect as of the date the written Request is signed and received by us in Good Order.
The Owner must be age 90 or younger at the time the Contract is issued. The Owner must either be a natural person, an IRA custodian or trustee, a Grantor Trust, or a Non-Grantor Trust.
Grantor Trust Owned Annuity
While Contracts owned by non-natural Owners are generally not treated as annuities for tax purposes, Grantor Trust-owned Contracts may be eligible to receive tax deferral in accordance with an exception to the non-natural owner rule under the Code. Upon the death of the Grantor, the Death Benefit will be paid pursuant to the Death Benefit provisions of the Contract. We allow a Grantor Trust to be an Owner only if it either has a single Grantor who is a natural person and the life used to determine the Death Benefit, or if it has two Grantors, one of which is the life used to determine the Death Benefit, who are one another’s Spouse as of the Effective Date. Consult a tax advisor before naming a Grantor Trust as an Owner.
Non-Grantor Trust Owned Annuity
Contracts owned by a Non-Grantor Trust are considered owned by a non-natural entity and will generally not be treated as an annuity for tax purposes. If a trust is a Non-Grantor Trust, the trust is treated as the owner of the trust assets, the trust is regarded as a separate tax entity with its own Tax Identification Number, and all income, including the excess of the Contract Value over
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the investment in the Contract (Purchase Payment), is generally taxable income to the trust during each taxable year. If the Owner is a Non-Grantor Trust, all references to the life, age, or death of the Owner pertain to the life, age, or death of the Annuitant, and where there are Joint Annuitants, shall pertain to the older Joint Annuitant. Once selected, the Annuitant may not be changed. If there is a change of ownership of the Contract from a Non-Grantor Trust to a natural person, the original Annuitant and/or Joint Annuitant shall continue to determine any benefits under the Contract. Upon the death of the Annuitant, the Death Benefit will be paid to the Owner pursuant to the Death Benefit provisions of the Contract. Divorce provisions of the Contract are not applicable to Non-Grantor Trust owned Contracts. Consult a tax advisor before naming a Non-Grantor Trust as an Owner.
IRA Custodian or Trustee Owned Annuity
Contracts owned by an IRA custodian or trustee are not considered owned by a non-natural person and are treated as an IRA investment subject to the same tax requirements as any other IRA investment. Upon the death of the underlying IRA holder, the Death Benefit will be paid to the IRA pursuant to the Death Benefit provisions of the Contract. IRA custodian or trustee owned Contracts receive tax deferral in accordance with the Code provisions governing IRAs.
If the Owner is an IRA custodian or trustee, the underlying IRA holder must be the determining life and if there are two Annuitants, the Joint Annuitant must be the underlying IRA holder’s Spouse and the designated Beneficiary of the custodial or trusteed account.
Because the Code provides IRA holders with tax deferral and other benefits, the Contract should not be purchased by an underlying IRA holder solely for tax deferral or other benefits already provided by the IRA itself.
Beneficiary
You may select one or more Beneficiaries. If more than one Beneficiary is selected, they will share equally in any Death Benefit payable unless you indicate otherwise. You may change the Beneficiary any time before the Annuity Commencement Date by a Request sent to us.
You may also select one or more contingent Beneficiaries. You may change the contingent Beneficiary at any time before the Annuity Commencement Date by Request sent to us. If one or more primary Beneficiaries are alive within 30 days after the Annuitant’s death, the contingent Beneficiary cannot become the primary Beneficiary and any interest the contingent Beneficiary may have in the Contract will cease.
A change of Beneficiary or contingent Beneficiary will take effect as of the date the Request was signed, and received by us in Good Order, unless the Owner specifies a later date. If the Owner dies before the Request is processed, the change will take effect as of the date the Request was made, unless we have already made a payout, the Request was not received by us in Good Order, or we have otherwise taken action on a designation or change before receipt or processing of such Request. The interest of any Beneficiary who dies before the Owner or the Annuitant will terminate at the death of the Beneficiary and the contingent Beneficiary will become the Beneficiary. The interest of any Beneficiary who dies at the time of, or within 30 days after the death of an Owner or the Annuitant will also terminate if no benefits have been paid to such Beneficiary. The benefits will then be paid to the contingent Beneficiary. If no contingent Beneficiary has been designated, then the benefits will be paid as though the Beneficiary had died before the deceased Owner or Annuitant. If no Beneficiary or contingent Beneficiary survives the Owner or Annuitant, as applicable, we will pay the Death Benefit to the Owner’s estate.
If the Beneficiary is not the Owner’s surviving Spouse, she/he may elect, not later than one year after the Owner’s date of death, to receive the Death Benefit in either a single lump sum or payout under any of the Annuity Payment Options available under the Contract, provided that:
•	such annuity is distributed in substantially equal installments over the life or life expectancy of the Beneficiary or over a period not extending beyond the life expectancy of the Beneficiary; and
•	such distributions begin no later than one year after the Owner’s date of death.
If the Company does not receive an election from a non-Spouse Beneficiary or substantially equal installments begin later than one year after the Owner’s date of death, then the entire amount must be distributed within five years of the Owner’s date of death. If the Beneficiary selects payment under an Annuity Payment Option, the Death Benefit will be determined as of the Annuity Commencement Date.
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If a non-individual entity is entitled to receive benefits upon the Owner’s death, the Death Benefit must be completely distributed within five years of the Owner’s date of death. A Beneficiary or contingent Beneficiary designated irrevocably may not be changed without the written consent of that Beneficiary, or contingent Beneficiary, as applicable, except as allowed by applicable law.
For Contract owned by Non-Grantor Trusts, the Owner will at all times by the Beneficiary.
THE STRATEGIES
The Reference Indices
During the Accumulation Period, you may allocate your Purchase Payment among the following Reference Indices we currently make available:
Reference Indices
S&P 500® Price Return Index. The S&P 500® Price Return Index was established by Standard & Poor’s. The S&P 500® Price Return Index includes 500 leading companies in leading industries of the US economy, capturing 75% coverage of U.S. equities. The S&P 500® Price Return Index does not include dividends declared by any of the companies included in this Index.

S&P® is a registered trademark of Standard & Poor’s Financial Services LLC (“S&P”). This trademark has been licensed for use by S&P Dow Jones Indices LLC. S&P marks are trademarks of S&P. These trademarks have been sublicensed for certain purposes by the Company. The S&P® Price Return Index is a product of S&P Dow Jones Indices LLC and/or its affiliates and have been licensed for use by the Company.

The Company’s products are not sponsored, endorsed, sold or promoted by S&P Dow Jones Indices LLC, Dow Jones, S&P, or any of their respective affiliates (collectively, the “S&P Dow Jones Indices”). S&P Dow Jones Indices make no representation or warranty, express or implied, to the Owners of the Company’s products or any member of the public regarding the advisability of investments generally or in the Company’s products particularly or the ability of the S&P 500® Price Return Index to track general market performance. S&P Dow Jones Indices’ only relationship to the Company with respect to the S&P 500® Price Return Index is the licensing of the S&P 500® Price Return Index and certain trademarks, service marks, and/or trade names of S&P Dow Jones Indices and/or its licensors. The S&P 500® Price Return Index is determined, composed, and calculated by S&P Dow Jones Indices without regard to the Company or its product(s). S&P Dow Jones Indices have no obligation to take the needs of the Company or the Owner(s) of its products into consideration in determining, composing, or calculating the S&P 500® Price Return Index. S&P Dow Jones Indices are not responsible for and have not participated in the determination of the prices, and amount of the Contract or the timing of the issuance or sale of such Contract or in the determination or calculation of the equation by which such Contract is to be converted into cash, surrendered, or redeemed, as the case may be. S&P Dow Jones Indices have no obligation or liability in connection with the administration, marketing or trading of the Company’s products. There is no assurance that investment products based on the S&P 500® Price Return Index will accurately track performance or provide positive investment returns. S&P Dow Jones Indices LLC is not an investment advisor. Inclusion of a security with an index is not a recommendation by S&P Dow Jones Indices to buy, sell, or hold such security, nor is it considered to be investment advice.

S&P DOW JONES INDICES DOES NOT GUARANTEE THE ADEQUACY, ACCURACY, TIMELINESS AND/OR THE COMPLETENESS OF THE INDEXES OR ANY DATA RELATED THERETO OR ANY COMMUNICATION, INCLUDING BUT NOT LIMITED TO, ORAL OR WRITTEN COMMUNICATION (INCLUDING ELECTRONIC COMMUNICATIONS) WITH RESPECT THERETO. S&P DOW JONES INDICES SHALL NOT BE SUBJECT TO ANY DAMAGES OR LIABILITY FOR ANY ERRORS, OMISSIONS, OR DELAYS THEREIN. S&P DOW JONES INDICES MAKE NO EXPRESS OR IMPLIED WARRANTIES, AND EXPRESSLY DISCLAIMS ALL WARRANTIES, OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE OR USE OR AS TO RESULTS TO BE OBTAINED BY THE COMPANY, OWNERS OF THE CONTRACT, OR
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ANY OTHER PERSON OR ENTITY FROM THE USE OF THE S&P 500® PRICE RETURN INDEX OR WITH RESPECT TO ANY DATA RELATED THERETO. WITHOUT LIMITING ANY OF THE FOREGOING, IN NO EVENT WHATSOEVER SHALL S&P DOW JONES INDICES BE LIABLE FOR ANY INDIRECT, SPECIAL, INCIDENTAL, PUNITIVE, OR CONSEQUENTIAL DAMAGES INCLUDING BUT NOT LIMITED TO, LOSS OF PROFITS, TRADING LOSSES, LOST TIME OR GOODWILL, EVEN IF THEY HAVE BEEN ADVISED OF THE POSSIBLITY OF SUCH DAMAGES, WHETHER IN CONTRACT, TORT, STRICT LIABILITY, OR OTHERWISE. THERE ARE NO THIRD PARTY BENEFICIARIES OF ANY AGREEMENTS OR ARRANGEMENTS BETWEEN S&P DOW JONES INDICES AND THE COMPANY, OTHER THAN THE LICENSORS OF S&P DOW JONES INDICES.

The name “S&P 500® Price Return Index” is a trademark of Standard & Poor’s and has been licensed for use by the Company.
MSCI EAFE Price Return Index. The MSCI EAFE Price Return Index is a free float-adjusted market capitalization index that is designed to measure the equity market performance of developed markets, excluding the US and Canada. As of the date of this prospectus, the MSCI EAFE consists of the following 21 developed market country indices: Australia, Austria, Belgium, Denmark, Finland, France, Germany, Hong Kong, Ireland, Israel, Italy, Japan, the Netherlands, New Zealand, Norway, Portugal, Singapore, Spain, Sweden, Switzerland, and the United Kingdom. The MSCI EAFE Price Return Index does not include dividends declared by any of the companies included in this Index. Index Value and Index Performance will be calculated without any exchange rate adjustment.

THIS PRODUCT IS NOT SPONSORED, ENDORSED, SOLD OR PROMOTED BY MSCI INC. (“MSCI”), ANY OF ITS AFFILIATES, ANY OF ITS INFORMATION PROVIDERS OR ANY OTHER THIRD PARTY INVOLVED IN, OR RELATED TO, COMPILING, COMPUTING OR CREATING ANY MSCI INDEX (COLLECTIVELY, THE “MSCI PARTIES”). THE MSCI INDEXES ARE THE EXCLUSIVE PROPERTY OF MSCI. MSCI AND THE MSCI INDEX NAMES ARE SERVICE MARK(S) OF MSCI OR ITS AFFILIATES AND HAVE BEEN LICENSED FOR USE FOR CERTAIN PURPOSES BY THE COMPANY. NONE OF THE MSCI PARTIES MAKES ANY REPRESENTATION OR WARRANTY, EXPRESS OR IMPLIED, TO THE ISSUER OR OWNERS OF THIS PRODUCT OR ANY OTHER PERSON OR ENTITY REGARDING THE ADVISABILITY OF INVESTING IN PRODUCTS GENERALLY OR IN THIS PRODUCT PARTICULARLY OR THE ABILITY OF ANY MSCI INDEX TO TRACK CORRESPONDING STOCK MARKET PERFORMANCE. MSCI OR ITS AFFILIATES ARE THE LICENSORS OF CERTAIN TRADEMARKS, SERVICE MARKS AND TRADE NAMES AND OF THE MSCI INDEXES WHICH ARE DETERMINED, COMPOSED AND CALCULATED BY MSCI WITHOUT REGARD TO THIS PRODUCT OR THE ISSUER OR OWNERS OF THIS PRODUCT OR ANY OTHER PERSON OR ENTITY. NONE OF THE MSCI PARTIES HAS ANY OBLIGATION TO TAKE THE NEEDS OF THE ISSUER OR OWNERS OF THIS PRODUCT OR ANY OTHER PERSON OR ENTITY INTO CONSIDERATION IN DETERMINING, COMPOSING OR CALCULATING THE MSCI INDEXES. NONE OF THE MSCI PARTIES IS RESPONSIBLE FOR OR HAS PARTICIPATED IN THE DETERMINATION OF THE TIMING OF, PRICES AT, OR QUANTITIES OF THIS PRODUCT TO BE ISSUED OR IN THE DETERMINATION OR CALCULATION OF THE EQUATION BY OR THE CONSIDERATION INTO WHICH THIS PRODUCT IS REDEEMABLE. FURTHER, NONE OF THE MSCI PARTIES HAS ANY OBLIGATION OR LIABILITY TO THE ISSUER OR OWNERS OF THIS PRODUCT OR ANY OTHER PERSON OR ENTITY IN CONNECTION WITH THE ADMINISTRATION, MARKETING OR OFFERING OF THIS PRODUCT.

ALTHOUGH MSCI SHALL OBTAIN INFORMATION FOR INCLUSION IN OR FOR USE IN THE CALCULATION OF THE MSCI INDEXES FROM SOURCES THAT MSCI CONSIDERS RELIABLE, NONE OF THE MSCI PARTIES WARRANTS OR GUARANTEES THE ORIGINALITY, ACCURACY AND/OR THE COMPLETENESS OF ANY MSCI INDEX OR ANY DATA INCLUDED THEREIN. NONE OF THE MSCI PARTIES MAKES ANY WARRANTY, EXPRESS OR IMPLIED, AS TO RESULTS TO BE OBTAINED BY THE ISSUER OF THE PRODUCT, OWNERS OF THE PRODUCT, OR ANY OTHER PERSON OR ENTITY, FROM THE USE OF ANY MSCI INDEX OR ANY DATA
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INCLUDED THEREIN. NONE OF THE MSCI PARTIES SHALL HAVE ANY LIABILITY FOR ANY ERRORS, OMISSIONS OR INTERRUPTIONS OF OR IN CONNECTION WITH ANY MSCI INDEX OR ANY DATA INCLUDED THEREIN. FURTHER, NONE OF THE MSCI PARTIES MAKES ANY EXPRESS OR IMPLIED WARRANTIES OF ANY KIND, AND THE MSCI PARTIES HEREBY EXPRESSLY DISCLAIM ALL WARRANTIES OF MERCHANTABILITY AND FITNESS FOR A PARTICULAR PURPOSE, WITH RESPECT TO EACH MSCI INDEX AND ANY DATA INCLUDED THEREIN. WITHOUT LIMITING ANY OF THE FOREGOING, IN NO EVENT SHALL ANY OF THE MSCI PARTIES HAVE ANY LIABILITY FOR ANY DIRECT, INDIRECT, SPECIAL, PUNITIVE, CONSEQUENTIAL OR ANY OTHER DAMAGES (INCLUDING LOST PROFITS) EVEN IF NOTIFIED OF THE POSSIBILITY OF SUCH DAMAGES.

No purchaser, seller or holder of this security, product or product, or any other person or entity, should use or refer to any MSCI trade name, trademark or service mark to sponsor, endorse, market or promote this security without first contacting MSCI to determine whether MSCI’s permission is required. Under no circumstances may any person or entity claim any affiliation with MSCI without the prior written permission of MSCI.
Russell 2000® Price Return Index. The Russell 2000® Price Return Index was established by Russell Investments. The Russell 2000® Price Return Index measures the performance of the small-cap segment of the US equity universe. The Russell 2000® Price Return Index is a subset of the Russell 3000® Index representing approximately 10% of the total market capitalization of that index. It includes approximately 2,000 of the smallest securities based on a combination of their market cap and current index membership. The Russell 2000® Price Return Index does not include dividends declared by any of the companies included in this Index.

The Russell 2000 Price Return Index® is a trademark of Frank Russell Company (“Russell”) and has been licensed for use by the Company. The Company’s products are not in any way sponsored, endorsed, sold or promoted by Russell or the London Stock Exchange Group companies (“LESG”) (together the “Licensor Parties”) and none of the Licensor Parties make any claim, prediction, warranty or representation whatsoever, expressly or impliedly, either as to (i) the results to be obtained from the use of the Russell 2000® Price Return Index (upon which the Company’s product is based), (ii) the figure at which the Index is said to stand at any particular time on any particular day or otherwise, or (iii) the suitability of the Russell 2000® Price Return Index for the purpose to which it is being put in connection the Company’s product. None of the Licensor Parties have provided or will provide any financial or investment advice or recommendation in relation to the Russell 2000® Price Return Index, to the Company, or to the Company’s clients. The Russell 2000® Price Return Index is calculated by Russell or its agent. None of the Licensor Parties shall be (a) liable (whether in negligence or otherwise) to any person for any error in the Russell 2000® Price Return Index or (b) under any obligation to advise any person of any error therein.
NASDAQ-100 ® Price Return Index. The NASDAQ-100 Price Return Index® includes 100 of the largest domestic and international non-financial securities listed on The Nasdaq Stock Market based on market capitalization. The Index reflects companies across major industry groups including computer hardware and software, telecommunications, retail/wholesale trade and biotechnology. It does not contain securities of financial companies including investment companies. The NASDAQ-100 Price Return Index® does not include dividends declared by any of the companies included in this Index.

The Product(s) is not sponsored, endorsed, sold or promoted by Nasdaq, Inc. or its affiliates (Nasdaq, with its affiliates, are referred to as the “Corporations”). The Corporations have not passed on the legality or suitability of, or the accuracy or adequacy of descriptions and disclosures relating to, the Product(s). The Corporations make no representation or warranty, express or implied to the owners of the Product(s) or any member of the public regarding the advisability of investing in securities generally or in the Product(s) particularly, or the ability of the index to track general stock market performance. The Corporations' only relationship to Great-West Life & Annuity Insurance Company (“Licensee”) is in the licensing of the Nasdaq®, and certain trade names of the Corporations and the use of the index which is determined,
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composed and calculated by Nasdaq without regard to Licensee or the Product(s). Nasdaq has no obligation to take the needs of the Licensee or the owners of the Product(s) into consideration in determining, composing or calculating the index. The Corporations are not responsible for and have not participated in the determination of the timing of, prices at, or quantities of the Product(s) to be issued or in the determination or calculation of the equation by which the Product(s) is to be converted into cash. The Corporations have no liability in connection with the administration, marketing or trading of the Product(s).

The Corporations do not guarantee the accuracy and/or uninterrupted calculation of the NASDAQ-100 Price Return Index® or any data included therein. The Corporations make no warranty, express or implied, as to results to be obtained by Licensee, owners of the product(s), or any other person or entity from the use of the NASDAQ-100 Price Return Index® or any data included therein. The Corporations make no express or implied warranties, and expressly disclaim all warranties of merchantability or fitness for a particular purpose or use with respect to the NASDAQ-100 Price Return Index® or any data included therein. Without limiting any of the foregoing, in no event shall the Corporations have any liability for any lost profits or special, incidental, punitive, indirect, or consequential damages, even if notified of the possibility of such damages.
Addition or Substitution of a Reference Index
There is no guarantee that a Reference Index will be available for the entire term of your Contract. We have the right to substitute a Reference Index if it is discontinued, in the event of a contractual dispute with a Reference Index provider, or if there is a material change in its calculation. If we substitute a Reference Index, we will seek regulatory approval from each applicable state insurance regulator then provide you with written notice of the change. We would attempt to choose a new Reference Index that has a similar investment objective and risk profile to the original Reference Index. If a similar Reference Index cannot be found, we will end the affected Strategies prematurely by calculating the Strategy Credit as of the date the Reference Index is terminated based on the Index Value and Crediting Factor(s) that were established on the applicable Strategy Term Start Date. The resulting Strategy Credit will be credited to your Strategy Value on the scheduled Strategy Term End Date, which will be later than the date when the Reference Index is terminated unless the Reference Index is substituted on the Strategy Term End Date. Any change in Reference Index may affect the Strategy Credit you earn. The selection criteria for a suitable alternative Reference Index include the following:
•	There is a sufficiently large market in exchange traded and/or over-the-counter options, futures and similar derivative instruments based on the index to allow the company to hedge Strategy Credit Rates;
•	The index is recognized as a broad-based index for the relevant market; and
•	The publisher of the index allows the Company to use the index in the Contract and other materials for a reasonable fee.
If we add or substitute a Reference Index associated with the Strategies, we will send you written notice stating the effective date of the addition or substitution at your last known address. We will send you the notice in the periodic report unless earlier written notice is necessary.
If you are not satisfied with the available Reference Index options, following a discontinued or substituted Reference Index, you may take a partial withdrawal or surrender the Contract subject to an MVA. The Strategy Index MVA Factor may result in an adjustment on any date except a Strategy Term End Date when it will equal zero. In contrast, the Strategy Interest MVA Factor may result in an adjustment to a withdrawal on any day, including a Strategy Term End Date, except the Strategy Interest Term End Date, which occurs once every six years. See “Fees and Charges” and “Market Value Adjustment” for detailed information on these fees, expenses, and adjustment.
Crediting Factors
We will apply a Strategy Credit to Strategy Value allocated to a Strategy on each Contract Anniversary based on the performance of the applicable selected Reference Index during the Contract Year, subject to the Crediting Factor that you select which will prescribe the applicable Floor or Buffer, and Cap. The Crediting Factors will be available for each Reference Index, or substitute Reference Index, during the life of your Contract.
For each Reference Index, the Contract offers the following Crediting Factors:
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Crediting Factors available for all Strategies
Floor of 0%
Floor of -10.0%
Buffer of -10.0%
We guarantee that Strategies offering these Floors and the Buffer will be available for each Reference Index during the life of your Contract.
A Floor establishes the maximum amount of negative Strategy Credit that may be applied to the Strategy Value. In contrast, the Buffer establishes the amount of negative index performance that we will absorb before we apply a negative Strategy Credit to the Strategy Value. With the exception of the Strategies with a Floor of 0%, the Strategy Credit may be negative if the value of the Reference Index on which the Strategy is based declines. For the Strategies that provide a Buffer, a negative Strategy Credit will apply for any decline in the Reference Index in excess of the Buffer of -10.0%. Theoretically, the Buffer may result in a negative Strategy Credit as high as -90.0% of the Index Value. Consequently, selecting the Crediting Factor that offers the Buffer rather than one of the Crediting Factors that offer a Floor may result in a large negative Strategy Credit during periods of steep declines in the stock market.
Each Strategy will have a corresponding Cap, which may change each Contract Year. In general, the Cap will be lower for Strategies that offer a Floor or Buffer that provides greater protection from negative Index Performance and higher for Strategies that offer less protection from negative Index Performance.
A new Cap for each Strategy will become effective at the beginning of each Contract Year. The new Cap may be higher, lower or the same as the previous Cap. We will notify you of the new Caps at least fifteen (15) calendar days prior to your Contract Anniversary. You will have the choice of continuing in the Strategy with the new Cap, moving your Contract Value to another Strategy with the same Reference Index and a different Crediting Factor or moving your Contract Value to another available Strategy with a different Reference Index. If the new Cap is less than you find acceptable, you must give us notice no later than two (2) Business Days prior to your Contract Anniversary. If you do not inform us that you want to move your Contract Value to another Strategy, you will stay in your current Strategy subject to the new Cap for the next Contract Year.
Setting the Caps, Floors and Buffer
The Company retains the right to change the current Cap at its discretion, subject to the minimum Cap of 1.5%. The Company considers a number of factors when determining whether to make such a change, including, but not limited to, the following:
•	changes in derivative, equity and/or fixed income instrument valuations;
•	increases in hedging costs that have an impact on the Company’s ability to offer the Contract;
•	derivative market changes that impact availability and structure of derivative instruments used to hedge market risk associated with the Reference Indices;
•	negative fixed income instrument default experience realized by the Company;
•	changes in Company and/or Contract cost structure due to regulatory or other business management concerns; and
•	unanticipated Owner experience that varies from our actuarial assumptions.
We manage our obligation to provide Strategy Credit in part by trading call and put options and other derivative instruments on the available Indices. The costs of the call and put options and other derivative instruments vary based on market conditions, and we may adjust future Caps based on these cost changes. You bear the risk that in future Contract Years we may reduce the Cap, which will reduce your opportunity to receive positive Strategy Credit. We determine the applicable Cap for each Contract Year at our sole discretion.
We also consider various factors in determining the Floors and the Buffer at the time we issued the Contract, including available investment returns available, the costs of our risk management techniques, sales commissions, administrative expenses, regulatory and tax requirements, general economic trends, and competitive factors. We determine the Floor or Buffer at our sole discretion.
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Strategy Value Calculation
On any Business Day, your Strategy Value for a particular Strategy is equal to A x (1 + B– C x D), where:
A =	Strategy Base, which equals:
•	Purchase Payment allocated to the Strategy on the Effective Date; or
•	Thereafter, the Strategy Value as of the current Strategy Term Start Date, less any subsequent Strategy Base Withdrawal.
B =	the rate measuring the interim performance of the Reference Strategy since the Strategy Term Start Date, as determined by the Crediting Factor and the performance of the Reference elected Index (“Strategy Credit Rate”), as measured from the Strategy Term Start Date.
C =	the Contract Fee percentage that is used to calculate the Contract Fee.
D =	the number of years (whole and partial) that have elapsed since the Strategy Term Start Date.
Calculation of Strategy Credit on a Contract Anniversary
The Strategy Credit Rate for each Strategy is determined using the Floor or Buffer and Cap prescribed by the Strategy you select. More specifically Strategy Credit Rates are calculated using the point-to-point method as the percentage change in the value of the selected Reference Index from the beginning of the current Contract Year to the end of a Contract Year subject to:
•	The Cap, prescribed by the Strategy, which is the maximum positive interest rate that we will use in the calculation of Strategy Credit; and
•	Any Floor, prescribed by the Strategy, which is the maximum negative interest rate that we will use in the calculation of Strategy Credit, as applicable; or
•	Any Buffer, prescribed by the Strategy, which is the maximum decline in Index Value that the Company will absorb before applying a negative interest rate to your Strategy Value.
Strategy Credit is then calculated by multiplying the Strategy Credit Rate times the Strategy Value as of the beginning of the current Contract Year. The Strategy Credit Rate for a Strategy equals:
(Y/X) – 1 where:
X = the Index Value as of the beginning of the Contract Year; and
Y = the Index Value as of the date that Strategy Credit is calculated.
An example of this calculation for a Strategy limited by a Cap:
Floor = -10%
Cap = 8%
Index Value at beginning of Contract Year (X) = 2,000
Index Value at time of Strategy Credit calculation (Y) = 2,200
Index Performance =

2,22002,000- 1 = 10% (0.10)

Strategy Credit Rate = 8%
An example of this calculation for a Strategy Credit Rate limited by a Floor:
Floor = -10%
Cap = 8%
Index Value at beginning of Contract Year (X) = 2,000
Index Value at time of Strategy Credit calculation (Y) = 1,600
Index Performance =

1,6002,000- 1 = -20% (-0.20)

Strategy Credit Rate= -10%
An example of this calculation for a Strategy Credit Rate limited by a Buffer:
Buffer = -10%
Cap = 8%
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Index Value at beginning of Contract Year (X) = 2,000
Index Value at time of Strategy Credit calculation (Y) = 1,700
Index Performance =

1,7002,000 - 1 = -15% (-0.15)

Strategy Credit Rate = -5%
Another example of this calculation for a Strategy Credit Rate limited by a Buffer:
Buffer = -10%
Cap = 8%
Index Value at beginning of Contract Year (X) = 2,000
Index Value at time of Strategy Credit calculation (Y) = 1,900
Index Performance =

1,9002,000 - 1 = -5% (-0.05)

Strategy Credit Rate = 0%
An example of this calculation for a Strategy Credit Rate that is not limited by any Cap, Floor or Buffer:
Buffer = -10%
Cap = 8%
Index Value at beginning of Contract Year (X) = 2,000
Index Value at time of Strategy Credit calculation (Y) = 2,100
Index Performance =

2,1002,000 - 1 = 5% (0.05)

Strategy Credit Rate = 5%
You can find the Strategy Credit applied to your Strategy Value on the annual statement that we will forward to you following your Contract Anniversary. You may also determine the current Index Performance within a particular Strategy, as of your last Contract Anniversary, by calling the Administrative Office.
The following examples illustrate how we calculate Strategy Credits based on different levels of Reference Index performance. No withdrawals are assumed to occur under these examples.
Example 1:        These examples illustrate us calculate the Strategy Credit for a Strategy with a Floor of 0%.
Contract Information on Effective Date:
Effective Date:	5/1/16
Contract Anniversary:	5/1/17
Strategy Value (as of 5/1/16):	$100,000
Selected Reference Index:	S&P 500® Price Return Index
Floor:	0%
Cap:	3.50%

Example 1A– Index Performance is less than the Floor:
Index Value (as of 5/1/16):	$ 2,100
Index Value (as of 5/1/17):	$ 2,000
Index Performance:	-4.76%
Strategy Credit Rate:	0.00%

Strategy Credit	$ 0

Example 1B– Index Performance more than the Floor, but less than the Cap:
Index Value (as of 5/1/16):	$ 2,100
Index Value (as of 5/1/17):	$ 2,150
Index Performance:	2.38%
Strategy Credit Rate:	2.38%
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Strategy Credit	$2,380

Example 1C– Index Performance more than the Cap:
Index Value (as of 5/1/16):	$ 2,100
Index Value (as of 5/1/17):	$ 2,200
Index Performance:	4.76%
Strategy Credit Rate:	3.50%

Strategy Credit	$ 3,500
Example 2:        These examples illustrate how we calculate the Strategy Credit Rate for a Strategy with a Floor of -10%.
Contract Information on Effective Date:
Effective Date:	5/1/16
Contract Anniversary:	5/1/17
Strategy Value (as of 5/1/16):	$100,000
Selected Reference Index:	S&P 500® Price Return Index
Floor:	-10.00%
Cap:	13.50%

Example 2A– Index Performance is less than the Floor:
Index Value (as of 5/1/16):	$ 2,100
Index Value (as of 5/1/17):	$ 1,800
Index Performance:	-14.29%
Strategy Credit Rate:	-10.00%

Strategy Credit	-$ 10,000

Example 2B– Index Performance more than the Floor, but less than the Cap:
Index Value (as of 5/1/16):	$ 2,100
Index Value (as of 5/1/17):	$ 2,300
Index Performance:	9.52%
Strategy Credit Rate:	9.52%

Strategy Credit	$ 9,520

Example 2C– Index Performance more than the Cap:
Index Value (as of 5/1/16):	$ 2,100
Index Value (as of 5/1/17):	$ 2,500
Index Performance:	19.05%
Strategy Credit Rate:	13.50%

Strategy Credit	$ 13,500
Example 3:        These examples illustrate how to calculate the Strategy Credit Rate for a Strategy with a Buffer of -10%.
Contract Information on Effective Date:
Effective Date:	5/1/16
Contract Anniversary:	5/1/17
Strategy Value (as of 5/1/16):	$100,000
Selected Reference Index:	S&P 500® Price Return Index
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Buffer:	-10.00%
Cap:	13.50%

Example 3A– Index Performance is less than the Buffer:
Index Value (as of 5/1/16):	$ 2,100
Index Value (as of 5/1/17):	$ 1,800
Index Performance:	-14.29%
Strategy Credit Rate:	0.00%

Strategy Credit	-$ 4,290

Example 3B– Index Performance more than the Floor, but less than the Cap:
Index Value (as of 5/1/16):	$ 2,100
Index Value (as of 5/1/17):	$ 2,300
Index Performance:	9.52%
Strategy Credit Rate:	9.52%

Strategy Credit	$ 9,520

Example 3C– Index Performance more than the Cap:
Index Value (as of 5/1/16):	$ 2,100
Index Value (as of 5/1/17):	$ 2,500
Index Performance:	19.05%
Strategy Credit Rate:	13.50%

Strategy Credit	$ 13,500
We will apply Strategy Credit to each Strategy on your Contract Anniversary. You can find the Strategy Credit applied to your Strategy Value on your most recent annual statement that we will forward to you following each Contract Anniversary. You may determine the amount of Strategy Credit that has accrued to your Contract Value after the last Contract Anniversary by calling the Administrative Office. Your Strategy Value as of your Contract Anniversary after the application of Strategy Credit will equal your Strategy Value at the beginning of the new Contract Year.
Changes to Caps applicable for New Contract Year
Strategies with the same Floors and Buffer will be available each Contact Year, but the Cap associated with the Floor or Buffer may change. A new Cap will become effective at the beginning of each Contract Year. The new Cap may be higher, lower or the same as the previous Cap. We will notify you of the new Caps at least fifteen (15) calendar days prior to your Contract Anniversary. You will have the choice of continuing in the Strategy with the new Cap, moving your Contract Value to another Strategy with the same Reference Index and a different Crediting Factor or moving your Contract Value to another available Strategy with a different Reference Index. If you do not inform us that you want to move your Contract Value to another Strategy, you will stay in your current Strategy subject to the new Cap.
Rebalancer Option
If the rebalancer option is elected, on each Contract Anniversary during the Accumulation Period we will automatically rebalance your Contract Value among the Strategies based on your most recent allocation instructions that we have on file, or the allocation applied on the Effective Date if you have not made any additional allocation change requests. This means, for example, that if you elect the rebalancer option and your allocation instructions require that 50% of your Contract Value be allocated to the S&P 500® Price Return Index and 50% of your Contract Value be allocated to the Russell 2000® Price Return Index, we will transfer your Strategy Values between those Strategies on the Contract Anniversary so that 50% of your Contract Value has been allocated the S&P 500® Price Return Index and 50% of your Contract Value has been allocated to the Russell 2000® Price Return Index following the transfer. If you do not elect the rebalancer option or otherwise instruct us to change your allocation of Contract Value among the Strategies, as described below, your Contract Value will remain allocated among the same Strategies as of the most recent Contract Anniversary.
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You may change your allocation of Contract Value among the Strategies and available Crediting Factors on each Contract Anniversary. Any new allocation change request will supersede any prior allocation change requests you made. There are no limits on the number of requests that you can make. Your request must be received at our Administrative Office at least two (2) Business Days prior to your Contract Anniversary for the new instructions to be effective for that Contract Anniversary. If we do not receive your Request in time for the next Contract Anniversary, your instructions will be effective on the following Contract Anniversary.
Calculation of Strategy Credits on a Date Other Than a Contract Anniversary
Strategy Credits are also applied on a partial withdrawal, Contract surrender, the calculation of Income Payments or the payment of a Death Benefit. We will calculate Strategy Credits in the same manner that we do on each Contract Anniversary except that the Index Performance will be measured from the beginning of the current Contract Year to the date of the withdrawal, surrender, annuitization or death, as applicable. The Strategy Credit Rate will also reflect a deduction for the portion of the Contract Fee that has accrued since the beginning of the Strategy Term Start Date. In the case of a partial withdrawal, the Strategy Credit Rate will be multiplied by the amount withdrawn from the Strategy. All positive or negative adjustments, assessed by way of Contract Fee, MVA, or Strategy Credit, will be assessed on the amount withdrawn and will be reflected in the amount you receive (“Net Withdrawal Amount”) on your requested withdrawal. You will find examples of these calculations as well as the impact of a partial withdrawal on the remaining Strategy Value in Appendix A.
You can find the Strategy Credit applied to your Contract Value on your most recent Contract Anniversary in the annual statement that we forwarded to you following the Contract Anniversary. You may determine the amount of Strategy Credit that has accrued to your Contract Value after the last Contract Anniversary by calling the Administrative Office.
FEES & EXPENSES
We assess the following fees and charges under the Contract.
Contract Fee
We deduct an annual Contract Fee based on the total value of all the Owner’s interests in the Strategy(ies) during the Accumulation Period. The Contract Fee is calculated annually at a rate of 0.40%. The Contract Fee is assessed annually beginning on your first Contract Anniversary and on each Contract Anniversary thereafter. We deduct the Contract Fee on a pro rata basis, as a Strategy Fee, from the Strategy Value of each Strategy that you have selected.
If you surrender the Contract, we will calculate the Contract Fee on a pro rata basis as of the surrender date and will assess the Contract Fee on the total value of all the Owner’s interest in the Strategy(ies) at the time of the surrender. We will assess the pro rata Contract Fee before applying any MVA to determine your Surrender Value.
The Contract Fee is intended to compensate us for all the Contract’s benefits, including our contractual guarantees, certain Contract expenses, and assuming the expense risk that the current charges are less than future Contract administration costs. If the Contract Fee is less than these costs and risks, we will bear the loss. If the Contract Fee covers these costs and risks, any excess amount is profit to us. We expect a profit from this fee.
Premium Tax
We may be required to pay state Premium Taxes or retaliatory taxes currently ranging from 0% to 3.5% in connection with Purchase Payments or values under the Contract. Depending upon applicable state law, we may deduct charges for the Premium Taxes we incur with respect to your Purchase Payments, from amounts withdrawn, or from amounts applied to a Payment Option. In some states, charges for both direct Premium Taxes and retaliatory Premium Taxes may be imposed at the same or different times with respect to the same Purchase Payment, depending on applicable state law.
Other Taxes
Under present laws, we will incur state or local taxes (in addition to the Premium Tax described above) in several states. No charges are currently deducted for taxes other than Premium Tax. However, we reserve the right to deduct charges in the future for federal, state, and local taxes or the economic burden resulting from the application of any tax laws that we determine to be attributable to the Contract.
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MARKET VALUE ADJUSTMENT (MVA)
If during the Accumulation Period, you surrender your Contract or take a partial withdrawal in excess of the free annual withdrawal amount, we will apply the MVA to the amount being surrendered or withdrawn in excess of the free annual withdrawal amount. No MVA will apply after the end of the Accumulation Period.
The MVA has two components: the Strategy Interest MVA Factor and the Strategy Index MVA Factor. The total MVA is equal to the sum of the two factors. Each MVA Factor may increase, decrease or not impact the amount you receive from a partial withdrawal or surrender. You may lose a portion of your principal due to the MVA and, as such, you agree to bear the investment risk associating with the MVA. You should carefully consider your income and investment needs before purchasing the Contract.
The MVA applies throughout the Accumulation Period.
Purpose of the MVA
The MVA is an adjustment that may be made to the amount of a withdrawal in excess of the free annual withdrawal amount that you receive if you surrender the Contract or take a partial withdrawal. The MVA is designed to provide a market (or fair) value approximation of the change in value of the fixed income securities and derivatives instruments supporting the Contract that we must sell to fund the withdrawal from, or surrender of, the Strategy Value greater than the free annual withdrawal amount. The MVA formula is applied consistently across all investment options within the Contract. It does not relate specifically to any particular fixed income securities or derivative contracts supporting the Contract, but represents the change in market (or fair) value of hypothetical assets that match the guarantees provided in the Contract.
The two components of the MVA, the Strategy Interest MVA Factor and the Strategy Index MVA Factor, relate to the two classes of assets that support the Contract: (i) the interest market value adjustment (Strategy Interest MVA Factor) approximates changes in the value of the fixed income securities; and (ii) the index market value adjustment (Strategy Index MVA Factor) approximates the changes in the value of derivative instruments.
The Strategy Interest MVA Factor reflects changes in interest rates. In general, if interest rates increase, the Strategy Interest MVA Factor will be negative and will decrease the amount you receive. Conversely, if interest rates decrease the Strategy Interest MVA Factor will be positive and will increase the amount you receive. The Strategy Interest MVA Factor is subject to a six year term that begins on the Contract Effective Date, during which the formula used to calculate the Strategy Interest MVA Factor is fixed. Your Contract continues after the Interest MVA Term End Date, and the Interest MVA Term renews every six years for the life of your Contract. The Strategy Interest MVA Factor may result in an adjustment to a Gross Withdrawal taken on any day, including a Strategy Term End Date, except a Strategy Interest Term End Date, which occurs once every six years.
The Strategy Index MVA Factor reflects changes in the value of derivative instruments, which is calculated using an options valuation model called the Black Scholes model. The model uses a variety of market inputs, including the price of the Reference Index, the volatility of the Reference Index price and the time remaining until the date when the option may be exercised, to estimate the option’s value at any particular point during the Strategy Term. The Strategy Index MVA Factor may be negative even when the value of the Reference Index has increased or a decline in the value of the Referenced Index is within the amount of the applicable Floor or Buffer. Furthermore, the Strategy Index MVA Factor always will be less than any increase in the value of the Reference Index.
The Strategy Index MVA Factor will be zero on any Strategy Term End Date, and will not result in any adjustment to withdrawals taken at the end of a Strategy Term. You may avoid a Strategy Index MVA Factor adjustment by taking a withdrawal on a Strategy Term End Date or by limiting any withdrawal to the free annual withdrawal amount. In contrast, the application of the Strategy Interest MVA Factor may result in an adjustment to a partial withdrawal or surrender taken on any day, including a Strategy Term End Date, except an Interest MVA Term End Date, which occurs every six years.
Application and Waiver of the MVA
For each Strategy, we will calculate the MVA as of the date we receive your written Request for surrender or partial withdrawal in Good Order. If the MVA is positive, we will increase your Surrender Value or amount you receive from a partial withdrawal by the amount of the positive MVA. If the MVA is negative, we will decrease the Surrender Value or amount you receive from a partial withdrawal by the amount of the negative MVA. If the MVA is equal to one (1), we will not change the Surrender Value or amount you receive from a partial withdrawal. For examples of these calculations see Appendix B – Market Value Adjustment.
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The MVA will NOT apply to:
•	free annual withdrawal amounts;
•	a surrender that qualifies as Hardship Waiver such as the Nursing Home or Hospital waiver or terminal illness waiver, as described in this prospectus;
•	partial withdrawals taken as RMDs under the Code, as permitted pursuant to a systematic withdrawal option we provide; and
•	Income Payments during the Payment Period.
If you elect to begin annuity payments, we will apply the MVA to Contract Value used to calculate Income Payments. We will not apply the MVA to the Income Payments you receive.
MVA Calculation
The MVA is calculated as the sum of the Strategy MVAs.
For each Strategy, the Strategy MVA is calculated as A multiplied by the greater of zero and B– (C x (D / E)), where:
A =	Strategy MVA Factor,
B =	the amount of Strategy Base that is withdrawn as a result of the Request for a partial withdrawal (“Strategy Base Withdrawal”),
C =	Free Annual Withdrawal Amount as of the date of the Request, prior to the Request,
D =	Strategy Base as of the date of the Request, prior to the Request, and
E =	Contract Base as of the date of the Request, prior to the Request.
The Strategy MVA Factor is calculated as A + B, where:
A =	Strategy Interest MVA Factor, and
B =	Strategy Index MVA Factor.
The Strategy Interest MVA Factor is calculated as ((1 + A + B) / (1 + C + D))E- 1, where:
A =	Interest MVA Rate 1 as calculated on the Interest MVA Term Start Date using the Constant Maturity Treasury rate assuming a term-to-maturity equal to the Interest MVA Term,
B =	Interest MVA Rate 2 as calculated on the Interest MVA Term Start Date using The ICE BofAML 5-7 Year US Corporate Index,
C =	Interest MVA Rate 1 as calculated on the date of the Request using the Constant Maturity Treasury rate assuming a term-to-maturity equal to the number of years (whole and partial) from the date of the Request until the Interest MVA Term End Date,
D =	Interest MVA Rate 2 as calculated on the date of the Request using The ICE BofAML 5-7 Year US Corporate Index, and
E =	The number of years (whole and partial) from the date of the Request to the Interest MVA Term End Date.
If the specified term-to-maturity is not published, then the rate used will be found by interpolating the rates from next highest and next lowest published maturities (the 30-day rate will be used for a term-to-maturity of less than 30 days).
The Strategy Index MVA Factor is calculated as A– B– (C x (D / E)), where:
A =	the estimated market value, expressed as a percentage of the Strategy Base, of a set of put and call options as determined by an option pricing formula (“Strategy Option Value”), as of the date of the Request,
B =	Strategy Credit Rate as of the date of the Request,
C =	Strategy Option Value as calculated on the Strategy Term Start Date,
D =	The number of years (whole and partial) from the date of the Request to the Strategy Term End Date, and
E =	Strategy Term.
On each Business Day the Strategy Option Value is calculated based on the estimated market value of a set of put and call options as determined by an option pricing formula. For more information about the calculation of the Strategy Option Value and our use of the Black Scholes model see Appendix B.
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If any reference used in the calculation of the Strategy Interest MVA Factor or Strategy Index MVA Factor is not published on the day or year the MVA is calculated, the transaction will be postponed until the reference is published. If any publication for any reference used in the calculation of the Strategy Interest MVA Factor or Strategy Index MVA Factor is discontinued or the calculation of the reference is materially changed then the Company will substitute a suitable reference and send notification of this change, subject to approval from the state insurance commissioner if required.
If the publication of any component of the indices used to calculate the Interest MVA Factor is discontinued or the indices are changed substantially, we may substitute a new index for the discontinued or substantially changed index used to calculate the Interest MVA Factor, subject to approval by the insurance department in your state. Before we substitute an index, we will notify you in writing of the substitution.
For examples of how we calculate MVAs, see Appendix A to this prospectus.
Important Information About The ICE BofAML 5-7 Year US Corporate Index
Great-West Capital ChoiceTM Select Advisor is not sponsored, endorsed, sold or promoted by ICE Data Indices, LLC (“ICE”). ICE has not passed on the legality or suitability of, or the accuracy or adequacy of descriptions and disclosures relating to, the Product, nor makes any representation or warranty, express or implied, to the owners of Product or any member of the public regarding the Product or the advisability of investing in the Product, particularly the ability of The ICE BofAML 5-7 Year US Corporate Index (“Indices”) to track performance of any market or strategy. ICE’s only relationship to the Company (“Licensee”) is the licensing of certain trademarks and trade names and indices or components thereof. The Indices are determined, composed and calculated by ICE without regard to the Licensee or the Product or its holders. ICE has no obligation to take the needs of the Licensee or the holders of the Product into consideration in determining, composing or calculating the Indices. ICE is not responsible for and has not participated in the determination of the timing of, prices of, or quantities of the Product to be issued or in the determination or calculation of the equation by which the Product is to be priced, sold, purchased, or redeemed. ICE has no obligation or liability in connection with the administration, marketing, or trading of the Product.
ICE DOES NOT GUARANTEE THE ACCURACY AND/OR THE COMPLETENESS OF THE INDICES OR ANY DATA INCLUDED THEREIN AND ICE SHALL HAVE NO LIABILITY FOR ANY ERRORS, OMISSIONS, UNAVAILABILITY, OR INTERRUPTIONS THEREIN. ICE MAKES NO WARRANTY, EXPRESS OR IMPLIED, AS TO RESULTS TO BE OBTAINED BY LICENSEE, HOLDERS OF THE PRODUCT OR ANY OTHER PERSON OR ENTITY FROM THE USE OF THE INDICES OR ANY DATA INCLUDED THEREIN. ICE MAKES NO EXPRESS OR IMPLIED WARRANTIES, AND EXPRESSLY DISCLAIMS ALL WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE OR USE, WITH RESPECT TO THE INDICES OR ANY DATA INCLUDED THEREIN. WITHOUT LIMITING ANY OF THE FOREGOING, IN NO EVENT SHALL ICE HAVE ANY LIABILITY FOR ANY SPECIAL, PUNITIVE, INDIRECT, INCIDENTAL, CONSEQUENTIAL DAMAGES, OR LOST PROFITS, EVEN IF NOTIFIED OF THE POSSIBILITY OF SUCH DAMAGES.
ICE and ICE data are trademarks of ICE or its affiliates and have been licensed for use by the Company.
ACCESS TO YOUR MONEY
The money in your Contract is available under the following circumstances:
Partial Withdrawals
To make a partial withdrawal, you must submit a written Request in Good Order to our Administrative Office. The written consent of all Owners and irrevocable Beneficiaries must be obtained before we will process the partial withdrawal. Your partial withdrawal request must specify the amount that is to be withdrawn either as a total dollar amount or as a percentage of Contract Value. If a Written Request in Good Order is received by 2:00 p.m. Mountain Standard Time on a Business Day, it will be processed that day. If a Written Request in Good Order is received after 2:00 p.m. Mountain Standard Time, it will be processed on the next Business Day. We will take the partial withdrawal pro-rata from your Strategy Value in the Strategies based on your Contract Value as of the date we received your Written Request in Good Order at our Administrative Office. We reserve the right to allow other partial withdrawal methods, in addition to pro-rata, which, if offered, will be made available to you at our sole discretion.
Partial withdrawals may be subject to an MVA. See “Fees and Charges” and “Market Value Adjustment”. Partial withdrawals may also be subject to income tax and, before age 59 1⁄2, an additional 10% federal penalty tax. You should consult your tax adviser before taking a partial withdrawal. See “Taxation of the Contract.”
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If a partial withdrawal would cause your Surrender Value to be less than $2,000, we will treat your request for partial withdrawal as a request for full surrender of your Contract.
Free Annual Withdrawal
After the first Contract Anniversary, you may receive a free annual withdrawal amount each year, equal to 10% of the remaining Purchase Payment. Initially, the Purchase Payment is initially equal to the amount of the single premium you paid and subsequently reduced by the Gross Withdrawal of each partial withdrawal that you request, including any free annual withdrawal amount and RMD. As long as the partial withdrawals you take during a Contract Year do not exceed the free annual withdrawal amount, we will not apply an MVA.
If you make a partial withdrawal of less than the free annual withdrawal amount, the remaining free annual withdrawal amount will be applied to any subsequent partial withdrawal which occurs during the same Contract Year. Any remaining free annual withdrawal amount will not carry over to a subsequent Contract Year. The free annual withdrawal amount is limited to and cannot exceed the Surrender Value of your Contract.
Withdrawals to Pay Consultants
You may request withdrawals from your Contract Value to pay Consultant fees. Withdrawals to pay Consultant fees may be made monthly or quarterly and shall be taken pro rata from your Strategy Value based on the Contract Value as of the date we receive your Request. A withdrawal Request for this purpose must meet a $100 minimum withdrawal requirement. Withdrawals to pay Consultant fees shall count toward the free annual withdrawal amount and shall comply with all terms and conditions applicable to partial withdrawals, as described above and, therefore, may be subject to an MVA. Because this is considered a withdrawal, deduction of the Consultant fee could reduce your benefits under the Contract, including reducing your Death Benefit on a dollar-for-dollar basis.
Generally, a withdrawal to pay a Consultant fee is taxed on a last-in-first-out basis (LIFO). Tax consequences of withdrawals are detailed below, but you should consult a competent tax advisor prior to authorizing a withdrawal from your Contract Value to pay Consultant fees to confirm whether such withdrawal would be considered a taxable distribution. Withdrawals to pay Consultant fees are permitted to be made monthly or quarterly. If tax withholding applies, the amount(s) withdrawn may be “grossed up” for taxes. A Consultant fee that reduces the Contract Value to zero will result in surrender of the Contract.
Withdrawals to pay Consultant fees also may be taken from other assets managed by your Consultant, if any, rather than from assets held in the Contract. Deductions from your Contract Value to pay Consultant fee(s) may not be available through all Consultants or though all financial intermediaries.
Hardship Waivers
We will not apply an MVA in the case of a full surrender where the Owner or Annuitant qualifies for the Nursing Home or Hospital waiver or terminal illness waiver, as described below. Before granting the waiver, we may request a second opinion or examination of the Owner or Annuitant by one of our examiners. We will bear the cost of any second opinion or examination. Further, the Company reserves the right to require access to medical records prior to payment of any amount. You may exercise this waiver only once during the time you own the Contract. Hardship Waivers are only applicable to a full surrender.
•	Nursing Home or Hospital Waiver. We will not apply an MVA in the case of a full surrender where any Owner or Annuitant is confined to a licensed Nursing Home or Hospital, and has been confined to such Nursing Home or Hospital for at least 180 consecutive calendar days after the latter of the Effective Date or the date of change of Owner or Annuitant. We may require verification of confinement to the Nursing Home or Hospital.
The conditions that must be met are:
➣ Proof that the confinement in a Nursing Home or Hospital is recommended by a physician who is duly licensed by the state to treat the injury or sickness causing the confinement and who is not an employee of the Nursing Home or Hospital where the Annuitant or Owner is confined; and
➣A Request for a waiver of the MVA, accompanied by written proof of confinement and the physician’s recommendation described above, is received by the Administrative Office no later than 90 calendar days following the date that the qualifying confinement has ended.
•	Terminal Illness Waiver. We will not apply an MVA in the case of a full surrender where any Owner or Annuitant is diagnosed with a terminal illness and has a life expectancy of 12 months or less from the date of the Request for a withdrawal. As proof, we may require a determination of the terminal illness. Such determination must be signed by a
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licensed physician making the determination after the latter of Effective Date or the date of change of the Owner or Annuitant. The licensed physician must not be the Owner or Annuitant or a member of either’s immediate family.
Please see your Contract for more information.
The laws of your state may limit the availability of the waivers and may also change certain terms and/or benefits under the waivers. You should consult your Contract and Appendix B for further details on these variations. You should consult a tax adviser to determine the effect of surrendering the Contract on your taxes.
Surrenders
At any time before the Annuity Commencement Date and before the death of the Owner, you may surrender your Contract for the Surrender Value. If a written Request in Good Order is received by 2:00 pm Mountain Standard Time on a Business Day, it will be processed that day. If a written Request in Good Order is received after 2:00 pm Mountain Standard Time, it will be processed on the next Business Day.
To surrender your Contract, you must make a Written Request in Good Order to our Administrative Office. The consent of all Owners and irrevocable Beneficiaries must be obtained before the Contract is surrendered.
If you surrender the Contract, you will receive the Surrender Value which is equal to your Contract Value, adjusted for any MVA, and reduced by Premium Tax, if any. Presented as an equation, the Surrender Value is equal to A + B– C where:

A = Contract Value,
B = MVA, and
C = Premium Tax, if any.
See “Fees and Charges” and “Market Value Adjustment.” For more information on the calculation of Surrender Value see the examples provided in Appendix A to this prospectus. A surrender may also be subject to income tax and, if taken before age 59 1⁄2, an additional 10% federal penalty tax. You should consult a tax adviser before requesting a surrender. See “Taxation of the Contract.”
An MVA may apply to your Contract surrender. See “Fees and Charges” and “Market Value Adjustment.” A surrender may also be subject to income tax and, if taken before age 59 1⁄2, an additional 10% federal penalty tax. You should consult a tax adviser before requesting a surrender. See “Taxation of the Contract.”
Partial Withdrawal and Surrender Restrictions
Your right to make partial withdrawals and surrender the Contract is subject to any restrictions imposed by any applicable law or employee benefit plan. The Contract Data Page specifies the minimum partial withdrawal amount that you may request as well as the minimum amount of value that must remain in the Contract. If after any partial withdrawal, the remaining Contract Value is less than the minimum amount specified on the Contract Data Page, a full surrender of the Contract may be required.
The Gross Withdrawal is the amount of Contract Value that is withdrawn as a result of a withdrawal Request and is equal to the sum of the Strategy Gross Withdrawal(s).
The amount paid as a result of a Request for a partial withdrawal, prior to income tax withholding, is equal to A + B– C, where:

A = Gross Withdrawal,
B = MVA, and
C = Premium Tax, if any.
On the date of the withdrawal Request, we will calculate the corresponding Contract Base Withdrawal. The Contract Base Withdrawal is the amount of the Contract Base to be withdrawn as a result of the withdrawal Request. The Contract Base Withdrawal is equal to A x B / C, where:
A =	Gross Withdrawal,
B =	Contract Base, and
C =	Contract Value.
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A partial withdrawal will reduce the remaining Purchase Payment. The remaining Purchase Payment after a partial withdrawal is equal to the greater of zero and A– B, where:
A =	Remaining Purchase Payment as of the date the Request for payment is received, prior to the Request, and
B =	Contract Base Withdrawal.
A partial withdrawal will reduce the Guaranteed Minimum Death Benefit. The Guaranteed Minimum Death Benefit after a partial withdrawal is equal to A x (1 - B / C), where:
A =	Guaranteed Minimum Death Benefit as of the date the Request for payment is received, prior to the Request,
B =	Contract Base Withdrawal, and
C =	Contract Base as of the date the Request for payment is received, prior to the partial withdrawal.
The Contract Base Withdrawal will be split proportionally among the Strategies. For each Strategy, the Strategy Base Withdrawal is equal to A x B / C, where:
A =	Contract Base Withdrawal,
B =	Strategy Base as of the date the Request for payment is received, and
C =	Contract Base as of the date the Request for payment is received.
A partial withdrawal will reduce the Strategy Base for each Strategy. The Strategy Base after a partial withdrawal is equal to A– B, where:
A =	Strategy Base as of the date the Request for payment is received, and
B =	Strategy Base Withdrawal.
The Strategy Gross Withdrawal is the amount of Strategy Value that is withdrawn as a result of a partial withdrawal. The Strategy Gross Withdrawal is equal to A x (1 + B– C x D), where:
A =	Strategy Base Withdrawal,
B =	Strategy Credit Rate as of the date the Request for payment is received,
C =	Contract Fee Percentage, and
D =	the number of years (whole and partial) that have elapsed since the Strategy Term Start Date.
If a partial withdrawal is made within 30 days of the date annuity payments are scheduled to commence, we may delay the Annuity Commencement Date by 30 days. A partial withdrawal will be effective upon the Transaction Date, including the calculation of the MVA. Any withdrawal amount will be made on a pro-rata basis from all Strategies. All withdrawals, except for the free annual withdrawal amount, are subject to an MVA. After expiration of the initial Interest MVA Term, the MVA will still be applied to any partial withdrawal, except those detailed in this prospectus.
Right to Defer Payments
We may defer payments we make under this Contract for up to six months if the insurance regulatory authority of the state in which we issued the Contract approves such deferral. We will apply interest to the deferred payments, if required by state law.
DEATH BENEFIT
Upon Due Proof of Death of an Owner and while this Contract is in force, the death benefit will become payable in accordance with these provisions and subject to Section 72(s) of the Code following the Company’s receipt of a Request.
The amount of the Death Benefit will be the greater of:
•	the Surrender Value or Contract Value on the date we receive Due Proof of Death, as of the date the Request for payment of the Death Benefit is received, minus any Premium Tax; or
•	the total Purchase Payment applied to the Contract, as of the date the Request for payment is received, less any surrenders, partial or periodic withdrawals and Premium Tax, if any.
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Death of an Owner
If an Owner dies before the Payment Period begins (if there are joint Owners, the Death Benefit will become payable after the first joint Owner dies), a Death Benefit will become payable to the Beneficiary. We will pay the Death Benefit after we receive the following at our Administrative Office in Good Order:
•	Due Proof of Death of the Owner while the Contract is in force;
•	our claim form from each Beneficiary, properly completed; and
•	any other documents we require.
If we receive Due Proof of Death by 3:00 pm Mountain Standard Time on a Business Day, we will determine the amount of the Death Benefit as of that day. If we receive Due Proof of Death after 3:00 pm Mountain Standard Time, we will determine the amount of the Death Benefit as of the next Business Day.
We do not pro-rate Strategy Credit, the Floor or the Cap in the event a Death Benefit becomes payable between Contract Anniversaries.
Within 60 days after we receive Due Proof of Death, the Beneficiary must elect the payment method for the Death Benefit. Those options are described below. We will pay the Death Benefit in a manner that complies with the requirements of Section 72(s) or 401(a)(9) of the Internal Revenue Code, as applicable.
Death of Annuitant While the Owner is Living During the Accumulation Period
If the Annuitant dies during the Accumulation Period while the Owner is living and no joint Annuitant has been named, the Owner will become the Annuitant. If there are joint Annuitants, when an Annuitant dies, the surviving joint Annuitant will become the sole Annuitant.
If the Owner is not a natural person and the last surviving Annuitant dies before the Annuity Commencement Date, the Death Benefit will be payable to the Beneficiary.
Death Benefit Payment Options
The following rules apply to the payment of the Death Benefit under a Non-Qualified Contract:
•	Spouses – If the sole Beneficiary is the surviving Spouse of the deceased Owner, then he or she may choose to continue the Contract and become the new Owner. At the death of the surviving Spouse, this provision may not be used again, even if that surviving Spouse remarries. In that case, the rules for non-Spouses will apply. A surviving Spouse may also elect to receive the Death Benefit in a lump sum, apply the proceeds to an Annuity Payment Option, or receive the Death Benefit within five years of the date of the Owner’s death.
•	Non-Spouses – If the Beneficiary is not the surviving Spouse of the deceased Owner, then this Contract cannot be continued. Instead, upon the death of any Owner, the Beneficiary must choose one of the following:

○	Receive the Death Benefit in one lump sum following our receipt of Due Proof of Death;
○	Receive the Death Benefit (if the Beneficiary is a natural person) pursuant to one of the Annuity Payment Options. Payments under an Annuity Payment Option must begin within 1 year of the Owner’s death and must not extend beyond the Beneficiary’s life or a period certain equal to the Beneficiary’s life expectancy; or
○	Receive the Death Benefit within five (5) years of the date of the Owner’s death.
Upon receipt of Due Proof of Death, the Beneficiary must instruct us how to treat the proceeds subject to the distribution rules discussed above. Other minimum distribution rules apply to Qualified IRA annuity contracts.
Death of Owner or Annuitant During the Payment Period
If an Annuitant dies during the Payout Period, remaining income payments, if any, will be distributed as provided by the Annuity Payment Option in effect.
If an Owner dies after the start of income payout, any remaining income payments will be distributed at least as rapidly as provided by the Annuity Payment Option in effect.
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If the Annuitant dies after the Annuity Commencement Date and before the entire interest has been distributed, any benefit payable must be distributed to the Beneficiary according to and as rapidly as under the Annuity Payment Option which was in effect on the Annuitant’s date of death.
Death of Owner Who Is Not the Annuitant During the Accumulation Period
If the Owner dies before the Annuity Commencement Date and there is a Joint Owner who is the surviving Spouse of the deceased Owner, the Joint Owner becomes the Owner and Beneficiary and the Joint Owner may elect to take the Death Benefit or to continue the Contract in force.
In all other cases, we will pay the Death Benefit to the Beneficiary even if a Joint Owner (who was not the Owner’s Spouse on the date of the Owner’s death), the Annuitant and/or the Contingent Annuitant are alive at the time of the Owner’s death, unless the sole Beneficiary is the deceased Owner’s surviving Spouse who may elect to become the Owner and Annuitant and to continue the Contract in force.
If the Owner dies after the Annuity Commencement Date and before the entire interest has been distributed while the Annuitant is living, any benefit payable will continue to be distributed to the Annuitant as rapidly as under the Annuity Payment Option applicable on the Owner’s date of death. All rights granted the Owner under the Contract will pass to any surviving Joint Owner and, if none, to the Annuitant.
Death of Owner Who Is the Annuitant
If there is a Contingent Annuitant and a Joint Owner who is the surviving Spouse of the deceased Owner, the Joint Owner will become the Owner and the Beneficiary, the Contingent Annuitant will become the Annuitant, and the Contract will continue in force.
If there is a Joint Owner who is the surviving Spouse of the deceased Owner but no Contingent Annuitant, the Joint Owner will become the Owner, Annuitant, and Beneficiary and may elect to take the Death Benefit or continue the Contract in force.
In all other cases, we will pay the Death Benefit to the Beneficiary, even if a Joint Owner (who was not the Owner’s Spouse on the date of the Owner’s death) and/or Contingent Annuitant are alive at the time of the Owner’s death, unless the sole Beneficiary is the deceased Owner’s surviving Spouse who may elect to become the Owner and Annuitant and to continue the Contract in force.
If Owner/Annuitant Dies After Annuity Commencement Date
If the Owner/Annuitant dies after the Annuity Commencement Date, any benefit payable must be distributed to the Beneficiary in accordance with and at least as rapidly as the Annuity Payment Option in effect on the date of death.
Contingent Annuitant
While the Annuitant is living and at least 30 days prior to the Annuity Commencement Date, you may, by written Request, designate or change a Contingent Annuitant from time to time. A change of Contingent Annuitant will take effect as of the date the Request is processed, unless you specify a certain date. You are not required to designate a Contingent Annuitant.
Abandoned Property Requirements
Every state has unclaimed property laws which generally declare annuity contracts to be abandoned after a period of inactivity of three (3) to five (5) years from the date the Death Benefit is due and payable. For example, if the payment of a Death Benefit has been triggered, but, if after a thorough search, we are still unable to locate the Beneficiary, or the Beneficiary does not come forward to claim the Death Benefit in a timely manner, the Death Benefit will be paid to the abandoned property division or unclaimed property office of the state in which the Beneficiary or you last resided, as shown on our books and records, or to our state of domicile. The “escheatment” is revocable, however, and the state is obligated to pay the Death Benefit (without interest) if your Beneficiary steps forward to claim it with the proper documentation. To prevent such escheatment, it is important that you update your Beneficiary designations, including addresses, if and as they change. To make such changes, please contact us by writing to us or calling us at our Administrative Office.
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PAYMENT PERIOD
Annuity Commencement Date
When you purchase the Contract, we will set the Annuity Commencement Date as the Contract Anniversary following the Annuitant’s 110th birthday. If there are Joint Annuitants, we will set the Annuity Commencement Date based on the age of the oldest Joint Annuitant.
You may change the Annuity Commencement Date by sending a written Request in Good Order to our Administrative Office provided: (i) the request is made while an Owner is living; (ii) the request is received at our Administrative Office at least 30 calendar days before the anticipated Annuity Commencement Date; and (iii) the requested Annuity Commencement Date is at least two (2) years after the Effective Date. Any such change is subject to any maximum maturity age restrictions that may be imposed by law and cannot extend past the Annuitant’s 110th birthday or the original Annuity Commencement Date.
Terms of Income Payments
We use fixed rates of interest to determine the amount of Income Payments payable under the Annuity Payment Options. Income Payments will vary, however, depending on the number of Annuitants living on the Annuity Commencement Date. Once Income Payments begin, you cannot change the terms or method of those payments. We do not apply an MVA to Income Payments.
If there is one Annuitant living on the Annuity Commencement Date, we will apply your Surrender Value to provide for a Life Income Option, unless you have elected an Annuity Payment Option before the Annuity Commencement Date or we are otherwise required under the Code. If there are two Annuitants living on the Annuity Commencement Date, we will apply your Surrender Value to a Joint and Last Survivor Life Income Option unless you have elected an Annuity Payment Option before the Annuity Commencement Date or we are otherwise required by the Code. We describe the Life Income Option and the Joint and Last Survivor Life Income Option under “Annuity Payment Options” below.
We will make the first Income Payment on the Annuity Commencement Date. We may require proof of age and sex of the Annuitant/Joint Annuitants before making the first Income Payment. To receive Income Payments under any Annuity Payment Option, the Annuitant/Joint Annuitant must be living on the Annuity Commencement Date and on the date that each subsequent payment is due as required by the terms of the Annuity Payment Option. We may require proof from time to time that this condition has been met.
Election of an Annuity Payment Option
You and/or the Beneficiary may elect to receive one of the Annuity Payment Options described under “Options” below. The Annuity Payment Option and distribution, however, must satisfy the applicable distribution requirements of Section 72(s) or 401(a)(9) of the Code, as applicable.
The election of an Annuity Payment Option must be made by written Request. The election is irrevocable after the payments commence. The Payee may not assign or transfer any future payments under any option.
The amount applied under each Annuity Payment Option must be at least $250 or the amount required to provide an initial monthly Income Payment of $20.
You may elect to receive Income Payments monthly, quarterly, semiannually, or annually. We will also furnish the amount of such payments on request. Payments that are less than $20 will only be made annually.
If you do not specify an Annuity Payment Option in your application, the default payment option will be Option 1 - Life Annuity. You may change this payment option any time before payments begin on the Annuity Commencement Date.
Annuity Payment Options
We offer the following Annuity Payment Options:
Option 1 – Life Annuity. We make Income Payments during the life of the Annuitant, and the last payment is the one that is due before the Annuitant’s death. The Contract will not enter the Payment Period if the Annuitant dies after the election of this Annuity Payment Option 1, but prior to the date Income Payments begin, and the Beneficiary will receive the Contract’s Surrender Value. If the Annuitant dies shortly after Income Payments have begun, on the Annuity Commencement Date, the Payee may receive less than your investment in the Contract.
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Option 2 – Life Annuity with Guaranteed 10-Year Period Certain. We make Income Payments during the life of the Annuitant, with payments for a guaranteed minimum period of 10 years. The Contract will not enter the Payment Period if the Annuitant dies after the election of this Annuity Payment Option 2, but prior to the date Income Payments begin, and the Beneficiary will receive the Contract’s Surrender Value. If the Annuitant dies after Income Payments begin, the Beneficiary will receive the present value of the remaining payments, computed at the interest rate used to calculate Option 2, for the guaranteed minimum period of 10 years.
Option 3 – Joint and Last Survivor Annuity. We make Income Payments during the lifetimes of the Annuitant and the Joint Annuitant. Upon the death of one Annuitant, Income Payments to the Payee continue during the lifetime of the surviving Joint Annuitant. The Contract will not enter the Payment Period if the Annuitant and Joint Annuitant die after the election of this Annuity Payment Option 3, but prior to the date Income Payments begin, and the Beneficiary will receive the Contract’s Surrender Value. If both the Annuitant and Joint Annuitant die shortly after Income Payments have begun, the Payee may receive less than your investment in the Contract.
Option 4 – Joint and Last Survivor with Guaranteed 10-Year Period Certain. We make Income Payments during the life of the Annuitant and Joint Annuitant, with payments for a guaranteed minimum period of 10 years. The Contract will not enter the Payment Period if the last surviving Annuitant dies after election of this Annuity Payment Option 4, but prior to the date Income Payments begin, and the Beneficiary will receive the Contract’s Surrender Value. If the last surviving Annuitant dies after Income Payments begin, the Beneficiary will receive the present value of the remaining payments, computed at the interest rate used to calculate Option 4, for the guaranteed minimum period of 10 years.
Option 5 – Life Annuity with Cash Refund. We make Income Payments during the lifetime of the Annuitant, and the last payment is the one that is due before the Annuitant’s death, the Payee may receive a lump sum refund. The amount of the lump sum refund equals the amount applied to this Annuity Payment Option minus the total paid to the Annuitant under this option. The Contract will not enter the Payment Period if the Annuitant dies after the election of this Annuity Payment Option 5, but prior to the date Income Payments begin, and the Beneficiary will receive the Contract’s Surrender Value. If the Annuitant dies before the lump sum amount applied to this Annuity Payment Option has been recovered, the remaining lump sum payment will be made to the Beneficiary.
Option 6 – any other form of annuity payment acceptable to the Company.
The options described above may not be offered in all states. We may offer other Annuity Payment Options. If your Contract is a Qualified IRA annuity contract or you purchase the Contract through an IRA Account, not all options may satisfy the RMD rules. Consult a tax advisor for more information.
MISCELLANEOUS PROVISIONS
Periodic Communications to Owners
Account statements will be provided to you periodically, but not less frequently than annually by us, your IRA custodian, or a designated third party.
Amendments to the Contract
The Contract may be amended to conform to changes in applicable law or interpretations of applicable law, or to accommodate design changes. Changes in the Contract may need to be approved by the state insurance departments. The consent of the Owner to an amendment will be obtained to the extent required by applicable law.
Assignment
The interests of the Owner in the Contract may not be transferred, sold, assigned, pledged, charged, encumbered, or, in any way, alienated, unless otherwise required by state law as detailed in Appendix C.
Misstatements
If payments made were too large because of a misstatement of age, Great-West may deduct the difference from the next payment or payments with interest. If payments were too small, Great-West may add the difference to the next payment with interest. Any interest payable will be made at the rate required by applicable law.
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FINANCIAL CONDITION OF THE COMPANY
As an insurance company, we are required by state insurance regulation to hold a specified amount of reserves in order to meet all the contractual obligations of our general account to our contract owners. In order to meet our claims-paying obligations, we regularly monitor our reserves to ensure we hold sufficient amounts to cover actual or expected contract and claims payments. In addition, we actively hedge our investments in our general account. However, it is important to note that there is no guarantee that we will always be able to meet our claims paying obligations, and that there are risks to purchasing any insurance product.
State insurance regulators also require insurance companies to maintain a minimum amount of capital, which acts as a cushion in the event that the insurer suffers a financial impairment, based on the inherent risks in the insurer’s operations. These risks include those associated with losses that we may incur as the result of defaults on the payment of interest or principal on our general account assets, which include bonds, mortgages, general real estate investments, and stocks, as well as the loss in value of these investments resulting from a loss in their market value.
We invest the majority of Purchase Payments received under the Contract in fixed income securities and the remaining portion in derivative instruments that hedge the movements of the Reference Indices. We place the securities and derivative instruments in the Separate Account, which is insulated from the Company’s general creditors. We purchase the derivative instruments with the intent to provide similar investment returns relative to the Strategies offered in your Contract. The fixed income securities, which include bonds and commercial mortgage backed securities, are used to support the Contract guarantees, but are not directly reflected in your Strategy Value.
The Company’s general account assets are also available to meet the guarantees under the Contract as well as our other general obligations. All guarantees under the Contract are subject to the claims paying ability and financial strength of the Company. In the event of shortfalls in the Separate Account assets relative to the value of guarantees under the Contract, we may transfer assets from the Company’s general account to the Separate Account. For example, investment grade downgrades, or derivative yields less Strategy Credit may cause shortfalls that may require the use of general account assets to support the contractual guarantees.
We credit your Strategy Value based on the performance of Indices and Crediting Factors(s) that you select, without regard to performance of the fixed income securities and derivative instruments that we place in the Separate Account. As an Owner of a Contract, you do not in participate in the performance of the assets held in the Separate Account and do not have any direct claim on them.
Additional information regarding the Company, its business, senior management, and financial condition, is presented below in “Additional Information Regarding the Company,” below. We encourage both existing and prospective Owners to read and understand our audited financial statements, which are included in this prospectus in “Appendix D – Company’s Financial Statements and Other Financial Information.” We prepare our audited financial statements on a statutory basis pursuant to laws and regulations promulgated by the Colorado Division of Insurance (this method of accounting is referred to herein as “Statutory” accounting). You may obtain an additional free copy of our financial statements for the most recent fiscal year by calling (800) 537-2033 or writing to the Administrative Office. In addition, our financial statements filed with this prospectus are available on the SEC’s website at www.sec.govand on our website at www.greatwest.com.
You also will find on our website information on ratings assigned to us by one or more independent rating organizations. These ratings are opinions of an operating insurance company’s financial capacity to meet the obligations of its insurance and annuity contracts based on its financial strength and/or claims-paying ability.
TAXATION OF THE CONTRACT
The following discussion is general in nature and is not intended as tax advice. Each person concerned should consult a competent tax advisor. No attempt is made to consider any applicable state or other income tax laws, any state and local estate or inheritance tax, or other tax consequences of ownership or receipt of Distributions under a Contract.
When you invest in an annuity contract, you usually do not pay taxes on your investment gains until you withdraw the money—generally for retirement purposes. If you invest in an annuity as part of an individual retirement plan, pension plan or employer-sponsored retirement program, your contract is called a Qualified Contract. If your annuity is independent of any formal retirement or pension plan, it is termed a Non-Qualified Contract. The tax rules applicable to Qualified Contracts vary according to the type of retirement plan and the terms and conditions of the plan. See “Non-Natural Person” below for a discussion of Non-Qualified Contracts owned by persons such as corporations and trusts that are not natural persons.
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A transfer or assignment of ownership of a Contract, the designation of an Annuitant other than the Owner, the selection of advanced payout dates, or the exchange of a Contract may result in certain tax consequences to you that are not discussed herein. An Owner contemplating any such transfer, assignment or exchange, should consult a tax advisor as to the tax consequences.
Taxation of Non-Qualified Contracts
Required Distributions. In order to be treated as an annuity contract for federal income tax purposes, Section 72(s) of the Code requires any Non-Qualified Contract to contain certain provisions specifying how your interest in the Contract will be distributed in the event of the death of an Owner of the Contract. Specifically, section 72(s) requires that (a) if any Owner dies on or after the annuity starting date, but prior to the time the entire interest in the contract has been distributed, the entire interest in the contract will be distributed at least as rapidly as under the method of Distribution being used as of the date of such Owner’s death; and (b) if any Owner dies prior to the annuity starting date, the entire interest in the Contract will be distributed within five (5) years after the date of such Owner’s death.
The Non-Qualified Contracts contain provisions that are intended to comply with these Code requirements, although no regulations interpreting these requirements have yet been issued. We intend to review such provisions and modify them if necessary to assure that they comply with the applicable requirements when such requirements are clarified by regulation or otherwise.
Other rules may apply to Qualified Contracts.
Non-Natural Person. If a non-natural person (e.g., a corporation or a trust) owns a Non-Qualified Contract, the taxpayer generally must include in income any increase in the excess of the Contract Value over the investment in the Contract (generally, the Purchase Payment or other consideration paid for the contract) during the taxable year. There are some exceptions to this rule and a prospective Owner that is not a natural person should discuss these with a tax adviser.
The following discussion generally applies to Contracts owned by natural persons.
Withdrawals. When a withdrawal from a Non-Qualified Contract occurs, the amount received will be treated as ordinary income subject to tax up to an amount equal to the excess (if any) of the Contract Value, immediately before the Distribution over the Owner’s investment in the Contract (generally, the Purchase Payments or other consideration paid for the Contract, reduced by any amount previously distributed from the Contract that was not subject to tax) at that time. Immediately before a withdrawal, the Contract Value may have to be increased by any positive MVA that results from a withdrawal. There is, however, no definitive guidance on the proper tax treatment of MVAs and you may want to discuss the potential tax consequences of an MVA with your tax adviser. In the case of a surrender under a Non-Qualified Contract, the amount received generally will be taxable only to the extent it exceeds the Owner’s investment in the Contract.
In the case of a withdrawal under a Qualified Contract, a ratable portion of the amount received is taxable, generally based on the ratio of the “investment in the contract” to the individual’s total account balance or accrued benefit under the retirement plan. The “investment in the contract” generally equals the amount of any non-deductible Purchase Payment paid by or on behalf of any individual. In many cases, the “investment in the contract” under a Qualified Contract can be zero.
Penalty Tax on Certain Withdrawals. In the case of a Distribution from a Non-Qualified Contract, there may be an imposed federal tax penalty equal to ten percent of the amount treated as income. In general, however, there is no penalty on distributions if they are:
•	made on or after the taxpayer reaches age 59 1⁄2;
•	made on or after the death of an Owner;
•	attributable to the taxpayer’s becoming disabled; or
•	made as part of a series of substantially equal periodic payments for the life (or life expectancy) of the taxpayer.
Other exceptions may be applicable under certain circumstances and special rules may be applicable in connection with the exceptions enumerated above. Exceptions may apply to distributions from a Qualified Contract. You should consult a qualified tax adviser.
Income Payments. Although tax consequences may vary depending on the payout option elected under an annuity contract, a portion of each income payment is generally not taxed and the remainder is taxed as ordinary income. The non-taxable portion of an income payment is generally determined in a manner that is designed to allow you to recover your investment in the contract
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ratably on a tax-free basis over the expected stream of income payments, as determined when income payments start. Once your investment in the contract has been fully recovered, however, the full amount of each income payment is subject to tax as ordinary income.
Taxation of Death Benefit. Amounts may be distributed from a Contract because of your death or the death of the Annuitant. Generally, such amounts are includible in the income of the recipient as follows: (i) if distributed in a lump sum, they are taxed in the same manner as surrender of the Contract, or (ii) if distributed under a payout option, they are taxed in the same way as income payments.
Withholding. Annuity distributions are generally subject to withholding for the recipient’s federal income tax liability. Recipients can generally elect, however, not to have tax withheld from distributions.
Multiple Contracts. All Non-Qualified deferred annuity contracts that are issued by us (or our affiliates) to the same Owner during any calendar year are treated as one annuity contract for purposes of determining the amount includible in such Owner’s income when a taxable distribution occurs.
Further Information. We believe that the Contracts will qualify as annuity contracts for federal income tax purposes and the above discussion is based on that assumption.
Taxation of Qualified Contracts
The tax rules applicable to Qualified Contracts vary according to the type of retirement plan and the terms and conditions of the plan. Your rights under a Qualified Contract may be subject to the terms of the retirement plan itself, regardless of the terms of the Qualified Contract. Adverse tax consequences may result if you do not ensure that contributions, distributions and other transactions with respect to the Contract comply with the law.
In the case of a withdrawal under a Qualified Contract, a ratable portion of the amount received is taxable, generally based on the ratio of the “investment in the contract” to the individual’s total account balance or accrued benefit under the retirement plan. In many cases, the “investment in the contract” under a Qualified Contract can be zero.
Individual Retirement Annuities (IRAs), as defined in Section 408 of the Code, permit individuals to make annual contributions of up to the lesser of a specified dollar amount for the year or the amount of compensation includible in the individual’s gross income for the year. The contributions may be deductible in whole or in part, depending on the individual’s income. Distributions from certain retirement plans may be “rolled over” into an IRA on a tax-deferred basis without regard to these limits. Amounts in the IRA (other than nondeductible contributions) are taxed when distributed from the IRA. A 10% federal penalty tax generally applies to distributions made before age 59 1⁄2, unless an exception applies. Distributions that are rolled over to an IRA within 60 days are not immediately taxable, however only one such rollover is permitted each year. Beginning in 2015, an individual can make only one rollover from an IRA to another (or the same) IRA in any 12-month period, regardless of the number of IRAs that are owned. The limit will apply by aggregating all of an individual’s IRAs, including SEP and SIMPLE IRAs as well as traditional and Roth IRAs, effectively treating them as one IRA for purposes of the limit. This limit does not apply to direct trustee-to-trustee transfers or conversation to Roth IRAs.
Roth IRAs, as described in Code section 408A, permit certain eligible individuals to contribute to make non-deductible contributions to a Roth IRA in cash or as a rollover or transfer from another Roth IRA or other IRA. A rollover from or conversion of an IRA to a Roth IRA is generally subject to tax and other special rules apply. The Owner may wish to consult a tax adviser before combining any converted amounts with any other Roth IRA contributions, including any other conversion amounts from other tax years. Distributions from a Roth IRA generally are not taxed, except that, once aggregate distributions exceed contributions to the Roth IRA, income tax and a 10% federal penalty tax may apply to distributions made (1) before age 59 1⁄2 (subject to certain exceptions) or (2) during the five taxable years starting with the year in which the first contribution is made to any Roth IRA. A 10% penalty tax may apply to amounts attributable to a conversion from an IRA if they are distributed during the five (5) taxable years beginning with the year in which the conversion was made. Distributions that are rolled over to an IRA within 60 days are not immediately taxable, however only one such rollover is permitted each year. Beginning in 2015, an individual can make only one rollover from an IRA to another (or the same) IRA in any 12-month period, regardless of the number of IRAs that are owned. The limit will apply by aggregating all of an individual’s IRAs, including SEP and SIMPLE IRAs as well as traditional and Roth IRAs, effectively treating them as one IRA for purposes of the limit. This limit does not apply to direct trustee-to-trustee transfers or conversions to Roth IRAs.
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Other Tax Issues. Qualified Contracts have minimum distribution rules that govern the timing and amount of distributions. You should refer to your retirement plan, adoption agreement, or consult a tax adviser for more information about these distribution rules.
Distributions from Qualified Contracts generally are subject to withholding for the Owner’s federal income tax liability. The withholding rate varies according to the type of distribution and the Owner’s tax status. The Owner will be provided the opportunity to elect not have tax withheld from distributions.
Federal Estate Taxes, Gift and Generation-Skipping Transfer Taxes
While no attempt is being made to discuss in detail the federal estate tax implications of the Contract, a purchaser should keep in mind that the value of an annuity contract owned by a decedent and payable to a Beneficiary by virtue of surviving the decedent is included in the decedent’s gross estate. Depending on the terms of the annuity contract, the value of the annuity included in the gross estate may be the value of the lump sum payment payable to the Contingent Owner or the actuarial value of the payments to be received by the Beneficiary. Consult an estate planning adviser for more information.
Under certain circumstances, the Code may impose a “generation skipping transfer (“GST”) tax” when all or part of an annuity contract is transferred to, or a Death Benefit is paid to, an individual two or more generations younger than the Owner. Regulations issued under the Code may require us to deduct the tax from your Contract, or from any applicable payment, and pay it directly to the IRS.
The potential application of these taxes underscores the importance of seeking guidance from a qualified advisor to help ensure that your estate plan adequately addresses your needs and those of your beneficiaries under all possible scenarios.
Medicare Tax
Distributions from non-qualified annuity policies will be considered “investment income” for purposes of the newly enacted Medicare tax on investment income. Thus, in certain circumstances, a 3.8% tax may be applied to some or the entire taxable portion of distributions (e.g., earnings) to individuals whose income exceeds certain threshold amounts. Please consult a tax advisor for more information.
Same-Sex Spouses
The Contract provides that upon your death, a surviving Spouse may have certain continuation rights that he or she may elect to exercise for the Contract’s Death Benefit and any joint-life coverage under an optional living benefit. All Contract provisions relating to spousal continuation are available only to a person who meets the definition of “Spouse” under federal law. The U.S. Supreme Court has held that same-sex marriages must be permitted under state law and that marriages recognized under state law will be recognized for federal law purposes. Domestic partnerships and civil unions that are not recognized as legal marriages under state law, however, will not be treated as marriages under federal law. Consult a tax adviser for more information on this subject.
Annuity Purchases By Nonresident Aliens and Foreign Corporations
The discussion above provides general information regarding U.S. federal income tax consequences to annuity purchasers that are U.S. citizens or residents. Purchasers that are not U.S. citizens or residents will generally be subject to U.S. federal withholding tax on taxable distributions from annuity contracts at a 30% rate, unless a lower treaty rate applies. In addition, such purchasers may be subject to state and/or municipal taxes and taxes that may be imposed by the purchaser’s country of citizenship or residence. Additional withholding may occur with respect to entity purchasers (including foreign corporations, partnerships and trusts) that are not U.S. residents. Prospective purchasers are advised to consult with a qualified tax advisor regarding U.S., state, and foreign taxation with respect to an annuity contract purchase.
Possible Tax Law Changes
Although the likelihood of legislative changes is uncertain, there is always the possibility that the tax treatment of the Contract could change by legislation or otherwise. Consult a tax adviser with respect to legislative developments and their effect on the Contract.
We have the right to modify the Contract in response to legislative changes that could otherwise diminish the favorable tax treatment that annuity contract owners currently receive. We make no guarantee regarding the tax status of any contract and do not intend the above discussion as tax advice.
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SALES OF THE CONTRACTS
We offer the Contract on a continuous basis. Contracts are sold by licensed insurance agents (the “Selling Agents”) in those states where the Contract may be lawfully sold. Such Selling Agents will be registered representatives of affiliated or unaffiliated broker-dealer firms registered under the Securities Exchange Act of 1934, as amended (the “1934 Act”), who are members of the Financial Industry Regulatory Authority, Inc. (“FINRA”) and who have entered into selling agreements with us and the principal underwriter (the “Selling Broker-Dealers”).
We and/or our affiliates pay the Selling Broker-Dealers compensation for the promotion and sale of the Contract. The Selling Agents who solicit sales of the Contract typically receive a portion of the compensation paid by the Company to the Selling Broker-Dealers in the form of commissions or other compensation, depending on the agreement between the Selling Broker-Dealer and the Selling Agent. The Selling Agents are also licensed as insurance agents by applicable state insurance authorities and appointed as agents of the Company. Selling Agents are also eligible for various cash benefits, such as bonuses, insurance benefits and financing arrangements, and non-cash items. Non-cash items include conferences, seminars and trips (including travel, lodging and meals in connection therewith), entertainment, merchandise and other similar items. Sales of the Contracts may help registered representatives qualify for such benefits.
The amount and timing of commissions we may pay to Selling Broker-Dealers may vary depending on the selling agreement and the contract sold but is not expected to be more than 8% of the Purchase Payment. We may pay or allow other promotional incentives or payments in the form of cash or other compensation to the extent permitted by FINRA rules and other applicable laws and regulations.
We also pay compensation to wholesaling broker-dealers or other firms or intermediaries, including payments to affiliates of ours, in return for wholesaling services such as providing marketing and sales support, product training and administrative services to the Selling Agents of the Selling Broker-Dealers. These allowances may be based on a percentage of the Purchase Payment.
In addition to the compensation described above, we may make additional cash payments, in certain circumstances referred to as “override” compensations or reimbursements to Selling Broker-Dealers in recognition of their marketing and distribution, transaction processing and/or administrative services support. These payments are not offered to all Selling Broker-Dealers, and the terms of any particular agreement governing the payments may vary among Selling Broker-Dealers depending on, among other things, the level and type of marketing and distribution support provided. Marketing and distribution support services may include, among other services, placement of the Company’s products on the Selling Broker-Dealers’ preferred or recommended list, increased access to the Selling Broker-Dealers’ registered representatives for purposes of promoting sales of our products, assistance in training and education of the Selling Agents, and opportunities for us to participate in sales conferences and educational seminars. The payments or reimbursements may be calculated as a percentage of the particular Selling Broker-Dealer’s actual or expected aggregate sales of our index-linked annuity contracts (including the Contract) and/or may be a fixed dollar amount. Broker-dealers receiving these additional payments may pass on some or all of the payments to the Selling Agent.
You should ask your Selling Agent for further information about what commissions or other compensation he or she, or the Selling Broker-Dealer for which he or she works, may receive in connection with your purchase of a Contract.
Commissions and other incentives or payments described above are not charged directly to you. We intend to recoup commissions and other sales expenses through fees and charges deducted under the Contract.
We have entered into an underwriting agreement with GWFS Equities, Inc. for the distribution and sale of the Contracts. Pursuant to this agreement, GWFS Equities, Inc. serves as principal underwriter for the Contracts, offering them on a continuous basis. GWFS Equities, Inc. is located at 8515 East Orchard Road, Greenwood Village, CO 80111. GWFS Equities, Inc. will use its best efforts to sell the Contracts, but is not required to sell any specific number or dollar amount of Contracts.
GWFS Equities, Inc. was organized as a corporation under the laws of the State of Delaware in 1984 and is a wholly-owned affiliate of ours. GWFS Equities, Inc. is registered as a broker-dealer with the SEC under the 1934 Act, as well as with the securities administrators in the states in which it operates, and is a member of FINRA.
GWFS Equities, Inc. offers the Contracts through registered representatives who are registered with FINRA and with the states in which they do business. More information about GWFS Equities, Inc. and the registered representatives is available at http://www.finra.org or by calling 800-289-9999. You can also obtain an investor brochure from FINRA describing its Public Disclosure Program. Registered representatives with GWFS Equities, Inc. are also licensed as insurance agents in the states in
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which they do business and are appointed with us. In addition, registered representatives of GWFS Equities, Inc. may be eligible for non-cash compensation programs offered by GWFS Equities, Inc. or an affiliated company, such as conferences, trips, prizes, and awards.
GWFS Equities, Inc. may also enter into selling agreements with unaffiliated broker-dealers to sell the Contract. The registered representatives of these selling firms are registered with FINRA and with the states in which they do business, are licensed as insurance agents in the states in which they do business, and are appointed with us. We and GWFS Equities, Inc. may provide non-cash compensation to these registered representatives, but such non-cash compensation is limited to small gifts, occasional entertainment, and/or payment or reimbursement in connection with training or education. This non-cash compensation is not preconditioned on achievement of a sales target.
At times, GWFS Equities, Inc. may make other cash and non-cash payments to selling firms for expenses relating to the recruitment and training of personnel, periodic sales meetings, the production of promotional sales literature and similar expenses. These expenses may also relate to the synchronization of technology between the Company, GWFS Equities, Inc., and the selling firm in order to coordinate data for the sale and maintenance of the Contract. The amount of other cash and non-cash compensation paid by GWFS Equities, Inc. or its affiliated companies ranges significantly among the selling firms. GWFS Equities, Inc. and its affiliates may receive payments from affiliates of the selling firms that are unrelated to the sale of the Contract.
Although the Company and GWFS Equities, Inc. do not anticipate discontinuing offering the Contracts, we do reserve the right to discontinue offering the Contracts at any time.
ADDITIONAL INFORMATION REGARDING THE CONTRACT
Owner Questions
The obligations to Owners under the Contracts are ours. Please direct your questions and concerns to us at our Administrative Office.
State Regulation
As a life insurance company organized and operated under the laws of the State of Colorado, we are subject to provisions governing life insurers and to regulation by the Colorado Commissioner of Insurance. Our books and accounts are subject to review and examination by the Colorado Division of Insurance.
Evidence of Death, Age, Gender, or Survival.
We may require proof of the age, gender, death, or survival of any person or persons before acting on any applicable Contract provision.
Disclosure of Commission Position on Indemnification.
Insofar as indemnification for liability arising under the 1933 Act may be permitted to directors, officers and controlling persons of the Company pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the 1933 Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director, officer or controlling person of the depositor in successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the 1933 Act and will be governed by the final adjudication of such issue.
LEGAL MATTERS REGARDING THE CONTRACT
Certain matters regarding the offering of the securities herein have been passed upon by the Associate General Counsel for the Company. Eversheds Sutherland (US) LLP has provided advice on certain matters related to the application of federal securities laws to the Contracts.
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ADDITIONAL INFORMATION REGARDING THE COMPANY
Corporate Organization and Overview
Great-West Life & Annuity Insurance Company is a stock life insurance company that was originally organized under the laws of the State of Kansas as the National Interment Association. Our name was changed to Ranger National Life Insurance Company in 1963 and to Insuramerica Corporation prior to changing to our current name in 1982. In September of 1990, we re-domesticated under the laws of the State of Colorado. Our executive office is located at 8515 East Orchard Road, Greenwood Village, Colorado 80111.
The Company is a direct wholly-owned subsidiary of GWL&A Financial Inc. (“GWL&A Financial”), a Delaware holding company. GWL&A Financial is a direct wholly-owned subsidiary of Great-West Lifeco U.S. LLC. (“Lifeco U.S.”) and an indirect wholly-owned subsidiary of Great-West Lifeco Inc. (“Lifeco”), a Canadian holding company.  Lifeco operates in the United States primarily through the Company and through Putnam Investments, LLC (“Putnam”), and in Canada and Europe through The Great-West Life Assurance Company (“Great-West Life”) and its subsidiaries, London Life Insurance Company (“London Life”), The Canada Life Assurance Company (“CLAC”), and Irish Life Group Limited.  Lifeco is a subsidiary of Power Financial Corporation (“Power Financial”), a Canadian holding company with substantial interests in the financial services industry.  Power Corporation of Canada (“Power Corporation”), a Canadian holding and management company, has voting control of Power Financial. The Desmarais Family Residuary Trust, through a group of private holding companies that it controls, has voting control of Power Corporation.
The shares of Lifeco, Power Financial, and Power Corporation are traded publicly in Canada on the Toronto Stock Exchange.
Business of the Company
The Company offers retirement plans and services, investment products, and annuities to individuals, businesses, and other private and public organizations throughout the United States, Puerto Rico, Guam, and the United States Virgin Islands. The Company is authorized to engage in the sale of life insurance, accident and health insurance and annuities. It is qualified to do business in all states in the United States, except New York, and in the District of Columbia, Puerto Rico, Guam and the U.S. Virgin Islands. The Company is also a licensed reinsurer in New York.
The Chief Operating Decision Maker (“CODM”) of the Company is also the Chief Executive Officer (“CEO”) of the Company and Lifeco U.S. The CODM reviews the financial information for the purposes of assessing performance and allocating resources based upon the results of Lifeco U.S. and other U.S. affiliates prepared in accordance with International Financial Reporting Standards. The CODM, in his capacity as CEO of the Company, reviews the Company’s financial information only in connection with the periodic reports that are filed with the Securities and Exchange Commission (“SEC”). Consequently, the Company does not provide its discrete financial information to the CODM to be regularly reviewed to make decisions about resources to be allocated or to assess performance. For purposes of SEC reporting requirements under a statutory basis of accounting, the Company has chosen to present its financial information in three segments, notwithstanding the above. The three segments are: Individual Markets, Empower Retirement, and Other.
Through its Empower Retirement segment, the Company provides various retirement plan products and investment options as well as comprehensive administrative and recordkeeping services for financial institutions and employers which include educational, advisory, enrollment, and communication services for employer-sponsored defined contribution plans and associated defined benefit plans. Effective January 1, 2015, the retirement services businesses of the Company, the acquired J.P. Morgan Retirement Plan Services (“RPS”) and Putnam merged under the Empower Retirement brand, creating the second largest recordkeeping provider in the U.S.
Through its Individual Markets segment, the Company offers various forms of life insurance, annuity, and retirement products. On January 24, 2019, the Company announced that it had that it had entered into an agreement with Protective Life Insurance Company (“Protective”) to sell, via indemnity reinsurance, substantially all of its non-participating individual life insurance and annuity business and group life and health business, including the Contracts. Subject to the provision of certain services by the Company or its affiliates for a transitional period following the closing, Protective will agree to provide administration for the Contracts in accordance with their terms and conditions. The transaction is expected to close in the first half of 2019 subject to regulatory and customary closing conditions.
No customer accounted for 10% or more of the Company’s consolidated revenues during the years 2018, 2017, or 2016. In addition, no segment of the Company’s business is dependent upon a single customer or a few customers, the loss of which would
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have a significant effect on it or its business segments’ operations. The loss of business from any one, or a few, independent brokers or agents would not have a material adverse effect on the Company or its business segments.
Empower Retirement Segment Principal Products
Through its Empower Retirement segment, the Company provides various retirement plan products and investment options, as well as comprehensive administrative and recordkeeping services for financial institutions and employers, which include educational, advisory, enrollment, and communication services for employer-sponsored defined contribution plans and associated defined benefit plans under Internal Revenue Code Sections 401(a), 401(k), 403(b), 408, and 457. Defined contribution plans provide for benefits based upon the value of contributions to, and investment returns on, an individual’s account. This has been a rapidly growing portion of the retirement marketplace in recent years.
The retirement plan products and investment options offered by the Company include mutual funds and collective trusts, guaranteed interest rate investment products, and variable annuity products designed to meet the specific needs of the customer. In addition, the Company offers both customized annuity and non-annuity products.
IRAs—The Company offers an individual retirement account (“IRA”) product to the public and as a distribution option for employees terminated from employer-sponsored defined contribution plans. The Company earns asset-based fees and per account fees for providing administrative and recordkeeping services for IRA accounts. For those IRAs invested in mutual funds, the Company can be reimbursed by the mutual funds for marketing, sales, and service costs under various revenue sharing agreements.
Mutual funds and collective trusts - The Company earns administration fees under various revenue sharing agreements from mutual funds and collective trusts for marketing, sales, and service costs incurred while providing services to individuals and institutional clients on behalf of the funds. On proprietary collective trusts, the Company, through its wholly-owned subsidiary Great-West Trust Company, LLC (“Great-West Trust Company”), earns an asset-based management fee.
Guaranteed interest rate investment products - On its guaranteed interest rate investment products, the Company earns investment margins on the difference between the income earned on investments in its general account and the interest credited to the participant’s account balance. The Company’s general account assets support the guaranteed investment products. The Company also manages fixed interest rate products known as stable value funds that may be structured as separate accounts, pooled collective trusts, and custom collective trusts for which it is paid a management fee that is earned by the Company either directly or through its wholly-owned subsidiaries Great-West Capital Management, LLC (“Great-West Capital Management”) or Great-West Trust Company.
Variable annuity products - The Company’s variable annuity products provide the opportunity for clients to invest on a tax deferred basis with the ability to annuitize assets. Variable annuities can be made available with GLWB which guarantees that the client is able to take contractually specified withdrawals from their assets that will continue for life regardless of market performance or longevity. The Company earns fees from the separate account for mortality and expense risks pertaining to the variable annuity contract and/or for providing administrative services. For variable annuity assets invested in mutual funds, the Company is reimbursed by the mutual funds for marketing, sales, and service costs under various revenue sharing agreements. There are additional fees charged for election of guaranteed minimum benefits. The GLWB products may be available in variable annuity products or as a stand-alone contract.
Administrative and recordkeeping services - The Company receives asset-based and/or participant-based fees for providing third-party administrative and recordkeeping services to financial institutions and employer-sponsored retirement plans. The number of Empower Retirement participant accounts has grown to 8.8 million at December 31, 2018, from over 8.3 million at December 31, 2017.
The Company’s marketing focus is directed toward providing investment management, advisory services, and recordkeeping services under Internal Revenue Code Sections 401(a), 401(k), 403(b), 408, and 457 to private corporations, state and local governments, hospitals, non-profit organizations, and public school districts. Through the Company’s wholly-owned, registered subsidiaries, Great-West Capital Management, and Advised Assets Group, LLC (“Advised Assets Group”), the Company provides investment management and advisory services. Through the Company’s wholly-owned subsidiary FASCore, LLC, the Company targets and partners with other large financial institutions to provide third-party recordkeeping and administration services.
Certain revenues and expenses generated from the above products from the Empower Segment are represented in changes in value of investment in subsidiaries, as discussed further in the statutory financial statements attached.
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Individual Markets Segment Principal Products
The Company’s Individual Markets segment distributes life insurance, annuity, and retirement products to both individuals and businesses through various distribution channels. Life insurance products in-force include participating and non-participating term life, whole life, universal life, and variable universal life.
Participating life insurance - Participating policyholders share in the financial results of the participating business in the form of policyholder dividends that reflect the difference between the assumptions used in the premium charged and the actual experience on those policies. The policyholder dividends can be distributed directly to the policyholders in the form of cash or through an increase in benefits such as paid-up additions. The Company no longer actively markets participating products.
Term life - Term life insurance products provide coverage for a stated period and generally do not include the accumulation of cash values. Term life insurance products pay a guaranteed death benefit only if the insured dies within the coverage period. The Company’s term life insurance earnings come from the difference between cumulative premiums collected and actual death claims.
Whole life - Whole life insurance products provide guaranteed death benefits in exchange for level premium payments for the life of the insured. Whole life insurance products include the accumulation of cash values. The policyholder can receive the accumulated cash value as a payment by surrendering the insurance policy before the death of the insured. The Company’s whole life insurance earnings come from investment income earned on assets held as reserve in the General Account and the difference between premiums collected and actual death claims.
Universal life - Universal life insurance products include a cash value component that is credited with interest at regular intervals. The account balances for the universal life products are held in the Company’s general account. The Company’s universal life insurance earnings result from the difference between the investment income and interest credited on customer cash values and from differences between charges for mortality and actual death claims. Universal life cash values are charged for the cost of insurance coverage and for administrative expenses.
Variable universal life - Variable universal life products provide insurance coverage on the same basis as universal life, except that the account balance is directed by the policyholder into either separate account investment options or into the Company’s general account as a fixed option within the variable product. In the separate account investment options, the policyholder bears the entire risk of the investment results. The Company’s variable universal life insurance earnings result from asset-based fees, as well as from the difference between fees collected for mortality as compared to actual death claims paid.
Variable annuity products - The Company’s variable annuity products provide the opportunity for clients to invest on a tax deferred basis with the ability to annuitize assets. Variable annuities can be made available with guaranteed minimum death benefit (“GMDB”) which guarantees the client’s beneficiaries will receive at least a return of premium (less the impact of withdrawals) upon death as well as a guaranteed lifetime withdrawal benefit (“GLWB”) which guarantees that the client is able to take contractually specified withdrawals from their assets that will continue for life regardless of market performance or longevity. The Company earns fees from the separate account for mortality and expense risks pertaining to the variable annuity contract and/or for providing administrative services. For variable annuity assets invested in mutual funds, the Company is reimbursed by the mutual funds for marketing, sales, and service costs under various revenue sharing agreements. There are additional fees charged for election of guaranteed minimum benefits. The guaranteed minimum benefits may be available in variable annuity products or as a stand-alone contract.
Retention is an important factor in profitability and is encouraged through product features. For example, the Company’s life insurance and annuity contracts may impose a surrender charge on policyholder balances withdrawn within the first 10 years of the contract’s inception. The period of time and level of the surrender charge vary by product.
One of the principal markets for the Individual Markets segment is the executive benefits market. The primary executive benefits products are single premium universal life insurance, registered variable universal life insurance, private placement variable universal life insurance (“PPVUL”), and PPVUL with a stable value guarantee feature. These executive benefits life insurance policies indirectly fund employee post-retirement benefits and non-qualified benefit plans for executives.
Community and regional / national banks are the primary purchasers of single premium universal life insurance utilizing the general account and hybrid products. Regional / national banks sometimes buy PPVUL with a stable value guarantee. Corporations indirectly funding executive benefits purchase the registered variable universal life insurance and PPVUL product. The PPVUL products offer a wide array of equity and bond fund investment options.
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Another principal market for the Individual Markets segment is the financial institutions market, which is a partnership between the Company and retail financial institutions to distribute individual life and annuity products. Through its institutional partners, the Company has in excess of 182,000 advisors who sell its products. During 2018 and 2017, the Company focused on the needs of the retiree marketplace by providing wealth transfer solutions to its bank partner’s customers via a single premium universal life product and meeting the retirement income needs via its variable annuity products including guaranteed benefits. Additionally, the Company continues its efforts to partner with large financial institutions to provide individual term life insurance.
Future Policy Benefit Liabilities and Life Insurance In-Force
The amount of fixed annuity products in-force is measured by future policy benefits. The following table shows group and individual annuity policy benefits supported by the Company’s general account as well as the annuity balances in Empower Retirement and Individual Markets separate accounts for the years indicated:
	(In millions)
Year Ended December 31,	General Account Annuity Benefits Liabilities	Empower Retirement Annuity Separate Accounts	Individual Markets Annuity Separate Accounts
2018	$12,948	$14,763	$3,009
2017	$12,556	$18,729	$2,577
2016	$12,279	$19,157	$1,957
2015	$11,309	$19,340	$1,660
2014	$10,890	$20,220	$1,581
For Variable Annuities, the future policy benefit liabilities are computed on the basis of prescribed Statutory valuation interest rates and other assumptions as required by Statutory Valuation Law. For all other annuities policy benefit liabilities are established at the contract holder’s account value, which is equal to cumulative deposits and credited interest, less withdrawals, mortality and certain other charges.
The general account also has immediate annuities. The policy benefit liabilities for the immediate annuities are computed on the basis of prescribed Statutory valuation interest rates and mortality (where payouts are contingent on survivorship). These assumptions generally vary by plan, year of issue, and policy duration. Policy benefit liabilities for immediate annuities without life contingent payouts are computed on the basis prescribed Statutory valuation interest rates.
The following table summarizes Individual Markets life insurance future policy benefits liabilities, Individual Markets life insurance separate account balances, and Individual Markets life insurance in-force prior to reinsurance ceded for the years indicated:
	(In millions)
Year Ended December 31,	Individual Markets Life Insurance Future Policy Benefits Liabilities	Individual Markets Life Insurance Separate Accounts	Individual Markets Life Insurance In-force
2018	$14,554	$6,304	$98,202
2017	$14,031	$6,215	$97,801
2016	$13,397	$5,771	$96,711
2015	$13,245	$5,479	$97,862
2014	$12,712	$5,308	$97,170
For both the Individual Markets life insurance future policy benefits liabilities and life insurance separate accounts, the future policy benefits are computed on the basis of prescribed Statutory valuation interest rates and mortality. These future policy benefits liabilities are calculated as the present value of future benefits (including dividends) less the present value of future net premiums, subject to a cash surrender value floor. The assumptions used in calculating the future policy benefits liabilities generally vary by plan, year of issue, and policy duration.
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Additionally, for both the Individual Markets life insurance future policy benefits liabilities and life insurance separate accounts, policy and contract claim liabilities are established for claims that have been incurred but not reported based on factors derived from past experience.
The aforementioned policy benefit liabilities are computed amounts that, with additions from premiums and deposits to be received and with interest on such liabilities, are expected to be sufficient to meet the Company’s policy obligations (such as paying expected death or retirement benefits or surrender requests) and to generate profits.
Method of Distribution of Products Within the Empower Retirement and Individual Markets Segments
The Empower Retirement segment distributes products to plan sponsors through a subsidiary, GWFS Equities, Inc. (“GWFS Equities”), as well as through brokers, consultants, advisors, third-party administrators, and banks. It markets IRAs as a distribution option for employees terminated from employer-sponsored defined contribution plans through its Retirement Solutions Group, which includes a retail sales force. Recordkeeping and administrative services are distributed through institutional clients.
The Individual Markets segment distributes individual life insurance through wholesale and retail sales force, banks, broker-dealers, and investment advisors. Executive benefits products are distributed through wholesalers and specialized consultants.
Competition Within the Empower Retirement and Individual Markets Segments
The retirement plan services, life insurance, and investment marketplaces are highly competitive. The Company’s competitors include insurance companies, banks, investment advisors, mutual fund companies, and certain service and professional organizations. No individual competitor or small group of competitors is dominant. Competition focuses on name recognition, service, technology, cost, variety of investment options, investment performance, product features, and price, in addition to financial strength as indicated by ratings issued by nationally recognized agencies.
Empower Retirement Outlook
As the second largest recordkeeping provider in the U.S., Empower Retirement is positioned for significant growth opportunities with expertise and diversification across all plan types, company sizes and market segments. The Company continually examines opportunities to structure products and develop strategies to stimulate growth in assets under management.
In 2019, Empower Retirement’s strategies to drive sales growth will continue to include active marketing of the brand, investing in product differentiation and offering a best-in-class service model. In 2018, service enhancements were made to this model including standardizing and improving client-facing tools, optimizing advisor relationship management and client alignment as well as adopting best practices for participant communications. In 2019, investments will continue to be made to improve the customer web experiences. This includes Empower Retirement's unique, interactive web-based experience which was launched to help participants understand their retirement income needs. These efforts are expected to increase customer retention and ultimately increase participant retirement savings.
The Company will continue to pursue operational efficiencies. Great West Global Business Services India Private Limited (“Great West Global”), an indirect wholly-owned subsidiary of Lifeco U.S. in India, which launched in 2015 and has over 1,000 professionals based in India, will continue to expand with a focus on driving lower unit costs.
Individual Markets Outlook
On January 24, 2019, the Company announced that it had entered into an agreement with Protective Life Insurance Company (“Protective”) to sell, via indemnity reinsurance, substantially all of its non-participating individual life insurance and annuity business and group life and health business. The transaction is in its initial stage, and is expected to close in the first half of 2019 subject to regulatory and customary closing conditions. On the closing date of the proposed transaction, the Company will transfer to Protective assets equal to the statutory liabilities being reinsured and will receive a ceding commission (subject to post-closing adjustments) from Protective in consideration of the transferred business. The Company will retain a small block of participating life insurance policies which will be administered by Protective Life following the close of the transaction.
Post-transaction, the Company will focus on the defined contribution retirement and asset management markets in the U.S.
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Other Segment
The Company’s Other reporting segment is substantially comprised of activity not directly allocated to the other operating segments and interest expense on long-term debt.
Reinsurance
The Company enters into reinsurance transactions as a purchaser of reinsurance for its various insurance products and as a provider of reinsurance for some insurance products. Reinsurance transactions are assumed from and ceded to affiliated entities and third parties. When purchasing reinsurance, the Company seeks to limit its exposure to loss on any single insured and to recover a portion of benefits paid by ceding risks to other insurance enterprises under excess coverage, quota share, yearly renewable term, coinsurance, and modified coinsurance contracts. Under the terms of these contracts, the reinsurer agrees to reimburse the Company for the ceded amount in the event a claim is paid. However, the Company remains liable to its policyholders with respect to the ceded insurance if a reinsurer fails to meet the obligations it assumed. Accordingly, the Company strives to cede risks to highly rated, well-capitalized companies. The Company retains an initial maximum of $3.5 million of coverage per individual life. This initial retention limit of $3.5 million may increase due to automatic policy increases in coverage at a maximum rate of $175 thousand per annum, with an overall maximum increase in coverage of $1.0 million. The Company assumes risk from approximately 40 insurers and reinsurers by participating in yearly renewable term and coinsurance pool agreements. When assuming risk, the Company seeks to generate revenue while maintaining reciprocal working relationships with these partners as they also seek to limit their exposure to loss on any single life. Maximum capacity to be accepted or retained by the Company is dictated at the treaty level and is monitored annually to ensure the total risk acquired or retained on any one life is limited to a maximum retention of $4.5 million.
Investment Operations
The Company’s investment division manages and administers the investments of its general and separate accounts in support of the cash and liquidity requirements of its insurance and investment products.
The Company’s principal general account investments are in bonds and mortgage loans, all of which are exposed to three primary sources of investment risk: credit, interest rate, and market valuation. Total investments at December 31, 2018, of $55 billion were comprised of general account investment assets of $30 billion and separate account assets of $25 billion. Total investments at December 31, 2017, of $57 billion were comprised of general account investment assets of $29 billion and separate account assets of $28 billion.
The Company’s general account investments are in a broad range of asset classes, but consist primarily of domestic bonds. Bonds include public and privately placed corporate bonds, government bonds, and mortgage-backed and asset-backed securities. The Company’s mortgage loans are comprised primarily of domestic commercial collateralized loans diversified with regard to geographical markets and commercial mortgage property types.
The Company manages the characteristics of its investment assets, such as liquidity, currency, yield, and duration, to reflect the underlying characteristics of related insurance and policyholder liabilities that vary among its principal product lines. The Company observes strict asset and liability matching guidelines designed to ensure that the investment portfolio will appropriately meet the cash flow requirements of its liabilities. The Company uses derivative financial instruments for risk management purposes associated with certain invested assets and policy liabilities, not for speculative purposes.
The Company routinely monitors and evaluates the status of its investments in light of current economic conditions, trends in capital markets, and other factors. These other factors include investment size, quality, concentration by issuer and industry, and other diversification considerations relevant to the Company’s bonds.
The Company reduces credit risk for the portfolio as a whole by investing primarily in investment grade bonds. At December 31, 2018, and 2017, 99% of the Company’s bond portfolio were designated as investment grade.
Employees
The Company had approximately 6,200 and 5,800 employees at December 31, 2018, and 2017, respectively.
Company Properties
The Company’s corporate office facility is comprised of an 886,000 square foot complex located in Greenwood Village, Colorado. The Company owns its corporate office facilities which are occupied by all of the Company’s segments. The Company
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also leases approximately 432,000 square feet of sales and administrative offices throughout the United States. At December 31, 2018, the Company leased approximately 188,000 square feet of the complex to CIGNA for a lease period expiring on March 31, 2019. Management believes that the Company’s properties are suitable and adequate for its current and anticipated business operations.
Legal Proceedings Involving the Company
From time to time, the Company may be threatened with, or named as a defendant in, lawsuits, arbitrations, and administrative claims. Any such claims that are decided against the Company could harm the Company’s business. The Company is also subject to periodic regulatory audits and inspections which could result in fines or other disciplinary actions. Unfavorable outcomes in such matters may result in a material impact on the Company's financial position, results of operations, or cash flows.
The Company is defending lawsuits relating to the costs and features of certain retirement or fund products. Management believes the claims are without merit and will defend these actions. Based on the information known, these actions will not have a material adverse effect on the consolidated financial position of the Company.
The Company is involved in other various legal proceedings that arise in the ordinary course of its business. In the opinion of management, after consultation with counsel, the likelihood of loss from the resolution of these proceedings is remote and/or the estimated loss is not expected to have a material effect on the Company’s consolidated financial position, results of its operations, or cash flows.
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Directors and Executive Officers of the Company
Identification of Directors
Director	Age	From	Principal Occupation(s) for Last Five Years
John L. Bernbach(5)(6)	75	2006	CEO of The Bernbach Group since July 2015; previously Vice Chairman, Engine
Robin Bienfait(1)(2)(3)(7)	59	2018	CEO of Emnovate since 2016; previously Executive Vice President and Chief Enterprise Innovation Officer of Samsung Electronics
Marcel Coutu(1)(2)(4)(6)(7)	65	2014	Corporate Director
André Desmarais(1)(2)(4)(6)(7)(8)	62	1997	Deputy Chairman, President and Co-Chief Executive Officer, Power Corporation; Executive Co-Chairman, Power Financial Corporation
Paul Desmarais, Jr.(1)(2)(4)(6)(7)(8)	64	1991	Chairman and Co-Chief Executive Officer, Power Corporation; Executive Co-Chairman, Power Financial Corporation
Gary A. Doer(1)(2)(6)(7)	70	2016	Senior Business Advisor, Dentons Canada LLP since August 2016; previously Canada’s Ambassador to the United States
Gregory J. Fleming(1)(2)(7)	56	2016	Chief Executive Officer, Rockefeller Capital Management since October 2017; previously Corporate Director since October 2015; previously President of Morgan Stanley Investment Management
Claude Généreux(1)(2)(4)(7)	56	2015	Executive Vice President, Power Corporation and Power Financial Corporation
Alain Louvel(3)(5)	73	2006	Corporate Director
Paula B. Madoff(1)(2)(3)(7)	51	2018	Advisory Director, Goldman Sachs since August 2017; previously Partner and Head of Sales and Distribution for Interest Rate Products and Mortgage, Goldman Sachs
Paul A. Mahon(1)(2)(4)	55	2013	President and Chief Executive Officer, Lifeco, Great-West Life, CLAC and London Life
R. Jeffrey Orr(1)(2)(4)(6)(7)	60	2005	Chairman of the Board of the Company; Chairman of the Board of Lifeco, Great-West Life, CLAC and London Life; President and Chief Executive Officer, Power Financial Corporation
Robert L. Reynolds(1)	67	2014	President and Chief Executive Officer since May 2014; President and Chief Executive Officer of Putnam Investments, LLC
T. Timothy Ryan, Jr.(1)(2)(4)(6)(7)	73	2009	Corporate Director since May 2014; previously Vice Chairman of Regulatory Affairs at JP Morgan Chase
Jerome J. Selitto(1)(2)(7)	77	2012	President, Avex Funding Corporation since April 2015; previously Chief Executive Officer of PHH Corporation
Gregory D. Tretiak(1)(2)(3)(7)	63	2012	Executive Vice President and Chief Financial Officer, Power Corporation
Brian E. Walsh(1)(2)(4)(6)(7)	65	1995	Partner and Chief Strategist, Titan Advisors, LLC since July, 2015; previously Chairman and Chief Investment Officer, Saguenay Strathmore Capital, LLC
(1)	Member of the Executive Committee.
(2)	Member of the Investment and Credit Committee.
(3)	Member of the Audit Committee.
(4)	Member of the Human Resources Committee.
(5)	Member of the Conduct Review Committee.
(6)	Member of the Governance and Nominating Committee.
(7)	Member of the Risk Committee.
(8)	Mr. André Desmarais and Mr. Paul Desmarais, Jr. are brothers.
Unless otherwise indicated, all of the directors have been engaged for not less than five years in their present principal occupations or in another executive capacity with the companies or firms identified.
The appointments of directors are confirmed annually.
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The following is a list of directorships currently held or formerly held within the five previous years by the directors of the Company, on companies whose securities are traded publicly in the United States or that are investment companies registered under the Investment Company Act of 1940.
Director	Current Directorships	Former Directorships and Dates
John L. Bernbach		Omnicare, Inc. March 2013– August 2015
Robin Bienfait	Mitsubishi UFJ Financial Group
Marcel Coutu	Brookfield Asset Management Inc. Enbridge Inc.	Canadian Oil Sands Limited September 2001– December 2014
André Desmarais		CITIC Pacific Limited December 1997– May 2014
Paul Desmarais, Jr.		Total S.A. May 2002- May 2017 Lafarge S.A. January 2008– July 2015
Gary Doer	Barrick Gold
Alain Louvel		Worldpoint Terminals, LP May 2008– September 2017
Paula Madoff	KKR Real Estate Finance Trust
R. Jeffrey Orr	PanAgora Asset Management, Inc.
Jerome Selitto	Better Mortgage	PHH Corporation October 2009– January 2012
T. Timothy Ryan, Jr.	Santander Holdings USA, Inc.	Markit June 2013– October 2014
Gregory D. Tretiak	PanAgora Asset Management, Inc.
The Company’s Governance and Nominating Committee (the “Nominating Committee”) is charged with recommending to the Board of Directors the qualifications for Directors, including among other things, the competencies, skills, experience and level of commitment required to fulfill Board responsibilities and the personal qualities that should be sought in candidates for Board membership. The Nominating Committee’s duties include identifying and recommending Director candidates to the Board based on a consideration of the competencies and skills that the Board considers appropriate for the Board as a whole to possess, the competencies and skills that the Board considers each existing Director to possess and that each new nominee will bring to the Board, and the appropriate level of representation on the Board by Directors who are independent of management and who are neither officers nor employees of any of the Company’s affiliates.
The Board of Directors has reviewed the qualifications and backgrounds of the members of the Audit Committee and determined that, although no one member of the Audit Committee is an “audit committee financial expert” within the meaning of the Rules under the Securities Exchange Act of 1934, the combined qualifications and experience of the members of the Audit Committee give the Committee collectively the financial expertise necessary to discharge its responsibilities.
The Company’s Directors are elected on an annual basis by the Company’s sole shareholder, GWL&A Financial.
The Company’s Directors are identified below along with an indication of their experience, qualifications, attributes and skills, which leads the Company to believe that they are qualified to serve on the Board of Directors.
John L. Bernbach
Mr. Bernbach is CEO of The Bernbach Group, a business consulting firm. Prior to July 2015, Mr. Bernbach served as Vice Chairman of Engine, one of the largest privately-owned independent marketing services companies, which he joined in January 2010. He was also a co-founder of NTM (Not Traditional Media) Inc., a marketing and media advisory firm created in 2003 to work with clients and media companies to develop strategies integrating nontraditional marketing solutions and new media models. Prior to that, Mr. Bernbach, as CEO of The Bernbach Group, LLC, led this executive management consulting business concentrating on corporate and communications strategies. From 1995 to 2000, Mr. Bernbach served as Director and then CEO and Chairman of North American Television, which produced and distributed news and entertainment programming. In 1994, Mr. Bernbach launched the publication of luxury goods magazines in China, Japan, France and Spain. Prior to 1994, Mr. Bernbach spent 22 years at the advertising firm Doyle Dane Bernbach, the last eight as President/COO of DDB Needham Worldwide. In
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1986, he was one of five founders of Omnicon, which at that time was the largest marketing services and communications groups in the world. Mr. Bernbach currently serves on the Boards of Putnam, Power Pacific Corporation Limited, Casita Maria, Ai Media Group LLC, Distillier LLC and as an advisor to Mr. Stephen A. Schwarzman, Chairman & CEO of The Blackstone Group.
Robin Bienfait
Robin Bienfait was the Chief Enterprise Innovation Officer and senior advisor for Samsung. Robin joined Samsung with 30 years of experience in mobility, security, business development, enterprise sales, wireless network operations and engineering. As a global entrepreneur, Robin launched Samsung Business Services and advised on the B2B investment strategy. Now as CEO for Emnovate, Robin is advising and providing leadership to emerging businesses. Prior to Samsung, Robin served as chief information officer for BlackBerry, where she led the enterprise business unit and software development team, end to end product security, tier 3 technical customer service, global network services, corporate security and corporate IT. Robin held senior leadership positions across AT&T including Bell Labs, Global Network Services/GNOC, business continuity and disaster recovery, and compliance. As an officer at AT&T, Robin’s last role was leading of global network services and chief compliance officer, environment, health and safety. A global influencer holding 15 patents, she is the recipient of several awards and was recently named as one of the top 100 CIO’s in STEM and Inc.’s top 18 women to watch in 2018. Ms. Bienfait has been a director of the company since June 2018 and is also a director of Putnam.
Marcel Coutu
Mr. Coutu is the former Chairman of Syncrude Canada Ltd., largest Canadian oil sands project and is past President and Chief Executive Officer of Canadian Oil Sands Limited an oil and gas company. He was previously Senior Vice-President and Chief Financial Officer of Gulf Canada Resources Limited, and prior to that held various positions in the areas of corporate finance, investment banking, and mining and oil and gas exploration and development. Mr. Coutu is a Director of Lifeco, Great-West Life, London Life, CLAC and Putnam. He is also a Director of Power Corporation, IGM Financial Inc. (“IGM”), IG Wealth Management, Mackenzie Inc. (“Mackenzie”), Brookfield Asset Management Inc., Enbridge Inc. and the Calgary Exhibition and Stampede Board. He has also held board positions with Gulf Indonesia Resources Limited, TransCanada Power Limited Partnership and the board of governors of the Canadian Association of Petroleum Producers.
Mr. Coutu is a former member of the Association of Professional Engineers, Geologists and Geophysicists of Alberta. He has also held board positions with Gulf Indonesia Resources Limited, TransCanada Power Limited Partnership and the board of governors of the Canadian Association of Petroleum Producers.
André Desmarais
Mr. Desmarais is Deputy Chairman, President and Co-Chief Executive Officer of Power and Executive Co-Chairman of Power Financial. Prior to joining Power in 1983, he was Special Assistant to the Minister of Justice of Canada and an institutional investment counselor at Richardson Greenshields Securities Ltd. He has held a number of senior positions with Power group companies and was named President and Co-Chief Executive Officer of Power in 1996. Mr. Desmarais is a director of many Power group companies in North America, including Power, Power Financial, Lifeco, Great-West Life, London Life, CLAC, Putnam, IGM, IG Wealth Management and Mackenzie Inc. He is also a director and Vice-Chairman of Pargesa Holding SA in Europe. Mr. Desmarais is Honorary Chairman of the Canada China Business Council and is a member of several China-based organizations. Mr. Desmarais is active in cultural, health and other not-for-profit organizations. He is an Officer of the Order of Canada and an Officer of the National Order of Québec. He has received Doctorates Honoris Causa from Concordia University, Université de Montréal and McGill University. Mr. Desmarais is a trustee of the Desmarais Family Residuary Trust.
Paul Desmarais, Jr.
Mr. Desmarais is Chairman and Co-Chief Executive Officer of Power and Executive Co-Chairman of Power Financial. He joined Power in 1981 and assumed the position of Vice-President the following year. He served as Vice-President of Power Financial from 1984 to 1986, as President and Chief Operating Officer from 1986 to 1989, as Executive Vice-Chairman from 1989 to 1990, as Executive Chairman of the board from 1990 to 2005, as Chairman of the Executive Committee from 2006 to 2008 and as Executive Co-Chairman from 2008 until today. He also served as Vice-Chairman of Power from 1991 to 1996. He was named Chairman and Co-Chief Executive Officer of Power in 1996. From 1982 to 1990, he was a member of the Management Committee of Pargesa Holding SA; in 1991, he became Executive Vice-Chairman and then Executive Chairman of the Committee; in 2003, he was appointed Co-Chief Executive Officer; and, in 2013, was named Chairman of the board. He has been a director of Pargesa Holding SA since 1992. He is a director of many Power group companies in North America, including Power, Power Financial, Lifeco, Great-West Life, London Life, CLAC, Putnam, IGM, IG Wealth Management and Mackenzie Inc. In Europe, he is Vice-Chairman of the board of Groupe Bruxelles Lambert and a director of LafargeHolcim Ltd. and SGS SA. He was Vice-Chairman of the board
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and a director of Imerys until 2008 and a director of GDF Suez until 2014 and Total SA until 2017. Mr. Desmarais is past Chairman and a member of the board of directors of The Business Council of Canada. He is also active on a number of philanthropic advisory councils. In 2005, he was named an Officer of the Order of Canada, in 2009, an Officer of the National Order of Québec and, in 2012, Chevalier de la Légion d’honneur in France. He has received a number of honorary doctorates. Mr. Desmarais is a trustee of the Desmarais Family Residuary Trust.
Gary A. Doer
Mr. Doer has served as a Senior Business Advisor at Dentons Canada LLP, a global law firm, since August, 2016. He previously served as Canada’s Ambassador to the United States from October, 2009 to January, 2016. He was the Premier of Manitoba from 1999 to 2009, and served in a number of positions as a member of the Legislative Assembly of Manitoba from 1986 to 2009, including Minister of Urban Affairs from 1986 to 1988 and Minister of Crown Investments from 1987 to 1988. Mr. Doer is a director of Lifeco, Great-West Life, London Life, CLAC, and Putnam. He is also a director of Power, Power Financial, IGM, IG Wealth Management, Mackenzie Inc. and Air Canada. He previously served as a director of Barrick Gold Corporation. In 2017, Mr. Doer joined the Trilateral Commission as a member of the North American Group. He is a volunteer Co-Chair of the Wilson Centre’s Canada Institute, a non-partisan public policy forum focused on Canada-U.S. relations. Mr. Doer received a distinguished diplomatic service award from the World Affairs Council in 2011 and was inducted into the Order of Manitoba in 2010.
Gregory J. Fleming
Gregory J. Fleming is the founding Chief Executive Officer of Rockefeller Capital Management. He has spent more than 30 years in the financial services industry and has developed a track record of transforming businesses, engendering trust among institutional and individual clients and creating value for colleagues and shareholders. Mr. Fleming assumed the role of CEO of Rockefeller Capital Management in March 2018. The firm is born from the former Rockefeller & Co. and combines wealth management, family office, and asset management with a strategic advisory capability. Mr. Fleming is a shareholder and member of the Board of Directors of Rockefeller Capital Management. Prior to leading Rockefeller Capital Management, Mr. Fleming was the President of Morgan Stanley Wealth Management and Morgan Stanley Investment Management. He served in these roles for 6 years and oversaw the transformation of both businesses. Before joining Morgan Stanley in 2010, he served as President and Chief Operating Officer of Merrill Lynch from 2007 to 2009, and previously ran Merrill Lynch’s Global Investment Banking business. During the course of his career, he has helped clients navigate some of the most complex situations in the most challenging market environments. Mr. Fleming joined Merrill Lynch as an investment banker in 1992. He had also been a principal at Booz Allen Hamilton. Mr. Fleming is a former director of Colgate University; a member of the Board of Advisors for the Yale Law School Center for the Study of Corporate Law, the Council on Foreign Relations and the Economic Club of New York; a director on Turn2 Foundation Board; a trustee at Deerfield Academy; and a member of the Ronald McDonald House Board of Directors. He also serves as an Advisory Director on the board of the Florida Marlins and serves on the Advisory Board of COVR, an innovative financial services startup. He frequently serves as a Visiting Lecturer in Law and a Distinguished Visiting Fellow at the Center for the Study of Corporate Law at Yale Law School. He is a Phi Beta Kappa, summa cum laude graduate in economics from Colgate University and received his J.D. from Yale Law School. Mr. Fleming is also a director of Putnam.
Claude Généreux
Mr. Généreux is Executive Vice-President of Power Corporation and Power Financial, positions he has held since March, 2015. He is Senior Partner Emeritus of McKinsey & Company (“McKinsey”), a global management consulting firm. During his 28 years at McKinsey, Mr. Généreux focused on serving leading global companies in financial services, resources and energy. He held various leadership positions including Global Sector Leadership in energy, Office Leadership in Montreal, Global Personal Committees for partner election and evaluation, and Global Recruiting for Advanced University Degrees candidates. He has been posted in Montreal, Paris, Toronto and Stockholm. Mr. Généreux is a Director of Lifeco, Great-West Life, London Life, CLAC and Putnam. He is also a Director of IGM, IG Wealth Management and Mackenzie. Mr. Généreux is the Vice-Chair of the Board of Governors at McGill University and serves on the Boards of the Jeanne Sauvé Foundation, the Loran Scholars Foundation, Michaëlle Jean Foundation and the Rhodes Scholarships in Canada. He graduated from McGill University and Oxford University where he studied as a Rhodes Scholar.
Alain Louvel
After receiving an MBA from Columbia University, and a masters in Economics and Political Sciences from the Paris University, Mr. Louvel began his professional career in 1970 as an advisor to the Department of Industry and Trade of the Quebec Government. In 1972, he joined Bank Paribas (“Paribas”) and for the next 33 years held various executive positions with Paribas in France, Canada and the United States. He completed his banking career as the Head of Risk Management for the Americas of BNP Paribas, with overall responsibilities over credit, market, counterparty and operational risk. Mr. Louvel serves as a Director of
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Putnam and Mountain Asset Management. He is also a Honorary Trustee of the French Institute Alliance Francaise and a French Foreign Trade Counselor. Mr. Louvel is a permanent resident of the United States with dual French and Canadian citizenship.
Paula B. Madoff
Ms. Madoff, Corporate Director, has served as an Advisory Director at Goldman Sachs, a global investment banking, securities and investment management firm, since August, 2017. She spent 24 years at Goldman Sachs where she most recently was a Partner and Head of Sales and Distribution for Interest Rate Products and Mortgages from 2006 until her retirement in 2017. Ms. Madoff also held several additional leadership positions at Goldman Sachs including Co-Chair of the Retirement Committee overseeing 401k and pension plan assets, Chief Executive Officer of Goldman Sachs Mitsui Marine Derivatives Products, L.P., and was a member of its Securities Division Operating Committee and Firmwide New Activity Committee. She has 30 years of experience in investing, risk management and capital markets activities. Ms. Madoff is a director of Lifeco, London Life, CLAC and Putnam. She also serves as a director of KKR Real Estate Finance Trust Inc. and ICE Benchmark Administration, where she is also Chair of the ICE LIBOR Oversight Committee. Ms. Madoff is a 2018 David Rockefeller Fellow, a member of the Harvard Business School Alumni Board and Women’s Leadership Board, a director of Hudson River Park Friends and an advisory board member of the NYU Hospital Child Study Center. She received a Masters in Business Administration from Harvard Business School and a Bachelor of Arts degree in Economics from Lafayette College.
Paul A. Mahon
Mr. Mahon is President and Chief Executive Officer of Lifeco, Great-West Life, London Life and CLAC, a position he has held since May, 2013. Prior to that he was President and Chief Operating Officer, Canada of Lifeco, Great-West Life, London Life and CLAC. Mr. Mahon has been with Great-West Life since 1986, and is a Director of Lifeco, Great-West Life, London Life, CLAC and Putnam. He is also a director and past Chair of the board of the Canadian Life and Health Insurance Association and a member of the Canadian Council of Chief Executives, Business Council of Canada, Misericordia Health Centre Corporation and United Way Resource Development Committee. Mr. Mahon previously served as a director of the CancerCare Manitoba Foundation.
R. Jeffrey Orr
Mr. Orr has been Chair of the Boards of Lifeco, Great-West Life, London Life and CLAC since May, 2013, and Chairman of the Board of the Company since July, 2013, and of Putnam since June, 2008. He is also President and Chief Executive Officer of Power Financial, a position he has held since May, 2005. From May, 2001 until May, 2005, Mr. Orr was President and Chief Executive Officer of IGM. Prior to joining IGM, he was Chairman and Chief Executive Officer of BMO Nesbitt Burns Inc. and Vice-Chairman, Investment Banking Group, Bank of Montreal. Mr. Orr is a director of Great-West Life, London Life, CLAC, Putnam and PanAgora Asset Management, Inc. He is also a director and Chair of IGM, IG Wealth Management and Mackenzie Inc., and a director of Power and Power Financial. Mr. Orr is active in a number of community and business organizations.
Robert L. Reynolds
Mr. Reynolds served as President and Chief Executive Officer of the Company from May 2014 through January 2019. He provides leadership and strategic direction for the company's Empower Retirement, Great-West Financial and Great-West Investments business. In addition, Mr. Reynolds serves as President and Chief Executive Officer and director of Great-West Lifeco U.S. LLC. He serves as President and Chief Executive Officer of Putnam since 2008 and is a director of Putnam. Mr. Reynolds has more than 30 years of financial services and investments experience. Before joining Putnam, he spent 24 years at Fidelity Investments, serving as vice chairman and chief operating officer from 2000 to 2007. Among many awards and recognitions, Reynolds received a Lifetime Achievement Award from PLANSPONSOR magazine in 2005 for his contributions to the retirement services industry and was awarded a President's Medal of Excellence from Boston College. He earned a bachelor's degree in business administration/finance from West Virginia University, from which he also received an honorary doctorate in business administration and a Distinguished Alumni Award. Mr. Reynolds serves on the executive committee of the Massachusetts High Technology Council board. Mr. Reynolds serves on the boards of several nonprofits, including West Virginia University Foundation, Concord Museum, Dana-Farber Cancer Institute and the U.S. Ski and Snowboard Team Foundation. He is chairman of the Boston Advisory Board of American Ireland Fund and a member of the Chief Executives Club of Boston and the Council on Competitiveness.
T. Timothy Ryan, Jr.
Mr. Ryan served as a Vice-Chairman of Regulatory Affairs at JPMorgan Chase, a global financial services firm, from 2013 to 2014. Prior to joining JPMorgan, he was President and Chief Executive Officer of the Securities and Financial Markets Association (“SIFMA”) from 2008 to 2013. He is a director of Lifeco, Great-West Life, London Life, CLAC, Putnam, Power Corporation and
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Power Financial. He previously served as a director of the Company from May 2010 to May 2013. Mr. Ryan is also non-executive Chairman of the Board of Directors of Santander Holdings USA, Inc., Santander Bank, N.A. and Banco Santander International. He previously served as a Director of Markit Ltd. and Lloyds Banking Group plc. He was a private sector member of the Global Markets Advisory Committee for the National Intelligence Council from 2007 to 2011. Mr. Ryan is a graduate of Villanova University and the American University Law School.
Jerome J. Selitto
Mr. Selitto is the President of Better Mortgage Corporation (previously Avex Funding Corporation), a technology focused mortgage lender, a position he has held since April, 2015. Mr. Selitto served as a director and as the President and Chief Executive Officer of PHH Corporation (“PHH”), a provider of mortgage lending and servicing solutions, from October, 2009 to January, 2012. Prior to joining PHH, Mr. Selitto worked at Ellie Mae, Inc. (“Ellie Mae”), a provider of enterprise solutions for the residential mortgage industry. While at Ellie Mae, Mr. Selitto initially served as a senior consultant beginning in 2007 and, later in 2007 through 2009, as Executive Vice-President, Lender Division. He has over 40 years of experience in the mortgage industry and in capital markets. Mr. Selitto is a director of Lifeco, Great-West Life, London Life, CLAC and Putnam. He holds a Bachelor of Science degree in Economics and Marketing from the University of South Florida.
Gregory D. Tretiak
Mr. Tretiak is Executive Vice-President and Chief Financial Officer of Power Corporation and Power Financial, positions he has held since May, 2012. From 1988 to May, 2012, he held various positions with IGM and Investors Group, most recently the position of Executive Vice President and Chief Financial Officer of IGM from April, 1999 to May, 2012. Mr. Tretiak is a Director of Lifeco, Great-West Life, London Life, CLAC, Putnam and PanAgora. He also serves as a Director of IGM, IG Wealth Management and Mackenzie. He holds a Bachelor of Arts in Economics and Political Science from the University of Winnipeg and is a Chartered Professional Accountant, a Fellow of the Chartered Professional Accountants and has been a Certified Financial Planner. Throughout his career, Mr. Tretiak has been active in professional industry groups and associations including the Chartered Professional Accountants, Financial Executives International, the Certified Financial Planners, the Institute of Internal Auditors, the Investment Funds Institute of Canada and the Canadian Chamber of Commerce Economic and Taxation Committee.
Brian E. Walsh
Mr. Walsh is Principal and Chief Strategist of Titan Advisors LLC, an asset management firm, a position he has held since July, 2015. Prior to that, Mr. Walsh was Chairman and Chief Investment Officer of Saguenay Strathmore Capital, LLC, a money management and investment advisory company, a position that he held from September, 2011 to June, 2015. He was previously Managing Partner of Saguenay Capital, LLC from January, 2001 to September, 2011. Mr. Walsh has over 30 years of investment banking, international capital markets and investment management experience. He had a long career at Bankers Trust culminating in his appointment as Co-head of Global Investment Banking and as a member of the Management Committee. Mr. Walsh is a Director of Lifeco, Great-West Life, London Life and CLAC and Putnam. Mr. Walsh also serves on the International Advisory Board of École des Hautes Études Commerciales of Montréal. Mr. Walsh holds a Masters in Business Administration and Bachelor of Arts degree from Queen’s University.
Compensation of Company Directors for 2018
1. Table
The Company compensates Directors who are not also Directors of Lifeco or Great-West Life (“Company Directors”). The following sets out compensation earned in 2018 by the Company Directors.
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Name	Fees Earned or Paid in Cash ($)(3)	Stock Awards ($)(4)	All Other Compensation ($)(5)	Total ($)
J.L. Bernbach	89,889	68,750	148	158,787
R. Bienfait(1)	64,634	44,437	70	109,177
G.J. Fleming	100,889	68,750	148	169,787
A. Louvel	103,639	68,750	148	172,537
J.E.A. Nickerson(2)	32,200	19,093	52	51,345
R.L. Reynolds	78,389	68,750	148	147,287
R. Royer(2)	—	58,970	13	58,983
(1)	Ms. Bienfait was elected to the Board of Directors effective June 26, 2018.
(2)	Messrs. Nickerson and Royer retired from the Board of Directors effective May 18, 2018.
(3)	Ms. Bienfait and Messrs. Bernbach, Fleming, Louvel, Nickerson and Reynolds elected to receive this portion of their compensation for serving as directors in cash. Amounts payable to Company Directors are paid in the currency of the country of residence. Amounts earned in Canadian dollars have been translated to U.S. dollars at the Conversion Rate.
(4)	For Ms. Bienfait and Messrs. Bernbach, Fleming, Louvel, Nickerson and Reynolds, these amounts represent the value of Deferred Share Units granted under the mandatory component of the DSUP. For Mr. Royer, this amount represents the value of Deferred Share Units granted under the mandatory and the voluntary components of the DSUP. See the Narrative Description of Company Director Compensation below for additional information regarding the DSUP. The value of these Deferred Share Units is the aggregate grant date fair value.
As of December 31, 2018, Ms. Bienfait held 44,437 Deferred Share Units, Mr. Bernbach held 32,121 Deferred Share Units, Mr. Fleming held 5,845 Deferred Share Units, Mr. Louvel held 5,845 Deferred Share Units, Mr. Reynolds held 10,565 Deferred Share Units and Mr. Royer held 71,851 Deferred Share Units.
(5)	These amounts are life insurance premiums paid under the Great-West Life Director’s Group Life Insurance Plan. Payments are made in Canadian dollars and have been translated to U.S. dollars at the Conversion Rate.
2. Narrative Description of Company Director Compensation
Through the first and second quarters of 2018, the Company paid Company Directors a pro-rated portion of an annual retainer fee in the amount of $100,000. A Company Director serving on the Audit Committee receives an additional annual retainer fee in the amount of $3,000. The Chair of the Audit Committee receives an additional annual retainer fee in the amount of $20,000. In addition, the Company pays each Company Director a meeting fee in the amount of $2,000 for each meeting of the Board of Directors or a committee thereof that the Company Director attends.
Beginning in the third quarter of 2018, the Company implemented a new compensation program for the Company Directors under which they received pro-rated payments for the 3rd and 4th quarters of 2018. Under the new program, the Company pays Company Directors who are not also directors of Great-West Lifeco Inc. an annual retainer fee of $175,000. In addition, Company Directors receive annual retainer fees for serving as a member or the chairperson of certain committees of the Board. The following tables show the additional annual retainer fees paid for service on committees:
The following sums are paid per annum to the Chairperson of each of the following Company committees:
Audit	$20,000
Executive	$25,000
Human Resources	$20,000
Investment	$20,000
Risk	$20,000
The following sums are paid per annum to members of each of the following Company committees:
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Audit	$20,000
Conduct Review	$ 7,500
Executive	$ 7,500
Governance & Nominating	$ 7,500
Human Resources	$10,000
Investment	$15,000
Risk	$10,000
Equity Investment Sub	$ 7,500
In order to promote greater alignment of interests between the Company Directors and shareholders, the Company has implemented a Director Deferred Share Unit Plan, or DSUP, pursuant to which Company Directors are required to receive $87,500 of their annual retainer fee in Deferred Share Units. Under the voluntary portion of the DSUP, each Company Director may elect to receive the balance of his or her annual retainer, as well as committee retainer fees, entirely in form the of Deferred Share Units, entirely in cash, or equally in cash and Deferred Share Units.
Under both the mandatory and voluntary components of the DSUP, the number of Deferred Share Units granted is determined by dividing the amount of remuneration payable to the Company Director by the weighted average Canadian dollar trading price per Lifeco common share on the Toronto Stock Exchange for the last five trading days of the preceding fiscal quarter (such weighted average trading price being the “value of a Deferred Share Unit”) prior to the award grant date. Directors receive additional Deferred Share Units in respect of dividends payable on the Lifeco common shares based on the value of a Deferred Share Unit at that time. Deferred Share Units are redeemable at the time that an individual ceases to be a Director by a lump sum cash payment, based on the value of the Deferred Share Units on the date of redemption.
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Identification of Executive Officers
Executive	Age	Officer from	Principal Occupation(s) for Last Five Years
Edmund F. Murphy III President and Chief Executive Officer	57	2014	President and Chief Executive Officer of the Company since February 2019, previously President, Empower Retirement since September 2014;previously Head of Defined Contribution, Putnam Investments, LLC
Scott C. Sipple President, Great-West Investments	57	2017	President, Great-West Investments of the Company since October 2017; previously Head of Global Investment Strategies, Putnam Investments, LLC
Robert K. Shaw President, Individual Markets	63	2008	President, Individual Markets of the Company
Andra S. Bolotin Executive Vice President and Chief Financial Officer	56	2015	Executive Vice President and Chief Financial Officer of the
Company since July 2016; previously Senior Vice President and Chief Financial Officer of the Company since July 2015;
			previously Head of Corporate Finance and Controller, Putnam Investments, LLC
Richard H. Linton Jr. Executive Vice President, Group Distribution & Operations	51	2016	Executive Vice President, Group Distribution & Operations of the Company; previously Executive Vice President, Empower Operations since May 2016; previously President Retail Wealth, Voya Financial
Jack E. Brown Senior Vice President, US Chief Investment Officer	46	2015	Senior Vice President, US Chief Investment Officer of the Company; previously Senior Vice President, Separate Accounts since July 2017; previously Vice President, Investments, since October 2015;
			previously Vice President, Oppenheimer Funds Inc
Jeffrey W. Knight Senior Vice President and Chief Technology Officer	61	2014	Senior Vice President and Chief Technology Officer of the Company
Suzanne M. Sanchez Chief Human Resources Officer	44	2011	Chief Human Resources Officer of the Company
Richard G. Schultz General Counsel and Chief Legal Officer	58	2008	General Counsel and Chief Legal Officer of the Company
Unless otherwise indicated, all of the executive officers have been engaged for not less than five years in their present principal occupations or in another executive capacity with the companies or firms identified.
The appointments of executive officers are confirmed annually.
Code of Ethics
The Company has adopted a Code of Conduct (the “Code”) that is applicable to its senior financial officers, as well as to other officers and employees. All of the items identified as elements of a “code of ethics” as defined in Securities and Exchange Commission regulations adopted pursuant to the Sarbanes-Oxley Act of 2002 are substantively covered by the Code. A copy of the Code is available without charge upon written request to Kenneth I. Schindler, Chief Compliance Officer, 8525 East Orchard Road, Greenwood Village, Colorado 80111.
Executive Officer Compensation
Compensation Discussion and Analysis
1. Compensation of the President and Chief Executive Officer
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Robert L. Reynolds was the President and Chief Executive Officer of the Company for the entirety of the fiscal year ended December 31, 2018. Mr. Reynolds was also President and Chief Executive Officer of Putnam Investments, LLC (“Putnam”), an affiliate of the Company, during that time.
Mr. Reynolds’ compensation is paid by Putnam under Putnam’s compensation program. A portion of Mr. Reynolds’ base salary and annual bonus is allocated to, and reimbursed by, the Company for services provided to the Company. The allocation is determined by the Company’s Human Resources Committee and Putnam’s Human Resources Committee. The portion of Mr. Reynolds’ base salary and annual bonus allocated to the Company is reflected in the Summary Compensation Table (see below).
The information in this Compensation Discussion and Analysis relates to the executive compensation program of the Company applicable to the other named executive officers of the Company and does not apply to Mr. Reynolds.
2. Overview and Objectives of the Company’s Executive Compensation Program
This section provides an overview and describes the objectives of the Company’s compensation program for executives, including the Chief Financial Officer and the three other most highly compensated executive officers of the Company during 2018 (the “Named Executive Officers”).
•	The executive compensation program adopted by the Company and applied to the Named Executive Officers has been designed to:
•	support the Company’s objective of generating value for shareholders and policyholders over the long term;
•	attract, retain and reward qualified and experienced executives who will contribute to the success of the Company;
•	motivate executive officers to meet annual corporate, divisional, and individual performance goals;
•	promote the achievement of goals in a manner consistent with the Company’s Code of Conduct; and
•	align with regulatory requirements.
More specifically, the executive compensation program rewards:
•	excellence in developing and executing strategies that will produce significant value for shareholders and policyholders over the long term;
•	management vision and an entrepreneurial approach;
•	quality of decision-making;
•	strength of leadership;
•	record of performance over the long term; and
•	initiating and implementing transactions and activities that create shareholder and policyholder value.
The Human Resources Committee of the Board of Directors of the Company operates under a charter and is responsible for overseeing the executive compensation program. The Board and the Human Resources Committee recognize the importance of executive compensation decisions and remain committed to awarding compensation that reflects leadership’s ability to deliver on the Company’s strategic goals and to drive strong performance and sustainable value for shareholders and policyholders.
In designing and administering the individual elements of the executive compensation program, the Human Resources Committee strives to balance short-term and long-term incentive objectives and to apply prudent judgment in establishing performance criteria, evaluating performance, and determining actual incentive awards. Total compensation of each Named Executive Officer is reviewed by the Human Resources Committee from time to time for market competitiveness, and reflects each Named Executive Officer’s job responsibilities, experience and proven performance.
The executive compensation programs consist of five primary components:
•	base salary;
•	annual incentive bonus;
•	share units;
•	options for Lifeco common shares; and
•	retirement benefits.
The primary role of each of these components is presented in the table below:
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Base Salary	Reflect skills, competencies, experience and performance of the Named Executive Officers
Annual Incentive Bonus	Reflect performance for the year
Share Units	More closely align the medium term interests of the Named Executive Officers with the interests of the shareholders
Stock Options	More closely align the long term interests of the Named Executive Officers with the interests of the shareholders
Retirement Benefits	Provide for appropriate replacement income upon retirement based on years of service with the Company
Base salary, annual incentive bonus, share units and retirement benefits are determined by the Human Resources Committee for the Named Executive Officers. The long-term compensation component in the form of options for Lifeco common shares is determined and administered by Lifeco’s Human Resources Committee.
The President and Chief Executive Officer participates in the compensation setting process for the other Named Executive Officers by evaluating individual performance, establishing individual performance targets and objectives and recommending salary levels.
3. Base Salary
Base salaries for the Named Executive Officers are set annually, taking into account the individual’s job responsibilities, experience and proven performance, as well as market conditions. The Company gathers market data in relation to the insurance and financial services industries and also considers surveys prepared by external professional compensation consultants with regard to peer groups in these industries. However, the Human Resources Committee does not routinely “benchmark” or review the Company’s salary levels against a consistent group of its peers and does not have any formal policy of matching its salaries to those of certain competitors.
4. Bonuses
(a) Annual Incentive Bonus Plan
To relate the compensation of the Named Executive Officers to the performance of the Company, an annual incentive bonus plan (the “Annual Incentive Bonus Plan”) is provided. Target objectives are set annually and may include earnings, expense or sales targets of the Company and/or a business unit of the Company or specific individual objectives related to strategic initiatives.
See the tables presented below for information on the participation of the Named Executive Officers in the Annual Incentive Bonus Plan and a further description of the terms of the Annual Incentive Bonus Plan.
(b) Special Bonuses
From time to time, special bonuses may be provided related to significant projects such as acquisitions or dispositions or for sign-on or retention purposes.
5. Share Units
To provide a medium term component to the executive compensation program, the Named Executive Officers participate in the Company’s Share Unit Plan for Senior Executives (the “Executive Share Unit Plan”).
The Company’s Human Resources Committee is responsible for the granting of share units to participants under the Executive Share Unit Plan. Share Units are not granted based on the timing of the disclosure of non-public material information with respect to Lifeco or the Company.
The granting of share units is considered annually by the Human Resources Committee. Officer levels are taken into account when new share unit grants are considered. The granting of share units is subject to the terms and conditions contained in the Executive Share Unit Plan and any additional terms and conditions fixed by the Human Resources Committee at the time of the grant.
See the tables presented below for information on the participation of the Named Executive Officers in the Executive Share Unit Plan and a further description of the terms of the Executive Share Unit Plan.
6. Stock Options
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To provide a long-term component to the executive compensation program, the Named Executive Officers participate in Lifeco’s Stock Option Plan (the “Lifeco Option Plan”).
While the Company’s Human Resources Committee makes recommendations with respect to the granting of Lifeco options, Lifeco’s Human Resources Committee is responsible for the granting of options to participants under the Lifeco Option Plan. Options are not granted based on the timing of the disclosure of non-public material information with respect to Lifeco or the Company.
The granting of Lifeco options is considered annually by the Lifeco Human Resources Committee. Officer levels are taken into account when new option grants are considered. The granting of options is subject to the terms and conditions contained in the Lifeco Stock Option Plan and any additional terms and conditions fixed by the Lifeco Human Resources Committee at the time of the grant.
See the tables presented below for information on the participation of the Named Executive Officers in the Lifeco Option Plan and a further description of the terms of the Lifeco Option Plan.
7. Retirement Benefits
(a) Defined Benefit Plan
GWL&A Financial has a qualified defined benefit pension plan (the “Defined Benefit Plan”) which is available to all employees of the Company hired before January 1, 1999. See the tables presented below for information on the participation of the Named Executive Officers in the Defined Benefit Plan and a description of the terms of the Defined Benefit Plan.
(b) SERP
To provide a competitive retirement benefit to certain key executives, the Company also has a nonqualified supplemental executive retirement plan (the “SERP”), which provides benefits above the compensation limits applicable to the Defined Benefit Plan. See the tables presented below for information on the participation of the Named Executive Officers in the SERP and a description of the terms of the SERP.
(c) 401(k) Plan
All employees, including the Named Executive Officers, may participate in the Company’s qualified defined contribution 401(k) Plan (the “401(k) Plan”). In 2018, employees who participated in the 401(k) Plan could make pre-tax and/or Roth contributions of between 1% and 50% of base salary and annual bonus (collectively “Salary”), subject to applicable Internal Revenue Service (“IRS”) limits. Beginning in 2019, employees who participate in the 401(k) Plan may make contributions of between 1% and 90% of Salary. All new employees are automatically enrolled in the 401(k) Plan at a 4% contribution rate unless the employee elects out or elects a different contribution rate. The Company matches 100% of the first 5% of Salary contributed as pre-tax and/or Roth contributions for all employees.
The 401(k) Plan offers a variety of investment options, including variable funds, collective funds, a stable value fund, Lifeco common shares (company matching contributions only) and a self-directed investment option.
8. Nonqualified Deferred Compensation
To provide market competitive compensation to certain key executives, the Company also has a nonqualified deferred compensation plan (“NQDCP”) and a nonqualified executive deferred compensation plan (“EDCP”). See the tables presented below for information on the participation of the Named Executive Officers in these plans and a description of the terms of the plans.
Human Resources Committee Interlocks and Insider Participation
None.
Compensation Policies and Risk Management
The Company has evaluated its compensation policies and practices applicable to all employees and believes that they do not create risks that are reasonably likely to have a material adverse effect on the Company.
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Summary Compensation Table
The following table sets out the portion of Robert L. Reynolds’ base salary and annual bonus allocated to the Company for 2018 (See “Compensation Discussion and Analysis” above for further information on this allocation). The table also sets out compensation earned in 2018 by the other Named Executive Officers.
Name and Principal Position	Year	Salary ($)	Bonus ($)(3)	Stock Awards ($)(4)	Option Awards ($)(5)	Non-Equity Incentive Plan Compensation ($)(6)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)(7)	All Other Compensation ($)(8)	Total ($)
Robert L. Reynolds President and Chief Executive Officer	2018	300,000	—	—	—	3,000,000	—	147,287	3,447,287
	2017	300,000	—	—	—	3,000,000	—	116,039	3,416,039
	2016	300,000	—	—	—	3,000,000	—	120,039	3,420,039
Andra S. Bolotin(1) Executive Vice President and Chief Financial Officer	2018	511,538	—	360,006	41,610	1,176,538	—	14,393	2,104,085
	2017	476,923	—	269,999	66,783	1,144,615	—	11,443	1,969,763
	2016	423,077	—	249,998	134,808	900,000	—	25,994	1,733,877
Robert K. Shaw President, Individual Markets	2018	543,000	—	256,557	29,640	936,675	—	14,393	1,780,265
	2017	543,000	588,667	218,983	54,175	855,225	1,820,465	7,393	4,087,908
	2016	539,942	—	244,357	87,954	675,000	1,749,030	7,655	3,303,938
Edmund F. Murphy President, Empower Retirement	2018	800,000	—	689,999	79,705	1,840,000	—	13,750	3,423,454
	2017	800,000	1,177,333	599,993	148,538	1,840,000	—	10,800	4,576,664
	2016	761,538	—	499,995	269,616	1,444,000	—	10,268	2,985,417
Richard H. Linton Jr.(2) Executive Vice President, Empower Operations	2018	500,000	300,000	329,993	38,095	880,000	—	15,856	2,063,945
	2017	500,000	450,000	300,014	74,269	950,000	—	263,158	2,537,441
(1)	For Ms. Bolotin, the Summary Compensation Table sets forth all compensation paid to Ms. Bolotin by the Company for her service as the Chief Financial Officer of both the Company and Putnam, a portion of which is reimbursed to the Company by Putnam.
(2)	Mr. Linton joined the Company as Executive Vice President, Empower Operations in May of 2016.
(3)	This column sets forth special bonuses for (a) Mr. Shaw and Mr. Murphy in relation to the integration of certain large case defined contribution business acquired from J.P. Morgan, and (b) Mr. Linton in connection with his joining the Company.
(4)	This column sets forth the value of share units granted to each Named Executive Officer under the Executive Share Unit Plan. The amounts shown represent the aggregate grant date fair value of the awards.
(5)	This column sets forth the value of Lifeco options granted to each Named Executive Officer under the Lifeco Option Plan. The amounts shown represent the aggregate grant date fair value of the awards. For further information, see Note 17 to the Company’s December 31, 2018 Financial Statements include in Appendix A to this prospectus.
(6)	For Ms. Bolotin and Messrs. Murphy, Shaw and Linton, these amounts represent cash bonuses earned under the Company’s Annual Incentive Bonus Plan and paid in February of 2019.
(7)	For 2018, Mr. Shaw had a decrease in actuarial present value of his Defined Benefit Plan of $196,906 and a decrease in actuarial present value of his SERP of $132,366, which offset above market earnings under the EDCP of $4,296. Above market earnings under the EDCP equaled the difference between the actual interest earned in 2018 and the amount of interest that would have been earned at a rate of 3.97% (3.97% being 120% of the applicable federal long-term rate at December 31, 2018).
(8)	The components of 2018 other compensation reported for each of the Named Executive Officers are as follows:
(a)	Mr. Reynolds received $147,287 in respect of directors’ fees.
(b)	Ms. Bolotin received (i) a 401(k) Plan employer contribution of $13,750; and (ii) a cell phone stipend of $643.
(c)	Mr. Murphy received a 401(k) Plan employer contribution of $13,750.
(d)	Mr. Shaw received (i) a 401(k) Plan employer contribution of $13,750; and (ii) a cell phone stipend of $643.
(e)	Mr. Linton received (i) a 401(k) plan employer contribution of $13,750; (ii) a relocation benefit payment of $1,859; and (iii) a cell phone stipend of $247.
Grants of Plan-Based Awards for 2018
1. Table
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The following table sets out information with respect to grants to the Named Executive Officers under the Annual Incentive Bonus Plan, Executive Share Unit Plan and Lifeco Option Plan.
Name	Thresolds ($)	Target ($)	Maximum ($)	All Other Stock Awards: Number of Shares of Stock or Units (#)(1)	All Other Option Awards; Securities Underlying Options (#)(2)	Exercise or Base Price of Option Awards ($/Share)(3)	Grant Date Fair Value of Stack and Option awards ($)
A.S. Bolotin	—	1,023,077	—	10,280	43,800	26.42	401,616
R.K. Shaw	—	814,500	—	7,326	31,200	26.42	286,197
E.F. Murphy	—	1,600,000	—	19,703	83,900	26.42	769,704
R.H. Linton	—	800,000	—	9,423	40,100	26.42	368,088
(1)	These are Executive Share Units granted under the Executive Share Unit Plan. The grant date was January 1, 2018. The Company’s Human Resources Committee approved the grants on February 6, 2018.
(2)	These are Lifeco options granted under the Lifeco Option Plan. The grant date was March 1, 2018. The Lifeco Human Resources Committee approved the grants on February 6, 2018.
(3)	Lifeco options are issued with an exercise price in Canadian dollars, which have been translated to U.S. dollars at 1.00/1.295 which was Lifeco’s average rate for 2018 (the “Conversion Rate”).
2. Narrative Description of the Annual Incentive Bonus Plan
Under the Annual Incentive Bonus Plan, a bonus pool is established if the Company meets certain earnings targets. The target bonus opportunity for individuals varies by office and is expressed as a percentage of base salary or as a flat amount. Bonus amounts are determined based on each Named Executive Officer’s performance against established objectives. Bonus amounts of greater or lesser than the established target may be awarded. For the Named Executive Officers, there is no minimum or maximum bonus amount.
For 2018:
(i)	Ms. Bolotin had an opportunity to earn up to 200% of base salary earned in 2018 based on the Company’s financial performance and individual objectives, and an additional amount on a discretionary basis based on individual performance;
(ii)	Mr. Murphy had an opportunity to earn up to 200% of base salary earned in 2018 based on the Company’s financial performance and individual objectives, and an additional amount on a discretionary basis based on individual performance;
(iii)	Mr. Shaw had an opportunity to earn up to 150% of base salary earned in 2018 based on the Company’s financial performance and individual objectives, and an additional amount on a discretionary basis based on individual performance; and
(iv)	Mr. Linton had an opportunity to earn a target bonus of $800,000 in 2018 based on the Company’s financial performance and individual objectives, and an additional amount on a discretionary basis based on individual performance.
3. Narrative Description of the Executive Share Unit Plan
Under the Executive Share Unit Plan, notional share units (“Executive Share Units”) may be granted to the Named Executive Officers by the Company’s Human Resources Committee. The value of an Executive Share Unit on a grant date in 2018 was based on the average closing price of Lifeco common shares on the Toronto Stock Exchange for the preceding 20 trading days (the “Market Value”). Beginning in 2019, the value of an Executive Share Unit on a grant date is based on the volume-weighted average closing price of Lifeco common shares on the Toronto Stock Exchange for the preceding 5 trading days
The number of Executive Share Units granted is generally related to the base salaries of the Named Executive Officers. Each grant of Executive Share Units has a three year vesting period during which certain conditions (including continued employment) must be satisfied.
The number of Executive Share Units granted is increased during the three year vesting period based on dividends declared on Lifeco common shares, and may be increased or decreased based on Company performance.
Subject to satisfaction of the vesting conditions, the Executive Share Units become payable in cash during the fourth year following the date of the award, at the Market Value as of the vesting date. Named Executive Officers may elect to defer the
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payment of all or a portion of Executive Share Units granted in 2019 or later years if certain requirements are met. In the event of such an election, the Executive Share Units will be paid within 90 days after the later of (i) the end of the 3-year vesting period or (ii) the Named Executive Officer’s termination of employment.
4. Narrative Description of the Lifeco Option Plan
Under the Lifeco Option Plan, the Lifeco Human Resources Committee sets the exercise price of the options but under no circumstances can it be less than the weighted average trading price per Lifeco common share on the Toronto Stock Exchange for the five trading days preceding the date of the grant.
Options are either regular options or contingent options. Regular options are generally granted in multi-year allotments. Regular options become exercisable at the rate of 20% per year commencing one year after the date of the grant. Contingent options do not become exercisable unless and until conditions prescribed by the Lifeco Human Resources Committee have been satisfied.
Options generally expire ten years after the date of the grant, except that if options would otherwise expire during a blackout period or within ten business days of the end of a blackout period, the expiry date for the options is extended to the tenth business day after the expiry date of the blackout period.
In the event of the death of a participant or the termination of a participant’s employment, then the period within which the options may be exercised is generally reduced depending on the circumstances surrounding the death or termination of employment. Options are not assignable by participants otherwise than by will or pursuant to the laws of succession. Lifeco does not provide any financial assistance to participants to facilitate the purchase of common shares under the Lifeco Option Plan. Subject to any regulatory or shareholder approval required by law, the Lifeco Board of Directors may amend the Lifeco Option Plan or the terms of a grant.
Outstanding Equity Awards at 2018 Fiscal Year End
The following table sets out Lifeco options held by the Named Executive Officers under the Lifeco Option Plan, and Executive Share Units held by the Named Executive Officers under the Executive Share Unit Plan, as of December 31, 2018.
Name	Option Awards				Stock awards
	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price ($)(6)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)(9)
A.S. Bolotin	19,680	29,520 (3)	26.78	February 28, 2026	8,362 (7)	235,637
	6,780	27,120 (4)	28.47	February 28, 2027	10,799 (8)	304,306
	—	43,800 (5)	26.42	February 28, 2028
R.K. Shaw	26,600	—	20.97	February 28, 2021	6,782 (7)	191,114
	37,600	—	17.89	February 28, 2022	7,696 (8)	216,862
	31,500	—	20.95	February 28, 2023
	20,960	4,240 (1)	24.04	February 29, 2024
	16,620	11,080 (2)	27.51	February 28, 2025
	12,840	19,260 (3)	26.78	February 28, 2026
	5,500	22,000 (4)	28.47	February 28, 2027
	—	31,200 (5)	26.42	February 28, 2028
E.F. Murphy	52,440	34,960 (2)	27.51	February 28, 2025	18,582 (7)	523,634
	39,360	59,040 (3)	26.78	February 28, 2026	20,697 (8)	583,243
	15,080	60,320 (4)	28.47	February 28, 2027
	—	83,900 (5)	26.42	February 28, 2028
R.H. Linton	7,540	30,160 (4)	28.47	February 28, 2027	9,291 (7)	202,182
	—	40,100 (5)	26.42	February 28, 2028	9,898 (8)	215,389
(1)	These options vest 20% of the total grant on March 1, 2019.
(2)	These options vest 20% of the total grant on each of March 1, 2019 and 2020.
(3)	These options vest 20% of the total grant on each of March 1, 2019, 2020 and 2021.
(4)	These options vest 20% of the total grant on each of March 1, 2019, 2020, 2021 and 2022.
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(5)	These options vest 20% of the total grant on each of March 1, 2019, 2020, 2021, 2022 and 2023.
(6)	Lifeco options are issued with an exercise price in Canadian dollars, which have been translated to U.S. dollars at the Conversion Rate.
(7)	These Executive Share Unit grants vest on December 31, 2019.
(8)	These Executive Share Unit grants vest on December 31, 2020.
(9)	The market value of Executive Share Units held as of December 31, 2018 is based on the year-end closing price of Lifeco common shares on the Toronto Stock Exchange.
Option Exercises and Stock Vested for 2018
The following table sets out Lifeco options exercised by, and Executive Share Units vested for, the Named Executive Officers in 2018.
	Option Awards		Stock Awards
	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)
A.S. Bolotin	—	—	10,860	229,902
R.K. Shaw	—	—	10,615	224,715
E.F. Murphy	—	—	21,720	459,804
R.H. Linton	—	—	15,433	326,701
Pension Benefits for 2018
1. Table
The following table sets out information with respect to the participation of the Named Executive Officers in the Defined Benefit Plan and the SERP.
Name	Plan Name	Number of Years of Credited Service	Present Value of Accumulated Benefit ($)(1)	Payments During Last Fiscal Year ($)
R.K. Shaw	Defined Benefit Plan	35	2,061,094	—
	SERP	30	8,171,163	—
(1)	The amounts shown in the table are calculated according to the terms of the plans as of December 31, 2018. Benefits under the Defined Benefit Plan were frozen as of December 31, 2017, and no additional benefits will accrue under that plan after that date. The Present Value of Accumulated Benefit under the Defined Benefit Plan equals the annuity earned as of December 31, 2017, payable at age 65 in the normal form of benefit. The Present Value of Accumulated Benefit under the SERP equals the termination benefit earned as of December 31, 2018, payable at age 62 in the normal form of benefit. Benefit amounts under each plan have been discounted to December 31, 2018 at the applicable discount rate for December 31, 2018. The amount payable to Mr. Shaw under the SERP is determined under the normal retirement benefit pay-out formula.
2. Narrative Description of the Defined Pension Plan
The Defined Benefit Plan is designed to provide regular income at retirement to eligible employees. In general, an eligible employee is any employee hired prior to January 1, 1999. Participants in the Defined Benefit Plan are entitled to benefits at age 65 if they have 5 or more years of service.
The benefit formula for participants hired before January 1, 1992 is 1.5% for each of the first 30 years of service multiplied by the participant’s average annual compensation, plus 0.5% for each of the next 5 years of service multiplied by the participant’s average annual compensation, plus 0.5% for each year of service to retirement up to a maximum of 35 years multiplied by the participant’s average annual compensation minus the covered compensation amount (as determined by the IRS). If a participant made required or voluntary contributions to the Defined Benefit Plan prior to July 1, 1979, the participant’s benefit is increased to reflect these contributions and interest accrued thereon, so long as the employee contributions plus interest have not been withdrawn in a lump sum.
The benefit formula for participants hired on and after January 1, 1992 is 1.0% for each of the first 30 years of service multiplied by the participant’s average annual compensation, plus 0.5% for each of the next 5 years of service multiplied by the participant’s
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average annual compensation, plus 0.5% for each year of service to retirement up to a maximum of 35 years multiplied by the participant’s average annual compensation minus the covered compensation amount (as determined by the IRS).
Average annual compensation is the highest average of compensation paid during 5 consecutive years of service out of the last 7 years of service.
Participants who have terminated service prior to age 65 and who have at least 5 years of service may begin receiving benefits as early as age 55. Benefits that begin prior to age 65 are reduced by approximately 5% for each year prior to age 65.
The normal form of benefit for a married participant is a joint and 50% survivor annuity. The normal form of benefit for an unmarried participant is a life only annuity. Other optional forms of pension payment are available on an actuarially equivalent basis.
Effective December 31, 2017, the Company amended the Defined Benefit Plan to freeze future benefit accruals. Final benefits are calculated as of December 31, 2017 and will not increase as a result of future service or compensation with the Company. Participants retain all benefits accrued through December 31, 2017. Participants received a full year of service for their anniversary year that began in 2017 regardless of whether they had completed the requisite 1,000 hours of service.
3. Narrative Description of the SERP
The SERP is designed to provide retirement benefits to certain key executive officers who are subject to qualified plan compensation limits. At the Company’s discretion, executive officers may be designated to participate in the SERP. Participants in the SERP are generally entitled to benefits if they have 15 or more years of service.
The following describes the retirement benefit amount under the SERP based on age at the time of separation of service.
1.	For participants who separate from service at or after age 62, the normal retirement benefit is equal to 60% of final average compensation if the participant has 30 years of service. The benefit is prorated for less than 30 years of service. Final average compensation is the average of the highest 60 consecutive months of compensation during the last 84 months of employment. Compensation includes salary, bonuses and commissions prior to any deferrals to other benefit plans. Benefits are offset by benefits under the Defined Benefit Plan and 50% of estimated social security benefits as of retirement.
2.	For participants who separate from service between ages 57 and 62, the early retirement benefit is calculated by reducing the bonus used in determining final average compensation by 5/6% for each month prior to age 62 and by further reducing the early retirement benefit by 5/12% for each month prior to age 62. Benefits are offset by benefits under the Defined Benefit Plan and 50% of estimated social security benefits as of age 62.
3.	For participants who separate from service prior to age 57, the termination benefit is equal to 60% of final average salary if the participant has 30 years of service. The benefit is prorated for less than 30 years of service. If the participant has less than 35 years of service, the termination benefit is also reduced by 5% for each of the first three years of service below 35. Final average salary is the average of the highest 60 consecutive months of salary during the last 84 months of employment. Salary includes deferrals of any salary to other benefit plans. Benefits are offset by benefits under the Defined Benefit Plan and 50% of estimated social security benefits payable as of age 62.
Payments under the normal retirement benefit and the early retirement benefit commence upon retirement. Payments under the termination benefit commence at age 62.
The normal form of benefit under the SERP is a life only annuity. Other optional forms of payment are available on an actuarially equivalent basis.
Nonqualified Deferred Compensation for 2018
1. Table
The following table sets out information with respect to the participation of the Named Executive Officers in the NQDCP and/or EDCP.
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Name	Plan Name	Executive Contributions in Last Fiscal Year ($)(1)	Aggregate Earnings in Last Fiscal Year ($)	Aggregate Withdrawals or Distributions ($)	Aggregate Balance at Last Fiscal Year End ($)
R.K. Shaw	NQDCP	—	(37,224)	86,259	470,932
	EDCP	155,434	26,389	—	602,987
(1)	Amounts contributed are included in the Salary column of the Summary Compensation Table.
2. Narrative Description of the Nonqualified Deferred Compensation Plan and Executive Deferred Compensation Plan
All officers and certain senior employees of the Company, and others at the discretion of the Company, are eligible to participate in the NQDCP. At the Company’s discretion, executive officers may be designated to participate in the EDCP.
A participant in the NQDCP may defer between 1% and 90% of their base salary (including sales related compensation) and bonus. A participant in the EDCP may defer (i) a minimum of the greater of $2,500 or 5% of base salary (including sales related compensation) and a maximum of 90% of base salary; and (ii) a minimum of 5% and a maximum of 90% of bonus.
Under the NQDCP, participants specify one or more investment preferences in which deferrals are deemed to be invested. Participant accounts are adjusted for interest, earnings or losses equal to the actual results of the deemed investment(s). Under the EDCP, participant deferrals earn an interest rate equal to the Moody’s Average Annual Corporate Bond Index rate plus .45% for active participants and fixed rates ranging from 6.37% to 7.91% for participants receiving benefits.
Amounts deferred under both plans and the earnings from the plans are distributed to a participant upon termination of employment, if not distributed earlier. Amounts distributed under the plans are generally paid in either a lump sum or installments over 3, 5, 10 or 15 years at the election of the participant.
Following a change in control of the Company, the Board of Directors may terminate one or both plans in its discretion and pay all amounts due under a terminated plan to participants. Certain payments following termination of employment or after a change in control may be delayed to comply with requirements under the Internal Revenue Code.
Security Ownership of Certain Beneficial Owners and Management
Security Ownership of Certain Beneficial Owners
Set forth below is certain information, as of January 1, 2019, concerning beneficial ownership of the voting securities of the Company by entities and persons who beneficially own more than 5% of the voting securities of the Company. The determinations of “beneficial ownership” of voting securities are based upon Rule 13d-3 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). This rule provides that securities will be deemed to be “beneficially owned” where a person has, either solely or in conjunction with others, (1) the power to vote or to direct the voting of securities and/or the power to dispose or to direct the disposition of the securities or (2) the right to acquire any such power within 60 days after the date such “beneficial ownership” is determined.
1.	100% of the Company’s 7,320,176 outstanding common shares are owned by GWL&A Financial Inc., 8515 East Orchard Road, Greenwood Village, Colorado 80111.
2.	100% of the outstanding common shares of GWL&A Financial Inc. are owned by Great-West Lifeco U.S. LLC, 8515 East Orchard Road, Greenwood Village, Colorado 80111.
3.	100% of the outstanding common shares of Great-West Lifeco U.S. LLC are owned by Great-West Financial (Nova Scotia) Co., Suite 800, 1959 Upper Water Street, Halifax, Nova Scotia, Canada B3J 2X2.
4.	100% of the outstanding common shares of Great-West Financial (Nova Scotia) Co. are owned by Great-West Financial (Canada) Inc., 100 Osborne Street North, Winnipeg, Manitoba, Canada R3C 3A5.
5.	100% of the outstanding common shares of Great-West Financial (Canada) Inc. are owned by Great-West Lifeco Inc., 100 Osborne Street North, Winnipeg, Manitoba, Canada R3C 3A5.
6.	71.81% of the outstanding common shares of Great-West Lifeco Inc. are controlled, directly or indirectly, by Power Financial Corporation, 751 Victoria Square, Montréal, Québec, Canada H2Y 2J3, representing approximately 65% of the voting rights attached to all outstanding voting shares of Great-West Lifeco Inc.
7.	65.52% of the outstanding common shares of Power Financial Corporation are owned by 171263 Canada Inc., 751 Victoria Square, Montréal, Québec, Canada H2Y 2J3.
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8.	100% of the outstanding common shares of 171263 Canada Inc. are owned by Power Corporation of Canada, 751 Victoria Square, Montréal, Québec, Canada H2Y 2J3.
9.	The Desmarais Family Residuary Trust, c/o San Palo Investments Corporation, 759 Victoria Square, Suite 520, Montréal, Québec, Canada H2Y 2J7, directly and through a group of private holding companies which it controls, has voting control of Power Corporation of Canada.
As a result of the chain of ownership described in paragraphs (1) through (9) above, each of the entities and persons listed in paragraphs (1) through (9) would be considered under Rule 13d-3 of the Exchange Act to be a “beneficial owner” of 100% of the outstanding voting securities of the Company.
Security Ownership of Management
The following tables set out the number of equity securities and exercisable options for equity securities of the Company or any of its parents or subsidiaries, beneficially owned, as of January 1, 2019, by (i) the directors of the Company (ii) the Named Executive Officers and (iii) the directors and executive officers of the Company as a group.
Directors	Great-West Lifeco Inc.(1)	Power Financial Corporation(2)	Power Corporation of Canada(3)
J.L. Bernbach	-	-	-
R. Bienfait	-	-	-
M.R. Coutu	10,000	-	-
A. Desmarais	350,000	43,200 549,991 options	15,118,416 3,884,000 options
P. Desmarais, Jr.	100,000	-	15,096,015 3,884,000 options
G.A. Doer	-	-	-
G.J. Fleming	-	-	-
C. Généreux	-	- 205,629 options	4,821 25,279 options
A. Louvel	-	-	-
P.B. Madoff	-	-	-
P.A. Mahon	151,566	-	-
R.J. Orr	20,000	400,200 3,622,229 options	20,000
R.L. Reynolds	-	-	-
T. Timothy Ryan, Jr.	-	16,400	18,572
J.J. Selitto	-	-	-
G.D. Tretiak	-	-
145,971 options	13,001
150,649 options
B.E. Walsh	-	-	-

Named Executive Officers	Great-West Lifeco Inc.(1)	Power Financial Corporation(2)	Power Corporation of Canada(3)
R.L. Reynolds	-	-	-
A.S. Bolotin	- 26,460 options	-	-
R.H. Linton	- 7,540 options	-	-
E.F. Murphy	- 106,880 options	-	-
R.K. Shaw	6,052 151,620 options	-	-

Directors and Executive Officers as a Group	Great-West Lifeco Inc.(1)	Power Financial Corporation(2)	Power Corporation of Canada(3)
	637,618 372,406 options	459,800 4,523,820 options	30,270,825 7,943,928 options
(1)	All holdings are common shares, or where indicated, exercisable options for common shares of Great-West Lifeco Inc.
(2)	All holdings are common shares, or where indicated, exercisable options for common shares of Power Financial Corporation.
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(3)	All holdings are subordinate voting shares, or where indicated, exercisable options for subordinate voting shares of Power Corporation of Canada.
The number of subordinate voting shares and exercisable options for subordinate voting shares of Power Corporation of Canada held by the directors and executive officers as a group represents 0.79% of the total number of subordinate voting shares and exercisable options for subordinate voting shares of Power Corporation of Canada outstanding.
None of the remaining holdings set out above exceeds 1% of the total number of shares and exercisable options for shares of the class outstanding.
Transactions with Related Persons, Promoters and Certain Control Persons
(a)	There are no transactions to report.
(b)	The Company’s Board of Directors has a Conduct Review Committee which acts pursuant to a written Charter and procedures (together, the “procedures”). Messrs. Bernbach and Louvel serve on the Conduct Review Committee.
The Conduct Review Committee, in accordance with the procedures, considers and approves transactions between the Company or its subsidiaries and (i) the directors and senior officers of the Company or its affiliates, including their spouses and minor children; (ii) its affiliates; and (iii) companies controlled by a director or senior officer of the Company or its affiliates, or their spouses or minor children. Control and affiliation is defined as a 10% voting interest or 25% ownership interest, but does not include subsidiaries of the Company.
Among other criteria, the Conduct Review Committee considers whether such transactions were on market terms and conditions, including interest rates and fees, as those prevailing at the time for comparable transactions with third parties. Such review also considers the Company’s established conflict of interest guidelines with respect to the transaction, as set forth in the Company’s Code.
There were no reportable related party transactions during the Registrant’s most recently completed fiscal year where the aforementioned procedures did not require review, approval or ratification or where the procedures were not followed.
Risks Associated with the Company and the Financial Services Industry
In the normal course of its business, the Company is exposed to certain operational, regulatory, and financial risks and uncertainties. The most significant risks include the following:
Competition could negatively affect the ability of the Company to maintain or increase market share or profitability.
The industry in which the Company operates is highly competitive. The Company’s competitors include insurance companies, mutual fund companies, banks, investment advisors, and certain service and professional organizations. Although there has been consolidation in some sectors, no one competitor is dominant. Customer retention is a key factor for continued profitability. Management cannot be certain that the Company will be able to maintain its current competitive position in the markets in which it operates, or that it will be able to expand its operations into new markets. If the Company fails to do so, its business, results of operations, and financial condition could be materially and adversely affected.
The insurance and financial services industries are heavily regulated and changes in regulation may reduce profitability.
Federal and state regulatory reform that increases the compliance requirements imposed on the Company or that changes the way that the Company is able to do business may significantly harm its business or adversely impact the results of operations in the future. It is not possible to predict whether future legislation or regulation adversely affecting the Company’s business will be enacted and, if enacted, the extent to which such legislation will have an effect on the Company or its competitors. Furthermore, there can be no assurance as to which of the Company’s specific products would be impacted by any such legislative or regulatory reform.
The Company’s operations and accounts are subject to examination by the Colorado Department of Insurance and other regulators at specified intervals. The NAIC has also prescribed RBC rules and other financial ratios for life insurance companies. The calculations set forth in these rules are used by regulators to assess the sufficiency of an insurer’s capital and measure the risk characteristics of an insurer’s assets, liabilities, and certain off-balance sheet items. RBC is calculated by applying factors to various asset, premium, face amount, and liability items. Although the Company has RBC levels well in excess of those required by its regulators, there can be no assurances made that it will continue to maintain these levels.
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A downgrade or potential downgrade in the Company’s financial strength or claims paying ratings could result in a loss of business and negatively affect results of operations and financial condition.
The Company is rated by a number of nationally recognized rating agencies. The ratings represent the opinion of the rating agencies regarding the Company’s financial strength and its ability to meet ongoing obligations to policyholders. Claims paying ability and financial strength ratings are factors in establishing the competitive position of insurers. A rating downgrade, or the potential for such a downgrade, of the Company or any of its rated insurance subsidiaries could, among other things, materially increase the number of policy surrenders and withdrawals by policyholders of cash values from their policies, adversely affecting relationships with broker-dealers, banks, agents, wholesalers, and other distributors of its products and services. This may result in cash payments requiring the Company to sell invested assets, including illiquid assets such as privately placed bonds and mortgage loans, at a price that may result in realized investment losses. These cash payments to policyholders result in a decrease in total invested assets and a decrease in net income. In addition, a significant downgrade may negatively impact new sales and adversely affect the Company’s ability to compete and thereby have a material effect on its business, results of operations, and financial condition. Negative changes in credit ratings may also increase the Company’s cost of funding.
Deviations from assumptions regarding future persistency, mortality, and interest rates used in calculating liabilities for future policyholder benefits and claims could adversely affect the Company’s results of operations and financial condition.
The Company establishes and carries, as a liability, reserves based on estimates of how much it will need to pay for future benefits and claims. Future policy benefits do not represent an exact calculation of liability. Rather, future policy benefits represent an estimate of what management expects the ultimate settlement and administration of benefits will cost. These estimates, which generally involve actuarial projections, are based upon management’s assessment of facts and circumstances then known, as well as estimates of future trends in persistency (how long a contract stays with the Company), mortality, judicial theories of liability, interest rates, and other factors. These variables are affected by both internal and external events, such as changes in market and interest rate conditions, catastrophic events, inflation, judicial trends, and legislative changes. Many of these items are not directly quantifiable in advance. The Company’s life insurance products are exposed to the risk of catastrophic events, such as a pandemic, terrorism, or other such events that cause a large number of deaths. Additionally, there may be a significant reporting delay between the occurrence of an insured event and the date it is reported to the Company.
The inherent uncertainties of estimating policy and contract claim liabilities are greater for certain types of liabilities, particularly those in which the various considerations affecting the type of claim are subject to change and in which long periods of time may elapse before a definitive determination of liability is made. Liability estimates including estimated premiums the Company will receive over the assumed life of the policy are continually refined in a regular and ongoing process as experience develops and further claims are reported and settled. Adjustments to policy benefit liabilities are reflected in the Company’s consolidated statement of income in the period in which adjustments are determined. Because setting policy benefit liabilities is inherently uncertain, there can be no assurance that current liabilities will prove to be adequate in light of subsequent events.
If the companies that provide reinsurance default or fail to perform or the Company is unable to obtain adequate reinsurance for some of the risks underwritten, the Company could incur significant losses adversely affecting results of operations and financial condition.
The Company purchases reinsurance by transferring, or ceding, part of the risk it assumes to a reinsurance company in exchange for part of the premium it receives in connection with the risk. The part of the risk the Company retains for its own account is known as the retention. The Company retains an initial maximum of $3.5 million of coverage per individual life. This initial retention limit of $3.5 million may increase due to automatic policy increases in coverage at a maximum rate of $175 thousand per annum, with an overall maximum increase in coverage of $1 million. Through reinsurance, the Company has the contractual right to collect the amount above its retention from its reinsurers. Although reinsurance makes the reinsurer liable to the Company to the extent the risk is transferred or ceded to the reinsurer, it does not relieve it of its liability to its policyholders. Accordingly, the Company bears credit risk with respect to its reinsurers. Management cannot make assurances that the Company’s reinsurers will pay all of their reinsurance claims, or that they will pay claims on a timely basis. If the Company’s reinsurers cease to meet their obligations, whether because they are in a weakened position as a result of incurred losses or otherwise, the Company’s results of operations, financial position, and cash flows could be materially adversely affected.
As related to the Company’s reinsurance facilities, there are no assurances that the Company can maintain its current reinsurance facilities or that it can obtain other reinsurance facilities in adequate amounts and at favorable rates. If the Company is unable to obtain new reinsurance facilities, either its net exposures would increase or, if it is unwilling to bear an increase in net exposures, it would have to reduce the level of its underwriting commitments. Either of these potential developments could have a material adverse effect on the Company’s business, results of operations, and financial position.
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Interest rate fluctuations could have a negative impact on results of operations and financial condition.
In periods of rapidly increasing interest rates, policy surrenders and withdrawals may increase and premiums in flexible premium policies may decrease as policyholders seek investments with higher perceived returns. This activity may result in the Company’s making cash payments, requiring that it sell invested assets at a time when the prices of those assets are adversely affected by the increase in market interest rates. During periods of sustained low interest rates, life insurance and annuity products may be affected by increased premium payments on products with flexible premium features and a higher percentage of insurance policies remaining in-force from year to year on products with minimum guarantees. During such a period, investment earnings may be lower because the interest earnings on new fixed income investments will likely have declined with the market interest rates. Also there may be increased early repayment on investments held such as mortgage-backed securities, asset-backed securities, and callable bonds. Although the Company invests in a broad range of asset classes, it is primarily invested in domestic fixed income securities. Accordingly, during periods of sustained low interest rates, an adverse effect on the results of operations and financial condition may result from a decrease in the spread between the earned rate on the Company’s assets and either the interest rates credited to policyholders or the rates assumed in reserve calculations. Several products have current credited interest rates that are at or approaching their minimum guaranteed credited rate, which could have an adverse effect on the results of operations and financial condition due to spread compression.
The Company has hedging and other risk mitigating strategies to reduce the risk of a volatile interest rate environment. However, there can be no assurance that it would be fully insulated from realizing any losses on sales of securities. In addition, regardless of whether the Company realized an investment loss, potential withdrawals would produce a decrease in invested assets, with a corresponding adverse effect on the results of operations and financial condition.
Market fluctuations and general economic conditions may adversely affect results of operations and financial condition.
The risk of fluctuations in market value of all of the separate account assets, proprietary mutual funds, proprietary collective trusts, and external mutual funds is borne by the policyholders. The Company’s fee income for administering and/or managing these assets, however, is generally set as a percentage of those assets. Accordingly, fluctuations in the market value of these assets may result in fluctuations in revenue. On certain products, the Company offers guarantees to policyholders to protect them against the risk of adverse market performance, including guaranteed minimum death benefits and guaranteed lifetime withdrawal benefits. When equity markets decline, the Company is at a greater risk of having to pay guaranteed benefits that exceed available policyholder account balances, and will therefore have to increase its reserves for these benefits, resulting in a financial loss. While the Company does have hedging programs in place to reduce the market risk associated with these guarantees, no assurance can be provided that these programs will generate the returns that will be needed to meet policyholder obligations relating to these guarantees.
The Company manages or administers its general and separate accounts in support of cash and liquidity requirements of its insurance and investment products. The Company’s general account investment portfolio is diversified over a broad range of asset classes but consists primarily of domestic fixed income investments. The fair value of these and other general account invested assets fluctuates depending upon, among other factors, general economic and market conditions. In general, the market value of the Company’s general account fixed maturity securities portfolio increases or decreases in inverse relationship with fluctuations in interest rates.
The occurrence of a major economic downturn, acts of corporate malfeasance, or other events that adversely affect the issuers of the Company’s investment securities could cause the value of these securities and net income to decline and the default rate of the fixed maturity securities to increase. A ratings downgrade affecting particular issuers or securities could have a similar effect. Any event reducing the value of these securities other than on a temporary basis could have an adverse effect on the results of operations and financial condition. Ratings downgrades on general account assets may also result in a higher capital charge under RBC, resulting in lower RBC ratio.
Additionally, the Company may, from time to time, for business, regulatory, or other reasons, elect or be required to sell certain of its general account invested assets at a time when their fair values are less than their original cost, resulting in realized capital losses, which would have an adverse effect on the results of operations and financial condition.
Changes in U.S. federal income tax law could make some of the Company’s products less attractive to consumers and increase its tax costs.
•	Changes in U.S. federal income tax law could make some of the Company’s products less attractive to consumers. For example, the following events could adversely affect the Company’s business:
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•	Changes in tax laws that would reduce or eliminate tax-deferred accumulation of earnings on the premiums paid by the holders of annuities and life insurance products;
•	Reductions in the federal income tax that investors are required to pay on long-term capital gains and on some dividends paid on stock that may provide an incentive for some of the Company’s customers and potential customers to shift assets into mutual funds and away from products, including life insurance and annuities, designed to defer taxes payable on investment returns;
•	Changes in applicable regulations that could restrict the ability of some companies to purchase certain executive benefits products;
•	Changes in the availability of, or rules concerning the establishment, operation, and taxation of, Section 401, 403(b), 408, and 457 plans; and
•	Repeal of the federal estate tax or changes in the tax treatment of life insurance death benefits.
The Company cannot predict whether any other legislation will be enacted, what the specific terms of any such legislation will be, or how, if at all, this legislation or any other legislation could have an adverse effect on its results of operations or financial condition.
Congress, as well as state and local governments, also considers from time to time legislation that could change the Company’s tax costs and increase or decrease its ability to use existing tax credits. If such legislation is adopted, the results of operations could be impacted. Changes to the Company’s tax costs would include changes to tax rates, which could affect the consolidated financial statements in several ways. For example, a decrease in the federal income tax rate could affect the consolidated financial statements as follows:
•	A lower effective tax rate, which would have a favorable impact on net income over the period that the lower rate remains in effect.
•	A reduction in certain deferred tax liabilities, which would have an immediate favorable impact on net income in the period during which the lower rate came into effect.
•	A reduction in certain deferred tax assets, which would have an immediate unfavorable impact on net income in the period during which the lower tax rate came into effect.
•	A reduction in tax rates could affect the timing of recognizing tax benefits.
The Company may be subject to litigation resulting in substantial awards or settlements and this may adversely affect its reputation and results of operations.
In recent years, life and accident insurance and financial service companies have been named as defendants in lawsuits, including class actions. A number of these lawsuits have resulted in substantial awards and settlements. There can be no assurance that any future litigation relating to matters such as the provision of insurance coverage or pricing and sales practices will not have a material adverse affect on the Company’s results of operations or financial position.
The Company’s risk management policies and procedures may leave it exposed to unidentified or unanticipated risk, which could adversely affect its business, results of operations, and financial condition.
Management of operational, legal, regulatory, and financial risks requires, among other things, policies and procedures to record properly and verify a large number of transactions and events. Management has devoted significant resources to develop the Company’s risk management and disaster recovery policies and procedures. However, policies and procedures may not be fully effective and may leave the Company exposed to unidentified and unanticipated risks. The Company may be subject to disruptions of its operating systems or its ability to conduct business from events that are wholly or partially beyond its control such as a natural catastrophe, act of terrorism, pandemic, or electrical/telecommunications outage.
The Company may experience difficulty in marketing and distributing products through its current and future distribution channels.
The Company distributes its life and savings products through a variety of distribution channels, including brokers, independent agents, consultants, retail financial institutions, and its own internal sales force. In some areas the Company generates a significant portion of its business through third-party arrangements. Management periodically negotiates provisions and renewals of these relationships and there can be no assurance that such terms will remain acceptable to either party. An interruption in the continuing relationship with a significant number of these third parties could materially affect the Company’s ability to market its products. The Company must attract and retain productive internal sales representatives to sell its products. If the Company is unsuccessful
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in attracting and retaining sales representatives with demonstrated abilities, its results of operations and financial condition could be adversely affected.
A failure in cyber or information security systems could result in a loss or disclosure of confidential information, damage the Company’s reputation, and could impair its ability to conduct business effectively.
The Company depends heavily upon computer systems to provide reliable service, as a significant portion of the Company’s operations relies on the secure processing, storage, and transmission of confidential or proprietary information and complex transactions. Despite the implementation of a variety of security measures, the Company’s computer systems could be subject to physical and electronic break-ins, cyber attacks, and similar disruptions from unauthorized tampering, including threats that may come from external factors, such as governments, organized crime, hackers and other third parties, or may originate internally from within the Company.
If one or more of these events occurs, it could potentially jeopardize the confidential or proprietary information, including personally identifiable non-public information, processed and stored in, and transmitted through, the computer systems and networks. It could also potentially cause interruptions or malfunctions in the operations of the Company, its customers, or other third parties. This could result in damage to the Company’s reputation, financial losses, litigation, increased costs, regulatory penalties, and/or customer dissatisfaction or loss. Although steps have been taken to prevent and detect such attacks, it is possible that the Company may not become aware of a cyber incident for some time after it occurs, which could increase its exposure to these consequences.
The Company could face difficulties, unforeseen liabilities, or asset impairments arising from business acquisitions or integrations and managing growth of such businesses.
The Company has engaged in acquisitions of businesses in the past and may continue to do so in the future. Such activity exposes the Company to a number of risks. For example, there could be unforeseen liabilities or asset impairments, including goodwill impairments that arise in connection with the businesses that will be acquired in the future.
The Company’s ability to achieve certain benefits which are anticipated from acquisitions of businesses will depend in large part upon the Company’s ability to successfully integrate such businesses in an efficient and cost effective manner. The Company may not be able to integrate such businesses smoothly or successfully, and the process may take longer than expected. The integration of operations and differences in operational culture may require the dedication of significant management resources, which may result in greater expenditures than expected to integrate the acquired businesses. If the Company is unable to successfully integrate the operations of such acquired businesses, it may be unable to realize the benefits it expects to achieve as a result of such acquisitions.
The success with which the Company is able to integrate acquired operations will depend on its ability to manage a variety of issues, including the following:
•	Loss of key personnel or higher than expected employee attrition rates could adversely affect the performance of the acquired business and the Company’s ability to successfully integrate it.
•	Integrating acquired operations with existing operations may require the Company to coordinate geographically separated organizations, address possible differences in culture and management philosophies, merge financial processes and risk and compliance procedures, combine separate information technology platforms, and integrate organizations that were previously closely tied to the former parent of the acquired business or other service provider.
Counterparties with whom the Company transfers risk may be unable or unwilling to do business with the Company.
The Company mitigates market risks through the use of derivative transactions with approved counterparties. Should some or all of these counterparties be unwilling or unable to continue to offer derivatives to the Company, the cost of purchasing these financial instruments may increase and/or the Company may not be able to continue to transfer certain risks, thereby increasing its exposure to a financial loss.
The Company may not be able to secure financing to meet the liquidity or capital needs of the Company.
While the Company monitors its liquidity and capital on a regular basis, it may need to seek external financing if available internal levels of liquidity or capital are insufficient. Liquidity demands include but are not limited to the payment of policyholder benefits, collateral posting as required under our agreements with counterparties, the payment of operating expenses, and the servicing of debt. Capital demands could result from the growth of new business, a change in investment strategy, an investment in systems or other infrastructure, or a deterioration of the Company’s capital arising from financial losses. The availability of additional
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financing will depend on a variety of factors such as market conditions, the general availability of credit in financial markets, the overall availability of credit to the financial services industry, the volume of trading activities in financial markets, the Company’s credit ratings and credit capacity, and the perception of customers or lenders of the Company’s long or short term financial strength. If the Company is unable to secure external financing to meet a liquidity or capital shortfall it may be required to curtail its operations, sell assets or reinsure liabilities, make changes to the investment strategy, or discontinue the use of certain derivatives, which could have a detrimental impact on the financial strength of the Company.
Acquisitions, dispositions and business reorganizations, including our announced transaction with Protective Life Corporation, may not produce anticipated benefits and could result in operating difficulties, unforeseen liabilities, asset impairments or rating agency actions, which may adversely affect the Company’s operating results and financial condition.
Acquisitions, dispositions and other business reorganizations, such as the planned disposition of substantially all of the Individual Markets segment to Protective Life Corporation that was announced in January of 2019, could expose the Company to a number of risks. Once completed, acquisitions and dispositions may not perform as projected, expense synergies and savings may not materialize as expected and costs associated with the transaction or related transition services may be greater than anticipated. The Company’s financial results could be adversely affected by:
•	potential difficulties achieving projected financial results, including the costs and benefits of integration or deconsolidation, due to macroeconomic, business, demographic, actuarial, regulatory, or political factors;
•	negative reactions to a transaction by policyholders and contract-holders, distributors, suppliers, plan sponsors and advisors and other clients and potential customers;
•	ratings agency warnings or downgrades;
•	unanticipated performance issues;
•	unforeseen liabilities;
•	transaction-related charges;
•	diversion of management time and resources to disposition challenges;
•	loss of key employees or customers, amortization of expenses related to intangibles;
•	inefficiencies as we integrate operations and address differences in cultural, management, information, compliance and financial systems and procedures; and
•	charges for impairment of long-term assets or goodwill and indemnifications.
In addition, factors such as receiving the required governmental or regulatory approvals to close the transaction, delays in implementation or completion of transition activities or a disruption to the Company’s ongoing business could negatively impact results.
Reorganizing or consolidating the legal entities through which the Company conducts its business may raise similar risks. The success with which the Company realizes benefits from legal entity reorganizations will also depend on its ability to manage a variety of issues, including regulatory approvals, modification of operations and changes to investment portfolios.
Any of these risks, if realized, could prevent the Company from achieving the benefits it expects or could otherwise have a material adverse effect on its business, results of operations or financial condition.
EXPERTS
The statutory financial statements included in this Prospectus have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their report appearing herein, are included in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.
WHERE YOU CAN FIND MORE INFORMATION
This prospectus, which constitutes part of the registration statement, does not contain all the information set forth in the registration statement.
The registration statement, including exhibits, contains additional relevant information about us. The complete registration statement and our other filings are available to the public from commercial document retrieval services and over the internet at
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www.sec.gov. (This uniform resource locator (URL) is an inactive textual reference only and is not intended to incorporate the SEC web site into this prospectus.)
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APPENDIX A– EXAMPLES
The following examples are intended to provide context and clarity with regard to how the Strategy MVA is calculated, as well as the impact of the Strategy MVA to the Surrender Value at various times within the life of the contract.
Examples #1– 9 illustrate the values that need to be calculated in order to determine the Strategy MVA 2.5 years into the 6-year Interest MVA Term.
Examples #10– 18 illustrate the values that need to be calculated in order to determine the Strategy MVA 5.5 years into the 6-year Interest MVA Term.
Strategy Interest MVA Factor Examples
Assume the following information:
Strategy Base: $100,000
Strategy Term Start Date = 1/1/2020
Floor: -10%
Cap: 12%
A = Interest MVA Rate 1: 1.95%
B = Interest MVA Rate 2: 1.00%
Effective Date: 1/1/2018
Interest MVA Term Start Date: 1/1/2018
Interest MVA Term End Date: 1/1/2024
Date of Distribution: 6/30/2020
Example 1: Calculation of Strategy Interest MVA Factor when interest rates have increased.
Assume the following information as of the date of distribution (6/30/2020):
C = Interest MVA Rate 1 = 2.95%
D = Interest MVA Rate 2 = 2.00%
E = number of years (whole and partial) from the date of the Request to the Interest MVA Term End Date = 3.50
The Strategy Interest MVA Factor is calculated as follows:
Strategy Interest MVA Factor	=	(1+A+B	)	E	-	1	=	(1+1.95%+1.00%	)	3.50	-	1	=	-6.5190%
		1+C+D						1+2.95%+2.00%
Example 2: Calculation of Strategy Interest MVA Factor when interest rates have decreased.
Assume the following information as of the date of distribution (6/30/2020):
C = Interest MVA Rate 1 = 0.95%
D = Interest MVA Rate 2 = 0.50%
E = number of years (whole and partial) from the date of the Request to the Interest MVA Term End Date = 3.50
The Strategy Interest MVA Factor is calculated as follows:
Strategy Interest MVA Factor	=	(1+A+B	)	E	-	1	=	(1+1.95%+1.00%	)	3.50	-	1	=	+5.2770%
		1+C+D						1+0.95%+0.50%

Strategy Index MVA Factor Examples
Example 3: Calculation of Strategy Option Value on the Strategy Term Start Date
Assume the following Strategy information:
Strategy Base: $100,000
Floor: -10%
Cap: 12%
The Strategy Option Value would be calculated as follows:
	Sell ATM Put	Buy OTM Put	Buy ATM Call	Sell OTM Call
Index Value (at-the-money):	100.00	100.00	100.00	100.00
Strike price (out-of-the-money):	100.00	90.00	100.00	112.00
Swap rate:	1.50%	1.50%	1.50%	1.50%
Dividend yield:	2.00%	2.00%	2.00%	2.00%
Time Remaining:	1.00	1.00	1.00	1.00
Implied volatility:	15.00%	19.00%	15.00%	11.00%
Derivative Price using Black-Scholes:	6.12%	3.34%	5.63%	0.82%

Strategy Option Value	=	ATM Call - OTM Call + OTM Put - ATM Put
	=	5.63% - 0.82% + 3.34% - 6.12%
	=	2.03%
The Strategy Option Value, calculated on the Strategy Term Start Date, will be used in the Strategy Index MVA Factor calculation. Examples 4 and 5 illustrate the effect of the Strategy Index MVA Factor when Index Performance is positive and negative respectively, assuming all other inputs are held constant.
Example 4: Calculation of Strategy MVA Factor when Index Performance is positive (end of month 6)
Assume the following since the Strategy Term Start Date:
Strategy Base = $100,000 (and no prior withdrawals have been taken)
Free Annual Withdrawal Amount = $10,000
Index Performance: +10%
Strategy Credit Rate: +10%
Number of years (whole and partial) from the date of distribution to the Strategy Term End Date: 0.50
	Sell ATM Put	Buy OTM Put	Buy ATM Call	Sell OTM Call
Index Value (at-the-money):	110.00	110.00	110.00	110.00
Strike price (out-of-the-money):	100.00	90.00	100.00	112.00
Swap rate:	1.50%	1.50%	1.50%	1.50%
Dividend yield:	2.00%	2.00%	2.00%	2.00%
Time Remaining:	0.50	0.50	0.50	0.50
Implied volatility:	15.00%	19.00%	15.00%	11.00%
Derivative Price using Black-Scholes:	1.16%	0.41%	10.81%	2.40%

Strategy Option Value	=	ATM Call - OTM Call + OTM Put - ATM Put
	=	10.81% - 2.40% + 0.41% - 1.16%
	=	7.66%
The Strategy Index MVA Factor that is applied would be calculated as follows:

Strategy Index MVA Factor = -3.3547% = A– B– (C x (D / E)) where:
A = 7.66% = Strategy Option Value as of the date of Request;
B = 10.00% = Strategy Credit Rate as of the date of Request;
C = 2.03% = Strategy Option Value as calculated on the Strategy Term Start Date;
D = 0.50 = The number of years (whole and partial) from the date of Request to the Strategy Term End Date; and
E = 1.00 = Strategy Term
Example 5: Calculation of Strategy MVA Factor when Index Performance is negative (end of month 6)
Assume the following since the Strategy Term Start Date:
Strategy Base = $100,000 (and no prior withdrawals have been taken)
Free Annual Withdrawal Amount = $10,000
Index Performance: -10%
Strategy Credit Rate: +10%
Number of years (whole and partial) from the date of distribution to the Strategy Term End Date: 0.50
	Sell ATM Put	Buy OTM Put	Buy ATM Call	Sell OTM Call
Index Value (at-the-money):	90.00	90.00	90.00	90.00
Strike price (out-of-the-money):	100.00	90.00	100.00	112.00
Swap rate:	1.50%	1.50%	1.50%	1.50%
Dividend yield:	2.00%	2.00%	2.00%	2.00%
Time Remaining:	0.50	0.50	0.50	0.50
Implied volatility:	15.00%	19.00%	15.00%	11.00%
Derivative Price using Black-Scholes:	10.95%	4.89%	0.80%	0.01%

Strategy Option Value	=	ATM Call - OTM Call + OTM Put - ATM Put
	=	0.80% - 0.01% + 4.89% - 10.95%
	=	-5.26%
The Strategy Index MVA Factor that is applied would be calculated as follows:
Strategy Index MVA Factor = +3.7222% = A– B– (C x (D / E)) where:
A = -5.26% = Strategy Option Value as of the date of Request;
B = -10.00% = Strategy Credit Rate as of the date of Request;
C = 2.03% = Strategy Option Value as calculated on the Strategy Term Start Date;
D = 0.50 = The number of years (whole and partial) from the date of Request to the Strategy Term End Date; and
E = 1.00 = Strategy Term
Strategy MVA Examples
The Strategy MVA is equal to the sum of the Strategy Interest MVA Factor and Strategy Index MVA Factor. The following examples illustrate the calculation of the Strategy MVA:
Example 6: Strategy MVA when interest rates have increased and Index Performance is positive.
Strategy MVA Factor = A + B where:
A = Strategy Interest MVA Factor, and
B = Strategy Index MVA Factor
Combining Strategy Interest MVA Factor Example #1 and Strategy Index MVA Factor Example #4:
Strategy MVA Factor = (-6.5190%) + (-3.3547%) = -9.8738% [difference due to rounding]

Assuming a full surrender, the Strategy MVA is calculated as follows:
Strategy MVA = A x max(0, B– (C x (D / E))) where:
A = Strategy MVA Factor
B = Strategy Base Withdrawal
C = Free Annual Withdrawal Amount as of the date of the Request
D = Strategy Base as of the date of Request, prior to the Request
E = Contract Base as of the date of the Request, prior to the Request
Strategy MVA	=	-9.8738% x max(0, $100,000 - $10,000 x $100,000 / $100,000)
	=	-9.8738% x max(0, $90,000)
	=	-9.8738% x $90,000
	=	-$8,886.39
In this example, we have assumed the Contract is allocated to a single Strategy. To the extent that the Contract is allocated to additional Strategies, the calculation would be repeated for each Strategy and the MVA would be equal to the sum of the Strategy MVAs.
The Strategy Interest MVA Factor is negative because interest rates have generally increased at the time of distribution relative to the Interest MVA Term Start Date.
The Strategy Index MVA Factor is negative because the Strategy Value includes the actual Index Performance at the time of distribution relative to the Strategy Term Start Date. The approximation of the market (or fair) value of the Strategy Option Value is less than the Index Performance.
Example 7: Strategy MVA when interest rates have increased and Index Performance is negative.
Strategy MVA Factor = A + B where:
A = Strategy Interest MVA Factor, and
B = Strategy Index MVA Factor
Combining Strategy Interest MVA Factor Example #1 and Strategy Index MVA Factor Example #5:
Strategy MVA Factor = (-6.5190%) + (3.7222%) = -2.7969% [difference due to rounding]
Assuming a full surrender, the Strategy MVA is calculated as follows:
Strategy MVA = A x max(0, B– (C x (D / E))) where:
A = Strategy MVA Factor
B = Strategy Base Withdrawal
C = Free Annual Withdrawal Amount as of the date of the Request
D = Strategy Base as of the date of Request, prior to the Request
E = Contract Base as of the date of the Request, prior to the Request
Strategy MVA	=	-2.7969% x max(0, $100,000 - $10,000 x $100,000 / $100,000)
	=	-2.7969% x max(0, $90,000)
	=	-2.7969% x $90,000
	=	-$2,517.19
In this example, we have assumed the Contract is allocated to a single Strategy. To the extent that the Contract is allocated to additional Strategies, the calculation would be repeated for each Strategy and the MVA would be equal to the sum of the Strategy MVAs.

This example, the Strategy Interest MVA Factor is negative because interest rates have generally increased at the time of distribution relative to the Interest MVA Term Start Date.
The Strategy Index MVA Factor is positive because the Strategy Value includes the actual Index Performance at the time of distribution relative to the Strategy Term Start Date. The approximation of the market (or fair) value of the Strategy Option Value is greater than the Index Performance.
Example 8: Strategy MVA when interest rates have decreased and Index Performance is positive.
Strategy MVA Factor = A + B where:
A = Strategy Interest MVA Factor, and
B = Strategy Index MVA Factor
Combining Strategy Interest MVA Factor Example #2 and Strategy Index MVA Factor Example #4:
Strategy MVA Factor = (+5.2770%) + (-3.3547%) = +1.9222% [difference due to rounding]
Assuming a full surrender, the Strategy MVA is calculated as follows:
Strategy MVA = A x max(0, B– (C x (D / E))) where:
A = Strategy MVA Factor
B = Strategy Base Withdrawal
C = Free Annual Withdrawal Amount as of the date of the Request
D = Strategy Base as of the date of Request, prior to the Request
E = Contract Base as of the date of the Request, prior to the Request
Strategy MVA	=	1.9222% x max(0, $100,000 - $10,000 x $100,000 / $100,000)
	=	1.9222% x max(0, $90,000)
	=	1.9222% x $90,000
	=	+$1,730.01
In this example, we have assumed the Contract is allocated to a single Strategy. To the extent that the Contract is allocated to additional Strategies, the calculation would be repeated for each Strategy and the MVA would be equal to the sum of the Strategy MVAs.
This example, the Strategy Interest MVA Factor is positive because interest rates have generally decreased at the time of distribution relative to the Interest MVA Term Start Date.
The Strategy Index MVA Factor is negative because the Strategy Value includes the actual Index Performance at the time of distribution relative to the Strategy Term Start Date. The approximation of the market (or fair) value of the Strategy Option Value is less than the Index Performance.
Example 9: Strategy MVA when interest rates have decreased and Index Performance is negative.
Strategy MVA Factor = A + B where:
A = Strategy Interest MVA Factor, and
B = Strategy Index MVA Factor
Combining Strategy Interest MVA Factor Example #2 and Strategy Index MVA Factor Example #4:
Strategy MVA Factor = (+5.2770%) + (3.7222%) = +8.9991% [difference due to rounding]
Assuming a full surrender, the Strategy MVA is calculated as follows:
Strategy MVA = A x max(0, B– (C x (D / E))) where:

A = Strategy MVA Factor
B = Strategy Base Withdrawal
C = Free Annual Withdrawal Amount as of the date of the Request
D = Strategy Base as of the date of Request, prior to the Request
E = Contract Base as of the date of the Request, prior to the Request
Strategy MVA	=	8.9991% x max(0, $100,000 - $10,000 x $100,000 / $100,000)
	=	8.9991% x max(0, $90,000)
	=	8.9991% x $90,000
	=	+$8,099.60
In this example, we have assumed the Contract is allocated to a single Strategy. To the extent that the Contract is allocated to additional Strategies, the calculation would be repeated for each Strategy and the MVA would be equal to the sum of the Strategy MVAs.
This example, the Strategy Interest MVA Factor is positive because interest rates have generally decreased at the time of distribution relative to the Interest MVA Term Start Date.
The Strategy Index MVA Factor is positive because the Strategy Value includes the actual Index Performance at the time of distribution relative to the Strategy Term Start Date. The approximation of the market (or fair) value of the Strategy Option Value is greater than the Index Performance.
Strategy Interest MVA Examples
Assume the following information:
Strategy Base: $100,000
Strategy Term Start Date = 1/1/2023
Floor: -10%
Cap: 12%
A = Interest MVA Rate 1: 1.95%
B = Interest MVA Rate 2: 1.00%
Effective Date: 1/1/2018
Interest MVA Term Start Date: 1/1/2018
Interest MVA Term End Date: 1/1/2024
Date of Distribution: 6/30/2023
Example 10: Calculation of Strategy Interest MVA Factor when interest rates have increased.
Assume the following information as of the date of distribution (6/30/2023):
C = Interest MVA Rate 1 = 2.95%
D = Interest MVA Rate 2 = 2.00%
E = number of years (whole and partial) from the date of the Request to the Interest MVA Term End Date = 0.50
The Strategy Interest MVA Factor is calculated as follows:
Strategy Interest MVA Factor	=	(1+A+B	)	E	-	1	=	(1+1.95%+1.00%	)	0.50	-	1	=	-0.9574%
		1+C+D						1+2.95%+2.00%

Example 11: Calculation of Strategy Interest MVA Factor when interest rates have decreased.
Assume the following information as of the date of distribution (6/30/2023):
C = Interest MVA Rate 1 = 0.95%
D = Interest MVA Rate 2 = 0.50%
E = number of years (whole and partial) from the date of the Request to the Interest MVA Term End Date = 0.50
The Strategy Interest MVA Factor is calculated as follows:
Strategy Interest MVA Factor	=	(1+A+B	)	E	-	1	=	(1+1.95%+1.00%	)	0.50	-	1	=	+0.7366%
		1+C+D						1+0.95%+0.50%
Strategy Index MVA Examples
Example 12: Calculation of Strategy Option Value on the Strategy Term Start Date
Assume the following Strategy information:
Strategy Base: $100,000
Floor: -10%
Cap: 12%
The Strategy Option Value would be calculated as follows:
	Sell ATM Put	Buy OTM Put	Buy ATM Call	Sell OTM Call
Index Value (at-the-money):	100.00	100.00	100.00	100.00
Strike price (out-of-the-money):	100.00	90.00	100.00	112.00
Swap rate:	1.50%	1.50%	1.50%	1.50%
Dividend yield:	2.00%	2.00%	2.00%	2.00%
Time Remaining:	1.00	1.00	1.00	1.00
Implied volatility:	15.00%	19.00%	15.00%	11.00%
Derivative Price using Black-Scholes:	6.12%	3.34%	5.63%	0.82%

Strategy Option Value	=	ATM Call - OTM Call + OTM Put - ATM Put
	=	5.63% - 0.82% + 3.34% - 6.12%
	=	2.03%
The Strategy Option Value, calculated on the Strategy Term Start Date, will be used in the Strategy Index MVA Factor calculation. Examples 13 and 14 illustrate the effect of the Strategy Index MVA Factor when Index Performance is positive and negative respectively, assuming all other inputs are held constant.
NOTE: The Strategy Term is 1 year, therefore assuming the same capital market inputs (e.g. index values, swap rate, dividend yield, and implied volatility) are in effect at time 5.5 the same numerical results will be calculated as those used for time 2.5. The calculations for time 5.5 have been repeated here for reference but are identical to Example #3.
Example 13: Calculation of Strategy MVA Factor when Index Performance is positive (end of month 6)
Assume the following since the Strategy Term Start Date:
Strategy Base = $100,000 (and no prior withdrawals have been taken)
Free Annual Withdrawal Amount = $10,000
Index Performance: +10%
Strategy Credit Rate: +10%
Number of years (whole and partial) from the date of distribution to the Strategy Term End Date: 0.50

	Sell ATM Put	Buy OTM Put	Buy ATM Call	Sell OTM Call
Index Value (at-the-money):	110.00	110.00	110.00	110.00
Strike price (out-of-the-money):	100.00	90.00	100.00	112.00
Swap rate:	1.50%	1.50%	1.50%	1.50%
Dividend yield:	2.00%	2.00%	2.00%	2.00%
Time Remaining:	0.50	0.50	0.50	0.50
Implied volatility:	15.00%	19.00%	15.00%	11.00%
Derivative Price using Black-Scholes:	1.16%	0.41%	10.81%	2.40%

Strategy Option Value	=	ATM Call - OTM Call + OTM Put - ATM Put
	=	10.81% - 2.40% + 0.41% - 1.16%
	=	7.66%
The Strategy Index MVA Factor that is applied would be calculated as follows:
Strategy Index MVA Factor = -3.3547% = A– B– (C x (D / E)) where:
A = 7.66% = Strategy Option Value as of the date of Request;
B = 10.00% = Strategy Credit Rate as of the date of Request;
C = 2.03% = Strategy Option Value as calculated on the Strategy Term Start Date;
D = 0.50 = The number of years (whole and partial) from the date of Request to the Strategy Term End Date; and
E = 1.00 = Strategy Term
NOTE: The Strategy Term is 1 year, therefore assuming the same capital market inputs (e.g. index values, swap rate, dividend yield, and implied volatility) are in effect at time 5.5 the same numerical results will be calculated as those used for time 2.5. The calculations for time 5.5 have been repeated here for reference but are identical to Example #4.
Example 14: Calculation of Strategy MVA Factor when Index Performance is negative (end of month 6)
Assume the following since the Strategy Term Start Date:
Strategy Base = $100,000 (and no prior withdrawals have been taken)
Free Annual Withdrawal Amount = $10,000
Index Performance: -10%
Strategy Credit Rate: -10%
Number of years (whole and partial) from the date of distribution to the Strategy Term End Date: 0.50
	Sell ATM Put	Buy OTM Put	Buy ATM Call	Sell OTM Call
Index Value (at-the-money):	90.00	90.00	90.00	90.00
Strike price (out-of-the-money):	100.00	90.00	100.00	112.00
Swap rate:	1.50%	1.50%	1.50%	1.50%
Dividend yield:	2.00%	2.00%	2.00%	2.00%
Time Remaining:	0.50	0.50	0.50	0.50
Implied volatility:	15.00%	19.00%	15.00%	11.00%
Derivative Price using Black-Scholes:	10.95%	4.89%	0.80%	0.01%

Strategy Option Value	=	ATM Call - OTM Call + OTM Put - ATM Put
	=	0.80% - 0.01% + 4.89% - 10.95%
	=	-5.26%
The Strategy Index MVA Factor that is applied would be calculated as follows:
Strategy Index MVA Factor = +3.7222% = A– B– (C x (D / E)) where:

A = -5.26% = Strategy Option Value as of the date of Request;
B = -10.00% = Strategy Credit Rate as of the date of Request;
C = 2.03% = Strategy Option Value as calculated on the Strategy Term Start Date;
D = 0.50 = The number of years (whole and partial) from the date of Request to the Strategy Term End Date; and
E = 1.00 = Strategy Term
NOTE: The Strategy Term is 1 year, therefore assuming the same capital market inputs (e.g. index values, swap rate, dividend yield, and implied volatility) are in effect at time 5.5 the same numerical results will be calculated as those used for time 2.5. The calculations for time 5.5 have been repeated here for reference but are identical to Example #5.
Strategy MVA Examples
The Strategy MVA is equal to the sum of the Strategy Interest MVA and Strategy Index MVA. The following examples illustrate the calculation of the Strategy MVA:
Example 15: Strategy MVA when interest rates have increased and Index Performance is positive.
Strategy MVA Factor = A + B where:
A = Strategy Interest MVA Factor, and
B = Strategy Index MVA Factor
Combining Strategy Interest MVA Example #10 and Strategy Index MVA Example #13:
Strategy MVA Factor = (-0.9574%) + (-3.3547%) = -4.3121% [difference due to rounding]
Assuming a full surrender, the Strategy MVA is calculated as follows:
Strategy MVA = A x max(0, B– (C x (D / E))) where:
A = Strategy MVA Factor
B = Strategy Base Withdrawal
C = Free Annual Withdrawal Amount as of the date of the Request
D = Strategy Base as of the date of Request, prior to the Request
E = Contract Base as of the date of the Request, prior to the Request
Strategy MVA	=	-4.3121% x max(0, $100,000 - $10,000 x $100,000 / $100,000)
	=	-4.3121% x max(0, $90,000)
	=	-4.3121% x $90,000
	=	-$3,880.93
In this example, we have assumed the Contract is allocated to a single Strategy. To the extent that the Contract is allocated to additional Strategies, the calculation would be repeated for each Strategy and the MVA would be equal to the sum of the Strategy MVAs.
The Strategy Interest MVA is negative because interest rates have generally increased at the time of distribution relative to the Interest MVA Term Start Date.
The Strategy Index MVA is negative because the Strategy Value includes the actual Index Performance at the time of distribution relative to the Strategy Term Start Date. The approximation of the market (or fair) value of the Strategy Option Value is less than the Index Performance.
Example 16: Strategy MVA when interest rates have increased and Index Performance is negative.
Strategy MVA Factor = A + B where:
A = Strategy Interest MVA Factor, and
B = Strategy Index MVA Factor

Combining Strategy Interest MVA Example #10 and Strategy Index MVA Example #14:
Strategy MVA Factor = (-0.9574%) + (3.7222%) = -2.7647% [difference due to rounding]
Assuming a full surrender, the Strategy MVA is calculated as follows:
Strategy MVA = A x max(0, B– (C x (D / E))) where:
A = Strategy MVA Factor
B = Strategy Base Withdrawal
C = Free Annual Withdrawal Amount as of the date of the Request
D = Strategy Base as of the date of Request, prior to the Request
E = Contract Base as of the date of the Request, prior to the Request
Strategy MVA	=	-2.7647% x max(0, $100,000 - $10,000 x $100,000 / $100,000)
	=	-2.7647% x max(0, $90,000)
	=	-2.7647% x $90,000
	=	-$2,488.27
In this example, we have assumed the Contract is allocated to a single Strategy. To the extent that the Contract is allocated to additional Strategies, the calculation would be repeated for each Strategy and the MVA would be equal to the sum of the Strategy MVAs.
This example, the Strategy Interest MVA is negative because interest rates have generally increased at the time of distribution relative to the Interest MVA Term Start Date.
The Strategy Index MVA is positive because the Strategy Value includes the actual Index Performance at the time of distribution relative to the Strategy Term Start Date. The approximation of the market (or fair) value of the Strategy Option Value is greater than the Index Performance.
Example 17: Strategy MVA when interest rates have decreased and Index Performance is positive.
Strategy MVA Factor = A + B where:
A = Strategy Interest MVA Factor, and
B = Strategy Index MVA Factor
Combining Strategy Interest MVA Example #11 and Strategy Index MVA Example #13:
Strategy MVA Factor = (+0.7366%) + (-3.3547%) = -2.6182% [difference due to rounding]
Assuming a full surrender, the Strategy MVA is calculated as follows:
Strategy MVA = A x max(0, B– (C x (D / E))) where:
A = Strategy MVA Factor
B = Strategy Base Withdrawal
C = Free Annual Withdrawal Amount as of the date of the Request
D = Strategy Base as of the date of Request, prior to the Request
E = Contract Base as of the date of the Request, prior to the Request
Strategy MVA	=	-2.6182% x max(0, $100,000 - $10,000 x $100,000 / $100,000)
	=	-2.6182% x max(0, $90,000)
	=	-2.6182% x $90,000
	=	-$2,356.34

In this example, we have assumed the Contract is allocated to a single Strategy. To the extent that the Contract is allocated to additional Strategies, the calculation would be repeated for each Strategy and the MVA would be equal to the sum of the Strategy MVAs.
This example, the Strategy Interest MVA is positive because interest rates have generally decreased at the time of distribution relative to the Interest MVA Term Start Date.
The Strategy Index MVA is negative because the Strategy Value includes the actual Index Performance at the time of distribution relative to the Strategy Term Start Date. The approximation of the market (or fair) value of the Strategy Option Value is less than the Index Performance.
Example 18: Strategy MVA when interest rates have decreased and Index Performance is negative.
Strategy MVA Factor = A + B where:
A = Strategy Interest MVA Factor, and
B = Strategy Index MVA Factor
Combining Strategy Interest MVA Example #11 and Strategy Index MVA Example #14:
Strategy MVA Factor = (+0.7366%) + (3.7222%) = +4.4587% [difference due to rounding]
Assuming a full surrender, the Strategy MVA is calculated as follows:
Strategy MVA = A x max(0, B– (C x (D / E))) where:
A = Strategy MVA Factor
B = Strategy Base Withdrawal
C = Free Annual Withdrawal Amount as of the date of the Request
D = Strategy Base as of the date of Request, prior to the Request
E = Contract Base as of the date of the Request, prior to the Request
Strategy MVA	=	4.4587% x max(0, $100,000 - $10,000 x $100,000 / $100,000)
	=	4.4587% x max(0, $90,000)
	=	4.4587% x $90,000
	=	+$4,012.86
In this example, we have assumed the Contract is allocated to a single Strategy. To the extent that the Contract is allocated to additional Strategies, the calculation would be repeated for each Strategy and the MVA would be equal to the sum of the Strategy MVAs.
This example, the Strategy Interest MVA is positive because interest rates have generally decreased at the time of distribution relative to the Interest MVA Term Start Date.
The Strategy Index MVA is positive because the Strategy Value includes the actual Index Performance at the time of distribution relative to the Strategy Term Start Date. The approximation of the market (or fair) value of the Strategy Option Value is greater than the Index Performance.

APPENDIX B - MARKET VALUE ADJUSTMENT
Overview: Strategy Interest MVA Factor applied to hypothetical fixed income instruments
The company invests in fixed income assets to support the Strategy Value. Upon withdrawal from or surrender of the Contract, the Company must sell a portion of these assets, which may have changed in value since originally purchased. The Strategy Interest MVA Factor approximates the change in value of the fixed income assets sold to fund the distribution from the Contract that is subject to a Strategy MVA. The change in value is related to the change in interest rates, and the time remaining in the Interest MVA Term. Generally speaking:
•	As interest rates increase the Strategy Interest MVA Factor will reduce the net amount received on a partial withdrawal or surrender; and
•	As interest rates decrease the Strategy Interest MVA Factor will increase the net amount received on a partial withdrawal or surrender.
The Interest MVA Term aligns to the Interest MVA Term Start Date and Interest MVA Term End Date defined in the Contract. Upon re-entry into a subsequent Interest MVA Term, the Company will provide the contract holder with updated Strategy Interest MVA Factor rates applicable to the new Interest MVA Term.
Overview: Strategy Index MVA Factor applied to hypothetical derivative instruments
The company supports the Contract guarantees related to the Index Performance through the purchase or sale of derivative instruments. Derivatives are purchased on the Selected Index to align with the Strategy Term, Cap, and Floor or Buffer specific to each Strategy. For distributions taken during the Strategy Term, the Strategy Index MVA Factor approximates the market (or fair) value change in the portion of derivative instruments that must be sold to fund the distribution relative to the Strategy Credit Rate, including the recapture of the unvested portion of the Strategy Option Value calculated at the beginning of the Strategy Term. The recapture of the unvested portion of the Strategy Option Value represents lost fixed investment income to the company that would have been realized if the Strategy Value being withdrawn had been held to the Strategy Term End Date. The vesting period is equal to the length of the Strategy Term. The portion of the Strategy Option Value calculated at the beginning of the Strategy Term that remains unvested is equal to the number of days remaining in the Strategy Term, as of the date the Strategy Index MVA Factor is calculated, divided by the length (in days) of the Strategy Term. The following table summarizes the derivatives used in the MVA formula by investment option:
Downside Protection	Derivative Strategy
0.00% Floor	Buy ATM Call; Sell OTM Call Strategy Option Value = ATM Call– OTM Call
-2.50% Floor -5.00% Floor -7.50% Floor -10.00% Floor	Sell ATM Put; Buy OTM Put; Buy ATM Call; Sell OTM Call Strategy Option Value = ATM Call– OTM Call + OTM Put– ATM Put
-10.00% Buffer	Sell OTM Put; Buy ATM Call; Sell OTM Call Strategy Option Value = ATM Call– OTM Call– OTM Put
At-the-Money (ATM) Call–A derivative option that pays the owner the positive Index Performance above the strike price. The ATM strike price will be equal to the Index Value on the start of the Strategy Term.
Out-of-the-Money (OTM) Call– A derivative option that pays the owner positive Index Performance above the strike price. The OTM strike price will be equal to the Index Value on the start of the Strategy Term multiplied by (1 + Cap).
At-the-Money (ATM) Put– A derivative option that pays the owner the negative Index Performance below the strike price. The ATM strike price will be equal to the Index Value on the start of the Strategy Term.

Out-of-the-Money (OTM) Put–A derivative option that pays the owner the negative Index Performance below the strike price. The OTM strike price will be equal to the Index Value on the start of the Strategy Term multiplied by (1 + Floor) or (1 + Buffer).
The Index Performance from the Strategy Term Start Date to the date of Request for partial withdrawal or surrender will be reflected in the Strategy Index MVA Factor formula. Generally speaking:
•	If the Index Performance is greater than zero, the Strategy Index MVA Factor will likely be less than zero.
○	This means that if you take a partial withdrawal, surrender your Contract, or die prior to the Strategy Term End Date, the Strategy Index MVA Factor will differ from the Index Performance.
•	If the Index Performance is less than zero, the Strategy Index MVA Factor will likely be greater than zero.
○	This means that if you take a partial withdrawal, surrender your Contract, or die prior to the Strategy Term End Date, the Strategy Index MVA Factor will differ from the Index Performance.
Application of the Strategy Interest MVA Factor applied to hypothetical fixed income investments
The market value of fixed income assets is based on the approximate change in net yield (or investment earnings less investment expenses) of the fixed income assets that have to be sold to fund the distribution, in excess of any Free Annual Withdrawal Amount. The Strategy Interest MVA Factor is based upon two Interest MVA Indices, the constant maturity treasury yield plus a credit spread:
•	Strategy Interest MVA Factor = (

1+A+B1+C+D)E – 1 where (1 + A + B) represents the yield at the beginning of the MVA term and (1 + C + D) represents the yield at the time the interest MVA is calculated. The exponent in the formula, E, represents the time remaining in the Interest MVA Term.
○	As of the Interest MVA Term Start Date:
■A represents the constant maturity treasury yield corresponding to the number of years (whole and partial) of the Interest MVA Term, as defined by Interest MVA Index 1.
■B represents the credit spread, as defined by Interest MVA Index 2.
■( 1 + A + B) represents the net yield.
○	As of the date of Request for partial withdrawal or surrender:
■C represents the constant maturity treasury yield corresponding to the number of years (whole and partial) of the time remaining in the Interest MVA Term, as defined by Interest MVA Index 1.
■D represents the credit spread, as defined by Interest MVA Index 2.
■( 1 + C + D) represents the yield.
■E represents the number of years (whole and partial) of the time remaining in the Interest MVA Term.
The Strategy Interest MVA Factor approximates the change in value of a hypothetical zero coupon bond purchased at par value on the Interest MVA Term Start Date and sold on the date of Request for partial withdrawal or surrender.
Application of the Strategy Index MVA Factor applied to hypothetical derivative instruments
The Strategy Index MVA Factor approximates the change in market (or fair) value of the derivatives purchased to create the downside protection (e.g. Floor or Buffer) and upside potential (e.g. Cap) for each Strategy relative to the Strategy Credit Rate, less the unvested portion of the Strategy Option Value on the Strategy Term Start Date:
•	Strategy Index MVA Factor = A– B– C x D / E where:
A =	Strategy Option Value as of the date of Request;
B =	Strategy Credit Rate as of the date of Request;
C =	Strategy Option Value calculated on the Strategy Term Start Date;
D =	The number of years (whole and partial) from the date of Request to the Strategy Term End Date; and
E =	Strategy Term
Strategy Option Values are calculated using the Black-Scholes European option pricing formula. The following inputs are used to calculate Strategy Option Values:
•	Implied volatility of the Selected Index– The implied volatility varies with the time remaining until the Strategy Term End Date and the relationship of the strike price of the option and the current Index Value as of the date of the Strategy Index MVA Factor calculation. The relationship between the strike price and the current price of the Selected Index is known as the moneyness of the option. Implied volatility inputs are provided by an independent third party for all available maturities. Linear interpolation is used to calculate implied volatility by strike price and maturity as needed.
•	Swap rate– The swap rate applies to the time remaining until the Index Strategy End Date. Swap rate values are provided by an independent third party for all available maturities. Linear interpolation is used to calculate the exact time remaining as needed.

Dividend yield of the Selected Index– The estimated annual dividend yield applicable to each Selected Index, which is obtained from an independent third party.

APPENDIX C– STATE VARIATION CHART FOR ILA
STATE	GREAT-WEST CAPITAL CHOICE SELECT ADVISOR	Section of Contract where variation is found	IRA Endorsement	Roth Endorsement
AL
AK
AZ
AR
CA	If you reside in California the Company will refund the Account Value plus any fees or charges deducted from the Purchase Price if the Contract is cancelled during the right to cancel period. If you are age 60 or older at the time the Contract is issued you may cancel the Contract and return it to us within 30 days and receive return of Account Value if you elected to have the Purchase Price invested in the Strategies. If you did not elect to invest in the Strategies immediately then you will receive return of the Purchase Price and any fees deducted.

	The definition of Spouse includes people who entered into a domestic partnerships as defined by California Family Code § 297.	Front Cover. Right to Cancel provision. Section 1: Definitions.
CT	No premium tax is charged in Connecticut for annuities and all reference to premium taxes in the Contracts have been removed.

	In the event of a misstatement of age or sex, annuity payments will be recalculated and coverage will be what the Purchase Price would have purchased had the	All applicable provisions Paragraph 9.05: Section 9 General Provisions.

correct age or sex been given when the Contract was issued based on the Company’s published rates.
DC
DE
FL	If you reside in Florida you may cancel the Contract and return it to us within 21 days and receive return of the Purchase Price.

All notices or actions required by the Company will be effective when such request or notice is “received” by the Company and not when the request or notice is “recorded” by the Company.

There is no guarantee that a Reference/Selected Index will be available for the entire term of the Contract and may be substituted if an original Reference Index is discontinued or there is a material change in the calculation of the original Reference Index.

	Any payment made in accordance with the provisions of paragraph 10.03 will not incur MVA, Withdrawal Charges or Contract Fees.	Front Cover: Right to Cancel provision. Provisions in Section 1, 2 and 4. Paragraph 4.05 in Section 4: Contract Value and Strategy Value. Paragraph 10.01 in Section 10: Annuity Payment Options.
GA
HI
ID	If you reside in Idaho you may cancel the Contract and return it to us within 20 days and receive return of the Purchase Price. In the event of a delay or postponement of payments when the	Front Cover: Right to Cancel provision. Paragraph 7.01 and 7.07 in Section 7: Surrenders and Withdrawals.

Contract is Surrendered or a Withdrawal is taken beyond 30 days from the date of a Request, the Company will pay interest at the rate specified in Idaho Code Section 28-22-104(2) on any such delayed payments.
IL	The definition of Spouse includes people who have entered into a Civil Union as defined in Act 750 ILCS 75/1	Section 1: Definitions.
IN
IA
KS
KY
LA
ME
MD	An annual report will be mailed at least once in each Contract Year showing values as of a date not more than two months prior to the date of mailing.	Paragraph 9.11 in Section 9: General Provisions.
MA	All reference to gender is removed. Annuity payments and rates have been calculated according to unisex tables.

	Waiver of MVA and Withdrawal Charge for Nursing Home and Hospital confinement is not applicable.	All applicable provisions of the Contract. Section 7.06
MI
MN	If you reside in Minnesota the Company will refund the Purchase Payment within 10 days of receipt of the notice of cancellation during the right to cancel period.	Front Cover: Right to Cancel provision.
MS
MO	If there is a misstatement of age or sex then the	Paragraph 9.05: Section 9 General Provisions.

annuity payments will be recalculated based on the amount of coverage that the Purchase Price would have bought at the date of issue of the Contract.
MT	All reference to gender is removed. Annuity payments and rates have been calculated according to unisex tables.

No premium tax is charged in Montana and all reference to premium taxes in the Contracts have been removed.

	When a claim is made under the Death Benefit provisions, then settlement must be made by the Company within 60 days from date of receipt of Due Proof of Death. If settlement is made after 30 days then interest at a rate required by Montana law will be paid.	All applicable provisions of the Contract. All provisions where “premium tax” is referred to. Paragraph 6.01 in Section 6: Death Benefit.
NE
NV
NH	The age of annuitization is 99 years of age and not 110 years of age.	Section 1:Definitions and Paragraph 10.01 and 10.02 in Section 10: Annuity Payment Options.
NJ	If you reside in New Jersey and the Contract is cancelled during the Right to Cancel Period, the Company will refund the Cash Surrender Value plus any fees or charges deducted from the Purchase Price.

	The definition of Spouse includes people who entered into a civil union recognized under the New Jersey Civil Union Act P. L. 2006c. 103.	Front Cover: Right to Cancel provision. Section 1: Definitions.

NM
NC	All reference to premium tax has been deleted.	All provisions where Premium Tax is mentioned.
ND	If you reside in North Dakota you may cancel the Contract and return it to us within 20 days and receive return of the Purchase Price.	Front Cover: Right to Cancel provision.
OH	We do not have to accept a Request for assignment of the Contract. All other conditions relating to assignment of the Contract remain applicable.
OK
OR	Not filed
PA	The right to cancel is extended from 30 days to 45 days if a replacing Contract is issued by an affiliate of the Company.

Paragraph (e) has been removed from Section 7.04.

If the Company makes any changes to the Contracts in terms of changes allowed to be made in Section 9.04 then the Owner has the right to reject any changes made in terms of this provision within 30 days of receiving notice of changes. The Company has the right to terminate the Contract in the event such changes are rejected.	Front Cover: Right to Cancel provision. Section 7: Surrenders and Withdrawals. Paragraph 9.04 in Section 9: General Provisions.	If the Company makes any changes to the Endorsement as allowed in Paragraph 11 of the Endorsement, then the Owner has the right to reject any changes made in terms of this provision within 30 days of receiving notice of such change. If the changes are rejected then the Company may terminate the Endorsement.

This Endorsement will terminate if a Contract loan is taken out.	If the Company makes any changes to the Endorsement as allowed in Paragraph 11 of the Endorsement, then the Owner has the right to reject any changes made in terms of this provision within 30 days of receiving notice of such change. If the changes are rejected then the Company may terminate the Endorsement.

This Endorsement will terminate if a Contract loan is taken out.
RI	If you reside in Rhode Island you may cancel the Contract and return it to us within 20 days and receive return of the Purchase Price.
SC
SD

TN
TX	If you reside in Texas you may cancel the Contract and return it to us within 30 days and receive return of the Purchase Price. The Company will refund the Cash Surrender Value plus any fees or charges deducted from the Purchase Price if the Contract is cancelled during the right to cancel period.	Front Cover: Right to Cancel provision.
UT
VT
VA	If there is a misstatement of age or sex then the annuity payments will be recalculated based on the amount of coverage that the Purchase Price would have bought at the date of issue of the Contract.	Paragraph 9.05 in Section 9: General Provisions
WA	If you reside in Washington a Terminal Condition is a condition which will result in a life expectancy is 24 months or less.	Section 7.06
WV
WI
WY

APPENDIX D– COMPANY FINANCIAL STATEMENTS AND OTHER FINANCIAL INFORMATION
SELECTED FINANCIAL DATA
MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS (FOR THE 12 MONTH PERIOD ENDING DECEMBER 31, 2018)
The following discussion of our financial condition and results of operations should be read in conjunction with our financial statements and notes to those statements included in this Appendix. The discussion and analysis in this Appendix includes certain forward-looking statements that are subject to risks, uncertainties and other factors, as described in “Risk Factors Regarding the Company” and elsewhere in this prospectus, that could cause our actual growth, results of operations, performance, financial position and business prospects and opportunities in 2019 and beyond to differ materially from those expressed in, or implied by, those forward-looking statements. See “Forward-Looking Statements.”
Selected Financial Data
The following is a summary of selected statutory financial information for the Company. The information should be read in conjunction with and is qualified in its entirety by the information contained in “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” and the statutory financial statements and notes thereto appearing in “Financial Statements and Supplementary Data” in this Appendix.
The selected statutory financial information for the years ended December 31, 2018, 2017 and 2016, and at December 31, 2018 and 2017, has been derived in part from the Company’s audited statutory financial statements included in this Appendix. The selected Statement of Operations data for the years ended December 31, 2015, and 2014, and the selected Statutory Statement of Admitted Assets, Liabilities, Capital and Surplus data at December 31, 2016, 2015, and 2014, have been derived in part from the Company’s statutory financial statements not included elsewhere herein.
	As of and for the Year Ended December 31,
(In millions)	2018	2017	2016	2015	2014
Total income	$ 7,365	$ 6,481	$ 6,801	$ 7,065	$ 6,868
Total benefits and expenses	7,047	6,222	6,692	6,821	6,598
Income from continuing operations	318	259	109	244	270
Dividends to policyholders	31	39	46	55	58
Federal income tax (benefit) expense	(18)	51	(39)	(6)	69
Net realized capital gains (losses) less capital gains tax and transfers to interest maintenance reserve	305	169	102	195	143
Net realized capital gains (losses) less capital gains tax and transfers to interest maintenance reserve	10	1	(1)	(8)	(6)
Net income	$ 315	$ 170	$ 101	$ 187	$ 137
Dividends declared	$ 152	$ 145	$ 126	$ 140	$ 316
Invested assets	$30,035	$28,849	$27,871	$26,399	$25,444
Separate account assets	24,655	28,197	27,495	27,048	28,081
Total assets	55,786	58,010	56,436	54,461	54,523
Total aggregate reserves	27,778	26,860	25,945	24,805	23,848
Separate account liabilities	24,655	28,197	27,495	27,048	28,082
Total liabilities	54,459	56,881	55,383	53,346	53,523
Total capital and surplus	1,327	1,130	1,053	1,115	1,001
Management’s Discussion and Analysis of Financial Condition and Results of Operations
Management’s discussion and analysis of financial condition and results of operations of the Company for the three years ended December 31, 2018, 2017 and 2016, are as follows. This management discussion and analysis should be read in conjunction with the financial data contained in this Appendix in “Selected Financial Data,” and in “Financial Statements and Supplementary Data.”

Forward Looking Statements
This Management’s Discussion and Analysis of Financial Condition and Results of Operations and other portions of this prospectus contain forward-looking statements. Forward-looking statements are statements not based on historical information and that relate to future operations, strategies, financial results, or other developments. In particular, statements using words such as “may,” “would,” “could,” “should,” “estimates,” “expected,” “anticipate,” “believe,” or words of similar import generally involve forward-looking statements. Without limiting the foregoing, forward-looking statements include statements that represent the Company’s beliefs concerning future or projected levels of sales of its products, investment spreads or yields, or the earnings or profitability of the Company’s activities.
Forward-looking statements are necessarily based upon estimates and assumptions that are inherently subject to significant business, economic, and competitive uncertainties and contingencies, many of which are beyond the Company’s control and many of which, with respect to future business decisions, are subject to change. Some of these risks are described in “Risk Factors” in this Prospectus of this report. These uncertainties and contingencies can affect actual results and could cause actual results to differ materially from those expressed in any forward-looking statements made by, or on behalf of, the Company. Whether or not actual results differ materially from forward-looking statements may depend on numerous foreseeable and unforeseeable events or developments, some of which may be global or national in scope, such as general economic conditions and interest rates, some of which may be related to the insurance industry generally, such as pricing competition, regulatory developments and industry consolidation, and others of which may relate to the Company specifically, such as credit, volatility, and other risks associated with its investment portfolio and other factors.
Executive Summary
The Company and its subsidiaries are providers of insurance and other financial service products to individual, corporate, institutional, and government customers. Management considers the ability to continue to expand its presence in the United States defined contribution and institutional insurance markets to be its primary points of focus. The life insurance, savings, and investments marketplace is highly competitive. Competitors include insurance companies, banks, investment advisors, mutual fund companies, and certain service and professional organizations.
The Individual Markets segment distributes life insurance, annuity, and retirement products to both individuals and businesses through various distribution channels. Life insurance products in-force include participating and non-participating term life, whole life, universal life, and variable universal life. The Empower Retirement segment provides various retirement plan products (including IRAs) and investment options, as well as comprehensive administrative and recordkeeping services for financial institutions and employers, which include educational, advisory, enrollment, and communication services to employer-sponsored defined contribution plans and associated defined benefit plans. Defined contribution plans provide for benefits based upon the value of contributions to, and investment returns on, an individual’s account. The Company’s Other reporting segment is substantially comprised of corporate items not directly allocated to the other operating segments and interest expense on long-term debt.
Recent Events
On April 18, 2018, the Securities and Exchange Commission (“SEC”) released its proposal on the best interest standards applicable to brokers and advisors. The Company provided comments to the SEC in August 2018. The Company will monitor any developments or proposed revisions and is preparing to comply with the standards.
The Tax Reconciliation Act, which was signed in December 2017, among other changes, lowered the U.S. corporate federal income tax rate from 35% to 21% effective on January 1, 2018. As a result, net earnings in 2018 reflect net income, tax effected at the lower 21% rate. Other provisions of the tax bill did not have a material effect on year-to-date taxable income in 2018.
During the second quarter of 2018, the Company issued a surplus note totaling $346 million and redeemed a surplus note totaling $333 million. The Company also recognized an increase in the capital and surplus account of $39 million after-tax on an interest rate swap that was hedging the surplus note that was redeemed.
The Company entered into a coinsurance with funds withheld / modified coinsurance agreement with London Life International Reinsurance Corporation (“LLIRC”), an affiliate, to cede portions of its group annuity, whole life, and universal life policies effective December 31, 2016. On January 1, 2018, the Company terminated this 2016 agreement. On December 31, 2018, the Company entered into a modified coinsurance agreement with LLIRC pursuant to which it ceded portions of its group annuity policies. These transactions had large impacts to financial statement lines, but no material impact to statutory net income.

On January 24, 2019, the Company announced that it had entered into an agreement with Protective Life Insurance Company (“Protective”) to sell, via indemnity reinsurance, substantially all of its non-participating individual life insurance and annuity business and group life and health business. The transaction is in its initial stage, and is expected to close in the first half of 2019 subject to regulatory and customary closing conditions. On the closing date of the proposed transaction, the Company will transfer to Protective assets equal to the statutory liabilities being reinsured and will receive a ceding commission (subject to post-closing adjustments) from Protective in consideration of the transferred business. The Company will retain a small block of participating life insurance policies which will be administered by Protective Life following the close of the transaction.
Market Conditions
The S&P 500 index ended 2018 down by 6% as compared to 2017, and 2017 was up by 19% when compared to 2016. The average of the S&P 500 index during the year ended December 31, 2018, was up by 12% when compared to the average for the year ended December 31, 2017, and the average was up by 17% for the year ended December 31, 2017, when compared to the average for the year ended December 31, 2016.
	Year Ended December 31,
S&P 500 Index	2018	2017	2016	2015	2014
Index Close	2,507	2,674	2,239	2,044	2,059
Index Average	2,744	2,448	2,094	2,061	1,931
Variable asset-based fees earned by the Company fluctuate with changes in participant account balances. Participant account balances change due to cash flow and market gains and losses, which are primarily associated with changes in the United States equities market. Fee income increased by $31 million, or 8%, to $411 million for the year ended December 31, 2018, when compared to 2017. The increase was primarily related to asset-based variable fee income resulting from increased average asset levels driven by sales and higher average equity market levels.
The 10-year U.S. Treasury rate ended 2018 up by 29 basis points as compared to 2017, while 2017 was down by 5 basis points when compared to 2016. The average of the 10-year U.S. Treasury rate during the year ended December 31, 2018 ended up by 58 basis points when compared to the average for the year ended December 31, 2017, and the average was up by 50 basis points for the year ended December 31, 2017, when compared to the average for the year ended December 31, 2016.
	Year Ended December 31,
10-Year Treasury Rate	2018	2017	2016	2015	2014
Close	2.69%	2.40%	2.45%	2.27%	2.17%
Average	2.91%	2.33%	1.83%	2.14%	2.54%
Summary of Critical Accounting Judgments and Estimates
The Company prepares its statutory financial statements in conformity with accounting practices prescribed or permitted by the Division. The Division requires that insurance companies domiciled in the State of Colorado prepare their statutory financial statements in accordance with the National Association of Insurance Commissioners Accounting Practices and Procedures Manual (“NAIC SAP”), subject to any deviations prescribed or permitted by the State of Colorado Insurance Commissioner.
The only permitted deviation that impacts the Company allows the Company to account for certain separate account products at book value instead of fair value. The Division has not permitted the Company to adopt any other accounting practices that have an impact on the Company’s statutory financial statements as compared to NAIC SAP or the Division’s prescribed accounting practices. There is no impact to either capital and surplus or net income as a result of the prescribed accounting practice.
The Company has identified the following accounting policies, judgments, and estimates as critical in that they involve a higher degree of judgment and are subject to a significant degree of variability:
•	Valuation of investments;
•	Impairment of investments;
•	Valuation of derivatives and related hedge accounting;
•	Valuation of policy benefits and;
•	Valuation of deferred taxes;

Valuation of investments
The Company’s investments are in bonds, mortgage loans, real estate, contract loans, and other investments. The Company’s investments are exposed to three primary sources of risk: credit, interest rate, and market valuation. The financial statement risks, stemming from such investment risks, are those associated with the determination of fair values.
The fair values for bonds are generally based upon evaluated prices from independent pricing services. In cases where these prices are not readily available, fair values are estimated by the Company. To determine estimated fair value for these instruments, the Company generally utilizes discounted cash flow models with market observable pricing inputs such as spreads, average life, and credit quality. Fair value estimates are made at a specific point in time, based on available market information and judgments about financial instruments, including estimates of the timing and amounts of expected future cash flows and the credit standing of the issuer or counterparty. The use of different market assumptions and/or estimation methodologies may have a material effect on the estimated fair value amounts of the Company’s financial instruments.
Impairment of investments
The Company evaluates its general account investments on a quarterly basis to determine whether there has been an other-than-temporary decline in fair value below the amortized cost basis. Assumptions and estimates about the issuer’s operations and ability to generate future cash flows are inherent in management’s evaluation of investments for other- than-temporary impairments (“OTTI”). The assessment of whether an OTTI has occurred is based upon management’s case-by-case evaluation of the underlying reasons for the decline in fair value of each individual security. An OTTI is recorded (a) if it is probable that the Company will be unable to collect all amounts due according to the contractual terms in effect at the date of acquisition, (b) if the Company has the intent to sell the investment or (c) for non-interest related declines in value and where the Company does not have the intent and ability at the reporting date, to hold the bond until its recovery. Management considers a wide range of factors regarding the security issuer and uses its best judgment in evaluating the cause of the decline in its estimated fair value and in assessing the prospects for near-term recovery. While all available information is taken into account, it is difficult to predict the ultimate recoverable amount from a distressed or impaired security. The evaluation of impairments is a quantitative and qualitative process, which is subject to risks and uncertainties and is intended to determine whether declines in the fair value of investments should be recognized in current period earnings. The risks and uncertainties include changes in general economic conditions, the issuer’s financial condition or near term recovery prospects, the effects of changes in interest rates or credit spreads, and the recovery period.
If an OTTI has occurred on loan-backed and structured securities, the impairment amount is bifurcated into two components: the amount related to the non-interest loss and the amount attributed to other factors. The calculation of expected cash flows utilized during the impairment evaluation and bifurcation process is determined using judgment and the best information available to the Company including default rates, credit ratings, collateral characteristics, and current levels of subordination.
The determination of the calculation and the adequacy of the mortgage allowance for credit loss and mortgage impairments (when management deems it probable that the Company will be unable to collect all amounts due according to the contractual terms of the loan agreement) involve judgments that incorporate qualitative and quantitative Company and industry mortgage performance data. Management’s periodic evaluation and assessment of the adequacy of the mortgage provision allowance and the need for mortgage impairments is based on known and inherent risks in the portfolio, adverse situations that may affect the borrower’s ability to repay, the fair value of the underlying collateral, composition of the loan portfolio, current economic conditions, loss experience, and other relevant factors.
Valuation of derivatives and related hedge accounting
Derivatives that qualify for hedge accounting treatment are valued using the valuation method (either amortized cost or fair value) consistent with the underlying hedged asset or liability. Derivatives where hedge accounting is either not elected or that are not eligible for hedge accounting are stated at fair value; changes in fair values are recognized in unassigned surplus in the period of change.
The fair value of derivatives is determined by quoted market prices or through the use of pricing models. The determination of fair value, when quoted market values are not available, is based on valuation methodologies and assumptions deemed appropriate under the circumstances. Values can be affected by changes in interest rates, foreign currency exchange rates, financial indices, credit spreads, market volatility, and liquidity. Judgment is applied in determining the availability and application of hedge accounting designations and the appropriate accounting treatment under accounting guidance. If it were determined that hedge accounting designations were not appropriately applied, reported capital and surplus could be materially affected. Differences in judgment as to the availability and application of hedge accounting designations and the appropriate accounting treatment may result in a differing impact on the financial statements of the Company from that previously reported. Assessments of hedge effectiveness and measurements of ineffectiveness of hedging relationships are also subject to interpretations and estimations and different interpretations or estimates may have a material effect on the amount reported in capital and surplus.
Policy reserves
Life insurance and annuity policy reserves with life contingencies are computed on the basis of statutory mortality and interest requirements and without consideration for withdrawals. Annuity contract reserves without life contingencies are computed on the basis of statutory interest requirements
Policy reserves for life insurance are valued in accordance with the provision of applicable statutory regulations. Life insurance reserves are determined principally using the Commissioner’s Reserve Valuation Method, using the statutory mortality and interest requirements, without consideration for withdrawals. Some policies contain a surrender value in excess of the reserve as legally computed. This excess is calculated and recorded on a policy-by-policy basis.
Premium stabilization reserves are calculated for certain policies to reflect the Company’s estimate of experience refunds and interest accumulations on these policies. The reserves are invested by the Company. The income earned on these investments is accumulated in this reserve and is used to mitigate future premium rate increases for such policies.
Policy reserves ceded to other insurance companies are recorded as a reduction of the reserve liabilities. The cost of reinsurance related to long-duration contracts is accounted for over the life of the underlying reinsured policies using assumptions consistent with those used to account for the underlying policies.
Policy and contract claims include provisions for reported life and health claims in process of settlement, valued in accordance with the terms of the related policies and contracts, as well as provisions for claims incurred but not reported based primarily on prior experience of the Company. As such, amounts are estimates, and the ultimate liability may differ from the amount recorded. Any changes in estimates will be reflected in the results of operations when additional information becomes known.
The liabilities for health claim reserves are determined using historical run-out rates, expected loss ratios and statistical analysis. The Company provides for significant claim volatility in areas where experience has fluctuated. The liabilities represent estimates of the ultimate net cost of all reported and unreported claims which are unpaid at year-end. Those estimates are subject to considerable variability in claim severity and frequency. The estimates are continually reviewed and adjusted as necessary as experience develops or new information becomes known; such adjustments are included in current operations.
Valuation of deferred taxes
A net deferred tax asset is included in the Statutory Statements of Admitted Assets, Liabilities, Capital and Surplus which is recorded using the asset and liability method in which deferred tax assets and liabilities are recorded for expected future tax consequences of events that have been recognized in either the Company’s statutory financial statements or tax returns. Deferred income tax assets are subject to admissibility limitations prescribed by statutory accounting principles which include estimates of future tax events. The change in deferred income taxes is treated as a component of the change in unassigned funds.

Company Results of Operations
Year ended December 31, 2018, compared with the year ended December 31, 2017
The following is a summary of certain financial data of the Company:
	Year Ended December 31,		Increase (decrease)	Percentage change
Statement of Operations data (In millions)	2018	2017
Premium income and annuity consideration	$ 7,593	$5,271	$ 2,322	44%
Net investment income	1,307	1,267	40	3%
Fee and miscellaneous income	411	380	31	8%
Reserve adjustment on reinsurance ceded	(1,976)	(490)	(1,486)	(303)%
Other	30	53	(23)	(43)%
Total income	7,365	6,481	884	14%
Policyholder benefits	6,587	5,566	1,021	18%
Increase in aggregate reserves for life and accident health policies and contracts	918	916	2	—%
Other insurance benefits, expenses and commissions	686	724	(38)	(5)%
Net transfers from separate accounts	(1,112)	(945)	(167)	(18)%
Total benefits and expenses	7,079	6,261	818	13%
Net gain from operations after dividends to policyholders and before federal income taxes and net realized capital gains	286	220	66	30%
Federal income tax (benefit) expense	(18)	51	(69)	(135)%
Net gain from operations before net realized capital gains	304	169	135	80%
Net realized capital gains less capital gains tax and transfers to interest maintenance reserve	11	1	10	1,000%
Statutory net income	$ 315	$ 170	$ 145	85%
The Company’s statutory net income increased by $145 million, or 85%, to $315 million. The increase was primarily due to higher net investment income, higher fee income, lower operating expenses and lower income taxes.
Premium income and annuity consideration increased by $2,322 million, or 44%, to $7,593 million due to the LLIRC reinsurance transactions previously discussed. Excluding the LLIRC reinsurance transactions, premiums increased $217 million, or 4%, due to increased sales.
Net investment income increased by $40 million, or 3%, to $1,307 million primarily as a result of higher dividends received from subsidiaries and higher average invested assets.
Fee income increased by $31 million, or 8%, to $411 million primarily related to an increase in asset-based variable fee income resulting from increased average asset levels, which were driven by sales and higher average equity market levels.
The reserve adjustment against income on reinsurance ceded increased by $1,486 million, or 303%, to $1,976 million primarily due to the LLIRC reinsurance transactions.
Policyholder benefits increased by $1,021 million, or 18%, to $6,587 million. Excluding the LLIRC reinsurance transactions, policyholder benefits increased $785 million, or 14%, primarily due to an increase in general account and separate account surrenders.
Other insurance benefits, expenses and commissions decreased by $38 million, or 5%, to $686 million. Excluding the LLIRC reinsurance transactions, other insurance benefits, expenses and commissions decreased by $20 million, or 3%, primarily due to expense management and the completion of integration activities in 2017.
Net transfers from separate accounts changed by $167 million, or 18% to $1,112 million primarily due to higher separate account surrenders in 2018.

Federal tax expense changed to a benefit of $18 million in 2018 compared to an expense of $51 million in 2017 primarily due to the utilization of tax credits and a lower tax rate.
Year ended December 31, 2017, compared with the year ended December 31, 2016
The following is a summary of certain financial data of the Company:
	Year Ended December 31,		Increase (decrease)	Percentage change
Statement of Operations data (In millions)	2017	2016
Premium income and annuity consideration	$5,271	$ (398)	$ 5,669	1,424%
Net investment income	1,267	1,236	31	3%
Fee and miscellaneous income	380	306	74	24%
Reserve adjustment on reinsurance ceded	(490)	5,628	(6,118)	(109)%
Other	53	29	24	83%
Total income	6,481	6,801	(320)	(5)%
Policyholder benefits	5,566	4,971	595	12%
Increase in aggregate reserves for life and accident health policies and contracts	916	1,140	(224)	(20)%
Other insurance benefits, expenses and commissions	724	727	(3)	—%
Net transfers from separate accounts	(945)	(101)	(844)	(836)%
Total benefits and expenses	6,261	6,737	(476)	(7)%
Net gain from operations after dividends to policyholders and before federal income taxes and net realized capital gains	220	64	156	244%
Federal income tax expense (benefit)	51	(38)	89	234%
Net gain from operations before net realized capital gains	169	102	67	66%
Net realized capital gains (losses) less capital gains tax and transfers to interest maintenance reserve	1	(1)	2	200%
Statutory net income	$ 170	$ 101	$ 69	68%
The Company’s statutory net income increased by $69 million, or 68%, to $170 million. The increase was primarily due to higher net investment income, higher fee income, and lower operating expenses, partially offset by higher income taxes.
Premium income and annuity consideration increased by $5,669 million, or 1,424%, to $5,271 million primarily due to the LLIRC reinsurance transactions previously discussed. Excluding the LLIRC reinsurance transactions, premium incomes and annuity consideration decreased $772 million, or 13%, due to a decrease in general account and separate account premiums.
Net investment income increased $31 million, or 3%, to $1,267 million primarily as a result of higher average invested assets partially offset by lower yields.
Fee income increased $74 million, or 24%, to $380 million primarily related to an increase in asset-based variable fee income resulting from increased average asset levels, which were driven by sales and higher average equity market levels.
Reserve adjustment on reinsurance ceded decreased by $6,118 million, or 109%, to $(490) million primarily due to the LLIRC reinsurance transactions.
Policyholder benefits increased by $595 million, or 12%, to $5,566 million. Excluding the LLIRC reinsurance transactions, policyholder benefits increased $831 million, or 17%, primarily due to an increase in general account and separate account surrenders.
Net transfers from separate accounts changed by $844 million, or 836%, to $945 million due to lower separate account sales in 2017.
Other insurance benefits, expenses and commissions decreased by $3 million to $724 million. Excluding the LLIRC reinsurance transactions, other insurance benefits, expenses and commissions decreased by $21 million, or 3%, primarily due to a $39 million decrease in operating expenses due to expense management and the completion of integration activities in 2017. This was partially offset by an $18 million increase in commissions due to higher commission-based sales.
Federal tax expense changed to an expense of $51 million in 2017 compared to a benefit of $38 million in 2016 primarily due to an increase in gain from operations before federal income tax.
Individual Markets Segment Results of Operations
Year ended December 31, 2018, compared with the year ended December 31, 2017
The following is a summary of certain financial data of the Individual Markets segment:
	Year Ended December 31,		Increase (decrease)	Percentage change
Statement of Operations data (In millions)	2018	2017
Premium income and annuity consideration	$ 5,662	$1,610	$ 4,052	252%
Net investment income	754	749	5	1%
Fee and miscellaneous income	128	112	16	14%
Reserve adjustment on reinsurance ceded	(3,987)	(340)	(3,647)	(1,073)%
Other	32	34	(2)	(6)%
Total income	2,589	2,165	424	20%
Policyholder benefits	941	781	160	20%
Increase in aggregate reserves for life and accident health policies and contracts	484	582	(98)	(17)%
Other insurance benefits, expenses and commissions	191	207	(16)	(8)%
Net transfers from separate accounts	819	449	370	82%
Total benefits and expenses	2,435	2,019	416	21%
Net gain from operations after dividends to policyholders and before federal income taxes and net realized capital gains	154	146	8	5%
Federal income tax expense	—	49	(49)	(100)%
Net gain from operations before net realized capital gains	154	97	57	59%
Net realized capital gains (losses) less capital gains tax and transfers to interest maintenance reserve	6	1	5	500%
Statutory net income	$ 160	$ 98	$ 62	63%
Statutory net income for the Individual Markets segment increased by $62 million, or 63%, to $160 million. The increase was primarily due to higher net investment income, higher fee income, lower operating expenses and lower income tax expenses, partially offset by higher policyholder benefits.
Premium income and annuity consideration increased by $4,052 million, or 252%, to $5,662 million primarily due to the LLIRC reinsurance transactions previously discussed. Excluding the LLIRC reinsurance transactions, premiums increased by $7 million.
Net investment income increased by $5 million, or 1%, to $754 million primarily as a result of higher average invested assets.
Fee income increased by $16 million, or 14%, to $128 million primarily related to an increase in asset-based variable fee income resulting from increased average asset levels, which were driven by sales and higher average equity market levels
The reserve adjustment on reinsurance ceded increased by $3,647 million, or 1,073%, to $3,987 million primarily due to the LLIRC reinsurance transactions.
Policyholder benefits increased by $160 million, or 20%, to $941 million. Excluding the LLIRC reinsurance transactions, policyholder benefits increased by $48 million, or 6% due to unfavorable mortality experience.
Net transfers from separate accounts increased by $370 million, or 82%, to $819 million primarily due to lower separate account surrenders in 2018.

Federal tax expense decreased by $49 million, or 100%, to $0 primarily due to the utilization of tax credits and a lower tax rate.
Year ended December 31, 2017, compared with the year ended December 31, 2016
The following is a summary of certain financial data of the Individual Markets segment:
	Year Ended December 31,		Increase (decrease)	Percentage change
Statement of Operations data (In millions)	2017	2016
Premium income and annuity consideration	$1,610	$(2,656)	$ 4,266	161%
Net investment income	749	732	17	2%
Fee and miscellaneous income	112	95	17	18%
Reserve adjustment on reinsurance ceded	(340)	3,380	(3,720)	(110)%
Other	34	26	8	31%
Total income	2,165	1,577	588	37%
Policyholder benefits	781	831	(50)	(6)%
Increase in aggregate reserves for life and accident health policies and contracts	582	117	465	397%
Other insurance benefits, expenses and commissions	207	175	32	18%
Net transfers from separate accounts	449	358	91	25%
Total benefits and expenses	2,019	1,481	538	36%
Net gain from operations after dividends to policyholders and before federal income taxes and net realized capital gains	146	96	50	52%
Federal income tax expense	49	21	28	133%
Net gain from operations before net realized capital gains	97	75	22	29%
Net realized capital gains (losses) less capital gains tax and transfers to interest maintenance reserve	1	(1)	2	200%
Statutory net income	$ 98	$ 74	$ 24	32%
Statutory net income for the Individual Markets segment increased by $24 million, or 32%, to $98 million. The increase was primarily due to higher premium income and annuity consideration, net investment income and fee income.
Premium income and annuity consideration increased by $4,266 million, or 161%, to $1,610 million primarily due to the LLIRC reinsurance transactions previously discussed. Excluding the LLIRC reinsurance transactions, premiums increased $154 million, or 11%, primarily due to increased annuity sales.
Net investment income increased $17 million, or 2%, to $749 million primarily as a result of higher average invested assets partially offset by lower yields.
Fee income increased $17 million, or 18%, to $112 million primarily related to an increase in asset-based variable fee income resulting from increased average asset levels, which were driven by sales and higher average equity market levels.
Reserve adjustment on reinsurance ceded decreased by $3,720 million, or 110%, to $(340) million primarily due to the LLIRC reinsurance transactions.
Increase in aggregate reserves for life and accident health policies and contracts changed by $465 million, or 397%, to $582 million primarily due to the LLIRC reinsurance transactions. Excluding the LLIRC reinsurance transactions, increase in aggregate reserves increased $106 million, or 22%, primarily due to increased premiums.
Other insurance benefits, expenses and commissions increased by $32 million, or 18%, to $207 million. Excluding the LLIRC reinsurance transactions, other insurance benefits, expenses and commissions increased by $16 million, or 9%, primarily due to an $11 million increase in commissions due to higher sales.
Net transfers from separate accounts increased by $91 million, or 25%, to $449 million primarily due to higher separate account premiums in 2017.

Empower Retirement Segment Results of Operations
Year ended December 31, 2018, compared with the year ended December 31, 2017
The following is a summary of certain financial data of the Empower Retirement segment:
	Year Ended December 31,		Increase (decrease)	Percentage change
Statement of Operations data (In millions)	2018	2017
Premium income and annuity consideration	1,931	$ 3,661	$(1,730)	(47)%
Net investment income	537	513	24	5%
Fee and miscellaneous income	272	257	15	6%
Reserve adjustment on reinsurance ceded	2,011	(150)	2,161	1,441%
Other	(2)	19	(21)	(111)%
Total income	4,749	4,300	449	10%
Policyholder benefits	5,646	4,785	861	18%
Increase in aggregate reserves for life and accident health policies and contracts	434	334	100	30%
Other insurance benefits, expenses and commissions	475	477	(2)	—%
Net transfers from separate accounts	(1,931)	(1,393)	(538)	(39)%
Total benefits and expenses	4,624	4,203	421	10%
Net gain from operations after dividends to policyholders and before federal income taxes and net realized capital gains	125	97	28	29%
Federal income tax expense	(23)	14	(37)	(264)%
Net gain from operations before net realized capital gains	148	83	65	78%
Net realized capital gains (losses) less capital gains tax and transfers to interest maintenance reserve	5	—	5	100%
Statutory net income	153	$ 83	$ 70	84%
Statutory net income for the Empower Retirement segment increased by $70 million, or 84%, to $153 million. The increase was primarily due to higher fee income and lower income taxes.
Premium income and annuity consideration decreased by $1,730 million, or 47% to $1,931 million primarily due to the reinsurance with LLIRC previously mentioned. Excluding the LLIRC reinsurance transactions, premium income increased $219 million, or 6%, due to increased general account sales.
Net investment income increased $24 million, or 5%, to $537 million primarily as a result of higher dividends received from subsidiaries and higher average invested assets.
Fee income increased $15 million, or 6%, to $272 million primarily related to an increase in asset-based variable fee income resulting from increased average asset levels, which were driven by sales and higher average equity market levels
Reserve adjustment on reinsurance ceded increased by $2,161 million, or 1,441%, to $2,011 million primarily due to the LLIRC reinsurance transactions.
Policyholder benefits increased by $861 million, or 18%, to $5,646 million. Excluding the LLIRC reinsurance transactions, policyholder benefits increased $737 million, or 15%, primarily due to an increase in general account and separate account surrenders.
Net transfers from separate accounts changed by $538 million, or 39% to $1,931 million due to higher separate account surrenders.
Federal tax expense changed to a benefit of $23 million in 2018 compared to an expense of $14 million in 2017 primarily due to the utilization of tax credits and a lower tax rate.

Year ended December 31, 2017, compared with the year ended December 31, 2016
The following is a summary of certain financial data of the Empower Retirement segment:
	Year Ended December 31,		Increase (decrease)	Percentage change
Statement of Operations data (In millions)	2017	2016
Premium income and annuity consideration	$ 3,661	$2,258	$ 1,403	62%
Net investment income	513	509	4	1%
Fee and miscellaneous income	257	201	56	28%
Reserve adjustment on reinsurance ceded	(150)	2,248	(2,398)	(107)%
Other	19	3	16	533%
Total income	4,300	5,219	(919)	(18)%
Policyholder benefits	4,785	4,140	645	16%
Increase in aggregate reserves for life and accident health policies and contracts	334	1,023	(689)	(67)%
Other insurance benefits, expenses and commissions	477	534	(57)	(11)%
Net transfers from separate accounts	(1,393)	(459)	(934)	(203)%
Total benefits and expenses	4,203	5,238	(1,035)	(20)%
Net gain (loss) from operations after dividends to policyholders and before federal income taxes and net realized capital gains	97	(19)	116	611%
Federal income tax expense	14	(51)	65	127%
Statutory net income	$ 83	$ 32	$ 51	159%
Statutory net income for the Empower Retirement segment increased by $51 million, or 159%, to $83 million. The increase was primarily due to higher fee income and lower operating expenses, partially offset by higher income taxes.
Premium income and annuity consideration increased by $1,403 million, or 62%, to $3,661 million primarily due to the reinsurance with LLIRC previously mentioned. Excluding LLIRC reinsurance transactions, premium income and annuity consideration decreased $926 million, or 20%, due to a decrease in general account and separate account premiums.
Fee income increased $56 million, or 28%, to $257 million primarily related to an increase in asset-based variable fee income resulting from increased average asset levels, which were driven by sales and higher average equity market levels
Reserve adjustment on reinsurance ceded decreased by $2,398 million, or 107%, to $(150) million primarily due to the LLIRC reinsurance transactions.
Policyholder benefits increased by $645 million, or 16%, to $4,785 million. Excluding the LLIRC reinsurance transactions, policyholder benefits increased $769 million, or 19%, primarily due to an increase in general account and separate account surrender benefits.
Aggregate reserves for life and accident health policies and contracts decreased by $689 million, or 67%, to $334 million. Excluding the LLIRC reinsurance transactions, aggregate reserves decreased $761 million, or 69%, primarily due to lower premiums and higher policyholder benefits.
Other insurance benefits, expenses and commissions decreased by $57 million, 11%, to $477 million. Excluding the LLIRC reinsurance transactions, other insurance benefits, expenses and commissions decreased by $59 million, or 11%, primarily due to a decrease in operating expenses related to expense management and the completion of integration activities in 2017.
Net transfers from separate accounts changed by $934 million, or 203%, to $1,393 million due to lower separate account premiums.
Federal tax expense changed to an expense of $14 million in 2017 compared to a benefit of $51 million in 2016 primarily due to an increase in gain from operations before federal income tax.

Other Segment Results of Operations
Year ended December 31, 2018, compared with the year ended December 31, 2017
The following is a summary of certain financial data of the Other segment:
	Year Ended December 31,		Increase (decrease)	Percentage change
Statement of Operations data (In millions)	2018	2017
Net investment income	$16	$ 5	$ 11	220%
Fee and miscellaneous income	11	11	—%
Total income	27	16	11	69%
Other expenses and commissions	20	39	(19)	(49)%
Total benefits and expenses	20	39	(19)	(49)%
Net gain (loss) from operations after dividends to policyholders and before federal income taxes and net realized capital gains	7	(23)	30	130%
Federal income tax expense (benefit)	5	(12)	17	142%
Statutory net income (loss)	$ 2	$(11)	$ 13	118%
Statutory net income (loss) for the Other segment increased by $13 million, from a loss of $11 million to a gain of $2 million in 2018. The increase was primarily due to an increase in net investment income related to a one-time interest rate swap gain and a decrease in operating expense with the completion of integration activities in 2017. This was partially offset by an increase in federal income tax expenses primarily due to taxes on the one-time interest rate swap gain.
Year ended December 31, 2017, compared with the year ended December 31, 2016
The following is a summary of certain financial data of the Other segment:
	Year Ended December 31,		Increase (decrease)	Percentage change
Statement of Operations data (In millions)	2017	2016
Net investment income (loss)	$ 5	$ (5)	$ 10	200%
Fee and miscellaneous income	11	10	1	10%
Total income	16	5	11	220%
Other expenses and commissions	39	18	21	117%
Total benefits and expenses	39	18	21	117%
Net loss from operations after dividends to policyholders and before federal income taxes and net realized capital gains	(23)	(13)	(10)	(77)%
Federal income tax benefit	(12)	(7)	(5)	(71)%
Statutory net loss	$(11)	$ (6)	$ (5)	(83)%
Statutory net loss for the Other segment increased by $5 million from a loss of $6 million in 2016 to a loss of $11 million in 2017. The increase is primarily due to higher operating expenses with the integration activities in 2017.
Investment Operations
The Company’s primary investment objective is to acquire assets with duration and cash flow characteristics reflective of its liabilities, while meeting industry, size, issuer, and geographic diversification standards. Formal liquidity and credit quality parameters have also been established.
The Company follows rigorous procedures to control interest rate risk and observes strict asset and liability matching guidelines. These guidelines ensure that even under changing market conditions, the Company’s assets should meet the cash flow and income requirements of its liabilities. Using dynamic modeling to analyze the effects of a range of possible market changes upon investments and policyholder benefits, the Company works to ensure that its investment portfolio is appropriately structured to fulfill financial obligations to its policyholders.
The following table presents the percentage distribution of the carrying values of the Company’s general account investment portfolio.
	December 31,
(In millions)	2018		2017
Bonds	$20,654	68.7%	$19,945	69.1%
Common stock	132	0.5%	108	0.4%
Mortgage loans	4,207	14.0%	3,871	13.4%
Real estate	38	0.1%	38	0.2%
Contract loans	4,123	13.7%	4,079	14.1%
Cash, cash equivalents and short-term investments	229	0.8%	242	0.8%
Securities lending collateral assets	45	0.2%	—	—%
Other invested assets	607	2.0%	566	2.0%
Total cash and invested assets	$30,035	100.0%	$28,849	100.0%
Bonds
Bonds include public and privately placed corporate bonds, government bonds, and mortgage-backed and asset-backed securities. Included in bonds are perpetual debt investments which primarily consist of junior subordinated debt instruments that have no stated maturity date but pay fixed or floating interest in perpetuity. The Company’s strategy related to mortgage-backed and asset-backed securities is to focus on those investments with low prepayment risk and minimal credit risk.
Private placement investments are generally less marketable than publicly traded assets, yet they typically offer enhanced covenant protection that allows the Company, if necessary, to take appropriate action to protect its investment. The Company believes that the cost of the additional monitoring and analysis required by private placement investments is more than offset by their enhanced yield.
One of the Company’s primary objectives is to ensure that its bond portfolio is maintained at a high average credit quality to limit credit risk. All securities are internally rated by the Company on a basis intended to be similar to that of independent external rating agencies.
The percentage distribution of the book adjusted carrying value of the Company’s short-term and long-term bond portfolios by NAIC designation is summarized as follows:
	December 31,
NAIC Designations	2018	2017
NAIC 1	65.4%	68.0%
NAIC 2	33.4%	30.5%
NAIC 3 through 6	1.2%	1.5%
Total	100.0%	100.0%
The percentage distribution of the book adjusted carrying value of the industrial and miscellaneous category of short-term and long-term bond portfolios, calculated as a percentage of total bonds, is summarized as follows:

	December 31,
Sector	2018	2017
Finance	18.5%	17.1%
Utility	15.1%	17.1%
Consumer	9.5%	9.9%
Natural resources	5.9%	5.0%
Transportation	3.0%	2.8%
Other	10.3%	11.0%
Mortgage Loans
The Company’s mortgage loans are comprised primarily of domestic commercial collateralized loans. The mortgage loan portfolio is diversified with regard to geographical markets and commercial mortgage property types. The Company originates, directly or through correspondents, mortgages with the intent to hold to maturity. The Company’s portfolio includes loans which are fully amortizing, amortizing with a balloon balance at maturity, interest only to maturity, and interest only for a number of years followed by an amortizing period.
Derivatives
The Company uses certain derivatives, such as futures, swaps, forwards, and interest rate swaptions, for purposes of managing the interest rate, foreign currency exchange rate, and equity market risks impacting the Company’s business. These derivatives, when taken alone, may subject the Company to varying degrees of market and credit risk; however, since used for hedging purposes, these instruments are intended to reduce risk. Derivatives that qualify for hedge accounting treatment are valued using the valuation method (either amortized cost or fair value) consistent with the underlying hedged asset or liability. At inception of a derivative transaction, the hedge relationship and risk management objective is documented and the designation of the derivative is determined based on specific criteria of the transaction. Derivatives where hedge accounting is either not elected or that are not eligible for hedge accounting are stated at fair value with changes in fair value recognized in unassigned surplus in the period of change. Investment gains and losses generally result from the termination of derivative contracts prior to expiration and are generally recognized in net income and may be subject to IMR. For derivative instruments where hedge accounting is either not elected or the transactions are not eligible for hedge accounting, changes in interest rates, foreign currencies, or equity markets may generate derivative gains or losses which may cause the Company to experience volatility in capital and surplus. The Company controls the credit risk of its over-the-counter derivative contracts through credit approvals, limits, monitoring procedures, and in most cases, requiring collateral. Risk of loss is generally limited to the portion of the fair value of derivative instruments that exceeds the value of the collateral held and not to the notional or contractual amounts of the derivatives.
Investment Yield
Net investment income includes interest income, dividends, the amortization of premiums, discounts and origination fees.
To analyze investment performance, the Company excludes net investment income related to derivative instruments in order to assess underlying profitability and results from ongoing operations. Net investment income performance is summarized as follows:
	Year Ended December 31,
(In millions)	2018	2017	2016
Net investment income	$ 1,307	$ 1,267	$ 1,236
Less:
Net investment income from derivative instruments	16	16	10
Net investment income excluding derivative investments	$ 1,291	$ 1,251	$ 1,226
Average invested assets, at amortized cost	29,252	28,433	27,432
Yield on average invested assets	4.41%	4.40%	4.47%
The yield on average invested assets increased in 2018 when compared to 2017. The yield on average invested assets decreased in 2017 when compared to 2016.

Liquidity and Capital Resources
Liquidity refers to a company’s ability to generate sufficient cash flows to meet the short-term needs of its operations. The Company manages its operations to create stable, reliable, and cost-effective sources of cash flows to meet all of its obligations.
The principal sources of the Company’s liquidity are premiums and contract deposits, fees, investment income, and investment maturities and sales. Funds provided from these sources are reasonably predictable and normally exceed liquidity requirements for payment of policy benefits, payments to policy and contractholders in connection with surrenders and withdrawals, and general expenses. However, since the timing of available funds cannot always be matched precisely to commitments, imbalances may arise when demands for funds exceed those on hand. A primary liquidity concern regarding cash flows from operations is the risk of early policyholder and contractholder withdrawals. A primary liquidity concern regarding investment activity is the risk of defaults and market volatility.
In addition, a demand for funds may arise as a result of the Company taking advantage of current investment opportunities. The sources of the funds that may be required in such situations include the issuance of commercial paper or other debt instruments.
Management believes that the liquidity profile of its assets is sufficient to satisfy the short-term liquidity requirements of reasonably foreseeable scenarios.
Generally, the Company has met its operating requirements by utilizing cash flows from operations and maintaining appropriate levels of liquidity in its investment portfolio. Liquidity for the Company has remained strong, as evidenced by the amounts of short-term investments and cash and cash equivalents that totaled $229 million and $242 million as of December 31, 2018, and 2017, respectively. In addition, 99% of the bond portfolio carried an investment grade rating at December 31, 2018, and 2017, which provides significant liquidity to the Company’s overall investment portfolio.
The Company continues to be well capitalized with sufficient borrowing capacity. Additionally, the Company anticipates that cash on hand and expected net cash generated by operating activities will exceed the forecasted needs of the business over the next 12 months. The Company’s financial strength provides the capacity and flexibility to enable it to raise funds in the capital markets through the issuance of commercial paper. The Company had $99 million and $100 million of commercial paper outstanding as of December 31, 2018, and 2017, respectively. The commercial paper has been given a rating of A-1+ by Standard & Poor’s Ratings Services and a rating of P-1 by Moody’s Investors Service, each being the highest rating available. The Company’s issuance of commercial paper is not used to fund daily operations and does not have a significant impact on the Company’s liquidity.
The Company also has available a revolving credit facility agreement with U.S. Bank, which expires on March 1, 2023, in the amount of $50 million for general corporate purposes. The Company had no borrowings under this credit facility as of or during the year ended December 31, 2018. The Company does not anticipate the need for borrowings under this facility and the loss of its availability would not significantly impact its liquidity.
Capital resources provide protection for policyholders and financial strength to support the underwriting of insurance risks and allow for continued business growth. The amount of capital resources that may be needed is determined by the Company’s senior management and Board of Directors, as well as by regulatory requirements. The allocation of resources to new long-term business commitments is designed to achieve an attractive return, tempered by considerations of risk and the need to support the Company’s existing business.
Risk-based capital (“RBC”) is a regulatory tool for measuring the minimum amount of capital appropriate for a life, accident and health organization to support its overall business operations in consideration of its size and risk profile. The Division requires the Company to maintain minimum capital and surplus equal to the company action level as calculated in the RBC model. The Company exceeds the required amount.
Off-Balance Sheet Arrangements
The Company makes commitments to fund partnership interests, mortgage loans, and other investments in the normal course of its business. The amounts of these unfunded commitments at December 31, 2018 and 2017 were $136 million and $313 million, respectively. The precise timing of the fulfillment of the commitment cannot be predicted; however, all $136 million of the December 31, 2018 balance, and $312 million of the December 31, 2017 balance may be required to be paid within one year of the dates indicated. The remaining $1 million of the December 31, 2017 balance is due within one to three years. There are no other obligations or liabilities arising from such arrangements that are reasonably likely to become material.
The Company participates in a short-term reverse repurchase program for the purpose of enhancing the total return on its investment portfolio. This type of transaction involves the purchase of securities with a simultaneous agreement to sell similar securities at a future date at an agreed-upon price. In exchange, the counterparty financial institutions put non-cash collateral on deposit with a third-party custodian on behalf of the Company. The amount of securities purchased in connection with these transactions was $11 million and $23 million at December 31, 2018 and 2017, respectively. Non-cash collateral on deposit with the third-party custodian on the Company’s behalf was $11 million and $24 million at December 31, 2018 and 2017, respectively, which cannot be sold or re-pledged and which has not been recorded on the Statement of Admitted Assets, Liabilities, Capital and Surplus. Collateral related to the reverse repurchase agreements generally consists of U.S. government or U.S. government agency securities.
The Company, as lessee, has entered into various lease and sublease agreements primarily for the rental of office space.
The Company maintains a corporate credit facility agreement in the amount of $50 million for general corporate purposes. The Company had no borrowings under the credit facility either at or during the years ended December 31, 2018 and 2017.
In addition, the Company has other letters of credit with a total amount of $9 million, renewable annually for an indefinite period of time.
Contractual Obligations
The following table summarizes the Company’s major contractual obligations at December 31, 2018:
	Payment due by period
(in thousands)	Less than one year	One to three years	Three to five years	More than five years	Total
Aggregate reserves (1)	$ 3,169,559	$5,487,644	$4,575,744	$46,864,153	$60,097,100
Policy and contract claims (2)	183,749	45,798	35,087	123,460	388,094
Provision for policyholder dividends (3)	31,184	—	—	—	31,184
Related party long-term debt - principal (4)	—	—	—	553,219	553,219
Related party long-term debt - interest (5)	30,335	60,670	60,670	557,094	708,769
Commercial paper (6)	98,859	—	—	—	98,859
Payable under securities lending agreements (7)	45,102	—	—	—	45,102
Investment purchase obligations (8)	136,396	—	—	—	136,396
Operating leases (9)	9,929	11,561	2,272	11,743	35,505
Other liabilities (10)	31,334	58,469	65,514	16,204	171,521
Total	$ 3,736,447	$5,664,142	$4,739,287	$48,125,873	$62,265,749
(1),(2)  Aggregate reserves, and policy and contract claims - The Company has estimated payments to be made to policy and contract holders for future policy benefits. Insurance and investment contract liabilities include various investment-type products with contractually scheduled maturities, including periodic payments of a term certain nature. However, a significant portion of policy benefits and claims to be paid do not have stated contractual maturity dates and ultimately may not result in any payment obligation.
Estimated future policyholder obligations have been developed in accordance with industry accepted actuarial standards based upon the estimated timing of cash flows related to the policies or contracts, the Company’s historical experience and its expectation of future payment patterns. Management has incorporated significant assumptions in developing these estimates, many of which are outside of the Company’s control and include assumptions relating to mortality, morbidity, policy renewals and terminations, retirement, inflation, disability recovery rates, investment returns, future interest credited rate levels, policy loans, future premium receipts on current policies in-force, and other contingent events as may be appropriate to the respective product type. Due to the significance of the assumptions used, the amounts presented could materially differ from actual results.
The amounts presented in the table above are undiscounted as to interest. Accordingly, the sum of the estimated cash payment presented significantly exceeds the liability amount on the Company’s Statement of Admitted Assets, Liabilities, Capital and Surplus principally due to the time value of money.
Separate account liabilities have been excluded from the table above. Separate account obligations are legally insulated from general account assets. Separate account liabilities represent funds maintained by the Company to meet the specific investment objectives of the contract holders who bear the related investment risk. It is generally expected that the separate account liabilities will be fully funded by the separate account assets.
Policy and contract claims consist of liabilities associated with installment claims on certain long-term disability policies. Because the timing of the payment of these obligations is based upon assumptions of disability recovery rates, the amounts presented could differ from actual results.

(3)  Provision for policyholders’ dividends - The provision for policyholders’ dividends payable represents the liabilities related to dividends payable in the following year on participating policies. As such, the obligations related to these liabilities are presented in the table above in the less than one year category in the amounts of the liabilities presented in the Company’s Statement of Admitted Assets, Liabilities, Capital and Surplus.
(4)  Related party long-term debt principal - Represents contractual maturities of principal due to the Company’s parent, GWL&A Financial, under the terms of three long-term surplus notes. The amounts shown in this table differ from the amounts included in the Company’s Statement of Admitted Assets, Liabilities, Capital and Surplus because the amounts shown above do not consider the discount upon the issuance of one of the surplus notes.
(5)  Related party long-term debt interest - Two long-term surplus notes bear interest at a fixed rate through maturity. One surplus note bears a variable interest rate plus the then-current three-month London Interbank Offering Rate (“LIBOR”). The interest payments shown in this table are calculated based upon the contractual rates in effect on December 31, 2018, and do not consider the impact of future interest rate changes.
(6)  Commercial paper - The Company’s obligations under its commercial paper program are short-term in nature. The amount presented represents the amount due upon maturity of the instrument. The obligation related to this liability is presented in the table above in the less than one year category as presented in the Company’s Statement of Admitted Assets, Liabilities, Capital and Surplus.
(7)  Payable under securities lending agreements - The Company accepts cash collateral in connection with its securities lending program. Since the securities lending transactions generally terminate within one year or the timing of the return of the collateral is uncertain, the obligations related to these liabilities are presented in the table above in the less than one year category in the amounts of the liabilities as presented in the Company’s Statement of Admitted Assets, Liabilities, Capital and Surplus.
(8)  Investment purchase obligations - The Company makes commitments to fund partnership interests, mortgage loans, and other investments in the normal course of its business. As the timing of the fulfillment of the commitment to fund partnership interests cannot be predicted, such obligations are presented in the less than one year category. The timing of the funding of mortgage loans is based on the expiration date of the commitment.
(9)  Operating leases - The Company is obligated to make payments under various non-cancelable operating leases, primarily for office space. Contractual provisions exist that could increase the lease obligations presented, including operating expense escalation clauses. Management does not consider the impact of any such clauses to be material to the Company’s operating lease obligations. Rent expense for the years ended December 31, 2018, 2017 and 2016 were $27,768, $28,244 and $27,815 respectively.
From time to time, the Company enters into agreements or contracts, including capital leases, to purchase goods or services in the normal course of its business. However, these agreements and contracts are not material and are excluded from the table above.
(10)  Other liabilities - Other liabilities include those other liabilities which represent contractual obligations not included elsewhere in the table above. If the timing of the payment of any other liabilities was sufficiently uncertain, the amounts were included in the less than one year category. Other liabilities presented in the table above include:
•	Liabilities under reinsurance arrangements
•	Liabilities related to securities purchased but not yet settled
•	Liabilities related to derivative obligations
•	Liabilities related to dollar repurchase agreements
•	Statutory state escheat liabilities
•	Expected contributions to the Company’s defined benefit pension plan, and benefit payments for the post-retirement medical plan and supplemental executive retirement plan through 2023
•	Unrecognized tax benefits
•	Miscellaneous purchase obligations to acquire goods and services
Application of Recent Accounting Pronouncements
See Note 2 to the accompanying financial statements for a further discussion of the application of recent accounting pronouncements.
Quantitative and Qualitative Disclosures About Market Risk
The Company has established processes and procedures to effectively identify, monitor, measure, and manage the risks associated with its invested assets and its interest rate sensitive insurance and annuity products. Management has identified investment portfolio management, including the use of derivative instruments, insurance and annuity product design, and asset/liability management as three critical means to accomplish a successful risk management program.

The major risks to which the Company is exposed include the following:
•	Market risk - the potential of loss arising from adverse fluctuations in interest rates and equity market prices and the levels of their volatility.
•	Insurance risk - the potential of loss resulting from claims, persistency, and expense experience exceeding that assumed in the liabilities held.
•	Credit risk - the potential of loss arising from an obligator’s inability or unwillingness to meet its obligations to the Company.
•	Operational and corporate risk - the potential of direct or indirect loss resulting from inadequate or failed internal processes, people and systems, or from other external events.
Market Risk
The Company’s exposure to interest rate changes results from its significant holdings of floating rate debt, bonds, mortgage loans, and interest rate sensitive liabilities. The bonds primarily consist of direct obligations of the U.S. government and its agencies, direct obligations of U.S. states and their subdivisions, corporate debt securities, and asset-backed and mortgage-backed securities. All of these investments are exposed to changes in interest rates. Interest rate sensitive product liabilities, primarily those liabilities associated with universal life insurance contracts and annuity contracts, have the same type of interest rate risk exposure as bonds and mortgage loans.
To reduce interest rate risk, the Company performs periodic projections of asset and liability cash flows in order to evaluate the interest rate sensitivity of its bonds and its product liabilities to interest rate movements. For determinate liabilities, i.e. liabilities with stable, predictable cash flows on products that can’t be repriced (for example, certificate annuities and payout annuities), asset/liability cash flow mismatches are monitored and the asset portfolios are rebalanced as necessary to keep the mismatches within tolerance limits. For these determinate liabilities, the investment policy predominantly requires assets with stable, predictable cash flows so that changes in interest rates will not cause changes in the timing of asset cash flows resulting in mismatches. For indeterminate liabilities, i.e. liabilities that have less predictable cash flows but that can be repriced (for example, portfolio annuities and universal life insurance), the potential mismatch of assets and liabilities is tested under a wide variety of interest rate scenarios. The potential cost of this mismatch is calculated. If the potential cost is considered to be too high, actions considered would include rebalancing the asset portfolio and/or purchasing derivatives that reduce the risk as part of the hedging strategy program discussed below. For each major block of indeterminate liabilities, the asset and liability positions are reviewed in senior management meetings to proactively recommend changes in the current investment strategy and/or a rebalance of the asset portfolio.
The Company has strict operating policies which prohibit the use of derivative instruments for speculative purposes, permit derivative transactions only with approved counterparties, specify limits on concentration of risk, and provide requirements of reporting and monitoring systems. The Company supports a hedging strategy program that consists of the use of various derivative instruments including futures, interest rate swaps, and options such as interest rate swaptions. Derivative strategies include the following:
•	Futures are commitments to either purchase or sell designated financial instruments at a future date for a specified price.
•	Interest rate swaps involve the periodic exchange of cash flows with third parties at specified intervals calculated using agreed upon rates or other financial variables.
•	Option contracts grant the purchaser, in consideration for the payment of a premium, the right to either purchase from or sell to the issuer a financial instrument at a specified price within a specified time period or on a stated date. Interest rate swaptions grant the purchaser the right to enter into a swap with predetermined fixed-rate payments over a predetermined time period on the exercise date.
The Company has estimated the possible effects of interest rate changes at December 31, 2018. If interest rates increased by 100 basis points (1.00%), the December 31, 2018 fair value of the fixed income assets in the general account would decrease by approximately $1.7 billion. This calculation uses projected asset cash flows, discounted back to December 31, 2018. The cash flow projections are shown in the table below. The table below shows cash flows rather than expected maturity dates because many of the Company’s assets have substantial expected principal payments prior to the final maturity date. The fair value shown in the table below was calculated using spot discount interest rates that varied by the year in which the cash flows are expected to be received. The spot rates in the benchmark calculation range from 2.647% to 4.237%.

Projected cash flows by calendar years (In millions)	Benchmark	Interest rate increase one percent
2019	$ 2,642	$ 2,607
2020	2,328	2,289
2021	2,720	2,659
2022	2,829	2,803
2023	3,428	3,413
Thereafter	22,855	23,285
Undiscounted total	$36,802	$37,056
Fair value	$28,825	$27,146
The Company administers separate account variable annuities and provides other investment and retirement services where fee income is earned based upon a percentage of account balances. Fluctuations in fund asset levels occur as a result of both changes in cash flow and general market conditions. There is a market risk of lower fee income if equity markets decline. If equity markets were to decline by 10% from benchmark levels at December 31, 2018, the Company’s associated net fee income after payment of subadvisor fees in 2018 would decline by approximately $28 million.
The Company’s surplus assets include equity investments, primarily partnership interests. There is a market risk of lower asset values if equity markets decline. If equity markets were to decline by 10%, the Company would have an additional unrealized loss of approximately $7.9 million on equity investments. This unrealized loss would not impact statutory net income but would reduce capital and surplus.
The Company has sold variable annuities with various forms of GMDB and GLWB. The Company is required to hold future policy benefit liabilities for these guaranteed benefits. If equity markets were to decline by 10%, the liability for GMDB and GLWB would increase by approximately $19.5 million. The Company’s dynamic hedging program for the GLWB product would be expected to offset $12.2 million of the $19.5 million change in the benefit liability related to capital markets. Therefore the net impact to variable annuities with various forms of guarantees for a 10% decline in the equity markets is estimated to be $7.3 million.
Insurance Risk
The Company manages the risks associated with its insurance and other contractual liabilities through the use of actuarial modeling techniques. These techniques utilize significant assumptions including morbidity, mortality, persistency, expenses, and the cash flow stream of benefit payments. Through these techniques, the Company attempts to match the anticipated cash flow streams of its invested assets with the anticipated cash flow streams of its insurance and other contractual obligations. The cash flows associated with determinate policy liabilities are not interest rate sensitive but will vary based upon the timing and amount of benefit payments. The primary risks associated with these liabilities are that the benefits will exceed those anticipated in the actuarial modeling or that the actual timing of the payment of benefits will differ from what was anticipated.
The Company utilizes reinsurance programs to control its exposure to general insurance risks. Reinsurance agreements do not relieve the Company from its direct obligations to its insured. However, an effective reinsurance program limits the Company’s exposure to potentially large losses. The failure of reinsurers to honor their obligations could result in losses to the Company. To manage this risk, the Company evaluates the financial condition of its reinsurers and monitors concentrations of credit risk relative to the reinsurers in order to minimize its exposure to significant losses from reinsurer insolvencies. The Company retains an initial maximum of $3.5 million of coverage per individual life. This initial retention limit of $3.5 million may increase due to automatic policy increases in coverage at a maximum rate of $175 thousand per annum, with an overall maximum increase in coverage of $1.0 million. Maximum capacity to be accepted or retained by the Company is dictated at the treaty level and is monitored annually to ensure the total risk acquired or retained on any one life is limited to a maximum retention of $4.5 million.
Credit Risk
Credit risk is the risk the Company assumes if its debtors, customers, reinsurers, or other counterparties and intermediaries may be unable or unwilling to pay their contractual obligations when they come due and may manifest itself through the downgrading of credit ratings of counterparties. It is the Company’s policy to acquire only investment grade assets to enable it to provide for future policy obligations and to minimize undue concentrations of assets in any single geographic area, industry, or entity. To minimize this risk, management regularly reviews the credit ratings of the entities in which the Company invests. These credit ratings are internally derived by the Company, taking into consideration ratings from several external credit rating agencies.

Operational and Corporate Risk
The Company manages and mitigates internal operational risk through integrated and complementary policies, procedures, processes, and practices. Human Resources hiring practices, performance evaluations and promotion, and compensation practices are designed to attract, retain and develop the skilled personnel required. A comprehensive job evaluation process is in place and training and development programs are supported. Each business area provides training designed for its specific needs and has developed internal controls for significant processes. Processes and controls are monitored and redefined by the business areas and subject to review by the Company’s internal audit staff. The Company applies a robust project management discipline to all significant initiatives.
Appropriate security measures protect premises and information. The Company has emergency procedures in place for short-term incidents and is committed to maintaining business continuity and disaster recovery plans at every business location for the recovery of critical functions in the event of a disaster, including offsite data backup and work facilities. The Company maintains various corporate insurance coverages such as property, general liability, excess liability, automobile liability, workers’ compensation, financial institution bonds, other regulatory bonds, and professional liability insurance to protect its owned property assets and to insure against certain third-party liabilities.
The Company’s businesses are subject to various regulatory requirements imposed by regulation or legislation applicable to insurance companies and companies providing financial services. These regulations are primarily intended to protect policyholders and beneficiaries. Material changes in the regulatory framework or the failure to comply with legal and regulatory requirements could have a material adverse effect on the Company. The Company monitors compliance with legal and regulatory requirements in all jurisdictions in which it conducts business and assesses trends in legal and regulatory change to keep business areas current and responsive.
In the course of its business activities, the Company may be exposed to the risk that some actions may lead to damaging its reputation and hence damage its future business prospects. These actions may include unauthorized activities of employees or others associated with the Company, inadvertent actions of the Company that become publicized and damage its reputation, regular or past business activities of the Company that become the subject of regulatory or media scrutiny or litigation and, due to a change of public perception, cause damage to the Company. To manage or mitigate this risk, the Company has ongoing controls to limit the unauthorized activities of people associated with it. The Company has adopted a Code of Business Conduct and Ethics which sets out the standards of business conduct to be followed by all of its directors, officers, and employees.

FINANCIAL STATEMENTS

AUDITED FINANCIAL REPORT

Great-West Life & Annuity Insurance Company (A wholly-owned subsidiary of GWL&A Financial Inc.)

Statutory Statements of Admitted Assets, Liabilities, Capital and Surplus as of December 31, 2018 and 2017 and

Related Statutory Statements of Operations,

Changes in Capital and Surplus and Cash Flows for Each of the Three Years in the Period Ended December 31, 2018 and Report of Independent Registered Public Accounting Firm

Part I

Item 1.

Business

As used in this Document, the “Company” refers to Great-West Life & Annuity Insurance Company, a stock life insurance company originally organized on March 28, 1907 and domiciled in the state of Colorado, and its subsidiaries. It is subject to regulation by the Colorado Division of Insurance (the “Division”).

This Document contains forward-looking statements. Forward-looking statements are statements not based on historical information and that relate to future operations, strategies, financial results, or other developments. In particular, statements using words such as “may,” “would,” “could,” “should,” “estimates,” “expected,” “anticipate,” “believe,” or words of similar import generally involve forward-looking statements. Without limiting the foregoing, forward-looking statements include statements that represent the Company’s beliefs concerning future or projected levels of sales of its products, investment spreads or yields, or the earnings or profitability of the Company’s activities.

Forward-looking statements are necessarily based upon estimates and assumptions that are inherently subject to significant business, economic, and competitive uncertainties and contingencies, many of which are beyond the Company’s control and many of which, with respect to future business decisions, are subject to change. Some of these risks are described in “Risk Factors” in Item 1A of this report. These uncertainties and contingencies can affect actual results and could cause actual results to differ materially from those expressed in any forward-looking statements made by, or on behalf of, the Company. Whether or not actual results differ materially from forward-looking statements may depend on numerous foreseeable and unforeseeable events or developments, some of which may be global or national in scope, such as general economic conditions and interest rates, some of which may be related to the insurance industry generally, such as pricing competition, regulatory developments and industry consolidation, and others of which may relate to the Company specifically, such as credit, volatility, and other risks associated with its investment portfolio and other factors.

Readers should also consider other matters, including any risks and uncertainties, discussed in documents filed by the Company and certain of its subsidiaries with the Securities and Exchange Commission. This discussion should be read in conjunction with, and is qualified by reference to, the Company’s “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in Item 7 of this report as well as the financial statements and notes thereto in Item 8, “Financial Statements and Supplementary Data.”

The statutory financial statements have been prepared from the separate records maintained by the Company and may not necessarily be indicative of the conditions that would have existed or the results of operations if the Company had been operated as an unaffiliated company.

1.1 Organization and Corporate Structure

The Company is a direct wholly-owned subsidiary of GWL&A Financial Inc. (“GWL&A Financial”), a Delaware holding company. GWL&A Financial is a direct wholly-owned subsidiary of Great-West Lifeco U.S. LLC. (“Lifeco U.S.”) and an indirect wholly-owned subsidiary of Great-West Lifeco Inc. (“Lifeco”), a Canadian holding company. Lifeco operates in the United States primarily through the Company and through Putnam Investments, LLC (“Putnam”), and in Canada and Europe through The Great-West Life Assurance Company (“Great-West Life”) and its subsidiaries, London Life Insurance Company (“London Life”), The Canada Life Assurance Company (“CLAC”), and Irish Life Group Limited. Lifeco is a subsidiary of Power Financial Corporation (“Power Financial”), a Canadian holding company with substantial interests in the financial services industry. Power Corporation of Canada (“Power Corporation”), a Canadian holding and management company, has voting control of Power Financial. The Desmarais Family Residuary Trust, through a group of private holding companies that it controls, has voting control of Power Corporation. The shares of Lifeco, Power Financial, and Power Corporation are traded publicly in Canada on the Toronto Stock Exchange.

1.2    Business of the Company

The Company offers a wide range of life insurance and retirement and investment products to individuals, businesses, and other private and public organizations throughout the United States. The Company is authorized to engage in the sale of life insurance, accident and health insurance and annuities. It is qualified to do business in all states in the United States, except New York, and in the District of Columbia, Puerto Rico, Guam and the U.S. Virgin Islands. The Company is also a licensed reinsurer in New York.

The Chief Operating Decision Maker (“CODM”) of the Company is also the Chief Executive Officer (“CEO”) of the Company and Lifeco U.S. The CODM reviews the financial information for the purposes of assessing performance and allocating resources based upon the results of Lifeco U.S. and other U.S. affiliates prepared in accordance with International Financial Reporting Standards. The CODM, in his capacity as CEO of the Company, reviews the Company’s financial information only in connection with the periodic reports that are filed with the Securities and Exchange Commission (“SEC”). Consequently, the Company does not provide its discrete financial information to the CODM to be regularly reviewed to make decisions about resources to be allocated or to assess performance. For purposes of SEC reporting requirements under a statutory basis of accounting, the Company has chosen to present its financial information in three segments, notwithstanding the above. The three segments are: Individual Markets, Empower Retirement, and Other.

Through its Individual Markets segment, the Company offers various forms of life insurance, annuity, and retirement products. Through its Empower Retirement segment, the Company provides various retirement plan products and investment options as well as comprehensive administrative and recordkeeping services for financial institutions and employers which include educational, advisory, enrollment, and communication services for employer-sponsored defined contribution plans and associated defined benefit plans. The Other segment consists of items not associated directly with Individual Markets or Empower Retirement, including the impact of certain non-continuing items.

No customer accounted for 10% or more of the Company’s revenues during the years 2018, 2017, or 2016. In addition, no segment of the Company’s business is dependent upon a single customer or a few customers, the loss of which would have a significant effect on it or its business segments’ operations. The loss of business from any one, or a few, independent brokers or agents would not have a material adverse effect on the Company or its business segments.

Individual Markets Segment Principal Products

The Company’s Individual Markets segment distributes life insurance, annuity, and retirement products to both individuals and businesses through various distribution channels. Life insurance products in-force include participating and non-participating term life, whole life, universal life, and variable universal life.

Participating life insurance - Participating policyholders share in the financial results of the participating business in the form of policyholder dividends that reflect the difference between the assumptions used in the premium charged and the actual experience on those policies. The policyholder dividends can be distributed directly to the policyholders in the form of cash or through an increase in benefits such as paid-up additions. The Company no longer actively markets participating products.

Term life - Term life insurance products provide coverage for a stated period and generally do not include the accumulation of cash values. Term life insurance products pay a guaranteed death benefit only if the insured dies within the coverage period. The Company’s term life insurance earnings come from the difference between cumulative premiums collected and actual death claims.

Whole life - Whole life insurance products provide guaranteed death benefits in exchange for level premium payments for the life of the insured. Whole life insurance products include the accumulation of cash values. The policyholder can receive the accumulated cash value as a payment by surrendering the insurance policy before the death of the insured. The Company’s whole life insurance earnings come from investment income earned on assets held as reserve in the General Account and the difference between premiums collected and actual death claims.

Universal life - Universal life insurance products include a cash value component that is credited with interest at regular intervals. The account balances for the universal life products are held in the Company’s general account. The Company’s universal life insurance earnings result from the difference between the investment income and interest credited on customer cash values and from differences between charges for mortality and actual death claims. Universal life cash values are charged for the cost of insurance coverage and for administrative expenses.

Variable universal life - Variable universal life products provide insurance coverage on the same basis as universal life, except that the account balance is directed by the policyholder into either separate account investment options or into the Company’s general account as a fixed option within the variable product. In the separate account investment options, the policyholder bears the entire risk of the investment results. The Company’s variable universal life insurance earnings result from asset-based fees, as well as from the difference between fees collected for mortality as compared to actual death claims paid.

Variable annuity products - The Company’s variable annuity products provide the opportunity for clients to invest on a tax deferred basis with the ability to annuitize assets. Variable annuities can be made available with guaranteed minimum death benefit (“GMDB”) which guarantees the client’s beneficiaries will receive at least a return of premium (less the impact of withdrawals) upon death as well as a guaranteed lifetime withdrawal benefit (“GLWB”) which guarantees that the client is able to take contractually specified withdrawals from their assets that will continue for life regardless of market performance or longevity. The Company earns fees from the separate account for mortality and expense risks pertaining to the variable annuity contract and/or for providing administrative services. For variable annuity assets invested in mutual funds, the Company is reimbursed by the mutual funds for marketing, sales, and service costs under various revenue sharing agreements. There are additional fees charged for election of guaranteed minimum benefits. The guaranteed minimum benefits may be available in variable annuity products or as a stand-alone contract.

Retention is an important factor in profitability and is encouraged through product features. For example, the Company’s life insurance and annuity contracts may impose a surrender charge on policyholder balances withdrawn within the first 10 years of the contract’s inception. The period of time and level of the surrender charge vary by product.

One of the principal markets for the Individual Markets segment is the executive benefits market. The primary executive benefits products are single premium universal life insurance, registered variable universal life insurance, private placement variable universal life insurance (“PPVUL”), and PPVUL with a stable value guarantee feature. These executive benefits life insurance policies indirectly fund employee post-retirement benefits and non-qualified benefit plans for executives.

Community and regional / national banks are the primary purchasers of single premium universal life insurance utilizing the general account and hybrid products. Regional / national banks sometimes buy PPVUL with a stable value guarantee. Corporations indirectly funding executive benefits purchase the registered variable universal life insurance and PPVUL product. The PPVUL products offer a wide array of equity and bond fund investment options.

Another principal market for the Individual Markets segment is the financial institutions market, which is a partnership between the Company and retail financial institutions to distribute individual life and annuity products. Through its institutional partners, the Company has in excess of 182,000 advisors who sell its products. During 2018 and 2017, the Company focused on the needs of the retiree marketplace by providing wealth transfer solutions to its bank partner’s customers via a single premium universal life product and meeting the retirement income needs via its variable annuity products including guaranteed benefits. Additionally, the Company continues its efforts to partner with large financial institutions to provide individual term life insurance.

Empower Retirement Segment Principal Products

Through its Empower Retirement segment, the Company provides various retirement plan products (including individual retirement accounts (“IRAs”)) and investment options, as well as comprehensive administrative and recordkeeping services for financial institutions and employers, which include educational, advisory, enrollment, and communication services for employer-sponsored defined contribution plans and associated defined benefit plans. Defined contribution plans provide for benefits based upon the value of contributions to, and investment returns on, an individual’s account. This has been a rapidly growing portion of the retirement marketplace in recent years.

The retirement plan products and investment options offered by the Company include mutual funds and collective trusts, guaranteed interest rate investment products, and variable annuity products designed to meet the specific needs of the customer. In addition, the Company offers both customized annuity and non-annuity products.

IRAs - The Company offers an IRA product as a distribution option for employees terminated from employer-sponsored defined contribution plans. The Company earns asset-based fees and per account fees for providing administrative and recordkeeping services for IRA accounts. For those IRAs invested in mutual funds, the Company can be reimbursed by the mutual funds for marketing, sales, and service costs under various revenue sharing agreements.

Mutual funds and collective trusts - The Company earns administration fees under various revenue sharing agreements from mutual funds and collective trusts for marketing, sales, and service costs incurred while providing services to individuals and institutional clients on behalf of the funds. On proprietary collective trusts, the Company, through its wholly-owned subsidiary Great-West Trust Company, LLC (“Great-West Trust Company”), earns an asset-based management fee.

Guaranteed interest rate investment products - On its guaranteed interest rate investment products, the Company earns investment margins on the difference between the income earned on investments in its general account and the interest credited to the participant’s account balance. The Company’s general account assets support the guaranteed investment products. The Company also manages fixed interest rate products known as stable value funds that may be structured as separate accounts, pooled collective trusts, and custom collective trusts for which it is paid a management fee that is earned by the Company either directly or through its wholly-owned subsidiaries Great-West Capital Management, LLC (“Great-West Capital Management”) or Great-West Trust Company.

Variable annuity products - The Company’s variable annuity products provide the opportunity for clients to invest on a tax deferred basis with the ability to annuitize assets. Variable annuities can be made available with GLWB which guarantees that the client is able to take contractually specified withdrawals from their assets that will continue for life regardless of market performance or longevity. In 2018, an indexed linked variable annuity was launched, a hybrid between a variable annuity and indexed annuity, where the investment performance is measured by the change in a reference index (i.e. S&P 500) and subject to a floor and cap. The Company earns fees from the separate account for mortality and expense risks pertaining to the variable annuity contract and/or for providing administrative services. For variable annuity assets invested in mutual funds, the Company is reimbursed by the mutual funds for marketing, sales, and service costs under various revenue sharing agreements. There are additional fees charged for election of guaranteed minimum benefits. The GLWB products may be available in variable annuity products or as a stand-alone contract.

Administrative and recordkeeping services - The Company receives asset-based and/or participant-based fees for providing third-party administrative and recordkeeping services to financial institutions and employer-sponsored retirement plans. The number of Empower Retirement participant accounts has grown to 8.8 million at December 31, 2018, from over 8.3 million at December 31, 2017.

The Company’s marketing focus is directed toward providing investment management, advisory services, and recordkeeping services under Internal Revenue Code Sections 401(a), 401(k), 403(b), 408, and 457 to private corporations, state and local governments, hospitals, non-profit organizations, and public school districts. Through the Company’s wholly-owned, registered subsidiaries, Great-West Capital Management, and Advised Assets Group, LLC (“Advised Assets Group”), the Company provides investment management and advisory services. Through the Company’s wholly-owned subsidiary FASCore, LLC, the Company targets and partners with other large financial institutions to provide third-party recordkeeping and administration services.

Certain revenues and expenses generated from the above products from the Empower Segment are represented in changes in value of investment in subsidiaries, as discussed further in the accompanying statutory financial statements.

Future Policy Benefit Liabilities and Life Insurance In-Force

The amount of fixed annuity products in-force is measured by future policy benefits. The following table shows group and individual annuity policy benefits supported by the Company’s general account as well as the annuity balances in Empower Retirement and Individual Markets separate accounts for the years indicated:

	(In millions)
Year Ended December 31,	General Account Annuity Benefits Liabilities	Empower Retirement Annuity Separate Accounts	Individual Markets Annuity Separate Accounts

2018	$12,948	$14,763	$3,009

2017	12,556	18,729	2,577

2016	12,279	19,157	1,957

2015	11,309	19,340	1,660

2014	10,890	20,220	1,581

For Variable Annuities, the future policy benefit liabilities are computed on the basis of prescribed Statutory valuation interest rates and other assumptions as required by Statutory Valuation Law. For all other annuities policy benefit liabilities are established at the contract holder’s account value, which is equal to cumulative deposits and credited interest, less withdrawals, mortality and certain other charges.

The general account also has immediate annuities. The policy benefit liabilities for the immediate annuities are computed on the basis of prescribed Statutory valuation interest rates and mortality (where payouts are contingent on survivorship). These assumptions generally vary by plan, year of issue, and policy duration. Policy benefit liabilities for immediate annuities without life contingent payouts are computed on the basis prescribed Statutory valuation interest rates.

The following table summarizes Individual Markets life insurance future policy benefits liabilities, Individual Markets life insurance separate account balances, and Individual Markets life insurance in-force prior to reinsurance ceded for the years indicated:

	(In millions)
Year Ended December 31,	Individual Markets Life Insurance Future Policy Benefits Liabilities	Individual Markets Life Insurance Separate Accounts	Individual Markets Life Insurance In-force

2018	$14,554	$6,304	$98,202

2017	14,031	6,215	97,801

2016	13,397	5,771	96,711

2015	13,245	5,479	97,862

2014	12,712	5,308	97,170

For both the Individual Markets life insurance future policy benefits liabilities and life insurance separate accounts, the future policy benefits are computed on the basis of prescribed Statutory valuation interest rates and mortality. These future policy benefits liabilities are calculated as the present value of future benefits (including dividends) less the present value of future net premiums, subject to a cash surrender value floor. The assumptions used in calculating the future policy benefits liabilities generally vary by plan, year of issue, and policy duration.

Additionally, for both the Individual Markets life insurance future policy benefits liabilities and life insurance separate accounts, policy and contract claim liabilities are established for claims that have been incurred but not reported based on factors derived from past experience.

The aforementioned policy benefit liabilities are computed amounts that, with additions from premiums and deposits to be received and with interest on such liabilities, are expected to be sufficient to meet the Company’s policy obligations (such as paying expected death or retirement benefits or surrender requests) and to generate profits.

Other Segment

The Company’s Other reporting segment is substantially comprised of activity not directly allocated to the other operating segments and interest expense on long-term debt.

Reinsurance

The Company enters into reinsurance transactions as a purchaser of reinsurance for its various insurance products and as a provider of reinsurance for some insurance products. Reinsurance transactions are assumed from and ceded to affiliated entities and third parties. When purchasing reinsurance, the Company seeks to limit its exposure to loss on any single insured and to recover a portion of benefits paid by ceding risks to other insurance enterprises under excess coverage, quota share, yearly renewable term, coinsurance, and modified coinsurance contracts. Under the terms of these contracts, the reinsurer agrees to reimburse the Company for the ceded amount in the event a claim is paid. However, the Company remains liable to its policyholders with respect to the ceded insurance if a reinsurer fails to meet the obligations it assumed. Accordingly, the Company strives to cede risks to highly rated, well-capitalized companies. The Company retains an initial maximum of $3.5 million of coverage per individual life. This initial retention limit of $3.5 million may increase due to automatic policy increases in coverage at a maximum rate of $175 thousand per annum, with an overall maximum increase in coverage of $1.0 million. The Company assumes risk from approximately 40 insurers and reinsurers by participating in yearly renewable term and coinsurance pool agreements. When assuming risk, the Company seeks to generate revenue while maintaining reciprocal working relationships with these partners as they also seek to limit their exposure to loss on any single life. Maximum capacity to be accepted or retained by the Company is dictated at the treaty level and is monitored annually to ensure the total risk acquired or retained on any one life is limited to a maximum retention of $4.5 million.

Method of Distribution of Products Within the Individual Markets and Empower Retirement Segments

The Individual Markets segment distributes individual life insurance through wholesale and retail sales force, banks, broker-dealers, and investment advisors. Executive benefits products are distributed through wholesalers and specialized consultants.

The Empower Retirement segment distributes products to plan sponsors through a subsidiary, GWFS Equities, Inc. (“GWFS Equities”), as well as through brokers, consultants, advisors, third-party administrators, and banks. It markets IRAs as a distribution option for employees terminated from employer-sponsored defined contribution plans through its Retirement Solutions Group, which includes a retail sales force. Recordkeeping and administrative services are distributed through institutional clients.

Competition Within the Individual Markets and Empower Retirement Segments

The life insurance, savings, and investment marketplaces are highly competitive. The Company’s competitors include insurance companies, banks, investment advisors, mutual fund companies, and certain service and professional organizations. No individual competitor or small group of competitors is dominant. Competition focuses on name recognition, service, technology, cost, variety of investment options, investment performance, product features, and price, in addition to financial strength as indicated by ratings issued by nationally recognized agencies.

Individual Markets Outlook

On January 24, 2019, the Company announced that it had entered into an agreement with Protective Life Insurance Company (“Protective”) to sell, via indemnity reinsurance, substantially all of its non-participating individual life insurance and annuity business and group life and health business. The transaction is in its initial stage, and is expected to close in the first half of 2019 subject to regulatory and customary closing conditions. On the closing date of the proposed transaction, the Company will transfer to Protective assets equal to the statutory liabilities being reinsured and will receive a ceding commission (subject to post-closing adjustments) from Protective in consideration of the transferred business. The Company will retain a small block of participating life insurance policies which will be administered by Protective Life following the close of the transaction. Post-transaction, the Company will focus on the defined contribution retirement and asset management markets in the U.S.

Empower Retirement Outlook

As the second largest recordkeeping provider in the U.S., Empower Retirement is positioned for significant growth opportunities with expertise and diversification across all plan types, company sizes and market segments. The Company continually examines opportunities to structure products and develop strategies to stimulate growth in assets under management.

In 2019, Empower Retirement’s strategies to drive sales growth will continue to include active marketing of the brand, investing in product differentiation and offering a best-in-class service model. In 2018, service enhancements were made to this model including standardizing and improving client-facing tools, optimizing advisor relationship management and client alignment as well as adopting best practices for participant communications. In 2019, investments will continue to be made to improve the customer web experiences. This includes Empower Retirement’s unique, interactive web-based experience which was launched to help participants understand their retirement income needs. These efforts are expected to increase customer retention and ultimately increase participant retirement savings.

The Company will continue to pursue operational efficiencies. Great West Global Business Services India Private Limited (“Great West Global”), an indirect wholly-owned subsidiary of Lifeco U.S. in India, which launched in 2015 and has over 1,000 professionals based in India, will continue to expand with a focus on driving lower unit costs.

1.3  Investment Operations

The Company’s investment division manages and administers the investments of its general and separate accounts in support of the cash and liquidity requirements of its insurance and investment products.

The Company’s principal general account investments are in bonds and mortgage loans, all of which are exposed to three primary sources of investment risk: credit, interest rate, and market valuation. Total investments at December 31, 2018, of $55 billion were comprised of general account investment assets of $30 billion and separate account assets of $25 billion. Total investments at December 31, 2017, of $57 billion were comprised of general account investment assets of $29 billion and separate account assets of $28 billion.

The Company’s general account investments are in a broad range of asset classes, but consist primarily of domestic bonds. Bonds include public and privately placed corporate bonds, government bonds, and mortgage-backed and asset-backed securities. The Company’s mortgage loans are comprised primarily of domestic commercial collateralized loans diversified with regard to geographical markets and commercial mortgage property types.

The Company manages the characteristics of its investment assets, such as liquidity, currency, yield, and duration, to reflect the underlying characteristics of related insurance and policyholder liabilities that vary among its principal product lines. The Company observes strict asset and liability matching guidelines designed to ensure that the investment portfolio will appropriately meet the cash flow requirements of its liabilities. The Company uses derivative financial instruments for risk management purposes associated with certain invested assets and policy liabilities, not for speculative purposes.

The Company routinely monitors and evaluates the status of its investments in light of current economic conditions, trends in capital markets, and other factors. These other factors include investment size, quality, concentration by issuer and industry, and other diversification considerations relevant to the Company’s bonds.

The Company reduces credit risk for the portfolio as a whole by investing primarily in investment grade bonds. At December 31, 2018, and 2017, 99% of the Company’s bond portfolio were designated as investment grade.

1.4  Regulation

The Company and its insurance subsidiaries are licensed in and regulated by all 50 states, the District of Columbia, Puerto Rico, Guam, and the United States Virgin Islands to transact life insurance business, accident and health insurance business, and annuity business. The extent of such regulation varies, but most jurisdictions have laws and regulations governing the business conduct of insurers as well as the financial aspects of insurers, including standards of solvency, statutory reserves, reinsurance, and capital adequacy. In addition, statutes and regulations usually require the licensing of insurers and their agents, the approval of policy forms and certain other related materials, and, for certain lines of insurance, the approval of rates. Such statutes and regulations also prescribe the permitted types and concentration of investments.

The Company and certain of its subsidiaries are subject to, and comply with, insurance holding company regulations in applicable states. The Company’s insurance subsidiaries are each required to file reports, generally including detailed annual financial statements, with insurance regulatory authorities in each of the jurisdictions in which they do business, and their operations and accounts are subject to periodic examination by such authorities. These subsidiaries must also file, and in many jurisdictions and in some lines of insurance, obtain regulatory approval for rules, rates, and forms relating to the insurance written in the jurisdictions in which they operate.

The National Association of Insurance Commissioners (“NAIC”) has established a program of accrediting state insurance departments. NAIC accreditation permits accredited states to conduct periodic examinations of insurers domiciled in such states. NAIC-accredited states will not accept reports of examination of insurers from unaccredited states, except under limited circumstances. As a direct result, insurers domiciled in unaccredited states may be subject to financial examination by accredited states in which they are licensed, in addition to any examinations conducted by their domiciliary states. The Colorado Department of Insurance is the Company’s principal insurance regulator. Additionally, the State of New York Department of Financial Services (“NYDFS”) and the South Carolina Department of Insurance are the principal insurance regulators for the Company’s two wholly-owned subsidiaries, Great-West Life & Annuity Insurance Company of New York (“GWNY”) and Great-West Life & Annuity Insurance Company of South Carolina (“GWSC”), respectively. All three insurance regulators have received NAIC accreditation.

State and federal insurance and securities regulatory authorities, and other state law enforcement agencies and attorneys general, from time to time make inquiries regarding compliance by the Company and its insurance subsidiaries with insurance, securities, and other laws and regulations regarding the conduct of the Company’s insurance and securities business.

Following is a description of certain regulatory and legal frameworks to which the Company or its subsidiaries may be subject:

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Insurance Company Regulation - The Company and its insurance subsidiaries are subject to regulation under the insurance company laws of various jurisdictions. The insurance company laws and regulations vary from jurisdiction to jurisdiction, but generally require an insurance company that is a member of an insurance holding company system (two or more affiliated persons, one or more of which is an insurer) to register with state regulatory authorities and to file with those authorities certain reports, including information concerning their capital structure, ownership, financial condition, certain intercompany transactions, and general business operations. In addition, various state jurisdictions have broad administrative powers with respect to such matters as admittance of assets, premium rating methodology, policy forms, establishing reserve requirements and solvency standards, maximum interest rates on life insurance policy loans and minimum rates for accumulation of surrender values, the type and amounts and valuation of investments permitted. State insurance statutes also typically place restrictions and limitations on the amount of dividends or other distributions payable by insurance companies to their parent companies, as well as on transactions between an insurer and its affiliates.

State insurance regulators, the NAIC, and other regulatory agencies are also investigating the use of affiliated captive reinsurers or off-shore entities to reinsure insurance risks. In October 2011, the NAIC established a subgroup to study insurers’ use of captives and special purpose vehicles to transfer insurance risk in relation to existing state laws and regulations, and to establish appropriate regulatory requirements to address concerns identified in the study. This subgroup, which has been disbanded, prepared a white paper offering seven recommendations for consideration and a possible study. These recommendations addressed accounting considerations, confidentiality, access to alternative markets, International Association of Insurance Supervisors principles, standards and guidance; enhancements to credit for reinsurance models; disclosure and transparency, and Financial Analysis Handbook guidance. Two task forces have been assigned to determine how to implement many of these recommendations. Additionally, in June 2013, the NYDFS released a report critical of certain captive reinsurance structures and calling, in part, for other state regulators to adopt a moratorium on approving such structures pending further review by state and federal regulators. Also, in December 2013, the United States Treasury Department’s Federal Insurance Office (“FIO”) issued a report on how to modernize and improve the system of insurance regulation in the United States, recommending, in part, that states develop a uniform and transparent solvency oversight regime for the transfer of risk to reinsurance captives and adopt a uniform capital requirement for reinsurance captives, including a prohibition on transactions that do not constitute legitimate risk transfer.

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Guaranty Associations and Similar Arrangements - Most of the jurisdictions in which the Company and its insurance subsidiaries are permitted to transact business require life insurers doing business within their jurisdiction to participate in guaranty associations, which are organized to pay certain contractual insurance benefits owed pursuant to insurance policies issued by impaired, insolvent or failed insurers. These associations levy assessments, up to prescribed limits, on all member insurers in a particular state on the basis of the proportionate share of the premiums written by member insurers in the lines of business in which the impaired, insolvent or failed insurer is engaged. Some states permit member insurers to recover assessments paid through full or partial premium tax offsets. The Company has historically recovered more than half of the guaranty assessments through these offsets.

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Statutory Insurance Examinations - As part of their regulatory oversight process, state insurance departments conduct periodic detailed examinations of the books, records, accounts, and business practices of insurers domiciled in their states. During the three-year period ended December 31, 2018, these examinations produced no significant adverse findings regarding the operations or accounts of the Company and its insurance subsidiaries.

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Policy and Contract Reserve Sufficiency Analysis - Annually, the Company and its insurance subsidiaries are required to conduct an analysis of the sufficiency of all statutory reserves. In each case, a qualified actuary must submit an opinion which states that the aggregate statutory reserves, when considered in light of the assets held with respect to such reserves, make good and sufficient provision for the associated contractual obligations and related expenses of the insurer. If such an opinion cannot be provided, the insurer must set up additional reserves by moving funds from available statutory surplus. Since inception of this requirement, the Company and its insurance subsidiaries, which are required by their states of domicile to provide these opinions, have provided such opinions without qualification.

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Surplus and Capital - The Company and its insurance subsidiaries are subject to the supervision of the regulators in each jurisdiction in which they are licensed to transact business. Regulators have discretionary authority, in connection with the continued licensing of these insurance subsidiaries, to limit or prohibit sales to policyholders if, in their judgment, the regulators determine that such insurer has not maintained the minimum surplus or capital or that the further transaction of business will be hazardous to policyholders. We do not believe that the current or anticipated levels of statutory surplus of the Company and its subsidiaries present a material risk that any such regulator would limit the amount of new policies that we issue.

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Risk-Based Capital (“RBC”) - The Company and its insurance subsidiaries are subject to certain RBC requirements and report their RBC based on a formula calculated by applying factors to various asset, premium, face amount, and statutory reserve items. The formula takes into account the risk characteristics of the insurer, including asset risk, insurance risk, interest rate risk, and business risk. The formula is used as an early warning regulatory tool to identify possible inadequately capitalized insurers for purposes of initiating regulatory action and not as a means to rank insurers generally. As of the date of the most recent statutory financial statements filed with insurance regulators, the total adjusted capital of the Company and its insurance subsidiaries was in excess of the minimum RBC that require regulatory action.

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Regulation of Investments - The Company and its insurance subsidiaries are subject to state laws and regulations that require diversification of its investment portfolios and limit the amount of investments in certain asset categories, such as below investment grade bonds, other equity investments, and derivatives. Failure to comply with these laws and regulations would cause investments exceeding regulatory limitations to be treated as non-admitted assets for purposes of measuring statutory surplus and, in some instances, would require divestiture of such non-qualifying investments. As of the date of the most recent statutory financial statements filed with insurance regulators, the Company did not have any non-admitted assets as a result of investments exceeding regulatory limitations.

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Federal Initiatives - Although the federal government generally does not directly regulate the insurance business, federal initiatives often have an impact on the Company’s business in a variety of ways. From time to time, federal measures are proposed that may significantly affect the Company’s business.

The Dodd-Frank Act mandates changes to the regulation of the financial services industry. Implementation of the Dodd-Frank Act is ongoing and may affect the Company’s operations and governance in ways that could adversely affect its financial condition and results of operations. The Dodd-Frank Act requires central clearing of, and imposes new margin requirements on, certain derivatives transactions, which increases the costs of the Company’s hedging program. The other provision in the Dodd-Frank Act that may impact the Company is the new FIO within the United States Treasury Department.

The Dodd-Frank Act provides the Financial Stability Oversight Council (“FSOC”) with the power to designate “systemically important” institutions, which will be subject to special regulatory supervision and other provisions intended to prevent, or mitigate the impact of, future disruptions in the U.S. financial system. Based on its most current financial data, the Company is below the quantitative thresholds used by the FSOC to determine which nonbank companies merit consideration. However, the FSOC has indicated it will review on a quarterly basis whether nonbank financial institutions meet the metrics for further review. If the Company were to be designated as a systemically important institution, it could be subject to heightened regulation under the Federal Reserve, which could impact requirements regarding its capital, liquidity, and leverage, as well as its business and investment conduct. In addition, the Company could be subject to assessments to pay for the orderly liquidation of other systemically important financial institutions that have become insolvent.

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Broker-Dealer and Securities Regulation - One of the Company’s subsidiaries, GWFS Equities, is a non-clearing broker-dealer and subject to certain regulatory provisions by the SEC and the Financial Industry Regulatory Authority (“FINRA”). This subsidiary acts as the underwriter and distributor for variable annuity contracts and variable life insurance policies issued by the Company and for Great-West Funds, Inc., an open-end management investment company, which is a related party of GWL&A. GWFS Equities also acts as an introducing brokerage firm in the offer and sale of debt and equity securities. GWFS Equities is subject to the requirements of the Securities Exchange Act of 1934 relating to broker-dealers, including, among other things, minimum net capital requirements under the SEC Uniform Net Capital Rules (Rule 15c3-1) and segregation of client funds under the SEC Customer Protection Rule (Rule 15c3-3). GWFS Equities’ net capital was in excess of the minimum requirements.

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Banking Regulation - One of the Company’s subsidiaries, Great-West Trust Company, is a Colorado non-depository trust company that offers directed and discretionary trustee and custodial services to retirement plans, including 401(a), 401(k), 403(b), and 457 plans, IRAs, and Rabbi trusts for non-qualified deferred compensation plans. Great-West Trust Company operates pursuant to the rules and regulations of the Colorado Division of Banking including various regulatory capital requirements. Great-West Trust Company’s capital was in excess of the minimum requirements.

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Registered Investment Advisor Regulation - Two of the Company’s subsidiaries, Great-West Capital Management and Advised Assets Group are registered as investment advisors with the SEC and are subject to examination by the SEC. The Investment Advisers Act of 1940, as amended, and the related regulations impose various obligations and restrictions on registered investment advisors including fiduciary duties, recordkeeping requirements, operational requirements, and marketing requirements.

ERISA and Other Considerations

The Company provides products and services to certain employee benefit plans that are subject to the Employee Retirement Income Security Act (“ERISA”), or the Internal Revenue Code of 1986, as amended (the “Code”). As such, the Company’s activities are subject to the restrictions imposed by ERISA and the Code, including the requirement under ERISA that fiduciaries must perform their duties solely in the interests of ERISA plan participants and beneficiaries, and the requirement under ERISA and the Code that fiduciaries may not cause a covered plan to engage in prohibited transactions with persons who have certain relationships with respect to such plans. The applicable provisions of ERISA and the Code are subject to enforcement by the Department of Labor, the Internal Revenue Service (“IRS”), and the Pension Benefit Guaranty Corporation.

1.5  Ratings

The Company is rated by a number of nationally recognized rating agencies. The ratings represent the opinion of the rating agencies regarding the financial strength of the Company and its ability to meet ongoing obligations to policyholders. The Company’s financial strength ratings as of the date of this filing are as follows:

Rating agency	Measurement	Current rating

A.M. Best, Inc.	Financial strength, operating performance, and business profile	A+ (1)

Fitch Ratings	Financial strength	AA (2)

Moody’s Investor Service, Inc.	Financial strength	Aa3 (3)

Standard & Poor’s Rating Services	Financial strength	AA (2)

(1)  Superior (highest category out of 10 categories).

(2)  Very Strong (second highest category out of nine categories).

(3)  Excellent (second highest category out of nine categories).

1.6 Employees

The Company and its affiliates had approximately 6,200 and 5,800 employees at December 31, 2018 and 2017, respectively.

1.7 Available Information

The Company files periodic reports and other information with the SEC. Such reports and other information may be obtained by visiting the Public Reference Room of the SEC at its Headquarters Office, 100 F Street, N.E., Room 1580, Washington D.C. 20549, or by calling the SEC at 1-202-551-8090 (Public Reference Room) or 1-800-SEC-0330 (Office of Investor Education and Advocacy). In addition, the SEC maintains an Internet website (www.sec.gov) that contains reports and other information regarding issuers that file electronically with the SEC, including the Company.

The Company makes available, free of charge, on its website (www.greatwest.com) through its Financial Information page, its annual reports, and amendments to all those reports, as soon as reasonably practicable. Other information found on the website is not part of this or any other report filed with or furnished to the SEC.

Item 1A.

Risk Factors

In the normal course of its business, the Company is exposed to certain operational, regulatory, and financial risks and uncertainties. The most significant risks include the following:

Competition could negatively affect the ability of the Company to maintain or increase market share or profitability.

The industry in which the Company operates is highly competitive. The Company’s competitors include insurance companies, mutual fund companies, banks, investment advisors, and certain service and professional organizations. Although there has been consolidation in some sectors, no one competitor is dominant. Customer retention is a key factor for continued profitability. Management cannot be certain that the Company will be able to maintain its current competitive position in the markets in which it operates, or that it will be able to expand its operations into new markets. If the Company fails to do so, its business, results of operations, and financial condition could be materially and adversely affected.

The insurance and financial services industries are heavily regulated and changes in regulation may reduce profitability.

Federal and state regulatory reform that increases the compliance requirements imposed on the Company or that changes the way that the Company is able to do business may significantly harm its business or adversely impact the results of operations in the future. It is not possible to predict whether future legislation or regulation adversely affecting the Company’s business will be enacted and, if enacted, the extent to which such legislation will have an effect on the Company or its competitors. Furthermore, there can be no assurance as to which of the Company’s specific products would be impacted by any such legislative or regulatory reform.

The Company’s operations and accounts are subject to examination by the Colorado Department of Insurance and other regulators at specified intervals. The NAIC has also prescribed RBC rules and other financial ratios for life insurance companies. The calculations set forth in these rules are used by regulators to assess the sufficiency of an insurer’s capital and measure the risk characteristics of an insurer’s assets, liabilities, and certain off-balance sheet items. RBC is calculated by applying factors to various asset, premium, face amount, and liability items. Although the Company has RBC levels well in excess of those required by its regulators, there can be no assurances made that it will continue to maintain these levels.

A downgrade or potential downgrade in the Company’s financial strength or claims paying ratings could result in a loss of business and negatively affect results of operations and financial condition.

The Company is rated by a number of nationally recognized rating agencies. The ratings represent the opinion of the rating agencies regarding the Company’s financial strength and its ability to meet ongoing obligations to policyholders. Claims paying ability and financial strength ratings are factors in establishing the competitive position of insurers. A rating downgrade, or the potential for such a downgrade, of the Company or any of its rated insurance subsidiaries could, among other things, materially increase the number of policy surrenders and withdrawals by policyholders of cash values from their policies, adversely affecting relationships with broker-dealers, banks, agents, wholesalers, and other distributors of its products and services. This may result in cash payments requiring the Company to sell invested assets, including illiquid assets such as privately placed bonds and mortgage loans, at a price that may result in realized investment losses. These cash payments to policyholders result in a decrease in total invested assets and a decrease in net income. In addition, a significant downgrade may negatively impact new sales and adversely affect the Company’s ability to compete and thereby have a material effect on its business, results of operations, and financial condition. Negative changes in credit ratings may also increase the Company’s cost of funding.

Deviations from assumptions regarding future persistency, mortality, and interest rates used in calculating liabilities for future policyholder benefits and claims could adversely affect the Company’s results of operations and financial condition.

The Company establishes and carries, as a liability, reserves based on conservative, prescribed estimates of how much it will need to pay for future benefits and claims. Future policy benefits do not represent an exact calculation of liability. Rather, future policy benefits represent a conservative estimate prescribed by regulators to cover the ultimate settlement and administration of benefits. These estimates, which generally involve actuarial projections, are based upon prescribed persistency (how long a contract stays with the Company), mortality, interest rates, and other factors. These variables are prescribed and are subject to potential legislative changes. The Company’s life insurance products are exposed to the risk of catastrophic events, such as a pandemic, terrorism, or other such events that cause a large number of deaths. Additionally, there may be a significant reporting delay between the occurrence of an insured event and the date it is reported to the Company.

The inherent uncertainties of estimating policy and contract claim liabilities are greater for certain types of liabilities, particularly those in which the various considerations affecting the type of claim are subject to change and in which long periods of time may elapse before a definitive determination of liability is made. Liability estimates including estimated premiums the Company will receive over the assumed life of the policy are continually refined in a regular and ongoing process as experience develops and further claims are reported and settled. Adjustments to policy benefit liabilities are reflected in the Company’s Statement of Operations in the period in which adjustments are determined. Because setting policy benefit liabilities is inherently uncertain, there can be no assurance that current liabilities will prove to be adequate in light of subsequent events.

If the companies that provide reinsurance default or fail to perform or the Company is unable to obtain adequate reinsurance for some of the risks underwritten, the Company could incur significant losses adversely affecting results of operations and financial condition.

The Company purchases reinsurance by transferring, or ceding, part of the risk it assumes to a reinsurance company in exchange for part of the premium it receives in connection with the risk. The part of the risk the Company retains for its own account is known as the retention. The Company retains an initial maximum of $3.5 million of coverage per individual life. This initial retention limit of $3.5 million may increase due to automatic policy increases in coverage at a maximum rate of $175 thousand per annum, with an overall maximum increase in coverage of $4.5 million. Through reinsurance, the Company has the contractual right to collect the amount above its retention from its reinsurers. Although reinsurance makes the reinsurer liable to the Company to the extent the risk is transferred or ceded to the reinsurer, it does not relieve it of its liability to its policyholders. Accordingly, the Company bears credit risk with respect to its reinsurers. Management cannot make assurances that the Company’s reinsurers will pay all of their reinsurance claims, or that they will pay claims on a timely basis. If the Company’s reinsurers cease to meet their obligations, whether because they are in a weakened position as a result of incurred losses or otherwise, the Company’s results of operations, financial position, and cash flows could be materially adversely affected.

As related to the Company’s reinsurance facilities, there are no assurances that the Company can maintain its current reinsurance facilities or that it can obtain other reinsurance facilities in adequate amounts and at favorable rates. If the Company is unable to obtain new reinsurance facilities, either its net exposures would increase or, if it is unwilling to bear an increase in net exposures, it would have to reduce the level of its underwriting commitments. Either of these potential developments could have a material adverse effect on the Company’s business, results of operations, and financial position.

Interest rate fluctuations could have a negative impact on results of operations and financial condition.

In periods of rapidly increasing interest rates, policy surrenders and withdrawals may increase and premiums in flexible premium policies may decrease as policyholders seek investments with higher perceived returns. This activity may result in the Company’s making cash payments, requiring that it sell invested assets at a time when the prices of those assets are adversely affected by the increase in market interest rates.

During periods of sustained low interest rates, life insurance and annuity products may be affected by increased premium payments on products with flexible premium features and a higher percentage of insurance policies remaining in-force from year to year on products with minimum guarantees. During such a period, investment earnings may be lower because the interest earnings on new fixed income investments will likely have declined with the market interest rates. Also there may be increased early repayment on investments held such as mortgage-backed securities, asset-backed securities, and callable bonds. Although the Company invests in a broad range of asset classes, it is primarily invested in domestic fixed income securities. Accordingly, during periods of sustained low interest rates, an adverse effect on the results of operations and financial condition may result from a decrease in the spread between the earned rate on the Company’s assets and either the interest rates credited to policyholders or the rates assumed in reserve calculations. Several products have current credited interest rates that are at or approaching their minimum guaranteed credited rate, which could have an adverse effect on the results of operations and financial condition due to spread compression.

The Company has hedging and other risk mitigating strategies to reduce the risk of a volatile interest rate environment. However, there can be no assurance that it would be fully insulated from realizing any losses on sales of securities. In addition, regardless of whether the Company realized an investment loss, potential withdrawals would produce a decrease in invested assets, with a corresponding adverse effect on the results of operations and financial condition.

Market fluctuations and general economic conditions may adversely affect results of operations and financial condition.

The risk of fluctuations in market value of all of the separate account assets, proprietary mutual funds, proprietary collective trusts, and external mutual funds is borne by the policyholders. The Company’s fee income for administering and/or managing these assets, however, is generally set as a percentage of those assets. Accordingly, fluctuations in the market value of these assets may result in fluctuations in revenue. On certain products, the Company offers guarantees to policyholders to protect them against the risk of adverse market performance, including guaranteed minimum death benefits and guaranteed lifetime withdrawal benefits. When equity markets decline, the Company is at a greater risk of having to pay guaranteed benefits that exceed available policyholder account balances, and will therefore have to increase its reserves for these benefits, resulting in a financial loss. While the Company does have hedging programs in place to reduce the market risk associated with these guarantees, no assurance can be provided that these programs will generate the returns that will be needed to meet policyholder obligations relating to these guarantees.
The Company manages or administers its general and separate accounts in support of cash and liquidity requirements of its insurance and investment products. The Company’s general account investment portfolio is diversified over a broad range of asset classes but consists primarily of domestic fixed income investments. The fair value of these and other general account invested assets fluctuates depending upon, among other factors, general economic and market conditions. In general, the market value of the Company’s general account bond portfolio increases or decreases in inverse relationship with fluctuations in interest rates.

The occurrence of a major economic downturn, acts of corporate malfeasance, or other events that adversely affect the issuers of the Company’s investment securities could cause the value of these securities and net income to decline and the default rate of the bonds to increase. A ratings downgrade affecting particular issuers or securities could have a similar effect. Any event reducing the value of these securities other than on a temporary basis could have an adverse effect on the results of operations and financial condition. Ratings downgrades on general account assets may also result in a higher capital charge under RBC, resulting in lower RBC ratio.

Additionally, the Company may, from time to time, for business, regulatory, or other reasons, elect or be required to sell certain of its general account invested assets at a time when their fair values are less than their original cost, resulting in realized capital losses, which would have an adverse effect on the results of operations and financial condition.

Changes in U.S. federal income tax law could make some of the Company’s products less attractive to consumers and increase its tax costs.

Changes in U.S. federal income tax law could make some of the Company’s products less attractive to consumers. For example, the following events could adversely affect the Company’s business:

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Changes in tax laws that would reduce or eliminate tax-deferred accumulation of earnings on the premiums paid by the holders of annuities and life insurance products or change the tax treatment of life insurance death benefits;

•

Reductions in the federal income tax that investors are required to pay on long-term capital gains and on some dividends paid on stock that may provide an incentive for some of the Company’s customers and potential customers to shift assets into mutual funds and away from products, including life insurance and annuities, designed to defer taxes payable on investment returns;

•	Changes in applicable regulations that could restrict the ability of some companies to purchase certain executive benefits products;
•	Changes in the availability of, or rules concerning the establishment, operation, and taxation of, Section 401, 403(b), 408, and 457 plans; and
•	Repeal of the federal estate tax

The Company cannot predict whether any legislation will be enacted, what the specific terms of any such legislation will be, or how, if at all, this legislation or any other legislation could have an adverse effect on the Company’s results of operations or financial condition.

Congress, as well as state and local governments, considers from time to time legislation that could change the Company’s tax costs and increase or decrease its ability to use existing tax credits. If such legislation is adopted, the results of operations could be impacted. Changes to the Company’s tax costs would include changes to tax rates, which could affect the financial statements in several ways. For example, an increase in the federal income tax rate could affect the financial statements as follows:

•	A higher current income tax rate, which would have an unfavorable impact on net income over the period that the higher rate remains in effect.
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An increase in certain deferred tax assets (“DTAs”) and certain deferred tax liabilities, which could have an immediate favorable impact on surplus in the period during which the higher tax rate came into effect. The favorable impact will depend on the admissibility limitations of DTAs prescribed by Statutory Accounting Principles, which include estimates of future tax events

•	An increase in tax rates could affect the timing of recognizing tax benefits.

The Company may be subject to litigation resulting in substantial awards or settlements and this may adversely affect its reputation and results of operations.

In recent years, life and accident insurance and financial service companies have been named as defendants in lawsuits, including class actions. A number of these lawsuits have resulted in substantial awards and settlements. There can be no assurance that any future litigation relating to matters such as the provision of insurance coverage or pricing and sales practices will not have a material adverse effect on the Company’s results of operations or financial position.

The Company’s risk management policies and procedures may leave it exposed to unidentified or unanticipated risk, which could adversely affect its business, results of operations, and financial condition.

Management of operational, legal, regulatory, and financial risks requires, among other things, policies and procedures to record properly and verify a large number of transactions and events. Management has devoted significant resources to develop the Company’s risk management and disaster recovery policies and procedures. However, policies and procedures may not be fully effective and may leave the Company exposed to unidentified and unanticipated risks. The Company may be subject to disruptions of its operating systems or its ability to conduct business from events that are wholly or partially beyond its control such as a natural catastrophe, act of terrorism, pandemic, or electrical/telecommunications outage.

The Company may experience difficulty in marketing and distributing products through its current and future distribution channels.

The Company distributes its life and savings products through a variety of distribution channels, including brokers, independent agents, consultants, retail financial institutions, and its own internal sales force. In some areas the Company generates a significant portion of its business through third-party arrangements. Management periodically negotiates provisions and renewals of these relationships and there can be no assurance that such terms will remain acceptable to either party. An interruption in the continuing relationship with a significant number of these third parties could materially affect the Company’s ability to market its products. The Company must attract and retain productive internal sales representatives to sell its products. If the Company is unsuccessful in attracting and retaining sales representatives with demonstrated abilities, its results of operations and financial condition could be adversely affected.

A failure in cyber or information security systems could result in a loss or disclosure of confidential information, damage the Company’s reputation, and could impair its ability to conduct business effectively.

The Company depends heavily upon computer systems to provide reliable service, as a significant portion of the Company’s operations relies on the secure processing, storage, and transmission of confidential or proprietary information and complex transactions. Despite the implementation of a variety of security measures, the Company’s computer systems could be subject to physical and electronic break-ins, cyber attacks, and similar disruptions from unauthorized tampering, including threats that may come from external factors, such as governments, organized crime, hackers and other third parties, or may originate internally from within the Company.

If one or more of these events occurs, it could potentially jeopardize the confidential or proprietary information, including personally identifiable non-public information, processed and stored in, and transmitted through, the computer systems and networks. It could also potentially cause interruptions or malfunctions in the operations of the Company, its customers, or other third parties. This could result in damage to the Company’s reputation, financial losses, litigation, increased costs, regulatory penalties, and/or customer dissatisfaction or loss. Although steps have been taken to prevent and detect such attacks, it is possible that the Company may not become aware of a cyber incident for some time after it occurs, which could increase its exposure to these consequences.

The Company could face difficulties, unforeseen liabilities, or asset impairments arising from business acquisitions or integrations and managing growth of such businesses.

The Company has engaged in acquisitions of businesses in the past and may continue to do so in the future. Such activity exposes the Company to a number of risks. For example, there could be unforeseen liabilities or asset impairments, including goodwill impairments that arise in connection with the businesses that will be acquired in the future.

The Company’s ability to achieve certain benefits which are anticipated from acquisitions of businesses will depend in large part upon the Company’s ability to successfully integrate such businesses in an efficient and cost effective manner. The Company may not be able to integrate such businesses smoothly or successfully, and the process may take longer than expected. The integration of operations and differences in operational culture may require the dedication of significant management resources, which may result in greater expenditures than expected to integrate the acquired businesses. If the Company is unable to successfully integrate the operations of such acquired businesses, it may be unable to realize the benefits it expects to achieve as a result of such acquisitions.

The success with which the Company is able to integrate acquired operations will depend on its ability to manage a variety of issues, including the following:

•	Loss of key personnel or higher than expected employee attrition rates could adversely affect the performance of the acquired business and the Company’s ability to successfully integrate it.
•

Integrating acquired operations with existing operations may require the Company to coordinate geographically separated organizations, address possible differences in culture and management philosophies, merge financial processes and risk and compliance procedures, combine separate information technology platforms, and integrate organizations that were previously closely tied to the former parent of the acquired business or other service provider.

Counterparties with whom the Company transfers risk may be unable or unwilling to do business with the Company.

The Company mitigates market risks through the use of derivative transactions with approved counterparties. Should some or all of these counterparties be unwilling or unable to continue to offer derivatives to the Company, the cost of purchasing these financial instruments may increase and/or the Company may not be able to continue to transfer certain risks, thereby increasing its exposure to a financial loss.

The Company may not be able to secure financing to meet the liquidity or capital needs of the Company.

While the Company monitors its liquidity and capital on a regular basis, it may need to seek external financing if available internal levels of liquidity or capital are insufficient. Liquidity demands include but are not limited to the payment of policyholder benefits, collateral posting as required under our agreements with counterparties, the payment of operating expenses, and the servicing of debt. Capital demands could result from the growth of new business, a change in investment strategy, an investment in systems or other infrastructure, or a deterioration of the Company’s capital arising from financial losses. The availability of additional financing will depend on a variety of factors such as market conditions, the general availability of credit in financial markets, the overall availability of credit to the financial services industry, the volume of trading activities in financial markets, the Company’s credit ratings and credit capacity, and the perception of customers or lenders of the Company’s long or short term financial strength. If the Company is unable to secure external financing to meet a liquidity or capital shortfall it may be required to curtail its operations, sell assets or reinsure liabilities, make changes to the investment strategy, or discontinue the use of certain derivatives, which could have a detrimental impact on the financial strength of the Company.

Acquisitions, dispositions and business reorganizations, including our announced transaction with Protective Life Corporation, may not produce anticipated benefits and could result in operating difficulties, unforeseen liabilities, asset impairments or rating agency actions, which may adversely affect our operating results and financial condition.

☐

Acquisitions, dispositions and other business reorganizations, such as the planned disposition of substantially all of our Individual Markets segment to Protective Life Corporation that was announced in January of 2019, could expose us to a number of risks. Once completed, acquisitions and dispositions may not perform as projected, expense synergies and savings may not materialize as expected and costs associated with the transaction or related transition services may be greater than anticipated. Our financial results could be adversely affected by:

•

potential difficulties achieving projected financial results, including the costs and benefits of integration or deconsolidation, due to macroeconomic, business, demographic, actuarial, regulatory, or political factors;

•	negative reactions to a transaction by policyholders and contract-holders, distributors, suppliers, plan sponsors and advisors and other clients and potential customers;
•	ratings agency warnings or downgrades;
•	unanticipated performance issues;
•	unforeseen liabilities;
•	transaction-related charges;
•	diversion of management time and resources to disposition challenges;
•	loss of key employees or customers, amortization of expenses related to intangibles;
•	inefficiencies as we integrate operations and address differences in cultural, management, information, compliance and financial systems and procedures; and
•	charges for impairment of long-term assets or goodwill and indemnifications.

In addition, factors such as receiving the required governmental or regulatory approvals to close the transaction, delays in implementation or completion of transition activities or a disruption to our ongoing business could negatively impact our results.

Reorganizing or consolidating the legal entities through which we conduct our business may raise similar risks. The success with which we are able to realize benefits from legal entity reorganizations will also depend on our ability to manage a variety of issues, including regulatory approvals, modification of our operations and changes to our investment portfolios.

Any of these risks, if realized, could prevent us from achieving the benefits we expect or could otherwise have a material adverse effect on our business, results of operations or financial condition.

Item 2.

Properties

The Company’s corporate office facility is comprised of an 886,000 square foot complex located in Greenwood Village, Colorado. The Company owns its corporate office facilities which are occupied by all of the Company’s segments. The Company also leases approximately 432,000 square feet of sales and administrative offices throughout the United States. At December 31, 2018, the Company leased approximately 188,000 square feet of the complex to CIGNA for a lease period expiring on March 31, 2019. Management believes that the Company’s properties are suitable and adequate for its current and anticipated business operations.

Item 3.

Legal Proceedings

From time to time, the Company may be threatened with, or named as a defendant in, lawsuits, arbitrations, and administrative claims. Any such claims that are decided against the Company could harm the Company’s business. The Company is also subject to periodic regulatory audits and inspections which could result in fines or other disciplinary actions. Unfavorable outcomes in such matters may result in a material impact on the Company’s financial position, results of operations, or cash flows.

The Company is defending lawsuits relating to the costs and features of certain retirement or fund products. Management believes the claims are without merit and will defend these actions. Based on the information known, these actions will not have a material adverse effect on the financial position of the Company.

The Company is involved in other various legal proceedings that arise in the ordinary course of its business. In the opinion of management, after consultation with counsel, the likelihood of loss from the resolution of these proceedings is remote and/or the estimated loss is not expected to have a material effect on the Company’s financial position, results of its operations, or cash flows.

Part II

Item 5.

Market for Registrant’s Common Equity and Related Stockholder Matters

5.1   Equity Security Holders and Market Information

There is no established public trading market for the Company’s common equity. GWL&A Financial is the sole shareholder of the Company’s common equity securities.

5.2     Dividends

In the three most recent fiscal years, the Company has paid dividends on its common shares. Dividends paid on the Company’s common stock were $152 million, $145 million, and $126 million during the years ended December 31, 2018, 2017 and 2016, respectively.

Under Colorado law, the Company cannot, without the approval of the Colorado Commissioner of Insurance, pay a dividend if as a result of such payment, the total of that dividend and all dividends paid in the preceding twelve months, would exceed the greater of (i) 10% of the Company’s statutory surplus as regards policyholders as of the preceding year ended December 31; or

(ii) the Company’s statutory net gain, not including realized capital gains, for the twelve-month period ending the preceding December 31 not including pro rata distributions of the Company’s own securities. Additionally, dividend payments generally will not be allowed if the statutory surplus remaining after the proposed dividend would fall below the minimum RBC that requires regulatory action.

Item 6.

Selected Financial Data

The following is a summary of selected statutory financial information for the Company. The information should be read in conjunction with and is qualified in its entirety by the information contained in Item 7, “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” and the statutory financial statements and notes thereto appearing in Item 8, “Financial Statements and Supplementary Data.”

The selected statutory financial information for the years ended December 31, 2018, 2017 and 2016, and at December 31, 2018 and 2017, has been derived in part from the Company’s audited statutory financial statements included in Item 8. The selected Statement of Operations data for the years ended December 31, 2015, and 2014, and the selected Statutory Statement of Admitted Assets, Liabilities, Capital and Surplus data at December 31, 2016, 2015, and 2014, have been derived in part from the Company’s statutory financial statements not included elsewhere herein.

	As of and for the Year Ended December 31,
(In millions)	2018	2017	2016	2015	2014

Total income	$7,365	$6,481	$6,801	$7,065	$6,868

Total benefits and expenses	7,047	6,222	6,692	6,821	6,598

Income from continuing operations	318	259	109	244	270

Dividends to policyholders	31	39	46	55	58

Federal income tax (benefit) expense	(18)	51	(39)	(6)	69

Net realized capital gains (losses) less capital gains tax and transfers to interest maintenance reserve	305	169	102	195	143
Net realized capital gains (losses) less capital gains tax and transfers to interest maintenance reserve	10	1	(1)	(8)	(6)

Net income	$315	$170	$101	$187	$137

Dividends declared	$152	$145	$126	$140	$316

Invested assets	$30,035	$28,849	$27,871	$26,399	$25,444

Separate account assets	24,655	28,197	27,495	27,048	28,081

Total assets	55,786	58,010	56,436	54,461	54,523

Total aggregate reserves	27,778	26,860	25,945	24,805	23,848

Separate account liabilities	24,655	28,197	27,495	27,048	28,082

Total liabilities	54,459	56,881	55,383	53,346	53,523

Total capital and surplus	1,327	1,130	1,053	1,115	1,001

Item 7.

Management’s Discussion and Analysis of Financial Condition and Results of Operations

Management’s discussion and analysis of financial condition and results of operations of the Company for the three years ended December 31, 2018, 2017 and 2016, are as follows. This management discussion and analysis should be read in conjunction with the financial data contained in Item 6, “Selected Financial Data,” and in Item 8, “Financial Statements and Supplementary Data.”

Certain statements in this report constitute forward-looking statements. See “Business” in Item 1 of this report for additional factors relating to these statements, and see “Risk Factors” in Item 1A of this report for a discussion of certain risk factors applicable to the business and its financial condition and results of operations.

7.1   Executive Summary

The Company and its subsidiaries are providers of insurance and other financial service products to individual, corporate, institutional, and government customers. Management considers the ability to continue to expand its presence in the United States defined contribution and institutional insurance markets to be its primary points of focus. The life insurance, savings, and investments marketplace is highly competitive. Competitors include insurance companies, banks, investment advisors, mutual fund companies, and certain service and professional organizations.

The Individual Markets segment distributes life insurance, annuity, and retirement products to both individuals and businesses through various distribution channels. Life insurance products in-force include participating and non-participating term life, whole life, universal life, and variable universal life. The Empower Retirement segment provides various retirement plan products (including IRAs) and investment options, as well as comprehensive administrative and recordkeeping services for financial institutions and employers, which include educational, advisory, enrollment, and communication services to employer-sponsored defined contribution plans and associated defined benefit plans. Defined contribution plans provide for benefits based upon the value of contributions to, and investment returns on, an individual’s account. The Company’s Other reporting segment is substantially comprised of corporate items not directly allocated to the other operating segments and interest expense on long-term debt.

Recent Events

On April 18, 2018, the Securities and Exchange Commission (“SEC”) released its proposal on the best interest standards applicable to brokers and advisors. The Company provided comments to the SEC in August 2018. The Company will monitor any developments or proposed revisions and is preparing to comply with the standards.

The Tax Reconciliation Act, which was signed in December 2017, among other changes, lowered the U.S. corporate federal income tax rate from 35% to 21% effective on January 1, 2018. As a result, net earnings in 2018 reflect net income, tax effected at the lower 21% rate. Other provisions of the tax bill did not have a material effect on year-to-date taxable income in 2018.

During the second quarter of 2018, the Company issued a surplus note totaling $346 million and redeemed a surplus note totaling $333 million. The Company also recognized an increase in the capital and surplus account of $39 million after-tax on an interest rate swap that was hedging the surplus note that was redeemed.

The Company entered into a coinsurance with funds withheld / modified coinsurance agreement with London Life International Reinsurance Corporation (“LLIRC”), an affiliate, to cede portions of its group annuity, whole life, and universal life policies effective December 31, 2016. On January 1, 2018, the Company terminated this 2016 agreement. On December 31, 2018, the Company entered into a modified coinsurance agreement with LLIRC pursuant to which it ceded portions of its group annuity policies. These transactions had large impacts to financial statement lines, but no material impact to statutory net income.

On January 24, 2019, the Company announced that it had entered into an agreement with Protective Life Insurance Company (“Protective”) to sell, via indemnity reinsurance, substantially all of its non-participating individual life insurance and annuity business and group life and health business. The transaction is in its initial stage, and is expected to close in the first half of 2019 subject to regulatory and customary closing conditions. On the closing date of the proposed transaction, the Company will transfer to Protective assets equal to the statutory liabilities being reinsured and will receive a ceding commission (subject to post-closing adjustments) from Protective in consideration of the transferred business. The Company will retain a small block of participating life insurance policies which will be administered by Protective Life following the close of the transaction.

Market Conditions

The S&P 500 index ended 2018 down by 6% as compared to 2017, and 2017 was up by 19% when compared to 2016. The average of the S&P 500 index during the year ended December 31, 2018, was up by 12% when compared to the average for the year ended December 31, 2017, and the average was up by 17% for the year ended December 31, 2017, when compared to the average for the year ended December 31, 2016.

	Year Ended December 31,
S&P 500 Index	2018	2017	2016	2015	2014

Index Close	2,507	2,674	2,239	2,044	2,059

Index Average	2,744	2,448	2,094	2,061	1,931

Variable asset-based fees earned by the Company fluctuate with changes in participant account balances. Participant account balances change due to cash flow and market gains and losses, which are primarily associated with changes in the United States equities market. Fee income increased by $31 million, or 8%, to $411 million for the year ended December 31, 2018, when compared to 2017. The increase was primarily related to asset-based variable fee income resulting from increased average asset levels driven by sales and higher average equity market levels.

The 10-year U.S. Treasury rate ended 2018 up by 29 basis points as compared to 2017, while 2017 was down by 5 basis points when compared to 2016. The average of the 10-year U.S. Treasury rate during the year ended December 31, 2018 ended up by 58 basis points when compared to the average for the year ended December 31, 2017, and the average was up by 50 basis points for the year ended December 31, 2017, when compared to the average for the year ended December 31, 2016.

	Year Ended December 31,
10-Year Treasury Rate	2018	2017	2016	2015	2014

Close	2.69%	2.40%	2.45%	2.27%	2.17%

Average	2.91%	2.33%	1.83%	2.14%	2.54%

7.2  Summary of Critical Accounting Judgments and Estimates

The Company prepares its statutory financial statements in conformity with accounting practices prescribed or permitted by the Division. The Division requires that insurance companies domiciled in the State of Colorado prepare their statutory financial statements in accordance with the National Association of Insurance Commissioners Accounting Practices and Procedures Manual (“NAIC SAP”), subject to any deviations prescribed or permitted by the State of Colorado Insurance Commissioner.

The only permitted deviation that impacts the Company allows the Company to account for certain separate account products at book value instead of fair value. The Division has not permitted the Company to adopt any other accounting practices that have an impact on the Company’s statutory financial statements as compared to NAIC SAP or the Division’s prescribed accounting practices. There is no impact to either capital and surplus or net income as a result of the prescribed accounting practice.

The Company has identified the following accounting policies, judgments, and estimates as critical in that they involve a higher degree of judgment and are subject to a significant degree of variability:

•	Valuation of investments;
•	Impairment of investments;
•	Valuation of derivatives and related hedge accounting;
•	Valuation of policy benefits and;
•	Valuation of deferred taxes;

Valuation of investments

The Company’s investments are in bonds, mortgage loans, real estate, contract loans, and other investments. The Company’s investments are exposed to three primary sources of risk: credit, interest rate, and market valuation. The financial statement risks, stemming from such investment risks, are those associated with the determination of fair values.

The fair values for bonds are generally based upon evaluated prices from independent pricing services. In cases where these prices are not readily available, fair values are estimated by the Company. To determine estimated fair value for these instruments, the Company generally utilizes discounted cash flow models with market observable pricing inputs such as spreads, average life, and credit quality. Fair value estimates are made at a specific point in time, based on available market information and judgments about financial instruments, including estimates of the timing and amounts of expected future cash flows and the credit standing of the issuer or counterparty. The use of different market assumptions and/or estimation methodologies may have a material effect on the estimated fair value amounts of the Company’s financial instruments.

Impairment of investments

The Company evaluates its general account investments on a quarterly basis to determine whether there has been an other-than-temporary decline in fair value below the amortized cost basis. Assumptions and estimates about the issuer’s operations and ability to generate future cash flows are inherent in management’s evaluation of investments for other- than-temporary impairments (“OTTI”). The assessment of whether an OTTI has occurred is based upon management’s case-by-case evaluation of the underlying reasons for the decline in fair value of each individual security. An OTTI is recorded (a) if it is probable that the Company will be unable to collect all amounts due according to the contractual terms in effect at the date of acquisition, (b) if the Company has the intent to sell the investment or (c) for non-interest related declines in value and where the Company does not have the intent and ability at the reporting date, to hold the bond until its recovery. Management considers a wide range of factors regarding the security issuer and uses its best judgment in evaluating the cause of the decline in its estimated fair value and in assessing the prospects for near-term recovery. While all available information is taken into account, it is difficult to predict the ultimate recoverable amount from a distressed or impaired security. The evaluation of impairments is a quantitative and qualitative process, which is subject to risks and uncertainties and is intended to determine whether declines in the fair value of investments should be recognized in current period earnings. The risks and uncertainties include changes in general economic conditions, the issuer’s financial condition or near term recovery prospects, the effects of changes in interest rates or credit spreads, and the recovery period.

If an OTTI has occurred on loan-backed and structured securities, the impairment amount is bifurcated into two components: the amount related to the non-interest loss and the amount attributed to other factors. The calculation of expected cash flows utilized during the impairment evaluation and bifurcation process is determined using judgment and the best information available to the Company including default rates, credit ratings, collateral characteristics, and current levels of subordination.

The determination of the calculation and the adequacy of the mortgage allowance for credit loss and mortgage impairments (when management deems it probable that the Company will be unable to collect all amounts due according to the contractual terms of the loan agreement) involve judgments that incorporate qualitative and quantitative Company and industry mortgage performance data. Management’s periodic evaluation and assessment of the adequacy of the mortgage provision allowance and the need for mortgage impairments is based on known and inherent risks in the portfolio, adverse situations that may affect the borrower’s ability to repay, the fair value of the underlying collateral, composition of the loan portfolio, current economic conditions, loss experience, and other relevant factors.

Valuation of derivatives and related hedge accounting

Derivatives that qualify for hedge accounting treatment are valued using the valuation method (either amortized cost or fair value) consistent with the underlying hedged asset or liability. Derivatives where hedge accounting is either not elected or that are not eligible for hedge accounting are stated at fair value; changes in fair values are recognized in unassigned surplus in the period of change.

The fair value of derivatives is determined by quoted market prices or through the use of pricing models. The determination of fair value, when quoted market values are not available, is based on valuation methodologies and assumptions deemed appropriate under the circumstances. Values can be affected by changes in interest rates, foreign currency exchange rates, financial indices, credit spreads, market volatility, and liquidity. Judgment is applied in determining the availability and application of hedge accounting designations and the appropriate accounting treatment under accounting guidance. If it were determined that hedge accounting designations were not appropriately applied, reported capital and surplus could be materially affected. Differences in judgment as to the availability and application of hedge accounting designations and the appropriate accounting treatment may result in a differing impact on the financial statements of the Company from that previously reported. Assessments of hedge effectiveness and measurements of ineffectiveness of hedging relationships are also subject to interpretations and estimations and different interpretations or estimates may have a material effect on the amount reported in capital and surplus.

Policy reserves

Life insurance and annuity policy reserves with life contingencies are computed on the basis of statutory mortality and interest requirements and without consideration for withdrawals. Annuity contract reserves without life contingencies are computed on the basis of statutory interest requirements

Policy reserves for life insurance are valued in accordance with the provision of applicable statutory regulations. Life insurance reserves are determined principally using the Commissioner’s Reserve Valuation Method, using the statutory mortality and interest requirements, without consideration for withdrawals. Some policies contain a surrender value in excess of the reserve as legally computed. This excess is calculated and recorded on a policy-by-policy basis.

Premium stabilization reserves are calculated for certain policies to reflect the Company’s estimate of experience refunds and interest accumulations on these policies. The reserves are invested by the Company. The income earned on these investments is accumulated in this reserve and is used to mitigate future premium rate increases for such policies.

Policy reserves ceded to other insurance companies are recorded as a reduction of the reserve liabilities. The cost of reinsurance related to long-duration contracts is accounted for over the life of the underlying reinsured policies using assumptions consistent with those used to account for the underlying policies.

Policy and contract claims include provisions for reported life and health claims in process of settlement, valued in accordance with the terms of the related policies and contracts, as well as provisions for claims incurred but not reported based primarily on prior experience of the Company. As such, amounts are estimates, and the ultimate liability may differ from the amount recorded. Any changes in estimates will be reflected in the results of operations when additional information becomes known.

The liabilities for health claim reserves are determined using historical run-out rates, expected loss ratios and statistical analysis. The Company provides for significant claim volatility in areas where experience has fluctuated. The liabilities represent estimates of the ultimate net cost of all reported and unreported claims which are unpaid at year-end. Those estimates are subject to considerable variability in claim severity and frequency. The estimates are continually reviewed and adjusted as necessary as experience develops or new information becomes known; such adjustments are included in current operations.

Valuation of deferred taxes

A net deferred tax asset is included in the Statutory Statements of Admitted Assets, Liabilities, Capital and Surplus which is recorded using the asset and liability method in which deferred tax assets and liabilities are recorded for expected future tax consequences of events that have been recognized in either the Company’s statutory financial statements or tax returns. Deferred income tax assets are subject to admissibility limitations prescribed by statutory accounting principles which include estimates of future tax events. The change in deferred income taxes is treated as a component of the change in unassigned funds.

7.3   Company Results of Operations

Year ended December 31, 2018, compared with the year ended December 31, 2017

The following is a summary of certain financial data of the Company:

	Year Ended December 31,		Increase	Percentage
Statement of Operations data (In millions)	2018	2017	(decrease)	change

Premium income and annuity consideration	$7,593	$5,271	$2,322	44%

Net investment income	1,307	1,267	40	3%

Fee and miscellaneous income	411	380	31	8%

Reserve adjustment on reinsurance ceded	(1,976)	(490)	(1,486)	(303)%

Other	30	53	(23)	(43)%

Total income	7,365	6,481	884	14%

Policyholder benefits	6,587	5,566	1,021	18%

Increase in aggregate reserves for life and accident health policies and contracts	918	916	2	— %

Other insurance benefits, expenses and commissions	686	724	(38)	(5)%

Net transfers from separate accounts	(1,112)	(945)	(167)	(18)%

Total benefits and expenses	7,079	6,261	818	13%

Net gain from operations after dividends to policyholders and before federal income taxes and net realized capital gains	286	220	66	30%

Federal income tax (benefit) expense	(18)	51	(69)	(135)%

Net gain from operations before net realized capital gains	304	169	135	80%

Net realized capital gains less capital gains tax and transfers to interest maintenance reserve	11	1	10	1,000%

Statutory net income	$315	$170	$145	85%

The Company’s statutory net income increased by $145 million, or 85%, to $315 million. The increase was primarily due to higher net investment income, higher fee income, lower operating expenses and lower income taxes.

Premium income and annuity consideration increased by $2,322 million, or 44%, to $7,593 million due to the LLIRC reinsurance transactions previously discussed. Excluding the LLIRC reinsurance transactions, premiums increased $217 million, or 4%, due to increased sales.

Net investment income increased by $40 million, or 3%, to $1,307 million primarily as a result of higher dividends received from subsidiaries and higher average invested assets.

Fee income increased by $31 million, or 8%, to $411 million primarily related to an increase in asset-based variable fee income resulting from increased average asset levels, which were driven by sales and higher average equity market levels.

The reserve adjustment against income on reinsurance ceded increased by $1,486 million, or 303%, to $1,976 million primarily due to the LLIRC reinsurance transactions.

Policyholder benefits increased by $1,021 million, or 18%, to $6,587 million. Excluding the LLIRC reinsurance transactions, policyholder benefits increased $785 million, or 14%, primarily due to an increase in general account and separate account surrenders.

Other insurance benefits, expenses and commissions decreased by $38 million, or 5%, to $686 million. Excluding the LLIRC reinsurance transactions, other insurance benefits, expenses and commissions decreased by $20 million, or 3%, primarily due to expense management and the completion of integration activities in 2017.

Net transfers from separate accounts changed by $167 million, or 18% to $1,112 million primarily due to higher separate account surrenders in 2018.

Federal tax expense changed to a benefit of $18 million in 2018 compared to an expense of $51 million in 2017 primarily due to the utilization of tax credits and a lower tax rate.

Year ended December 31, 2017, compared with the year ended December 31, 2016

The following is a summary of certain financial data of the Company:

	Year Ended December 31,		Increase	Percentage
Statement of Operations data (In millions)	2017	2016	(decrease)	change

Premium income and annuity consideration	$5,271	$(398)	$5,669	1,424%

Net investment income	1,267	1,236	31	3%

Fee and miscellaneous income	380	306	74	24%

Reserve adjustment on reinsurance ceded	(490)	5,628	(6,118)	(109)%

Other	53	29	24	83%

Total income	6,481	6,801	(320)	(5)%

Policyholder benefits	5,566	4,971	595	12%

Increase in aggregate reserves for life and accident health policies and contracts	916	1,140	(224)	(20)%

Other insurance benefits, expenses and commissions	724	727	(3)	— %

Net transfers from separate accounts	(945)	(101)	(844)	(836)%

Total benefits and expenses	6,261	6,737	(476)	(7)%

Net gain from operations after dividends to policyholders and before federal income taxes and net realized capital gains	220	64	156	244%

Federal income tax expense (benefit)	51	(38)	89	234%

Net gain from operations before net realized capital gains	169	102	67	66%

Net realized capital gains (losses) less capital gains tax and transfers to interest maintenance reserve	1	(1)	2	200%

Statutory net income	$170	$101	$69	68%

The Company’s statutory net income increased by $69 million, or 68%, to $170 million. The increase was primarily due to higher net investment income, higher fee income, and lower operating expenses, partially offset by higher income taxes.

Premium income and annuity consideration increased by $5,669 million, or 1,424%, to $5,271 million primarily due to the LLIRC reinsurance transactions previously discussed. Excluding the LLIRC reinsurance transactions, premium incomes and annuity consideration decreased $772 million, or 13%, due to a decrease in general account and separate account premiums.

Net investment income increased $31 million, or 3%, to $1,267 million primarily as a result of higher average invested assets partially offset by lower yields.

Fee income increased $74 million, or 24%, to $380 million primarily related to an increase in asset-based variable fee income resulting from increased average asset levels, which were driven by sales and higher average equity market levels.

Reserve adjustment on reinsurance ceded decreased by $6,118 million, or 109%, to $(490) million primarily due to the LLIRC reinsurance transactions.

Policyholder benefits increased by $595 million, or 12%, to $5,566 million. Excluding the LLIRC reinsurance transactions, policyholder benefits increased $831 million, or 17%, primarily due to an increase in general account and separate account surrenders.

Net transfers from separate accounts changed by $844 million, or 836%, to $945 million due to lower separate account sales in 2017.

Other insurance benefits, expenses and commissions decreased by $3 million to $724 million. Excluding the LLIRC reinsurance transactions, other insurance benefits, expenses and commissions decreased by $21 million, or 3%, primarily due to a $39 million decrease in operating expenses due to expense management and the completion of integration activities in 2017. This was partially offset by an $18 million increase in commissions due to higher commission-based sales.

Federal tax expense changed to an expense of $51 million in 2017 compared to a benefit of $38 million in 2016 primarily due to an increase in gain from operations before federal income tax.

7.4   Individual Markets Segment Results of Operations

Year ended December 31, 2018, compared with the year ended December 31, 2017

The following is a summary of certain financial data of the Individual Markets segment:

	Year Ended December 31,		Increase	Percentage
Statement of Operations data (In millions)	2018	2017	(decrease)	change

Premium income and annuity consideration	$5,662	$1,610	$4,052	252%

Net investment income	754	749	5	1%

Fee and miscellaneous income	128	112	16	14%

Reserve adjustment on reinsurance ceded	(3,987)	(340)	(3,647)	(1,073)%

Other	32	34	(2)	(6)%

Total income	2,589	2,165	424	20%

Policyholder benefits	941	781	160	20%

Increase in aggregate reserves for life and accident health policies and contracts	484	582	(98)	(17)%

Other insurance benefits, expenses and commissions	191	207	(16)	(8)%

Net transfers from separate accounts	819	449	370	82%

Total benefits and expenses	2,435	2,019	416	21%

Net gain from operations after dividends to policyholders and before federal income taxes and net realized capital gains	154	146	8	5%

Federal income tax expense	—	49	(49)	(100)%

Net gain from operations before net realized capital gains	154	97	57	59%

Net realized capital gains (losses) less capital gains tax and transfers to interest maintenance reserve	6	1	5	500%

Statutory net income	$160	$98	$62	63%

Statutory net income for the Individual Markets segment increased by $62 million, or 63%, to $160 million. The increase was primarily due to higher net investment income, higher fee income, lower operating expenses and lower income tax expenses, partially offset by higher policyholder benefits.

Premium income and annuity consideration increased by $4,052 million, or 252%, to $5,662 million primarily due to the LLIRC reinsurance transactions previously discussed. Excluding the LLIRC reinsurance transactions, premiums increased by $7 million.

Net investment income increased by $5 million, or 1%, to $754 million primarily as a result of higher average invested assets.

Fee income increased by $16 million, or 14%, to $128 million primarily related to an increase in asset-based variable fee income resulting from increased average asset levels, which were driven by sales and higher average equity market levels

The reserve adjustment on reinsurance ceded increased by $3,647 million, or 1,073%, to $3,987 million primarily due to the LLIRC reinsurance transactions.

Policyholder benefits increased by $160 million, or 20%, to $941 million. Excluding the LLIRC reinsurance transactions, policyholder benefits increased by $48 million, or 6% due to unfavorable mortality experience.

Net transfers from separate accounts increased by $370 million, or 82%, to $819 million primarily due to lower separate account surrenders in 2018.

Federal tax expense decreased by $49 million, or 100%, to $0 primarily due to the utilization of tax credits and a lower tax rate.

Year ended December 31, 2017, compared with the year ended December 31, 2016

The following is a summary of certain financial data of the Individual Markets segment:

	Year Ended December 31,		Increase	Percentage
Statement of Operations data (In millions)	2017	2016	(decrease)	change

Premium income and annuity consideration	$1,610	$(2,656)	$4,266	161%

Net investment income	749	732	17	2%

Fee and miscellaneous income	112	95	17	18%

Reserve adjustment on reinsurance ceded	(340)	3,380	(3,720)	(110)%

Other	34	26	8	31%

Total income	2,165	1,577	588	37%

Policyholder benefits	781	831	(50)	(6)%

Increase in aggregate reserves for life and accident health policies and contracts	582	117	465	397%

Other insurance benefits, expenses and commissions	207	175	32	18%

Net transfers from separate accounts	449	358	91	25%

Total benefits and expenses	2,019	1,481	538	36%

Net gain from operations after dividends to policyholders and before federal income taxes and net realized capital gains	146	96	50	52%

Federal income tax expense	49	21	28	133%

Net gain from operations before net realized capital gains	97	75	22	29%

Net realized capital gains (losses) less capital gains tax and transfers to interest maintenance reserve	1	(1)	2	200%

Statutory net income	$98	$74	$24	32%

Statutory net income for the Individual Markets segment increased by $24 million, or 32%, to $98 million. The increase was primarily due to higher premium income and annuity consideration, net investment income and fee income.

Premium income and annuity consideration increased by $4,266 million, or 161%, to $1,610 million primarily due to the LLIRC reinsurance transactions previously discussed. Excluding the LLIRC reinsurance transactions, premiums increased $154 million, or 11%, primarily due to increased annuity sales.

Net investment income increased $17 million, or 2%, to $749 million primarily as a result of higher average invested assets partially offset by lower yields.

Fee income increased $17 million, or 18%, to $112 million primarily related to an increase in asset-based variable fee income resulting from increased average asset levels, which were driven by sales and higher average equity market levels.

Reserve adjustment on reinsurance ceded decreased by $3,720 million, or 110%, to $(340) million primarily due to the LLIRC reinsurance transactions.

Increase in aggregate reserves for life and accident health policies and contracts changed by $465 million, or 397%, to $582 million primarily due to the LLIRC reinsurance transactions. Excluding the LLIRC reinsurance transactions, increase in aggregate reserves increased $106 million, or 22%, primarily due to increased premiums.

Other insurance benefits, expenses and commissions increased by $32 million, or 18%, to $207 million. Excluding the LLIRC reinsurance transactions, other insurance benefits, expenses and commissions increased by $16 million, or 9%, primarily due to an $11 million increase in commissions due to higher sales.

Net transfers from separate accounts increased by $91 million, or 25%, to $449 million primarily due to higher separate account premiums in 2017.

7.5   Empower Retirement Segment Results of Operations

Year ended December 31, 2018, compared with the year ended December 31, 2017

The following is a summary of certain financial data of the Empower Retirement segment:

	Year Ended December 31,		Increase	Percentage
Statement of Operations data (In millions)	2018	2017	(decrease)	change

Premium income and annuity consideration	$1,931	$3,661	$(1,730)	(47)%

Net investment income	537	513	24	5%

Fee and miscellaneous income	272	257	15	6%

Reserve adjustment on reinsurance ceded	2,011	(150)	2,161	1,441%

Other	(2)	19	(21)	(111)%

Total income	4,749	4,300	449	10%

Policyholder benefits	5,646	4,785	861	18%

Increase in aggregate reserves for life and accident health policies and contracts	434	334	100	30%

Other insurance benefits, expenses and commissions	475	477	(2)	— %

Net transfers from separate accounts	(1,931)	(1,393)	(538)	(39)%

Total benefits and expenses	4,624	4,203	421	10%

Net gain from operations after dividends to policyholders and before federal income taxes and net realized capital gains	125	97	28	29%

Federal income tax (benefit) expense	(23)	14	(37)	(264)%

Net gain from operations before net realized capital gains	148	83	65	78%

Net realized capital gains (losses) less capital gains tax and transfers to interest maintenance reserve	5	—	5	100%

Statutory net income	$153	$83	$70	84%

Statutory net income for the Empower Retirement segment increased by $70 million, or 84%, to $153 million. The increase was primarily due to higher fee income and lower income taxes.

Premium income and annuity consideration decreased by $1,730 million, or 47% to $1,931 million primarily due to the reinsurance with LLIRC previously mentioned. Excluding the LLIRC reinsurance transactions, premium income increased $219 million, or 6%, due to increased general account sales.

Net investment income increased $24 million, or 5%, to $537 million primarily as a result of higher dividends received from subsidiaries and higher average invested assets.

Fee income increased $15 million, or 6%, to $272 million primarily related to an increase in asset-based variable fee income resulting from increased average asset levels, which were driven by sales and higher average equity market levels

Reserve adjustment on reinsurance ceded increased by $2,161 million, or 1,441%, to $2,011 million primarily due to the LLIRC reinsurance transactions.

Policyholder benefits increased by $861 million, or 18%, to $5,646 million. Excluding the LLIRC reinsurance transactions, policyholder benefits increased $737 million, or 15%, primarily due to an increase in general account and separate account surrenders.

Net transfers from separate accounts changed by $538 million, or 39% to $1,931 million due to higher separate account surrenders.

Federal tax expense changed to a benefit of $23 million in 2018 compared to an expense of $14 million in 2017 primarily due to the utilization of tax credits and a lower tax rate.

Year ended December 31, 2017, compared with the year ended December 31, 2016

The following is a summary of certain financial data of the Empower Retirement segment:

	Year Ended December 31,		Increase	Percentage
Statement of Operations data (In millions)	2017	2016	(decrease)	change

Premium income and annuity consideration	$3,661	$2,258	$1,403	62%

Net investment income	513	509	4	1%

Fee and miscellaneous income	257	201	56	28%

Reserve adjustment on reinsurance ceded	(150)	2,248	(2,398)	(107)%

Other	19	3	16	533%

Total income	4,300	5,219	(919)	(18)%

Policyholder benefits	4,785	4,140	645	16%

Increase in aggregate reserves for life and accident health policies and contracts	334	1,023	(689)	(67)%

Other insurance benefits, expenses and commissions	477	534	(57)	(11)%

Net transfers from separate accounts	(1,393)	(459)	(934)	(203)%

Total benefits and expenses	4,203	5,238	(1,035)	(20)%

Net gain (loss) from operations after dividends to policyholders and before federal income taxes and net realized capital gains	97	(19)	116	611%

Federal income tax expense (benefit)	14	(51)	65	127%

Statutory net income	$83	$32	$51	159%

Statutory net income for the Empower Retirement segment increased by $51 million, or 159%, to $83 million. The increase was primarily due to higher fee income and lower operating expenses, partially offset by higher income taxes.

Premium income and annuity consideration increased by $1,403 million, or 62%, to $3,661 million primarily due to the reinsurance with LLIRC previously mentioned. Excluding LLIRC reinsurance transactions, premium income and annuity consideration decreased $926 million, or 20%, due to a decrease in general account and separate account premiums.

Fee income increased $56 million, or 28%, to $257 million primarily related to an increase in asset-based variable fee income resulting from increased average asset levels, which were driven by sales and higher average equity market levels

Reserve adjustment on reinsurance ceded decreased by $2,398 million, or 107%, to $(150) million primarily due to the LLIRC reinsurance transactions.

Policyholder benefits increased by $645 million, or 16%, to $4,785 million. Excluding the LLIRC reinsurance transactions, policyholder benefits increased $769 million, or 19%, primarily due to an increase in general account and separate account surrender benefits.

Aggregate reserves for life and accident health policies and contracts decreased by $689 million, or 67%, to $334 million. Excluding the LLIRC reinsurance transactions, aggregate reserves decreased $761 million, or 69%, primarily due to lower premiums and higher policyholder benefits.

Other insurance benefits, expenses and commissions decreased by $57 million, 11%, to $477 million. Excluding the LLIRC reinsurance transactions, other insurance benefits, expenses and commissions decreased by $59 million, or 11%, primarily due to a decrease in operating expenses related to expense management and the completion of integration activities in 2017.

Net transfers from separate accounts changed by $934 million, or 203%, to $1,393 million due to lower separate account premiums.

Federal tax expense changed to an expense of $14 million in 2017 compared to a benefit of $51 million in 2016 primarily due to an increase in gain from operations before federal income tax.

7.6 Other Segment Results of Operations

Year ended December 31, 2018, compared with the year ended December 31, 2017

The following is a summary of certain financial data of the Other segment:

	Year Ended December 31,		Increase	Percentage
Statement of Operations data (In millions)	2018	2017	(decrease)	change

Net investment income	$16	$5	$11	220%

Fee and miscellaneous income	11	11	—	— %

Total income	27	16	11	69%

Other expenses and commissions	20	39	(19)	(49)%

Total benefits and expenses	20	39	(19)	(49)%

Net gain (loss) from operations after dividends to policyholders and before federal income taxes and net realized capital gains	7	(23)	30	130%

Federal income tax expense (benefit)	5	(12)	17	142%

Statutory net income (loss)	$2	$(11)	$13	118%

Statutory net income (loss) for the Other segment increased by $13 million, from a loss of $11 million to a gain of $2 million in 2018. The increase was primarily due to an increase in net investment income related to a one-time interest rate swap gain and a decrease in operating expense with the completion of integration activities in 2017. This was partially offset by an increase in federal income tax expenses primarily due to taxes on the one-time interest rate swap gain.

Year ended December 31, 2017, compared with the year ended December 31, 2016

The following is a summary of certain financial data of the Other segment:

	Year Ended December 31,		Increase	Percentage
Statement of Operations data (In millions)	2017	2016	(decrease)	change

Net investment income (loss)	$5	$(5)	$10	200%

Fee and miscellaneous income	11	10	1	10%

Total income	16	5	11	220%

Other expenses and commissions	39	18	21	117%

Total benefits and expenses	39	18	21	117%

Net loss from operations after dividends to policyholders and before federal income taxes and net realized capital gains	(23)	(13)	(10)	(77)%

Federal income tax benefit	(12)	(7)	(5)	(71)%

Statutory net loss	$(11)	$(6)	$(5)	(83)%

Statutory net loss for the Other segment increased by $5 million from a loss of $6 million in 2016 to a loss of $11 million in 2017. The increase is primarily due to higher operating expenses with the integration activities in 2017.

7.7   Investment Operations

The Company’s primary investment objective is to acquire assets with duration and cash flow characteristics reflective of its liabilities, while meeting industry, size, issuer, and geographic diversification standards. Formal liquidity and credit quality parameters have also been established.

The Company follows rigorous procedures to control interest rate risk and observes strict asset and liability matching guidelines. These guidelines ensure that even under changing market conditions, the Company’s assets should meet the cash flow and income requirements of its liabilities. Using dynamic modeling to analyze the effects of a range of possible market changes upon investments and policyholder benefits, the Company works to ensure that its investment portfolio is appropriately structured to fulfill financial obligations to its policyholders.

The following table presents the percentage distribution of the carrying values of the Company’s general account investment portfolio.

	December 31,
(In millions)	2018		2017

Bonds	$20,654	68.7%	$19,945	69.1%

Common stock	132	0.5%	108	0.4%

Mortgage loans	4,207	14.0%	3,871	13.4%

Real estate	38	0.1%	38	0.2%

Contract loans	4,123	13.7%	4,079	14.1%

Cash, cash equivalents and short-term investments	229	0.8%	242	0.8%

Securities lending collateral assets	45	0.2%	—	—%

Other invested assets	607	2.0%	566	2.0%

Total cash and invested assets	$30,035	100.0%	$28,849	100.0%

Bonds

Bonds include public and privately placed corporate bonds, government bonds, and mortgage-backed and asset-backed securities. Included in bonds are perpetual debt investments which primarily consist of junior subordinated debt instruments that have no stated maturity date but pay fixed or floating interest in perpetuity. The Company’s strategy related to mortgage-backed and asset-backed securities is to focus on those investments with low prepayment risk and minimal credit risk.

Private placement investments are generally less marketable than publicly traded assets, yet they typically offer enhanced covenant protection that allows the Company, if necessary, to take appropriate action to protect its investment. The Company believes that the cost of the additional monitoring and analysis required by private placement investments is more than offset by their enhanced yield.

One of the Company’s primary objectives is to ensure that its bond portfolio is maintained at a high average credit quality to limit credit risk. All securities are internally rated by the Company on a basis intended to be similar to that of independent external rating agencies.

The percentage distribution of the book adjusted carrying value of the Company’s short-term and long-term bond portfolios by NAIC designation is summarized as follows:

	December 31,
NAIC Designations	2018	2017

NAIC 1	65.4%	68.0%

NAIC 2	33.4%	30.5%

NAIC 3 through 6	1.2%	1.5%

Total	100.0%	100.0%

The percentage distribution of the book adjusted carrying value of the industrial and miscellaneous category of short-term and long-term bond portfolios, calculated as a percentage of total bonds, is summarized as follows:

	December 31,
Sector	2018	2017

Finance	18.5%	17.1%

Utility	15.1%	17.1%

Consumer	9.5%	9.9%

Natural resources	5.9%	5.0%

Transportation	3.0%	2.8%

Other	10.3%	11.0%

Mortgage Loans

The Company’s mortgage loans are comprised primarily of domestic commercial collateralized loans. The mortgage loan portfolio is diversified with regard to geographical markets and commercial mortgage property types. The Company originates, directly or through correspondents, mortgages with the intent to hold to maturity. The Company’s portfolio includes loans which are fully amortizing, amortizing with a balloon balance at maturity, interest only to maturity, and interest only for a number of years followed by an amortizing period.

Derivatives

The Company uses certain derivatives, such as futures, swaps, forwards, and interest rate swaptions, for purposes of managing the interest rate, foreign currency exchange rate, and equity market risks impacting the Company’s business. These derivatives, when taken alone, may subject the Company to varying degrees of market and credit risk; however, since used for hedging purposes, these instruments are intended to reduce risk. Derivatives that qualify for hedge accounting treatment are valued using the valuation method (either amortized cost or fair value) consistent with the underlying hedged asset or liability. At inception of a derivative transaction, the hedge relationship and risk management objective is documented and the designation of the derivative is determined based on specific criteria of the transaction. Derivatives where hedge accounting is either not elected or that are not eligible for hedge accounting are stated at fair value with changes in fair value recognized in unassigned surplus in the period of change. Investment gains and losses generally result from the termination of derivative contracts prior to expiration and are generally recognized in net income and may be subject to IMR. For derivative instruments where hedge accounting is either not elected or the transactions are not eligible for hedge accounting, changes in interest rates, foreign currencies, or equity markets may generate derivative gains or losses which may cause the Company to experience volatility in capital and surplus. The Company controls the credit risk of its over-the-counter derivative contracts through credit approvals, limits, monitoring procedures, and in most cases, requiring collateral. Risk of loss is generally limited to the portion of the fair value of derivative instruments that exceeds the value of the collateral held and not to the notional or contractual amounts of the derivatives.

Investment Yield

Net investment income includes interest income, dividends, the amortization of premiums, discounts and origination fees.

To analyze investment performance, the Company excludes net investment income related to derivative instruments in order to assess underlying profitability and results from ongoing operations. Net investment income performance is summarized as follows:

(In millions)	Year Ended December 31,
	2018	2017	2016

Net investment income	$1,307	$1,267	$1,236

Less:

Net investment income from derivative instruments	16	16	10

Net investment income excluding derivative investments	$1,291	$1,251	$1,226

Average invested assets, at amortized cost	29,252	28,433	27,432

Yield on average invested assets	4.41%	4.40%	4.47%

The yield on average invested assets increased in 2018 when compared to 2017. The yield on average invested assets decreased in 2017 when compared to 2016.

7.8  Liquidity and Capital Resources

Liquidity refers to a company’s ability to generate sufficient cash flows to meet the short-term needs of its operations. The Company manages its operations to create stable, reliable, and cost-effective sources of cash flows to meet all of its obligations.

The principal sources of the Company’s liquidity are premiums and contract deposits, fees, investment income, and investment maturities and sales. Funds provided from these sources are reasonably predictable and normally exceed liquidity requirements for payment of policy benefits, payments to policy and contractholders in connection with surrenders and withdrawals, and general expenses. However, since the timing of available funds cannot always be matched precisely to commitments, imbalances may arise when demands for funds exceed those on hand. A primary liquidity concern regarding cash flows from operations is the risk of early policyholder and contractholder withdrawals. A primary liquidity concern regarding investment activity is the risk of defaults and market volatility.

In addition, a demand for funds may arise as a result of the Company taking advantage of current investment opportunities. The sources of the funds that may be required in such situations include the issuance of commercial paper or other debt instruments.

Management believes that the liquidity profile of its assets is sufficient to satisfy the short-term liquidity requirements of reasonably foreseeable scenarios.

Generally, the Company has met its operating requirements by utilizing cash flows from operations and maintaining appropriate levels of liquidity in its investment portfolio. Liquidity for the Company has remained strong, as evidenced by the amounts of short-term investments and cash and cash equivalents that totaled $229 million and $242 million as of December 31, 2018, and 2017, respectively. In addition, 99% of the bond portfolio carried an investment grade rating at December 31, 2018, and 2017, which provides significant liquidity to the Company’s overall investment portfolio.

The Company continues to be well capitalized with sufficient borrowing capacity. Additionally, the Company anticipates that cash on hand and expected net cash generated by operating activities will exceed the forecasted needs of the business over the next 12 months. The Company’s financial strength provides the capacity and flexibility to enable it to raise funds in the capital markets through the issuance of commercial paper. The Company had $99 million and $100 million of commercial paper outstanding as of December 31, 2018, and 2017, respectively. The commercial paper has been given a rating of A-1+ by Standard & Poor’s Ratings Services and a rating of P-1 by Moody’s Investors Service, each being the highest rating available. The Company’s issuance of commercial paper is not used to fund daily operations and does not have a significant impact on the Company’s liquidity.

The Company also has available a revolving credit facility agreement with U.S. Bank, which expires on March 1, 2023, in the amount of $50 million for general corporate purposes. The Company had no borrowings under this credit facility as of or during the year ended December 31, 2018. The Company does not anticipate the need for borrowings under this facility and the loss of its availability would not significantly impact its liquidity.

Capital resources provide protection for policyholders and financial strength to support the underwriting of insurance risks and allow for continued business growth. The amount of capital resources that may be needed is determined by the Company’s senior management and Board of Directors, as well as by regulatory requirements. The allocation of resources to new long-term business commitments is designed to achieve an attractive return, tempered by considerations of risk and the need to support the Company’s existing business.

Risk-based capital (“RBC”) is a regulatory tool for measuring the minimum amount of capital appropriate for a life, accident and health organization to support its overall business operations in consideration of its size and risk profile. The Division requires the Company to maintain minimum capital and surplus equal to the company action level as calculated in the RBC model. The Company exceeds the required amount.

7.9  Off-Balance Sheet Arrangements

The Company makes commitments to fund partnership interests, mortgage loans, and other investments in the normal course of its business. The amounts of these unfunded commitments at December 31, 2018 and 2017 were $136 million and $313 million, respectively. The precise timing of the fulfillment of the commitment cannot be predicted; however, all $136 million of the December 31, 2018 balance, and $312 million of the December 31, 2017 balance may be required to be paid within one year of the dates indicated. The remaining $1 million of the December 31, 2017 balance is due within one to three years. There are no other obligations or liabilities arising from such arrangements that are reasonably likely to become material.

The Company participates in a short-term reverse repurchase program for the purpose of enhancing the total return on its investment portfolio. This type of transaction involves the purchase of securities with a simultaneous agreement to sell similar securities at a future date at an agreed-upon price. In exchange, the counterparty financial institutions put non-cash collateral on deposit with a third-party custodian on behalf of the Company. The amount of securities purchased in connection with these transactions was $11 million and $23 million at December 31, 2018 and 2017, respectively. Non-cash collateral on deposit with the third-party custodian on the Company’s behalf was $11 million and $24 million at December 31, 2018 and 2017, respectively, which cannot be sold or re-pledged and which has not been recorded on the Statement of Admitted Assets, Liabilities, Capital and Surplus. Collateral related to the reverse repurchase agreements generally consists of U.S. government or U.S. government agency securities.

The Company, as lessee, has entered into various lease and sublease agreements primarily for the rental of office space.

The Company maintains a corporate credit facility agreement in the amount of $50 million for general corporate purposes. The Company had no borrowings under the credit facility either at or during the years ended December 31, 2018 and 2017.

In addition, the Company has other letters of credit with a total amount of $9 million, renewable annually for an indefinite period of time.

7.10   Contractual Obligations

The following table summarizes the Company’s major contractual obligations at December 31, 2018:

	Payment due by period

	Less than	One to	Three to	More than

(in thousands)	one year	three years	five years	five years	Total
Aggregate reserves (1)	$3,169,559	$5,487,644	$4,575,744	$46,864,153	$60,097,100

Policy and contract claims (2)	183,749	45,798	35,087	123,460	388,094

Provision for policyholder dividends (3)	31,184	—	—	—	31,184

Related party long-term debt - principal (4)	—	—	—	553,219	553,219

Related party long-term debt - interest (5)	30,335	60,670	60,670	557,094	708,769

Commercial paper (6)	98,859	—	—	—	98,859

Payable under securities lending agreements (7)	45,102	—	—	—	45,102

Investment purchase obligations (8)	136,396	—	—	—	136,396

Operating leases (9)	9,929	11,561	2,272	11,743	35,505

Other liabilities (10)	31,334	58,469	65,514	16,204	171,521

Total	$3,736,447	$5,664,142	$4,739,287	$48,125,873	$62,265,749

(1),(2)   Aggregate reserves, and policy and contract claims - The Company has estimated payments to be made to policy and contract holders for future policy benefits. Insurance and investment contract liabilities include various investment-type products with contractually scheduled maturities, including periodic payments of a term certain nature. However, a significant portion of policy benefits and claims to be paid do not have stated contractual maturity dates and ultimately may not result in any payment obligation.

Estimated future policyholder obligations have been developed in accordance with industry accepted actuarial standards based upon the estimated timing of cash flows related to the policies or contracts, the Company’s historical experience and its expectation of future payment patterns. Management has incorporated significant assumptions in developing these estimates, many of which are outside of the Company’s control and include assumptions relating to mortality, morbidity, policy renewals and terminations, retirement, inflation, disability recovery rates, investment returns, future interest credited rate levels, policy loans, future premium receipts on current policies in-force, and other contingent events as may be appropriate to the respective product type. Due to the significance of the assumptions used, the amounts presented could materially differ from actual results.

The amounts presented in the table above are undiscounted as to interest. Accordingly, the sum of the estimated cash payment presented significantly exceeds the liability amount on the Company’s Statement of Admitted Assets, Liabilities, Capital and Surplus principally due to the time value of money.

Separate account liabilities have been excluded from the table above. Separate account obligations are legally insulated from general account assets. Separate account liabilities represent funds maintained by the Company to meet the specific investment objectives of the contract holders who bear the related investment risk. It is generally expected that the separate account liabilities will be fully funded by the separate account assets.

Policy and contract claims consist of liabilities associated with installment claims on certain long-term disability policies. Because the timing of the payment of these obligations is based upon assumptions of disability recovery rates, the amounts presented could differ from actual results.

(3)   Provision for policyholders’ dividends - The provision for policyholders’ dividends payable represents the liabilities related to dividends payable in the following year on participating policies. As such, the obligations related to these liabilities are presented in the table above in the less than one year category in the amounts of the liabilities presented in the Company’s Statement of Admitted Assets, Liabilities, Capital and Surplus.

(4)   Related party long-term debt principal - Represents contractual maturities of principal due to the Company’s parent, GWL&A Financial, under the terms of three long-term surplus notes. The amounts shown in this table differ from the amounts included in the Company’s Statement of Admitted Assets, Liabilities, Capital and Surplus because the amounts shown above do not consider the discount upon the issuance of one of the surplus notes.

(5)   Related party long-term debt interest - Two long-term surplus notes bear interest at a fixed rate through maturity. One surplus note bears a variable interest rate plus the then-current three-month London Interbank Offering Rate (“LIBOR”). The interest payments shown in this table are calculated based upon the contractual rates in effect on December 31, 2018, and do not consider the impact of future interest rate changes.

(6)   Commercial paper - The Company’s obligations under its commercial paper program are short-term in nature. The amount presented represents the amount due upon maturity of the instrument. The obligation related to this liability is presented in the table above in the less than one year category as presented in the Company’s Statement of Admitted Assets, Liabilities, Capital and Surplus.

(7)   Payable under securities lending agreements - The Company accepts cash collateral in connection with its securities lending program. Since the securities lending transactions generally terminate within one year or the timing of the return of the collateral is uncertain, the obligations related to these liabilities are presented in the table above in the less than one year category in the amounts of the liabilities as presented in the Company’s Statement of Admitted Assets, Liabilities, Capital and Surplus.

(8)   Investment purchase obligations - The Company makes commitments to fund partnership interests, mortgage loans, and other investments in the normal course of its business. As the timing of the fulfillment of the commitment to fund partnership interests cannot be predicted, such obligations are presented in the less than one year category. The timing of the funding of mortgage loans is based on the expiration date of the commitment.

(9)   Operating leases - The Company is obligated to make payments under various non-cancelable operating leases, primarily for office space. Contractual provisions exist that could increase the lease obligations presented, including operating expense escalation clauses. Management does not consider the impact of any such clauses to be material to the Company’s operating lease obligations. Rent expense for the years ended December 31, 2018, 2017 and 2016 were $27,768, $28,244 and $27,815 respectively.

From time to time, the Company enters into agreements or contracts, including capital leases, to purchase goods or services in the normal course of its business. However, these agreements and contracts are not material and are excluded from the table above.

(10)   Other liabilities - Other liabilities include those other liabilities which represent contractual obligations not included elsewhere in the table above. If the timing of the payment of any other liabilities was sufficiently uncertain, the amounts were included in the less than one year category. Other liabilities presented in the table above include:

•	Liabilities under reinsurance arrangements
•	Liabilities related to securities purchased but not yet settled
•	Liabilities related to derivative obligations
•	Liabilities related to dollar repurchase agreements
•	Statutory state escheat liabilities
•	Expected contributions to the Company’s defined benefit pension plan, and benefit payments for the post-retirement medical plan and supplemental executive retirement plan through 2023
•	Unrecognized tax benefits
•	Miscellaneous purchase obligations to acquire goods and services

7.11 Application of Recent Accounting Pronouncements

See Note 2 to the accompanying financial statements for a further discussion of the application of recent accounting pronouncements.

Item 7A. Quantitative and Qualitative Disclosures About Market Risk

The Company has established processes and procedures to effectively identify, monitor, measure, and manage the risks associated with its invested assets and its interest rate sensitive insurance and annuity products. Management has identified investment portfolio management, including the use of derivative instruments, insurance and annuity product design, and asset/liability management as three critical means to accomplish a successful risk management program.

The major risks to which the Company is exposed include the following:

•	Market risk - the potential of loss arising from adverse fluctuations in interest rates and equity market prices and the levels of their volatility.
•	Insurance risk - the potential of loss resulting from claims, persistency, and expense experience exceeding that assumed in the liabilities held.
•	Credit risk - the potential of loss arising from an obligator’s inability or unwillingness to meet its obligations to the Company.
•	Operational and corporate risk - the potential of direct or indirect loss resulting from inadequate or failed internal processes, people and systems, or from other external events.

Market risk

The Company’s exposure to interest rate changes results from its significant holdings of floating rate debt, bonds, mortgage loans, and interest rate sensitive liabilities. The bonds primarily consist of direct obligations of the U.S. government and its agencies, direct obligations of U.S. states and their subdivisions, corporate debt securities, and asset-backed and mortgage-backed securities. All of these investments are exposed to changes in interest rates. Interest rate sensitive product liabilities, primarily those liabilities associated with universal life insurance contracts and annuity contracts, have the same type of interest rate risk exposure as bonds and mortgage loans.

To reduce interest rate risk, the Company performs periodic projections of asset and liability cash flows in order to evaluate the interest rate sensitivity of its bonds and its product liabilities to interest rate movements. For determinate liabilities, i.e. liabilities with stable, predictable cash flows on products that can’t be repriced (for example, certificate annuities and payout annuities), asset/liability cash flow mismatches are monitored and the asset portfolios are rebalanced as necessary to keep the mismatches within tolerance limits. For these determinate liabilities, the investment policy predominantly requires assets with stable, predictable cash flows so that changes in interest rates will not cause changes in the timing of asset cash flows resulting in mismatches. For indeterminate liabilities, i.e. liabilities that have less predictable cash flows but that can be repriced (for example, portfolio annuities and universal life insurance), the potential mismatch of assets and liabilities is tested under a wide variety of interest rate scenarios. The potential cost of this mismatch is calculated. If the potential cost is considered to be too high, actions considered would include rebalancing the asset portfolio and/or purchasing derivatives that reduce the risk as part of the hedging strategy program discussed below. For each major block of indeterminate liabilities, the asset and liability positions are reviewed in senior management meetings to proactively recommend changes in the current investment strategy and/or a rebalance of the asset portfolio.

The Company has strict operating policies which prohibit the use of derivative instruments for speculative purposes, permit derivative transactions only with approved counterparties, specify limits on concentration of risk, and provide requirements of reporting and monitoring systems. The Company supports a hedging strategy program that consists of the use of various derivative instruments including futures, interest rate swaps, and options such as interest rate swaptions. Derivative strategies include the following:

•	Futures are commitments to either purchase or sell designated financial instruments at a future date for a specified price.
•	Interest rate swaps involve the periodic exchange of cash flows with third parties at specified intervals calculated using agreed upon rates or other financial variables.
•

Option contracts grant the purchaser, in consideration for the payment of a premium, the right to either purchase from or sell to the issuer a financial instrument at a specified price within a specified time period or on a stated date. Interest rate swaptions grant the purchaser the right to enter into a swap with predetermined fixed-rate payments over a predetermined time period on the exercise date.

The Company has estimated the possible effects of interest rate changes at December 31, 2018. If interest rates increased by 100 basis points (1.00%), the December 31, 2018 fair value of the fixed income assets in the general account would decrease by approximately $1.7 billion. This calculation uses projected asset cash flows, discounted back to December 31, 2018. The cash flow projections are shown in the table below. The table below shows cash flows rather than expected maturity dates because many of the Company’s assets have substantial expected principal payments prior to the final maturity date. The fair value shown in the table below was calculated using spot discount interest rates that varied by the year in which the cash flows are expected to be received. The spot rates in the benchmark calculation range from 2.647% to 4.237%.

Projected cash flows by calendar years (In millions)	Benchmark	Interest rate increase one percent
2019	$2,642	$2,607

2020	2,328	2,289

2021	2,720	2,659

2022	2,829	2,803

2023	3,428	3,413

Thereafter	22,855	23,285

Undiscounted total	$36,802	$37,056

Fair value	$28,825	$27,146

The Company administers separate account variable annuities and provides other investment and retirement services where fee income is earned based upon a percentage of account balances. Fluctuations in fund asset levels occur as a result of both changes in cash flow and general market conditions. There is a market risk of lower fee income if equity markets decline. If equity markets were to decline by 10% from benchmark levels at December 31, 2018, the Company’s associated net fee income after payment of subadvisor fees in 2018 would decline by approximately $28 million.

The Company’s surplus assets include equity investments, primarily partnership interests. There is a market risk of lower asset values if equity markets decline. If equity markets were to decline by 10%, the Company would have an additional unrealized loss of approximately $7.9 million on equity investments. This unrealized loss would not impact statutory net income but would reduce capital and surplus.

The Company has sold variable annuities with various forms of GMDB and GLWB. The Company is required to hold future policy benefit liabilities for these guaranteed benefits. If equity markets were to decline by 10%, the liability for GMDB and GLWB would increase by approximately $19.5 million. The Company’s dynamic hedging program for the GLWB product would be expected to offset $12.2 million of the $19.5 million change in the benefit liability related to capital markets. Therefore the net impact to variable annuities with various forms of guarantees for a 10% decline in the equity markets is estimated to be $7.3 million.

Insurance risk

The Company manages the risks associated with its insurance and other contractual liabilities through the use of actuarial modeling techniques. These techniques utilize significant assumptions including morbidity, mortality, persistency, expenses, and the cash flow stream of benefit payments. Through these techniques, the Company attempts to match the anticipated cash flow streams of its invested assets with the anticipated cash flow streams of its insurance and other contractual obligations. The cash flows associated with determinate policy liabilities are not interest rate sensitive but will vary based upon the timing and amount of benefit payments. The primary risks associated with these liabilities are that the benefits will exceed those anticipated in the actuarial modeling or that the actual timing of the payment of benefits will differ from what was anticipated.

The Company utilizes reinsurance programs to control its exposure to general insurance risks. Reinsurance agreements do not relieve the Company from its direct obligations to its insured. However, an effective reinsurance program limits the Company’s exposure to potentially large losses. The failure of reinsurers to honor their obligations could result in losses to the Company. To manage this risk, the Company evaluates the financial condition of its reinsurers and monitors concentrations of credit risk relative to the reinsurers in order to minimize its exposure to significant losses from reinsurer insolvencies. The Company retains an initial maximum of $3.5 million of coverage per individual life. This initial retention limit of $3.5 million may increase due to automatic policy increases in coverage at a maximum rate of $175 thousand per annum, with an overall maximum increase in coverage of $1.0 million. Maximum capacity to be accepted or retained by the Company is dictated at the treaty level and is monitored annually to ensure the total risk acquired or retained on any one life is limited to a maximum retention of $4.5 million.

Credit risk

Credit risk is the risk the Company assumes if its debtors, customers, reinsurers, or other counterparties and intermediaries may be unable or unwilling to pay their contractual obligations when they come due and may manifest itself through the downgrading of credit ratings of counterparties. It is the Company’s policy to acquire only investment grade assets to enable it to provide for future policy obligations and to minimize undue concentrations of assets in any single geographic area, industry, or entity. To minimize this risk, management regularly reviews the credit ratings of the entities in which the Company invests. These credit ratings are internally derived by the Company, taking into consideration ratings from several external credit rating agencies.

Operational and corporate risk

The Company manages and mitigates internal operational risk through integrated and complementary policies, procedures, processes, and practices. Human Resources hiring practices, performance evaluations and promotion, and compensation practices are designed to attract, retain and develop the skilled personnel required. A comprehensive job evaluation process is in place and training and development programs are supported. Each business area provides training designed for its specific needs and has developed internal controls for significant processes. Processes and controls are monitored and redefined by the business areas and subject to review by the Company’s internal audit staff. The Company applies a robust project management discipline to all significant initiatives.

Appropriate security measures protect premises and information. The Company has emergency procedures in place for short-term incidents and is committed to maintaining business continuity and disaster recovery plans at every business location for the recovery of critical functions in the event of a disaster, including offsite data backup and work facilities. The Company maintains various corporate insurance coverages such as property, general liability, excess liability, automobile liability, workers’ compensation, financial institution bonds, other regulatory bonds, and professional liability insurance to protect its owned property assets and to insure against certain third-party liabilities.

The Company’s businesses are subject to various regulatory requirements imposed by regulation or legislation applicable to insurance companies and companies providing financial services. These regulations are primarily intended to protect policyholders and beneficiaries. Material changes in the regulatory framework or the failure to comply with legal and regulatory requirements could have a material adverse effect on the Company. The Company monitors compliance with legal and regulatory requirements in all jurisdictions in which it conducts business and assesses trends in legal and regulatory change to keep business areas current and responsive.

In the course of its business activities, the Company may be exposed to the risk that some actions may lead to damaging its reputation and hence damage its future business prospects. These actions may include unauthorized activities of employees or others associated with the Company, inadvertent actions of the Company that become publicized and damage its reputation, regular or past business activities of the Company that become the subject of regulatory or media scrutiny or litigation and, due to a change of public perception, cause damage to the Company. To manage or mitigate this risk, the Company has ongoing controls to limit the unauthorized activities of people associated with it. The Company has adopted a Code of Business Conduct and Ethics which sets out the standards of business conduct to be followed by all of its directors, officers, and employees.

Item 8.              Financial Statements

Deloitte & Touche LLP 1601 Wewatta Street Suite 400 Denver, CO 80202-3942 USA Tel: 1 303 292 5400 Fax: 1 303 312 4000 www.deloitte.com

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Stockholder of

Great-West Life & Annuity Insurance Company

Greenwood Village, Colorado

Opinion on the Statutory Financial Statements

We have audited the accompanying statutory statements of admitted assets, liabilities, and capital and surplus of Great-West Life & Annuity Insurance Company (the "Company") (a wholly-owned subsidiary of GWL&A Financial Inc.), as of December 31, 2018 and 2017, the related statutory statements of operations, changes in capital and surplus, and cash flows for the years then ended, and the related notes (collectively referred to as the "statutory financial statements"). In our opinion, because of the effects of the matters discussed in the following paragraph, the statutory financial statements do not present fairly, in conformity with accounting principles generally accepted in the United States of America, the financial position of the Company as of December 31, 2018 and 2017, or the results of its operations or its cash flows for the years then ended.

As described in Note 1 to the statutory financial statements, the statutory financial statements are prepared by the Company using the accounting practices prescribed or permitted by the Colorado Division of Insurance, which is a basis of accounting other than accounting principles generally accepted in the United States of America, to meet the requirements of the Colorado Division of Insurance. The effects on the statutory financial statements of the variances between the statutory-basis of accounting described in Note 1 to the statutory financial statements and accounting principles generally accepted in the United States of America, although not reasonably determinable, are presumed to be material.

In our opinion, the statutory financial statements present fairly, in all material respects, the admitted assets, liabilities, and capital and surplus of the Company as of December 31, 2018 and 2017, and the results of its operations and its cash flows for the years then ended in conformity with accounting practices prescribed or permitted by the Colorado Division of Insurance, as described in Note 1 to the statutory financial statements.

Basis for Opinion

These statutory financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on the Company's statutory financial statements based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (PCAOB) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audits in accordance with the standards of the PCAOB and in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the statutory financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audits, we are required to obtain an understanding of internal control over financial reporting but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audits included performing procedures to assess the risks of material misstatement of the statutory financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the statutory financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the statutory financial statements. We believe that our audits provide a reasonable basis for our opinion.

Emphasis of Matter

As discussed in Note 1 to the statutory financial statements, the accompanying statutory financial statements have been prepared from separate records maintained by the Company and may not necessarily be indicative of conditions that would have existed or the results of operations if the Company had been operated as an unaffiliated company, as portions of certain expenses represent allocations made from affiliates.

Denver, Colorado

March 19, 2019

We have served as the Company’s auditor since 1981

GREAT-WEST LIFE & ANNUITY INSURANCE COMPANY

Statutory Statements of Admitted Assets, Liabilities, Capital and Surplus

December 31, 2018 and 2017

(In Thousands, Except Share Amounts)

	December 31,
	2018	2017

Admitted assets:

Cash and invested assets:

Bonds	$20,654,118	$19,944,862

Common stock	131,883	107,977

Mortgage loans (net of allowances of $746 and $746)	4,206,865	3,871,338

Real estate occupied by the company	37,555	36,302

Real estate held for the production of income	1,407	1,466

Contract loans	4,122,637	4,078,669

Cash, cash equivalents and short-term investments	229,003	242,084

Securities lending collateral assets	45,102	—

Other invested assets	606,787	566,187

Total cash and invested assets	30,035,357	28,848,885

Investment income due and accrued	284,303	279,822

Premiums deferred and uncollected	25,795	15,919

Reinsurance recoverable	8,090	7,090

Current federal income taxes recoverable	71,875	16,535

Deferred income taxes	150,497	149,315

Due from parent, subsidiaries and affiliates	50,107	67,355

Cash value of company owned life insurance	272,606	264,798

Other assets	231,965	163,388

Assets from separate accounts	24,654,916	28,197,122

Total admitted assets	$55,785,511	$58,010,229

See notes to statutory financial statements.	Continued

GREAT-WEST LIFE & ANNUITY INSURANCE COMPANY

Statutory Statements of Admitted Assets, Liabilities, Capital and Surplus

December 31, 2018 and 2017

(In Thousands, Except Share Amounts)

	December 31,
	2018	2017

Liabilities, capital and surplus:

Liabilities:

Aggregate reserves for life policies and contracts	$27,501,121	$26,587,834

Aggregate reserves for accident and health policies	276,762	272,539

Liability for deposit-type contracts	189,895	206,134

Life and accident and health policy and contract claims	123,705	120,537

Provision for policyholders’ dividends	31,184	38,872

Liability for premiums received in advance	13,926	12,768

Liability for contract deposit funds	150,981	174,296

Unearned investment income	622	4,483

Asset valuation reserve	204,393	203,546

Interest maintenance reserve	50,674	82,238

Due to parent, subsidiaries and affiliates	41,735	52,081

Commercial paper	98,859	99,886

Payable under securities lending agreements	45,102	—

Repurchase agreements	664,650	—

Other liabilities	410,076	828,393

Liabilities from separate accounts	24,654,907	28,197,113

Total liabilities	54,458,592	56,880,720

Commitments and contingencies (see Note 20)

Capital and surplus:

Preferred stock, $1 par value, 50,000,000 shares authorized; none issued and outstanding	—	—

Common stock, $1 par value; 50,000,000 shares authorized; 7,320,176 shares issued and outstanding	7,320	7,320

Surplus notes	591,699	539,930

Gross paid in and contributed surplus	710,271	706,178

Unassigned funds	17,629	(123,919)

Total capital and surplus	1,326,919	1,129,509

Total liabilities, capital and surplus	$55,785,511	$58,010,229

See notes to statutory financial statements.	Concluded

GREAT-WEST LIFE & ANNUITY INSURANCE COMPANY

Statutory Statements of Operations

Years Ended December 31, 2018, 2017 and 2016

(In Thousands)

	Year Ended December 31,
	2018	2017	2016

Income:

Premium income and annuity consideration	$7,592,609	$5,270,518	$(397,783)

Net investment income	1,307,387	1,266,963	1,235,841

Amortization of interest maintenance reserve	24,863	22,045	23,253

Commission and expense allowances on reinsurance ceded	5,211	31,582	5,785

Fee income from separate accounts	160,573	160,280	151,744

Reserve adjustment on reinsurance ceded	(1,975,763)	(490,424)	5,627,638

Miscellaneous income	250,272	220,204	154,696

Total income	7,365,152	6,481,168	6,801,174

Expenses:

Death benefits	380,057	276,519	341,292

Annuity benefits	228,530	203,679	202,093

Disability benefits and benefits under accident and health policies	41,719	44,208	41,580

Surrender benefits	5,895,938	4,992,338	4,330,313

Increase in aggregate reserves for life and accident and health policies and contracts	917,510	915,763	1,139,669

Other benefits	10,528	12,032	11,991

Total benefits	7,474,282	6,444,539	6,066,938

Commissions	196,489	199,814	181,567

Other insurance expenses	488,250	522,610	544,488

Net transfers from separate accounts	(1,112,465)	(944,644)	(101,482)

Total benefit and expenses	7,046,556	6,222,319	6,691,511

Net gain from operations before dividends to policyholders, federal income taxes and realized capital gains (losses)	318,596	258,849	109,663

Dividends to policyholders	31,276	38,782	45,842

Net gain from operations after dividends to policyholders and before federal income taxes and net realized capital gains (losses)	287,320	220,067	63,821

Federal income tax (benefit) expense	(17,604)	50,584	(37,932)

Net gain from operations before net realized capital gains (losses)	304,924	169,483	101,753

Net realized capital gains (losses) less capital gains tax and transfers to interest maintenance reserve	10,576	535	(1,096)

Statutory net income	$315,500	$170,018	$100,657

See notes to statutory financial statements.

GREAT-WEST LIFE & ANNUITY INSURANCE COMPANY

Statutory Statements of Changes in Capital and Surplus

Years Ended December 31, 2018, 2017 and 2016

(In Thousands)

	Year Ended December 31,
	2018	2017	2016
Capital and surplus, beginning of year	$1,129,509	$1,053,333	$1,114,764

Statutory net income	315,500	170,018	100,657

Dividends to stockholder	(152,295)	(145,301)	(125,691)

Change in net unrealized capital (losses) gains, net of income taxes	(11,491)	(17,021)	(32,223)

Change in minimum pension liability, net of income taxes	3,824	2,459	(1,863)

Change in asset valuation reserve	(846)	(18,503)	6,171

Change in non-admitted assets	28,921	96,814	(47,306)

Change in net deferred income taxes	(40,732)	(110,528)	16,605

Change in liability for reinsurance in unauthorized companies	—	2	—

Capital paid-in	—	27	60

Surplus paid-in	4,093	86,480	22,359

Change in capital and surplus as a result of separate accounts	(208)	(211)	(150)

Change in unrealized foreign exchange capital (losses) gains	(1,125)	(88)	(78)

Change in surplus note	51,769	12,028	28

Net change in capital and surplus for the year	197,410	76,176	(61,431)

Capital and surplus, end of year	$1,326,919	$1,129,509	$1,053,333

See notes to statutory financial statements.

GREAT-WEST LIFE & ANNUITY INSURANCE COMPANY

Statutory Statements of Cash Flows

Years Ended December 31, 2018, 2017 and 2016

(In Thousands)

	Year Ended December 31,
	2018	2017	2016

Operating activities:

Premium income, net of reinsurance	$5,352,630	$5,208,527	$5,910,875

Investment income received, net of investment expenses paid	1,136,338	1,111,282	1,080,450

Other miscellaneous expense received (paid)	160,008	(77,825)	(23,874)

Benefit and loss related payments, net of reinsurance	(6,417,233)	(5,393,966)	(4,671,246)

Net transfers to separate accounts	1,097,423	909,388	99,783

Commissions, other expenses and taxes paid	(644,838)	(669,995)	(687,938)

Dividends paid to policyholders	(38,959)	(46,583)	(51,521)

Federal income taxes (paid) received, net	(38,241)	(15,138)	15,711

Net cash provided by operating activities	607,128	1,025,690	1,672,240

Investing activities:

Proceeds from investments sold, matured or repaid:

Bonds	3,351,579	5,719,282	7,202,702

Stocks	3,704	14,597	1,539

Mortgage loans	357,545	399,982	365,790

Real estate	—	—	1,457

Other invested assets	25,233	14,614	9,883

Net gains on cash, cash equivalents and short-term investments	—	(1)	13

Miscellaneous proceeds	22,212	—	40,414

Cost of investments acquired:

Bonds	(3,398,701)	(6,023,940)	(8,434,227)

Stocks	(38,742)	(99)	(19)

Mortgage loans	(697,245)	(844,304)	(688,991)

Real estate	(4,319)	(2,980)	(2,006)

Other invested assets	(36,870)	(31,194)	(3,985)

Miscellaneous applications	(39,654)	(67,286)	(4,708)

Net change in contract loans and premium notes	(1,355)	(12,161)	6,809

Net cash used in investing activities	(456,613)	(833,490)	(1,505,329)

Financing and miscellaneous activities:

Surplus notes	51,410	12,000	—

Capital and paid in surplus	3,325	84,944	20,306

Deposit-type contract withdrawals, net of deposits	(18,908)	(21,673)	(22,342)

Dividends to stockholder	(152,295)	(145,301)	(125,691)

Funds (repaid) borrowed, net	(1,027)	2,348	4,167

Change in due to/from parent, subsidiaries and affiliates	6,013	1,485	5,987

Employee taxes paid for withheld shares	(78)	(818)	(517)

Other	(51,605)	(70,011)	(38,528)

Net cash used in financing and miscellaneous activities	(163,165)	(137,026)	(156,618)

Net (decrease) increase in cash, cash equivalents and short-term investments and restricted cash	(12,650)	55,174	10,293

Cash, cash equivalents and short-term investments and restricted cash:

Beginning of year	242,084	186,910	176,617

End of year	$229,434	$242,084	$186,910

The cash, cash equivalents and short-term investments and restricted cash balance at December 31, 2018 includes $431 of restricted cash which is non-admitted and not included in the Statutory Statements of Admitted Assets, Liabilities, Capital and Surplus.

See notes to statutory financial statements.	Continued

GREAT-WEST LIFE & ANNUITY INSURANCE COMPANY

Statutory Statements of Cash Flows

Years Ended December 31, 2018, 2017 and 2016

(In Thousands)

	Year Ended December 31,
	2018	2017	2016

Non-cash investing and financing transactions during the year:

Share-based compensation expense	$768	$1,563	$(2,113)

Assets received from limited partnership investment distributions	—	—	(10)

Fair value of assets acquired in settlement of bonds	28,815	9,659	—

See notes to statutory financial statements.	Concluded

GREAT-WEST LIFE & ANNUITY INSURANCE COMPANY

Notes to Statutory Financial Statements

(In Thousands, Except Share Amounts)

1. Organization and Significant Accounting Policies

Great-West Life & Annuity Insurance Company (the “Company” or “GWL&A”) is a direct wholly-owned subsidiary of GWL&A Financial Inc. (“GWL&A Financial”), a holding company. GWL&A Financial is a direct wholly-owned subsidiary of Great-West Lifeco U.S. LLC (“Lifeco U.S.”) and an indirect wholly-owned subsidiary of Great-West Lifeco Inc. (“Lifeco”), a Canadian holding company. The Company offers a wide range of life insurance, retirement and investment products to individuals, businesses and other private and public organizations throughout the United States. The Company is an insurance company domiciled in the State of Colorado, and is subject to regulation by the Colorado Division of Insurance (“Division”).

The Company is authorized to engage in the sale of life insurance, accident and health insurance and annuities. It is qualified to do business in all states in the United States, except New York, and in the District of Columbia, Puerto Rico, Guam and the U.S. Virgin Islands. The Company is also a licensed reinsurer in New York.

The statutory financial statements have been prepared from the separate records maintained by the Company and may not necessarily be indicative of the conditions that would have existed or the results of operations if the Company had been operated as an unaffiliated company.

Accounting policies and use of estimates

The Company prepares its statutory financial statements in conformity with accounting practices prescribed or permitted by the Division. The Division requires that insurance companies domiciled in the State of Colorado prepare their statutory financial statements in accordance with the National Association of Insurance Commissioners Accounting Practices and Procedures Manual (“NAIC SAP”), subject to any deviations prescribed or permitted by the State of Colorado Insurance Commissioner.

The only prescribed deviation that impacts the Company allows the Company to account for certain separate account products at book value instead of fair value. The Division has not permitted the Company to adopt any accounting practices that have an impact on the Company’s statutory financial statements as compared to NAIC SAP or the Division’s prescribed accounting practices. There is no impact to either capital and surplus or net income as a result of the prescribed accounting practice.

Statutory accounting principles vary in some respects from accounting principles generally accepted in the United States of America (“GAAP”). The more significant of these differences are as follows:

•

Bonds, including loan-backed and structured securities (collectively referred to as “bonds”), are carried at statutory adjusted carrying value in accordance with the National Association of Insurance Commissioners (“NAIC”) designation of the security. Carrying value is amortized cost, unless the bond is either (a) designated as a six, in which case it is the lower of amortized cost or fair value or (b) required to be carried at fair value due to the structured securities ratings methodology. Under GAAP, bonds are carried at amortized cost for securities classified as held-to-maturity and fair value for securities classified as available-for-sale and held-for-trading.

•

Short-term investments include all investments whose remaining maturities, at the time of acquisition, are three months to one year. Under GAAP, short-term investments include securities purchased with investment intent and with initial remaining maturities of one year or less.

•

As prescribed by the NAIC, the asset valuation reserve (“AVR”) is computed in accordance with a prescribed formula and represents a provision for possible non-interest related fluctuations in the value of bonds equity securities, mortgage loans, real estate and other invested assets. Changes to the AVR are charged or credited directly to unassigned surplus. This type of reserve is not necessary or required under GAAP.

•

As prescribed by the NAIC, the interest maintenance reserve (“IMR”) consists of net accumulated unamortized realized capital gains and losses, net of income taxes, on sales or interest related impairments of bonds and derivative investments attributable to changes in the general level of interest rates. Such gains or losses are initially deferred and then amortized into income over the remaining period to maturity, based on groupings of individual securities sold in five-year bands. An IMR asset is designated as a non-admitted asset and is recorded as a reduction to capital and surplus. Under GAAP, realized gains and losses are recognized in income in the period in which a security is sold.

GREAT-WEST LIFE & ANNUITY INSURANCE COMPANY

Notes to Statutory Financial Statements

(In Thousands, Except Share Amounts)

•

As prescribed by the NAIC, an other-than-temporary impairment (“OTTI”) is recorded (a) if it is probable that the Company will be unable to collect all amounts due according to the contractual terms in effect at the date of acquisition, (b) if the Company has the intent to sell the investment or (c) for non-interest related declines in value and where the Company does not have the intent and ability at the reporting date, to hold the bond until its recovery. Under GAAP, if either (a) management has the intent to sell a bond investment or (b) it is more likely than not the Company will be required to sell a bond investment before its anticipated recovery, a charge is recorded in net realized investment losses equal to the difference between the fair value and cost or amortized cost basis of the security. If management does not intend to sell the security and it is not more likely than not the Company will be required to sell the bond investment before recovery of its amortized cost basis, but the present value of the cash flows expected to be collected (discounted at the effective interest rate implicit in the bond investment prior to impairment) is less than the amortized cost basis of the bond investment (referred to as the credit loss portion), an OTTI is considered to have occurred.

Under GAAP, total OTTI is bifurcated into two components: the amount related to the credit loss, which is recognized in current period earnings through realized capital losses; and the amount attributed to other factors (referred to as the non-credit portion), which is recognized as a separate component in accumulated other comprehensive income (loss). As prescribed by the NAIC, non-interest related OTTI is only bifurcated on loan-backed and structured securities. Factors related to interest and other components do not have a financial statement impact and are disclosed in “Unrealized losses and OTTI” in the notes to the statutory financial statements.

•

Derivatives that qualify for hedge accounting are carried at the same valuation method as the underlying hedged asset, while derivatives that do not qualify for hedge accounting are carried at fair value. Under GAAP, all derivatives, regardless of hedge accounting treatment, are recorded on the balance sheet in other assets or other liabilities at fair value. As prescribed by the NAIC, for those derivatives which qualify for hedge accounting, the change in the carrying value or cash flow of the derivative is recorded consistently with how the changes in the carrying value or cash flow of the hedged asset, liability, firm commitment or forecasted transaction are recorded. Under GAAP, if the derivative is designated as a cash flow hedge, the effective portions of the changes in the fair value of the derivative are recorded in accumulated other comprehensive income and are recognized in the income statements when the hedged item affects earnings. Changes in fair value resulting from foreign currency translations are recorded in either AOCI or net investment income, consistent with where they are recorded on the underlying hedged asset or liability. Changes in the fair value, including changes resulting from foreign currency translations, of derivatives not eligible for hedge accounting or where hedge accounting is not elected and the over effective portion of cash flow hedges are recognized in investment gains (losses) as a component of net income in the period of the change. Realized foreign currency transactional gains and losses on derivatives subject to hedge accounting are recorded in net investment income, whereas those on derivatives not subject to hedge accounting are recorded in investment gains (losses). As prescribed by the NAIC, upon termination of a derivative that qualifies for hedge accounting, the gain or loss is recognized in income in a manner that is consistent with the hedged item. Alternatively, if the item being hedged is subject to IMR, the gain or loss on the hedging derivative is realized and is subject to IMR upon termination. Under GAAP, gains or losses on terminated contracts that are effective hedges are recorded in earnings in net investment income or other comprehensive income. The gains or losses on terminated contracts where hedge accounting is not elected, or contracts that are not eligible for hedge accounting, are recorded in investment gains (losses).

•

The Company enters into dollar repurchase agreements with third party broker-dealers. The Company does not enter into these types of transactions for liquidity purposes, but rather for yield enhancement on its investment portfolio. The dollar repurchase trading strategy involves the sale of securities, with a simultaneous agreement to repurchase similar securities at a future date at an agreed-upon price. Assets to be repurchased are the same, or substantially the same, as the assets transferred, and are accounted for as secured borrowings. Under GAAP, these transactions are recorded as forward settling to be announced (“TBA”) securities that are accounted for as derivative instruments, but hedge accounting is not elected as the Company does not regularly accept delivery of such securities when issued.

•

Acquisition costs, such as commissions and other costs incurred in connection with acquiring new business, are charged to operations as incurred, rather than deferred and amortized over the lives of the related contracts as under GAAP.

•

Deferred income taxes are recorded using the asset and liability method in which deferred tax assets and liabilities are recorded for expected future tax consequences of events that have been recognized in either the Company’s statutory financial statements or tax returns. Deferred income tax assets are subject to limitations prescribed by statutory accounting

GREAT-WEST LIFE & ANNUITY INSURANCE COMPANY

Notes to Statutory Financial Statements

(In Thousands, Except Share Amounts)

principles. The change in deferred income taxes is treated as a component of the change in unassigned funds, whereas under GAAP deferred taxes are included in the determination of net income.

•

Certain assets, including various receivables, furniture and equipment and prepaid assets, are designated as non-admitted assets and are recorded as a reduction to capital and surplus, whereas they are recorded as assets under GAAP.

•

The excess of the cost of acquiring an entity over the Company’s share of the book value of the acquired entity is recorded as goodwill which is admissible subject to limitations and is amortized over the period in which the Company benefits economically, not to exceed ten years. Under GAAP, the excess of the cost of acquiring an entity over the acquisition-date fair value of identifiable assets acquired and liabilities assumed is allocated between goodwill, indefinite-lived intangible assets and definite-lived intangible assets. Goodwill and indefinite-lived intangible assets are not amortized and definite-lived intangible assets are amortized over their estimated useful lives under GAAP.

•

Aggregate reserves for life policies and contracts are based on statutory mortality and interest requirements and without consideration of withdrawals, which differ from reserves established under GAAP that are based on assumptions using Company experience for mortality, interest, and withdrawals.

•

As prescribed by the NAIC, ceded reserves are limited to the amount of direct reserves. Ceded aggregate reserves and policy and contract claim liabilities are netted against aggregate reserves for life policies and contracts for statutory accounting purposes. Under GAAP, these items are reported as reinsurance recoverable.

•	Surplus notes are reflected as a component of capital and surplus, whereas under GAAP they are reflected as a liability.

•

The policyholder’s share of net income on participating policies that has not been distributed to participating policyholders is included in capital and surplus in the statutory financial statements. For GAAP, these amounts are reported as a liability with a charge to net income.

•

Changes in separate account values from cash transactions are recorded as premium income and benefit expenses whereas they do not impact the statement of operations under GAAP and are presented only as increases or decreases to account balances.

•

Benefit payments and the related decrease in policy reserves are recorded as expenses for all contracts subjecting the Company to any mortality risk. Under GAAP, such benefit payments for life and annuity contracts without significant mortality risks are recorded as direct reductions to the policy reserve liability.

•

Premium receipts and the related increase in policy reserves are recorded as revenues and expenses, respectively, for all contracts subjecting the Company to any mortality risk. Under GAAP, such premium receipts for life and annuity contracts without significant mortality risks are recorded as direct credits to the policy reserve liability.

•	Comprehensive income and its components are not presented in the statutory financial statements.

•

The Statutory Statement of Cash Flows is presented based on a prescribed format for statutory reporting. For purposes of presenting statutory cash flows, cash includes short-term investments. Under GAAP, the statement of cash flows is typically presented based on the indirect method and cash excludes short-term investments.

The preparation of financial statements in conformity with statutory accounting principles requires the Company’s management to make a variety of estimates and assumptions. These estimates and assumptions affect, among other things, the reported amounts of admitted assets and liabilities, the disclosure of contingent liabilities and the reported amounts of revenues and expenses. Significant estimates are required to account for items and matters such as, but not limited to, the valuation of investments in the absence of quoted market values, impairment of investments, valuation of policy benefit liabilities and the valuation of deferred tax assets. Actual results could differ from those estimates.

GREAT-WEST LIFE & ANNUITY INSURANCE COMPANY

Notes to Statutory Financial Statements

(In Thousands, Except Share Amounts)

Significant statutory accounting policies

Investments

Investments are reported as follows:

•	In accordance with the NAIC SAP, the adjusted carrying value amounts of certain assets are gross of non-admitted assets.

Bonds are carried at statutory adjusted carrying value in accordance with the NAIC designation of the security. Carrying value is amortized cost, unless the bond is either (a) designated as a six, in which case it is the lower of amortized cost or fair value or (b) required to be carried at fair value due to the structured securities ratings methodology. The Company recognizes the acquisition of its public bonds on a trade date basis and its private placement investments on a funding date basis. Bonds containing call provisions are amortized to the call or maturity value/date which produces the lowest asset value.

Premiums and discounts are recognized as a component of net investment income using the effective interest method. Realized gains and losses not subject to IMR, including those from foreign currency translations, are included in net realized capital gains (losses).

The recognition of income on certain investments (e.g. loan-backed securities, including mortgage-backed and asset-backed securities) is dependent upon market conditions, which may result in prepayments and changes in amounts to be earned. Prepayments on all mortgage-backed and asset-backed securities are monitored monthly, and amortization of the premium and/or the accretion of the discount associated with the purchase of such securities are adjusted by such prepayments. Prepayment assumptions are based on the average of recent historical prepayments and are obtained from broker/dealer survey values or internal estimates. These assumptions are consistent with the current interest rate and economic environment. Significant changes in estimated cash flows from the original purchase assumptions are accounted for using the retrospective method.

•

Mortgage loans consist primarily of domestic commercial collateralized loans and are carried at their unpaid principal balances adjusted for any unamortized premiums or discounts, allowances for credit losses, and foreign currency translations. Interest income is accrued on the unpaid principal balance for all loans, except for loans on non-accrual status. Premiums and discounts are amortized to net investment income using the effective interest method. Prepayment penalty and origination fees are recognized in net investment income upon receipt.

The Company actively manages its mortgage loan portfolio by completing ongoing comprehensive analysis of factors such as debt service coverage ratios, loan-to-value ratios, payment status, default or legal status, annual collateral property evaluations and general market conditions. On a quarterly basis, the Company reviews the above primary credit quality indicators in its internal risk assessment of loan impairment and credit loss. Management’s risk assessment process is subjective and includes the categorization of all loans, based on the above mentioned credit quality indicators, into one of the following categories:

•	Performing - generally indicates the loan has standard market risk and is within its original underwriting guidelines.
•

Non-performing - generally indicates there is a potential for loss due to the deterioration of financial/monetary default indicators or potential foreclosure. Due to the potential for loss, these loans are evaluated for impairment.

The adequacy of the Company’s allowance for credit loss is reviewed quarterly. The determination of the calculation and the adequacy of the mortgage allowance for credit loss and mortgage impairments involve judgments that incorporate qualitative and quantitative Company and industry mortgage performance data. Management’s periodic evaluation and assessment of the adequacy of the mortgage allowance for credit loss and the need for mortgage impairments is based on known and inherent risks in the portfolio, adverse situations that may affect the borrower’s ability to repay, the fair value of the underlying collateral, composition of the loan portfolio, current economic conditions, loss experience and other relevant factors. Loans included in the non-performing category and other loans with certain substandard credit quality indicators are individually reviewed to determine if a specific impairment is required. Risk is mitigated primarily through first position collateralization, guarantees, loan covenants and borrower reporting requirements. Since the Company does not originate or hold uncollateralized mortgages, loans are generally not deemed fully uncollectable. Generally, unrecoverable amounts are written off during the final stage of the foreclosure process.

GREAT-WEST LIFE & ANNUITY INSURANCE COMPANY

Notes to Statutory Financial Statements

(In Thousands, Except Share Amounts)

Loan balances are considered past due when payment has not been received based on contractually agreed upon terms. The accrual of interest is discontinued when concerns exist regarding the realization of loan principal or interest. The Company resumes interest accrual on loans when a loan returns to current status or under new terms when loans are restructured or modified.

On a quarterly basis, any loans with terms that were modified during that period are reviewed to determine if the loan modifications constitute a troubled debt restructuring (“TDR”). In evaluating whether a loan modification constitutes a TDR, it must be determined that the modification is a significant concession and the debtor is experiencing financial difficulties.

•

Real estate properties held for the production of income are valued at depreciated cost less encumbrances. Properties held for sale are carried at the lower of depreciated cost or fair value less encumbrances and estimated costs to sell the property. Real estate is depreciated on a straight-line basis over the estimated life of the building or term of the lease for tenant improvements.

•

Real estate properties occupied by the Company are carried at depreciated cost unless the carrying amount of the asset is deemed to be unrecoverable. The Company includes in both net investment income and other operating expenses an amount for rent relating to real estate properties occupied by the Company. Rent is derived from consideration of the repairs, expenses, taxes, interest and depreciation incurred. The reasonableness of the amount of rent recorded is verified by comparison to rent received from other like properties in the same area.

•

Limited partnership interests are included in other invested assets and are accounted for using either net asset value per share (“NAV”) as a practical expedient to fair value or the equity method of accounting with changes in these values recognized in unassigned surplus in the period of change. The Company uses NAV as a practical expedient on partnership interests in investment companies where it has a minor equity interest and no significant influence over the entity’s operations. The Company uses the equity method when it has a partnership interest that is considered more than minor, although the Company has no significant influence over the entity’s operations.

•

Common stocks, other than stocks of subsidiaries, are recorded at fair value based on the most recent closing price of the common stock as quoted on its exchange. Related party mutual funds, which are carried at fair value, are also included in common stocks. The net unrealized gain or loss on common stocks is reported as a component of surplus.

•	Contract loans are carried at their unpaid balance. Contract loans are fully collateralized by the cash surrender value of the associated insurance policy.

•

Short-term investments include all investments whose remaining maturities, at the time of acquisition, are three months to one year. Cash equivalent investments include all investments whose remaining maturities, at the time of acquisition, are three months or less. Both short-term and cash equivalent investments, excluding money market mutual funds, are stated at amortized cost, which approximates fair value. Cash equivalent investments also include highly liquid money market securities that are traded in an active market, and are carried at fair value.

•

The Company enters into reverse repurchase agreements with third party broker-dealers for the purpose of enhancing the total return on its investment portfolio. The repurchase trading strategy involves the purchase of securities, with a simultaneous agreement to resell similar securities at a future date at an agreed-upon price. Securities purchased under these agreements are accounted for as secured borrowings, and are reported at amortized cost in cash, cash equivalents and short-term investments. Under these tri-party repurchase agreements, the designated custodian takes possession of the underlying collateral on the Company’s behalf, which is required to be cash or government securities. The fair value of the securities is monitored and additional collateral is obtained, where appropriate, to protect against credit exposure. The collateral cannot be sold or re-pledged and has not been recorded on the Statutory Statements of Admitted Assets, Liabilities, Capital and Surplus.

The Company enters into dollar repurchase agreements with third party broker-dealers. The Company does not enter into these types of transactions for liquidity purposes, but rather for yield enhancement on its investment portfolio. The dollar repurchase trading strategy involves the sale of securities, with a simultaneous agreement to repurchase similar securities at a future date at an agreed-upon price. Assets to be repurchased are the same, or substantially the same, as the assets transferred, and are accounted for as secured borrowings. Proceeds of the sale are reinvested in other securities and may

GREAT-WEST LIFE & ANNUITY INSURANCE COMPANY

Notes to Statutory Financial Statements

(In Thousands, Except Share Amounts)

enhance the current yield and total return. The difference between the sales price and the future repurchase price is recorded as an adjustment to net investment income. During the period between the sale and repurchase, the Company will not be entitled to receive interest and principal payments on the securities sold. Losses may arise from changes in the value of the securities or if the counterparty enters bankruptcy proceedings or becomes insolvent. In such cases, the Company’s right to repurchase the security may be restricted. Amounts owed to brokers under these arrangements are included as a liability in repurchase agreements.

The Company participates in a securities lending program in which the Company lends securities that are held as part of its general account investment portfolio to third parties. The Company does not enter into these types of transactions for liquidity purposes, but rather for yield enhancement on its investment portfolio. The borrower can return and the Company can request the loaned securities be returned at any time. The Company maintains ownership of the securities at all times and is entitled to receive from the borrower any payments for interest received on such securities during the loan term. Securities lending transactions are accounted for as secured borrowings. The securities on loan are included within bonds and short-term investments in the accompanying Statutory Statements of Admitted Assets, Liabilities, Capital and Surplus. The securities lending agent indemnifies the Company against borrower risk, meaning that the lending agent agrees contractually to replace securities not returned due to a borrower default. The Company generally requires initial cash collateral in an amount greater than or equal to 102% of the fair value of domestic securities loaned and 105% of foreign securities loaned. Such collateral is used to replace the securities loaned in event of default by the borrower. Some cash collateral is reinvested in short-term repurchase agreements which are also collateralized by U.S. Government or U.S. Government Agency securities. Reinvested cash collateral is reported in securities lending reinvested collateral assets, with a corresponding liability in payable for securities lending. Collateral that cannot be sold or repledged is excluded from the Statutory Statements of Admitted Assets, Liabilities, Capital and Surplus.

•

The Company’s OTTI accounting policy requires that a decline in the value of a bond below its cost or amortized cost basis be assessed to determine if the decline is other-than-temporary. An OTTI is recorded (a) if it is probable that the Company will be unable to collect all amounts due according to the contractual terms in effect at the date of acquisition, (b) if the Company has the intent to sell the investment or (c) for non-interest related declines in value and where the Company does not have the intent and ability at the reporting date, to hold the bond until its recovery. Management considers a wide range of factors, as described below, regarding the bond issuer and uses its best judgment in evaluating the cause of the decline in its estimated fair value and in assessing the prospects for near-term recovery. Inherent in management’s evaluation of the bond are assumptions and estimates about the operations and ability to generate future cash flows. While all available information is taken into account, it is difficult to predict the ultimate recoverable amount from a distressed or impaired bond.

Considerations used by the Company in the impairment evaluation process include, but are not limited to, the following:

•	The extent to which estimated fair value is below cost;
•	Whether the decline in fair value is attributable to specific adverse conditions affecting a particular instrument, its issuer, an industry or geographic area;
•	The length of time for which the estimated fair value has been below cost;
•	Downgrade of a bond investment by a credit rating agency;
•	Deterioration of the financial condition of the issuer;
•	The payment structure of the bond investment and the likelihood of the issuer being able to make payments in the future; and
•	Whether dividends have been reduced or eliminated or scheduled interest payments have not been made.

For loan-backed and structured securities, if management does not intend to sell the bond and has the intent and ability to hold the bond until recovery of its amortized cost basis, but the present value of the cash flows expected to be collected (discounted at the effective interest rate implicit in the bond prior to impairment) is less than the amortized cost basis of the bond (referred to as the non-interest loss portion), an OTTI is considered to have occurred. In this instance, total OTTI is bifurcated into two components: the amount related to the non-interest loss is recognized in current period earnings through realized capital gains (losses); and the amount attributed to other factors does not have any financial impact and is disclosed only in the notes to the statutory financial statements. The calculation of expected cash flows utilized during the impairment evaluation process are determined using judgment and the best information available to the Company including default rates, credit ratings, collateral characteristics and current levels of subordination.

GREAT-WEST LIFE & ANNUITY INSURANCE COMPANY

Notes to Statutory Financial Statements

(In Thousands, Except Share Amounts)

For bonds not backed by other loans or assets, if management does not intend to sell the bond and has the intent and ability to hold, but does not expect to recover the entire cost basis, an OTTI is considered to have occurred. A charge is recorded in net realized capital gains (losses) equal to the difference between the fair value and cost or amortized cost basis of the bond. After the recognition of an OTTI, the bond is accounted for as if it had been purchased on the measurement date of the OTTI, with an amortized cost basis equal to the previous amortized cost basis less the OTTI recognized in net income. The difference between the new amortized cost basis and the expected future cash flows is accreted into net investment income. The Company continues to estimate the present value of cash flows expected to be collected over the life of the bond.

Fair value

Certain assets and liabilities are recorded at fair value on the Company’s Statutory Statements of Admitted Assets, Liabilities, Capital and Surplus. The Company defines fair value as the price that would be received to sell an asset or paid to transfer a liability in the principal or most advantageous market for the asset or liability in an orderly transaction between market participants on the measurement date. The Company categorizes its assets and liabilities measured at fair value into a three-level hierarchy, based on the priority of the inputs to the respective valuation technique. The fair value hierarchy gives the highest priority to quoted prices in active markets for identical assets or liabilities (Level 1) and the lowest priority to unobservable inputs (Level 3). The Company’s assets and liabilities have been categorized based upon the following fair value hierarchy:

•

Level 1 inputs which are utilized for separate account assets and liabilities, utilize observable, quoted prices (unadjusted) in active markets for identical assets or liabilities that the Company has the ability to access at the measurement date. Financial assets utilizing Level 1 inputs include certain mutual funds.

•

Level 2 inputs utilize other than quoted prices included in Level 1 that are observable for the asset or liability, either directly or indirectly. Level 2 inputs, which are utilized for general and separate account assets and liabilities, include quoted prices for similar assets and liabilities in active markets and inputs, other than quoted prices, that are observable for the asset or liability, such as interest rates and yield curves that are observable at commonly quoted intervals. The fair values for some Level 2 securities are obtained from pricing services. The inputs used by the pricing services are reviewed at least quarterly or when the pricing vendor issues updates to its pricing methodology. For bond and separate account assets and liabilities, inputs include benchmark yields, reported trades, broker/dealer quotes, issuer spreads, two-sided markets, benchmark securities, bids, evaluated bids, offers and reference data including market research publications. Additional inputs utilized for assets and liabilities classified as Level 2 are:

○	Derivative instruments - trading activity, swap curves, credit spreads, currency volatility, net present value of cash flows and news sources.

○

Separate account assets and liabilities - various index data and news sources, amortized cost (which approximates fair value), trading activity, swap curves, credit spreads, recovery rates, restructuring, net present value of cash flows and quoted prices in markets that are not active or for which all significant inputs are observable, either directly or indirectly.

•

Level 3 inputs are unobservable and include situations where there is little, if any, market activity for the asset or liability. In general, the prices of Level 3 securities are obtained from single broker quotes and internal pricing models. If the broker’s inputs are largely unobservable, the valuation is classified as a Level 3. Broker quotes are validated through an internal analyst review process, which includes validation through known market conditions and other relevant data, as noted below. Internal models are usually cash flow based utilizing characteristics of the underlying collateral of the security such as default rate and other relevant data. Inputs utilized for securities classified as Level 3 are as follows:

○	Corporate debt securities - unadjusted single broker quotes which may be in an illiquid market or otherwise deemed unobservable.

The fair value of certain investments in the separate accounts and limited partnerships are estimated using net asset value per share as a practical expedient, and are excluded from the fair value hierarchy levels in Note 5. These net asset values are based on the fair value of the underlying investments, less liabilities.

GREAT-WEST LIFE & ANNUITY INSURANCE COMPANY

Notes to Statutory Financial Statements

(In Thousands, Except Share Amounts)

In certain cases, the inputs used to measure fair value may fall into different levels of the fair value hierarchy. In such cases, the level in the fair value hierarchy within which the fair value measurement in its entirety falls has been determined based on the lowest level input that is significant to the fair value measurement in its entirety. The Company’s assessment of the significance of a particular input to the fair value measurement in its entirety requires judgment and considers factors specific to the asset or liability

Overall, transfers between levels are attributable to a change in the observability of inputs. Assets are transferred to a lower level in the hierarchy when a significant input cannot be corroborated with market observable data. This may occur when market activity decreases and underlying inputs cannot be observed, current prices are not available, and/or when there are significant variances in quoted prices, thereby affecting transparency. Assets are transferred to a higher level in the hierarchy when circumstances change such that a significant input can be corroborated with market observable data. This may be due to a significant increase in market activity including recent trades, a specific event, or one or more significant input(s) becoming observable. All transfers between levels are recognized at the beginning of the reporting period in which the transfer occurred. There were no transfers during the year.

The policies and procedures utilized to review, account for, and report on the value and level of the Company’s securities were determined and implemented by the Finance division. The Investments division is responsible for the processes related to security purchases and sales and provides valuation and leveling input to the Finance division when necessary. Both divisions within the Company have worked in conjunction to establish thorough pricing, review, approval, accounting, and reporting policies and procedures around the securities valuation process.

In some instances, securities are priced using external broker quotes. In most cases, when broker quotes are used as pricing inputs, more than one broker quote is obtained. External broker quotes are reviewed internally by comparing the quotes to similar securities in the public market and/or to vendor pricing, if available. Additionally, external broker quotes are compared to market reported trade activity to ascertain whether the price is reasonable, reflective of the current market prices, and takes into account the characteristics of the Company’s securities.

Derivative financial instruments

The Company enters into derivative transactions which include the use of interest rate swaps, interest rate swaptions, cross-currency swaps, foreign currency forwards, U.S. government treasury futures contracts, Eurodollar futures contracts, futures on equity indices and interest rate swap futures. The Company uses these derivative instruments to manage various risks, including interest rate and foreign currency exchange rate risk associated with its invested assets and liabilities. Derivative instruments are not used for speculative reasons. Certain of the Company’s over-the-counter (“OTC”) derivatives are cleared and settled through a central clearing counterparty while others are bilateral contracts between the Company and a counterparty.

Derivatives are reported as other invested assets or other liabilities. Although some derivatives are executed under a master netting arrangement, the Company does not offset in the Statutory Statements of Admitted Assets, Liabilities, Capital and Surplus the carrying value of those derivative instruments and the related cash collateral or net derivative receivables and payables executed with the same counterparty under the same master netting arrangement. Derivatives that qualify for hedge accounting treatment are valued using the valuation method (either amortized cost or fair value) consistent with the underlying hedged asset or liability. At inception of a derivative transaction, the hedge relationship and risk management objective is documented and the designation of the derivative is determined based on specific criteria of the transaction. Derivatives where hedge accounting is either not elected, or that are not eligible for hedge accounting, are stated at fair value with changes in fair value recognized in unassigned surplus in the period of change. Investment gains and losses generally result from the termination of derivative contracts prior to expiration and are generally recognized in net income and may be subject to IMR.

The Company uses derivative financial instruments for risk management purposes associated with certain invested assets and policy liabilities. Derivatives are used to (a) hedge the economic effects of interest rate and stock market movements on the Company’s guaranteed lifetime withdrawal benefit (“GLWB”) liability, (b) hedge the economic effect of a large increase in interest rates on the Company’s general account life insurance, group pension liabilities and certain separate account life insurance liabilities, (c) hedge the economic risks of other transactions such as future asset acquisitions or dispositions, the timing of liability pricing, currency risks on non-U.S. dollar denominated assets, and (d) convert floating rate assets or debt obligations to fixed rate assets or debt obligations for asset/liability management purposes.

GREAT-WEST LIFE & ANNUITY INSURANCE COMPANY

Notes to Statutory Financial Statements

(In Thousands, Except Share Amounts)

The Company controls the credit risk of its derivative contracts through credit approvals, limits, monitoring procedures and in many cases, requiring collateral. The Company’s exposure is limited to the portion of the fair value of derivative instruments that exceeds the value of the collateral held and not to the notional or contractual amounts of the derivatives.

Derivatives in a net asset position may have cash or securities pledged as collateral to the Company in accordance with the collateral support agreements with the counterparty. This collateral is held in a custodial account for the benefit of the Company. Unrestricted cash collateral is included in other assets and the obligation to return it is included in other liabilities. The cash collateral is reinvested in a government money market fund. Cash collateral pledged by the Company is included in other assets.

The Company may purchase a financial instrument that contains a derivative embedded in the financial instrument. Contracts that do not in their entirety meet the definition of a derivative instrument, may contain “embedded” derivative instruments implicit or explicit terms that affect some or all of the cash flows or the value of other exchanges required by the contract in a manner similar to a derivative instrument. An embedded derivative instrument shall not be separated from the host contract and accounted for separately as a derivative instrument.

Goodwill

Goodwill, resulting from acquisitions of subsidiaries that are reported in common stock and other invested assets, is amortized to unrealized capital gains/(losses) over the period in which the Company benefits economically, not to exceed ten years. Goodwill resulting from assumption reinsurance is reported in goodwill and is amortized to other insurance expenses over the period in which the Company benefits economically, not to exceed ten years. Admissible goodwill is limited in the aggregate to 10% of the Company’s adjusted capital and surplus. The Company tests goodwill for impairment annually or more frequently if events or circumstances indicate that there may be justification for conducting an interim test. If the carrying value of goodwill exceeds its fair value, the excess is recognized as impairment and recorded as a realized loss in the period in which the impairment is identified. There were no impairments of goodwill recognized during the years ended December 31, 2018 and 2017.

Cash value of company owned life insurance

The Company is the owner and beneficiary of life insurance policies which are included in Statutory Statements of Admitted Assets, Liabilities, Capital and Surplus at their cash surrender values. At December 31, 2018, the investments underlying variable life insurance policies utilize various fund structures, with underlying investment characteristics of 8% equity and 92% fixed income.

Net investment income

Interest income from bonds is recognized when earned. Interest income on contract loans is recognized in net investment income at the contract interest rate when earned. All investment income due and accrued with amounts that are deemed uncollectible or that are over 90 days past due, including mortgage loans in default (“in process of foreclosure”), is not included in investment income. Amounts over 90 days past due are non-admitted assets and are recorded as a reduction to unassigned surplus. Real estate due and accrued income is excluded from net investment income if its collection is uncertain.

Net realized capital gains (losses)

Realized capital gains and losses are reported as a component of net income and are determined on a specific identification basis. Interest-related gains and losses are primarily subject to IMR, while non-interest related gains and losses are primarily subject to AVR. Realized capital gains and losses also result from the termination of derivative contracts prior to expiration and may be subject to IMR.

Policy reserves

Life insurance and annuity policy reserves with life contingencies are computed on the basis of statutory mortality and interest requirements and without consideration for withdrawals. Annuity contract reserves without life contingencies are computed on the basis of statutory interest requirements.

GREAT-WEST LIFE & ANNUITY INSURANCE COMPANY

Notes to Statutory Financial Statements

(In Thousands, Except Share Amounts)

Policy reserves for life insurance are valued in accordance with the provision of applicable statutory regulations. Life insurance reserves are determined principally using the Commissioner’s Reserve Valuation Method, using the statutory mortality and interest requirements, without consideration for withdrawals. Some policies contain a surrender value in excess of the reserve as legally computed. This excess is calculated and recorded on a policy-by-policy basis.

Premium stabilization reserves are calculated for certain policies to reflect the Company’s estimate of experience refunds and interest accumulations on these policies. The reserves are invested by the Company. The income earned on these investments is accumulated in this reserve and is used to mitigate future premium rate increases for such policies.

Policy reserves ceded to other insurance companies are recorded as a reduction of the reserve liabilities.    The cost of reinsurance related to long-duration contracts is accounted for over the life of the underlying reinsured policies using assumptions consistent with those used to account for the underlying policies.

Policy and contract claims include provisions for reported life and health claims in process of settlement, valued in accordance with the terms of the related policies and contracts, as well as provisions for claims incurred but not reported based primarily on prior experience of the Company. As such, amounts are estimates, and the ultimate liability may differ from the amount recorded. Any changes in estimates will be reflected in the results of operations when additional information becomes known.

The liabilities for health claim reserves are determined using historical run-out rates, expected loss ratios and statistical analysis. The Company provides for significant claim volatility in areas where experience has fluctuated. The liabilities represent estimates of the ultimate net cost of all reported and unreported claims which are unpaid at year-end. Those estimates are subject to considerable variability in claim severity and frequency. The estimates are continually reviewed and adjusted as necessary as experience develops or new information becomes known; such adjustments are included in current operations.

Premium, fee income and expenses

Life insurance premiums are recognized when due. Annuity considerations are recognized as revenue when received. Accident and health premiums are earned ratably over the terms of the related insurance and reinsurance contracts or policies. Life and accident and health insurance premiums received in advance are recorded as a liability and recognized as income when the premiums become earned. Fees from assets under management, assets under administration, shareholder servicing, mortality and expense risk charges, administration and record-keeping services and investment advisory services are recognized when earned in fee income or other income. Expenses incurred in connection with acquiring new insurance business, including acquisition costs such as sales commissions, are charged to operations as incurred.

Income taxes

The Company is included in the consolidated federal income tax return of Lifeco U.S. The federal income tax expense reported in the Statutory Statements of Operations represent income taxes provided on income that is currently taxable, excluding tax on net realized capital gains and losses. A net deferred tax asset is included in the Statutory Statements of Admitted Assets, Liabilities, Capital and Surplus which is recorded using the asset and liability method in which deferred tax assets and liabilities are recorded for expected future tax consequences of events that have been recognized in either the Company’s statutory financial statements or tax returns. Deferred income tax assets are subject to limitations prescribed by statutory accounting principles. The change in deferred income taxes is treated as a component of the change in unassigned funds.

2. Accounting Changes

Changes in Accounting Principles

In 2009, the NAIC introduced Principle-Based Reserving (“PBR”) as a new method for calculating life insurance policy reserves. In cases where the PBR reserve is higher, it will replace the historic formulaic measure with one that more accurately reflects the risks of highly complex products. PBR is effective for 2017; however, companies are permitted to delay implementation until January 1, 2020. The Company will defer implementation for life and fixed annuity contracts until January 1, 2020 and is currently evaluating impact of adoption of PBR on its statutory financial statements.

In 2018, the Statutory Accounting Principles Working Group adopted, as final, a new SSAP No. 108, Derivatives Hedging Variable Annuity Guarantees, and a corresponding Issue Paper No. 159, Special Accounting for Limited Derivatives. The new

GREAT-WEST LIFE & ANNUITY INSURANCE COMPANY

Notes to Statutory Financial Statements

(In Thousands, Except Share Amounts)

SSAP, which prescribes guidance for derivatives that hedge interest rate risk of variable annuity guarantees, was adopted with an effective date of January 1, 2020, with early adoption permitted as of January 1, 2019. The Company is currently evaluating impact of adoption of this elective guidance on its statutory financial statements.

3. Related Party Transactions

In the normal course of business the Company enters into agreements with related parties whereby it provides and/or receives record-keeping services, investment advisory services, and tax-related services, as well as corporate support services which include general and administrative services, information technology services, sales and service support and marketing services. The following table presents revenue earned, expenses incurred and expense reimbursement from insurance and non-insurance related parties for services provided and/or received pursuant to the service agreements. These amounts, in accordance with the terms of the contracts, are based upon market price, estimated costs incurred or resources expended as determined by number of policies, certificates in-force, administered assets or other similar drivers.

		Year Ended December 31,			Financial
Description	Related party	2018	2017	2016	statement line

Provides corporate support service	Insurance affiliates: Great-West Life & Annuity Insurance Company of New York (“GWL&A NY”)(1), Great-West Life & Annuity Insurance Company of South Carolina (“GWSC”)(1),The Canada Life Assurance Company (“CLAC”)(2) and Great-West Life Assurance Company (“Great-West Life”)(2)	$(15,522)	$(14,610)	$(14,895)	Other insurance benefits and expenses
	Non-insurance affiliates: FASCore, LLC (“FASCore”)(1), Advised Assets Group, LLC (“AAG”)(1), Great-West Capital Management, LLC (“GWCM”)(1), Great-West Trust Company, LLC (“GWTC”)(1), GWFS Equities, Inc. (“GWFS”)(1), Great-West Financial Retirement Plan Services (“Great-West RPS”)(1), Emjay, Inc.(1), MAM Holding Inc.(2) and Putnam(3)	(142,424)	(113,504)	(102,698)
	Total	(157,946)	(128,114)	(117,593)

Receives corporate support services	Insurance affiliates: CLAC(1) and Great-West Life(1)	1,711	1,966	1,999	Other insurance
	Non-insurance affiliates: Putnam(2) and Great West Global(2)	3,381	3,128	5,922	benefits and expenses

	Total	5,092	5,094	7,921

Provides marketing, distribution and administrative services to certain underlying funds and/or mutual funds	Non-insurance affiliate: GWFS(1)	198,976	202,880	203,288	Other income

Provides record-keeping services	Non-insurance affiliates: GWTC(1)	38,200	30,517	21,110	Other income

	Non-insurance related party: Great-West Funds(4)	65,281	65,743	57,867

	Total	103,481	96,260	78,977
Receives record-keeping services	Insurance affiliate: GWL&A NY(1)	(2,551)	(2,423)	(2,096)	Other income
	Non-insurance affiliates: FASCore(1)and GWTC(1)	(342,803)	(316,923)	(291,945)
	Total	(345,354)	(319,346)	(294,041)

Receives custodial services	Non-insurance affiliate: GWTC(1)	(12,410)	(11,854)	(11,125)	Other income

Receives reimbursement from tax sharing indemnification related to state and local tax liabilities	Non-insurance affiliate: Putnam(3)	9,140	9,611	12,261	Other income

(1) A wholly-owned subsidiary of GWL&A

(2) An indirect wholly-owned subsidiary of Lifeco

(3) A wholly-owned subsidiary of Lifeco U.S.

GREAT-WEST LIFE & ANNUITY INSURANCE COMPANY

Notes to Statutory Financial Statements

(In Thousands, Except Share Amounts)

(4) An open-end management investment company, a related party of GWL&A

The Company’s separate accounts invest in shares of Great-West Funds, Inc. and Putnam Funds, which are affiliates of the Company and shares of other non-affiliated mutual funds and government and corporate bonds. The Company’s separate accounts include mutual funds or other investment options that purchase guaranteed interest annuity contracts issued by the Company. During the years ended December 31, 2018, 2017 and 2016, these purchases totaled $169,857, $292,774 and $183,365 respectively. As the general account investment contracts are also included in the separate account balances in the accompanying statutory statements of admitted assets, liabilities, capital and surplus, the Company has included the separate account assets and liabilities of $284,278 and $335,311 at December 31, 2018 and 2017, respectively, which is also included in the assets and liabilities of the general account at those dates.

The following table summarizes amounts due from parent and affiliates:

			December 31,

Related party	Indebtedness	Due date	2018	2017
GWFS(1)	On account	On demand	$34,394	$37,770

CLAC(2)	On account	On demand	—	20,063

GWTC(1)	On account	On demand	5,489	4,008

GWCM(1)	On account	On demand	1,367	2,179

AAG(1)	On account	On demand	3,088	994

GWSC(1)	On account	On demand	1,418	878

Putnam(3)	On account	On demand	4,027	—

Great-West RPS(1)	On account	On demand	324	595

Other related party receivables	On account	On demand	—	868

Total			$50,107	$67,355

(1) A wholly-owned subsidiary of GWL&A

(2) An indirect wholly-owned subsidiary of Lifeco

(3) A wholly-owned subsidiary of Lifeco U.S.

The following table summarizes amounts due to parent and affiliates:

			December 31,

Related party	Indebtedness	Due date	2018	2017
FASCore(1)	On account	On demand	$35,385	$46,371

Putnam(3)	On account	On demand	770	3,432

CLAC(2)	On account	On demand	4,032	—

Other related party payables	On account	On demand	1,548	2,278

Total			$41,735	$52,081

(1) A wholly-owned subsidiary of GWL&A

(2) An indirect wholly-owned subsidiary of Lifeco

(3) A wholly-owned subsidiary of Lifeco U.S.

Included in current federal income taxes recoverable at December 31, 2018 and 2017 is $72,188 and $17,456, respectively, of income tax receivable from Lifeco U.S. related to the consolidated income tax return filed by Lifeco U.S.

The Company (paid) received cash payments of $(42,577) and $171 from its subsidiary, GWSC, in 2018 and 2017, respectively, for the utilization of GWSC’s operating loss carryforward amounts under the terms of its tax sharing agreement. Additionally, during the years ended December 31, 2018, 2017 and 2016, the Company received interest income of $2,527, $3,044 and $2,733, respectively, from GWSC relating to the tax sharing agreement.

During the year ended December 31, 2018, the Company received dividends and return of capital of $106,000 and $680, respectively, from its subsidiaries, the largest being $42,000 from AAG. During the year ended December 31, 2017, the Company received dividends and return of capital of $82,500 and $1,150, respectively, from its subsidiaries, the largest being $35,000 from FASCore.

GREAT-WEST LIFE & ANNUITY INSURANCE COMPANY

Notes to Statutory Financial Statements

(In Thousands, Except Share Amounts)

During the years ended December 31, 2018 and 2017, the Company paid cash dividends to GWL&A Financial in the amounts of $152,295 and $145,301, respectively.

The Company and GWL&A NY have an agreement whereby the Company has committed to provide GWL&A NY financial support related to the maintenance of adequate regulatory surplus and liquidity.

4. Summary of Invested Assets

Investments in bonds consist of the following:

	December 31, 2018
	Book/adjusted carrying value	Gross unrealized gains	Gross unrealized losses	Fair value
U.S. government	$6,306	$926	$22	$7,210

U.S. states, territories and possessions	1,025,470	91,508	672	1,116,306

Political subdivisions of states and territories	842,211	63,945	2,034	904,122

Special revenue and special assessments	687	4	—	691

Industrial and miscellaneous	12,849,382	237,900	321,254	12,766,028

Parent, subsidiaries and affiliates	15,102	—	—	15,102

Hybrid securities	234,411	77	31,209	203,279

Loan-backed and structured securities	5,680,549	91,517	96,761	5,675,305

Total bonds	$20,654,118	$485,877	$451,952	$20,688,043

	December 31, 2017
	Book/adjusted carrying value	Gross unrealized gains	Gross unrealized losses	Fair value
U.S. government	$11,547	$1,603	$12	$13,138

U.S. states, territories and possessions	1,054,936	130,027	123	1,184,840

Political subdivisions of states and territories	949,988	89,898	1,486	1,038,400

Special revenue and special assessments	1,993	62	—	2,055

Industrial and miscellaneous	12,536,852	537,262	60,617	13,013,497

Parent, subsidiaries and affiliates	19,912	—	—	19,912

Hybrid securities	236,060	6,354	8,213	234,201

Loan-backed and structured securities	5,133,574	168,214	30,288	5,271,500

Total bonds	$19,944,862	$933,420	$100,739	$20,777,543

The book/adjusted carrying value and estimated fair value of bonds and assets receiving bond treatment, based on estimated cash flows, are shown in the table below. Actual maturities will likely differ from these projections because borrowers may have the right to call or prepay obligations with or without call or prepayment penalties.

	December 31, 2018
	Book/adjusted carrying value	Fair value
Due in one year or less	$767,254	$777,131

Due after one year through five years	3,834,629	3,863,897

Due after five years through ten years	6,883,504	6,803,249

Due after ten years	3,527,628	3,607,680

Loan-backed and structured securities	5,670,623	5,665,599

Total bonds	$20,683,638	$20,717,556

Loan-backed and structured securities include those issued by U.S. government and U.S. agencies.

GREAT-WEST LIFE & ANNUITY INSURANCE COMPANY

Notes to Statutory Financial Statements

(In Thousands, Except Share Amounts)

The following table summarizes information regarding the sales of securities:

	Years ended December 31,
	2018	2017 2016
Proceeds from sales	$12,788,008	$17,492,392	$23,931,241

Gross realized gains from sales	32,672	34,506	80,975

Gross realized losses from sales	30,960	56,354	34,646

Unrealized losses on bonds

The following tables summarize gross unrealized investment losses including the non-credit-related portion of OTTI losses, by class of investment:

	December 31, 2018
	Less than twelve months		Twelve months or longer		Total
Bonds:	Fair value	Unrealized loss and OTTI	Fair value	Unrealized loss and OTTI	Fair value	Unrealized loss and OTTI

U.S. government	$116	$4	$818	$19	$934	$23

U.S. states, territories and possessions	42,429	360	11,365	312	53,794	672

Political subdivisions of states and territories	103,774	1,115	28,604	919	132,378	2,034

Industrial and miscellaneous	6,334,837	235,993	2,763,614	201,312	9,098,451	437,305

Hybrid securities	104,167	13,710	88,517	17,498	192,684	31,208

Loan-backed and structured securities	2,462,938	46,794	1,568,844	53,417	4,031,782	100,211

Total bonds	$9,048,261	$297,976	$4,461,762	$273,477	$13,510,023	$571,453

Total number of securities in an unrealized loss position		815		475		1,290

	December 31, 2017
	Less than twelve months		Twelve months or longer		Total
Bonds:	Fair value	Unrealized loss and OTTI	Fair value	Unrealized loss and OTTI	Fair value	Unrealized loss and OTTI

U.S. government	$860	$12	$—	$—	$860	$12

U.S. states, territories and possessions	11,794	125	—	—	11,794	125

Political subdivisions of states and territories	13,114	56	43,949	1,430	57,063	1,486

Industrial and miscellaneous	1,911,630	17,016	1,708,202	74,659	3,619,832	91,675

Hybrid securities	—	—	106,351	8,214	106,351	8,214

Loan-backed and structured securities	1,530,747	12,379	694,016	19,586	2,224,763	31,965

Total bonds	$3,468,145	$29,588	$2,552,518	$103,889	$6,020,663	$133,477

Total number of securities in an unrealized loss position		328		257		585

Bonds - Total unrealized losses and OTTI increased by $437,983, or 328%, from December 31, 2017 to December 31, 2018. The increase in unrealized losses was across all asset classes and reflects higher interest rates at December 31, 2018 compared to December 31, 2017, resulting in lower valuations of these bonds.

Total unrealized losses greater than twelve months increased by $169,588 from December 31, 2017 to December 31, 2018. Industrial and miscellaneous account for 74%, or $201,312, of the unrealized losses and OTTI greater than twelve months at December 31, 2018. The majority of these bonds continue to be designated as investment grade. Management does not have the intent to sell these assets; therefore, an OTTI was not recognized in net income.

GREAT-WEST LIFE & ANNUITY INSURANCE COMPANY

Notes to Statutory Financial Statements

(In Thousands, Except Share Amounts)

Loan-backed and structured securities account for 20%, or $53,417, of the unrealized losses and OTTI greater than twelve months at December 31, 2018. Of the $53,417 of unrealized losses and OTTI over twelve months on loan-backed and structured securities, 99% or $52,708 are on securities which continue to be designated as investment grade. The present value of cash flows expected to be collected is not less than amortized cost and management does not have the intent to sell these assets; therefore, an OTTI was not recognized in net income.

Loan-backed and structured securities

The Company had a concentration in loan-backed and structured securities of 19% and 18% of total invested assets at December 31, 2018 and 2017, respectively.

Derivative financial instruments

Derivative transactions are generally entered into pursuant to International Swaps and Derivatives Association (“ISDA”) Master Agreements with approved counterparties that provide for a single net payment to be made by one party to the other on a daily basis, periodic payment dates, or at the due date, expiration, or termination of the agreement.

The ISDA Master Agreements contain provisions that would allow the counterparties to require immediate settlement of all derivative instruments in a net liability position if the Company were to default on any debt obligations over a certain threshold. The aggregate fair value, inclusive of accrued income and expense, of derivative instruments with credit-risk-related contingent features that were in a net liability position was $36,177 and $106,038 as of December 31, 2018 and 2017, respectively. The Company had pledged collateral related to these derivatives of $0 and $42,750 as of December 31, 2018 and 2017, respectively, in the normal course of business. If the credit-risk-related contingent features were triggered on December 31, 2018 the fair value of assets that could be required to settle the derivatives in a net liability position was $36,177.

At December 31, 2018 and 2017, the Company had pledged $30,220 and $42,750, respectively, of unrestricted cash collateral to counterparties in the normal course of business, while other counterparties had pledged $71,280 and $14,332 of unrestricted cash collateral to the Company to satisfy collateral netting arrangements, respectively.

At December 31, 2018 and 2017, the Company had pledged U.S. Treasury bills in the amount of $8,197 and $3,215, respectively, with a broker as collateral for futures contracts.

Types of derivative instruments and derivative strategies

Interest rate contracts

Cash flow hedges

Interest rate swap agreements are used to convert the interest rate on certain debt securities and debt obligations from a floating rate to a fixed rate.

Not designated as hedging instruments

The Company enters into certain transactions in which derivatives are hedging an economic risk but hedge accounting is either not elected or the transactions are not eligible for hedge accounting. These derivative instruments include: exchange-traded interest rate swap futures, OTC interest rate swaptions, OTC interest rate swaps, exchange-traded Eurodollar interest rate futures and treasury interest rate futures. Certain of the Company’s OTC derivatives are cleared and settled through a central clearing counterparty while others are bilateral contracts between the Company and a counterparty.

The derivative instruments mentioned above are economic hedges and used to manage risk. These transactions are used to offset changes in liabilities including those in variable annuity products, hedge the economic effect of a large increase in interest rates, manage the potential variability in future interest payments due to a change in credited interest rates and the related change in cash flows due to increased surrenders, and manage interest rate risks of forecasted acquisitions of bonds and forecasted liability pricing.

GREAT-WEST LIFE & ANNUITY INSURANCE COMPANY

Notes to Statutory Financial Statements

(In Thousands, Except Share Amounts)

Foreign currency contracts

Cross-currency swaps and foreign currency forwards are used to manage the foreign currency exchange rate risk associated with investments denominated in other than U.S. dollars. The Company uses cross-currency swaps to convert interest and principal payments on foreign denominated debt instruments into U.S. dollars. Cross-currency swaps may be designated as cash flow hedges; however, some are not eligible for hedge accounting. The Company uses foreign currency forwards to reduce the risk of foreign currency exchange rate changes on proceeds received on sales of foreign denominated debt instruments; however, hedge accounting is not elected.

Equity contracts

The Company uses futures on equity indices to offset changes in GLWB liabilities; however, they are not eligible for hedge accounting.

The following tables summarize derivative financial instruments:

	December 31, 2018
	Notional amount	Net book/adjusted carrying value (1)	Fair value (2)

Hedge designation/derivative type:

Derivatives designated as hedges:

Cash flow hedges:

Interest rate swaps	$22,300	$—	$6,248

Cross-currency swaps	886,018	55,808	39,109

Total derivatives designated as hedges	908,318	55,808	45,357

Derivatives not designated as hedges:

Interest rate swaps	636,500	(13,645)	(12,775)

Futures on equity indices	137,829	5,920	(786)

Interest rate futures	53,000	2,276	37

Interest rate swaptions	194,330	173	173

Cross-currency swaps	573,703	26,208	24,945

Total derivatives not designated as hedges	1,595,362	20,932	11,594

Total cash flow hedges, and derivatives not designated as hedges	$2,503,680	$76,740	$56,951

(1) The book/adjusted carrying value excludes accrued income and expense. The book/adjusted carrying value of all derivatives in an asset position is reported within other invested assets and the book/adjusted carrying value of all derivatives in a liability position is reported within other liabilities in the Statutory Statements of Admitted Assets, Liabilities, Capital and Surplus.

(2) The fair value includes accrued income and expense.

GREAT-WEST LIFE & ANNUITY INSURANCE COMPANY

Notes to Statutory Financial Statements

(In Thousands, Except Share Amounts)

	December 31, 2017
	Notional amount	Net book/adjusted carrying value	Fair value

Hedge designation/derivative type:

Derivatives designated as hedges:

Cash flow hedges:

Interest rate swaps	$388,800	$—	$28,725

Cross-currency swaps	800,060	4,710	(31,358)

Total cash flow hedges	1,188,860	4,710	(2,633)

Derivatives not designated as hedges:

Interest rate swaps	519,100	(3,911)	(3,911)

Futures on equity indices	22,074	857	77

Interest rate futures	60,700	2,358	(5)

Interest rate swaptions	164,522	75	75

Cross-currency swaps	612,733	(21,279)	(21,279)

Total derivatives not designated as hedges	1,379,129	(21,900)	(25,043)

Total cash flow hedges and derivatives not designated as hedges	$2,567,989	$(17,190)	$(27,676)

The following table presents net unrealized gains/(losses) on derivatives not designated as hedging instruments as reported in the Statutory Statements of Changes in Capital and Surplus:

	Net unrealized gain (loss) on derivatives recognized in surplus
	Year Ended December 31,
	2018	2017	2016

Derivatives not designated as hedging instruments:

Interest rate swaps	$(8,039)	$130	$(4,901)

Interest rate swaptions	198	(54)	196

Futures on equity indices	297	(363)	531

Interest rate futures	159	48	(37)

Cross-currency swaps	32,525	(39,021)	44,541

Total	$25,140	$(39,260)	$40,330

Securities Lending

Securities classified as industrial and miscellaneous with a cost or amortized cost of $47,218 and estimated fair values of $43,425 were on loan under the program at December 31, 2018. There were no securities on loan at December 31, 2017. The Company received cash of $45,102 as collateral at December 31, 2018.

The Company’s securities lending agreements are open agreements meaning the borrower can return and the Company can recall the loaned securities at any time.

The cash collateral received of $45,102 was reinvested into short-term repurchase agreements which are collateralized by U.S. government or U.S. government agency securities and mature in under 30 days.

GREAT-WEST LIFE & ANNUITY INSURANCE COMPANY

Notes to Statutory Financial Statements

(In Thousands, Except Share Amounts)

Dollar Repurchase Agreements

Dollar repurchase agreements with a book/adjusted carrying value of $688,765 at December 31, 2018, was included with bonds in the Statutory Statement of Admitted Assets, Liabilities, Capital and Surplus. At December 31, 2018, the obligation of $664,650 to repurchase the agreements at a later date was recorded in repurchase agreements liabilities. The following table summarizes the securities underlying the dollar repurchase agreements at December 31, 2018:

	December 31, 2018
Issuer	Book/adjusted carrying value	Fair value	Maturity

FHLMC	$66,283	$64,754	1/1/2034

FHLMC	482,628	471,162	1/1/2049

FNMA	35,506	34,925	1/1/2034

FNMA	104,348	101,971	1/1/2049

Total	$688,765	$672,812

There were no dollar repurchase agreements open at December 31, 2017.

The cash collateral of $664,791 related to the dollar repurchase agreement program at December 31, 2018 was primarily reinvested into investment grade corporate securities with a book/adjusted carrying value of $664,791 and fair value of $657,553, with maturities greater than 3 years.

Reverse Repurchase Agreements

The Company had short-term reverse repurchase agreements with book/adjusted carrying values of $11,200 and $23,200 at December 31, 2018 and December 31, 2017, respectively, with maturities of 2 days to 1 week. The fair value of securities acquired under the tri-party agreement and held on the Company’s behalf was $11,424 and $23,664 at December 31, 2018 and December 31, 2017, respectively.

GREAT-WEST LIFE & ANNUITY INSURANCE COMPANY

Notes to Statutory Financial Statements

(In Thousands, Except Share Amounts)

Restricted Assets

The following tables summarize collateral pledged by the Company and investments on deposit or in trust accounts controlled by various state insurance departments in accordance with statutory requirements:

	December 31, 2018
	Gross (Admitted & Non-admitted) Restricted									Percentage
	Total General Account (G/A)	G/A Supporting S/A Activity	Total Separate Account (S/A) Restricted Assets	S/A Assets Supporting G/A Activity	Total	Total From Prior Year	Increase/ (Decrease)	Total Non- admitted Restricted	Total Admitted Restricted	Gross (Admitted & Non- admitted) Restricted to Total Assets	Admitted Restricted to Total Admitted Assets
Restricted Asset Category:

Collateral held under security lending arrangements	$45,102	$—	$—	$—	$45,102	$—	$45,102	$—	$45,102	0.08%	0.08%

Subject to repurchase agreements	—	—	—	—	—	—	—	—	—	0.00%	0.00%

Subject to reverse repurchase agreements	11,200	—	—	—	11,200	23,200	(12,000)	—	11,200	0.02%	0.02%
Subject to dollar repurchase agreements	688,765	—	—	—	688,765	—	688,765	—	688,765	1.23%	1.23%

On deposit with states	4,443	—	—	—	4,443	4,351	92	—	4,443	0.01%	0.01%

On deposit with other regulatory bodies	603	—	—	—	603	627	(24)	—	603	0.00%	0.00%

Pledged as collateral not captured in other categories:

Futures margin deposits	8,197	—	—	—	8,197	3,388	4,809	—	8,197	0.02%	0.02%

Other collateral	5,320	—	—	—	5,320	—	5,320	—	5,320	0.01%	0.01%

Derivative cash collateral	30,220	—	—	—	30,220	42,751	(12,531)	—	30,220	0.05%	0.05%

Other restricted assets	1,259	—	—	—	1,259	228	1,031	—	1,259	0.00%	0.00%

Total Restricted Assets	$795,109	$—	$—	$—	$795,109	$74,545	$720,564	$—	$795,109	1.42%	1.43%

	December 31, 2017
	Gross (Admitted & Non-admitted) Restricted									Percentage
	Total General Account (G/A)	G/A Supporting S/A Activity	Total Separate Account (S/A) Restricted Assets	S/A Assets Supporting G/A Activity	Total	Total From Prior Year	Increase/ (Decrease)	Total Non- admitted Restricted	Total Admitted Restricted	Gross (Admitted & Non- admitted) Restricted to Total Assets	Admitted Restricted to Total Admitted Assets
Restricted Asset Category:
Subject to reverse repurchase agreements	$23,200	$—	$—	$—	$23,200	$—	$23,200	$—	$23,200	0.000%	0.000%

On deposit with states	4,351	—	—	—	4,351	4,350	1	—	4,351	0.000%	0.000%

On deposit with other regulatory bodies	627	—	—	—	627	513	114	—	627	0.000%	0.000%

Other restricted assets	228	—	—	—	228	581	(353)	—	228	0.000%	0.000%

Pledged as collateral not captured in other categories:

Futures margin deposits	3,215	—	173	—	3,388	3,570	(182)	—	3,388	0.000%	0.000%

Derivative cash collateral	42,750	—	1	—	42,751	—	42,751	—	42,751	0.000%	0.000%

Total Restricted Assets	$74,371	$—	$174	$—	$74,545	$9,014	$65,531	$—	$74,545	0.000%	0.000%

GREAT-WEST LIFE & ANNUITY INSURANCE COMPANY

Notes to Statutory Financial Statements

(In Thousands, Except Share Amounts)

Net Investment Income

The following table summarizes net investment income:

	Years Ended December 31,
	2018	2017 2016

Bonds	$822,645	$817,282	$787,272

Common stock	221	425	633

Mortgage loans	169,415	164,055	151,505

Real estate	26,557	25,979	25,401

Contract loans	199,507	198,672	198,846

Cash, cash equivalents and short-term investments	4,749	6,556	7,030

Derivative instruments	16,308	16,216	10,029

Other invested assets	125,821	100,134	116,701

Miscellaneous	1,896	4,552	1,761

Gross investment income	1,367,119	1,333,871	1,299,178

Expenses	(59,732)	(66,908)	(63,337)

Net investment income	$1,307,387	$1,266,963	$1,235,841

The amount of interest incurred and charged to investment expense during the years ended December 31, 2018, 2017 and 2016 was $22,070, $29,278 and $31,042, respectively.

The following table summarizes net realized capital gains (losses) on investments net of federal income tax and interest maintenance reserve transfer:

	Year Ended December 31,
	2018	2017	2016

Net realized capital gains (losses), before federal income tax	$4,905	$(19,270)	$46,048

Less: Federal income tax	1,030	(6,745)	16,117

Net realized capital gains (losses), before IMR transfer	3,875	(12,525)	29,931
Net realized capital gains (losses) transferred to IMR, net of federal income tax of ($1,781), ($7,032) and $16,707, respectively	(6,701)	(13,060)	31,027

Net realized capital gains (losses), net of federal income tax expense (benefit) of $2,811, $287 and ($590), respectively, and IMR transfer	$10,576	$535	$(1,096)

Concentrations

The Company had the following bond concentrations based on total invested assets:

	Concentration by type
	December 31,
	2018	2017

Industrial and miscellaneous	56%	56%

	Concentration by industry
	December 31,
	2018	2017

Financial services	14%	13%

Utilities	8%	10%

GREAT-WEST LIFE & ANNUITY INSURANCE COMPANY

Notes to Statutory Financial Statements

(In Thousands, Except Share Amounts)

Mortgage Loans

The recorded investment of the commercial mortgage loan portfolio categorized as performing was $4,207,611 and $3,872,084 as of December 31, 2018 and 2017, respectively. These mortgages were current as of December 31, 2018 and 2017.

The maximum lending rates for commercial mortgage loans originated during the years ended December 31, 2018 and 2017 were 4.61% and 4.23%, respectively. The minimum lending rates for commercial mortgage loans originated during the years ended December 31, 2018 and 2017 were 3.51% and 3.17%, respectively.

During 2018 and 2017, the maximum percentage of any one loan to the value of security at the time of the loan, exclusive of insured or guaranteed or purchase money mortgages, was 69% and 69%, respectively.

The following table summarizes activity in the commercial mortgage provision allowance for the years ended December 31, 2018 and 2017:

	Year ended December 31,

	2018	2017

Beginning balance	$745	$2,713

Additions charged to operations	—	157

Direct write-downs charged against the allowances	—	(600)

Recoveries of amounts previously charged off	—	(1,525)

Ending balance	$745	$745

The following tables present concentrations of the total commercial mortgage portfolio:

	Concentration by type

	December 31,

	2018	2017

Multi-family	37%	39%

Industrial	29%	25%

Office	17%	17%

Retail	10%	11%

Other	7%	8%

	100%	100%

	Concentration by geographic area

	December 31,

	2018	2017

Pacific	35%	36%

East North Central	18%	16%

South Atlantic	14%	13%

Middle Atlantic	10%	11%

Mountain	9%	10%

Other	8%	8%

West South Central	6%	6%

	100%	100%

GREAT-WEST LIFE & ANNUITY INSURANCE COMPANY

Notes to Statutory Financial Statements

(In Thousands, Except Share Amounts)

Troubled Debt Restructuring

After being impaired in 2016, a security classified as industrial and miscellaneous was subject to a troubled debt restructuring in August 2017, under which the original security with a recorded investment, after impairments, of $11,710 was extinguished in exchange for new assets. Cash, equities, receivable and debt in the amounts of $1,887, $6,591, $164 and $3,068, respectively, were acquired in full satisfaction of the original debt. The new debt has extended the maturity date from December 30, 2017 to August 1, 2022 and the interest rate increased from 7% to 8%. Upon consummation of the troubled debt restructuring, a total realized capital loss of $7,789 was recorded in the “Net realized capital gains (losses) less capital gains tax and transfers to interest maintenance reserve” line on the Statutory Statements of Operations. There were no payment defaults recognized on previously restructured investments.

5. Fair Value Measurements

The following tables summarize the fair value hierarchy for all financial instruments and invested assets:

			Fair Value Measurements at Reporting Date

Type of financial instrument			December 31, 2018
Assets:	Aggregate fair value	Admitted assets and liabilities	(Level 1)	(Level 2)	(Level 3)	Net Asset Value (NAV)	Total (All Levels)

Bonds	$20,688,043	$20,654,118	$—	$20,666,851	$21,192	$—	$20,688,043

Common stock	35,635	35,635	35,635	—	—	—	35,635

Mortgage loans	4,176,880	4,206,865	—	4,176,880	—	—	4,176,880

Real estate	137,700	38,962	—	—	137,700	—	137,700

Cash, cash equivalents and short-term investments	228,997	229,003	188,283	40,714	—	—	228,997

Contract loans	4,122,637	4,122,637	—	4,122,637	—	—	4,122,637

Other long-term invested assets	392,232	338,837	—	319,299	31	72,902	392,232

Securities lending collateral assets	45,102	45,102	—	45,102	—	—	45,102

Collateral under derivative counterparty collateral agreements	101,561	101,561	101,561	—	—	—	101,561

Other collateral	9,315	9,315	9,315	—	—	—	9,315

Receivable for securities	9,654	9,654	—	9,654	—	—	9,654

Derivative instruments	114,612	115,922	66	114,546	—	—	114,612

Separate account assets	24,639,265	24,654,916	13,236,266	10,975,973	—	427,026	24,639,265

Total assets	$54,701,633	$54,562,527	$13,571,126	$40,471,656	$158,923	$499,928	$54,701,633

Liabilities:

Deposit-type contracts	$196,778	$189,895	$—	$196,778	$—	$—	$196,778

Commercial paper	98,859	98,859	—	98,859	—	—	98,859

Payable under securities lending agreements	45,102	45,102	—	45,102	—	—	45,102

Collateral under derivative counterparty collateral agreements	71,280	71,280	71,280	—	—	—	71,280

Other collateral	3,995	3,995	3,995	—	—	—	3,995

Payable for securities	11,096	11,096	—	11,096	—	—	11,096

Derivative instruments	57,660	47,378	814	56,846	—	—	57,660

Dollar repurchase agreements	664,650	664,650	—	664,650	—	—	664,650

Separate account liabilities	251,806	251,806	44	251,762	—	—	251,806

Total liabilities	$1,401,226	$1,384,061	$76,133	$1,325,093	$—	$—	$1,401,226

GREAT-WEST LIFE & ANNUITY INSURANCE COMPANY

Notes to Statutory Financial Statements

(In Thousands, Except Share Amounts)

			Fair Value Measurements at Reporting Date

Type of financial instrument			December 31, 2017
Assets:	Aggregate fair value	Admitted assets and liabilities	(Level 1)	(Level 2)	(Level 3)	Total (All Levels)

Bonds	$20,777,543	$19,944,862	$—	$20,750,605	$26,938	$20,777,543

Mortgage loans	3,858,883	3,871,338	—	3,858,883	—	3,858,883

Real estate	137,526	37,768	—	—	137,526	137,526

Cash, cash equivalents and short-term investments	242,084	242,084	198,869	43,215	—	242,084

Contract loans	4,078,669	4,078,669	—	4,078,669	—	4,078,669

Other long-term invested assets	412,019	325,181	—	363,198	48,821	412,019

Collateral under derivative counterparty collateral agreements	57,420	57,420	57,420	—	—	57,420

Receivable for securities	23,760	23,135	—	23,760	—	23,760

Derivative instruments	78,431	68,439	98	78,333	—	78,431

Separate account assets	28,222,102	28,197,126	16,058,519	12,163,583	—	28,222,102

Total assets	$57,888,437	$56,846,022	$16,314,906	$41,360,246	$213,285	$57,888,437

Liabilities:

Deposit-type contracts	$219,909	$206,134	$—	$219,909	$—	$219,909

Commercial paper	99,886	99,886	—	99,886	—	99,886

Collateral under derivative counterparty collateral agreements	14,332	14,332	14,332	—	—	14,332

Payable for securities	2,364	2,364	—	2,364	—	2,364

Derivative instruments	106,106	88,843	26	106,080	—	106,106

Separate account liabilities	409,275	409,275	9	409,266	—	409,275

Total liabilities	$851,872	$820,834	$14,367	$837,505	$—	$851,872

Bonds and common stock

The fair values for bonds and common stock are generally based upon evaluated prices from independent pricing services. In cases where these prices are not readily available, fair values are estimated by the Company. To determine estimated fair value for these instruments, the Company generally utilizes discounted cash flow models with market observable pricing inputs such as spreads, average life, and credit quality. Fair value estimates are made at a specific point in time, based on available market information and judgments about financial instruments, including estimates of the timing and amounts of expected future cash flows and the credit standing of the issuer or counterparty.

Mortgage loans

Mortgage loan fair value estimates are generally based on discounted cash flows. A discount rate matrix is used where the discount rate valuing a specific mortgage generally corresponds to that mortgage’s remaining term and credit quality. Management believes the discount rate used is comparable to the credit, interest rate, term, servicing costs, and risks of loans similar to the portfolio loans that the Company would make today given its internal pricing strategy.

Real estate

The estimated fair value for real estate is based on the unadjusted appraised value which includes factors such as comparable property sales, property income analysis, and capitalization rates.

GREAT-WEST LIFE & ANNUITY INSURANCE COMPANY

Notes to Statutory Financial Statements

(In Thousands, Except Share Amounts)

Cash, cash equivalents, short-term investments, collateral receivable and payable under securities lending agreements, receivable and payable for securities, dollar repurchase agreements and commercial paper

The amortized cost of cash, cash equivalents, short-term investments, collateral receivable and payable under securities lending agreements, receivable and payable for securities, dollar repurchase agreements and commercial paper is a reasonable estimate of fair value due to their short-term nature and the high credit quality of the issuers, counterparties and obligor. Cash equivalent investments also include money market funds that are valued using unadjusted quoted prices in active markets.

Contract loans

The Company believes the fair value of contract loans approximates book value. Contract loans are funds provided to contract holders in return for a claim on the contract. The funds provided are limited to the cash surrender value of the underlying contract. The nature of contract loans is to have a negligible default risk as the loans are fully collateralized by the value of the contract. Contract loans do not have a stated maturity and the balances and accrued interest are repaid either by the contractholder or with proceeds from the contract. Due to the collateralized nature of contract loans and unpredictable timing of repayments, the Company believes the fair value of contract loans approximates carrying value.

Other long-term invested assets

The fair values of other long-term invested assets are based on the specific asset type. Other invested assets that are held as bonds, such as surplus notes, are primarily valued the same as bonds. For low-income housing tax credits, amortized cost approximates fair value.

Limited partnership interests represent the Company’s minority ownership interests in pooled investment funds. These funds employ varying investment strategies that primarily make private equity investments across diverse industries and geographical focuses. The net asset value, determined using the partnership financial statement reported capital account adjusted for other relevant information, which may impact the exit value of the investments, is used as a practical expedient to estimate fair value. Distributions by these investments are generated from investment gains, from operating income generated by the underlying investments of the funds and from liquidation of the underlying assets of the funds, which are estimated to be liquidated over the next one to 10 years. In the absence of permitted sales of its ownership interest, the Company will be redeemed out of the partnership interests through distributions.

Collateral under derivative counterparty collateral agreements and other collateral

Included in other assets is cash collateral received from or pledged to counterparties and included in other liabilities is the obligation to return the cash collateral to the counterparties. The carrying value of the collateral is a reasonable estimate of fair value.

Derivative instruments

The estimated fair values of OTC derivatives, primarily consisting of cross-currency swaps, interest rate swaps and interest rate swaptions, are the estimated amount the Company would receive or pay to terminate the agreements at the end of each reporting period, taking into consideration current interest rates and other relevant factors.

Separate account assets

Separate account assets and liabilities primarily include investments in mutual funds, unregistered funds, most of which are not subject to redemption restrictions, bonds, and short-term securities. Mutual funds and unregistered funds are recorded at net asset value, which approximates fair value, on a daily basis. The bond and short-term investments are valued in the same manner, and using the same pricing sources and inputs as the bond and short-term investments of the Company.

Deposit-type contracts

Fair values for liabilities under deposit-type insurance contracts are estimated using discounted liability calculations, adjusted to approximate the effect of current market interest rates for the assets supporting the liabilities.

GREAT-WEST LIFE & ANNUITY INSURANCE COMPANY

Notes to Statutory Financial Statements

(In Thousands, Except Share Amounts)

Fair value hierarchy

The following tables present information about the Company’s financial assets and liabilities carried at fair value and indicates the fair value hierarchy of the valuation techniques utilized by the Company to determine such fair value:

	Fair Value Measurements at Reporting Date

	December 31, 2018
				Net Asset Value	Total
Assets:	(Level 1)	(Level 2)	(Level 3)	(NAV)	(All Levels)

Bonds

Industrial and miscellaneous	$—	$—	$1,275	$—	$1,275

Common stock

Mutual funds	30,969	—	—	—	30,969

Industrial and miscellaneous	4,666	—	—	—	4,666

Other invested assets

Limited partnerships	—	—	—	72,902	72,902

Derivatives

Interest rate swaps	—	8,964	—	—	8,964

Cross-currency swaps	—	39,705	—	—	39,705

Interest rate swaptions	—	173	—	—	173

Separate account assets (1)	13,212,700	9,887,836	—	427,026	23,527,562

Total assets	$13,248,335	$9,936,678	$1,275	$499,928	$23,686,216

Liabilities:

Derivatives

Interest rate swaps	$—	21,740	$—	$—	$21,740

Cross-currency swaps	—	14,760	—	—	14,760

Separate account liabilities (1)	44	251,762	—	—	251,806

Total liabilities	$44	$288,262	$—	$—	$288,306

(1) Includes only separate account investments which are carried at the fair value of the underlying invested assets or liabilities owned by the separate accounts.

	Fair Value Measurements at Reporting Date

	December 31, 2017
				Total
Assets:	(Level 1)	(Level 2)	(Level 3)	(All Levels)

Bonds

Industrial and miscellaneous	$—	$—	$1,297	$1,297

States	—	228	—	228

Derivatives

Interest rate swaps	—	9,732	—	9,732

Cross-currency swaps	—	20,320	—	20,320

Interest rate swaptions	—	75	—	75

Separate account assets (1)	16,057,788	11,172,811	—	27,230,599

Total assets	$16,057,788	$11,203,166	$1,297	$27,262,251

Liabilities:

Derivatives

Interest rate swaps	$—	$13,643	$—	$13,643

Cross-currency swaps	—	41,599	—	41,599

Separate account liabilities (1)	9	409,266	—	409,275

Total liabilities	$9	$464,508	$—	$464,517

(1) Include only separate account investments which are carried at the fair value of the underlying invested assets or liabilities owned by the separate accounts.

GREAT-WEST LIFE & ANNUITY INSURANCE COMPANY

Notes to Statutory Financial Statements

(In Thousands, Except Share Amounts)

6.   Non-Admitted Assets

The following table summarizes the Company’s non-admitted assets:

	December 31, 2018			December 31, 2017
Type	Asset	Non- admitted asset	Admitted asset	Asset	Non- admitted asset	Admitted asset

Common stock	$131,883	$—	$131,883	$109,948	$1,971	$107,977

Cash, cash equivalents and short-term investments	229,434	431	229,003	242,084	—	242,084

Other invested assets	607,793	1,006	606,787	569,702	3,515	566,187

Premiums deferred and uncollected	25,904	109	25,795	16,232	313	15,919

Deferred income taxes	340,645	190,148	150,497	382,188	232,873	149,315

Due from parent, subsidiaries and affiliate	94,542	44,435	50,107	110,901	43,546	67,355

Other prepaid assets	28,150	28,150	—	16,478	16,478	—

Capitalized internal use software	58,658	58,658	—	55,279	55,279	—

Furniture, fixtures and equipment	4,949	4,949	—	16,182	5,196	10,986

Reinsurance recoverable	8,468	378	8,090	7,090	—	7,090

Other assets	234,504	2,539	231,965	152,955	553	152,402

Total	$1,764,930	$330,803	$1,434,127	$1,679,039	$359,724	$1,319,315

The following table summarizes the Company’s aggregate Statement of Admitted Assets, Liabilities, Capital and Surplus values of all subsidiary, controlled and affiliated entities (“SCA”), except insurance SCA entities as follows:

	December 31, 2018			December 31, 2017
Type	Asset	Non- admitted asset	Admitted asset	Asset	Non- admitted asset	Admitted asset

Common stock	$13,544	$—	$13,544	$15,636	$1,971	$13,665

Other invested assets	143,533	975	142,558	151,318	1,610	149,708

Total	$157,077	$975	$156,102	$166,954	$3,581	$163,373

7.   Premiums Deferred and Uncollected

The following table summarizes the Company’s ordinary and group life insurance premiums and annuity considerations deferred and uncollected, both gross and net of loading:

	December 31, 2018		December 31, 2017
Type	Gross	Net of loading	Gross	Net of loading

Ordinary new business	$427	$221	$226	$64

Ordinary renewal business	31,069	25,544	20,681	16,095

Group life	32	30	(260)	(240)

Total	$31,528	$25,795	$20,647	$15,919

8.   Business Combination and Goodwill

The Company’s goodwill is the result of two types of transactions.

Goodwill that arises as a result of the acquisition of subsidiary limited liability companies is included in other invested assets in the accompanying Statutory Statement of Admitted Assets, Liabilities and Capital. On August 29, 2014, the Company completed the acquisition of all of the voting equity interests in the J.P. Morgan Retirement Plan Services (“RPS”) large-market

GREAT-WEST LIFE & ANNUITY INSURANCE COMPANY

Notes to Statutory Financial Statements

(In Thousands, Except Share Amounts)

recordkeeping business. This transaction was accounted for as a statutory purchase. Goodwill of $51,098 was recorded in other invested assets, which will be amortized over 10 years. At December 31, 2018 and 2017, the Company has $28,955 and $34,065, respectively, of admitted goodwill related to this acquisition. Goodwill amortization of $5,110 was recorded for the years ended December 31, 2018, 2017 and 2016.

Acquisition date	Cost of acquired entity	Original amount of admitted goodwill	Admitted goodwill as of December 31, 2018	Amount of goodwill amortized for the year ended December 31, 2018	Admitted goodwill as a % of SCA book/adjusted carrying value, gross of admitted goodwill

August 29, 2014	$64,169	$51,098	$28,955	$5,110	104.4%

In addition, goodwill that arises as a result of the acquisition of various assumption reinsurance agreements is included in goodwill in the accompanying Statutory Statement of Admitted Assets, Liabilities and Capital. At December 31, 2018 and 2017, this goodwill was fully amortized. During each of the years ended December 31, 2018, 2017 and 2016, the Company recorded $0, $977 and $12,929, respectively, of goodwill amortization related to these acquisitions.

9. Reinsurance

In the normal course of its business, the Company seeks to limit its exposure to loss on any single insured and to recover a portion of benefits paid by ceding risks to other insurance enterprises under excess coverage and coinsurance contracts. The Company retains an initial maximum of $3,500 of coverage per individual life. This initial retention limit of $3,500 may increase due to automatic policy increases in coverage at a maximum rate of $175 per annum, with an overall maximum increase in coverage of $1,000.

Ceded reinsurance contracts do not relieve the Company from its obligations to policyholders. The failure of reinsurers to honor their obligations could result in losses to the Company. The Company evaluates the financial condition of its reinsurers and monitors concentrations of credit risk arising from similar geographic regions, activities or economic characteristics of the reinsurers to minimize its exposure to significant losses from reinsurer insolvencies.

The Company assumes risk from approximately 40 insurers and reinsurers by participating in yearly renewable term and coinsurance pool agreements. When assuming risk, the Company seeks to generate revenue while maintaining reciprocal working relationships with these partners as they also seek to limit their exposure to loss on any single life.

Maximum capacity to be retained by the Company is dictated at the treaty level and is monitored annually to ensure the total risk retained on any one life is limited to a maximum retention of $4,500.

The Company did not have any write-offs for uncollectible reinsurance receivables during the years ended December 31, 2018 and 2017 for losses incurred, loss adjustment expenses incurred or premiums earned.

The Company does not have any uncollectible reinsurance, commutation of ceded reinsurance, or certified reinsurer downgraded of status subject to revocation.

10. Aggregate Reserves

Aggregate reserves are computed in accordance with the Commissioner’s Annuity Reserve Valuation Method (“CARVM”) and the Commissioner’s Reserve Valuation Method (“CRVM”), the standard statutory reserving methodologies.

The significant assumptions used to determine the liability for future life insurance benefits are as follows:

GREAT-WEST LIFE & ANNUITY INSURANCE COMPANY

Notes to Statutory Financial Statements

(In Thousands, Except Share Amounts)

Interest	- Life Insurance	2.25% to 6.00%

	- Annuity Funds	3.00% to 11.25%

	- Disability	2.50% to 6.00%

Mortality	- Life Insurance	Various valuation tables, primarily including 1941, 1958, 1980 and 2001 Commissioners Standard Ordinary (“CSO”) tables, and American Experience

	- Annuity Funds	Various annuity valuation tables, primarily including the GA 1951, 71, 83a and 2012 Individual Annuitant Mortality (“IAM”), Group Annuity Reserve (“GAR”) 94, 1971 and 1983 Group Annuity Mortality (“GAM”), and Annuity 2000

Morbidity	- Disability	1970 Intercompany DISA Group Disability Tables

The Company waives deduction of deferred fractional premiums upon the death of the insured. When surrender values exceed aggregate reserves, excess cash value reserves are held.

Policies issued at premium corresponding to ages higher than the true ages are valued at the rated-up ages. Policies providing for payment at death during certain periods of an amount less than the full amount of insurance, being policies subject to liens, are valued as if the full amount is payable without any deduction.

For policies issued with, or subsequently subject to, an extra premium payable annually, an extra reserve is held. The extra premium reserve is the unearned gross extra premium payable during the year if the policies are rated for reasons other than medical impairments. For medical impairments, the extra premium reserve is calculated as the excess of the reserve based on rated mortality over that based on standard mortality. All substandard annuities are valued at their true ages.

At December 31, 2018 and 2017, the Company had $3,904,519 and $4,354,703, respectively of insurance in force for which the gross premiums are less than the net premiums according to the standard valuation set by the Division.

Tabular interest, tabular interest on funds not involving life contingencies and tabular cost have been determined from the basic data for the calculation of aggregate reserves. Tabular less actual reserves released has been determined from basic data for the calculation of aggregate reserves and the actual reserves released.

The withdrawal characteristics of annuity reserves and deposit liabilities are as follows:

	December 31, 2018
	General Account	Separate Account with Guarantees	Separate Account Non- guaranteed	Total	Percent of total gross

Subject to discretionary withdrawal:

With market value adjustment	$850,240	$—	$—	$850,240	2.8%

At book value less current surrender charges of 5% or more	779,760	—	—	779,760	2.5%

At fair value	—	6,460,894	11,311,267	17,772,161	57.5%

Total with adjustment or at market value	1,630,000	6,460,894	11,311,267	19,402,161	62.8%

At book value without adjustment (minimal or no charge adjustment)	155,150	—	—	155,150	0.5%

Not subject to discretionary withdrawal	11,355,177	—	—	11,355,177	36.7%

Total gross	13,140,327	6,460,894	11,311,267	30,912,488	100.0%

Reinsurance ceded	1,479	—	—	1,479

Total, net	$13,138,848	$6,460,894	$11,311,267	$30,911,009

GREAT-WEST LIFE & ANNUITY INSURANCE COMPANY

Notes to Statutory Financial Statements

(In Thousands, Except Share Amounts)

	December 31, 2017
	General Account	Separate Account with Guarantees	Separate Account Non- guaranteed	Total	Percent of total gross

Subject to discretionary withdrawal:

With market value adjustment	$780,008	$—	$—	$780,008	2.3%

At book value less current surrender charges of 5% or more	716,402	—	—	716,402	2.1%

At fair value	—	6,914,918	14,390,470	21,305,388	62.4%

Total with adjustment or at market value	1,496,410	6,914,918	14,390,470	22,801,798	66.8%

At book value without adjustment (minimal or no charge adjustment)	159,104	—	—	159,104	0.5%

Not subject to discretionary withdrawal	11,181,649	—	—	11,181,649	32.7%

Total gross	12,837,163	6,914,918	14,390,470	34,142,551	100.0%

Reinsurance ceded	73,007	—	—	73,007

Total, net	$12,764,156	$6,914,918	$14,390,470	$34,069,544

The following information is obtained from the applicable exhibit in the Company’s December 31, 2018 and 2017 annual statements and related separate account annual statement, both of which are filed with the Division and is provided to reconcile annuity reserves and deposit funds to amounts reported in the Statutory Statements of Admitted Assets, Liabilities, Capital and Surplus:

	December 31,
	2018	2017

Life and Accident and Health Annual Statement (net of reinsurance):

Annuities included in aggregate reserve for life policies and contracts	$12,936,341	$12,544,414

Supplementary contracts with life contingencies and other contracts included in aggregate reserve for life policies and contracts	12,611	13,608

Liability for deposit-type contracts	189,896	206,134

Subtotal - general account	13,138,848	12,764,156

Separate Accounts Annual Statement:

Annuities included in aggregate reserve for life policies and contracts	17,772,161	21,305,388

Total	$30,911,009	$34,069,544

11. Liability for Unpaid Claims and Claim Adjustment Expenses

Activity in the accident and health liability for unpaid claims and for claim adjustment expenses included in aggregate reserve for life policies and contracts and accident and health policies, excluding unearned premium reserves, is summarized as follows:

	2018	2017

Balance, January 1, net of reinsurance of $25,283 and $28,843	$243,517	$240,280

Incurred related to:

Current year	38,844	53,969

Prior year	6,634	(6,728)

Total incurred	45,478	47,241

Paid related to:

Current year	(10,375)	(6,896)

Prior year	(31,091)	(37,108)

Total paid	(41,466)	(44,004)

Balance, December 31, net of reinsurance of $19,082 and $25,283	$247,529	$243,517

GREAT-WEST LIFE & ANNUITY INSURANCE COMPANY

Notes to Statutory Financial Statements

(In Thousands, Except Share Amounts)

Reserves for incurred claims and claim adjustment expenses attributable to insured events of prior years has increased (decreased) by $6,634 and $(6,728) during the years ended December 31, 2018 and 2017, respectively. The change in both years is the result of ongoing analysis of recent claim development trends.

12. Commercial Paper

The Company has a commercial paper program that is partially supported by a $50,000 credit facility agreement. The commercial paper has been given a rating of A-1+ by Standard & Poor’s Ratings Services and a rating of P-1 by Moody’s Investors Service, each being the highest rating available. The Company’s issuance of commercial paper is not used to fund daily operations and does not have a significant impact on the Company’s liquidity.

The following table provides information regarding the Company’s commercial paper program:

	December 31,
	2018	2017

Face value	$98,859	$99,886

Carrying value	$98,859	$99,886

Interest expense paid	$1,746	$974

Effective interest rate	2.5% - 2.7%	1.4% - 1.7%

Maturity range (days)	16 - 25	19 - 67

13. Separate Accounts

The Company utilizes separate accounts to record and account for assets and liabilities for particular lines of business and/or transactions. The Company reported assets and liabilities from the following product lines into a separate account:

•	Individual Annuity Product
•	Group Annuity Product
•	Variable Life Insurance Product
•	Hybrid Ordinary Life Insurance Product
•	Individual Indexed-Linked Annuity Product

In accordance with the domiciliary state procedures for approving items within the separate account, the separate account classification of the following items are supported by Colorado Insurance Code Section 10-7-402:

•	Individual Annuity
•	Group Annuity
•	Variable Life Insurance Product

The following items are supported by direct approval by the Commissioner:

•	Hybrid Ordinary Life Insurance Product
•	Group Annuity - Custom Stable Value Asset Funds
•	Variable Life Insurance Product
•	Individual Indexed-Linked Annuity Product

The Company’s separate accounts invest in shares of Great-West Funds, Inc. and Putnam Funds, open-end management investment companies, which are related parties of the Company, and shares of other non-affiliated mutual funds. and government and corporate bonds.

Some assets within each of the Company’s separate accounts are considered legally insulated whereas others are not legally insulated from the general account. The legal insulation of the separate accounts prevents such assets from being generally available to satisfy claims resulting from the general account.

GREAT-WEST LIFE & ANNUITY INSURANCE COMPANY

Notes to Statutory Financial Statements

(In Thousands, Except Share Amounts)

At December 31, 2018 and 2017, the Company’s separate account assets that are legally insulated from the general account claims are $24,652,973 and $28,192,883, respectively.

Some separate account liabilities are guaranteed by the general account. In accordance with the guarantees provided, if the investment proceeds are insufficient to cover the rate of return guaranteed for the product, the policyholder proceeds will be remitted by the general account. To compensate the general account for the risk taken, the separate account has paid risk charges of $11,608, $12,581, $12,961, $12,542 and $12,171 for the years ended December 31, 2018, 2017, 2016, 2015 and 2014, respectively. No separate account guarantees were paid by the general account for the years ending December 31, 2018, 2017, 2016, 2015 and 2014, respectively.

Separate accounts with guarantees

The Government Guaranteed Funds are separate accounts investing in fixed income securities backed by the credit of the U.S. Government, its agencies or its instrumentalities.

The Stable Asset Funds invest in investment-grade corporate bonds in addition to the above mentioned securities.

The Company also has separate accounts comprised of assets underlying variable universal life policies issued privately to accredited investors. The accounts invest in investment grade fixed income securities.

The Individual Indexed-Linked Annuity Product provides returns based on the performance of one or more indices and invests in fixed income securities. The returns from these securities are invested in derivative instruments which mimic the returns of select indices. There is also a return of premium death benefit guarantee to policyholders.

The Government Guaranteed Funds and Stable Asset Funds have a guaranteed minimum crediting rate of at least 0%. All of the above separate accounts provide a book value guarantee. Some of them also provide a death benefit of the greater of account balance or premium paid.

Distributions to a participant are based on the participant’s account balance and are permitted for the purpose of paying a benefit to a participant. Distributions for purposes other than paying a benefit to a participant may be restricted. Participants’ distributions are based on the amount of their account balance, whereas, distributions as a result of termination of the group annuity contract are based on net assets attributable to the contract and can be made to the group through (1) transfer of the underlying securities and any remaining cash balance, or (2) transfer of the cash balance after sale of the Fund’s securities.

Most guaranteed separate account assets and related liabilities are carried at fair value. Certain separate account assets are carried at book value based on the prescribed deviation from the Division.

Non-guaranteed separate accounts

The non-guaranteed separate accounts include unit investment trusts or series accounts that invest in diversified open-end management investment companies. These separate account assets and related liabilities are carried at fair value.

The investments in shares are valued at the closing net asset value as determined by the appropriate fund/portfolio at the end of each day. The net investment experience of the separate account is credited directly to the policyholder and can be positive or negative. Some of the separate accounts provide an incidental death benefit of the greater of the policyholder’s account balance or premium paid and some provide an incidental annual withdrawal benefit for the life of the policyholder. Certain contracts contain provisions relating to a contingent deferred sales charge. In such contracts, charges will be made for total or partial surrender of a participant annuity account in excess of the “free amount” before the retirement date by a deduction from a participant’s account. The “free amount” is an amount equal to 10% of the participant account value at December 31 of the calendar year prior to the partial or total surrender.

The following tables provide information regarding the Company’s separate accounts:

GREAT-WEST LIFE & ANNUITY INSURANCE COMPANY

Notes to Statutory Financial Statements

(In Thousands, Except Share Amounts)

	Year Ended December 31, 2018
	Non-indexed guaranteed less than/equal to 4%	Non-guaranteed separate account	Total
Premiums, considerations or deposits	$721,339	$1,900,171	$2,621,510

Reserves

For accounts with assets at:

Fair value	$7,286,636	$15,682,027	$22,968,663

Amortized cost	1,107,812	—	1,107,812

Total reserves	$8,394,448	$15,682,027	$24,076,475

By withdrawal characteristics:

At fair value	$7,286,636	$15,682,027	$22,968,663

At book value without fair value adjustment and with current surrender charge less than 5%	1,107,812	—	1,107,812

Total subject to discretionary withdrawals	$8,394,448	$15,682,027	$24,076,475

	Year Ended December 31, 2017
	Non-indexed guaranteed less than/equal to 4%	Non-guaranteed separate account	Total
Premiums, considerations or deposits	$560,537	$1,888,820	$2,449,357

Reserves

For accounts with assets at:

Fair value	$7,918,332	$18,643,242	$26,561,574

Amortized cost	958,780	—	958,780

Total reserves	$8,877,112	$18,643,242	$27,520,354

By withdrawal characteristics:

At fair value	$7,918,332	$18,643,242	$26,561,574

At book value without fair value adjustment and with current surrender charge less than 5%	958,780	—	958,780

Total subject to discretionary withdrawals	$8,877,112	$18,643,242	$27,520,354

A reconciliation of the amounts transferred to and from the separate accounts is presented below:

	Year Ended December 31,
	2018	2017	2016

Transfers as reported in the Summary of Operations of the separate account statement:

Transfers to separate accounts	$2,621,510	$2,449,357	$2,686,225

Transfers from separate accounts	(5,198,817)	(4,417,525)	(3,561,699)

Net transfers from separate accounts	(2,577,307)	(1,968,168)	(875,474)

Reconciling adjustments:

Net transfer of reserves to separate accounts	1,464,314	1,023,384	773,253

Miscellaneous other	528	140	739

Net transfers as reported in the Statements of Operations	$(1,112,465)	$(944,644)	$(101,482)

GREAT-WEST LIFE & ANNUITY INSURANCE COMPANY

Notes to Statutory Financial Statements

(In Thousands, Except Share Amounts)

14.  Capital and Surplus, Dividend Restrictions, and Other Matters

On November 15, 2004, the Company issued a surplus note in the face amount of $195,000 to GWL&A Financial. The proceeds were used to redeem a $175,000 surplus note issued May 4, 1999 and for general corporate purposes. The new surplus note bears interest at the rate of 6.675% and is due November 14, 2034. The carrying amount of the surplus note was $194,558 and $194,530 at December 31, 2018 and 2017, respectively. Payments of principal and interest under this surplus note can be made only with prior written approval of the Commissioner of Insurance of the State of Colorado. Such payments are payable only out of surplus funds of the Company and only if at the time of such payment, and after giving effect to the making thereof, the financial condition of the Company is such that its surplus would not fall below two and one-half times the authorized control level as required by the most recent risk-based capital calculations. Subject to the foregoing restrictions on payment of principal and interest, (a) interest is payable on the principal sum of the surplus note semi-annually, in arrears, on May 14 and November 14 of each year, and (b) the surplus note may only be redeemed prior to its stated maturity in connection with (i) a mandatory redemption by the Company in the event of a redemption or acceleration by GWL&A Financial Inc., of its 6.675% junior subordinated deferrable debentures due November 14, 2034, or (ii) an optional redemption by the Company at any time on or after November 15, 2024. Interest paid on the note was $13,016 for all the years ended December 31, 2018, 2017 and 2016, respectively, bringing total interest paid from inception to December 31, 2018 to $182,227. The amount of unapproved principal and interest was $0 at December 31, 2018 and 2017.

On May 19, 2006, the Company issued a surplus note in the face amount and carrying amount of $333,400 to GWL&A Financial Inc. The proceeds were used for general corporate purposes. Initially, the surplus note bore interest at the rate of 7.203% per annum, and was payable on each May 16 and November 16 until May 16, 2016. After May 16, 2016, the surplus note bears an interest rate of 2.588% plus the then current three-month London Interbank Offering Rate. The carrying amount of the surplus note was $0 and $333,400 at December 31, 2018 and 2017. The surplus note became redeemable by the company at the principal amount plus any accrued and unpaid interest after May 16, 2016. On June 15, 2018, this surplus note was redeemed in full. Payments of principal and interest under the surplus note can be made only with prior written approval of the Commissioner of Insurance of the State of Colorado. Such payments are payable out of surplus funds of the Company and only if at the time of such payment, and after giving effect to the making thereof, the financial condition of the Company is such that its surplus would not fall below two and one-half times the authorized control level as required by the most recent risk-based capital calculations. Interest paid on the note was $6,868, $12,721 and $16,137 for the year ended December 31, 2018, 2017 and 2016, respectively, bringing total interest paid from inception to December 31, 2018 to $262,875. The amount of unapproved principal and interest was $0 at December 31, 2018 and 2017.

On December 29, 2017, the Company issued a surplus note in the face amount and carrying amount of $12,000 to GWL&A Financial Inc. The proceeds were used for general corporate purposes. The surplus note bears an interest rate of 3.5% per annum. The note matures of December 29, 2027. Payments of principal and interest under the surplus note can be made only with prior written approval of the Commissioner of Insurance of the State of Colorado. Such payments are payable out of surplus funds of the Company and only if at the time of such payment, and after giving effect to the making thereof, the financial condition of the Company is such that its surplus would not fall below two and one-half times the authorized control level as required by the most recent risk-based capital calculations. Interest paid on the note during 2018, 2017 and 2016 amounted to $420, $2 and $0, respectively, bringing total interest paid from inception to December 31, 2018 to $422. The amount of unapproved principal and interest was $0 at December 31, 2018.

On May 17, 2018, the Company issued a surplus note in the face amount and carrying amount of $346,218 to GWL&A Financial Inc. The proceeds were used to redeem the $333,400 surplus note issued in 2006 and for general corporate purposes. The surplus note bears an interest rate of 4.881% per annum. The note matures on May 17, 2048. Payments of principal and interest under the surplus note can be made only with prior written approval of the Commissioner of Insurance of the State of Colorado. Such payments are payable out of surplus funds of the Company and only if at the time of such payment, and after giving effect to the making thereof, the financial condition of the Company is such that its surplus would not fall below two and one-half times the authorized control level as required by the most recent risk-based capital calculations. Interest paid on the note during 2018 and 2017 amounted to $10,515 and $0, respectively, bringing total interest paid from inception to December 31, 2018 to $10,515 The amount of unapproved principal and interest was $0 at December 31, 2018.

In the first quarter of 2018, the Company realized a $39,921 after tax gain on an interest rate swap that hedged the existing $333,400 surplus note. The Company adjusted the basis of the hedged item, in this case the surplus note, for the amount of the after tax gain. Further, the Company accounted for the redemption of the $333,400 surplus note and the issuance of the $346,218 surplus note in the second quarter as debt modification instead of debt extinguishment. Therefore, the after tax swap

GREAT-WEST LIFE & ANNUITY INSURANCE COMPANY

Notes to Statutory Financial Statements

(In Thousands, Except Share Amounts)

gain will be amortized into income over the 30 year life of the new surplus note. Amortization of the gain during 2018, 2017 and 2016 amounted to $998, $0 and $0, respectively bringing the total amortization from inception to December 31, 2018 amounted to $998, leaving an unamortized balance of $38,923 in surplus as part of the surplus note amounts.

Interest paid to GWL&A Financial attributable to these surplus notes, was $30,819, $25,739 and $29,153 for the years ended December 31, 2018, 2017 and 2016, respectively.

As an insurance company domiciled in the State of Colorado, the Company is required to maintain a minimum of $2,000 of capital and surplus. In addition, the maximum amount of dividends which can be paid to stockholders by insurance companies domiciled in the State of Colorado, without prior approval of the Insurance Commissioner, is subject to restrictions relating to statutory capital and surplus and statutory net gain from operations. The Company may pay an amount less than $132,692 of dividends during the year ended December 31, 2019, without the prior approval of the Colorado Insurance Commissioner. Prior to any payment of dividends, the Company provides notice to the Colorado Insurance Commissioner. Dividends are non-cumulative.

The Company paid cash dividends on common stock during 2018 as follows: $24,000 on March 30, 2018 (ordinary); $20,000 on May 1, 2018 (extraordinary); $55,895 on May 17, 2018 (extraordinary); $30,000 on September 28, 2018 (extraordinary) and $22,400 on September 29, 2018 (extraordinary). Dividends during 2017 were paid as follows: $77,000 on March 15, 2017 (extraordinary); $60,301 on June 15, 2017 (ordinary); and $8,000 on September 29, 2017 (ordinary). Dividends are paid as determined by the Board of Directors, subject to the limitations described above.

The portion of unassigned funds (surplus) represented or (reduced) by each of the following items is:

	December 31,
	2018	2017

Unrealized gains (losses)	$152,801	$165,416

Non-admitted assets	(330,803)	(359,724)

Asset valuation reserve	(204,393)	(203,546)

Provision for reinsurance	(17)	(17)

Separate account business	(1,076)	(868)

Risk-based capital (“RBC”) is a regulatory tool for measuring the minimum amount of capital appropriate for a life, accident and health organization to support its overall business operations in consideration of its size and risk profile. The Division requires the Company to maintain minimum capital and surplus equal to the company action level as calculated in the RBC model. The Company exceeds the required amount.

15. Federal Income Taxes

The following table presents the components of the net admitted deferred tax asset (liability):

	December 31, 2018			December 31, 2017			Change
	Ordinary	Capital	Total	Ordinary	Capital	Total	Ordinary	Capital	Total

Gross deferred tax assets	$368,917	$2,793	$371,710	$388,131	$16,580	$404,711	$(19,214)	$(13,787)	$(33,001)

Valuation allowance adjustment	—	—	—	—	—	—	—	—	—

Adjusted gross deferred tax asset	368,917	2,793	371,710	388,131	16,580	404,711	(19,214)	(13,787)	(33,001)

Deferred tax assets non-admitted	(189,578)	(570)	(190,148)	(228,728)	(4,145)	(232,873)	39,150	3,575	42,725

Net admitted deferred tax asset	179,339	2,223	181,562	159,403	12,435	171,838	19,936	(10,212)	9,724

Gross deferred tax liabilities	(31,065)	—	(31,065)	(22,523)	—	(22,523)	(8,542)	—	(8,542)

Net admitted deferred tax asset	$148,274	$2,223	$150,497	$136,880	$12,435	$149,315	$11,394	$(10,212)	$1,182

The Company admits deferred tax assets pursuant to paragraphs 11.a, 11.b.i, 11.b.ii, and 11.c, in SSAP No. 101. The following table presents the amount of deferred tax asset admitted under each component of SSAP No. 101:

GREAT-WEST LIFE & ANNUITY INSURANCE COMPANY

Notes to Statutory Financial Statements

(In Thousands, Except Share Amounts)

	December 31, 2018			December 31, 2017			Change
	Ordinary	Capital	Total	Ordinary	Capital	Total	Ordinary	Capital	Total

(a) Federal income taxes paid in prior years recoverable through loss carrybacks	$—	$2,224	$2,224	$—	$3,884	$3,884	$—	$(1,660)	$(1,660)

(b) Adjusted gross deferred tax assets expected to be realized (excluding the amount of deferred tax assets from (a) above) after application of the threshold limitation (lesser of (i) and (ii) below)	148,274		148,274	136,880	8,551	145,431	11,394	(8,551)	2,843

(i) Adjusted gross deferred tax assets expected to be realized following the balance sheet date	148,274		148,274	136,880	8,551	145,431	11,394	(8,551)	2,843

(ii) Adjusted gross deferred tax assets expected allowed per limitation threshold			175,682			145,431	—	—	30,251

(c) Adjusted gross deferred tax assets (excluding the amount of deferred tax assets from (a) and (b) above) offset by gross deferred tax liabilities	31,065	—	31,065	22,523	—	22,523	8,542	—	8,542

Total deferred tax assets admitted as a result of the application of SSAP No. 101	$179,339	$2,224	$181,563	$159,403	$12,435	$171,838	$19,936	$(10,211)	$9,725

The following table presents the threshold limitations utilized in the admissibility of deferred tax assets under paragraph 11.b of SSAP No. 101:

	2018	2017

Ratio percentage used to determine recovery period and threshold limitation amount	867.76%	894.97%

Amount of adjusted capital and surplus used to determine recovery period and threshold limitation	$1,171,212	$969,537

The following table presents the impact of tax planning strategies:

	December 31, 2018 December 31, 2017				Change
	Ordinary	Capital	Ordinary	Capital	Ordinary	Capital

Adjusted gross deferred tax asset	$368,917	$2,793	$388,131	$16,580	$(19,214)	$(13,787)

% of adjusted gross deferred tax asset by character attributable to tax planning strategies	—%	—%	—%	—%	—%	—%

Net admitted adjusted gross deferred tax assets	$179,339	$2,224	$159,403	$12,435	$19,936	$(10,211)

% of net admitted adjusted gross deferred tax asset by character attributable to tax planning strategies	—%	—%	—%	—%	—%	—%

The Company’s tax planning strategies do not include the use of reinsurance.

There are no temporary differences for which deferred tax liabilities are not recognized.

The components of current income taxes incurred include the following:

	Year Ended December 31,
	2018	2017	Change

Current income tax	$(17,604)	$50,584	$(68,188)

Federal income tax on net capital gains	1,030	(6,744)	7,774

Total	$(16,574)	$43,840	$(60,414)

GREAT-WEST LIFE & ANNUITY INSURANCE COMPANY

Notes to Statutory Financial Statements

(In Thousands, Except Share Amounts)

	Year Ended December 31,
	2017	2016	Change

Current income tax	$50,584	$(37,932)	$88,516

Federal income tax on net capital gains	(6,744)	16,117	(22,861)

Total	$43,840	$(21,815)	$65,655

GREAT-WEST LIFE & ANNUITY INSURANCE COMPANY

Notes to Statutory Financial Statements

(In Thousands, Except Share Amounts)

The tax effects of temporary differences, which give rise to the deferred income tax assets and liabilities are as follows:

	December 31,
Deferred income tax assets:	2018	2017	Change

Ordinary:

Reserves	$80,303	$65,831	$14,472

Investments	4,374	1,263	3,111

Deferred acquisition costs	76,759	77,369	(610)

Provision for dividends	3,399	4,593	(1,194)

Fixed assets	3,264	2,761	503

Compensation and benefit accrual	20,890	22,065	(1,175)

Receivables - non-admitted	13,991	12,737	1,254

Tax credit carryforward	131,409	168,567	(37,158)

Other	34,527	32,945	1,582

Total ordinary gross deferred tax assets	368,916	388,131	(19,215)

Valuation allowance adjustment	—	—	—

Total adjusted ordinary gross deferred tax assets	368,916	388,131	(19,215)

Non-admitted ordinary deferred tax assets	(189,578)	(228,728)	39,150

Admitted ordinary deferred tax assets	179,338	159,403	19,935

Capital:			—

Investments	2,793	16,580	(13,787)

Total capital gross deferred tax assets	2,793	16,580	(13,787)

Valuation allowance adjustment	—	—	—

Total adjusted gross capital deferred tax assets	2,793	16,580	(13,787)

Non-admitted capital deferred tax assets	(569)	(4,145)	3,576

Admitted capital deferred tax assets	2,224	12,435	(10,211)

Total admitted deferred tax assets	$181,562	$171,838	$9,724

Deferred income tax liabilities:

Ordinary:

Investments	$—	$(4,501)	$4,501

Premium receivable	(5,417)	(3,343)	(2,074)

Policyholder Reserves	(17,644)	(10,033)	(7,611)

Experience Refunds	(5,079)	—	(5,079)

Other	(2,925)	(4,646)	1,721

Total ordinary deferred tax liabilities	(31,065)	(22,523)	(8,542)

Net admitted deferred income tax asset	$150,497	$149,315	$1,182

GREAT-WEST LIFE & ANNUITY INSURANCE COMPANY

Notes to Statutory Financial Statements

(In Thousands, Except Share Amounts)

The change in deferred income taxes reported in surplus before consideration of non-admitted assets is comprised of the following components:

	December 31,
	2018	2017	Change

Total deferred income tax assets	$371,710	$404,711	$(33,001)

Total deferred income tax liabilities	(31,065)	(22,523)	(8,542)

Net deferred income tax asset	$340,645	$382,188	(41,543)

Tax effect of unrealized capital gains (losses)			(260)

Other surplus			1,071

Change in net deferred income tax			$(40,732)

	December 31,
	2017	2016	Change

Total deferred income tax assets	$404,711	$521,431	$(116,720)

Total deferred income tax liabilities	(22,523)	(20,681)	(1,842)

Net deferred income tax asset	$382,188	$500,750	(118,562)

Tax effect of unrealized capital gains (losses)			6,427

Other surplus			1,607

Change in net deferred income tax			$(110,528)

The provision for federal income taxes and change in deferred income taxes differ from that which would be obtained by applying the statutory federal income tax rate of 21% and 35% to income before income taxes. The significant items causing this difference are as follows:

	December 31,
	2018	2017	2016

Income tax expense at statutory rate	$60,337	$77,023	$22,425

Federal tax rate change	—	132,029	—

Earnings from subsidiaries	(22,003)	(28,875)	(35,175)

Swap gain on debt refinancing	8,175	—	—

Dividend received deduction	(6,657)	(7,992)	(7,302)

Tax adjustment for interest maintenance reserve	(5,221)	(7,716)	(8,138)

Prior year adjustment	(4,124)	(1,881)	(2,032)

Tax effect on non-admitted assets	(3,476)	2,291	(1,111)

Tax credits	(2,901)	(908)	(21,212)

Income tax (benefit) on realized capital gain (loss)	1,030	(6,744)	16,117

Tax contingency	(607)	359	(99)

Other	(395)	(3,219)	(1,893)

Total	$24,158	$154,367	$(38,420)

	2018	2017	2016

Federal income taxes incurred	$(16,574)	$43,839	$(21,815)

Change in net deferred income taxes	40,732	110,528	(16,605)

Total income taxes	$24,158	$154,367	$(38,420)

On December 22, 2017, H.R. 1, the Tax Cuts and Jobs Act (the “Act”), was enacted. The legislation, which is generally effective for tax years beginning on January 1, 2018, represented significant U.S. tax reform and revised the Internal Revenue Code by, among other items, lowering the federal corporate income tax rate from 35% to 21% and modifying how the U.S.

GREAT-WEST LIFE & ANNUITY INSURANCE COMPANY

Notes to Statutory Financial Statements

(In Thousands, Except Share Amounts)

taxes multinational entities. Further, the Act changed how tax basis policy reserves, capitalized specified policy acquisition expenses, and the company’s share of the dividends received deduction and tax exempt interest are to be calculated.

Shortly after enactment, the Securities and Exchange Commission issued Staff Accounting Bulletin No. 118 (“SAB 118”) which provided US GAAP guidance on the accounting for the Act’s impact at December 31, 2017. A reporting entity could recognize provisional amounts, where the necessary information was not available, prepared or analyzed (including computations) in reasonable detail or where additional guidance was needed from the taxing authority to determine the appropriate application of the Act. A reporting entity’s provisional impact analysis was to be adjusted within the 12 month measurement period provided for under SAB 118. The Statutory Accounting Working Group subsequently provided informal interpretative guidance allowing for statutory accounting conformity with the SAB 118 US GAAP guidance.

The Company’s accounting for the income tax effects of the Act is complete as of the period ended December 31, 2018, and no material measurement period adjustments were recognized during the 2018 reporting period.

As of December 31, 2018, the Company had no operating loss carryforwards.

As of December 31, 2018, the Company has Guaranteed Federal Low Income Housing tax credit carryforwards of $111,328. These credits will begin to expire in 2030.

As of December 31, 2018, the Company has foreign tax credit carryforwards of $20,082. These credits will begin to expire in 2020.

The following are income taxes incurred in prior years that will be available for recoupment in the event of future net losses:

Year Ended December 31, 2018	$4,146

Year Ended December 31, 2017	13,328

The Company has no deposits admitted under Section 6603 of the Internal Revenue Code.

The Company’s federal income tax return is consolidated with the following entities (the “U.S. Consolidated Group”):

Great-West Lifeco U.S. LLC

Emjay Corporation

GWFS Equities, Inc.

GWL&A Financial Inc.

Great-West Life & Annuity Insurance Company of South Carolina

Great-West Life & Annuity Insurance Company of New York

Putnam Investments, LLC

Putnam Acquisition Financing, Inc.

Putnam Retail Management, LP

Putnam Retail Management GP, Inc.

Putnam Advisory Company, LLC

Putnam Advisory Holdings, LLC

Putnam Fiduciary Trust Company

Putnam Investor Services, Inc.

PanAgora Holdings, Inc

PanAgora Asset Management, Inc.

Putnam Advisory Holdings II, LLC

FASCore, LLC

Advised Assets Group, LLC

Great-West Trust Company, LLC

Great-West Capital Management, LLC

The Company, GWL&A NY and GWSC (“GWLA Subgroup”) are life insurance companies who form a life subgroup under the consolidated return regulations. These regulations determine whether the taxable income or losses of this subgroup may offset or be offset with the taxable income or losses of other non-life entities.

GREAT-WEST LIFE & ANNUITY INSURANCE COMPANY

Notes to Statutory Financial Statements

(In Thousands, Except Share Amounts)

The GWLA Subgroup accounts for income taxes on the modified separate return method on each of their separate company, statutory financial statements. Under this method, current and deferred tax expense or benefit is determined on a standalone basis; however the Company also considers taxable income or losses from other members of the GWLA Subgroup when determining its deferred tax assets and liabilities, and in evaluating the realizability of its deferred tax assets.

The method of settling income tax payables and receivables (“Tax Sharing Agreement”) among the U.S. consolidated group is subject to a written agreement approved by the Board of Directors, whereby settlement is made on a separate return basis (i.e., the amount that would be due to or from a jurisdiction had an actual separate return been filed) except for the current utilization of any net operating losses and other tax attributes by members of the U.S. Consolidated Group, which can lead to receiving a payment when none would be received from the jurisdiction had a real separate tax return been required. The GWLA Subgroup has a policy of settling intercompany balances as soon as practical after the filing of the federal consolidated return or receipt of the income tax refund from the Internal Revenue Service (“I.R.S.”).

The Company determines income tax contingencies in accordance with Statement of Statutory Accounting Principles No. 5R, Liabilities, Contingencies and Impairments of Assets (“SSAP No. 5R”) as modified by SSAP 101. As of December 31, 2018 the amount of tax contingencies computed in accordance with SSAP No. 5R is $0, with the exception of interest and penalties. The Company does not expect a significant increase in tax contingencies within the 12 month period following the balance sheet date.

The Company recognizes accrued interest and penalties related to tax contingencies in current income tax expense. During the years ended December 31, 2018 and 2017, the Company recognized approximately $607 and $359 of benefit and expense, respectively, from interest and penalties related to the uncertain tax positions. The Company had $314 and $921 accrued for the payment of interest and penalties at December 31, 2018 and 2017, respectively.

The Company files income tax returns in the U.S. federal jurisdiction and various states. With few exceptions, the Company is no longer subject to U.S. federal income tax examinations by the I.R.S. for years 2014 and prior. Tax years 2015 through 2017 are open to federal examination by the I.R.S. The Company does not expect significant increases or decreases to tax contingencies relating to federal, state or local audits.

The Company does not have any outstanding AMT credits as of the filing of the 2017 tax return.

The Company does not have any foreign operations as of the periods ended December 31, 2017 and December 31, 2018 and therefore is not subject to the Repatriation Transition Tax or the tax on Global Intangible Low-Taxed Income.

16. Employee Benefit Plans

Post-Retirement Medical and Supplemental Executive Retirement Plans

The Company sponsors an unfunded Post-Retirement Medical Plan (the “Medical Plan”) that provides health benefits to retired employees who are not Medicare eligible. The Medical Plan is contributory and contains other cost sharing features which may be adjusted annually for the expected general inflation rate. The Company’s policy is to fund the cost of the Medical Plan benefits in amounts determined at the discretion of management.

The Company also provides Supplemental Executive Retirement Plans to certain key executives. These plans provide key executives with certain benefits upon retirement, disability or death based upon total compensation. The Company has purchased individual life insurance policies with respect to employees covered by these plans. The Company is the owner and beneficiary of the insurance contracts.

A December 31 measurement date is used for the employee benefit plans.

GREAT-WEST LIFE & ANNUITY INSURANCE COMPANY

Notes to Statutory Financial Statements

(In Thousands, Except Share Amounts)

The following tables provide a reconciliation of the changes in the benefit obligations, fair value of plan assets and the underfunded status for the Company’s Post-Retirement Medical and Supplemental Executive Retirement plans:

	Post-Retirement Medical Plan		Supplemental Executive Retirement Plan		Total
	Year Ended December 31,		Year Ended December 31,		Year Ended December 31,
	2018	2017	2018	2017	2018	2017

Change in projected benefit obligation:

Benefit obligation, January 1	$19,329	$19,031	$40,921	$44,501	$60,250	$63,532

Service cost	1,425	1,457	—	(16)	1,425	1,441

Interest cost	703	758	1,357	1,620	2,060	2,378

Actuarial (gain) loss	(1,511)	(1,216)	(2,316)	(1,872)	(3,827)	(3,088)

Regular benefits paid	(407)	(701)	(2,400)	(3,336)	(2,807)	(4,037)

Amendment	—	—	—	24	—	24

Benefit obligation and under funded status, December 31	$19,539	$19,329	$37,562	$40,921	$57,101	$60,250

Accumulated benefit obligation	$19,539	$19,329	$37,562	$40,921	$57,101	$60,250

	Post-Retirement Medical Plan		Supplemental Executive Retirement Plan		Total
	Year Ended December 31,		Year Ended December 31,		Year Ended December 31,
	2018	2017	2018	2017	2018	2017

Change in plan assets:

Value of plan assets, January 1	$—	$—	$—	$—	$—	$—

Employer contributions	407	701	2,400	3,337	2,807	4,038

Regular benefits paid	(407)	(701)	(2,400)	(3,337)	(2,807)	(4,038)

Value of plan assets, December 31	$—	$—	$—	$—	$—	$—

The following table presents amounts recognized in the Statutory Statements of Admitted Assets, Liabilities, Capital and Surplus for the Company’s Post-Retirement Medical and Supplemental Executive Retirement plans:

	Post-Retirement Medical Plan		Supplemental Executive Retirement Plan		Total
	December 31,		December 31,		December 31,
	2018	2017	2018	2017	2018	2017

Amounts recognized in the statutory statements of admitted assets, liabilities, capital and surplus:

Accrued benefit liability	$(20,534)	$(18,078)	$(40,091)	$(40,855)	$(60,625)	$(58,933)

Liability for pension benefits	995	(1,251)	2,529	(66)	3,524	(1,317)

Total other liabilities	$(19,539)	$(19,329)	$(37,562)	$(40,921)	$(57,101)	$(60,250)

Unassigned surplus (deficit)	$995	$(1,251)	$2,529	$(66)	$3,524	$(1,317)

GREAT-WEST LIFE & ANNUITY INSURANCE COMPANY

Notes to Statutory Financial Statements

(In Thousands, Except Share Amounts)

The following table presents amounts not yet recognized in the statements of financial position for the Company’s Post-Retirement Medical and Supplemental Executive Retirement plans:

	Post-Retirement Medical Plan		Supplemental Executive Retirement Plan		Total
	December 31,		December 31,		December 31,
	2018	2017	2018	2017	2018	2017

Unrecognized net actuarial gain (loss)	$5,152	$3,723	$3,428	$1,157	$8,580	$4,880

Unrecognized prior service cost	(4,157)	(4,974)	(899)	(1,223)	(5,056)	(6,197)

The following table presents amounts in unassigned funds recognized as components of net periodic benefit cost for the Company’s Post-Retirement Medical and Supplemental Executive Retirement plans:

	Post-Retirement Medical Plan		Supplemental Executive Retirement Plan		Total
	Year Ended December 31,		Year Ended December 31,		Year Ended December 31,
	2018	2017	2018	2017	2018	2017

Items not yet recognized as component of net periodic cost on January 1,	$(1,251)	$(3,021)	$(66)	$(2,360)	$(1,317)	$(5,381)

Prior service cost recognized in net periodic cost	817	587	324	501	1,141	1,088

(Gain) loss recognized in net periodic cost	(82)	(33)	(45)	(54)	(127)	(87)

Gain (loss) arising during the year	1,511	1,216	2,316	1,847	3,827	3,063

Items not yet recognized as component of net periodic cost on December 31	$995	$(1,251)	$2,529	$(66)	$3,524	$(1,317)

The following table provides information regarding amounts in unassigned funds that are expected to be recognized as components of net periodic benefit costs during the year ended December 31, 2019:

	Post-Retirement Medical Plan	Supplemental Executive Retirement Plan	Total

Net actuarial gain	$217	$50	$267

Prior service cost	(817)	(300)	(1,117)

The expected benefit payments for the Company’s Post-Retirement Medical and Supplemental Executive Retirement plans for the years indicated are as follows:

	2019	2020	2021	2022	2023	2024 through 2028

Post-retirement medical plan	$961	$959	$1,054	$1,123	$1,234	$7,119

Supplemental executive retirement plan	2,347	2,530	2,473	10,206	5,701	9,085

GREAT-WEST LIFE & ANNUITY INSURANCE COMPANY

Notes to Statutory Financial Statements

(In Thousands, Except Share Amounts)

The following table presents the components of net periodic cost (benefit):

	Post-Retirement Medical Plan			Supplemental Executive Retirement Plan			Total

	Year Ended December 31,			Year Ended December 31,			Year Ended December 31,

	2018	2017	2016	2018	2017	2016	2018	2017	2016

Components of net periodic cost (benefit):

Service cost	$1,425	$1,457	$1,246	$—	$(16)	$294	$1,425	$1,441	$1,540

Interest cost	703	758	713	1,356	1,620	1,775	2,059	2,378	2,488

Amortization of unrecognized prior service cost	817	587	150	324	501	501	1,141	1,088	651

Amortization of gain from prior periods	(82)	(33)	(137)	(45)	(54)	(61)	(127)	(87)	(198)

Net periodic cost	$2,863	$2,769	$1,972	$1,635	$2,051	$2,509	$4,498	$4,820	$4,481

The following tables present the assumptions used in determining benefit obligations of the Post-Retirement Medical and the Supplemental Executive Retirement plans at December 31, 2018 and 2017:

	Post-Retirement Medical Plan

	December 31,

	2018	2017

Discount rate	4.34%	3.63%

Initial health care cost trend	6.25%	6.50%

Ultimate health care cost trend	5.00%	5.00%

Year ultimate trend is reached	2024	2024

	Supplemental Executive Retirement Plan

	December 31,

	2018	2017

Discount rate	4.16%	3.43%

Rate of compensation increase	N/A	4.00%

During 2018, the Company adopted the Society of Actuaries Morality Improvement Scale (MP-2018).

During 2017, the Company adopted the Society of Actuaries Morality Improvement Scale (MP-2017).

The following tables present the weighted average interest rate assumptions used in determining the net periodic benefit/cost of the Post-Retirement Medical and the Supplemental Executive Retirement plans:

	Post-Retirement Medical Plan

	Year Ended December 31,

	2018	2017

Discount rate	3.63%	4.05%

Initial health care cost trend	6.50%	6.75%

Ultimate health care cost trend	5.00%	5.00%

Year ultimate trend is reached	2024	2024

GREAT-WEST LIFE & ANNUITY INSURANCE COMPANY

Notes to Statutory Financial Statements

(In Thousands, Except Share Amounts)

	Supplemental Executive Retirement Plan

	Year Ended December 31,

	2018	2017

Discount rate	3.43%	3.80%

Rate of compensation increase	4.00%	4.00%

The discount rate has been set based on the rates of return on high-quality fixed-income investments currently available and expected to be available during the period the benefits will be paid. In particular, the yields on bonds rated AA or better on the measurement date have been used to set the discount rate.

The following table presents the impact on the Post-Retirement Medical Plan that one-percentage-point change in assumed health care cost trend rates would have on the following:

	One percentage point increase	One percentage point decrease

Increase (decrease) on total service and interest cost on components	$357	$(297)

Increase (decrease) on post-retirement benefit obligations	2,417	(2,075)

Beginning December 31, 2012, the Company began participation in the pension plan sponsored by GWL&A Financial. During 2017, that plan froze all future benefit accruals for pension-eligible participants as of December 31, 2017. The Company’s share of net expense for the pension plan was $3,057, $0 and $0 during the years ended December 31, 2018, 2017 and 2016.

In August 2017, the Company filed an application for a compliance statement from the IRS under their Voluntary Correction Program with respect to operational matters under the pension plan. The IRS issued a compliance statement approving the Company’s request in November 2018. The corrective measure will result in a payment of approximately $7 million to the plan in 2019.

The Company offers unfunded, non-qualified deferred compensation plans to a select group of executives, management and highly compensated individuals. Participants defer a portion of their compensation and realize potential market gains / losses or interest on the amount deferred. The programs are not qualified under Section 401 of the Internal Revenue Code. Participant balances, which are included in Amounts withheld or retained by company as agent or trustee in the accompanying statutory financial statements, are $35,588 and $33,454 at December 31, 2018 and 2017, respectively.

The Company sponsors a qualified defined contribution benefit plan covering all employees. Under this plan, employees may contribute a percentage of their annual compensation to the plan up to certain maximums, as defined by the plan and by the Internal Revenue Service (“IRS”). Currently, the Company matches a percentage of employee contributions in cash. The Company recognized $11,935, $8,713 and $7,275 in expense related to this plan for the years ended December  31, 2018, 2017 and 2016, respectively.

17. Share-Based Compensation

Equity Awards

Lifeco, of which the Company is an indirect wholly-owned subsidiary, maintains the Great-West Lifeco Inc. Stock Option Plan (the “Lifeco plan”) that provides for the granting of options on its common shares to certain of its officers and employees and those of its subsidiaries, including the Company. Options are granted with exercise prices not less than the average market price of the shares on the five days preceding the date of the grant. The Lifeco plan provides for the granting of options with varying terms and vesting requirements with vesting commencing on the first anniversary of the grant, exercisable within 10 years from the date of grant. Compensation expense is recognized in the Company’s financial statements over the vesting period of these stock options using the accelerated method of recognition.

Termination of employment prior to the vesting of the options results in the forfeiture of the unvested options, unless otherwise determined by the Human Resources Committee. At its discretion, the Human Resources Committee may vest the unvested options of retiring option holders, with the options exercisable within five years from the date of retirement. In such event, the Company

GREAT-WEST LIFE & ANNUITY INSURANCE COMPANY

Notes to Statutory Financial Statements

(In Thousands, Except Share Amounts)

accelerates the recognition period to the date of retirement for any unrecognized share-based compensation cost related thereto and recognizes it in its earnings at that time.

Liability Awards

The Company maintains a Performance Share Unit Plan (“PSU plan”) for officers and employees of the Company. Under the PSU plan, “performance share units” are granted to certain of its officers and employees of the Company. Each performance unit has a value equal to one share of Lifeco common stock and is subject to adjustment for cash dividends paid to Lifeco stockholders, Company earnings results as well as stock dividends and splits, consolidations and the like that affect shares of Lifeco common stock outstanding.

If the performance share units vest, they are payable in cash equal to the average closing price of Lifeco common stock for the 20 trading days prior to the date following the last day of the three-year performance period. The estimated fair value of the performance unit is based on the average closing price of Lifeco common stock for the 20 trading days prior to the grant. The performance share units generally vest in their entirety at the end of the three years performance period based on continued service. The PSU plan contains a provision that permits all unvested performance share units to become vested upon death or retirement. Changes in the fair value of the performance share units that occur during the vesting period is recognized as compensation cost over that period.

Performance share units are settled in cash and are recorded as liabilities until payout is made. Unlike share-settled awards, which have a fixed grant-date fair value, the fair value of unsettled or unvested liabilities awards is remeasured at the end of each reporting period based on the change in fair value of one share of Lifeco common stock. The liability and corresponding expense are adjusted accordingly until the award is settled.

Compensation Expense Related to Share-Based Compensation

The compensation expense related to share-based compensation was as follows:

	Year Ended December 31,

	2018	2017	2016

Lifeco Stock Plan	$768	$1,451	$2,113

Performance Share Unit Plan	5,388	7,207	5,318

Total compensation expense	$6,156	$8,658	$7,431

Income tax benefits	$1,243	$2,831	$2,445

During the year ended December 31, 2018, 2017 and 2016, the Company had $26, $769 and $555 respectively, income tax benefits realized from stock options exercised.

The following table presents the total unrecognized compensation expense related to share-based compensation at December 31, 2018 and the expected weighted average period over which these expenses will be recognized:

	Expense	Weighted average period (years)

Lifeco Stock Plan	$819	1.6

Performance Share Unit Plan	8,403	1.4

Equity Award Activity

During the year ended December 31, 2018, Lifeco granted 473,400 stock options to employees of the Company. These stock options vest over five-year periods ending in 2023. Compensation expense of $448 will be recognized in the Company’s financial statements over the vesting period of these stock options using the accelerated method of recognition.

GREAT-WEST LIFE & ANNUITY INSURANCE COMPANY

Notes to Statutory Financial Statements

(In Thousands, Except Share Amounts)

The following table summarizes the status of, and changes in, the Lifeco plan options granted to Company employees which are outstanding. The options granted relate to underlying stock traded in Canadian dollars on the Toronto Stock Exchange; therefore, the amounts, which are presented in United States dollars, will fluctuate as a result of exchange rate fluctuations.

		Weighted average

	Shares under option	Exercise price (Whole dollars)	Remaining contractual term (Years)	Aggregate intrinsic value (1)

Outstanding, January 1, 2018	3,446,975	$24.88

Granted	473,400	25.15

Exercised	(114,589)	21.06

Cancelled and expired	(156,000)	24.54

Outstanding, December 31, 2018	3,649,786	23.32	5.9	$2,339

Vested and expected to vest, December 31, 2018	3,649,786	23.32	5.9	2,144

Exercisable, December 31, 2018	2,323,353	21.95	4.7	2,144

(1) The aggregate intrinsic value is calculated as the difference between the market price of Lifeco common shares on December 31, 2018 and the exercise price of the option (only if the result is positive) multiplied by the number of options.

The following table presents additional information regarding stock options under the Lifeco plan:

	Year Ended December 31,

	2018	2017	2016

Weighted average fair value of options granted	$0.95	$2.75	$2.74

Intrinsic value of options exercised (1)	345	2,869	2,102

Fair value of options vested	1,115	2,203	1,605

(1) The intrinsic value of options exercised is calculated as the difference between the market price of Lifeco common shares on the date of exercise and the exercise price of the option multiplied by the number of options exercised.

The fair value of the options granted during the years ended December 31, 2018, 2017 and 2016 was estimated on the date of the grant using the Black-Scholes option-pricing model with the following weighted average assumptions:

	Year Ended December 31,

	2018	2017	2016

Dividend yield	4.55%	3.98%	3.99%

Expected volatility	9.01%	13.99%	19.03%

Risk free interest rate	2.03%	1.25%	0.80%

Expected duration (years)	6.0	6.0	6.0

Liability Award Activity

The following table summarizes the status of, and changes in, the Performance Share Unit Plan units granted to Company employees which are outstanding:

Performance Units

Outstanding, January 1, 2018	681,510

Granted	405,464

Forfeited	(18,397)

Paid	(157,510)

Outstanding, December 31, 2018	911,067

Vested and expected to vest, December 31, 2018	911,067

GREAT-WEST LIFE & ANNUITY INSURANCE COMPANY

Notes to Statutory Financial Statements

(In Thousands, Except Share Amounts)

The cash payment in settlement of the Performance Share Unit Plan units was $4,104, $3,398 and $3,988 for the years ended December 31, 2018, 2017 and 2016, respectively.

GREAT-WEST LIFE & ANNUITY INSURANCE COMPANY

Notes to Statutory Financial Statements

(In Thousands, Except Share Amounts)

18. Participating Insurance

Individual life insurance premiums paid, net of reinsurance, under individual life insurance participating policies were 1%, 6%, and (2)% of total individual life insurance premiums earned during the years ended December 31, 2018, 2017 and 2016 respectively. The Company accounts for its policyholder dividends based upon the three-factor formula. The Company paid dividends in the amount of $31,276, $38,782 and $45,842 to its policyholders during the years ended December  31, 2018, 2017 and 2016, respectively.

19. Concentrations

No customer accounted for 10% or more of the Company’s revenues during the year ended December 31, 2018. In addition, neither Individual Markets nor Empower Retirement is dependent upon a single customer or a few customers. The loss of business from any one, or a few, independent brokers or agents would not have a material adverse effect on the Company or any of its business agents.

20. Commitments and Contingencies

Future Contractual Obligations

The following table summarizes the Company’s estimated future contractual obligations:

	Payment due by period
	2019	2020	2021	2022	2023	Thereafter	Total

Surplus notes - principal (1)	$—	$—	$—	$—	$—	$553,219	$553,219

Surplus notes - interest (2)	30,335	30,335	30,335	30,335	30,335	557,094	708,769

Investment purchase obligations (3)	136,396	—	—	—	—	—	136,396

Operating leases (4)	9,929	7,844	3,717	1,235	1,037	11,743	35,505

Other liabilities (5)	23,334	26,774	12,695	19,579	6,935	16,204	105,521

Total	$199,994	$64,953	$46,747	$51,149	$38,307	$1,138,260	$1,539,410

(1) Surplus notes principal - Represents contractual maturities of principal due to the Company’s parent, GWL&A Financial, under the terms of three long-term surplus notes. The amounts shown in this table differ from the amounts included in the Company’s Statement of Admitted Assets, Liabilities, Capital and Surplus because the amounts shown above do not consider the discount upon the issuance of one of the surplus notes.

(2) Surplus notes interest - One long-term surplus note bears interest at a fixed rate through maturity. The second surplus note bore interest initially at a fixed rate but changed during 2016 to be based upon the current three-month London Interbank Offering Rate in addition to a spread. The third long-term surplus note bears interest at a fixed rate through maturity. The interest payments shown in this table are calculated based upon the contractual rates in effect on December 31, 2018 and do not consider the impact of future interest rate changes.

(3) Investment purchase obligations - The Company makes commitments to fund partnership interests, mortgage loans, and other investments in the normal course of its business. As the timing of the fulfillment of the commitment to fund partnership interests cannot be predicted, such obligations are presented in the less than one year category. The timing of the funding of mortgage loans is based on the expiration date of the commitment. The amounts of these unfunded commitments at December 31, 2018 and 2017 were $136,396 and $313,242, of which $104,286 and $114,726 were related to cost basis limited partnership interests, respectively. All unfunded commitments at December 31, 2018 were due within one year. At December 31, 2017, $312,152 is due within one year, and $1,090 is due within one to three years.

(4) Operating leases - The Company is obligated to make payments under various non-cancelable operating leases, primarily for office space. Contractual provisions exist that could increase the lease obligations presented, including operating expense escalation clauses. Management does not consider the impact of any such clauses to be material to the Company’s operating lease obligations. Rent expense for the years ended December 31, 2018, 2017 and 2016 were $27,768, $28,244 and $27,815 respectively.

GREAT-WEST LIFE & ANNUITY INSURANCE COMPANY

Notes to Statutory Financial Statements

(In Thousands, Except Share Amounts)

From time to time, the Company enters into agreements or contracts, including capital leases, to purchase goods or services in the normal course of its business. However, these agreements and contracts are not material and are excluded from the table above.

(5)    Other liabilities - Other liabilities include those other liabilities which represent contractual obligations not included elsewhere in the table above. If the timing of the payment of any other liabilities was sufficiently uncertain, the amounts were included in the less than one year category. Other liabilities presented in the table above include:

•	Expected benefit payments for the Company’s post-retirement medical plan and supplemental executive retirement plan through 2027
•	Unrecognized tax benefits
•	Miscellaneous purchase obligations to acquire goods and services

The Company has a revolving credit facility agreement in the amount of $50,000 for general corporate purposes. The credit facility expired on March 1, 2018 and was replaced with a revolving credit facility agreement in the amount of $50,000 with an expiration date of March 1, 2023. Interest accrues at a rate dependent on various conditions and terms of borrowings. The agreement requires, among other things, the Company to maintain a minimum adjusted net worth, of $1,022,680, as defined in the credit facility agreement (compiled on the unconsolidated statutory accounting basis prescribed by the NAIC), at any time. The Company was in compliance with all covenants at December 31, 2018 and 2017. At December 31, 2018 and 2017 there were no outstanding amounts related to the current and prior credit facilities.

In addition, the Company has other letters of credit with a total amount of $9,095, renewable annually for an indefinite period of time. At December 31, 2018 and 2017, there were no outstanding amounts related to those letters of credit.

Contingencies

From time to time, the Company may be threatened with, or named as a defendant in, lawsuits, arbitrations, and administrative claims. Any such claims that are decided against the Company could harm the Company’s business. The Company is also subject to periodic regulatory audits and inspections which could result in fines or other disciplinary actions. Unfavorable outcomes in such matters may result in a material impact on the Company’s financial position, results of operations, or cash flows.

The Company is defending lawsuits relating to the costs and features of certain of its retirement or fund products. Management believes the claims are without merit and will defend these actions. Based on the information known, these actions will not have a material adverse effect on the financial position of the Company.

The Company is involved in other various legal proceedings that arise in the ordinary course of its business. In the opinion of management, after consultation with counsel, the likelihood of loss from the resolution of these proceedings is remote and/or the estimated loss is not expected to have a material effect on the Company’s financial position, results of its operations, or cash flows.

The Company and GWL&A NY have an agreement whereby the Company has committed to provide financial support to GWL&A NY related to the maintenance of adequate regulatory surplus and liquidity. The Company is obligated to invest in shares of GWL&A NY in order for GWL&A NY to maintain the capital and surplus at the greater of 1) $6,000, 2) 200% of GWL&A NY RBC minimum capital requirements if GWL&A NY total assets are less than $3,000,000 or 3) 175% of GWL&A NY RBC minimum capital requirements if GWL&A NY total assets are $3,000,000 or more. There is no limitation on the maximum potential future payments under the guarantee. The Company has no liability at December 31, 2018 and 2017 for obligations under the guarantee.

21.  Subsequent Events

Management has evaluated subsequent events for potential recognition or disclosure in the Company’s statutory financial statements through March 12, 2019, the date on which they were issued.

On January 24, 2019, the Company announced that it had entered into an agreement with Protective Life Insurance Company (“Protective”) to sell, via indemnity reinsurance, substantially all of its non-participating individual life insurance and annuity

GREAT-WEST LIFE & ANNUITY INSURANCE COMPANY

Notes to Statutory Financial Statements

(In Thousands, Except Share Amounts)

business and group life and health business. The transaction is in its initial stage, and is expected to close in the first half of 2019 subject to regulatory and customary closing conditions. On the closing date of the proposed transaction, the Company will transfer to Protective assets equal to the statutory liabilities being reinsured and will receive a ceding commission (subject to post-closing adjustments) from Protective in consideration of the transferred business.

PART II
INFORMATION NOT REQUIRED IN PROSPECTUS
Item 13.	Other Expenses of Issuance and Distribution.
The expenses in connection with the issuance and distribution of the Contracts, other than any underwriting discounts and commissions, are as follows (except for the Securities and Exchange Commission Filing Fee, all amounts shown are estimates):
Securities and Exchange Commission Registration Fees	$0*
Printing and engraving	$10,000
Accounting fees and expenses	$10,000
Legal fees and expenses	$20,000
Miscellaneous	$10,000
Total Expenses (approximate)	$50,000
*Registration Fees were previously paid.
Item 14. Indemnification
Insofar as indemnification for liability arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.
Provisions exist under the Colorado Business Corporation Act and the Bylaws of Great-West whereby Great-West may indemnify a director, officer or controlling person of Great-West against liabilities arising under the Securities Act of 1933. The following excerpts contain the substance of these provisions:
Colorado Business Corporation Act
Article 109 – INDEMNIFICATION
Section 7-109-101. Definitions.
As used in this article:
(1)	“Corporation” includes any domestic or foreign entity that is a predecessor of a corporation by reason of a merger or other transaction in which the predecessor’s existence ceased upon consummation of the transaction.
(2)	“Director” means an individual who is or was a director of a corporation or an individual who, while a director of a corporation, is or was serving at the corporation’s request as a director, an officer, an agent, an associate, an employee, a fiduciary, a manager, a member, a partner, a promoter, or a trustee of, or to hold any similar position with, another domestic or foreign entity or of an employee benefit plan. A director is considered to be serving an employee benefit plan at the corporation’s request if the director’s duties to the corporation also impose duties on, or otherwise involve services by, the director to the plan or to participants in or beneficiaries of the plan. “Director” includes, unless the context requires otherwise, the estate or personal representative of a deceased director.

(3)	“Expenses” includes counsel fees.
(4)	“Liability” means the obligation incurred with respect to a proceeding to pay a judgment, settlement, penalty, fine, including an excise tax assessed with respect to an employee benefit plan, or reasonable expenses.
(5)	“Official capacity” means, when used with respect to a director, the office of director in a corporation and, when used with respect to a person other than a director as contemplated in section 7-109-107, the office in a corporation held by the officer or the employment, fiduciary, or agency relationship undertaken by the employee, fiduciary, or agent on behalf of the corporation. “Official capacity” does not include service for any other domestic or foreign corporation or other person or employee benefit plan.
(6)	“Party” includes a person who was, is, or is threatened to be made a named defendant or respondent in a proceeding.
(7)	“Proceeding” means any threatened, pending, or completed action, suit, or proceeding, whether civil, criminal, administrative, or investigative and whether formal or informal.
Section 7-109-102. Authority to indemnify directors.
(1)	Except as provided in subsection (4) of this section, a corporation may indemnify a person made a party to a proceeding because the person is or was a director against liability incurred in the proceeding if:
	(a)	The person’s conduct was in good faith; and
	(b)	The person reasonably believed:
		(I)	In the case of conduct in an official capacity with the corporation, that such conduct was in the corporation’s best interests; and
		(II)	In all other cases, that such conduct was at least not opposed to the corporation’s best interests; and
	(c)	In the case of any criminal proceeding, the person had no reasonable cause to believe the person’s conduct was unlawful.
(2)	A director’s conduct with respect to an employee benefit plan for a purpose the director reasonably believed to be in the interests of the participants in or beneficiaries of the plan is conduct that satisfies the requirement of subparagraph (II) of paragraph (b) of subsection (1) of this section. A director’s conduct with respect to an employee benefit plan for a purpose that the director did not reasonably believe to be in the interests of the participants in or beneficiaries of the plan shall be deemed not to satisfy the requirements of paragraph (a) of subsection (1) of this section.
(3)	The termination of a proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent is not, of itself, determinative that the director did not meet the standard of conduct described in this section.
(4)	A corporation may not indemnify a director under this section:
	(a)	In connection with a proceeding by or in the right of the corporation in which the director was adjudged liable to the corporation; or
	(b)	In connection with any other proceeding charging that the director derived an improper personal benefit, whether or not involving action in an official capacity, in which proceeding the director was adjudged liable on the basis that the director derived an improper personal benefit.
(5)	Indemnification permitted under this section in connection with a proceeding by or in the right of the corporation is limited to reasonable expenses incurred in connection with the proceeding.

Section 7-109-103. Mandatory Indemnification of Directors.
Unless limited by its articles of incorporation, a corporation shall indemnify a person who was wholly successful, on the merits or otherwise, in the defense of any proceeding to which the person was a party because the person is or was a director, against reasonable expenses incurred by the person in connection with the proceeding.
Section 7-109-104. Advance of Expenses to Directors.
(1)	A corporation may pay for or reimburse the reasonable expenses incurred by a director who is a party to a proceeding in advance of final disposition of the proceeding if:
	(a)	The director furnishes to the corporation a written affirmation of the director’s good-faith belief that the director has met the standard of conduct described in section 7-109-102;
	(b)	The director furnishes to the corporation a written undertaking, executed personally or on the director’s behalf, to repay the advance if it is ultimately determined that the director did not meet the standard of conduct; and
	(c)	A determination is made that the facts then known to those making the determination would not preclude indemnification under this article.
(2)	The undertaking required by paragraph (b) of subsection (1) of this section shall be an unlimited general obligation of the director but need not be secured and may be accepted without reference to financial ability to make repayment.
(3)	Determinations and authorizations of payments under this section shall be made in the manner specified in section 7-109-106.
Section 7-109-105. Court-Ordered Indemnification of Directors.
(1)	Unless otherwise provided in the articles of incorporation, a director who is or was a party to a proceeding may apply for indemnification to the court conducting the proceeding or to another court of competent jurisdiction. On receipt of an application, the court, after giving any notice the court considers necessary, may order indemnification in the following manner:
	(a)	If it determines that the director is entitled to mandatory indemnification under section 7-109-103, the court shall order indemnification, in which case the court shall also order the corporation to pay the director’s reasonable expenses incurred to obtain court-ordered indemnification.
	(b)	If it determines that the director is fairly and reasonably entitled to indemnification in view of all the relevant circumstances, whether or not the director met the standard of conduct set forth in section 7-109-102(1) or was adjudged liable in the circumstances described in section 7-109-102(4), the court may order such indemnification as the court deems proper; except that the indemnification with respect to any proceeding in which liability shall have been adjudged in the circumstances described in section 7-109-102(4) is limited to reasonable expenses incurred in connection with the proceeding and reasonable expenses incurred to obtain court-ordered indemnification.
Section 7-109-106. Determination and Authorization of Indemnification of Directors.
(1)	A corporation may not indemnify a director under section 7-109-102 unless authorized in the specific case after a determination has been made that indemnification of the director is permissible in the circumstances because the director has met the standard of conduct set forth in section 7-109-102. A corporation shall not advance expenses to a director under section 7-109-104 unless authorized in the specific case after the written affirmation and undertaking required by section 7-109-104(1)(a) and (1)(b) are received and the determination required by section 7-109-104(1)(c) has been made.
(2)	The determinations required by subsection (1) of this section shall be made:
(a) By the board of directors by a majority vote of those present at a meeting at which a quorum is present, and only those directors not parties to the proceeding shall be counted in satisfying the quorum; or

	(b)	If a quorum cannot be obtained, by a majority vote of a committee of the board of directors designated by the board of directors, which committee shall consist of two or more directors not parties to the proceeding; except that directors who are parties to the proceeding may participate in the designation of directors for the committee.
(3)	If a quorum cannot be obtained as contemplated in paragraph (a) of subsection (2) of this section, and a committee cannot be established under paragraph (b) of subsection (2) of this section, or, even if a quorum is obtained or a committee is designated, if a majority of the directors constituting such quorum or such committee so directs, the determination required to be made by subsection (1) of this section shall be made:
	(a)	By independent legal counsel selected by a vote of the board of directors or the committee in the manner specified in paragraph (a) or (b) of subsection (2) of this section or, if a quorum of the full board cannot be obtained and a committee cannot be established, by independent legal counsel selected by a majority vote of the full board of directors; or
	(b)	By the shareholders.
(4)	Authorization of indemnification and advance of expenses shall be made in the same manner as the determination that indemnification or advance of expenses is permissible; except that, if the determination that indemnification or advance of expenses is permissible is made by independent legal counsel, authorization of indemnification and advance of expenses shall be made by the body that selected such counsel.
Section 7-109-107. Indemnification of Officers, Employees, Fiduciaries, and Agents.
(1)	Unless otherwise provided in the articles of incorporation:
	(a)	An officer is entitled to mandatory indemnification under section 7-109-103, and is entitled to apply for court-ordered indemnification under section 7-109-105, in each case to the same extent as a director;
	(b)	A corporation may indemnify and advance expenses to an officer, employee, fiduciary, or agent of the corporation to the same extent as to a director; and
	(c)	A corporation may also indemnify and advance expenses to an officer, employee, fiduciary, or agent who is not a director to a greater extent, if not inconsistent with public policy, and if provided for by its bylaws, general or specific action of its board of directors or shareholders, or contract.
Section 7-109-108. Insurance.
A corporation may purchase and maintain insurance on behalf of a person who is or was a director, officer, employee, fiduciary, or agent of the corporation, or who, while a director, officer, employee, fiduciary, or agent of the corporation, is or was serving at the request of the corporation as a director, officer, partner, trustee, employee, fiduciary, or agent of another domestic or foreign entity or of an employee benefit plan, against liability asserted against or incurred by the person in that capacity or arising from the person’s status as a director, officer, employee, fiduciary, or agent, whether or not the corporation would have power to indemnify the person against the same liability under section 7-109-102, 7-109-103, or 7-109-107. Any such insurance may be procured from any insurance company designated by the board of directors, whether such insurance company is formed under the law of this state or any other jurisdiction of the United States or elsewhere, including any insurance company in which the corporation has an equity or any other interest through stock ownership or otherwise.
Section 7-109-109. Limitation of Indemnification of Directors.
(1)	A provision treating a corporation’s indemnification of, or advance of expenses to, directors that is contained in its articles of incorporation or bylaws, in a resolution of its shareholders or board of directors, or in a contract, except an insurance policy, or otherwise, is valid only to the extent the provision is not inconsistent with sections 7-109-101 to 7-109-108. If the articles of incorporation limit indemnification or advance of expenses, indemnification and advance of expenses are valid only to the extent not inconsistent with the articles of incorporation.

(2)	Sections 7-109-101 to 7-109-108 do not limit a corporation’s power to pay or reimburse expenses incurred by a director in connection with an appearance as a witness in a proceeding at a time when the director has not been made a named defendant or respondent in the proceeding.
Section 7-109-110. Notice to Shareholders of Indemnification of Director.
If a corporation indemnifies or advances expenses to a director under this article in connection with a proceeding by or in the right of the corporation, the corporation shall give written notice of the indemnification or advance to the shareholders with or before the notice of the next shareholders’ meeting. If the next shareholder action is taken without a meeting at the instigation of the board of directors, such notice shall be given to the shareholders at or before the time the first shareholder signs a writing consenting to such action.
Bylaws of Great-West
Article IV. Indemnification
SECTION 1. In this Article, the following terms shall have the following meanings:
(a)	“expenses” means reasonable expenses incurred in a proceeding, including expenses of investigation and preparation, expenses in connection with an appearance as a witness, and fees and disbursement of counsel, accountants or other experts;
(b)	“liability” means an obligation incurred with respect to a proceeding to pay a judgment, settlement, penalty or fine;
(c)	“party” includes a person who was, is, or is threatened to be made a named defendant or respondent in a proceeding;
(d)	“proceeding” means any threatened, pending or completed action, suit, or proceeding whether civil, criminal, administrative or investigative, and whether formal or informal.
SECTION 2. Subject to applicable law, if any person who is or was a director, officer or employee of the corporation is made a party to a proceeding because the person is or was a director, officer or employee of the corporation, the corporation shall indemnify the person, or the estate or personal representative of the person, from and against all liability and expenses incurred by the person in the proceeding (and advance to the person expenses incurred in the proceeding) if, with respect to the matter(s) giving rise to the proceeding:
(a)	the person conducted himself or herself in good faith; and
(b)	the person reasonably believed that his or her conduct was in the corporation’s best interests; and
(c)	in the case of any criminal proceeding, the person had no reasonable cause to believe that his or her conduct was unlawful; and
(d)	if the person is or was an employee of the corporation, the person acted in the ordinary course of the person’s employment with the corporation.
SECTION 3. Subject to applicable law, if any person who is or was serving as a director, officer, trustee or employee of another company or entity at the request of the corporation is made a party to a proceeding because the person is or was serving as a director, officer, trustee or employee of the other company or entity, the corporation shall indemnify the person, or the estate or personal representative of the person, from and against all liability and expenses incurred by the person in the proceeding (and advance to the person expenses incurred in the proceeding) if:
(a)	the person is or was appointed to serve at the request of the corporation as a director, officer, trustee or employee of the other company or entity in accordance with Indemnification Procedures approved by the Board of Directors of the corporation; and
(b)	with respect to the matter(s) giving rise to the proceeding:
(i) the person conducted himself or herself in good faith; and

(ii)	the person reasonably believed that his or her conduct was at least not opposed to the corporation’s best interests (in the case of a trustee of one of the corporation’s staff benefits plans, this means that the person’s conduct was for a purpose the person reasonably believed to be in the interests of the plan participants); and
(iii)	in the case of any criminal proceeding, the person had no reasonable cause to believe that his or her conduct was unlawful; and
(iv)	if the person is or was an employee of the other company or entity, the person acted in the ordinary course of the person’s employment with the other company or entity.
Item 15.	Recent Sales of Unregistered Securities.
Not applicable.
Item 16.	Exhibits and Financial Statement Schedules.

(a) Exhibits
1	Form of Underwriting Agreement is incorporated by reference to Registrant’s Pre-Effective Amendment No. 2 filed on November 15, 2017 (File No. 333-219412).
2	Not applicable.
3.1	Amended and Restated Articles of Incorporation of Great-West Life & Annuity Insurance Company are incorporated by reference to Registrant’s Form 10-K for the year ended December 31, 2006 filed on April 2, 2007. (File No. 333-01173).
3.2	Amended and Restated By-laws of Great-West Life & Annuity Insurance Company are incorporated by reference to Registrant’s Form 10-K for the year ended December 31, 2006 filed on April 2, 2007. (File No. 333-01173).
4.1	Form of Contract is incorporated herein by reference to the initial filing on Form S-1 filed on July 21, 2017 (File No. 333-219412).
4.2	Form of Application is incorporated herein by reference to the initial filing on Form S-1 filed on July 21, 2017 (File No. 333-219412).
5	Opinion of Ryan L. Logsdon, Associate General Counsel for Great-West Life & Annuity Insurance Company, is incorporated by reference to the initial filing on Form S-1 filed on July 20, 2017.
6	Not applicable.
7	Not applicable.
8	Not applicable.
9	Not applicable.
10	Not applicable.
11	Not applicable.
12	Not applicable.
13	Not applicable.
14	Not applicable.
15	Not applicable.
16	Not applicable.
17	Not applicable.
18	Not applicable.

19	Not applicable.
20	Not applicable.
21	Subsidiaries of the Registrant are filed herewith.
22	Not applicable.
23.1	Consent of Ryan L. Logsdon, Associate General Counsel for Great-West Life & Annuity Insurance Company is filed herewith.
23.2	Consent of Eversheds Sutherland (US) LLP is filed herewith.
23.3	Consent of Deloitte & Touche LLP is filed herewith.
24	Powers of Attorney for Directors Bernbach, Bienfait, Coutu, A. Desmarais, P. Desmarais, Jr., Doer, Fleming, Généreux, Louvel, Madoff, Mahon, Orr, Ryan, Jr., Selitto, Tretiak, and Walsh are filed herewith.
25	Not applicable.
26	Not applicable.
(b) Financial Statement Schedules
None
Item 17.	Undertakings.
(a)    The undersigned registrant hereby undertakes:
(1)    To file, during any period in which offers or sales are being made of the securities registered hereby, a post-effective amendment to this registration statement:
(i)    To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;
(ii)     To reflect in the prospectus any facts or events arising after the effective date of this registration statement (or the most recent post-effective amendment hereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from low or high end estimated offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b), if, in the aggregate, the changes in volume and price represent no more than 20 percent change in maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and
(iii)    To include any material information with respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in this registration statement.
(2)     That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
(3)    To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.
(4)    That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:
(i)    If the registrant is subject to Rule 430C (§230.430C of this chapter), each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A (§230.430A of this chapter), shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration or made in any such document immediately prior to such date of first use.
(5)     That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities: The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be seller to the purchaser and will be considered to offer or sell such securities to such purchaser:
(i)    Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;
(ii)    Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;
(iii)     The portion of any other free writing prospectus relating to the offering containing materials or information about the undersigned registrant or their securities provided by or on behalf of the undersigned registrant; and
(iv)    Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.
(b)    The undersigned registrant hereby undertakes to deliver or cause to be delivered with the prospectus, to each person to whom the prospectus is sent or given, the latest annual report, to security holders that is incorporated by reference in the prospectus and furnished pursuant to and meeting the requirements of Rule 14a-3 or Rule 14c-3 under the Securities Exchange Act of 1934; and, where interim financial information required to be presented by Article 3 of Regulation S-X is not set forth in the prospectus, to deliver, or cause to be delivered to each person to whom the prospectus is sent or given, the latest quarterly report that is specifically incorporated by reference in the prospectus to provide such interim financial information.
(c)     In so far as indemnification for liability arising under the Securities Act of 1933 (the “Act”) may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that, in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Greenwood Village, State of Colorado, on the 27th day of March, 2019.
GREAT-WEST LIFE & ANNUITY INSURANCE COMPANY (Registrant)
By:	/s/ Edmund F. Murphy III
Edmund F. Murphy III President and Chief Executive Officer of Great-West Life & Annuity Insurance Company
Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.
Signature	Title	Date
/s/ R. Jeffrey Orr	Chairman of the Board	March 27, 2019
R. Jeffrey Orr*
/s/ Edmund F. Murphy III	President and Chief Executive Officer	March 27, 2019
Edmund F. Murphy III
/s/ Andra S. Bolotin	Executive Vice President & Chief Financial Officer	March 27, 2019
Andra S. Bolotin
/s/ John L. Bernbach	Director	March 27, 2019
John L. Bernbach*
/s/ Robin Bienfait	Director	March 27, 2019
Robin Bienfait*
/s/ Marcel R. Coutu	Director	March 27, 2019
Marcel R. Coutu*
/s/ André R. Desmarais	Director	March 27, 2019
André R. Desmarais
/s/ Paul G. Desmarais, Jr.	Director	March 27, 2019
Paul G. Desmarais, Jr.*
/s/ Gary A. Doer	Director	March 27, 2019
Gary A. Doer*
/s/ Gregory J. Fleming	Director	March 27, 2019
Gregory J. Fleming*
/s/ Claude Généreux	Director	March 27, 2019
Claude Généreux*
/s/ Alain Louvel	Director	March 27, 2019
Alain Louvel*
/s/ Paula B. Madoff	Director	March 27, 2019
Paula B. Madoff

	Signature	Title	Date
	/s/ Paul A. Mahon	Director	March 27, 2019
Paul A. Mahon*
Director
Donald Raymond
Director
Robert L. Reynolds
	/s/ T. Timothy Ryan, Jr.	Director	March 27, 2019
T. Timothy Ryan, Jr.*
	/s/ Jerome J. Selitto	Director	March 27, 2019
Jerome J. Selitto*
	/s/ Gregory D. Tretiak	Director	March 27, 2019
Gregory D. Tretiak*
	/s/ Brian E. Walsh	Director	March 27, 2019
Brian E. Walsh*

*By:	/s/ Ryan L. Logsdon	*Attorney-in-fact pursuant to Power of Attorney	March 27, 2019
Ryan L. Logsdon